                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130684

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.
This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File Number 333-130684) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and prospectus supplement.

                                --------------

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THIS FREE WRITING PROSPECTUS, DATED MAY 8, 2007, MAY BE AMENDED OR COMPLETED
                           PRIOR TO THE TIME OF SALE

                          $4,334,678,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-IQ14
                                AS ISSUING ENTITY

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                        LASALLE BANK NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                              ROYAL BANK OF CANADA
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               NATIONAL CITY BANK
                            AS MORTGAGE LOAN SELLERS

                                 --------------

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ14

                                 --------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2007-IQ14 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-IQ14 trust. The trust's primary assets will be 423 fixed-rate mortgage loans secured by first mortgage liens on 549 multifamily and commercial properties and by pledges of the borrower's joint venture interest in the property owner and/or certain rights to proceeds from the related joint venture (or property owner) regarding 4 of the 549 properties. Distributions on the certificates will be made on the 15th day of each month or, if that day is not a business day, the next succeeding business day of each month, commencing June 2007 in accordance with the priorities described in this free writing prospectus under "Description of the
Offered Certificates--Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses
and Certain Expenses." The Series 2007-IQ14 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                --------------

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-47 of this free writing prospectus and page 11 of the base prospectus.

                                --------------

     Characteristics of the certificates offered to you include:

                  APPROXIMATE INITIAL      APPROXIMATE INITIAL         PASS-THROUGH           RATINGS
    CLASS       CERTIFICATE BALANCE(1)      PASS-THROUGH RATE      RATE DESCRIPTION(2)     (MOODY'S/S&P)
------------   ------------------------   ---------------------   ---------------------   --------------

Class A-1           $  119,100,000                 %                                          Aaa/AAA
Class A-1A          $  725,166,000                 %                                          Aaa/AAA
Class A-2           $1,182,300,000                 %                                          Aaa/AAA
Class A-3           $   53,800,000                 %                                          Aaa/AAA
Class A-AB          $  140,800,000                 %                                          Aaa/AAA
Class A-4           $1,212,242,000                 %                                          Aaa/AAA
Class A-M           $  490,487,000                 %                                          Aaa/AAA
Class A-J           $  392,389,000                 %                                          Aaa/AAA
Class B             $   18,394,000                 %                                          Aa1/AA+

(1)   The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance.
      Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this free writing prospectus.

(2)   The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4,
      Class A-M, Class A-J and Class B Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage.

                                --------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                --------------

     Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial
Services, Inc. will act as co-lead manager and Goldman, Sachs & Co., Greenwich
Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
RBC Capital Markets Corporation will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation,
the underwriters, will purchase the certificates offered to you from Morgan
Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about May 30, 2007. Morgan Stanley Capital I
Inc. expects to receive from this offering approximately $    , plus accrued
interest from the cut-off date, before deducting expenses payable by Morgan
Stanley Capital I Inc.

                                --------------

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.
GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
MERRILL LYNCH & CO.                                          RBC CAPITAL MARKETS
                                  May   , 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14
Geographic Overview of Mortgage Pool

Alaska 2 properties $17,400,000 0.4% of total
Washington 21 properties $587,844,854 12.0% of total
Oregon 15 properties $87,039,418 1.8% of total
Utah 1 property $107,385,790 2.2% of total
Nevada 7 properties $44,787,405 0.9% of total
Northern California 20 properties $181,068,870 3.7% of total
California 74 properties $628,775,630 12.8% of total
Southern California 54 properties $447,706,759 9.1% of total
Arizona 31 properties $400,260,255 8.2% of total
Colorado 21 properties $417,207,315 8.5% of total
New Mexico 2 properties $7,566,697 0.2% of total
Kansas 2 properties $5,790,269 0.1% of total
Oklahoma 2 properties $15,093,608 0.3% of total
Missouri 10 properties $91,560,426 1.9% of total
Texas 43 properties $209,784,393 4.3% of total
Arkansas 4 properties $22,656,063 0.5% of total
Louisiana 11 properties $35,097,304 0.7% of total
Mississippi 1 property $2,187,649 0.0% of total
Alabama 12 properties $32,623,463 0.7% of total
Tennessee 7 properties $45,346,076 0.9% of total
Kentucky 13 properties $40,813,339 0.8% of total
Florida 23 properties $83,922,968 1.7% of total
Georgia 9 properties $23,598,628 0.5% of total
South Carolina 6 properties $34,267,842 0.7% of total
North Carolina 17 properties $144,859,309 3.0% of total
Virginia 17 properties $301,646,302 6.1% of total
West Virginia 9 properties $39,153,074 0.8% of total
Maryland 5 properties $72,515,062 1.5% of total
Delaware 5 properties $15,400,000 0.3% of total
District of Columbia 6 properties $240,251,614 4.9% of total
New Jersey 7 properties $96,299,835 2.0% of total
Rhode Island 2 properties $6,598,899 0.1% of total
Connecticut 3 properties $23,031,649 0.5% of total
Massachusetts 18 properties $64,709,925 1.3% of total
New Hampshire 1 property $11,975,801 0.2% of total
Vermont 3 properties $7,973,221 0.2% of total
New York 43 properties $224,617,067 4.6% of total
Pennsylvania 12 properties $124,918,218 2.5% of total
Ohio 27 properties $239,607,958 4.9% of total
Indiana 7 properties $52,675,381 1.1% of total
Michigan 14 properties $73,915,464 1.5% of total
Wisconsin 9 properties $33,955,697 0.7% of total
Illinois 12 properties $137,141,063 2.8% of total
Minnesota 4 properties $6,888,838 0.1% of total
Iowa 3 properties $13,760,139 0.3% of total
North Dakota 3 properties $9,999,870 0.2% of total
South Dakota 2 properties $11,275,000 0.2% of total
Nebraska 1 property $2,300,000 0.0% of total
Idaho 2 properties $8,390,307 0.2% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Beacon Seattle & DC Portfolio, Various

Tabor Center & U.S. Bank Tower, Denver, CO

PDG Portfolio, Various, AZ

New York City Apartment Portfolio, New York, NY

Layton Hills Mall, Layton, UT

NewCrow Industrial Portfolio, Commerce, CA

OLD NAVY

The Meridian, Seattle, WA

EVERETT
MALL

Everett Mall Steadfast, Everett, WA

Vista Ridge Portfolio, Lewisville, TX

WAL-MART
circuit city
JO-ANN
BED BATH & BEYOND
OfficeMax
A.J. WRIGHT

City View Center, Garfield Heights, OH

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS FREE WRITING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you. This free writing prospectus is sometimes referred to herein as the "prospectus supplement."

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                          ----------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      The schedules and appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                          ----------------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          ----------------------------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

      (a)   in the period beginning on the date of publication of a prospectus
            (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
            Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      (b)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d)   at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

                                       S-3

      For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

      Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or Section 236 of the Financial Services and Market Act 2000
            ("FSMA")) received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                          ----------------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

      The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

     The Paying Agent, Certificate Registrar,

         Distributions of Prepayment Premiums and

         Prepayment Interest Shortfalls and

     Expected Final Distribution Date;

                                       S-5

SCHEDULE A - RATES USED IN DETERMINATION OF CLASS X-1,
     CLASS X-2 AND CLASS X-W PASS-THROUGH RATES.........................SCH. A-1
SCHEDULE B - CLASS X COMPONENT LOAN AMOUNT..............................SCH. B-1
SCHEDULE C - CLASS A-AB PLANNED PRINCIPAL BALANCE.......................SCH. C-1
APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL,
     LOAN GROUP 1 AND LOAN GROUP 2...........................................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2.....................III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES....................................IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS.........................V-1

                                       S-6

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                 Certificate Structure

------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE                                          APPROXIMATE    WEIGHTED
                                  INITIAL           APPROXIMATE                       PERCENT OF    AVERAGE    PRINCIPAL
 APPROXIMATE                   CERTIFICATE OR         INITIAL           RATINGS         TOTAL         LIFE      WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL BALANCE   PASS-THROUGH RATE   (MOODY'S/S&P)   CERTIFICATES   (YEARS)    (MONTHS)
------------------------------------------------------------------------------------------------------------------------

    30.000%      Class A-1      $119,100,000             %              Aaa/AAA         2.43%         3.39       1-57
------------------------------------------------------------------------------------------------------------------------
    30.000%      Class A-1A     $725,166,000             %              Aaa/AAA        14.78%         8.08       1-119
------------------------------------------------------------------------------------------------------------------------
    30.000%      Class A-2    $1,182,300,000             %              Aaa/AAA        24.10%         4.92       57-60
------------------------------------------------------------------------------------------------------------------------
    30.000%      Class A-3       $53,800,000             %              Aaa/AAA         1.10%         7.03      80-104
------------------------------------------------------------------------------------------------------------------------
    30.000%      Class A-AB     $140,800,000             %              Aaa/AAA         2.87%         7.37      60-114
------------------------------------------------------------------------------------------------------------------------
    30.000%      Class A-4    $1,212,242,000             %              Aaa/AAA        24.72%         9.74      114-119
------------------------------------------------------------------------------------------------------------------------
    20.000%      Class A-M      $490,487,000             %              Aaa/AAA        10.00%         9.88      119-119
------------------------------------------------------------------------------------------------------------------------
    12.000%      Class A-J      $392,389,000             %              Aaa/AAA         8.00%         9.92      119-120
------------------------------------------------------------------------------------------------------------------------
    11.625%       Class B        $18,394,000             %              Aa1/AA+         0.38%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
    10.000%       Class C        $79,704,000             %              Aa2/AA          1.62%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     8.875%       Class D        $55,179,000             %              Aa3/AA-         1.12%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     8.625%       Class E        $12,263,000             %               A1/A+          0.25%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     7.750%       Class F        $42,917,000             %               A2/A           0.87%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     6.875%       Class G        $42,918,000             %               A3/A-          0.88%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     5.375%       Class H        $73,573,000             %             Baa1/BBB+        1.50%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     4.375%       Class J        $49,049,000             %             Baa2/BBB         1.00%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     3.250%       Class K        $55,179,000             %             Baa3/BBB-        1.12%         9.96      120-120
------------------------------------------------------------------------------------------------------------------------
     ----        Class L-S      $159,409,086           ----              ----           ----          ----       ----
------------------------------------------------------------------------------------------------------------------------
     ----        Class X-1          ----               ----              ----           ----          ----       ----
------------------------------------------------------------------------------------------------------------------------
     ----        Class X-2          ----               ----              ----           ----          ----       ----
------------------------------------------------------------------------------------------------------------------------
     ----        Class X-W          ----               ----              ----           ----          ----       ----
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
         Offered Certificates.
----------------------------------------------------------------------------------------------------
         Certificates not offered pursuant to this prospectus supplement.
----------------------------------------------------------------------------------------------------

o     The notional amount of the Class X-1 Certificates initially will be
      $2,452,434,543. The notional amount of the Class X-2 Certificates initially will be $2,394,381,500. The notional amount of the Class X-W
      Certificates initially will be $2,452,434,543.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-AB and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

o     The Class X-1, Class X-2 and Class X-W Certificates (together, the
      "Interest Only Certificates") and the Class C, Class D, Class E, Class F,
      Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
      Class P, Class Q and Class S Certificates are not offered pursuant to this prospectus supplement.

                                       S-7

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii)
      payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated
      maturity date; and (iv) a 0% CPR. See the assumptions set forth under
      "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     For purposes of making distributions to the Class A-1, Class A-1A, Class
      A-2, Class A-3, Class A-AB and Class A-4 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o     Loan group 1 will consist of 355 mortgage loans, representing approximately 85.2% of the initial outstanding pool balance. Loan group 1 will consist of all mortgage loans secured by property types other than multifamily properties and manufactured housing communities, together with
      4 mortgage loans secured by multifamily properties and 4 mortgage loans secured by manufactured housing communities. Loan group 2 will consist of
      68 mortgage loans secured by multifamily properties and manufactured housing communities, representing approximately 14.8% of the initial outstanding pool balance, and approximately 93.7% of the principal balance of all the mortgage loans secured by multifamily properties and manufactured housing communities.

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class X-1, Class
      X-2 and Class X-W Certificates, interest distributions on the Class A-1,
      Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1, Class X-2 and Class X-W Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
      A-4, Class X-1, Class X-2 and Class X-W Certificates, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A Certificates has been reduced to zero and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
      Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class
      A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata.

o     The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.
      These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

                                       S-8

                       SUMMARY OF FREE WRITING PROSPECTUS

      This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates)
                                            will represent beneficial interests in a trust created by Morgan
                                            Stanley Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 423 fixed rate mortgage loans secured by first mortgage liens on 549 commercial and multifamily properties and by pledges of the borrower's joint venture interest in the property owner and/or certain rights to proceeds from the related joint venture (or property owner) regarding
                                            4 properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14.

MORTGAGE POOL.............................  The mortgage pool consists of 423 mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date of approximately $4,904,869,086, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio,
                                            the related mortgaged properties also secure, on a pari passu basis, other notes that are not included in the trust. With respect to each of Mortgage Loan No. 23, The Equitable Building, Mortgage Loan
                                            No. 28, Farmers Insurance Office Complex - Simi Valley and Mortgage
                                            Loan No. 164, The Falls at Settler's Walk, the related mortgaged properties also secure, on a subordinated basis, other notes that are not included in the trust. Such pari passu notes and subordinate notes are referred to herein as "Serviced Companion Loans," and such mortgage loans and the related Serviced Companion Loans are collectively referred to as the "Serviced Loan Groups."  See
                                            "Description of the Mortgage Pool--Serviced Companion Loans."

                                            As of the cut-off date, the balances of the mortgage loans in the mortgage pool range from approximately $766,697 to approximately
                                            $775,000,000 and the mortgage loans are assumed to have an approximate average balance of $11,595,435.

                                            For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                            Loan group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities. Loan group 1 will consist of 355 mortgage loans (347 mortgage loans secured by property types other than multifamily

                                       S-9

                                            properties and manufactured housing communities, 4 mortgage loans secured by multifamily properties and 4 mortgage loans secured by manufactured housing properties) with an initial outstanding loan group 1 balance of $4,179,702,267, which may vary up to 5%. Loan group 1 represents approximately 85.2% of the initial outstanding pool balance.

                                            Loan group 2 will consist of 47 mortgage loans that are secured by multifamily properties and 21 mortgage loans that are secured by manufactured housing community properties. Loan Group 2 has an initial outstanding loan group 2 balance of $725,166,819, which may vary up to 5%. Loan group 2 represents approximately 14.8% of the initial outstanding pool balance.

                                            As of the cut-off date, the balances of the mortgage loans in loan group 1 range from approximately $766,697 to approximately
                                            $775,000,000 and the mortgage loans in loan group 1 are assumed to have an approximate average balance of $11,773,809. As of the cut-off date, the balances of the mortgage loans in loan group 2 range from approximately $997,486 to approximately $195,000,000 and the mortgage loans in loan group 2 are assumed to have an approximate average balance of $10,664,218.

                                            RELEVANT PARTIES AND DATES

ISSUING ENTITY............................  Morgan Stanley Capital I Trust 2007-IQ14, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement between the depositor, the master servicers, the special servicer, the trustee and the paying agent. See "Transaction Parties--The Issuing Entity"
                                            in this prospectus supplement.

DEPOSITOR.................................  Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of
                                            Morgan Stanley Mortgage Capital Inc., a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters. See "Transaction Parties--The Depositor" in this prospectus supplement.

MASTER SERVICERS..........................  Capmark Finance Inc., formerly known as GMAC Commercial Mortgage
                                            Corporation ("Capmark"), a California corporation, will act as general master servicer under the Pooling and Servicing Agreement with respect to the mortgage loans sold to the trust by LaSalle Bank
                                            National Association, Royal Bank of Canada ("RBC") and Principal
                                            Commercial Funding II, LLC ("PCFII"). Wells Fargo Bank, National
                                            Association will act as master servicer with respect to the mortgage loans sold by Wells Fargo Bank, National Association, Morgan Stanley
                                            Mortgage Capital Inc. and National City Bank ("NatCity"). Prudential
                                            Asset Resources, Inc. will act as master servicer with respect to the mortgage loans sold to the trust by Prudential Mortgage Capital
                                            Funding, LLC ("PMCF"). Each master servicer will also service the related Serviced Companion Loans (if any), which are not included in the trust, but which are serviced under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--General" and
                                            "Transaction Parties--Master Servicers" in this prospectus supplement.
                                            The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a)
                                            as

                                      S-10

                                            to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work out. In addition, the master servicers will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                            The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate (including any sub-servicing or primary servicing fees) for Capmark Finance Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.12% per annum, which amount is inclusive of the excess servicing fee (if applicable). The master servicing fee rate (including any sub-servicing or primary servicing fee) for Wells Fargo Bank will equal 0.02% per annum to
                                            0.15% per annum, which amount is inclusive of the excess servicing fee. The master servicing fee rate (including any sub-servicing or primary servicing fee) for Prudential Asset Resources, Inc. will equal 0.02% per annum to 0.07% per annum, which amount is inclusive of the excess servicing fee. In addition, the master servicers will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

                                            See "Description of the Offered Certificates--Distributions--Fees and
                                            Expenses" and "Servicing of the Mortgage Loans--The Master
                                            Servicers--Master Servicer Compensation" in this prospectus supplement.

PRIMARY SERVICERS.........................  Wachovia Bank, National Association will act as primary servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan.
                                            Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by Principal
                                            Commercial Funding II, LLC. Capstone Realty Advisors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by National City Bank. Each master servicer will pay the fees of its related primary servicer or servicers.

                                            See "Servicing of the Mortgage Loans--General" and "Transaction
                                            Parties--The Primary Servicers" in this prospectus supplement.

SPECIAL SERVICER..........................  Centerline Servicing Inc., a Delaware corporation and an affiliate of the initial operating adviser, will act as special servicer with respect to all of the mortgage loans in the trust and the related
                                            Serviced Companion Loans (which are not included in the trust, but which are serviced under the pooling and servicing agreement).
                                            Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan."  The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.
                                            See "Servicing of the Mortgage Loans--General" and "Transaction
                                            Parties--The Special Servicer" in this prospectus supplement.

                                      S-11

                                            The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan
                                            (or the related Serviced Loan Group, as applicable) for that month, and the scheduled principal balance of each specially serviced mortgage loan (or the related Serviced Loan Group, as applicable).

                                            The liquidation fee means, generally, 1.00% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan (or the related Serviced Loan Group, as applicable) or REO property or portion thereof and any
                                            condemnation proceeds and insurance proceeds received by the trust
                                            (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds).

                                            The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan or the related Serviced Loan Group, as applicable, as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met) equal to 1.00% of the amount of each collection of interest (other than default interest and any excess interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan (or Serviced Loan
                                            Group, as applicable) or for so long as it remains a rehabilitated mortgage loan.

                                            In addition, the special servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

                                            See "Description of the Offered Certificates--Distributions--Fees and
                                            Expenses" and "Servicing of the Mortgage Loans--The Special
                                            Servicer--Special Servicer Compensation" in this prospectus supplement.

TRUSTEE...................................  The Bank of New York Trust Company, National Association, a national banking association, will act as trustee of the trust on behalf of the Series 2007-IQ14 certificateholders. See "Transaction
                                            Parties--The Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if any of the master servicers fails to perform its advancing obligations.
                                            Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                            The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00044% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan.

                                            See "Description of the Offered Certificates--Distributions--Fees and
                                            Expenses" in this prospectus supplement.

                                      S-12

PAYING AGENT..............................  LaSalle Bank National Association, a national banking association, will act as the paying agent, certificate registrar and
                                            authenticating agent for the certificates. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Bank National Association will also act as custodian. A portion of the trustee fee is payable to the paying agent. See "Transaction Parties--The Paying Agent, Certificate
                                            Registrar, Authenticating Agent and Custodian" in this prospectus supplement.

                                            See "Description of the Offered Certificates--Distributions--Fees and
                                            Expenses" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be
                                            Centerline REIT Inc., an affiliate of the special servicer.

                                            With respect to a Serviced Loan Group, the holders of the related
                                            Serviced Companion Loans might initially be entitled to exercise certain rights of the operating adviser. See "Description of the
                                            Mortgage Pool--Serviced Companion Loans" in this prospectus supplement

SPONSORS..................................  LaSalle Bank National Association, a national banking association,
                                            Morgan Stanley Mortgage Capital Inc., a New York corporation,
                                            Principal Commercial Funding II, LLC, a Delaware limited liability company, Royal Bank of Canada, a Canadian bank, and Prudential
                                            Mortgage Capital Funding, LLC, a Delaware limited liability company, are sponsors of this transaction. As sponsors, LaSalle Bank National
                                            Association, Morgan Stanley Mortgage Capital Inc., Principal
                                            Commercial Funding II, LLC, Royal Bank of Canada and Prudential
                                            Mortgage Capital Funding, LLC have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. LaSalle Bank National Association is a subsidiary of
                                            LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North
                                            America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands. It is also the parent of LaSalle Financial Services, Inc., one of the underwriters.
                                            It will also serve as paying agent, certificate registrar, authenticating agent and custodian. Morgan Stanley Mortgage Capital
                                            Inc. is an affiliate of the depositor, and Morgan Stanley & Co.
                                            Incorporated, one of the underwriters. Principal Global Investors,
                                            LLC, the primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC, is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in
                                            Principal Commercial Funding II, LLC. Royal Bank of Canada is an
                                            affiliate of RBC Capital Markets Corporation, one of the
                                            underwriters. Prudential Mortgage Capital Funding, LLC is an affiliate of Prudential Mortgage Capital Company, LLC, one of the
                                            originators, and an affiliate of one of the master servicers,
                                            Prudential Asset Resources, Inc. See "Transaction

                                      S-13

                                            Parties--The Sponsors, Mortgage Loan Sellers and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.....................  LaSalle Bank National Association, as to 198 mortgage loans (which include 158 mortgage loans in loan group 1 and 40 mortgage loans in loan group 2), representing 34.5% of the initial outstanding pool balance (and representing 26.8% of the initial outstanding loan group
                                            1 balance and 79.4% of the initial outstanding loan group 2 balance).

                                            Morgan Stanley Mortgage Capital Inc., as to 34 mortgage loans (which include 32 mortgage loans in loan group 1 and 2 mortgage loans in loan group 2), representing 27.4% of the initial outstanding pool balance (and representing 32.0% of the initial outstanding loan group
                                            1 balance and 1.1% of the initial outstanding loan group 2 balance).

                                            Principal Commercial Funding II, LLC, as to 42 mortgage loans (which include 37 mortgage loans in loan group 1 and 5 mortgage loans in loan group 2), representing 14.7% of the initial outstanding pool balance (and representing 16.2% of the initial outstanding loan group
                                            1 balance and 5.6% of the initial outstanding loan group 2 balance).

                                            Royal Bank of Canada, as to 27 mortgage loans (which include 27 mortgage loans in loan group 1), representing 9.3% of the initial outstanding pool balance (and representing 11.0% of the initial outstanding loan group 1 balance).

                                            Prudential Mortgage Capital Funding, LLC, as to 33 mortgage loans
                                            (which include 28 mortgage loans in loan group 1 and 5 mortgage loans in loan group 2), representing 7.4% of the initial outstanding pool balance (and representing 7.1% of the initial outstanding loan group
                                            1 balance and 8.7% of the initial outstanding loan group 2 balance).

                                            Wells Fargo Bank, National Association, as to 86 mortgage loans
                                            (which include 71 mortgage loans in loan group 1 and 15 mortgage loans in loan group 2), representing 6.3% of the initial outstanding pool balance (and representing 6.6% of the initial outstanding loan group 1 balance and 4.7% of the initial outstanding loan group 2 balance).

                                            National City Bank, as to 3 mortgage loans (which include 2 mortgage loans in loan group 1 and 1 mortgage loan in loan group 2), representing 0.3% of the initial outstanding pool balance (and representing 0.3 of the initial outstanding loan group 1 balance and
                                            0.4% of the initial outstanding loan group 2 balance).

                                            See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                            Originators" in this prospectus supplement.

ORIGINATORS...............................  Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. See
                                            "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                            Originators" in this prospectus supplement.

UNDERWRITERS..............................  LaSalle Financial Services, Inc., Morgan Stanley & Co. Incorporated,
                                            Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated and RBC Capital Markets
                                            Corporation. LaSalle Financial Services, Inc. will be a co-lead manager and is a subsidiary of LaSalle Bank National Association, which is one of the sponsors, mortgage loan sellers and originators
                                            and

                                      S-14

                                            the paying agent, certificate registrar, authenticating agent and custodian. Morgan Stanley & Co. Incorporated will be co-lead manager and sole book runner and is an affiliate of Morgan Stanley Mortgage
                                            Capital Inc., one of the sponsors, mortgage loan sellers and originators, and of the depositor. RBC Capital Markets Corporation is an affiliate of Royal Bank of Canada, one of the sponsors, mortgage loan sellers and originators.

CUT-OFF DATE..............................  May 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in May 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2007, not the actual day on which those scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

CLOSING DATE..............................  On or about May 30, 2007.

DETERMINATION DATE........................  With respect to any distribution date and any of the mortgage loans, the earlier of (i) the 10th day of the month in which such distribution date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related distribution date.

DISTRIBUTION DATE.........................  The 15th of each month (or if the 15th is not a business day, the next succeeding business day), commencing June 15, 2007.

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

EXPECTED FINAL DISTRIBUTION DATES.........

                                            Class A-1                February 15, 2012
                                            Class A-1A               April 15, 2017
                                            Class A-2                May 15, 2012
                                            Class A-3                January 15, 2016
                                            Class A-AB               November 15, 2016
                                            Class A-4                April 15, 2017
                                            Class A-M                April 15, 2017
                                            Class A-J                May 15, 2017
                                            Class B                  May 15, 2017

                                            The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the
                                            Structuring Assumptions. Mortgage loans with anticipated repayment dates are assumed to repay in full on those dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date in
                                            April 2049.

                                      S-15

                                               OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is offering the following 9 classes of its Series 2007-IQ14 Commercial Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-1A

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-AB

                                            o    Class A-4

                                            o    Class A-M

                                            o    Class A-J

                                            o    Class B

                                            The entire series will consist of a total of 31 classes, the following 22 of which are not being offered by this prospectus supplement and the accompanying prospectus:  Class X-1, Class X-2,
                                            Class X-W, Class C, Class D, Class E, Class F, Class G, Class H,
                                            Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
                                            Q, Class S, Class EI, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement:

                                            Class A-1                    $119,100,000
                                            Class A-1A                   $725,166,000
                                            Class A-2                  $1,182,300,000
                                            Class A-3                     $53,800,000
                                            Class A-AB                   $140,800,000
                                            Class A-4                  $1,212,242,000
                                            Class A-M                    $490,487,000
                                            Class A-J                    $392,389,000
                                            Class B                       $18,394,000

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1, Class X-2 and Class X-W Certificates, which are private certificates, will not have certificate balances. Each such class of certificates will instead represent the right to receive distributions of

                                      S-16

                                            interest accrued as described in this prospectus supplement on a notional amount.

                                            The notional amount of each of the Class X-1 and Class X-W
                                            Certificates will be equal to 50% of the aggregate of the certificate balances of the classes of certificates (other than the Class X-1,
                                            Class X-2, Class X-W, Class EI, Class R-I, Class R-II and Class R-III
                                            Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates will be equal to:

                                            o    during the period from the closing date through and including the distribution date occurring in May 2008, the sum of (a) the lesser of $54,387,000 and 50% of the certificate balance of the
                                                 Class A-1 Certificates outstanding from time to time, (b) the lesser of $361,807,500 and 50% of the certificate balance of the
                                                 Class A-1A Certificates outstanding from time to time and (c)
                                                 50% of the aggregate of the certificate balances of the Class
                                                 A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
                                                 Class B, Class C, Class D, Class E, Class F, Class G, Class H,
                                                 Class J, Class K, Class L, Class M and Class N Certificates
                                                 outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2008 through and including the distribution date occurring in May 2009, the sum of (a) the lesser of $347,953,500 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $558,216,000 and 50% of the certificate balance of the Class A-2 Certificates outstanding from time to time and (c) 50% of the aggregate of the certificate balances of the Class A-3, Class A-AB,
                                                 Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
                                                 Class E, Class F, Class G, Class H, Class J, Class K, Class L,
                                                 Class M and Class N Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2009 through and including the distribution date occurring in May 2010, the sum of (a) the lesser of $333,584,000 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $473,889,500 and 50% of the certificate balance of the Class A-2 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-3, Class A-AB, Class A-4,
                                                 Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
                                                 F, Class G, Class H and Class J Certificates outstanding from time to time and (d) the lesser of $11,563,000 and 50% of the certificate balance of the Class K Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2010 through and including the distribution date occurring in May 2011, the sum of (a) the lesser of $318,039,500 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $390,764,500 and 50% of the certificate balance of the Class A-2 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-3, Class A-AB, Class A-4,
                                                 Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
                                                 F and Class G Certificates outstanding from time to time and (d)
                                                 the lesser of

                                      S-17

                                                 $27,608,000 and 50% of the certificate balance of the Class H
                                                 Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2011 through and including the distribution date occurring in May 2012, the sum of (a) the lesser of $218,844,000 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $552,218,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, Class A-J, Class B, Class
                                                 C, Class D, Class E and Class F Certificates outstanding from time to time and (d) the lesser of $6,854,000 and 50% of the certificate balance of the Class G Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2012 through and including the distribution date occurring in May 2013, the sum of (a) the lesser of $209,193,500 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $484,833,500 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, Class A-J, Class B, Class
                                                 C and Class D Certificates outstanding from time to time and (d)
                                                 the lesser of $5,857,500 and 50% of the certificate balance of the Class E Certificates outstanding from time to time;

                                            o    during the period following the distribution date occurring in
                                                 May 2013 through and including the distribution date occurring in May 2014, the sum of (a) the lesser of $182,354,500 and 50%
                                                 of the certificate balance of the Class A-1A Certificates
                                                 outstanding from time to time, (b) the lesser of $423,809,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, Class A-J, Class B and
                                                 Class C Certificates outstanding from time to time and (d) the lesser of $7,647,500 and 50% of the certificate balance of the
                                                 Class D Certificates outstanding from time to time; and

                                            o    following the distribution date occurring in May 2014, $0.

                                            The notional amount of each of the Class X-1, Class X-2 and Class X-W
                                            Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any other class (or certain other classes) of certificates (other than the Class X-1, Class X-2, Class X-W, Class
                                            EI, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                            Upon initial issuance, the aggregate notional amount of each of the
                                            Class X-1 and Class X-W Certificates will be $2,452,434,543, subject to a permitted variance of plus or minus 5%. Upon initial issuance, the aggregate notional amount of the Class X-2 Certificates will be
                                            $2,394,381,500, subject to a permitted variance of plus or minus 5%.
                                            The notional amount of each of the Class X-1, Class X-2 and Class X-W
                                            Certificates is used solely for the purpose of determining the amount of interest to be distributed on that certificate and does not represent the right to receive any distributions of principal.

                                      S-18

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the approximate initial pass-through rates for each class of offered certificates:

                                            Class A-1%
                                            Class A-1A                       %
                                            Class A-2%
                                            Class A-3%
                                            Class A-AB                       %
                                            Class A-4%
                                            Class A-M                        %
                                            Class A-J                        %
                                            Class B                          %

                                            Interest on your certificates will be calculated on the basis of a
                                            360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
                                            A-4, Class A-M, Class A-J and Class B Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate, or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage.

                                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately __% per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the
                                            "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the
                                            Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective notional balances of those components outstanding immediately prior to that distribution date). Each of those components will be comprised of
                                            50% or a lesser designated portion of the certificate balance of one of the classes of the certificates with a principal balance. In general, 50% of the certificate balance of each class of certificates with a principal balance will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not more than 50%, of the certificate balance of any particular class of certificates with a principal balance is identified as being part of the total notional amount of the Class
                                            X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before
                                            May 2014, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                      S-19

                                            o    if such particular component consists of 50% of the certificate balance (or a lesser designated portion of that certificate balance) of any class of certificates with a principal balance, and if such 50% (or that lesser designated portion) of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1
                                                 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b)
                                                 the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached to the prospectus supplement and (ii) the pass-through rate for such distribution date for such class of certificates with a
                                                 principal balance; and

                                            o    if such particular component consists of 50% of the certificate balance (or a lesser designated portion of that certificate balance) of any class of certificates with a principal balance, and if such 50% (or that lesser designated portion) of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable
                                                 Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of certificates with a principal balance.

                                            For any distribution date occurring after May 2014, 50% of the certificate balance of each class of certificates with a principal balance will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1
                                            Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of certificates with a principal balance.

                                            Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately __% per annum.

                                            The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in May 2014 will equal the weighted average of the respective strip rates (the "Class X-2 Strip
                                            Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date
                                            (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of 50% or a lesser designated portion of the certificate balance of a specified class of certificates with a principal balance. If 50% or a lesser designated portion of the certificate balance of any class of certificates with a principal balance is identified as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then 50% of that certificate balance (or lesser designated portion of it) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related

                                      S-20

                                            distribution date. For any distribution date occurring in or before
                                            May 2014, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                            o    the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached to the prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

                                            o    the pass-through rate for such distribution date for the class of principal balance certificates that comprises such component.

                                            Under no circumstances will any Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-W Certificates for the initial distribution date will equal approximately __% per annum.

                                            The pass-through rate applicable to the Class X-W Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of, with respect to 50% of the applicable components of each class of principal balance
                                            certificates, the excess, if any, of (a) the Weighted Average Net
                                            Mortgage Rate for such distribution date, over (b) the pass-through rate for such distribution date of such class of principal balance certificates (each, a "Class X-W Strip Rate") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-W Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of 50% of the Certificate Balance of one of the classes of the Certificates with a Certificate Balance.

                                            Under no circumstances will any Class X-W Strip Rate be less than zero.

                                            The "weighted average net mortgage rate" for a particular
                                            distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate (including any sub-servicing or primary servicing fees), any excess servicing fee rate and the trustee fee rate related to the applicable mortgage loans. The relevant weighting is based upon the respective scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates of the mortgage loans will not reflect any default interest rate. The mortgage loan interest rates of the mortgage loans will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

                                      S-21

(1)      DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                            Step l/Class A Senior, Class X-1, Class X-2 and Class X-W:  To
                                            interest, concurrently,

                                            o    on Classes A-1, A-2, A-3, A-AB and A-4 from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 1, pro rata, in accordance with their interest entitlements,

                                            o    on Class A-1A, from the portion of the available distribution amount for the applicable distribution date that is attributable to the mortgage loans in loan group 2, and

                                            o    on Class X-1, Class X-2 and Class X-W, from the available
                                                 distribution amount, in accordance with their interest
                                                 entitlements.

                                            However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A Senior,
                                            Class X-1, Class X-2 or Class X-W Certificates on that distribution date as described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

                                            Step 2/Class A Senior:  To the extent of amounts then required to be distributed as principal, concurrently,

                                            (a) to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4
                                            Certificates,

                                            o    first, to the Class A-AB Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A Certificates have been made on the applicable distribution date, until the
                                                 Class A-AB Certificates are reduced to their "Planned Principal
                                                 Balance," as set forth on Schedule C to this prospectus
                                                 supplement,

                                            o    second, to the Class A-1 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A and Class A-AB (in respect of its Planned Principal Balance) Certificates have been made on the applicable distribution date, until the Class A-1
                                                 Certificates are reduced to zero,

                                            o    third, to the Class A-2 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero,

                                      S-22

                                                 the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance) and Class A-1
                                                 Certificates have been made on the applicable distribution date, until the Class A-2 Certificates are reduced to zero,

                                            o    fourth, to the Class A-3 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1 and Class
                                                 A-2 Certificates have been made on the applicable distribution date, until the Class A-3 Certificates are reduced to zero,

                                            o    fifth, to the Class A-AB Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class A-2
                                                 and Class A-3 Certificates have been made on the applicable distribution date, until the Class A-AB Certificates are reduced to zero, and

                                            o    sixth, to the Class A-4 Certificates, from the portion of such amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of such amounts attributable to loan group 2
                                                 remaining after payments to the Class A-1A, Class A-1,
                                                 Class A-2, Class A-3 and Class A-AB Certificates have been made on the applicable distribution date, until the Class A-4
                                                 Certificates are reduced to zero,

                                            (b) to Class A-1A, from the portion of such amounts attributable to loan group 2 and, after the principal balance of the Class A-4
                                            Certificates has been reduced to zero, the portion of such amounts attributable to loan group 1 remaining after payments to the Class
                                            A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on the applicable distribution date, until its principal balance is reduced to zero.

                                            If the principal amount of each class of principal balance certificates other than Classes A-1, A-1A, A-2, A-3, A-AB and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1,
                                            A-1A, A-2, A-3, A-AB and A-4, pro rata, in accordance with their principal balances.

                                            Step 3/Class A Senior, Class X-1, Class X-2 and Class X-W:  To
                                            reimburse Classes A-1, A-1A, A-2, A-3, A-AB and A-4, with respect to interest only, Class X-1, Class X-2 and Class X-W, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                            Step 4/Class A-M:  To Class A-M as follows: (a) to interest on
                                            Class A-M in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as principal, to principal on

                                      S-23

                                            Class A-M in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans that were previously borne by that class, together with interest at the applicable pass-through rate.

                                            Step 5/Class A-J:  To Class A-J as follows: (a) to interest on Class
                                            A-J in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as principal, to principal on
                                            Class A-J in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class A-J for any previously unreimbursed losses on the mortgage loans that were previously borne by that class, together with interest at the applicable pass-through rate.

                                            Step 6/Class B:  To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as principal, to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans that were previously borne by that class, together with interest at the applicable pass-through rate.

                                            Step 7/Subordinate Private Certificates:  In the amounts and order of priority described in the pooling and servicing agreement.

                                            Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class can be found in "Description of the Offered Certificates--Distributions"
                                            in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than 1 full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of each master servicer, the special servicer and the trustee to reimbursement for payment of non-recoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                            The Class X-1, Class X-2 and Class X-W Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                            o    the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

                                            o    all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                            o    the principal portion of other collections on the mortgage loans received during the related collection period, such as
                                                 liquidation

                                      S-24

                                                 proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                            o    the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                                            subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount" in the "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-1, Class X-2 and Class X-W Certificates, on
                                            the one hand, and the classes of principal balance certificates, on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

(2)      SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                            ---------------------------------------------------------
                                                  Class A-1, Class A-1A*, Class A-2, Class A-3,
                                             Class A-AB**, Class A-4, Class X-1***, Class X-2*** and
                                                                  Class X-W***
                                            ---------------------------------------------------------
                                                                        |
                                            ---------------------------------------------------------
                                                                    Class A-M
                                            ---------------------------------------------------------
                                                                        |
                                            ---------------------------------------------------------
                                                                    Class A-J
                                            ---------------------------------------------------------
                                                                        |
                                            ---------------------------------------------------------
                                                                     Class B
                                            ---------------------------------------------------------
                                                                        |
                                            ---------------------------------------------------------
                                                                   Classes C-P
                                            ---------------------------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A
                                            HOLDER OF OFFERED CERTIFICATES.

                                            _________________

                                            *    The  Class  A-1A  Certificates  have  a  priority  entitlement  to
                                                 principal   payments   received  in  respect  of  mortgage   loans
                                                 included  in loan  group 2. The Class A-1,  Class A-2,  Class A-3,
                                                 Class   A-AB  and  Class   A-4   Certificates   have  a   priority
                                                 entitlement   to  principal   payments   received  in  respect  of
                                                 mortgage  loans  included  in loan  group 1. See  "Description  of
                                                 the  Offered   Certificates--Distributions"   in  this   prospectus
                                                 supplement.

                                            **   The  Class  A-AB   Certificates  have  priority  with  respect  to
                                                 receiving  distributions  of principal in respect of reducing such
                                                 Certificates to their Planned Principal  Balance,  as described in the prospectus supplement.

                                      S-25

                                            ***  Interest  only  certificates. No  principal  payments or realized loan  losses of  principal  will be  allocated  to the Class  X-1,
                                                 Class  X-2 and  Class  X-W  Certificates. However,  any  mortgage
                                                 loan  losses   allocated  to  any  class  of   principal   balance
                                                 certificates  will  reduce the  notional  amount of the Class X-1,
                                                 Class X-2 and Class X-W Certificates.

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                            o    shortfalls resulting from compensation which the special
                                                 servicer is entitled to receive;

                                            o    shortfalls resulting from interest on advances made by each master servicer, the special servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower; and

                                            o    shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by each master servicer to offset those shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                                        INFORMATION ABOUT THE MORTGAGE POOL

(3)      CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date, which assumes that no unscheduled principal payments will be made. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in May 2007 have been deemed received on May 1, 2007.

                                            When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan,  the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

                                            With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio,
                                            the related mortgaged properties also secure, on a pari passu basis, other notes that are not included in the trust. With respect to each of Mortgage Loan No. 23, The Equitable Building, Mortgage Loan
                                            No. 28, Farmers Insurance Office Complex - Simi Valley and Mortgage
                                            Loan No. 164, The Falls at Settler's Walk, the related mortgaged properties also secure, on a subordinated basis, other notes

                                      S-26

                                            that are not included in the trust. Such pari passu notes and subordinate notes are referred to herein as "Serviced Companion
                                            Loans."  See "Description of the Mortgage Pool--Serviced Companion
                                            Loans" in this prospectus supplement.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be 423 mortgage loans (which include
                                            355 mortgage loans in loan group 1 and 68 mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $4,904,869,086 (which includes $4,179,702,267 in loan group 1 and $725,166,819 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5%. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool range from approximately
                                            $766,697 to approximately $775,000,000 (and the balances of the mortgage loans range from approximately $766,697 to approximately
                                            $775,000,000 and from approximately $997,486 to approximately
                                            $195,000,000 in loan group 1 and loan group 2, respectively) and the mortgage loans are assumed to have an approximate average balance of
                                            $11,595,435 (and an approximate average balance of $11,773,809 in loan group 1 and $10,664,218 in loan group 2, respectively).

C.   FEE SIMPLE/LEASEHOLD.................  533 mortgaged properties, securing mortgage loans representing 91.3%
                                            of the initial outstanding pool balance (which include 412 mortgaged properties in loan group 1, securing mortgage loans representing
                                            89.8% of the initial outstanding loan group 1 balance, and 121 mortgaged properties in loan group 2, securing mortgage loans representing 100% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the applicable mortgaged properties.

                                            8 mortgaged properties, securing mortgage loans representing 3.2% of the initial outstanding pool balance (which include 8 mortgaged properties in loan group 1, securing mortgage loans representing 3.8%
                                            of the initial outstanding loan group 1 balance) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the applicable mortgaged properties.

                                            4 mortgaged properties, securing mortgage loans representing 3.0% of the initial outstanding pool balance (which include 4 mortgaged properties in loan group 1, securing mortgage loans representing 3.5%
                                            of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and leasehold estate in the applicable mortgaged properties.

                                            4 mortgaged properties, securing mortgage loan representing 2.4% of the initial outstanding pool balance (which loans are in loan group
                                            1, representing 2.9% of the initial outstanding loan group 1 balance), are not subject to a mortgage lien but the related lender has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, two properties (which do not have any allocated loan amount) out of those 4 properties are subject to existing mortgage debts. Another property out of these 4 properties is subject to existing mortgage debt and is owned by a joint venture in

                                      S-27

                                            which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See
                                            "Appendix IV--Significant Loan Summaries--Beacon Seattle & DC
                                            Portfolio."  See also "Risk Factors--A Large Concentration Of Office
                                            Properties In The Mortgage Pool Will Subject Your Investment To The
                                            Special Risks Of Office Properties."

                                            Certain of the mortgage loans are secured by a mortgaged property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. See "Risk Factors--Condominium
                                            Ownership May Limit Use and Improvements."

D.   PROPERTY TYPES.......................  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                                                            PERCENTAGE OF      NUMBER OF MORTGAGED
                                                                         INITIAL OUTSTANDING    PROPERTIES IN THE
                                            PROPERTY TYPE                   POOL BALANCE          MORTGAGE POOL
                                            -------------------------    -------------------   -------------------
                                            Office..................            37.6%                 108
                                            Retail..................            29.9%                 168
                                            Multifamily.............            11.6%                 102
                                            Industrial..............             5.8%                  44
                                            Hospitality.............             4.6%                  31
                                            Manufactured Housing
                                               Community............             4.1%                  29
                                            Mixed Use...............             3.3%                  20
                                            Self Storage............             2.8%                  45
                                            Land....................             0.2%                   1
                                            Other...................             0.0%                   1
                                            TOTAL...................           100.0%                 549

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix
                                            I to this prospectus supplement.

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of the initial outstanding pool balance of the mortgage loans secured by mortgaged properties, located in the 5 states with the highest concentrations of mortgaged properties are as described in the table below:

                                                                      PROPERTY LOCATION

                                                                          PERCENTAGE OF       NUMBER OF MORTGAGED
                                                                       INITIAL OUTSTANDING     PROPERTIES IN THE
                                            STATE                          POOL BALANCE          MORTGAGE POOL
                                            ------------------------   -------------------    --------------------
                                            California..............           12.8%                   74
                                               Southern California..            9.1%                   54
                                               Northern California..            3.7%                   20
                                            Washington..............           12.0%                   21
                                            Colorado................            8.5%                   21
                                            Arizona.................            8.2%                   31
                                            Virginia................            6.1%                   17

                                            The remaining mortgaged properties are located throughout 41 states and the District of Columbia. None of these states has a
                                            concentration

                                      S-28

                                            of mortgaged properties that represents security for more than 4.9%
                                            of the initial outstanding pool balance.

                                            For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix
                                            I to this prospectus supplement.

F.   OTHER MORTGAGE LOAN
     FEATURES.............................  As of the cut-off date, the mortgage loans are assumed to have the following characteristics:

                                            o    The most recent scheduled payment of principal and interest on any mortgage loan was not 30 days or more past due, and no mortgage loan has been 30 days or more past due in the past year.

                                            o    32 groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership (which include
                                                 25 groups of mortgage loans exclusively in loan group 1 and 7 groups of mortgage loans exclusively in loan group 2; of these
                                                 32 groups, the 3 largest groups represent 2.9%, 2.8% and 2.5%, respectively, of the initial outstanding pool balance). The related borrower concentrations of the 3 largest groups
                                                 exclusively in loan group 1 represent 3.4%, 3.0% and 2.2%, respectively, of the initial outstanding loan group 1 balance, and the 3 largest groups of mortgage loans exclusively in loan group 2 represent 18.8%, 2.7% and 1.6%, respectively, of the initial outstanding loan group 2 balance.

                                            o    93 of the mortgaged properties securing mortgage loans,
                                                 representing 8.1% of the initial outstanding pool balance (and representing 9.6% of the initial outstanding loan group 1
                                                 balance), are each leased to a single tenant.

                                            o    All of the mortgage loans bear interest at fixed rates.

                                            o    No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of hyperamortizing loans after the applicable
                                                 anticipated repayment date for the related mortgage loans).

G.   BALLOON LOANS/ARD LOANS..............  As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

                                            o    423 of the mortgage loans, representing 100% of the initial outstanding pool balance (which include 355 mortgage loans in loan group 1, representing 100% of the initial outstanding loan group 1 balance, and 68 mortgage loans in loan group 2,
                                                 representing 100% of the initial outstanding loan group 2
                                                 balance), are "balloon loans" (including the hyperamortizing loans). For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date or anticipated repayment date, as
                                                 applicable. Of these 423 mortgage loans, 14 of the mortgage loans, representing 4.2% of the initial outstanding pool balance
                                                 (which include 12 mortgage loans in loan group 1, representing
                                                 4.5% of the initial outstanding loan group 1 balance, and 2 mortgage loans in loan group 2, representing 2.7%

                                      S-29

                                                 of the initial outstanding loan group 2 balance), are
                                                 hyperamortizing loans that provide for an increase in the
                                                 mortgage rate and/or principal amortization at a specified date prior to stated maturity. These loans are structured to
                                                 encourage the borrower to repay the loan in full by the
                                                 specified date (which is prior to the loan's stated maturity date) upon which these increases occur.

H.   INTEREST ONLY LOANS..................  As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

                                            o    152 mortgage loans, representing 26.9% of the initial
                                                 outstanding pool balance (which include 125 mortgage loan in loan group 1, representing 25.5% of the initial outstanding loan group 1 balance, and 27 mortgage loans in loan group 2,
                                                 representing 35.4% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only during a portion of the term, and then provide for principal and interest payments over the remaining term.

                                            o    63 mortgage loans, representing 53.2% of the initial outstanding pool balance (which include 54 mortgage loans in loan group 1, representing 54.2% of the initial outstanding loan group 1 balance, and 9 mortgage loans in loan group 2, representing
                                                 47.1% of the initial outstanding loan group 2 balance), provide for monthly payments of interest only for their entire term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of the cut-off date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

                                            o    316 mortgage loans, representing 60.8% of the initial
                                                 outstanding pool balance (which include 264 mortgage loans in loan group 1, representing 56.4% of the initial outstanding loan group 1 balance, and 52 mortgage loans in loan group 2,
                                                 representing 86.0% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an
                                                 initial period of at least 2 years following the date of
                                                 issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the
                                                 Investment Company Act of 1940, subject to rating agency
                                                 requirements, and obtaining the release of the mortgaged
                                                 property from the lien of the mortgage.

                                            o    One mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield
                                                 maintenance formula and 1.0% of the amount prepaid, and then permits a defeasance by pledging to the trust "government
                                                 securities" as defined in the Investment Company Act of 1940 or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    52 mortgage loans, representing 6.3% of the initial outstanding pool balance (which include 43 mortgage loans in loan group 1, representing 5.4% of the initial outstanding loan group 1
                                                 balance, and 9 mortgage loans in loan group 2, representing
                                                 11.6% of the

                                      S-30

                                                 initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield
                                                 maintenance formula and 1% of the outstanding principal balance of the note on the date of prepayment.

                                            o    2 mortgage loans, representing 5.8% of the initial outstanding pool balance (and representing 6.8% of the initial outstanding loan group 1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments for a certain period of time, if accompanied by a yield maintenance formula, and then permit a defeasance by pledging to the trust
                                                 "government securities" as defined in the Investment Company Act of 1940 or voluntary principal prepayments if accompanied by a yield maintenance formula.

                                            o    37 mortgage loans, representing 4.5% of the initial outstanding pool balance (which include 33 mortgage loans in loan group 1, representing 5.1% of the initial outstanding loan group 1
                                                 balance, and 4 mortgage loans in loan group 2, representing 1.2%
                                                 of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the
                                                 Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment
                                                 Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o    2 mortgage loans, representing 2.2% of the initial outstanding pool balance (and representing 2.6% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period
                                                 permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid and following such period, permits the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage, or permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield
                                                 maintenance formula and 1% of the amount prepaid.

                                            o    10 mortgage loans, representing 2.2% of the initial outstanding pool balance (which include 8 mortgage loans in loan group 1, representing 2.4% of the initial outstanding loan group 1
                                                 balance, and 2 mortgage loans, representing 1.0% of the initial outstanding loan group 2 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time, for a certain period of time, if accompanied by a
                                                 prepayment premium

                                      S-31

                                                 calculated as the greater of a yield maintenance formula and 1%
                                                 of the amount prepaid.

                                            o    One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period of 2 years, and following the lockout period permits a defeasance by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, for a certain period of time, and then permits a defeasance stated above or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o    One mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period
                                                 permits principal prepayment if accompanied by a prepayment premium equal to 3.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to
                                                 2.0% of the amount prepaid of the loan, and then permits
                                                 voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 1.0% of the amount prepaid of the loan.

                                            o    One mortgage loan, representing 0.0% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayment during a lockout period, and following the lockout period
                                                 permits principal prepayment if accompanied by a prepayment premium equal to the greater of a yield maintenance formula and
                                                 1.0% of the original principal balance of the note on the date of prepayment from the expiration of the lockout period through the end of loan year 5, then permits voluntary principal
                                                 prepayments, during loan year 6, if accompanied by a prepayment premium equal to 5.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 7, if accompanied by a prepayment premium equal to 4.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 8, if
                                                 accompanied by a prepayment premium equal to 3.0% of the
                                                 outstanding principal balance of the note on the date of
                                                 prepayment, then permits voluntary principal prepayments, during loan year 9, if accompanied by a prepayment premium equal to
                                                 2.0% of the outstanding principal balance of the note on the date of prepayment, and then permits voluntary principal
                                                 prepayments, during loan year 10 through the 117th payment date, if accompanied by a prepayment premium equal to 1.0% of the outstanding principal balance of the note on the date of
                                                 prepayment.

                                            Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing

                                      S-32

                                            prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge.
                                            See "Description of the Mortgage Pool--Prepayment Restrictions."  See
                                            the footnotes to Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o    One mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial loan group 1 balance), permits partial releases of the Portfolio Properties subject to conditions including but not limited to the
                                                 following. If the DSCR for the Beacon Seattle & DC Portfolio
                                                 Loan (based on actual NOI, with certain adjustments, and
                                                 calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i)
                                                 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii)
                                                 the DSCR immediately prior to such prepayment and release.
                                                 Please see Appendix IV for more details.

                                            o    One mortgage loan, representing 6.1% of the initial outstanding pool balance (and representing 7.2% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to, (i) the DSCR of the remaining property is at least equal to or greater than the DSCR for the trailing 12 months preceding the release, (ii) payment of a release price of
                                                 110% of the allocated loan amount and (iii) the borrower may partially defease an amount equal to 110% of the amount
                                                 allocated to the released property.

                                            o    One mortgage loan, representing 4.3% of the initial outstanding pool balance (and representing 5.1% of the initial loan group 1 balance), allows the release of one or more of the individual premises of the mortgaged property subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) no event of default exists under the related loan documents, (ii) the borrower has prepaid the unpaid principal balance of the mortgage loan in an amount equal to 110% of the mortgage loan amount allocated to the released premises, (iii) the DSCR for the individual premises then
                                                 remaining subject to the mortgage shall be at least equal to the greater of (a) the DSCR for twelve months immediately preceding the closing of the loan, and (b) the DSCR for the then remaining individual premises (including the individual premises to be released) for the twelve months preceding the release of the individual premises, and

                                      S-33

                                                 (iv) the LTV ratio for the individual premises then remaining subject to the mortgage shall be less than the lesser of (a) the
                                                 LTV ratio as of the closing of the loan and (b) the LTV ratio for the then remaining individual premises (including the
                                                 individual premises to be released) immediately preceding the release of the individual premises.

                                            o    One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial loan group 1 balance), permits the release of up to four properties (in the aggregate) on up to four separate occasions from the origination date through April 4, 2016 through partial prepayment or partial defeasance, subject to the satisfaction of certain conditions, including but not limited to:  (i) no event of default has occurred, (ii) the principal balance of the mortgage loan after the release must be at least $50,000,000, (iii) if the release is prior to April 5, 2010, no more than $25,000,000 of the original principal balance of the mortgage loan may be prepaid or defeased, (iv) a partial prepayment in the amount of 100% of the Allocated Loan Amount attributable to the release property must be paid for the first release, 105% for the second release, and 110% for the third and fourth releases and for any
                                                 individual release in the event that the Mortgage Loan has been assumed, (v) if the mortgage loan is to be partially prepaid, a yield maintenance premium equal to the greater of 1.00% (1.50%
                                                 if prepayment occurs on or before April 5, 2010) or yield
                                                 maintenance (based on the yield on the U.S. Treasury issues set forth in the loan documents, flat through April 5, 2010 and plus
                                                 0.50% thereafter) must be paid, (vi) the DSCR after the release
                                                 (excluding the release property) may not be less than the
                                                 greater of the DSCR (including the release property) prior to the release, 1.32x during the interest only period or 1.08x during the amortization period, provided, that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause
                                                 (iii) of this paragraph, (vii) the LTV after the release
                                                 (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause
                                                 (iii) of this paragraph, and (viii) receipt of "no downgrade"
                                                 letters from the rating agencies.

                                            o    One mortgage loan, representing 1.3% of the initial outstanding pool balance (and representing 1.5% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to: (i) partial defeasance of 115% of the loan amount allocated to the release property, (ii) the DSCR with respect to the remaining properties is equal to or greater than the lesser of (a) the DSCR of the entire property as of the loan origination date and (b) the DSCR of the entire property
                                                 immediately preceding the partial defeasance, (iii) the LTV of the remaining properties may not exceed the greater of (x) the
                                                 LTV as of the loan origination date and (y) the LTV immediately preceding the partial defeasance and (iv) no event of default shall have occurred.

                                      S-34

                                            o    One mortgage loan, representing 0.9% of the initial outstanding pool balance (and representing 5.8% of the initial loan group 2 balance), allows the release of a maximum of two condominium units in either one (1) or two (2) separate release transactions subject to the satisfaction of certain conditions including, but not limited to: (i) partial prepayment of (a) 115% of the
                                                 allocated loan amount if released during the period from March
                                                 1, 2009 to March 1, 2012, (b) 110% of the allocated loan amount if released during the period from March 1, 2012 to March 1,
                                                 2014 or (c) 100% of the allocated loan amount thereafter,
                                                 together with any prepayment premium applicable to such partial prepayment based on the allocated loan amount; (ii) the DSCR of the remaining property is not less than the DSCR as of the loan origination date (iii) the LTV of the remaining property is not greater than the LTV of the property as of the loan origination date and (iv) no event of default shall have occurred and be continuing.

                                            o    One mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 0.9% of the initial loan group 1 balance), allows the release of up to five properties (in the aggregate) subject to the satisfaction of certain conditions, including but not limited to, (i) the partial payment of up to
                                                 115% of the allocated loan amount, together with prepayment consideration required by the note; (ii) the remaining
                                                 properties' DSCR shall be the greater of (a) 1.20x, (b) the DSCR for 12 months prior to closing, or (c) the DSCR for the entirety of the property (including release parcels) for a 12 month period prior to release; (iii) none of the remaining properties shall be a single tenant property, and leases on the remaining properties shall have an average remaining lease term of 5 years.

                                            o    One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), permits the release of one or more of the four
                                                 separately improved parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and
                                                 (2) all amounts required to be paid on the maturity date, (iii)
                                                 in the event the City Club property is not included in the property to be released, following the partial defeasance, (a)
                                                 the gross monthly rental income of the City Club property shall not constitute more than 60% of the total gross monthly rental income of the remaining property and (b) the gross leaseable square footage of the City Club property shall not constitute more than 60% of the total leaseable square footage of the remaining property, (iv) following the partial defeasance, the
                                                 DSCR of the remaining property is equal to the greater of (a)
                                                 1.20x and (b) the actual DSCR for the entire property as of the date immediately preceding the partial defeasance, and (v)
                                                 following the release, the LTV shall not exceed 80%.

                                            o    One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to

                                      S-35

                                                 the satisfaction of certain conditions including but not limited to, (i) partial defeasance of 110% of the allocated loan amount,
                                                 (ii) the DSCR of the remaining property is at least equal to or greater than 1.25x and (iii) the LTV of the remaining property may not exceed 70%.

                                            o    One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.5% of the initial loan group 1 balance), permits the release of up to four particular parcels comprising the collateral, subject to the satisfaction of
                                                 certain conditions, including, but not limited to:  (i) no event of default, or event that with notice, the passage of time and failure to cure will become an event of default, exists, (ii)
                                                 the borrower must defease an amount equal to 115% of the
                                                 appraised value of the transferred property, (iii) the LTV following the release must not be greater than the lesser of (a)
                                                 the LTV of the entire property as of the loan origination date and (b) the LTV of the entire property immediately preceding the release, and (iv) the DSCR of the loan following the release must not be less than the greater of (x) the DSCR of the entire property as of the loan origination date and (y) the DSCR of the entire property immediately preceding the release.

                                            o    One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 3.0% of the initial loan group 2 balance), permits the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would
                                                 constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the
                                                 DSCR of the remaining collateral is equal to the greater of (a)
                                                 1.25x and (b) the actual DSCR as of the date immediately
                                                 preceding the date of the partial defeasance, and (iv) following the partial defeasance, the LTV of the remaining property may not exceed 73%.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group
                                                 1), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of 125% of the appraised value of the release parcel, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and (iii) the LTV of the remaining collateral may not exceed 80%.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group
                                                 1), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not
                                                 limited to, (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of
                                                 (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial

                                      S-36

                                                 defeasance, the DSCR of the remaining property shall be equal to or greater than (a) 1.20x or (b) the DSCR for the entire
                                                 property as of the date immediately preceding the date of such partial defeasance, and (iv) following the partial defeasance, the LTV shall not exceed the lesser of (x) 80% and (y) the LTV for the property immediately preceding such partial defeasance.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group
                                                 1), allows the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 115% of
                                                 (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property is not less than the greater of (a) 1.50x and
                                                 (b) the DSCR as of the date immediately preceding the partial defeasance, and (iv) the LTV of the remaining property is not greater than the lesser of (x) 60% and (y) the LTV as of the date immediately preceding the date of the partial defeasance.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group
                                                 1), allows the release of either (but not both) parcel
                                                 comprising the mortgaged property which secures the related mortgage loan subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) prepayment of 110% of the allocated loan amount for the released property, (iii) after giving effect to the release, the LTV is no greater than the lesser of (a) the combined LTV as of loan origination date and
                                                 (b) the combined LTV immediately preceding the release, and (iv)
                                                 after giving effect to the release, the DSCR is not less than the greater of (x) the DSCR as of the loan origination date and
                                                 (y) the DSCR immediately preceding the release.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial outstanding loan group 1 balance), permits the release of one property in connection with its sale to an unrelated third party in an arms-length transaction, at any time after expiration of the prepayment lock-out period upon prepayment of the applicable allocated loan amount, together with any yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to:  (i) Hook Super Rx, Inc., doing business as CVS,  must remain the tenant at each of the
                                                 properties, and must not be in default under its lease with respect to any property; (ii) at least 10% of the allocated loan amount from the sale of the property to be released must be deposited into a reserve account, or if the sales proceeds are insufficient, the borrower must either deposit sufficient funds into the reserve account in an amount sufficient to bring the balance to 10% of the allocated loan amount or deliver to the lender an acceptable letter of credit in such amount; (iii) the combined DSCR for the properties that continue to secure the mortgage loan

                                      S-37

                                                 must not less than 1.25x, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); and (iv)  the combined
                                                 LTV of the remaining properties must be no greater than 75%, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium).

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group
                                                 1), allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance in an amount equal to 120% of the allocated loan amount for the released property, (ii) following the release, the remaining property has an LTV of not more than 74.27%, (iii)
                                                 following the release, the remaining property has a DSCR at least equal to or greater than 1.27x; and (iv) "no downgrade"
                                                 confirmation from applicable rating agencies.

                                            o    One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group
                                                 1), permits the release of a portion of the collateral (proposed lot 3, proposed lot 4, proposed lot 5, proposed lot 6 and
                                                 proposed lot 7), subject to the satisfaction of certain
                                                 conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists,
                                                 (ii) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (iii) the DSCR of the remaining collateral is not less than the greater of (a) 1.25x and (b) the DSCR of the entire property immediately prior to the release, and (iv) the LTV of the remaining collateral may not exceed the lesser of (a) 80% and (b) the LTV immediately prior to the release.

                                            In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, as described below:

                                            o    Two mortgage loans, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial loan group 1 balance), permit the release of a portion of the collateral, if certain conditions are met, including, but not limited to: (i)
                                                 no event of default shall have occurred and be continuing, (ii)
                                                 the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly
                                                 payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) after giving effect to the release, the LTV, in the aggregate, for the
                                                 property is no greater than the lesser of (a) the combined LTV of the Southlands District property and the Walmart Crossed
                                                 Portfolio as of the loan origination date and (b) the combined
                                                 LTV of the Southlands District property and the Walmart Crossed
                                                 Portfolio as of the date immediately preceding the release, and
                                                 (iv) after giving effect to the release, the combined

                                      S-38

                                                 DSCR of the Southlands District loan and the Walmart Crossed
                                                 Portfolio loan is not less than the greater of (x) the combined
                                                 DSCR for the Southlands District loan and the Walmart Crossed
                                                 Portfolio loan as of the loan origination date, and (y) the combined DSCR for the Southlands District loan and the Walmart loan as of the date immediately preceding the release.

                                            o    Three mortgage loans, representing 0.2% of the initial
                                                 outstanding pool balance (and representing 0.2% of the initial loan group 1), allow the release of a loan from the
                                                 cross-collateralization and the lien of the mortgage in
                                                 connection with the sale of one or two of the mortgaged
                                                 properties to an unrelated third party subject to the
                                                 satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 100% of the amount allocated to the released property, together with yield maintenance if prior to the expiration of the prepayment lockout period, (ii) the DSCR of the remaining mortgaged properties is at least 1.30x and (iii) the LTV of the remaining properties is not greater than 70%. In addition, the cross-collateralization and cross-default provisions may also be terminated in
                                                 connection with the assumption of one of the mortgage loans by a new borrower, provided that (i) the DSCR of the property to be assumed and the remaining mortgaged properties is at least 1.30x and (ii) the LTV of the remaining properties is not greater than
                                                 70%, the LTV of the property is not greater than 70% and the ratio of the loan amount of the mortgaged property to be assumed to the acquisition cost is not greater than 70%.

                                            o    Two mortgage loans, representing 0.2% of the initial outstanding pool balance (and 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions, including, but not limited to: (i) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR with respect to the remaining property subsequent to the conveyance shall be equal to or greater than the greater of (x) 1.25x or (y) the combined DSCR as of the day immediately prior to the conveyance, (iii) the LTV will not exceed the lesser of (a) 75% or (b) that percentage of the combined fair market values of both properties, in each case as a percentage of the aggregate principal balances of both mortgage loans immediately preceding the proposed conveyance and
                                                 (iv) no event of default or any event that with the passage of time or giving of notice would constitute an event of default, exists.

                                            o    Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be
                                                 uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, shall exist, and (ii) the property not being released shall have achieved, for at least three consecutive months, an annualized underwritten cash flow of $211,634.

                                      S-39

                                            o    Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1
                                                 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to:  (i) defeasance of the loan to be released, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of the note being defeased, (iii)
                                                 the DSCR for the remaining property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the release, and (iv) the LTV for the remaining property must not be greater than the lesser of (a)
                                                 the LTV of both properties as of the closing date and (b) the
                                                 LTV of both properties as of the date immediately preceding the release. Additionally, these two mortgage loans permit the mortgage loans to be uncross-collateralized and
                                                 uncross-defaulted in connection with an assumption of either loan subject to the satisfaction of certain conditions
                                                 including, but not limited to: (i) no event of default has occurred and is continuing under the respective loan documents,
                                                 (ii) deposit with lender a cash sum equal to 5% of the
                                                 outstanding principal balance of note being assumed, (iii) the
                                                 DSCR for each property is not less than the greater of (a) the
                                                 DSCR for each of the properties as of the loan origination date and (b) the DSCR for each of the properties as of the date immediately preceding the proposed assumption, and (iv) the LTV for each property on an individual basis is equal to or less than 80%.

                                            o    Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1
                                                 balance), allow the release of a loan from the
                                                 cross-collateralization and the lien of the mortgage subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of 125% of the scheduled defeasance payments, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and (iii) the LTV of the
                                                 remaining collateral may not exceed 80%.

                                            Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to satisfaction of various conditions. See the footnotes to
                                            Appendix II of this prospectus supplement.

                                            In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

                                            See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of the cut-off date, the mortgage loans are assumed to have the following additional characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from 5.390% per annum to 6.960% per annum (and ranging from 5.410% per annum to 6.960% per annum for loan group 1 and from 5.390% per annum to 6.570% per annum for loan group
                                            2), and a weighted average mortgage interest rate of 5.756%

                                      S-40

                                            per annum (and 5.753% per annum for loan group 1 and 5.774% per annum for loan group 2).

         II.  ORIGINAL TERMS                Original terms to scheduled maturity ranging from 48 months to 127 months (and ranging from 60 months to 127 months with respect to the mortgage loans in loan group 1, and ranging from 48 months to 120 months with respect to the mortgage loans in loan group 2), and a weighted average original term to scheduled maturity of 102 months
                                            (and a weighted average original term to scheduled maturity of 102 months with respect to the mortgage loans in loan group 1, and a weighted average original term to scheduled maturity of 101 months with respect to the mortgage loans in loan group 2).

         III. REMAINING TERMS               Remaining terms to scheduled maturity ranging from 31 months to 122 months (and ranging from 31 months to 122 months for loan group 1 and from 48 months to 120 months for loan group 2), and a weighted average remaining term to scheduled maturity of 101 months (and weighted average remaining term to scheduled maturity of 101 months for loan group 1 and 100 months for loan group 2).

         IV.  REMAINING
              AMORTIZATION TERMS            Remaining amortization terms ranging from 201 months to 420 months
                                            (and ranging from 201 months to 420 months for loan group 1 and from
                                            293 months to 420 months for loan group 2), and a weighted average remaining amortization term of 353 months (and 353 months for loan group 1 and 355 months for loan group 2).

         V.   LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as described in this prospectus supplement, range from 28.9% to 83.2% (and range from 28.9% to 83.2%
                                            for loan group 1 and from 35.1% to 81.2% for loan group 2), and the weighted average loan-to-value ratio, calculated as described in this prospectus supplement, is 72.2% (and 72.3% for loan group 1 and 71.4%
                                            for loan group 2).

                                            Except as set forth below, for each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after
                                            November 28, 2005.

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals" in this prospectus supplement. See also the footnotes to Appendix II of this prospectus supplement.

         VI.  DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, range from 1.04x to 2.57x
                                            (and range from 1.04x to 2.57x for loan group 1 and from 1.13x to
                                            2.30x for loan group 2), and the weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, is 1.35x (and 1.34x for loan group 1 and
                                            1.38x for loan group 2). These calculations are based on
                                            underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

                                      S-41

         VII. DEBT SERVICE COVERAGE
              RATIOS (AFTER IO PERIOD)      Debt service coverage ratios (after IO period), determined according to the methodology presented in this prospectus supplement, range from 0.91x to 2.57x (and ranging from 0.91x to 2.57x for loan group 1 and from 1.03x to 2.30x for loan group 2) and the weighted average debt service coverage ratio, calculated as described in this prospectus supplement, is 1.28x (and 1.28x for loan group 1 and 1.30x for loan group 2).

                                            "Debt service coverage ratio (after IO period)" or "DSCR (after IO period)" means, with respect to the related mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest only period; provided, that the "debt service coverage ratio
                                            (after IO period)" with respect to mortgage loans that are interest only for the entire term of such mortgage loan or amortize for the entire term of such mortgage loan and therefore, in each case, do not have "after IO periods," is the debt service coverage ratio in effect during the term of such mortgage loan. See "Description of the
                                            Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

(4)      ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments for mortgage loans for which it is acting as master servicer. Neither of the master servicers nor the trustee will be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges, (iii) any additional interest accrued as a result of any rate increase after an anticipated repayment date, (iv)
                                            excess interest, (v) balloon payments or (vi) payments on the
                                            Serviced Companion Loans. If any balloon payment is not collected from the related borrower, subject to a recoverability determination described in this prospectus supplement, each master servicer (and the trustee, if applicable) will be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due on those mortgage loans for which it is acting as master servicer.

                                            If a P&I advance is made, the applicable master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee on those mortgage loans for which it is acting as master servicer.

                                            For an REO property, subject to a recoverability determination described in this prospectus supplement, each master servicer (or the trustee, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan for which it acted as master servicer had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

                                      S-42

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this prospectus supplement, the master servicers and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicers, the special servicer or the trustee will accrue interest at a rate equal to the "prime rate"
                                            as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of the applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if any master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations and with the same rights of the applicable master servicer.

E.   RECOVERABILITY.......................  None of the master servicers, the special servicer or the trustee will be required to make any advance if the applicable master servicer, the special servicer or the trustee determines in its sole discretion that the advance would not be recoverable in accordance with the servicing standard (or, in the case of the trustee, its good faith business judgment), and the trustee may rely on any
                                            determination made by the applicable master servicer or the special servicer.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds
                                            90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                                      S-43

                                        ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Moody's Investors Service, Inc.
                                            and Standard & Poor's Ratings Services, a division of The McGraw-Hill
                                            Companies, Inc.

                                                                               RATINGS
                                                 CLASS                      (MOODY'S/S&P)
                                            -----------------------        ---------------
                                            Class A-1                          Aaa/AAA
                                            Class A-1A                         Aaa/AAA
                                            Class A-2                          Aaa/AAA
                                            Class A-3                          Aaa/AAA
                                            Class A-AB                         Aaa/AAA
                                            Class A-4                          Aaa/AAA
                                            Class A-M                          Aaa/AAA
                                            Class A-J                          Aaa/AAA
                                            Class B                            Aa1/AA+

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, each of the master servicers, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION................  Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under "Description of the Mortgage Pool--Representations and
                                            Warranties" and "--Repurchases and Other Remedies."  If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the Mortgage Pool--Repurchases and Other Remedies," then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust by the holders of a mezzanine loan or the
                                            Serviced Companion Loans under certain circumstances. See
                                            "Description of the Mortgage Pool--Subordinate and Other Financing" in
                                            this prospectus supplement.

                                      S-44

SALE OF DEFAULTED LOANS...................  Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer (provided, that if that mortgage loan is being purchased by the special servicer or by a holder of
                                            certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS.............................  The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
                                            A-4, Class A-M, Class A-J and Class B Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will initially be registered in the name of Cede &
                                            Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream
                                            Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates through:

                                            o    The Depository Trust Company in the United States; or

                                            o    Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or
                                            Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust
                                            Company, Clearstream Banking or Euroclear will be effected in The
                                            Depository Trust Company through the relevant depositories of
                                            Clearstream Banking or Euroclear.

                                            All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust
                                            Company, Clearstream Banking or Euroclear on or about the closing date.

                                      S-45

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I,
                                            REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o    Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o    It is anticipated that the Class __, Class __, Class __ and
                                                 Class __ Certificates will be issued at a premium, that the
                                                 Class __ and Class __ Certificates will be issued with a de minimis amount of original issue discount and that the Class __
                                                 Certificates will be issued with original issue discount for federal income tax purposes.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984, as amended.

                                            If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement.

                                      S-46

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE
LOANS.....................................  Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or insurer.
                                            Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan.
                                            Those remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                            In limited circumstances, LaSalle Bank National Association, Morgan
                                            Stanley Mortgage Capital Inc., Principal Commercial Funding II, LLC,
                                            Royal Bank of Canada, Prudential Mortgage Capital Funding, LLC, Wells
                                            Fargo Bank, National Association and National City Bank, each as a mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or
                                            substitution. The representations and warranties address certain characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-47

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES..............  The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one- to four-family residential lending because, among other things, it typically involves larger loans.

                                            421 mortgage loans, representing 99.9% of the initial outstanding pool balance (which include 353 mortgage loans in loan group 1, representing 99.9% of the initial outstanding loan group 1 balance, and 68 mortgage loans in loan group 2, representing 100% of the initial outstanding loan group 2 balance), were originated within 12 months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                                            The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.
                                            Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                            o    the age, design and construction quality of the property;

                                            o    perceptions regarding the safety, convenience and attractiveness of the property;

                                            o    the proximity and attractiveness of competing properties;

                                            o    the adequacy of the property's management and maintenance;

                                            o    increases in operating expenses at the property and in relation to competing properties;

                                            o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                            o    a decline in the financial condition of a major tenant;

                                            o    the lack of operating history in the case of a newly built or renovated mortgaged property;

                                            o    changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

                                      S-48

                                            o    if the mortgaged real property has uses subject to significant regulation, changes in applicable law;

                                            o    an increase in vacancy rates; and

                                            o    a decline in rental rates as leases are renewed or entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
                                                 unemployment rates);

                                            o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                            o    demographic factors;

                                            o    decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                                            o    changes in consumer tastes and preferences; and

                                            o    retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same market as the mortgaged property;

                                            o    rent control and stabilization laws;

                                            o    the number and diversity of tenants;

                                            o    the rate at which new rentals occur; and

                                            o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                      S-49

                                            A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by those properties.

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL
RISKS OF REPAYMENT........................  2 mortgage loans, representing 0.1% of the initial outstanding pool balance (which are in loan group 1, representing 0.1% of the initial outstanding loan group 1 balance), are not newly originated and have been outstanding for 12 or more months prior to the cut-off date.
                                            While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                                            o    property values and the surrounding neighborhood may have
                                                 changed since origination;

                                            o    origination standards at the time the mortgage loan was
                                                 originated may have been different than current origination standards;

                                            o    the market for any related business may have changed from the time the mortgage loan was originated;

                                            o    the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                                            o    the environmental and engineering characteristics of the
                                                 mortgaged property or improvements may have changed.

                                            Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF THE
COMMERCIAL AND MULTIFAMILY MORTGAGE
LOANS INCLUDED IN THE TRUST SHOULD
BE EVALUATED SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE LOANS
IN ANY OF OUR OTHER TRUSTS................  While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as

                                      S-50

                                            a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                            As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as
                                            "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY..........  The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES......  Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                            o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                            o    zoning or other restrictions also may prevent alternative uses.

                                            The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.
                                            If this type of mortgaged property were liquidated and a lower liquidation

                                      S-51

                                            value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING INCOME........  Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                            o    changes in the local, regional or national economy;

                                            o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o    potential environmental legislation or liabilities or other legal liabilities;

                                            o    proximity and attractiveness of competing properties;

                                            o    new construction of competing properties in the same market;

                                            o    convertibility of a property to an alternative use;

                                            o    the availability of refinancing;

                                            o    changes in interest rate levels;

                                            o    the age, quality, functionality and design of the project;

                                            o    increases in operating costs;

                                            o    an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                            o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.............  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. 93 of the mortgaged properties, securing 8.1% of the initial outstanding pool balance (and securing 9.6% of the initial outstanding loan group 1 balance), are leased to single tenants, and with respect to 5 of those mortgaged properties, securing 0.4% of the initial outstanding pool balance (and securing 0.5% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                      S-52

                                            Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                            o    the financial effect of the absence of rental income may be severe;

                                            o    more time may be required to re-lease the space; and

                                            o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                            In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

                                            In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                            For further information with respect to tenant concentrations, see
                                            Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES......................  If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                            These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES .....................  Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. Certain tenants at the retail properties, including without limitation, anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 168 of the mortgaged properties, securing approximately 59.0% of the initial outstanding pool balance
                                            (excluding multifamily, manufactured housing, self storage, hospitality, land and certain other property types) all of which are in loan group 1 representing 59.0% of the initial loan group 1 balance (excluding multifamily, manufactured housing, self storage, hospitality, land and certain other property types), have

                                      S-53

                                            reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray those costs. There can be no assurances, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.............  The effect of mortgage pool loan losses will be more severe:

                                            o    if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                            o    if the losses relate to loans that account for a
                                                 disproportionately large percentage of the aggregate principal balance of all mortgage loans.

                                            Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; related borrowers who have common general partners or common managing members could increase the risk that any financial setback or bankruptcy proceeding involving such partners could have an impact on the pool of mortgage loans, related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                            32 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three largest groups in the mortgage pool represent 2.9%, 2.8% and 2.5%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the three largest groups exclusively in loan group 1 represent 3.4%, 3.0%
                                            and 2.2%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the three largest groups exclusively in loan group 2 represent 18.8%, 2.7% and 1.6%, respectively, of the initial outstanding loan group 2 balance.

                                            The largest mortgage loan in the mortgage pool represents 15.8% of the initial outstanding pool balance. The second largest mortgage loan in the mortgage pool represents 6.1% of the initial outstanding pool balance. The third largest mortgage loan in the mortgage pool represents 4.3% of the initial outstanding pool balance. Each of the

                                      S-54

                                            other mortgage loans represents less than 4.0% of the initial outstanding pool balance.

                                            The largest mortgage loan in loan group 1 represents 18.5% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 7.2% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 5.1% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than 2.6%
                                            of the initial outstanding loan group 1 balance.

                                            The largest mortgage loan in loan group 2 represents 26.9% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 5.8% of the initial outstanding loan group 2 balance. The third largest mortgage loan in loan group 2 represents 5.0% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than 4.7%
                                            of the initial outstanding loan group 2 balance.

                                            Mortgage Loan No 1, Beacon Seattle & DC Portfolio, represents approximately 15.8% of the initial outstanding pool balance, and therefore, the related borrowers/property group is a "significant obligor" as defined in Regulation AB. See Appendix IV for the description of the significant obligor and certain financial information thereof.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES.........................  A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                            o    office properties represent 37.6%;

                                            o    retail properties represent 29.9%;

                                            o    multifamily properties represent 11.6%;

                                            o    industrial properties represent 5.8%;

                                            o    hospitality properties represent 4.6%;

                                            o    manufactured housing communities represent 4.1%;

                                            o    mixed use properties represent 3.3%;

                                            o    self storage properties represent 2.8%;

                                            o    land represents 0.2%; and

                                            o    other properties represent 0.0%.

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix
                                            I to this prospectus supplement.

                                      S-55

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                            The mortgaged properties are located throughout 46 states and the
                                            District of Columbia (which include 45 states and the District of
                                            Columbia for loan group 1 and 30 states for loan group 2). Mortgage loans representing 12.8%, 12.0%, 8.5%, 8.2% and 6.1% of the initial outstanding pool balance are secured by mortgaged properties located in California, Washington, Colorado, Arizona and Virginia,
                                            respectively, and concentrations of mortgaged properties, in each case, securing no more than 4.9% of the initial outstanding pool balance, also exist in several other states. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country.
                                            If a borrower does not have insurance against those risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                            For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see
                                            Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES................................  108 of the mortgaged properties, securing mortgage loans representing
                                            37.6% of the initial outstanding pool balance (and representing 44.2%
                                            of the initial outstanding loan group 1 balance), are office properties.

                                            A large number of factors may affect the value of these office properties, including:

                                            o    the quality of an office building's tenants;

                                            o    the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry
                                                 (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                      S-56

                                            o    adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

                                            o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                            o    the availability of parking;

                                            o    the desirability of the area as a business location;

                                            o    the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                                            o    the suitability of a space for re-leasing without significant build-out costs.

                                            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                            Included in the office properties referenced above are 8 medical office properties, which secure approximately 1.5% of the initial outstanding pool balance (representing 1.8% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of that property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from those insurers could adversely impact cash flow at the applicable mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

                                            With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio,
                                            the lender does not have a mortgage lien on certain properties but has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. See
                                            "Appendix IV--Significant Loan Summaries."  With respect to such property, the lender would not be able to foreclose on or take possession of such property. Because a pledged equity interest in such property will not qualify as an interest in real property or as personal property incidental to real property, the REMIC Regulations will restrict the trust from taking title to such pledged interest.
                                            Therefore, upon the occurrence of an event of default under the related mortgage loan, the trust will not be permitted to take title to such pledged interest, but rather will be required to exercise the legal remedies available to it under applicable law to sell such pledged equity interest and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of such pledged equity interest could be less than the proceeds that would be received if the special

                                      S-57

                                            servicer would have foreclosed on such interests and sold them at a later date. In addition, with respect to a property for which the lender does not have a mortgage lien but has only certain rights to proceeds from the related joint venture (or property owner), the lender does not have a lien on such property or a pledge of equity in the related property owner and has solely an unsecured contract right from the borrower to the payment of certain proceeds from the related property. Although failure by the borrower or its affiliates to exercise any available remedy (including commencing and diligently pursuing litigation) to cause proceeds to be delivered would constitute an event of default under the related mortgage loan, upon the occurrence of an event of default, the lender would not be able to foreclose or realize upon any collateral with respect to such mortgage loan. Any misappropriation, conversion or application of such proceeds in contravention of the loan documents is a recourse carve-out event covered by the recourse guaranty from the borrower principal. In the event that the lender's sole interest in the related property consists of a contractual obligation of the borrower to cause its affiliated property owners to pay certain proceeds from such properties to the lender, if the owner of such property were to become insolvent or become a debtor in a bankruptcy proceeding, the lender would not be a creditor of the owner, nor would the lender have a security interest in the underlying real property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES................................  168 of the mortgaged properties securing 29.9% of the initial outstanding pool balance (representing 35.0% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include that certain tenants may have rights to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

                                            An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. 111 of the mortgaged properties, securing 25.3% of the initial outstanding pool balance (representing 29.7% of the initial outstanding loan group 1 balance), are properties considered by the applicable mortgage loan seller to be occupied by, leased to or adjacent to one or more anchor tenants.

                                      S-58

                                            The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants.
                                            Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                            o    an anchor store's failure to renew its lease;

                                            o    termination of an anchor store's lease;

                                            o    the bankruptcy or economic decline of an anchor store or
                                                 self-owned anchor or the parent company thereof; or

                                            o    the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales, or terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites and
                                            telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES.................  102 of the mortgaged properties, securing mortgage loans representing
                                            11.6% of the initial outstanding pool balance (which include 6 mortgage loans in loan group 1, representing 0.7% of the initial outstanding loan group 1 balance and 96 mortgage loans in loan group 2, representing 74.7% of the initial outstanding loan group 2 balance), are multifamily properties.

                                            A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                            o    the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                            o    the location of the property;

                                            o    distance from employment centers and shopping areas;

                                      S-59

                                            o    the ability of management to provide adequate maintenance and insurance;

                                            o    the types of services and amenities provided at the property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest rates and income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                            o    the presence of competing properties;

                                            o    adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                            o    the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

                                            o    in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

                                            o    state and local regulations (which may limit the ability to increase rents); and

                                            o    government assistance/rent subsidy programs (which may influence tenant mobility).

                                            In addition to state regulation of the landlord/tenant relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                            Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in

                                      S-60

                                            less income for the project. These programs may include, among others:

                                            o    rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

                                            o    covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

                                            o    tenant income restrictions that may reduce the number of
                                                 eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                            The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                            In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily
                                            rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily
                                            rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

                                            Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the
                                            Section 8 Tenant-Based Assistance Rental Certificate Program of the
                                            United States Department Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

                                            Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related the applicable program.
                                            There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the

                                      S-61

                                            subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans

                                            In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

CONDOMINIUM OWNERSHIP MAY
LIMIT USE AND IMPROVEMENTS................  Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than

                                      S-62

                                            with respect to a mortgage loan secured by a property that is not a condominium.

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES..................  44 of the mortgaged properties, securing mortgage loans representing
                                            5.8% of the initial outstanding pool balance (and representing 6.8%
                                            of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                            o    quality of tenant;

                                            o    reduced demand for industrial space because of a decline in a particular industry segment;

                                            o    increased supply of competing industrial space because of
                                                 relative ease in constructing buildings of this type;

                                            o    a property becoming functionally obsolete;

                                            o    insufficient supply of labor to meet demand;

                                            o    changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                                 highways;

                                            o    location of the property in relation to access to transportation;

                                            o    suitability for a particular tenant;

                                            o    building design and adaptability;

                                            o    expense to convert a previously adapted space to other use;

                                            o    a change in the proximity of supply sources; and

                                            o    environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES.................  31 of the mortgaged properties, securing mortgage loans representing
                                            4.6% of the initial outstanding pool balance (and representing 5.4%
                                            of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                            o    location of property and proximity of a hotel property to major population centers or attractions;

                                            o    adverse economic and social conditions, either local, regional, national or international, which may limit the amount that can be charged for a room and reduce occupancy levels;

                                            o    the construction of competing hotels or resorts;

                                      S-63

                                            o    continuing expenditures for modernizing, refurbishing and
                                                 maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                            o    franchise affiliation (or lack thereof);

                                            o    limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

                                            o    a deterioration in the financial strength or managerial
                                                 capabilities of the owner and/or operator of a hotel; and

                                            o    changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather,
                                                 relocation of highways or the construction of additional
                                                 highways.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                            Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                            A hotel's ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                            A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company and,

                                            o    the public perception of the franchise or management company or hotel chain service mark; and

                                            o    the duration of the franchise licensing agreement or management agreement. Certain franchise agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that such future assignment of the franchise agreement will be approved by the franchisor.

                                      S-64

                                            Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS
OF MANUFACTURED HOUSING COMMUNITY
PROPERTIES................................  29 mortgaged properties, securing mortgage loans representing 4.1% of the initial outstanding pool balance (which include 4 mortgaged properties in loan group 1, representing 0.5% of the initial outstanding loan group 1 balance and 25 mortgaged properties in loan group 2, representing 25.3% of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely affect payments on your certificates, including:

                                            o    the physical attributes of the community (e.g., age, condition and design);

                                            o    the location of the community;

                                            o    the services and amenities provided by the community and its management (including maintenance and insurance);

                                            o    the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                                            o    state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the owner's ability to convert the property to an alternate use);

                                            o    competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

                                            o    the property's reputation;

                                            o    the quality of management;

                                            o    the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

                                            o    the property may not be readily convertible to an alternate use.

SELF STORAGE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISK
OF SELF STORAGE PROPERTIES................  45 mortgaged property, securing mortgage loans representing 2.8% of the initial outstanding pool balance (and representing 3.3% of the initial outstanding loan group 1 balance), is a self storage property.

                                      S-65

                                            Self storage properties are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

                                            o    decreased demand;

                                            o    competition;

                                            o    lack of proximity to apartment complexes or commercial users;

                                            o    apartment tenants moving to single-family homes;

                                            o    decline in services rendered, including security;

                                            o    dependence on business activity ancillary to renting units;

                                            o    security concerns;

                                            o    age of improvements; or

                                            o    other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

                                            Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  8 of the mortgaged properties, securing mortgage loans representing
                                            3.2% of the initial outstanding pool balance (which include 8 mortgaged properties in loan group 1, securing mortgage loans representing 3.8% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease. In addition, 4 of the mortgaged properties securing 4 mortgage loans representing 3.0% of the initial outstanding pool balance (and representing 3.5% of the initial outstanding loan group
                                            1 balance), are secured by a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of such lien may focus on the benefit realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's

                                      S-66

                                            granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

                                            Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease or ancillary agreement requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                            In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender that right.
                                            If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In those circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                            In a recent decision by the United States Court of Appeals for the
                                            Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327
                                            F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the
                                            Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
                                            363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                            Section 363(f) of the Bankruptcy Code would not be authorized
                                            (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest,

                                      S-67

                                            and that none of the other conditions of Section 363(f)(1)-(4) of the
                                            Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to
                                            Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                            Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY...........................  Borrowers under 41 mortgage loans, representing 8.2% of the initial outstanding pool balance, currently own, or are permitted to own, the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each
                                            tenant-in-common owns an undivided interest in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

                                            The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition.
                                            However, there can be no assurance that, if challenged, this waiver would be enforceable. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases
                                            bankruptcy-remote), reducing the risk of bankruptcy. The
                                            tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single
                                            tenant-in-common borrower will not delay enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES.........  Certain tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.
                                            Under the federal bankruptcy code, a tenant/debtor has the option of affirming or

                                      S-68

                                            rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of 1 year, or 15%, not to exceed 3 years, of the remaining term of the lease. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.
                                            In some states, this lien has priority over the lien of a
                                            pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an
                                            environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES......................  In general, in connection with the origination of the mortgage loans, environmental site assessments were prepared for the related mortgaged properties, except as otherwise set forth below. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was generally a Phase I type of environmental site assessment. Phase I environmental site assessments generally include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                                      S-69

                                            With respect to the mortgaged properties for which environmental site assessments (or updates of previous assessments), were prepared on or after December 14, 2005 (which were prepared for each mortgaged property in the trust), the related mortgage loan seller will represent to us that, as of the cut-off date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting the applicable mortgaged property that was not disclosed in the assessment.

                                            The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, establish a reserve fund at the origination of the mortgage loan, provide additional security such as letters of credit or stand-alone secured creditor impaired property policies, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that any environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:  (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                                            Portions of some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain
                                            circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
                                            Problems associated with mold could result in the interruption of cash flow,

                                      S-70

                                            remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                            Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to the
                                            certificateholders.

                                            60 of the mortgaged properties, securing the mortgage loans representing 2.9% of the initial outstanding pool balance (which include 45 mortgage loans in loan group 1, representing 2.7% of the initial outstanding loan group 1 balance, and 15 mortgage loans in loan group 2, representing 4.2% of the initial outstanding loan group
                                            2 balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. In addition, certain mortgaged properties have the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy that provides coverage for selected environmental matters with respect to those properties.
                                            Such stand-alone properties may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold or other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan. We describe each policy under "Description of the Mortgage Pool--Assessments of
                                            Property Value and Condition--Environmental Assessments" in this prospectus supplement. Generally, environmental site assessments are not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A LOSS...........  423 of the mortgage loans (including hyperamortizing mortgage loans), representing 100% of the initial outstanding pool balance (which include 355 mortgage loans in loan group 1, representing 100% of the initial outstanding loan group 1 balance, and 68 mortgage loans in loan group 2, representing 100% of the initial outstanding loan group
                                            2 balance), are balloon loans. 14 of these mortgage loans, representing 4.2% of the initial outstanding pool balance (which include 12 mortgage loans in loan group 1, representing 4.5% of the initial outstanding pool balance, and 2 mortgage loans in loan group
                                            2, representing 2.7% of the initial outstanding loan group 2 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans," that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal

                                      S-71

                                            amortization at a specified date prior to stated maturity. These ARD
                                            Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay the loan on its anticipated repayment date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                            o    the availability of, and competition for, credit for commercial real estate projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the related mortgaged property;

                                            o    the borrower's equity in the related mortgaged property;

                                            o    the borrower's financial condition;

                                            o    the operating history and occupancy level of the mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            None of the mortgage loan sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE TO
THE MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES..............................  Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless those other loans are included in the trust.
                                            However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no additional secured subordinate financing exists.

                                            With respect to Mortgage Loan No. 1 (referred to herein as the
                                            "Beacon Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC
                                            Portfolio Pari Passu Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of
                                            $775,000,000

                                      S-72

                                            that is secured by the mortgaged properties on a pari passu basis with several other notes (the "Beacon Seattle & DC Portfolio
                                            Companion Loan") that are not included in the trust. The Beacon
                                            Seattle & DC Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $1,925,000,000. The Beacon Seattle
                                            & DC Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Beacon Seattle & DC Portfolio Pari
                                            Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Beacon Seattle & DC
                                            Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI
                                            DSCR, NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV,
                                            Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio
                                            Pari Passu Loan and the Beacon Seattle & DC Portfolio Companion
                                            Loan. Please see Appendix IV for more details.

                                            Mortgage Loan No. 23, representing 0.6% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $31,500,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,500,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 81.4% and the aggregate underwritten
                                            DSCR based on the debt of the mortgage loan and the B Note is 1.32x.

                                            Mortgage Loan No. 28, representing 0.5% of the initial outstanding pool balance, represents the senior financing interest in a A/Junior
                                            A/B note loan structure which totals $35,257,786. The Junior A Note has an outstanding principal balance as of the Cut-off Date of
                                            $4,200,000 and is not included in the trust. The B Note has an outstanding principal balance as of the Cut-off Date of $5,348,049 and is not included in the trust. The aggregate LTV of the mortgage loan, Junior Note A and B Note is 82.7% and the aggregate
                                            underwritten DSCR based on the debt of the mortgage loan, the Junior
                                            Note A and the B Note is 1.12x.

                                            Mortgage Loan No. 164, representing 0.1% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $6,380,000. The B Note has an
                                            outstanding principal balance as of the Cut-off Date of $380,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 83.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.27x.

                                            Mortgage Loan No. 1, representing 15.8% of the initial outstanding balance, has mezzanine financing in the amount of $205,000,000.

                                            Mortgage Loan No. 2, representing 6.1% of the initial outstanding pool balance, has cross-collateralized and cross-defaulted mezzanine financing in the aggregate amount of $209,100,000.

                                            Mortgage Loan No. 3, representing 4.3% of the initial outstanding pool balance, has mezzanine financing in the amount of $34,000,000.
                                            The amount can be increased by up to $23,000,000 within the first two years of the loan term, provided the total mezzanine loan amount, combined with the senior loan amount is not greater than 90% LTV.

                                            Mortgage Loan No. 4, representing 4.0% of the initial outstanding pool balance, has mezzanine financing in the amount of $20,000,000.

                                      S-73

                                            Additionally, the borrower has an unsecured obligation (during the term of the loan) to pay $50,000 annually to one guarantor and
                                            $100,000 annually to another guarantor in order to comply with the requirements of the laws of England and Wales.

                                            With respect to Mortgage Loan No. 13, representing 0.9% of the initial outstanding pool balance, the borrower is a party to a payment agreement with the Village of Glenview, pursuant to which agreement borrower agreed to pay an annual equity participation payment to the Village of Glenview from net operating income of the property. Borrower owes 36.54% of $12,750,000. Moreover, borrower owes 36.54% of $750,000 on August 16, 2008 regardless of any net operating income that is generated by the property. All such payments shall be applied to borrower's total obligation.

                                            With respect to Mortgage Loan No. 165, representing 0.1% of the initial outstanding pool balance, the borrower has a junior loan in the amount of $1,000,000, which is unsecured and is subordinate to the mortgage loan.

                                            With respect to Mortgage Loan No. 221, representing 0.1% of the initial outstanding pool balance, the borrower has unsecured outstanding loans in the aggregate amount of $158,485 in favor of guarantor and guarantor's affiliates.

                                            In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower.
                                            In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under certain mortgage loans in the trust do not require the borrowers to be special purpose entities.

                                            9 mortgage loans, representing 1.4% of the initial outstanding balance (which includes 9 mortgage loans in loan group 1,
                                            representing 1.6% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional financing that is secured by the related mortgaged property.

                                            2 mortgage loans, representing 0.5% of the initial outstanding pool balance (which include 1 mortgage loan in loan group 1, representing
                                            0.2% of the initial loan group 1 balance and 1 mortgage loan in loan group 2 representing 2.7% of the initial loan group 2 balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions and also permit the borrower to enter into additional financing that is secured by the related mortgaged property under certain conditions.

                                            28 mortgage loans, representing 21.0% of the initial outstanding pool balance (which includes 22 mortgage loans in loan group 1, representing 17.8% of the initial outstanding loan group 1 balance,
                                            and

                                      S-74

                                            6 mortgage loans in loan group 2, representing 39.6% of the initial outstanding loan group 2 balance) permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

                                            10 mortgage loans, representing 3.2% of the initial outstanding pool balance (and representing 3.8% of the loan group 1 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

                                            In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence. Such purchase price generally does not include a yield maintenance premium or prepayment premium.
                                            Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium.

                                            For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

                                            No representation is made as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in those borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                            When a borrower, or its equity owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                      S-75

                                            Additionally, if the borrower, or its equity owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If the other lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by that lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of the other lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                            Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle
                                            Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000),
                                            the United States Bankruptcy Court for the Northern District of
                                            Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN.....................  Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                            o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o    reduce monthly payments due under a mortgage loan;

                                      S-76

                                            o    change the rate of interest due on a mortgage loan; or

                                            o    otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

                                            In addition, certain of the mortgage loans have sponsors or borrowers that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS WERE
NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION........................  Certain of the mortgage loans were not originated specifically for securitization, and generally those mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

                                      S-77

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES.........................  While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents).
                                            Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the applicable borrower.
                                            One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT.....................  The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o    responding to changes in the local market;

                                            o    planning and implementing the rental structure;

                                            o    operating the property and providing building services;

                                            o    managing operating expenses; and

                                            o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                      S-78

                                            We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT
BE ENFORCEABLE............................  Provisions prohibiting prepayment during a lockout period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                                            Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                            Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES......................  The mortgage pool includes 7 groups of mortgage loans, representing
                                            1.1% of the initial outstanding pool balance (which include 7 groups of mortgage loans in loan group 1, representing 1.3% of the initial outstanding loan group 1 balance), under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.

                                            Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

                                      S-79

                                            o    one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                            o    the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

                                            o    the borrower was insolvent when it granted the lien, was
                                                 rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                            Among other things, a legal challenge to the granting of the liens may focus on:

                                            o    the benefits realized by such borrower entity from the
                                                 respective mortgage loan proceeds as compared to the value of its respective property; and

                                            o    the overall cross-collateralization.

                                            If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain
                                            circumstances, invalidating the loan or the related mortgages that are subject to this cross-collateralization.

                                            Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                            Moreover, certain mortgage loans may be secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdictions over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON
YOUR CERTIFICATES.........................  Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs

                                      S-80

                                            of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES......................  Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o    a title insurer will have the ability to pay title insurance claims made upon it;

                                            o    the title insurer will maintain its present financial strength;
                                                 or

                                            o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..............................  Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders.
                                            Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after those mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current

                                      S-81

                                            purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                            In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time. There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

                                            Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES.........................  From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT...........................  On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington,
                                            D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the
                                            United States.

                                            The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

                                      S-82

                                            It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments
                                            (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against those risks. If a borrower does not have insurance against those risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect the reconstruction or major repairs or may materially increase the cost thereof.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                            In light of the September 11, 2001 terrorist attacks in New York
                                            City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the
                                            Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance
                                            Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

                                            The Terrorism Insurance Program was originally scheduled to expire on
                                            December 31, 2005. However, on December 22, 2005, the Terrorism Risk
                                            Insurance Extension Act of 2005 was enacted, which

                                      S-83

                                            extended the duration of the Terrorism Insurance Program until
                                            December 31, 2007.

                                            The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                            In addition, with respect to any act of terrorism that occurs in
                                            2007, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                            The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                            Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk"
                                            policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

                                            To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain that insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                            Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. In addition, certain mortgage loans may provide that if the Terrorism Risk Insurance Act of 2002, as amended is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for a premium specified in the loan documents. If casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE...........  The loan documents for each mortgage loan generally require that
                                            (A) "all risk" insurance policies be maintained in an amount equal to

                                      S-84

                                            either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding this requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the
                                            requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the
                                            "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                            Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that those policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under those policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY............  Licensed engineers generally inspected the mortgaged properties and prepared engineering reports in connection with the origination, acquisition or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                            With respect to the mortgaged properties for which engineering reports were prepared on or after December 14, 2005, relating to each mortgaged property, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the applicable mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan. With respect to three mortgaged properties (Mortgage
                                            Loan No. 408, Circle K - 1985 West Market, Akron - Mazeltov, Mortgage
                                            Loan

                                      S-85

                                            No. 422, Circle K - 440 West Market, Akron, and Mortgage Loan
                                            No. 423, Circle K - Albuquerque), engineering reports were not required.

                                            We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was identified, that condition generally has been or is required to be remedied to the related mortgage loan seller's satisfaction or funds as deemed necessary by the applicable mortgage loan seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for those repairs were available at origination. No additional property inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES...............  In general, in connection with the origination or sale to us of each of the mortgage loans, the related mortgaged property was appraised.
                                            The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                            Except as set forth below, for each of the mortgaged properties, the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on an estimate of value from a third-party appraisal, which was generally conducted on or after November 28, 2005. See the footnotes to Appendix II of this prospectus supplement.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES..............................  As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (it being understood that realized losses will be allocated first, to the Class A-J Certificates and then, to the Class A-M Certificates, with

                                      S-86

                                            those classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES.........................  As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the holders of the more senior certificates having an earlier alphabetical class designation (it being understood that such rights of the holders of the Class A-J
                                            Certificates will be subordinated to the rights of the holders of the
                                            Class A-M Certificates). Losses on the mortgage loans will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class
                                            M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
                                            Class D, Class C, Class B, Class A-J and Class A-M Certificates, in
                                            that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the
                                            Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
                                            Certificates, pro rata, and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-W Certificates, in
                                            proportion to the amount of interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.
                                            The independent contractor would only be permitted to renovate or perform construction work on a foreclosed mortgaged property if such construction was at least 10% completed when default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or a sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for
                                            distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the offered certificates.

                                      S-87

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON
YOUR CERTIFICATES.........................  Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES......................  32 groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership (which include 25 groups of mortgage loans exclusively in loan group 1 and 7 groups of mortgage loans exclusively in loan group 2; of these 32 groups, the
                                            3 largest groups represent 2.9%, 2.8% and 2.5%, respectively, of the initial outstanding pool balance). The related borrower
                                            concentrations of the 3 largest groups exclusively in loan group 1 represent 3.4%, 3.0% and 2.2%, respectively, of the initial outstanding loan group 1 balance, and the three largest groups of mortgage loans exclusively in loan group 2 represent 18.8%, 2.7% and
                                            1.6%, respectively, of the initial outstanding loan group 2 balance.

                                            The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of the related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one of those properties, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..............................  In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain

                                      S-88

                                            attornment provisions, that mortgaged property could experience a further decline in value if those tenants' leases were terminated.
                                            This is particularly likely if those tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                            Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Those provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price and the overall marketability of the mortgaged property. In addition, certain of the mortgaged properties are and/or may be leased in whole or in part by government tenants or government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.
                                            If a borrower incurs these costs or fines, the amount available to pay debt service would be reduced.

INCREASES IN REAL ESTATE TAXES DUE
TO TERMINATION OF A PILOT PROGRAM
OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE PAYMENTS
TO CERTIFICATEHOLDERS.....................  Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real

                                      S-89

                                            estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

ASSUMPTIONS MADE IN DETERMINING
UNDERWRITTEN NET CASH FLOW MAY
PROVE TO BE INAPPROPRIATE.................  As described under "Description of The Mortgage Pool--Additional
                                            Mortgage Loan Information" and "Glossary of Terms--Underwritable Cash
                                            Flow" in this prospectus supplement, underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the
                                            underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

                                            In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

                                            The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See "Description of The Mortgage
                                            Pool--Additional Mortgage Loan Information" and "Glossary of Terms" for
                                            a discussion of the assumptions used in determining net cash flow.
                                            Neither the depositor nor the underwriters express any opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

                                      S-90

RISKS RELATING TO TAX CREDITS.............  With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal
                                            Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

                                            The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period.
                                            In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the
                                            Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

                                            If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.
                                            Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust's recovery on that property.

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR
CERTIFICATES..............................  The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans for which it is responsible. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement.
                                            At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of
                                            certificates, that is, the controlling class, outstanding from time to time; these holders may have interests in conflict with those of some or all of the certificateholders. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the

                                      S-91

                                            special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class or certificateholder from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the non-offered certificates.

                                            The master servicers, any primary servicer, the special servicer or an affiliate of any of them may hold a Serviced Companion Loan or acquire certain certificates, including those of the initial controlling class. Under such circumstances, the master servicers, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the
                                            certificates. In addition, the master servicers, the special servicer, the primary servicer and the subservicers will service loans other than those included in the issuing entity in the ordinary course of their business. In these instances, the interests of the master servicers, the special servicer, the primary servicers or the subservicers, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any
                                            Serviced Companion Loan or certificates by the master servicers, the primary servicers or the special servicer, as applicable. Centerline
                                            REIT Inc., an affiliate of Centerline Servicing Inc., will be the initial holder of the Controlling Class and will be the initial operating adviser. The special servicer will be Centerline Servicing
                                            Inc.

                                            It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.
                                            Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

                                            The activities of the mortgage loan sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of each of the mortgage loan sellers or their affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class, the mortgage loan seller, as part of the holders of the controlling class,

                                      S-92

                                            would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                            The master servicer for the PMCF mortgage loans will be Prudential
                                            Asset Resources, Inc., which is an affiliate of one of the sponsors and mortgage loan sellers. The master servicer for the mortgage loans sold to the trust by Wells Fargo Bank, National Association
                                            ("Wells Fargo") will be Wells Fargo. In addition, the primary servicer for the mortgage loans sold to the trust by Principal
                                            Commercial Funding II, LLC is Principal Global Investors, LLC, an
                                            affiliate of such mortgage loan seller. The primary servicer for the mortgage loans sold to the trust by NatCity is Capstone Realty
                                            Advisors, LLC, an affiliate of such mortgage loan seller. Capmark, as the master servicer responsible for servicing the mortgage loans sold to the trust by PCFII (as well as the mortgage loans sold to the trust by LaSalle Bank National Association and RBC), and Wells Fargo,
                                            as the master servicer responsible for servicing the mortgage loans sold to the trust by NatCity (as well as the mortgage loan sold to the trust by Wells Fargo and Morgan Stanley Mortgage Capital Inc.),
                                            will each delegate many of its servicing obligations to the applicable primary servicer for the related mortgage loans pursuant to a primary servicing agreement. Under these circumstances,
                                            Prudential Asset Resources, Inc., Wells Fargo or the primary servicers because they are, or are affiliated with, mortgage loan sellers, may have interests that conflict with the interests of the holders of the certificates. However, both the pooling and servicing agreement and the primary servicing agreements will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.

                                            The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                            With respect to Mortgage Loan No. 28, representing approximately 0.5%
                                            of the Initial Pool Balance, the holder of the related LaSalle
                                            Subordinate Loan, Caplease Debt Funding, LP ("Caplease"), is also an owner of the borrower. Pursuant to the applicable Co-Lender
                                            Agreement, the mortgagee will be required to seek the consent of
                                            Caplease, as holder of the related LaSalle Subordinate Loan, in connection with certain modifications and/or waivers of the mortgage loan agreement which materially and adversely affect Caplease as holder of the LaSalle Subordinate Loan. Accordingly, a conflict of interest may result between Caplease's interests as lender and as an owner of the borrower.

                                            In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates thereof. The holders of such subordinate indebtedness or such mezzanine loans may

                                      S-93

                                            have interests that conflict with the interests of the holders of the certificates.

                                            Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                            The depositor is an affiliate of Morgan Stanley Mortgage Capital
                                            Inc., one of the mortgage loan sellers, sponsors and originators, and
                                            Morgan Stanley & Co. Incorporated, one of the underwriters. LaSalle
                                            Bank National Association, one of the mortgage loan sellers, sponsors and originators and the paying agent, certificate registrar, authenticating agent and custodian, is the parent of LaSalle
                                            Financial Services, Inc., one of the underwriters. Royal Bank of
                                            Canada, one of the mortgage loan sellers, sponsors and originators, is an affiliate of RBC Capital Markets Corporation, one of the underwriters.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES............  The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary
                                            prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

                                            The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                            In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
                                            Class A-4 and Class B Certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3,
                                            Class A-AB, Class A-4 and Class B Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See "Yield,
                                            Prepayment and Maturity Considerations" in this prospectus supplement.

                                            Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the

                                      S-94

                                            prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be.
                                            Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                            o    the terms of the mortgage loans;

                                            o    the length of any prepayment lockout period;

                                            o    the level of prevailing interest rates;

                                            o    the availability of mortgage credit;

                                            o    the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, a primary servicer or the special servicer to enforce the related provisions;

                                            o    the failure to meet requirements for release of escrows/reserves that result in a prepayment;

                                            o    the occurrence of casualties or natural disasters; and

                                            o    economic, demographic, tax or legal factors.

                                            Certain mortgage loans permit a prepayment in connection with a partial defeasance or property release. See "Summary of Free Writing
                                            Prospectus--Information About the Mortgage Pool."

                                            In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

                                            Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to satisfaction of various conditions.

                                            In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

                                            For further information concerning certain of the foregoing provisions, see the footnotes to Appendix II of this prospectus supplement.

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or
                                            condemnation unless an event of default has occurred. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation

                                      S-95

                                            awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your
                                            certificates. Similarly, certain of the holders of a mezzanine loan have the right to purchase the related mortgage loans from the trust upon the occurrence of certain events (including a default), which will result in payment to holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable.

                                            Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                            In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL.....................  Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus supplement. In order to obtain this release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required
                                            (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

                                      S-96

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
YOU PURCHASE THE CERTIFICATE AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE...............................  The yield on any certificate will depend on (1) the price at which that certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                            o    the interest rate for that certificate;

                                            o    the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which those amounts are to be applied or otherwise result in a reduction of the certificate balance of such
                                                 certificate;

                                            o    the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                            o    the rate and timing of any reimbursement of either master
                                                 servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances and interest thereon or advances remaining unreimbursed on a
                                                 modified mortgage loan on the date of that modification;

                                            o    the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in a master servicer's compensation as described in this prospectus supplement;

                                            o    the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                            o    the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn,
                                                 distributed on that certificate.

                                            In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates.
                                            Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

                                      S-97

YOU BEAR THE RISK OF
BORROWER DEFAULTS.........................  The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                            o    the aggregate amount of distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of holders of the Class A-M Certificates). Losses on the mortgage loans will be allocated to the Class S, Class Q, Class P, Class O, Class N,
                                            Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
                                            E, Class D, Class C, Class B, Class A-J and Class A-M Certificates,
                                            in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class
                                            A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro
                                            rata, and, with respect to interest losses only, the Class X-1, Class
                                            X-2 and Class X-W Certificates based on their respective entitlements.

                                            If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of that class.

                                            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and those losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, that yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                            Furthermore, if P&I advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, if at all, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions

                                      S-98

                                            in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES......................  To the extent described in this prospectus supplement, the master servicers, the special servicer or the trustee will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan; however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and that special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS.....................  In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if that challenge were successful, delays or reductions in payments on your certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the mortgage loan sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking those results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While one or more underwriters currently intend to make a

                                      S-99

                                            secondary market in the certificates, none of them is obligated to do
                                            so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A WEIGHTED
AVERAGE COUPON RATE ENTAIL RISKS
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.............  The interest rates on certain of the certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at the weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "weighted average net mortgage rate."

                                            Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                            In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

LITIGATION OR OTHER LEGAL
PROCEEDINGS COULD ADVERSELY
AFFECT THE MORTGAGE LOANS ................  There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and/or managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. Such litigation, other legal proceedings, or other adverse situations could have a material adverse effect on your investment.

                                            With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio, a
                                            lawsuit involving the development of Market Square property filed in
                                            February 2001 (after a substantially similar action was dismissed from federal court following dismissal of a RICO count, upheld on appeal) is pending. The defendants are the general partner of the property owner and the current and former partners in and affiliates of such general partner and the plaintiff is the limited partner of the property owner. The complaint alleges fraud, conspiracy, breach of contract, breach of fiduciary duty, inducement of fiduciary breach, and failure to provide access to the books and records of the property owner and seeks monetary and injunctive relief. The defendants filed an answer in November 2001 denying liability.
                                            Document discovery was

                                      S-100

                                            substantially completed in 2003 but depositions have not commenced.
                                            The case currently is stayed pending the interlocutory appeal noted
                                            above. The defendants appealed an order granting in part a motion by the plaintiff to compel the production of certain privileged documents. In connection with the above action, Western Associates
                                            Limited Partnership delivered a Notice of Lis Pendens January 30,
                                            2007.

                                            With respect to Mortgage Loan Nos. 64 (Gateway Medical Research
                                            Building) and 235 (LifePort Portfolio), representing 0.4% of the initial outstanding pool balance (and representing 0.4% of the loan group 1 balance), certain sponsors of the related borrower, including
                                            Corporate Property Associates 16 - Global Incorporated ("CPA 16") a
                                            wholly owned subsidiary of W.P. Carey & Co. LLC ("W.P. Carey"), have advised the related mortgage loan seller that, in March 2004, Carey
                                            Financial Corporation ("Carey Financial"), the broker-dealer that managed the public offering of Corporate Property Associates 15
                                            Incorporated ("CPA 15") and a wholly-owned subsidiary of W.P. Carey, received a letter from the SEC alleging various securities law violations by CPA 15 and Carey financial in connection with CPA 15's public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in September 2004 Form 10-Q that it, Carey Financial and CPA
                                            15 have each received subpoenas from the staff of the SEC Division of
                                            Enforcement (the "SEC Enforcement Staff") requesting information relating, to, among other things, the events addressed in the March
                                            2004 letter. W.P. Carey further reported in its March 2005 10-Q that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with
                                            CPA 15 and other REITs managed by W.P. Carey, including CPA 16.
                                            Based on W.P. Carey's Form 10-K for 2006, these investigations remain outstanding. It cannot be determined at this time what action, if any, the SEC will pursue again W.P. Carey, Carey Financial, CPA 15 or
                                            CPA 16 (which may include civil monetary penalties, injunctive relief or rescission) or the effect on operations of such entities if an action is brought by the SEC. Although no action is currently pending against any member of W.P. Carey, Carey Financial, CPA 15 or
                                            CPA 16, there can be no assurance that any action relating to these allegations, if commenced, would not have a material adverse affect on the certificates.

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)............... The mortgages or assignments of mortgages for some of the mortgage loans may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns.
                                            Subsequent assignments of any such mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the

                                      S-101

                                            distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-102

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      LaSalle Bank National Association

      LaSalle Bank National Association ("LaSalle") is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 34.5% of the Initial Pool Balance.

      LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite
3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers, including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
September 30, 2006, LaSalle had total assets of approximately $71.4 billion.
LaSalle is also acting as paying agent, certificate registrar, authenticating agent and custodian for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

      On April 23, 2007, ABN AMRO Bank N.V. announced that it has entered into
(1) an agreement to be purchased by Barclays PLC pursuant to a merger transaction and (2) an agreement to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America
Corp. Completion of each transaction is subject to regulatory approvals and various other closing conditions. In addition, a Dutch court has ruled that ABN
AMRO Bank N.V. must obtain shareholder approval of a sale of LaSalle Bank
National Association. ABN AMRO Bank, N.V. has announced that it has received alternative purchase proposals for its entire business and for ABN AMRO North
America Holding Company from a bank group led by Royal Bank of Scotland Group
PLC. Bank of America Corp., however, has asked a U.S. court to enjoin ABN AMRO
Bank N.V. from selling LaSalle Bank National Association to another party.

      LaSalle's Commercial Mortgage Securitization Program

      LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP"
program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset Receiving
Corporation acted as depositor and the "HQ" and "IQ" programs in which Morgan
Stanley Capital I Inc., the Depositor for this transaction, acted as depositor.

      Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle originated approximately 2,917 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006,
LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the Depositor.

      In addition, LaSalle has been active as an originator of small, multi-family, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5

                                      S-103

million, and beginning in 2005 has securitized approximately $1.8 billion in aggregate principal balances of such loans in private transactions. No such loans are included in this offering.

      Servicing

      LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

      Underwriting Standards

      LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

      Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an appraisal, engineering report, environmental report, analysis of historical property operating statements, if available, and a review of rent rolls, current and historical real estate taxes, and certain tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan originated by LaSalle as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing

                                      S-104

commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      The information set forth herein concerning LaSalle has been provided by
LaSalle. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

      Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California, Irvine, California, Alpharetta, Georgia, Dallas, Texas and
Herndon, Virginia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations.
Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

      MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2006.

                                TOTAL MSMC MORTGAGE       TOTAL MSMC MORTGAGE
         TOTAL MSMC MORTGAGE   LOANS SECURITIZED WITH    LOANS SECURITIZED WITH    TOTAL MSMC MORTGAGE
 YEAR          LOANS*           AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR    LOANS SECURITIZED
------   -------------------   ----------------------   ------------------------   -------------------
                                    (Approximate Amounts in Billions of $s)

2006            16.9                    8.9                       1.9                     10.7
2005            12.9                    8.2                       1.5                      9.6
2004             7.6                    5.1                       1.3                      6.4
2003             6.4                    3.5                       1.3                      4.8

____________________

*     Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self

                                      S-105

storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

      Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or

                                      S-106

reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

      Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      The information set forth herein concerning MSMC has been provided by
MSMC. None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMC makes any representation or warranty as to the accuracy or completeness of such information.

      Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated include the "TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan Stanley
Capital I Inc. have alternately acted as depositor, the "PWR" program in which
Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns Commercial
Mortgage Securities II Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2006, was approximately $10.3 billion. As of such date, these securitized loans included approximately 1,468 mortgage loans, all of which were fixed rate and which have been included in approximately 40 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated),

                                      S-107

will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--The Primary
Servicers" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain

                                      S-108

mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      Royal Bank of Canada

      Royal Bank of Canada ("RBC" or the "Bank"), a Schedule I bank under the
Bank Act (Canada), is a sponsor of this transaction and one of the mortgage loan sellers. RBC originated and underwrote all of the mortgage loans it is selling in this transaction. RBC Capital Markets Corporation, an indirect subsidiary of
RBC, is one of the underwriters in this transaction. RBC's principal executive offices are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario,
Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in
New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston, Texas; Dallas, Texas;
Greenwich, Connecticut; Wilmington, Delaware; Chicago, Illinois and San
Francisco, California. The Bank's U.S. Real Estate Mortgage Capital business unit ("Mortgage Capital") is part of the Bank's Securitization Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the Currency. The Bank is
Canada's largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at January 31, 2007, total assets of Cdn$571.6 billion (approximately $458.9 billion), shareholders' equity of Cdn$23.5 billion
(approximately $19.9 billion) and total deposits of Cdn$365.6 billion
(approximately $310.8 billion). The foregoing figures in Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the
Bank's unaudited consolidated financial statements included in the Bank's report to shareholders for the period ended January 31, 2007. The foregoing figures in
U.S. dollars were converted from Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.850 in effect on January 31, 2007. Reference is also made to the notes to such audited consolidated financial statements
(including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers. The Bank's common shares are listed on the Toronto Stock
Exchange, New York Stock Exchange and Swiss Exchange under the trading symbol
"RY." Its preferred shares are listed on the Toronto Stock Exchange. RBC Capital
Markets Corporation, an underwriter for this transaction, is a subsidiary of
RBC.

      RBC's Commercial Real Estate Securitization Program

      RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of January 31, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its
Canadian securitization program in 2003 was approximately Cdn$2.2 billion. These loans were securitized through approximately nine securitizations. Since 2004,
RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust
("REAL-T"), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of January 31, 2007, RBC and its affiliates have originated approximately Cdn$1.8 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

      RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of March 31, 2007,
Mortgage Capital had originated approximately $877.1 million in United States commercial and multifamily mortgage loans since 2006 for inclusion in securitization, of which approximately $80 million were securitized in November
2006 and approximately $338.9 million were securitized

                                      S-109

in March 2007 through trusts created by unrelated depositors and into which RBC and certain unrelated mortgage loan sellers sold commercial and multifamily mortgage loans.

      RBC's Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

      For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan. This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures,
Mortgage Capital also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals,""--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process" and "--Zoning and Building Code
Compliance."

      In addition, the borrower is required to provide, and Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard form
American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

      The borrower is required to provide, and Mortgage Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

      Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. Mortgage Capital's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such

                                      S-110

mortgage loans would have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt were taken into account. The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, Mortgage Capital underwriting guidelines generally permit a maximum amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

      Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

      Prudential Mortgage Capital Funding, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 7.4% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through March 31, 2007, PMCC originated for securitization approximately 792 mortgage loans, having a total original principal amount of approximately $11.40 billion, which were assigned to PMCF, and approximately $8.74 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 23 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $8.74 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $8.44 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

                                      S-111

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the rating agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and Bear Stearns Commercial Mortgage Securities Inc. or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $869.13 million of mortgage loans under the IQ program and approximately $7.04 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, will act as master servicer with respect to the mortgage loans sold to the trust by PMCF. See "--Master Servicers" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Compliance."

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported

                                      S-112

elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

      See Appendix II to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

      The information set forth herein concerning PMCF and PMCC has been provided by PMCF. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PMCF makes any representation or warranty as to the accuracy or completeness of such information.

      Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us. Wells
Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC).
The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California
94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is
subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Morgan Stanley Capital I Inc. and Bear Stearns Commercial
Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns
Commercial Mortgage Securities II Inc. act as depositor, the "HQ" and "LIFE"
programs in which Morgan Stanley Capital I Inc. acts as depositor, and the
"ML-CFC" program in which Merrill Lynch Mortgage Investors, Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                      S-113

      Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. Wells Fargo Bank will act as the master servicer for the mortgage loans sold to the trust by Wells Fargo Bank,
Morgan Stanley Mortgage Capital Inc. and NatCity under the pooling and servicing agreement. See "Transaction Parties--The Master Servicers--Wells Fargo Bank,
National Association" in this prospectus supplement.

      Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix
II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this free writing prospectus.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some

                                      S-114

cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

      National City Bank

      National City Bank, a national banking association ("National City Bank"), is one of the mortgage loan sellers. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank's commercial mortgage origination division is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its
telephone number is (216) 222-2000. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the
Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

      The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the
underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-IQ14 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans (or the Serviced Loan
Groups, as applicable) and any REO Property, disposing of defaulted mortgage loans and REO

                                      S-115

Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under "Description of the Offered
Certificates--Amendments to the Pooling and Servicing Agreement." The Trust
administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction Parties--The Trustee," "--The Paying
Agent, Certificate Registrar, Authenticating Agent and Custodian," "--The Master
Servicers," and "--The Special Servicer" and under "Servicing of the Mortgage
Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the custodian, the master servicers and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

(1)   If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy
      Code"), a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the
      Depositor (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

(2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
      (a) a transfer of the related mortgage loans by the Depositor to the trust
      (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans (including the collections thereon)
      would not be impaired by the operation of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated

                                      S-116

in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE

      The Bank of New York Trust Company, National Association will serve as trustee under the Pooling and Servicing Agreement pursuant to which the
Certificates are being issued.

      The Bank of New York Trust Company, National Association is a national banking association. The Bank of New York Trust Company, National Association
has served and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of commercial mortgage loans.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt is at all times rated not less than "Aa3" by Moody's and "A+" by S&P, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See "Description of the
Offered Certificates--Distributions--Fees and Expenses" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Duties of
the Trustee," "Description of the Pooling and Servicing Agreements--Regarding
the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling
and Servicing Agreements--Resignation and Removal of the Trustee" in the
prospectus.

      The information set forth herein concerning The Bank of New York Trust
Company, National Association has been provided by The Bank of New York Trust
Company, National Association. None of the Depositor, the Paying Agent, the
underwriters nor any other person other than The Bank of New York Trust Company,
National Association makes any representation or warranty as to the accuracy or completeness of such information.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or the special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing
Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances" in this prospectus supplement

                                      S-117

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the
Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its obligations to provide the Paying Agent with any reportable information required under the Exchange Act or Regulation AB under the Pooling and Servicing
Agreement, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee

                                      S-118

meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

      (a)   by the predecessor trustee, if such predecessor trustee has resigned or been removed for cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

      (b)   by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such
            Certificateholders; and

      (c)   out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

      Trustee Compensation

      As compensation for the performance of its duties as trustee, The Bank of
New York Trust Company, National Association will be paid the monthly Trustee
Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00044% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

THE PAYING AGENT, CERTIFICATE REGISTRAR, AUTHENTICATING AGENT AND CUSTODIAN

      LaSalle Bank National Association will initially serve as paying agent, as certificate registrar and authenticating agent for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates. LaSalle Bank National Association will also serve as custodian under the pooling and servicing agreement.

      LaSalle Bank National Association will be the paying agent and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is
a national banking association formed under the federal laws of the United
States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed security transactions. The depositor, the master servicers, the primary servicers, the special servicer, the trustee, the sponsors and the mortgage loan sellers may maintain other banking relationships in the ordinary course of business with the paying agent. The paying agent's corporate paying agent office is located at 135
South LaSalle Street, Suite 1625,

                                      S-119

Chicago, Illinois, 60603. Attention: Global Securities and Trust Services -
Morgan Stanley 2007-IQ14 or at such other address as the paying agent may designate from time to time.

      The long-term unsecured debt of LaSalle is rated "Aa3" by Moody's, "A+" by
S&P and "AA-" by Fitch Ratings.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      The contract between ABN AMRO Bank N.V. and Bank of America Corp. contains a 14 calendar day "go shop" clause which continued until 11:59 PM New York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

      The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
As of the date hereof, neither a shareholders meeting to vote on the proposed sale of LaSalle Bank National Association nor an appeal of the ruling has occurred. On May 4, 2007, Bank of America Corporation filed a lawsuit against
ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the
Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank National Association or selling LaSalle Bank
National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this free writing prospectus, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicers, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

      LaSalle Bank National Association and Morgan Stanley Mortgage Capital Inc.
("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain

                                      S-120

commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and Prudential Mortgage Capital Funding,
LLC ("Prudential") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Prudential for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Prudential to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      The paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons are entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the paying agent is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

      The information set forth in this prospectus supplement concerning LaSalle has been provided by LaSalle. None of the Depositor, the Trustee, the master servicers, the special servicer, the underwriters nor any other person other than LaSalle makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICERS

      Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicers are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

      The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

                                      S-121

      Capmark Finance Inc.

      Capmark will act as general master servicer under the Pooling and
Servicing Agreement with respect to the mortgage loans (or the Serviced Loan
Groups, as applicable) sold to the trust by LaSalle Bank National Association,
RBC or PCFII. Capmark's servicing offices are located at 116 Welsh Road,
Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2006, Capmark was the master servicer and/or primary of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance.

      The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2004 to 2006 in respect of which Capmark has acted as master and/or primary servicer.

                                      YEAR (AMOUNTS IN $ BILLIONS)
                                  ------------------------------------

                                     2004         2005         2006
                                  ----------   ----------   ----------
      CMBS (US)................     100.2        122.4        135.3
      Other....................      97.0        102.8        131.5
                                  ----------   ----------   ----------
         TOTAL.................     197.2        225.2        266.8
                                  ==========   ==========   ==========

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer, as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland Limited (formerly known as GMAC Commercial
Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all
European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

      Capmark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. Capmark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and Capmark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

                                      S-122

      The information set forth herein concerning Capmark has been provided by
Capmark. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than Capmark makes any representation or warranty as to the accuracy or completeness of such information.

      Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will be the master servicer with respect to the mortgage loans (or Serviced Loan Group, if any) sold to the trust by Wells Fargo Bank, Morgan Stanley Mortgage Capital Inc.
and PCFII. The principal commercial mortgage servicing offices of Wells Fargo
Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by government authorities.

                                      S-123

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by Wells Fargo Bank. None of the Depositor, the
Trustee, the Paying Agent, the underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

      Prudential Asset Resources, Inc.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a general master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. and an affiliate of Prudential Mortgage
Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential
Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers.
PAR's principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX
75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE LOANS        2005              2004              2003
-------------------------  ----------------  ----------------  -----------------
          CMBS             $  9,031,936,108  $  6,820,173,095  $  5,286,632,411
          Total            $ 46,502,629,927  $ 44,396,359,820  $ 35,642,879,817

      The information set forth in this prospectus supplement concerning PAR has been provided by PAR. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than PAR makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICERS

      Principal Global Investors, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2006, PGI was responsible for servicing approximately
3,092 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.4 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily,

                                      S-124

office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2006, PGI was a primary servicer in approximately 43 commercial mortgage-backed securitization transactions, servicing approximately
1,489 loans with an aggregate outstanding principal balance of approximately
$10.2 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

            o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing
                  compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

            o     providing certain CMSA reports to the master servicer;

            o     processing certain borrower requests (and obtaining, when
                  required, consent of the master servicer and/or special
                  servicer, as applicable); and

            o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI and Principal Commercial Funding II, LLC. None of the
Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than PGI and Principal Commercial Funding II, LLC makes any representation or warranty as to the accuracy or completeness of such information.

      Capstone Realty Advisors, LLC

      Capstone Realty Advisors, LLC will act as primary servicer with respect to the mortgage loans transferred to the Depositor by NatCity.

      Wachovia Bank, National Association

      Wachovia Bank, National Association will act as primary servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan.

THE SPECIAL SERVICER

      Centerline Servicing Inc. ("CSI") (f/k/a ARCap Servicing, Inc.) will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. CSI is a corporation organized under the laws of the state of
Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc.
(f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding
Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc.
(f/k/a ARCap REIT, Inc.), an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "Description of the Pooling

                                      S-125

and Servicing Agreement--Modifications, Waivers and Amendments," and
"--Defaulted Mortgage Loans; REO Properties; Purchase Option." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of Special Servicer." Certain limitations on each special servicer's liability under the pooling and servicing agreement are described in the prospectus under
"--General" CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2007, CSI was the named special servicer in approximately 67 transactions representing approximately 9,929 first mortgage loans, with an aggregate stated principal balance of approximately $77.604 billion. Of those 67 transactions, 63 are commercial mortgage-backed securities transactions representing approximately 9,845 first mortgage loans, with an aggregate stated principal balance of approximately $76.1 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United
States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately
$175.525 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2007, CSI has resolved 270 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.473 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related subordinate loan or pari passu loan, if in connection with a Serviced Loan Group). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 63 transactions consisting of approximately 9,845 loans with an approximate stated aggregate principal balance of $76.1 billion on March 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions,
CSI is the named special servicer on approximately 84 first mortgage loans with an aggregate stated principal balance of $1.504 billion as of March 31, 2007.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it. None of the Depositor, the Trustee, the Paying Agent, the underwriters nor any other person other than CSI and
Centerline REIT Inc. makes any representation or warranty as to the accuracy or completeness of such information.

                                      S-126

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-IQ14 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about May 30, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of May 1, 2007, among Morgan Stanley
Capital I Inc., the master servicers, the special servicer, the trustee and the paying agent.

      The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

      o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received on or prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
            Cut-off Date;

      o     any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o     a security interest in any "government securities" as defined in the
            Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

      o     certain rights of Morgan Stanley Capital I Inc. under, or assigned to Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage
            Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

      The Certificates will be issued on or about May 30, 2007 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The Certificates will consist of 31 Classes, to be designated as:

      o     the Class A-1 Certificates, the Class A-1A Certificates, the Class
            A-2 Certificates, the Class A-3 Certificates, the Class A-AB
            Certificates and the Class A-4 Certificates;

      o     the Class X-1 Certificates, the Class X-2 Certificates and the Class
            X-W Certificates;

      o     the Class A-M Certificates, the Class A-J Certificates, the Class B
            Certificates, the Class C Certificates, the Class D Certificates,
            the Class E Certificates, the Class F Certificates, the Class G
            Certificates, the Class H Certificates, the Class J Certificates,
            the Class K Certificates, the Class L Certificates, the Class M
            Certificates, the Class N Certificates, the Class O Certificates,
            the Class P Certificates, the Class Q Certificates, the Class S
            Certificates and the Class EI Certificates; and

      o     the Class R-I Certificates, the Class R-II Certificates and the
            Class R-III Certificates.

      The Class A Senior Certificates, the Class A-M Certificates, the Class A-J
Certificates and the Class B Certificates will be issued in denominations of
$25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all

                                      S-127

references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate
Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description Of The Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-M, Class A-J and Class B Certificates will have the following aggregate Certificate Balance. In each case, the Certificate
Balance may vary by up to 5%. Mortgage loans may be removed from or added to the
Mortgage Pool prior to the Closing Date within such maximum permitted variance.
Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement.

                                              APPROXIMATE PERCENT
                        APPROXIMATE INITIAL     OF INITIAL POOL        RATINGS       APPROXIMATE
CLASS                   CERTIFICATE BALANCE         BALANCE         (MOODY'S/S&P)   CREDIT SUPPORT
---------------------   -------------------   -------------------   -------------   --------------

Class A-1...........        $119,100,000             2.43%             Aaa/AAA         30.000%
Class A-1A..........        $725,166,000            14.78%             Aaa/AAA         30.000%
Class A-2...........      $1,182,300,000            24.10%             Aaa/AAA         30.000%
Class A-3...........         $53,800,000             1.10%             Aaa/AAA         30.000%
Class A-AB..........        $140,800,000             2.87%             Aaa/AAA         30.000%
Class A-4...........      $1,212,242,000            24.72%             Aaa/AAA         30.000%
Class A-M...........        $490,487,000            10.00%             Aaa/AAA         20.000%
Class A-J...........        $392,389,000             8.00%             Aaa/AAA         12.000%
Class B.............         $18,394,000             0.38%             Aa1/AA+         11.625%

      The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for those
Certificates in the aggregate.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution

                                      S-128

Date. See "--Distributions" and "--Distributions--Subordination; Allocation of
Losses and Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

      The Notional Amount of the Class X-1 Certificates will be equal to 50% of the aggregate of the Certificate Balances of the Classes of Principal Balance
Certificates outstanding from time to time.

      The Notional Amount of the Class X-W Certificates will be equal to 50% of the aggregate of the Certificate Balances of the Classes of Principal Balance
Certificates outstanding from time to time.

      The notional amount of the Class X-2 Certificates will be equal to:

      o     during the period from the Closing Date through and including the
            Distribution Date occurring in May 2008, the sum of (a) the lesser of $54,387,000 and 50% of the Certificate Balance of the Class A-1
            Certificates outstanding from time to time, (b) the lesser of
            $361,807,500 and 50% of the Certificate Balance of the Class A-1A
            Certificates outstanding from time to time and (c) 50% of the aggregate of the Certificate Balances of the Class A-2, Class A-3,
            Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
            D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
            Class M and Class N Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in May
            2008 through and including the Distribution Date occurring in May
            2009, the sum of (a) the lesser of $347,953,500 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $558,216,000 and 50% of the
            Certificate Balance of the Class A-2 Certificates outstanding from time to time and (c) 50% of the aggregate of the Certificate
            Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class
            A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
            Class J, Class K, Class L, Class M and Class N Certificates
            outstanding from time to time;

      o     during the period following the Distribution Date occurring in May
            2009 through and including the Distribution Date occurring in May
            2010, the sum of (a) the lesser of $333,584,000 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $473,889,500 and 50% of the
            Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
            B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
            Certificates outstanding from time to time and (d) the lesser of
            $11,563,000 and 50% of the Certificate Balance of the Class K
            Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in May
            2010 through and including the Distribution Date occurring in May
            2011, the sum of (a) the lesser of $318,039,500 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $390,764,500 and 50% of the
            Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
            B, Class C, Class D, Class E, Class F and Class G Certificates
            outstanding from time to time and (d) the lesser of $27,608,000 and
            50% of the Certificate Balance of the Class H Certificates
            outstanding from time to time;

      o     during the period following the Distribution Date occurring in May
            2011 through and including the Distribution Date occurring in May
            2012, the sum of (a) the lesser of $218,844,000 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $552,218,000 and 50% of the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and
            Class F Certificates outstanding from time to time and (d) the lesser of $6,854,000 and 50% of the Certificate Balance of the Class
            G Certificates outstanding from time to time;

                                      S-129

      o     during the period following the Distribution Date occurring in May
            2012 through and including the Distribution Date occurring in May
            2013, the sum of (a) the lesser of $209,193,500 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $484,833,500 and 50% of the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D
            Certificates outstanding from time to time and (d) the lesser of
            $5,857,500 and 50% of the Certificate Balance of the Class E
            Certificates outstanding from time to time;

      o     during the period following the Distribution Date occurring in May
            2013 through and including the Distribution Date occurring in May
            2014, the sum of (a) the lesser of $182,354,500 and 50% of the
            Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $423,809,000 and 50% of the
            Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates
            outstanding from time to time and (d) the lesser of $7,647,500 and
            50% of the Certificate Balance of the Class D Certificates
            outstanding from time to time; and

      o     following the Distribution Date occurring in May 2014, $0.

      Accordingly, the Notional Amount of each of the Class X-1 and Class X-W
Certificates will be reduced on each Distribution Date by 50% of any distributions of principal actually made on, and any Realized Losses and Expense
Losses of principal actually allocated to, any Class of Principal Balance
Certificates.

      The Notional Amount of the Class X-2 Certificates will be reduced on each
Distribution Date by 50% of any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the
Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that 50% of such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2
Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in May 2014.

      Upon initial issuance, the aggregate Notional Amount of each of the Class
X-1 and Class X-W Certificates will be $2,452,434,543, subject to a permitted variance of plus or minus 5%. Upon initial issuance, the aggregate Notional
Amount of the Class X-2 Certificates will be $2,394,381,500, subject to a permitted variance of plus or minus 5%. The Notional Amounts of the Class X-1,
Class X-2 and Class X-W Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-M, Class A-J and Class B Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate, or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage.

      The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately __% per annum.

      The Pass-Through Rate applicable to the Class X-1 Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
Date). Each of those components will be comprised of 50% or a lesser designated portion of the Certificate Balance of one of the classes of the certificates with a principal balance. In general, 50% of the Certificate Balance of each class of certificates with a

                                      S-130

principal balance will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not more than 50%, of the Certificate Balance of any particular class of certificates with a principal balance is identified as being part of the total notional amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total notional amount of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution
Date. For any Distribution Date occurring in or before May 2014, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1
Strip Rate will be calculated as follows:

      o     if such particular component consists of 50% of the Certificate
            Balance (or a lesser designated portion of that Certificate Balance)
            of any class of Certificates with a Certificate Balance, and if such
            50% (or that lesser designated portion) of such Certificate Balance also constitutes a component of the total notional amount of the
            Class X-2 Certificates immediately prior to the related Distribution
            Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
            such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on
            Schedule A attached to the prospectus supplement and (ii) the
            Pass-Through Rate for such Distribution Date for such class of
            Certificates with a Certificate Balance; and

      o     if such particular component consists of 50% of the Certificate
            Balance (or a lesser designated portion of that Certificate Balance)
            of any class of Certificates with a Certificate Balance, and if such
            50% (or that lesser designated portion) of such Certificate Balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related
            Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
            Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates with a
            Certificate Balance.

      For any Distribution Date occurring after May 2014, 50% of the Certificate
Balance of each class of Certificates with a Certificate Balance will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Certificates with a
Certificate Balance.

      Under no circumstances will any Class X-1 Strip Rate be less than zero.

      The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately __% per annum.

      The Pass-Through Rate applicable to the Class X-2 Certificates for each
Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2014 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of 50% or a lesser designated portion of the
Certificate Balance of a specified class of Certificates with a Certificate
Balance. If 50% or a lesser designated portion of the Certificate Balance of any class of Certificates with a Certificate Balance is identified as being part of the total notional amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then 50% of that Certificate Balance (or lesser designated portion of it) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2014, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

      o     the lesser of (a) the rate per annum corresponding to such
            Distribution Date as set forth on Schedule A attached to the prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

                                      S-131

      o     the Pass-Through Rate for such Distribution Date for the class of principal balance certificates that comprises such component.

      Under no circumstances will any Class X-2 Strip Rate be less than zero.

      The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately __% per annum.

      The Pass-Through Rate applicable to the Class X-W Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of, with respect to 50% of the applicable components of each class of principal balance certificates, the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date of such class of principal balance certificates
(each, a "Class X-W Strip Rate") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-W
Certificates outstanding immediately prior to the related Distribution Date
(weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of 50% of the Certificate Balance of one of the classes of the
Certificates with a Certificate Balance.

      Under no circumstances will any Class X-W Strip Rate be less than zero.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

      General

      Distributions on or with respect to the Certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing June 15, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such
Certificates based on their respective Percentage Interests in such Class.

      Funds in the Distribution Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than one Business Day prior to the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the
Certificates.

      Funds in the Certificate Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless

                                      S-132

payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

      The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution
Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2008), or February if the related Distribution Date is the final Distribution
Date, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

      Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

       TYPE/RECIPIENT                              AMOUNT                             FREQUENCY               SOURCE OF PAYMENT
----------------------------   -------------------------------------------------    ---------------      --------------------------

Fees

Servicing Fee / Master         The product of the portion of the per annum          Monthly.             Interest payment on the
   Servicers                   Master Servicing Fee Rate for the applicable                              related mortgage loan.
                               master servicer for such month, determined in
                               the same manner as the applicable mortgage rate
                               is determined for each mortgage loan for such
                               month, and the Scheduled Principal Balance of
                               each mortgage loan, reduced by any Compensating
                               Interest Payment. The Master Servicing Fee Rate
                               (including any sub-servicing or primary
                               servicing fees and inclusive of the Excess
                               Servicing Fee, if applicable) will range, on a
                               loan-by-loan basis, from 0.02% per annum to 0.15%
                               per annum.

Additional Servicing           o    50% of assumption fees on non-Specially         Time to time.        The related fees or
   Compensation / Master            Serviced Mortgage Loans;                                             investment income.
   Servicers
                               o    all late payment fees and net default
                                    interest (other than on Specially
                                    Serviced Mortgage Loans) not used to pay
                                    interest on Advances and additional trust
                                    fund expenses;

                                      S-133

       TYPE/RECIPIENT                              AMOUNT                             FREQUENCY              SOURCE OF PAYMENT
----------------------------   -------------------------------------------------    ---------------      --------------------------

                               o    With respect to Capmark Finance Inc., 100%
                                    of application, release, loan modification,
                                    forbearance and extension fees on
                                    non-Specially Serviced Mortgage Loans and,
                                    with respect to Wells Fargo Bank, National
                                    Association and Prudential Asset Resources,
                                    Inc., 50% of application, release, loan
                                    modification, forbearance and extension fees
                                    on non-Specially Serviced Mortgage Loans;

                               o    all net investment income earned on amounts
                                    on deposit in the Certificate Account and
                                    (if not required to be paid to borrower)
                                    escrow accounts; and

                               o    any Prepayment Interest Excess not used
                                    to offset Prepayment Interest Shortfalls
                                    (other than on Specially Serviced
                                    Mortgage Loans).

                               o    The primary servicer is entitled to all or a
                                    portion of the fees otherwise payable to the
                                    master servicer set forth in the five bullet
                                    points above that are paid on the mortgage
                                    loans for which it acts as the primary
                                    servicer.

Special Servicing Fee /        The product of the portion of a rate equal to        Monthly for          Collections on the
   Special Servicer            0.25% per annum applicable to such month,            Specially            mortgage loans in the
                               determined in the same manner as the applicable      Serviced             mortgage pool.
                               mortgage rate is determined for each Specially       Mortgage Loans.
                               Serviced Mortgage Loan for such month, and the
                               Scheduled Principal Balance of each Specially
                               Serviced Mortgage Loan.

Workout Fee / Special          1.00% of each collection of principal and            Monthly on           The related collection of
   Servicer                    interest on each Rehabilitated Mortgage Loan.        Rehabilitated        principal and/or interest.
                                                                                    Mortgage Loans.

Liquidation Fee / Special      1.00% of the Liquidation Proceeds received in        Upon receipt of      The related Liquidation
   Servicer                    connection with a full or partial liquidation        Liquidation          Proceeds, Condemnation
                               of a Specially Serviced Mortgage Loan or             Proceeds,            Proceeds or Insurance
                               related REO Property and/or any Condemnation         Condemnation         Proceeds.
                               Proceeds or Insurance Proceeds received by           Proceeds and
                               the trust (other than Liquidation Proceeds           Insurance
                               received in connection with a repurchase by a        Proceeds.
                               mortgage loan seller or purchase by a
                               mezzanine or subordinate lender under the
                               conditions specified in the definition of
                               Liquidation Fee in this prospectus
                               supplement).

                                      S-134

       TYPE/RECIPIENT                              AMOUNT                             FREQUENCY              SOURCE OF PAYMENT
----------------------------   -------------------------------------------------    ---------------      --------------------------

Additional Special Servicing   o    all late payment fees and net default                                The related fee or
   Compensation / Special           interest (on Specially Serviced Mortgage        Time to time.        investment income.
   Servicer                         Loans) not used to pay interest on Advances
                                    and additional trust fund expenses;

                               o    50% of assumption fees on non-Specially
                                    Serviced Mortgage Loans and 100% of such
                                    fees on Specially Serviced Mortgage Loans;

                               o    100% of application, loan modification,
                                    forbearance and extension fees on Specially
                                    Serviced Mortgage Loans; and, with respect
                                    to Wells Fargo Bank, National Association
                                    and Prudential Asset Resources, Inc., 50% of
                                    such fees on non-Specially Serviced Mortgage
                                    Loans; and

                               o    all net investment income received on
                                    funds in any REO Account.

Trustee Fee / Trustee and      The product of the portion of a rate equal to        Monthly.             Interest on each mortgage
   Paying Agent                0.00044% per annum applicable to such month,                              loan.
                               determined in the same manner as the applicable
                               mortgage rate is determined for each mortgage
                               loan for such month, and the Scheduled Principal
                               Balance of each mortgage loan. A portion of the
                               Trustee Fee is payable to the paying agent.

Expenses

Servicing Advances / Master    To the extent of funds available, the amount         Time to time.        Recoveries on the
   Servicers, Special          of any Servicing Advances.                                                related mortgage
   Servicer and Trustee                                                                                  loan, or to the
                                                                                                         extent that the
                                                                                                         party making the
                                                                                                         advance determines
                                                                                                         it is nonrecoverable,
                                                                                                         from collections in
                                                                                                         the applicable
                                                                                                         Certificate Account.

Interest on Servicing          At Prime Rate.                                       When Advance is      First from late payment
   Advances / Master                                                                reimbursed.          charges and default
   Servicers, Special                                                                                    interest in excess of the
   Servicer and Trustee                                                                                  regular interest rate on
                                                                                                         the related mortgage
                                                                                                         loan, and then from
                                                                                                         collections in the
                                                                                                         Certificate Account.

P&I Advances / Master          To the extent of funds available, the amount         Time to time.        Recoveries on the related
   Servicers and Trustee       of any P&I Advances.                                                      mortgage loan, or to the
                                                                                                         extent that the party
                                                                                                         making the advance
                                                                                                         determines it is
                                                                                                         nonrecoverable, from
                                                                                                         collections in the
                                                                                                         Certificate Account.

                                      S-135

       TYPE/RECIPIENT                              AMOUNT                             FREQUENCY              SOURCE OF PAYMENT
----------------------------   -------------------------------------------------    ---------------      --------------------------

Interest on P&I Advances /     At Prime Rate.                                       When Advance         First from late
   Master Servicers and                                                             is reimbursed.       payment charges and
   Trustee                                                                                               default interest in
                                                                                                         excess of the regular
                                                                                                         interest rate, and
                                                                                                         then from all
                                                                                                         collections in the
                                                                                                         Certificate Account.

Indemnification Expenses /     Amounts for which the trustee, the paying            From time to         All collections in
   Trustee, Paying Agent,      agent, the custodian, the master                     time.                the Certificate
   Custodian, Master           servicers and the special servicer are                                    Account.
   Servicers and/or Special    entitled to indemnification.
   Servicer

Trust Fund Expenses not        Based on third party charges.                        From time to         All collections in
   Advanced (may include                                                            time.                the Certificate
   environmental remediation                                                                             Account.
   costs, appraisals,
   independent contractor to
   operate REO) / Trustee,
   Paying Agent, Master
   Servicers and/or Special
   Servicer

      Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or the special servicer will be entitled to seek reimbursement from amounts due the holder of a related Serviced Companion Loan, to the extent that the amounts in the applicable sub-account of the Certificate Account are not sufficient to fully reimburse such master servicer or special servicer for fees and expenses that solely relate to the related Serviced Loan Group and are required to be paid from amounts due the holder of the related Serviced
Companion Loan as provided in the related Co-Lender Agreement.

      The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the servicer, special servicer, trustee or paying agent would require an amendment to the
Pooling and Servicing Agreement.

      Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

            (1)   to the holders of the Class A-1, Class A-1A, Class A-2, Class
                  A-3, Class A-AB, Class A-4, Class X-1, the Class X-2 and Class
                  X-W Certificates, concurrently,

                  o     to the holders of the Class A-1, Class A-2, Class A-3,
                        Class A-AB and Class A-4 Certificates, the Distributable
                        Certificate Interest Amount in respect of each such
                        Class for such Distribution Date (which shall be payable
                        from amounts in the Available Distribution Amount
                        attributable to Loan Group 1), pro rata in proportion to
                        the Distributable Certificate Interest Amount payable in
                        respect of each such Class;

                  o     to the holders of the Class A-1A Certificates, the
                        Distributable Certificate Interest Amount in respect of
                        such Class for such Distribution Date (which shall be
                        payable from amounts in the Available Distribution
                        Amount attributable to Loan Group 2); and

                                      S-136

                  o     to the holders of the Class X-1, Class X-2 and Class X-W
                        Certificates, the Distributable Certificate Interest
                        Amount in respect of each such Class for such
                        Distribution Date, in proportion to the Distributable
                        Certificate Interest Amount payable in respect of such
                        Class;

                  provided, however, that if the portion of Available
                  Distribution Amount attributable to either Loan Group is
                  insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior, Class
                  X-1, Class X-2 and Class X-W Certificates on such Distribution
                  Date as described above, the Available Distribution Amount will be allocated among all those Classes pro rata in
                  proportion to the respective amounts of interest payable
                  thereon for such Distribution Date, without regard to loan group;

            (2)   (A) to the holders of the Class A-1, Class A-2, Class A-3,
                  Class A-AB and Class A-4 Certificates,

                  o     first, to the holders of the Class A-AB Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A Certificates have been
                        made on the applicable Distribution Date, until the
                        Class A-AB Certificates are reduced to their "Planned
                        Principal Balance," as set forth on Schedule C to this
                        prospectus supplement,

                  o     second, to the holders of the Class A-1 Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A and Class A-AB (in
                        respect of its Planned Principal Balance) Certificates
                        have been made on the applicable Distribution Date,
                        until the Class A-1 Certificates are reduced to zero,

                  o     third, to the holders of the Class A-2 Certificates, the
                        Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-AB (in respect
                        of its Planned Principal Balance) and Class A-1
                        Certificates have been made on the applicable
                        Distribution Date, until the Class A-2 Certificates are
                        reduced to zero,

                  o     fourth, to the holders of the Class A-3 Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-AB (in respect
                        of its Planned Principal Balance), Class A-1 and Class
                        A-2 Certificates have been made on the applicable
                        Distribution Date, until the Class A-3 Certificates are
                        reduced to zero,

                  o     fifth, to the holders of the Class A-AB Certificates,
                        the Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-AB (in respect
                        of its Planned Principal Balance), Class A-1, Class A-2
                        and Class A-3 Certificates have been made on the
                        applicable Distribution Date, until the Class A-AB
                        Certificates are reduced to zero, and

                  o     sixth, to the holders of the Class A-4 Certificates, the
                        Loan Group 1 Principal Distribution Amount for such
                        Distribution Date and, after the Certificate Balance of
                        the Class A-1A Certificates has been reduced to zero,
                        the Loan Group 2 Principal Distribution Amount remaining
                        after payments to the Class A-1A, Class A-1, Class A-2,
                        Class A-3 and Class A-AB Certificates have been made on
                        the applicable Distribution Date, until the Class A-4
                        Certificates are reduced to zero,

                  (B) to the holders of the Class A-1A Certificates, the Loan
                  Group 2 Principal Distribution Amount for such Distribution
                  Date and, after the Certificate Balance of the Class A-4
                  Certificates has been

                                      S-137

                  reduced to zero, the Loan Group 1 Principal Distribution
                  Amount for such Distribution Date remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
                  Certificates have been made on the applicable distribution date, until the aggregate Certificate Balance of the Class
                  A-1A Certificates has been reduced to zero;

            (3)   to the holders of the Class A Senior Certificates and the
                  Class X-1, Class X-2 and Class X-W Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
                  Losses or Expense Losses previously allocated to such
                  Certificates and for which reimbursement has not previously been fully paid (in the case of the Class X-1, Class X-2 and
                  Class X-W Certificates, insofar as Realized Losses or Expense
                  Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
                  Notional Amount), plus interest on such Realized Losses or
                  Expense Losses, at 1/12 of the applicable Pass-Through Rate;

            (4)   to the holders of the Class A-M Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date;

            (5)   upon payment in full of the aggregate Certificate Balances of the Class A Senior Certificates, to the holders of the Class
                  A-M Certificates, the Principal Distribution Amount for such
                  Distribution Date until the Certificate Balance of the Class
                  A-M Certificates has been reduced to zero; the portion of the
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates;

            (6)   to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                  allocated to such Class and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at 1/12 the applicable Pass-Through
                  Rate;

            (7)   to the holders of the Class A-J Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class of Certificates for such Distribution Date;

            (8)   upon payment in full of the Certificate Balance of the Class
                  A-M Certificates, to the holders of the Class A-J
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed
                  hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates and Class
                  A-M Certificates;

            (9)   to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                  allocated to such Class of Certificates and for which
                  reimbursement has not previously been fully paid, plus
                  interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

            (10)  to the holders of the Class B Certificates, the Distributable
                  Certificate Interest Amount in respect of such Class of
                  Certificates for such Distribution Date;

            (11)  upon payment in full of the Certificate Balance of the Class
                  A-J Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B
                  Certificates has been reduced to zero; the portion of the
                  Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates, Class A-M Certificates and
                  Class A-J Certificates;

            (12)  to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at 1/12 the applicable Pass-Through
                  Rate; and

                                      S-138

            (13)  to make payments to the holders of the private certificates
                  (other than the Class X-1, Class X-2 and Class X-W
                  Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

      o     first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective
            Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o     second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of
            Realized Losses and Expense Losses previously allocated to such
            Classes, plus interest on such Realized Losses or Expense Losses, at
            1/12 of the applicable Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the Offered Certificates, the Class X-1, Class X-2 and Class X-W Certificates,
the paying agent will apply the remaining portion, if any, of the Available
Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X-1, Class X-2 and Class X-W Certificates and Residual Certificates, in alphabetical order of
Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates:

            (1)   to pay interest to the holders of the particular Class of
                  Certificates, up to an amount equal to the Distributable
                  Certificate Interest Amount in respect of such Class of
                  Certificates for such Distribution Date;

            (2)   if the aggregate Certificate Balance of each other Class of
                  Subordinate Certificates, if any, with an earlier alphabetical
                  Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding
                  aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution
                  Amount for such Distribution Date; and

            (3)   to reimburse the holders of the particular Class of
                  Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
                  1/12 of the Pass-Through Rate of such Class of Certificates.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates.
Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid either to the holders of the Class EI
Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (it being understood that the rights of the holders of the Class A-J Certificates to receive such reimbursements will be subordinated to the rights of the holders of the Class A-M Certificates) -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

                                      S-139

      Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J and Class K Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than
1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

      Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraphs above will be distributed to the holders of the Class X-1, Class X-2 and Class X-W Certificates.

      Notwithstanding the foregoing, no Prepayment Premiums collected in respect of any mortgage loan during its prepayment penalty point period will be distributed to holders of the Class X-2 Certificates.

      No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P or Class EI
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

      Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

      Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan (or any Serviced Loan Group, as applicable) serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI

                                      S-140

appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal
Balance of the mortgage loan (or the Serviced Loan Group, as applicable) is equal to or less than $2,000,000, of the related mortgaged property or REO
Property, as the case may be; provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

      As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (or Serviced Loan Group, as applicable) is brought current under the then current terms of the mortgage loan (or Serviced
Loan Group, as applicable) for at least 3 consecutive months. No Appraisal
Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (or Serviced Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the
Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

      The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

      Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M
Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (it being understood that such rights of the holders of the Class
A-J Certificates will be subordinated to the rights of the holders of the Class
A-M Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

                                      S-141

      Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates with regard to the relative amount of subordination afforded thereto by the other Classes of
Certificates with later alphabetical Class designations (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B,
Class A-J and Class A-M Certificates, in that order, and then to the Class A-1,
Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro
rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-W Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

      As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

      With respect to the mortgage loan that is a senior note of the related
Serviced Loan Group, Realized Losses will not be allocated to the mortgage loan of any Serviced Loan Group until such Realized Losses reduce the related
Serviced Companion Loans that are subordinate notes to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, first, out of collections on, and other proceeds of, such subordinate notes until reduced to zero and then the related mortgage loan of the Serviced Loan Group. With respect to the mortgage loan that is a pari passu note of the related Serviced Loan Group, Realized Losses for such mortgage loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the related Serviced Loan Group. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be applied to such pari passu note on a pari passu basis (based on principal balance) with respect to the other pari passu notes in the Serviced
Loan Group.

      Prepayment Interest Shortfalls and Prepayment Interest Excesses

      To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

                                      S-142

      Any Net Aggregate Prepayment Interest Shortfall will be allocated to each
Class of Certificates in proportion to the amount of Accrued Certificate
Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest
Amount in respect of any Class of Certificates will be reduced to the extent any
Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of
Certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

      The Distributable Certificate Interest Amount in respect of any Class of
Certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the general master servicer, the master servicer of the PMCF mortgage loans, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all
Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

      The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

      Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

      P&I Advances

      On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect

                                      S-143

to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o     the amount required to be advanced by such master servicer without giving effect to this sentence; and

      o     a fraction, the numerator of which is the Scheduled Principal
            Balance of such mortgage loan as of the immediately preceding
            Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the mortgage loan related to a Serviced Loan Group, the portion of the Appraisal
            Reduction that is allocable to such mortgage loan) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such Determination Date.

      In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advance with respect to any Serviced Companion Loan.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related master servicing fee, the excess servicing fee, the primary servicing fee and any other servicing fees payable from such Assumed Scheduled Payments, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      Each master servicer (and the trustee, if applicable) will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance
Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer (or the trustee, as applicable)
determines in its sole discretion, exercised in accordance with the Servicing
Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I
Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made (which will be the Master Servicer Remittance
Date). In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the
Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal
Reductions with respect thereto.

      The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

      Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things,

                                      S-144

real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      In addition, the special servicer may, but is not required to, make
Servicing Advances on an emergency basis.

      Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or the special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or the special servicer is required to provide notice of such determination to the applicable master servicer or the special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related
Certificate Account.

      The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related
Serviced Companion Loans) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account
(or if not available from such Certificate Account, from the other Certificate
Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such
Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

      Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than
6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to

                                      S-145

immediate reimbursement of those nonrecoverable Advances with interest at the
Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the
Certificateholders. No such deferment shall be deemed to create in the
Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's right to reimbursement for Advances. Deferred
Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing
Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

      If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

      Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the special servicer (exercised in accordance with the Servicing Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the applicable master servicer, the Operating
Adviser, the holder of the related Serviced Companion Loan, the Rating Agencies, the paying agent and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or the special servicer's determination of nonrecoverability will be conclusive and binding upon the
Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or the special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

      In addition, a master servicer or the special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or the special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or the special servicer's determination that an P&I Advance or Servicing Advance is a nonrecoverable
Advance).

                                      S-146

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Paying Agent Reports

      Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

            (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (1)   the date of such Distribution Date, and of the Record Date,
                  Interest Accrual Period, and Determination Date for such
                  Distribution Date;

            (2)   the Available Distribution Amount for the Distribution Date,
                  and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of
                  Available Distribution Amount or such other cash flows);

            (3)   the aggregate amount of servicing fees, special servicing
                  fees, other special servicing compensation, trustee fees and paying agent fees paid, respectively, to the master servicers, the special servicer, the trustee and the paying agent with respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (4)   the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance
                  reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                  payment of those amounts, if applicable;

            (5)   the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

            (6)   the amount of such distribution to holders of each Class of
                  REMIC Regular Certificates allocable to (A) interest and (B)
                  Prepayment Premiums or Yield Maintenance Charges;

            (7)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates;

            (8)   the amount of excess cash flow, if any distributed to the
                  holder of the Residual Certificates;

            (9)   the weighted average mortgage rate (and interest rates by
                  distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (10)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                  mortgage loans and weighted average remaining term at the
                  close of business on the related Determination Date, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (11)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each Loan Group:

                  First, delinquent 30 to 59 days,

                  Second, delinquent 60 to 89 days,

                  Third, delinquent 90 days or more,

                  Fourth, as to which foreclosure proceedings have been
                  commenced, or

                  Fifth, as to which bankruptcy proceedings have been commenced;

                                      S-147

            (12)  the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with
                  respect to the Mortgage Pool and with respect to each Loan
                  Group;

            (13)  the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to
                  mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

            (14)  material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or the
                  special servicer has received written notice;

            (15)  material breaches of any covenants under the Pooling and
                  Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;

            (16)  if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

            (17)  with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
                  Balance of the mortgage loan;

            (18)  as of the related Determination Date:

                  First, as to any REO Property sold during the related
                  Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                  Certificate Account, and

                  Second, the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the applicable
                  Certificate Account, in each case identifying such REO
                  Property by the loan number of the related mortgage loan;

            (19)  the aggregate Certificate Balance or Notional Amount of each
                  Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

            (20)  the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

            (21)  the Pass-Through Rate applicable to each Class of REMIC
                  Regular Certificates for such Distribution Date;

            (22)  the amount of Unpaid Interest, Realized Losses or Expense
                  Losses, if any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or
                  Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (23)  the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                  total Appraisal Reductions in effect as of such Distribution
                  Date, with respect to the Mortgage Pool and with respect to each Loan Group;

            (24)  as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item
                  1121(a) of Regulation AB that can, in the Paying Agent's
                  reasonable judgment, be included on the Monthly
                  Certificateholders Report without undue difficulty; and

            (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans

                                      S-148

      presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(5), (a)(6)
and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed with respect to the trust through the
EDGAR system. For assistance with the paying agent's website, investors may call
(714) 259-6253. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the holder of the related Serviced Companion Loan, the Depositor, originals or copies of, among other things, the following items
(to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO
Property rent roll and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental
Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

      Other Information

      The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of the related Serviced Companion Loan, each Rating Agency or Morgan Stanley Capital I
Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments thereto;

                                      S-149

      o     all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     the most recent property inspection report prepared by or on behalf of the master servicers or the special servicer in respect of each mortgaged property;

      o     the most recent mortgaged property rent rolls and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicer and delivered to the paying agent;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicer; and

      o     any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any
            Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the
Certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-IQ14." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

      Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicers, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-150

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in May 2007:

The close of business on:

May 1, 2007                    (A)   Cut-off Date.
May 31, 2007                   (B)   Record Date for all Classes of Certificates.
                                     The Collection Period.  Each master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the
May 2-June 8, 2007             (C)   Cut-off Date and on or prior to June 8.
                                     Determination Date for mortgage loans (5 Business Days prior to the
June 8, 2007                   (D)   Distribution Date).
                                     Master Servicer Remittance Date (1 Business Day prior to the
June 14, 2007                  (E)   Distribution Date).
June 15, 2007                  (F)   Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

      Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

      Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      Sixth, The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

      The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in April 2049.

                                      S-151

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
            Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
            Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of residual certificates;

      o     to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

      o     to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

                                      S-152

      o     adversely affect in any material respect the interests of the
            Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

      o     significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

      o     reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of Certificates affected thereby;

      o     eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

      o     adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class EI Certificateholders; or

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI
            Certificateholders, but including the Class R-I, Class R-II and
            Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
            Agreement.

      Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of any mortgage loan seller under the related Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller or materially and adversely affect the rights of the holder of any
Serviced Companion Loan without the consent of such holder.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicers, the special servicer, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicers, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

                                      S-153

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the
Securities and Exchange Act of 1934, as amended, to file reports with the
Commission regarding the Certificates, each party that is required to deliver an
Assessment of Compliance, in lieu of delivering an Attestation Report, may, at such party's option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single Attestation Program ("USAP"), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm,
USAP requires it to report.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
            Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicers, the special servicer or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

                                      S-154

PASS-THROUGH RATES

      The interest rates on certain of the Certificates may be based on a
Weighted Average Net Mortgage Rate. The interest rates on certain of the
Certificates may be capped at such Weighted Average Net Mortgage Rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X-1, Class X-2 and Class X-W
Certificates will be extremely sensitive to, and the yield to maturity on any
Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Classes of
Certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero (it being understood that the Principal Distribution
Amount will be distributable first, to the Class A-M Certificates, and then, to the Class A-J Certificates). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, the special servicer or the trustee, as applicable, out of the
Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such Advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any
Distribution Date on which the Certificate Balances of the Class A-M through
Class P Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1, the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will

                                      S-155

require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates and the
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II--Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance

                                      S-156

Certificates in the following order: first, to the Class S Certificates and then in ascending alphabetical order of Class designation through the Class A-J
Certificates, then the Class A-M Certificates, then pro rata among the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates,
until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense Losses will reduce
(i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii)
second, Unpaid Interest owing to such Class and (iii) third, Distributable
Certificate Interest Amounts owing to such Class. Realized Losses and Expense
Losses that reduce Distributable Certificate Interest Amounts shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-AB Certificates and Class A-4
Certificates, pro rata, and, as to their interest entitlements only, the Class
X-1, Class X-2 and Class X-W Certificates, based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls arising in respect of all of the mortgage loans will be borne by the holders of each Class of Certificates pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge.
For more information regarding these performance escrows and letters of credit, see the footnotes to Annex II to this prospectus supplement.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

                                      S-157

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                      S-158

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................       90%      90%       90%       90%      90%
May 2009........................       80%      79%       77%       75%      67%
May 2010........................       65%      61%       57%       54%      52%
May 2011........................       48%      41%       36%       33%      28%
May 2012........................        0%       0%        0%        0%       0%
Weighted average life (years)...     3.39     3.19      3.09      3.01     2.86

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................       99%      99%       99%       99%      99%
May 2010........................       99%      99%       99%       99%      99%
May 2011........................       98%      98%       98%       98%      98%
May 2012........................       70%      70%       70%       69%      67%
May 2013........................       69%      69%       68%       67%      66%
May 2014........................       64%      64%       63%       62%      56%
May 2015........................       63%      61%       59%       57%      55%
May 2016........................       63%      59%       56%       54%      54%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     8.08     7.98      7.89      7.81     7.62

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................        0%       0%        0%        0%       0%
Weighted average life (years)...     4.92     4.90      4.86      4.80     4.51

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%      99%       99%       97%      75%
May 2013........................      100%      89%       76%       62%      20%
May 2014........................       24%       8%        0%        0%       0%
May 2015........................        7%       0%        0%        0%       0%
May 2016........................        0%       0%        0%        0%       0%
Weighted average life (years)...     7.03     6.56      6.34      6.14     5.68

                                      S-159

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%     100%      100%      100%     100%
May 2013........................       80%      80%       80%       80%      80%
May 2014........................       59%      59%       57%       53%      43%
May 2015........................       37%      32%       27%       23%      21%
May 2016........................       14%       3%        0%        0%       0%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     7.37     7.26      7.15      7.07     6.97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%     100%      100%      100%     100%
May 2013........................      100%     100%      100%      100%     100%
May 2014........................      100%     100%      100%      100%     100%
May 2015........................      100%     100%      100%      100%     100%
May 2016........................      100%     100%      100%       99%      98%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     9.74     9.71      9.68      9.64     9.45

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%     100%      100%      100%     100%
May 2013........................      100%     100%      100%      100%     100%
May 2014........................      100%     100%      100%      100%     100%
May 2015........................      100%     100%      100%      100%     100%
May 2016........................      100%     100%      100%      100%     100%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     9.88     9.88      9.88      9.87     9.66

                                      S-160

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%     100%      100%      100%     100%
May 2013........................      100%     100%      100%      100%     100%
May 2014........................      100%     100%      100%      100%     100%
May 2015........................      100%     100%      100%      100%     100%
May 2016........................      100%     100%      100%      100%     100%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     9.92     9.91      9.89      9.88     9.71

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                     0%       25%       50%       75%      100%
--------------------------------    ------   ------    ------    ------    -----
Closing Date....................      100%     100%      100%      100%     100%
May 2008........................      100%     100%      100%      100%     100%
May 2009........................      100%     100%      100%      100%     100%
May 2010........................      100%     100%      100%      100%     100%
May 2011........................      100%     100%      100%      100%     100%
May 2012........................      100%     100%      100%      100%     100%
May 2013........................      100%     100%      100%      100%     100%
May 2014........................      100%     100%      100%      100%     100%
May 2015........................      100%     100%      100%      100%     100%
May 2016........................      100%     100%      100%      100%     100%
May 2017........................        0%       0%        0%        0%       0%
Weighted average life (years)...     9.96     9.96      9.96      9.88     9.71

                                      S-161

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of 423 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $4,904,869,086, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $766,697 to $775,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $11,595,435. With respect to
Mortgage Loan No. 1, Beacon Seattle & DC Portfolio, the lender does not have a mortgage lien on certain properties but has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties. In addition, two of those properties are subject to existing mortgage debts.
Another property out of these 4 properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See "Appendix IV--Significant Loan Summaries." See also "Risk
Factors--A Large Concentration Of Office Properties In The Mortgage Pool Will
Subject Your Investment To The Special Risks Of Office Properties."

      For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of 347 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, together with 4 mortgage loans secured by multifamily properties and 4 mortgage loans secured by manufactured housing communities. Loan Group 1 has an Initial Loan Group 1 Balance of $4,179,702,267, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 85.2% of the
Initial Pool Balance.

      Loan Group 2 will consist of 47 mortgage loans that are secured by multifamily properties and 21 mortgage loans that are secured by manufactured housing community properties. Loan Group 2 has an Initial Loan Group 2 Balance of $725,166,819, subject to a permitted variance of plus or minus 5%. Loan Group
2 represents approximately 14.8% of the Initial Pool Balance.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$766,697 to $775,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $11,773,809. The Cut-off Date Balances
of the mortgage loans in Loan Group 2 range from $997,486 to $195,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $10,664,218.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of LaSalle Bank
National Association, Morgan Stanley Mortgage Capital Inc., Principal Commercial
Funding II, LLC, Royal Bank of Canada, Prudential Mortgage Capital Funding, LLC
and Wells Fargo Bank, National Association is set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--LaSalle
Bank National Association--Underwriting Standards," "--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards," "--Principal Commercial Funding II,
LLC--Underwriting Standards," "--Royal Bank of Canada--Underwriting Standards,"
"--Prudential Mortgage Capital Funding, LLC--Underwriting Standards" and
"--Wells Fargo Bank, National Association--Underwriting Standards,"
respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors or mortgage loan sellers or affiliates thereof

                                      S-162

taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between November 3, 2004 and May 2,
2007. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

      533 mortgaged properties, securing mortgage loans representing 91.3% of the Initial Pool Balance (which include 412 mortgaged properties in Loan Group
1, securing mortgage loans representing 89.8% of the Initial Loan Group 1
Balance and 121 mortgaged properties in Loan Group 2, securing mortgage loans representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 8 mortgaged properties, securing mortgage loans representing 3.2% of the Initial Pool
Balance (which include 8 mortgaged properties in Loan Group 1, securing mortgage loans representing 3.8% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. 4 mortgaged properties, securing mortgage loans representing 3.0% of the Initial Pool
Balance (which include 4 mortgaged properties in Loan Group 1, securing mortgage loans representing 3.5% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate and leasehold interest in such mortgaged properties. 4 mortgaged properties, securing mortgage loan representing 2.4% of the initial outstanding pool balance (which loans are in loan group 1, representing 2.9% of the initial outstanding loan group 1 balance), are not subject to a mortgage lien but the related lender has a pledge of the borrower's joint venture interest in the property owner, and/or certain rights to proceeds from the related joint venture (or property owner) regarding those properties.
In addition, two properties (which do not have any allocated loan amount) out of those 4 properties are subject to existing mortgage debts. Another property out of these 4 properties is subject to existing mortgage debt and is owned by a joint venture in which the borrower has an interest; the lender has certain rights to proceeds from the related joint venture (or property owner). See
"Appendix IV--Significant Loan Summaries--Beacon Seattle & DC Portfolio." See
also "Risk Factors--A Large Concentration Of Office Properties In The Mortgage
Pool Will Subject Your Investment To The Special Risks Of Office Properties."

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

      Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 420 mortgage loans, representing 97.1% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 3 of the mortgage loans, representing 2.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

      Property Types

      The mortgage loans consist of the following property types:

      o     Office - 108 of the mortgaged properties, which secure 37.6% of the
            Initial Pool Balance, are office properties;

      o     Retail - 168 of the mortgaged properties, which secure 29.9% of the
            Initial Pool Balance, are retail properties;

      o     Multifamily - 102 of the mortgaged properties, which secure 11.6% of the Initial Pool Balance, are multifamily properties;

                                      S-163

      o     Industrial - 44 of the mortgaged properties, which secure 5.8% of the Initial Pool Balance, are industrial properties;

      o     Hospitality - 31 of the mortgaged properties, which secure 4.6% of the Initial Pool Balance, are hospitality properties;

      o     Manufactured Housing Community - 29 of the mortgaged properties, which secure 4.1% of the Initial Pool Balance, are manufactured housing community properties;

      o     Mixed Use - 20 of the mortgaged properties, which secure 3.3% of the
            Initial Pool Balance, are mixed use properties;

      o     Self Storage - 45 of the mortgaged properties, which secure 2.8% of the Initial Pool Balance, are self storage properties;

      o     Land - 1 of the mortgaged properties, which secures 0.2% of the
            Initial Pool Balance, is land; and

      o     Other - 1 of the mortgaged properties, which secures 0.0% of the
            Initial Pool Balance, is other property.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

      Property Location

      The following 5 states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Washington, Colorado,
Arizona and Virginia,:

      o     74 mortgaged properties, representing security for 12.8% of the
            Initial Pool Balance, are located in California;

      o     21 mortgaged properties, representing security for 12.0% of the
            Initial Pool Balance, are located in Washington;

      o     21 mortgaged properties, representing security for 8.5% of the
            Initial Pool Balance, are located in Colorado

      o     31 mortgaged properties, representing security for 8.2% of the
            Initial Pool Balance, are located in Arizona; and

      o     17 mortgaged properties, representing security for 6.1% of the
            Initial Pool Balance, are located in Virginia.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

      Due Dates

      420 of the mortgage loans, representing 76.4% of the Initial Pool Balance
(which include 352 mortgage loans in Loan Group 1, representing 72.3% of the
Initial Loan Group 1 Balance, and 68 mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 3 of the mortgage loans, representing 23.6% of the Initial Pool Balance, 3 of which are in Loan Group 1, representing 27.7% of the Initial Loan Group 1 Balance, have Due Dates between the sixth and tenth day of each calendar month.

      375 of the mortgage loans, representing 89.7% of the Initial Pool Balance
(which include 313 mortgage loans in Loan Group 1, representing 88.9% of the
Initial Loan Group 1 Balance, and 62 mortgage loans in Loan Group 2, representing 94.2% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 11 of the mortgage loans, representing 5.6% of the
Initial Pool Balance (all of which are in Loan Group 1, representing 6.6% of the
Initial Loan Group 1 Balance), have a grace period of 8 days.

                                      S-164

      12 of the mortgage loans, representing 2.0% of the Initial Pool Balance
(which include 9 mortgage loans in Loan Group 1, representing 1.7% of the
Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing
3.8% of the Initial Loan Group 2 Balance), have a grace period of 15 days. 9 of the mortgage loans, representing 1.2% of the Initial Pool Balance (which include
7 mortgage loans in Loan Group 1, representing 1.1% of the Initial Loan Group 1
Balance, and 2 mortgage loans in Loan Group 2, representing 1.9% of the Initial
Loan Group 2 Balance), have a grace period of 7 days. 15 of the mortgage loans, representing 1.0% of the Initial Pool Balance (which includes 14 mortgage loans in Loan Group 1, representing 1.2% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing 0.2% of the Initial Loan Group 2
Balance), have a grace period of 10 days. 1 mortgage loan, representing 0.6% of the Initial Pool Balance (representing 0.6% of the Initial Loan Group 1 Balance)
has a grace period of 6 days.

      Certain states require a minimum of 7 to 15 days before late payment charges may be levied.

      Amortization

      The mortgage loans have the following amortization features:

      o     423 of the mortgage loans, representing 100.0% of the Initial Pool
            Balance (which include 355 mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and 68
            mortgage loans in Loan Group 2, representing 100.0% of the Initial
            Loan Group 2 Balance), are Balloon Loans. 14 of these mortgage loans, representing 4.2% of the Initial Pool Balance (which include
            12 mortgage loans in loan group 1, representing 4.5% of the Initial
            Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing 2.7% of the Initial Loan Group 2 Balance) are ARD
            Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk
            Factors."

      Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

      o     316 mortgage loans, representing 60.8% of the initial outstanding pool balance (which include 264 mortgage loans in loan group 1, representing 56.4% of the initial outstanding loan group 1 balance, and 52 mortgage loans in loan group 2, representing 86.0% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the
            Investment Company Act of 1940, subject to rating agency
            requirements, and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     1 mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments for a certain period of time, if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid, and then permits a defeasance by pledging to the trust "government securities" as defined in the
            Investment Company Act of 1940 or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0%
            of the amount prepaid.

      o     52 mortgage loans, representing 6.3% of the initial outstanding pool balance (which include 43 mortgage loans in loan group 1,
            representing 5.4% of the initial outstanding loan group 1 balance, and 9 mortgage loans in loan group 2, representing 11.6% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the outstanding principal balance of the note on the date of prepayment.

                                      S-165

      o     2 mortgage loans, representing 5.8% of the initial outstanding pool balance (and representing 6.8% of the initial outstanding loan group
            1 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments for a certain period of time, if accompanied by a yield maintenance formula, and then permit a defeasance by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 or voluntary principal prepayments if accompanied by a yield maintenance formula.

      o     37 mortgage loans, representing 4.5% of the initial outstanding pool balance (which include 33 mortgage loans in loan group 1,
            representing 5.1% of the initial outstanding loan group 1 balance, and 4 mortgage loans in loan group 2, representing 1.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     2 mortgage loans, representing 2.2% of the initial outstanding pool balance (and representing 2.6% of the initial outstanding loan group
            1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid and following such period, permits the related borrower, after an initial period of 2 years following the date of the issuance of the
            Certificates, to defease the mortgage loan by pledging to the trust
            "government securities" as defined in the Investment Company Act of
            1940 and obtaining the release of the mortgaged property from the lien of the mortgage, or permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     10 mortgage loans, representing 2.2% of the initial outstanding pool balance (which include 8 mortgage loans in loan group 1,
            representing 2.4% of the initial outstanding loan group 1 balance, and 2 mortgage loans, representing 1.0% of the initial outstanding loan group 2 balance), have no lockout period and the mortgage loan permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

      o     1 mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group
            1 balance), prohibits voluntary principal prepayments during a lockout period of 2 years, and following the lockout period permits a defeasance by pledging to the trust "government securities" as defined in the Investment Company Act of 1940, for a certain period of time, and then permits a defeasance stated above or voluntary principal prepayments if accompanied by the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      o     1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.4% of the initial outstanding loan group
            1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to 3.0% of the amount prepaid of the loan, and then permit voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 2.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 1.0%
            of the amount prepaid of the loan.

      o     1 mortgage loan, representing 0.0% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group
            2 balance), prohibits voluntary principal prepayment during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to the greater of a yield maintenance formula and 1.0% of the original principal balance of the note on the date of prepayment from the expiration of the lockout period through the end of loan year 5, then permits voluntary principal prepayments, during loan year 6, if accompanied by a prepayment premium equal to 5.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 7, if accompanied by a prepayment premium equal to 4.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary

                                      S-166

            principal prepayments, during loan year 8, if accompanied by a prepayment premium equal to 3.0% of the outstanding principal balance of the note on the date of prepayment, then permits voluntary principal prepayments, during loan year 9, if accompanied by a prepayment premium equal to 2.0% of the outstanding principal balance of the note on the date of prepayment, and then permits voluntary principal prepayments, during loan year 10 through the
            117th payment date, if accompanied by a prepayment premium equal to
            1.0% of the outstanding principal balance of the note on the date of prepayment.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One mortgage loan, representing 15.8% of the initial outstanding pool balance (and representing 18.5% of the initial loan group 1 balance), permits partial releases of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Loan (based on actual
            NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii)
            110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than
            1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and
            (ii) the DSCR immediately prior to such prepayment and release.
            Please see Appendix IV for more details.

      o     One mortgage loan, representing 6.1% of the initial outstanding pool balance (and representing 7.2% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to,
            (i) the DSCR of the remaining property is at least equal to or greater than the DSCR for the trailing 12 months preceding the release, (ii) payment of a release price of 110% of the allocated loan amount and (iii) the borrower may partially defease an amount equal to 110% of the amount allocated to the released property.

      o     One mortgage loan, representing 4.3% of the initial outstanding pool balance (and representing 5.1% of the initial loan group 1 balance), allows the release of one or more of the individual premises of the mortgaged property subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others:
            (i) no event of default exists under the related loan documents,
            (ii) the borrower has prepaid the unpaid principal balance of the mortgage loan in an amount equal to 110% of the mortgage loan amount allocated to the released premises, (iii) the DSCR for the individual premises then remaining subject to the mortgage shall be at least equal to the greater of (a) the DSCR for twelve months immediately preceding the closing of the loan, and (b) the DSCR for the then remaining individual premises (including the individual premises to be released) for the twelve months preceding the release of the individual premises, and (iv) the LTV ratio for the individual premises then remaining subject to the mortgage shall be less than the lesser of (a) the LTV ratio as of the closing of the loan and (b) the LTV ratio for the then remaining individual premises (including the individual premises to be released)
            immediately preceding the release of the individual premises.

      o     One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial loan group 1 balance), permits the release of up to four properties (in the aggregate) on up to four separate occasions from the origination date through
            April 4, 2016 through partial prepayment or partial defeasance, subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred, (ii) the principal balance of the mortgage loan after the release must be at least
            $50,000,000, (iii) if the release is prior to April 5, 2010, no more than $25,000,000 of the original principal balance of the mortgage loan may be prepaid or defeased, (iv) a partial prepayment in the amount of 100% of the Allocated Loan Amount attributable to the release property must be paid for the first release, 105% for the second release, and 110% for the third and fourth releases and for any individual release in the event that the Mortgage Loan has been assumed, (v) if the mortgage loan is to be partially prepaid, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010) or yield maintenance
            (based on the yield on the U.S. Treasury issues set forth in the loan documents, flat through April 5, 2010 and plus 0.50%
            thereafter) must be paid, (vi) the DSCR after the release (excluding the release property) may not be less than the greater of the DSCR
            (including the release

                                      S-167

            property) prior to the release, 1.32x during the interest only period or 1.08x during the amortization period, provided, that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause
            (iii) of this paragraph, (vii) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release
            (including the release property), provided, that the borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, and (viii) receipt of "no downgrade" letters from the rating agencies. See "Appendix IV--Significant Loan
            Summaries--NewCrow Industrial Portfolio" in this prospectus supplement for more details.

      o     One mortgage loan, representing 1.3% of the initial outstanding pool balance (and representing 1.5% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to:
            (i) partial defeasance of 115% of the loan amount allocated to the release property, (ii) the DSCR with respect to the remaining properties is equal to or greater than the lesser of (a) the DSCR of the entire property as of the loan origination date and (b) the DSCR of the entire property immediately preceding the partial defeasance,
            (iii) the LTV of the remaining properties may not exceed the greater of (x) the LTV as of the loan origination date and (y) the LTV immediately preceding the partial defeasance and (iv) no event of default shall have occurred.

      o     One mortgage loan, representing 0.9% of the initial outstanding pool balance (and representing 5.8% of the initial loan group 2 balance), allows the release of a maximum of two condominium units in either one (1) or two (2) separate release transactions subject to the satisfaction of certain conditions including, but not limited to:
            (i) partial prepayment of (a) 115% of the allocated loan amount if released during the period from March 1, 2009 to March 1, 2012, (b)
            110% of the allocated loan amount if released during the period from
            March 1, 2012 to March 1, 2014 or (c) 100% of the allocated loan amount thereafter, together with any prepayment premium applicable to such partial prepayment based on the allocated loan amount; (ii)
            the DSCR of the remaining property is not less than the DSCR as of the loan origination date (iii) the LTV of the remaining property is not greater than the LTV of the property as of the loan origination date and (iv) no event of default shall have occurred and be continuing.

      o     One mortgage loan, representing 0.8% of the initial outstanding pool balance (and representing 0.9% of the initial loan group 1 balance), allows the release of up to five properties (in the aggregate)
            subject to the satisfaction of certain conditions, including but not limited to, (i) the partial payment of up to 115% of the allocated loan amount, together with prepayment consideration required by the note; (ii) the remaining properties' DSCR shall be the greater of
            (a) 1.20x, (b) the DSCR for 12 months prior to closing, or (c) the
            DSCR for the entirety of the property (including release parcels)
            for a 12 month period prior to release; (iii) none of the remaining properties shall be a single tenant property, and leases on the remaining properties shall have an average remaining lease term of 5 years.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), permits the release of one or more of the four separately improved parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii)
            defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) in the event the City Club property is not included in the property to be released, following the partial defeasance, (a) the gross monthly rental income of the City
            Club property shall not constitute more than 60% of the total gross monthly rental income of the remaining property and (b) the gross leaseable square footage of the City Club property shall not constitute more than 60% of the total leaseable square footage of the remaining property, (iv) following the partial defeasance, the
            DSCR of the remaining property is equal to the greater of (a) 1.20x and (b) the actual DSCR for the entire property as of the date immediately preceding the partial defeasance, and (v) following the release, the LTV shall not exceed 80%.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial loan group 1 balance), allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i)
            partial defeasance of 110% of the allocated loan amount,

                                      S-168

            (ii) the DSCR of the remaining property is at least equal to or greater than 1.25x and (iii) the LTV of the remaining property may not exceed 70%.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 0.5% of the initial loan group 1 balance), permits the release of up to four particular parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or event that with notice, the passage of time and failure to cure will become an event of default, exists, (ii) the borrower must defease an amount equal to 115% of the appraised value of the transferred property,
            (iii) the LTV following the release must not be greater than the lesser of (a) the LTV of the entire property as of the loan origination date and (b) the LTV of the entire property immediately preceding the release, and (iv) the DSCR of the loan following the release must not be less than the greater of (x) the DSCR of the entire property as of the loan origination date and (y) the DSCR of the entire property immediately preceding the release.

      o     One mortgage loan, representing 0.5% of the initial outstanding pool balance (and representing 3.0% of the initial loan group 2 balance), permits the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining collateral is equal to the greater of (a) 1.25x and (b) the actual DSCR as of the date immediately preceding the date of the partial defeasance, and (iv)
            following the partial defeasance, the LTV of the remaining property may not exceed 73%.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of a portion of the collateral subject to the
            satisfaction of certain conditions including but not limited to, (i)
            partial defeasance of 125% of the appraised value of the release parcel, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and (iii) the LTV of the remaining collateral may not exceed 80%.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of a portion of the collateral subject to the
            satisfaction of certain conditions including, but not limited to,
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property shall be equal to or greater than (a) 1.20x or (b) the DSCR for the entire property as of the date immediately preceding the date of such partial defeasance, and (iv) following the partial defeasance, the
            LTV shall not exceed the lesser of (x) 80% and (y) the LTV for the property immediately preceding such partial defeasance.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 115% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property is not less than the greater of (a) 1.50x and (b) the DSCR as of the date immediately preceding the partial defeasance, and (iv) the LTV of the remaining property is not greater than the lesser of (x) 60% and
            (y) the LTV as of the date immediately preceding the date of the partial defeasance.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allows the release of either (but not both) parcel comprising the mortgaged property which secures the related mortgage loan subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default shall have occurred and be continuing, (ii)
            prepayment of 110% of the allocated loan amount for the released property, (iii) after giving effect to the release, the LTV is no greater

                                      S-169

            than the lesser of (a) the combined LTV as of the loan origination date and (b) the combined LTV immediately preceding the release, and
            (iv) after giving effect to the release, the DSCR is not less than the greater of (x) the DSCR as of the loan origination date and (y)
            the DSCR immediately preceding the release.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial outstanding loan group
            1 balance), permits the release of one property in connection with its sale to an unrelated third party in an arms-length transaction, at any time after expiration of the prepayment lock-out period upon prepayment of the applicable allocated loan amount, together with any yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to: (i) Hook Super Rx,
            Inc., doing business as CVS, must remain the tenant at each of the properties, and must not be in default under its lease with respect to any property; (ii) at least 10% of the allocated loan amount from the sale of the property to be released must be deposited into a reserve account, or if the sales proceeds are insufficient, the borrower must either deposit sufficient funds into the reserve account in an amount sufficient to bring the balance to 10% of the allocated loan amount or deliver to the lender an acceptable letter of credit in such amount; (iii) the combined DSCR for the properties that continue to secure the mortgage loan must not less than 1.25x, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium);
            and (iv) the combined LTV of the remaining properties must be no greater than 75%, provided that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium).

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 1), allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance in an amount equal to 120% of the allocated loan amount for the released property, (ii) following the release, the remaining property has an
            LTV of not more than 74.27%, (iii) following the release, the remaining property has a DSCR at least equal to or greater than
            1.27x; and (iv) "no downgrade" confirmation from applicable rating agencies.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 1), permits the release of a portion of the collateral (proposed lot 3, proposed lot 4, proposed lot 5, proposed lot 6 and proposed lot 7), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, exists, (ii) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (iii) the
            DSCR of the remaining collateral is not less than the greater of (a)
            1.25x and (b) the DSCR of the entire property immediately prior to the release, and (iv) the LTV of the remaining collateral may not exceed the lesser of (a) 80% and (b) the LTV immediately prior to the release.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, as follows:

      o     Two mortgage loans, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial loan group 1 balance), the loans permits the release of a portion of the collateral, if certain conditions are met, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) after giving effect to the release, the LTV, in the aggregate, for the property is no greater than the lesser of (a) the combined LTV of the Southlands
            District property and the Walmart Crossed Portfolio as of the loan origination date and (b) the combined LTV of the Southlands District property and the Walmart Crossed Portfolio as of the date
            immediately preceding the release, and (iv) after giving effect to the release, the combined DSCR of the Southlands District loan and the Walmart Crossed Portfolio loan is not less than the greater of
            (x) the combined DSCR for the Southlands District loan and the
            Walmart Crossed Portfolio loan as of the loan origination date, and
            (y) the combined DSCR for the Southlands District loan and the
            Walmart loan as of the date immediately preceding the release.

                                      S-170

      o     Three mortgage loans, representing 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1), allow the release of a loan from the cross-collateralization and the lien of the mortgage in connection with the sale of one or two of the mortgaged properties to an unrelated third party subject to the satisfaction of certain conditions including, but not limited to:
            (i) the borrower must prepay an amount equal to 100% of the amount allocated to the released property, together with yield maintenance if prior to the expiration of the prepayment lockout period, (ii)
            the DSCR of the remaining mortgaged properties is at least 1.30x and
            (iii) the LTV of the remaining properties is not greater than 70%.
            In addition, the cross-collateralization and cross-default provisions may also be terminated in connection with the assumption of one of the mortgage loans by a new borrower, provided that (i)
            the DSCR of the property to be assumed and the remaining mortgaged properties is at least 1.30x and (ii) the LTV of the remaining properties is not greater than 70%, the LTV of the property is not greater than 70% and the ratio of the loan amount of the mortgaged property to be assumed to the acquisition cost is not greater than
            70%.

      o     Two mortgage loans, representing 0.2% of the initial outstanding pool balance (and 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (ii) the DSCR with respect to the remaining property subsequent to the conveyance shall be equal to or greater than the greater of (x) 1.25x or (y) the combined DSCR as of the day immediately prior to the conveyance, (iii) the LTV will not exceed the lesser of (a) 75% or (b) that percentage of the combined fair market values of both properties, in each case as a percentage of the aggregate principal balances of both mortgage loans immediately preceding the proposed conveyance and (iv) no event of default or any event that with the passage of time or the giving of notice would constitute an event of default exists.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the mortgage loans to be
            uncross-collateralized and uncross-defaulted subject to the satisfaction of certain conditions, including, but not limited to:
            (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, shall exist, and (ii) the property not being released shall have achieved, for at least three consecutive months, an annualized underwritten cash flow of $211,634.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1 balance), are cross-collateralized and cross-defaulted with the other mortgage loan and permit the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) defeasance of the loan to be released, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of the note being defeased, (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the release, and
            (iv) the LTV for the remaining property must not be greater than the lesser of (a) the LTV of both properties as of the loan origination date and (b) the LTV of both properties as of the date immediately preceding the release. Additionally, these two mortgage loans, permit the mortgage loans to be uncross-collateralized and uncross-defaulted in connection with an assumption of either loan, subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing under the respective loan documents, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of note being assumed, (iii) the DSCR for each property is not less than the greater of (a) the DSCR for each of the properties as of the loan origination date and (b) the DSCR for each of the properties as of the date immediately preceding the proposed assumption, and (iv) the
            LTV for each property on an individual basis is equal to or less than 80%.

      o     Two mortgage loans, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the loan group 1 balance), allow the release of a loan from the cross-collateralization and the lien of the mortgage subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of
            125% of the scheduled defeasance payments, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and
            (iii) the LTV of the remaining collateral may not exceed 80%.

                                      S-171

      Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

      o     One mortgage loan, representing 4.0% of the initial outstanding pool balance (and representing 26.9% of the initial loan group 2 balance), allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) payment of a fee in the amount of
            1% of the allocated loan amount of the substituted property, (ii)
            the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the loan origination date) released by borrower in any twelve (12) month period shall not exceed ten percent (10%) of the aggregate fair market value of all of the individual properties securing the loan as of the loan origination date, (iii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the loan origination date) released by borrower during the term of the loan shall not exceed twenty percent
            (20%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iv) after giving effect to the substitution, the DSCR (excluding the substituted property and including the substitute property) is not less than the greater of (a) the DSCR as of the loan origination date and (b) the DSCR as of the date immediately preceding the substitution (including the substituted property and excluding the substitute property) and (v) after giving effect to the
            substitution, the LTV is not greater than the lesser of (x) the LTV as of the loan origination date (based upon the value set forth in the appraisal obtained as of the loan origination date), and (y) the
            LTV immediately prior to the subject release.

      o     One mortgage loan, representing 2.0% of the initial outstanding pool balance (and representing 2.4% of the initial loan group 1 balance), permits the borrower to substitute up to four of the mortgaged properties (in the aggregate, and only once per mortgaged property)
            on up to four separate occasions provided the following conditions, in addition to those set forth in the NewCrow Industrial Portfolio
            Loan documents, have been met: (i) no event of default has occurred;
            (ii) the total Allocated Loan Amounts of substituted mortgaged properties may not exceed $50,000,000; (iii) the substitute property must be an industrial property; (iv) the net operating income for the substituted property must be less than or equal to the net operating income of the substitute property; (v) the DSCR after the substitution (excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vi) the LTV after the substitution may not exceed the lesser of 70% or the LTV prior to the substitution
            (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vii) receipt of "no downgrade" letters from the rating agencies; and (viii) an assumption has not occurred. For information regarding the Allocated
            Loan Amounts, see "Appendix IV--Significant Loan Summaries--NewCrow
            Industrial Portfolio" in this prospectus supplement.

      o     One mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.1% of the initial loan group 2 balance), allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) the LTV is no greater than 74.27%; (ii) the replacement property shall (1) have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property, (4)
            have lease terms no less favorable than existing LifePort Lease, and
            (5) be in a location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) the DSCR shall be at least equal to 1.27x; and
            (iv) delivery of "no downgrade" confirmation from applicable rating agencies.

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.03% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default exists, and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility) than the release property.

                                      S-172

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.02% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes
            (submarket strength, population and accessibility) than the release property.

      o     One mortgage loan, representing 0.02% of the initial outstanding pool balance (and representing 0.02% of the initial loan group 1 balance), allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes
            (submarket strength, population and accessibility) than the release property.

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 2 to 37 (except for 1 mortgage loan, representing 0.3% of the Initial Pool Balance, which permit such prepayments commencing 61) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

      Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.
However, the mortgage loans (or Serviced Loan Groups, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the special servicer, as the case may be, or, if collected, will be paid to such master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans (or Serviced Loan Groups, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The applicable master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or Serviced Loan Groups, as applicable)
upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

                                      S-173

      Subordinate and Other Financing

      Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

      With respect to Mortgage Loan No. 1 (referred to herein as the "Beacon
Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC Portfolio Pari Passu
Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of $775,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes (the "Beacon Seattle &
DC Portfolio Companion Loan") that are not included in the trust. The Beacon
Seattle & DC Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $1,925,000,000. The Beacon Seattle & DC Portfolio Companion
Loan has the same interest rate, maturity date and amortization term as the
Beacon Seattle & DC Portfolio Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Beacon Seattle & DC
Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF
DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV and
Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Pari Passu Loan and the Beacon
Seattle & DC Portfolio Companion Loan. Please see Appendix IV for more details.

      Mortgage Loan No. 23, representing 0.6% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $31,500,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,500,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 81.4% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is
1.32x.

      Mortgage Loan No. 28, representing 0.5% of the initial outstanding pool balance, represents the senior financing interest in a A/Junior A/B note loan structure which totals $35,257,786. The Junior A Note has an outstanding principal balance as of the Cut-off Date of $4,200,000 and is not included in the trust. The B Note has an outstanding principal balance as of the Cut-off
Date of $5,348,049 and is not included in the trust. The aggregate LTV of the mortgage loan, Junior Note A and B Note is 82.7% and the aggregate underwritten
DSCR based on the debt of the mortgage loan, the Junior Note A and the B Note is
1.12x.

      Mortgage Loan No. 164, representing 0.1% of the initial outstanding pool balance, represents the senior financing interest in an A/B note loan structure which totals $6,380,000. The B Note has an outstanding principal balance as of the Cut-off Date of $380,000 and it is not included in the trust. The aggregate
LTV of the mortgage loan and the B Note is 83.9% and the aggregate underwritten
DSCR based on the debt of the mortgage loan and the B Note is 1.27x.

      Mortgage Loan No. 1, representing 15.8% of the initial outstanding balance, has mezzanine financing in the amount of $205,000,000.

      Mortgage Loan No. 2, representing 6.1% of the initial outstanding pool balance, has cross-collateralized and cross-defaulted mezzanine financing in the aggregate amount of $209,100,000.

      Mortgage Loan No. 3, representing 4.3% of the initial outstanding pool balance, has mezzanine financing in the amount of $34,000,000. The amount can be increased by up to $23,000,000 within the first two years of the loan term, provided the total mezzanine loan amount, combined with the senior loan amount is not greater than 90% LTV.

      Mortgage Loan No. 4, representing 4.0% of the initial outstanding pool balance, has mezzanine financing in the amount of $20,000,000. Additionally, the borrower has an unsecured obligation (during the term of the loan) to pay
$50,000 annually to one guarantor and $100,000 annually to another guarantor in order to comply with the requirements of the laws of England and Wales.

      With respect to Mortgage Loan No. 13, representing 0.9% of the initial outstanding pool balance, the borrower is a party to a payment agreement with the Village of Glenview, pursuant to which agreement borrower agreed to pay an annual equity participation payment to the Village of Glenview from net operating income of the property.

                                      S-174

Borrower owes 36.54% of $12,750,000. Moreover, borrower owes 36.54% of $750,000 on August 16, 2008 regardless of any net operating income that is generated by the property. All such payments shall be applied to borrower's total obligation.

      With respect to Mortgage Loan No. 165, representing 0.1% of the initial outstanding pool balance, the borrower has a junior loan in the amount of
$1,000,000, which is unsecured and is subordinate to the mortgage loan.

      With respect to Mortgage Loan No. 221, representing 0.1% of the initial outstanding pool balance, the borrower has unsecured outstanding loans in the aggregate amount of $158,485 in favor of guarantor and guarantor's affiliates.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring with respect to the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

      9 mortgage loans, representing 1.4% of the initial outstanding balance
(which includes 9 mortgage loans in loan group 1, representing 1.6% of the initial outstanding loan group 1 balance), permit the borrower to enter into additional financing that is secured by the related mortgaged property.

      2 mortgage loans, representing 0.5% of the initial outstanding pool balance (which include 1 mortgage loan in loan group 1, representing 0.2% of the initial loan group 1 balance and 1 mortgage loan in loan group 2 representing
2.7% of the initial loan group 2 balance), permit future mezzanine debt to be incurred upon the satisfaction of certain conditions and also permit the borrower to enter into additional financing that is secured by the related mortgaged property under certain conditions.

      28 mortgage loans, representing 21.0% of the initial outstanding pool balance (which includes 22 mortgage loans in loan group 1, representing 17.8% of the initial outstanding loan group 1 balance, and 6 mortgage loans in loan group
2, representing 39.6% of the initial outstanding loan group 2 balance) permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

      10 mortgage loans, representing 3.2% of the initial outstanding pool balance (and representing 3.8% of the loan group 1 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

      Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

                                      S-175

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

      Loan Purpose

      150 of the mortgage loans we intend to include in the Trust, representing
49.1% of the Initial Pool Balance (which include 137 mortgage loans in Loan
Group 1, representing 50.4% of the Initial Loan Group 1 Balance, and 13 mortgage loans in Loan Group 2, representing 41.4% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan; 273 of the mortgage loans, representing 50.9% of the Initial Pool Balance (which include 218 mortgage loans in Loan Group 1, representing 49.6% of the Initial Loan Group 1 Balance, and 55
mortgage loans in Loan Group 2, representing 58.6% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

      Additional Collateral

      Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

      The ARD Loans

      14 mortgage loans, representing 4.2% of the Initial Pool Balance (which include 12 mortgage loans in Loan Group 1, representing 4.5% of the Initial Loan
Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 2.7% of the
Initial Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the
Initial Rate. In addition, funds on deposit in lockbox accounts relating to the
ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

      Cash Management Agreements/Lockboxes

      66 of the mortgage loans, representing 51.9% of the Initial Pool Balance
(which include 64 mortgage loans in Loan Group 1, representing 55.9% of the
Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing
29.0% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related

                                      S-176

            mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust.
            Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or the special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE SERVICED COMPANION LOANS

      The LaSalle Senior Mortgage Loans

      General

      Each of the mortgaged properties securing Mortgage Loan No. 23, The
Equitable Building and Mortgage Loan No. 164, The Falls at Settler's Walk also secures a subordinate B note. The mortgaged property securing Mortgage Loan No.
28, Farmers Insurance Office Complex - Simi Valley also secures a subordinated junior note and a further subordinated B note. The subordinated notes secured by these mortgaged properties (collectively referred to herein as the "LaSalle
Subordinate Loans") are not included in the trust with the related Mortgage
Loans (collectively referred to herein as the "LaSalle Senior Mortgage Loans,"
and the related LaSalle Senior Mortgage Loan and LaSalle Subordinate Loan each, collectively, a "LaSalle Loan Group"). The LaSalle Senior Mortgage Loans will be transferred to the trust by LaSalle Bank National Association. The LaSalle
Subordinate Loans related to Mortgage Loan Nos. 23 and 164 are currently held by
CBA - Mezzanine Capital Finance, LLC and the LaSalle Subordinate Loans related to Mortgage Loan No. 28 are currently held by Caplease Debt Funding, LP. The
LaSalle Subordinate Loans with respect to Mortgage Loan No. 23 and Mortgage Loan
No. 164 have interest rates of 12.25% and 12.75% per annum, respectively. The junior note and subordinate B note comprising the LaSalle Subordinate Loans with

                                      S-177

respect to Mortgage Loan No. 28 have interest rates of 6.39% and 6.04% per annum, respectively. Each LaSalle Subordinate Loan has the same maturity date and prepayment structure as the related LaSalle Senior Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each LaSalle Senior Mortgage Loan, the Debt Service Coverage Ratio and
loan-to-value ratio reflect the indebtedness evidenced by such LaSalle Senior
Mortgage Loan without taking into account the related LaSalle Subordinate Loans.

      The LaSalle Co-Lender Agreements

      The initial holder of each LaSalle Senior Mortgage Loan and the holder of the related LaSalle Subordinate Loan entered into a co-lender agreement (each, a
"LaSalle Co-Lender Agreement"). The holders of the LaSalle Subordinate Loans may sell or transfer the LaSalle Subordinate Loans at any time subject to compliance with the requirements of the LaSalle Co-Lender Agreements. The applicable master servicer and the special servicer are required to comply with the applicable provisions of any Co-Lender Agreement and intercreditor agreement, and in the event of any conflict between the terms of the Pooling and Servicing Agreement and the terms of an Co-Lender Agreement or intercreditor agreement, the conflict shall be resolved in favor of such Co-Lender Agreement or intercreditor agreement.

      Application of Collections from the LaSalle Loan Groups

      Each LaSalle Co-Lender Agreement provides, among other things, for the application of payments among the related LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loans. The right of the holder of each LaSalle
Subordinate Loan to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the related LaSalle Senior Mortgage
Loan to receive such amounts. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject
LaSalle Senior Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a LaSalle Loan Group (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the subject LaSalle Senior Mortgage Loan and then to the principal balance of the subject LaSalle Subordinate Loans.

      With respect to Mortgage Loan No. 28, all proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, are paid, first, to the holder of the related subordinate B note to reimburse its servicing advances, if any, and the pay the accrued and unpaid interest on the subordinate B note, before any additional proceeds from such claim are paid to the holder of such
Mortgage Loan and the related junior note.

      Servicing of the LaSalle Loan Groups

      Generally. Under the terms of the LaSalle Co-Lender Agreements, the
LaSalle Senior Mortgage Loans and the LaSalle Subordinate Loans will be serviced pursuant to the provisions of the Pooling and Servicing Agreement. The applicable master servicer or the special servicer will make Servicing Advances in respect of the mortgaged property securing the LaSalle Loan Groups, but will make advances of principal and interest only in respect of the related LaSalle
Senior Mortgage Loan pursuant to the Pooling and Servicing Agreement. The applicable master servicer will remit collections on the LaSalle Subordinate
Loans to the holders thereof (provided that prior to a "material default" under the related Mortgage Loan documents with respect to Mortgage Loan Nos. 23 and
164 (as defined in the related LaSalle Co-Lender Agreements), the servicer of the related LaSalle Subordinate Loan will collect its principal and interest payments directly from the borrower). Under the Pooling and Servicing Agreement, the servicing and administration of the LaSalle Loan Groups generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement. The servicing standard set forth in the
Pooling and Servicing Agreement will require the applicable master servicer and the special servicer to take into account the interests of both the trust and the holder of the related LaSalle Subordinate Loan when servicing a LaSalle Loan
Group, with a view to maximizing the realization for both the trust and such holder as a collective whole (taking into account that the LaSalle Subordinate
Loan is subordinate to the related LaSalle Senior Mortgage Loan). Any holder of a LaSalle Subordinate Loan will be deemed a third-party beneficiary of the
Pooling and Servicing Agreement.

                                      S-178

      Servicing of Mortgage Loan No. 28. In the event that certain defaults exist under Mortgage Loan No. 28, Farmers Insurance Office Complex - Simi
Valley, or the related LaSalle Subordinate Loans, the holders of the related
LaSalle Subordinate Loans will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the LaSalle Senior
Mortgage Loan and to purchase the LaSalle Senior Mortgage Loan for a price generally equal to its outstanding principal balance, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the LaSalle Senior Mortgage Loan and other amounts payable to its holder under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Co-Lender Agreement, the master servicer or special servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holders of the related LaSalle Subordinate Loans are given certain rights pursuant to the related Co-Lender Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the LaSalle Senior Mortgage Loan or the related LaSalle Subordinate Loans is entitled to do so under the mortgage loan documents, (ii) in the event that the master servicer or the special servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making
Servicing Advances, (iii) directing the master servicer or the special servicer to enforce the rights of the holder of the related LaSalle Subordinate Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv)
requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the master servicer or the special servicer to cure any such default and prevent such foreclosure, (v) approving (together with the master servicer or the special servicer) any modifications to the
LaSalle Senior Mortgage Loan that affect the rights of the borrower or the holders of the related LaSalle Subordinate Loans under the credit lease or the assignment of the credit lease as collateral for the LaSalle Senior Mortgage
Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the master servicer and the special servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holders of the related LaSalle Subordinate Loans.

      Notwithstanding the foregoing, no consent or failure to provide consent by the holder of the LaSalle Subordinate Loan may cause the applicable master servicer or the special servicer, as the case may be, to violate the Pooling and
Servicing Agreement (including the servicing standards) or applicable law. The holder of a LaSalle Subordinate Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such LaSalle Subordinate Loan or the related loan documents without the prior written consent of the trustee, as holder of the related LaSalle Senior Mortgage Loan.

      Servicing Provisions of Mortgage Loan Nos. 23 and 164. The master servicer and the special servicer will service and administer Mortgage Loan No. 23, The
Equitable Building, and Mortgage Loan No. 164, the Falls at Settler's Walk, and
the related LaSalle Subordinate Loans pursuant to the Pooling and Servicing
Agreement and the related Co-Lender Agreements for so long as either related
LaSalle Senior Mortgage Loan is part of the trust; provided that prior to an event of default under the related Mortgage Loan documents with respect to such
Mortgage Loans, the servicer of the related LaSalle Subordinate Loan will collect its principal and interest payments directly from the borrower. The master servicer and/or the special servicer may not enter into amendments, modifications or extensions of either LaSalle Senior Mortgage Loan or the related LaSalle Subordinate Loan if the proposed amendment, modification or extension adversely affects the holder of the related LaSalle Subordinate Loan in a material manner without the consent of the holder of the related LaSalle
Subordinate Loan; provided, however, that such consent right will expire when the repurchase period described below expires.

      Notwithstanding the foregoing, no consent or failure to provide consent by the holder of the LaSalle Subordination Loan may cause the applicable master servicer or the special servicer, as the case may be, to violate the Pooling and
Servicing Agreement (including the servicing standard) or applicable law. The holder of a LaSalle Subordinate Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such LaSalle Subordinate Loan or the related loan documents without the prior written consent of the trustee, as holder of the related LaSalle Senior Mortgage Loan.

      Purchase Option

                                      S-179

      Upon the occurrence of any one of certain defaults that are set forth in each LaSalle Co-Lender Agreement, the holder of the subject LaSalle Subordinate
Loan will have the right to purchase the related LaSalle Senior Mortgage Loan at a purchase price and within a time period determined under that LaSalle
Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of such LaSalle Senior Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the LaSalle Senior Mortgage
Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the mortgaged property of such
LaSalle Senior Mortgage Loan, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject LaSalle Loan Group by the applicable master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such
LaSalle Senior Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the
Pooling and Servicing Agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject LaSalle
Loan Group together with advance interest thereon.

      The Beacon Seattle & DC Portfolio Mortgage Loan

      General

      The mortgaged property securing Mortgage Loan No. 1 (referred to herein as the "Beacon Seattle & DC Portfolio Mortgage Loan"), with an original principal balance of $775,000,000 and an outstanding principal balance of $775,000,000 as of the Cut-off Date (representing approximately 15.8% of the Initial Pool
Balance), also secures seven notes (the "Beacon Seattle & DC Portfolio Companion
Loans") that are not included in the trust. The Beacon Seattle & DC Portfolio
Mortgage Loan will be transferred to the trust by Morgan Stanley Mortgage
Capital Inc. The Beacon Seattle & DC Portfolio Companion Loans designated as
Note A-2 with an outstanding principal balance of $86,000,000 as of the Cut-off
Date and Note A-3 with an outstanding principal balance of $75,000,000 as of the
Cut-off Date are currently held by Morgan Stanley Mortgage Capital Inc. The
Beacon Seattle & DC Portfolio Companion Loans designated as Note A-4 with an outstanding principal balance of $394,477,317 as of the Cut-off Date, Note A-5 with an outstanding principal balance of $485,522,683 as of the Cut-off Date and
Note B-1 with an outstanding principal balance of $56,000,000 as of the Cut-off
Date are currently held by Bear Stearns Commercial Mortgage, Inc. The Beacon
Seattle & DC Portfolio Companion Loan designated as Note A-6 with an outstanding principal balance of $414,000,000 as of the Cut-off Date is currently held by
Wachovia Bank, National Association and is expected to be securitized in the
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2007-C31 securitization transaction. The Beacon Seattle &
DC Portfolio Companion Loan designated as Note A-7 with an outstanding principal balance of $414,000,000 as of the Cut-off Date is currently held by Wachovia
Bank, National Association. The Beacon Seattle & DC Portfolio Companion Loans
are pari passu in right of payment (in the case of the Beacon Seattle & DC
Portfolio Companion Loans held by Bear Stearns Commercial Mortgage Inc., such loans taken as a collective whole) with the Beacon Seattle & DC Portfolio
Mortgage Loan. The Beacon Seattle & DC Portfolio Mortgage Loan and the Beacon
Seattle & DC Portfolio Companion Loans have the same interest rate (in the case of the Beacon Seattle & DC Portfolio Companion Loans held by Bear Stearns
Commercial Mortgage Inc., such loans taken as a collective whole) and maturity date. For purposes of the information presented in this prospectus supplement with respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the Debt
Service Coverage Ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Mortgage Loan and
the Beacon Seattle & DC Portfolio Companion Loans. The Beacon Seattle & DC
Portfolio Mortgage Loan together with the Beacon Seattle & DC Portfolio
Companion Loans are collectively referred to herein as the "Beacon Seattle & DC
Portfolio Loan Group."

      The Beacon Seattle & DC Portfolio Mortgage Loan will be master serviced by
Wells Fargo Bank, National Association, pursuant to the provisions of the
Pooling and Servicing Agreement. The Beacon Seattle & DC Portfolio Loan Group
will be primary serviced by Wachovia Bank, National Association, as primary servicer, pursuant to the provisions of the Pooling and Servicing Agreement and a subservicing agreement entered into between Wachovia Bank, National
Association, as subservicer, and Wells Fargo Bank, National Association, as master servicer. The master servicer will make Servicing Advances in respect of the mortgaged properties securing the Beacon Seattle & DC Portfolio Loan Group, but will make advances of principal and interest only in respect of the related
Beacon Seattle & DC Portfolio Mortgage Loan pursuant to the Pooling and
Servicing Agreement. The master servicer (or the primary servicer on its behalf)
will remit collections on the Beacon Seattle & DC Portfolio

                                      S-180

Companion Loans to the holders thereof. Under the Pooling and Servicing
Agreement, the servicing and administration of the Beacon Seattle & DC Portfolio
Loan Group generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

      The initial holder of the Beacon Seattle & DC Portfolio Mortgage Loan and
the initial holders of the Beacon Seattle & DC Portfolio Companion Loans have entered into an intercreditor agreement (the "Beacon Seattle & DC Portfolio
Co-Lender Agreement"). Holders of the Beacon Seattle & DC Portfolio Companion
Loans may sell or transfer the Beacon Seattle & DC Portfolio Companion Loans at
any time subject to compliance with the requirements of the Beacon Seattle & DC
Portfolio Co-Lender Agreement.

      The Beacon Seattle & DC Portfolio Co-Lender Agreement

      The Beacon Seattle & DC Portfolio Co-Lender Agreement provides, among other things, for the application of payments among the holders of the Beacon
Seattle & DC Portfolio Loan Group and certain consultation and approval rights to the holders of the Beacon Seattle & DC Portfolio Loan Group.

      All amounts paid by the related borrower or otherwise available for payment on the Beacon Seattle & DC Portfolio Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the special servicer, the paying agent and/or the trustee under the Pooling and
Servicing Agreement, and the master servicer, the special servicer, the paying agent and/or the trustee (if any) of the securitization that may include the
Beacon Seattle & DC Portfolio Companion Loans for servicing compensation, advances and/or interest on advances, among other things) will be applied on a pro rata and pari passu basis such that each holder of the Beacon Seattle & DC
Portfolio Loan Group (in the case of the Beacon Seattle & DC Portfolio Companion
Loans held by Bear Stearns Commercial Mortgage Inc., such loans taken as a collective whole) shall be of equal priority and no such holder shall have priority or preference over another.

      The Beacon Seattle & DC Portfolio Co-Lender Agreement provides that the
Operating Adviser appointed by the holder of the Beacon Seattle & DC Portfolio
Mortgage Loan will have approval rights with respect to certain actions taken by the applicable master servicer or the special servicer, as the case may be, in regard to the Beacon Seattle & DC Portfolio Loan Group, and the holders of the
Beacon Seattle & DC Portfolio Companion Loans will have non-binding consultation rights with respect to such actions. Notwithstanding such consultation and approval rights, no advice, direction or objection from or by the holder of the
Beacon Seattle & DC Portfolio Mortgage Loan, the holder of a Beacon Seattle & DC
Portfolio Companion Loan or the Operating Adviser, as the case may be, may (and the applicable master servicer or the special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will)
require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and
Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Beacon Seattle & DC Portfolio Co-Lender Agreement.

      The applicable master servicer and the special servicer are required to comply with the applicable provisions of any intercreditor agreement and
Co-Lender Agreement, and in the event of any conflict between the terms of the
Pooling and Servicing Agreement and the terms of an intercreditor agreement or
Co-Lender Agreement, the conflict shall be resolved in favor of such intercreditor agreement or Co-Lender Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals

      In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation

                                      S-181

sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented in this prospectus supplement for illustrative purposes only. The loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after November 28, 2005.

      Environmental Assessments

      With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after December 14, 2005, which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the Cut-off Date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

      In the case of 60 mortgaged properties, securing mortgage loans representing 2.9% of the Initial Pool Balance and (which include 45 mortgage loans in Loan Group 1, representing 2.7% of the Initial Loan Group 1 Balance and
15 mortgage loans in Loan Group 2, representing 4.2% of the Initial Loan Group 2
Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-Off Date Balance in excess of approximately $5,000,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

      o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$6,250,000 and the total claims under the group policy is subject to a maximum of $49,447,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy.

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

                                      S-182

      In addition, certain mortgage loans have the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related properties. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan.

      Property Condition Assessments

      Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

      With respect to the mortgaged properties for which engineering reports were prepared on or after December 14, 2005, relating to all mortgaged properties, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

      Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), probable loss ("PL") or scenario expected loss ("SEL") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

      Zoning and Building Code Compliance

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this
"Description of the Mortgage Pool" section and under "Legal Aspects Of The
Mortgage Loans And The Leases" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

            (1)   References to "DSCR" are references to "Debt Service Coverage
                  Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a)
                  Underwritable

                                      S-183

                  Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to
                  expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement,
                  including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service
                  Coverage Ratio" or "DSCR" (or group of cross-collateralized mortgage loans) is calculated pursuant to the definition
                  thereof under the "Glossary of Terms" in this prospectus
                  supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes
                  principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. The Debt Service Coverage Ratio in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion
                  Loans that are pari passu notes but, unless otherwise noted, does not reflect the Serviced Companion Loans that are
                  subordinate notes.

            (2)   In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
                  provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating
                  position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free
                  rent" periods and market data), and estimated capital
                  expenditures, leasing commission and tenant improvement
                  reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower
                  supplied "trailing-12 months" income and/or expense
                  information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                  Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent
                  actually paid under the lease was significantly higher than the market rent for similar properties.

            (3)   Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied
                  information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating
                  information.

            (4)   The Debt Service Coverage Ratios are presented in this
                  prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

                                      S-184

            (5)   References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon
                  LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in
                  Appendix I and the information presented in Appendix II and
                  Appendix IV, the "Cut-off Date LTV," "Cut-off Date
                  Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for
                  any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus
                  supplement. The loan-to-value information in this prospectus supplement with respect to a Serviced Loan Group reflects the related mortgage loan and the Serviced Companion Loans that are pari passu notes but, unless otherwise noted, does not reflect the Serviced Companion Loans that are subordinate
                  notes.

            (6)   The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
                  Condition--Appraisals."

            (7)   No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

            (8)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                  related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents
(provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

      If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as

                                      S-185

special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the special servicer as set forth in the Pooling and Servicing
Agreement, provided that the failure of the special servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

      Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the custodian on behalf of the trustee.

      The custodian, on behalf of the trustee, will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the custodian, on behalf of the trustee, will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms"
under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

      Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicer.

      With respect to the loans for which the first monthly payment date will not occur until June 2007, an interest only payment at the applicable Net
Mortgage Rate will be funded by the related mortgage loan seller at closing.

                                      S-186

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

            (1)   the information presented in the schedule of the mortgage
                  loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

            (2)   such mortgage loan seller owns the mortgage loan free and
                  clear of any and all pledges, liens and/or other encumbrances;

            (3)   no scheduled payment of principal and interest under the
                  mortgage loan was 30 days or more past due as of the Cut-off
                  Date, and the mortgage loan has not been 30 days or more
                  delinquent in the 12-month period (or since the date of
                  origination of the mortgage loan if the mortgage loan was
                  originated within the past 12 months) immediately preceding the Cut-off Date;

            (4)   the related mortgage constitutes a valid and, subject to
                  certain creditors' rights exceptions, enforceable first
                  priority mortgage lien, subject to certain permitted
                  encumbrances, upon the related mortgaged property;

            (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

            (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the
                  related borrower's interest in all leases of the mortgaged property;

            (7)   the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially interferes with the
                  security intended to be provided thereby;

            (8)   the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
                  Engineering Reports May Not Reflect All Conditions That
                  Require Repair On The Property";

            (9)   the mortgage loan seller has received no notice of the
                  commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

            (10)  the related mortgaged property is covered by an American Land
                  Title Association, (or a comparable form as adopted in the applicable jurisdiction), lender's title insurance policy or similar binding agreement of the title insurer that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

            (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

            (12)  the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under
                  "Risk Factors--Environmental Risks Relating To Specific
                  Mortgaged Properties May Adversely Affect Payments On Your
                  Certificates";

            (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in
                  accordance with its terms, and there is no valid defense,
                  counterclaim or right of offset or

                                      S-187

                  rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

            (14)  the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can
                  require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

            (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

            (16)  to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or
                  insolvency proceeding;

            (17)  no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon
                  (a) the satisfaction of certain legal and underwriting
                  requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith;

            (18)  to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate (other than payments due but not yet
                  30 days or more delinquent) and, to such mortgage loan
                  seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related documents evidencing the mortgage loan in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the
                  related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

            (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the
                  interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum
                  thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the
                  related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than the related fee interest and certain permitted encumbrances;
                  (c) upon foreclosure of such mortgage loan (or acceptance of a deed in lieu thereof), the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage; provided that the holder of the mortgage has provided the ground lessor with the notice of its lien in accordance with the provisions of the ground lease and further provides that no notice of
                  termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder;
                  (f) the holder of the mortgage is permitted a reasonable
                  opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such
                  ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such
                  default, before the lessor thereunder may terminate such
                  ground lease; and (g) such ground lease has an original term
                  (including any extension options set forth therein) which
                  extends not less than 20 years beyond the stated maturity date of the related mortgage loan;

            (20)  the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related

                                      S-188

                  borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an
                  assumption of such mortgage loan and (iii) the related
                  borrower is required to pay the cost of any tax opinion
                  required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

            (21)  at origination, the mortgage loans materially complied with all applicable federal, state and local statutes and
                  regulations.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the trust at the Purchase
            Price; or

      o     at its option, if within the 2-year period commencing on the Closing
            Date, replace such mortgage loan with a Qualifying Substitute
            Mortgage Loan; and

      o     pay an amount generally equal to the excess of the applicable
            Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage
            Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or

                                      S-189

Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee for the benefit of the
Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loans"): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the
Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected
Loans) set forth under the heading "NCF DSCR" in Appendix II to this prospectus supplement and (y) 1.25x, and (2) the loan-to-value ratio for all such Crossed
Mortgage Loans (excluding the Affected Loans) is not greater than the lesser of
(x) the current loan-to-value ratio for all such mortgage loans (including the
Affected Loans) set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      Each master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (or Serviced Loan Groups, as applicable) for which it is master servicer or special servicer in accordance with the Servicing
Standard. With respect to a Serviced Loan Group, the Pooling and Servicing
Agreement will govern the servicing of the entire Serviced Loan Group, including the related mortgage loan and the Serviced Companion Loans.

      Each master servicer and the special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, the special servicer or a Primary Servicer, as the case may be.

      Any such interest of a master servicer, the special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or the special servicer may lend money on a secured or

                                      S-190

unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

      The related master servicer for the PCFII mortgage loans, the NatCity
Loans and the Beacon Seattle & DC Portfolio mortgage loan intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The
Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicers, the Primary Servicers and the special servicer are permitted to enter into sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that
(with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicer, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement or the primary servicing agreement, as applicable. The master servicers or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days' notice to the trustee and the paying agent; provided that:

      o     a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

      o     the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

      Furthermore, any master servicer or the special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

      The relationship of each master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      Neither master servicer will have any responsibility for the performance of the other master servicer's duties or the special servicer's duties under the
Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance of either master servicer's duties under the
Pooling and Servicing Agreement.

                                      S-191

      The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

      The master servicers and the special servicer will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicers, the special servicer, the primary servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any Serviced Loan Group, out of collections on, and other proceeds of, the related Serviced Companion Loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the
Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's, the special servicer's or the primary servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

      Master Servicer Compensation

      Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

      The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of the assumption fees with respect thereto).

                                      S-192

      In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

      See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

      Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

      Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an
Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P (or obtains a confirmation from each Rating Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the Operating Adviser has consented to such primary servicing or sub-servicing arrangement.

      However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph

                                      S-193

such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and
Servicing Agreement (which rights will be subject to the continuation of the respective Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

      Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to a Serviced Loan
Group, from collections on such Serviced Loan Group) and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders or the holder of a related Serviced
Companion Loan, as applicable. The Workout Fee with respect to any Rehabilitated
Mortgage Loan will cease to be payable if such loan again becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property; otherwise such fee is paid until the maturity of such mortgage loan.
If the special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became
Rehabilitated Mortgage Loans while it acted as special servicer and remained
Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also entitled to retain, in general, all assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of such fees on non-Specially Serviced Mortgage Loans (unless special servicer consent was not required in connection with the assumption), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the
Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer. The special servicer will generally be entitled to approve assumptions with respect to the mortgage loans.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

                                      S-194

      Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if the special servicer is terminated in connection with an
Event of Default.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. With respect to each Mortgage Loan other than the Beacon Seattle & DC Portfolio Loan Group, the special servicer will not be permitted to take any of the following actions with respect to any Mortgage
Loan unless and until it has notified the Operating Adviser in writing and such
Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially
Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the special servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

      o     any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

      o     any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
            Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

                                      S-195

      o     any release of collateral for a Specially Serviced Mortgage Loan
            (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender; and

      o     any franchise changes or certain management company changes for which the special servicer is required to consent.

      Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to the foregoing actions.

            With respect to the Beacon Seattle & DC Portfolio Loan Group, an
Operating Adviser appointed by the holders of a majority of the Controlling
Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing within 10 Business Days of having been notified thereof in respect of actions (or, if the mortgage loan documents provide for a shorter period for lender to give consent, no later than one Business Day prior to such shorter period) and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the special servicer within such 10
Business Day, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

            o     any modification of, or waiver with respect to, the Beacon
                  Seattle & DC Portfolio Loan Group that would result in the extension of the maturity date or extended maturity date
                  thereof, or a modification or waiver of a Money Term or a
                  material non-monetary provision of the Serviced Loan Group;

            o     any modification of, or waiver with respect to, the Serviced
                  Loan Group that would result in a discounted pay-off of the
                  Serviced Loan Group;

            o     any foreclosure upon or comparable conversion (which may
                  include acquisition of a REO Property) of the ownership of the related mortgaged properties or any acquisition of the related mortgaged properties by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default under the Serviced Loan Group;

            o     any sale of all or any portion of the related mortgaged
                  properties or REO Property (except in connection with
                  individual property releases in accordance with the mortgage loan documents);

            o     any action to bring the related mortgaged properties or REO
                  Property into compliance with any laws relating to hazardous materials;

            o     any substitution or release of collateral for the Serviced
                  Loan Group (except any individual property releases in
                  accordance with the mortgage loan documents);

            o     any release of the borrower or guarantor from liability with respect to the Serviced Loan Group including, without
                  limitation, by acceptance of an assumption of the Serviced
                  Loan Group by a successor borrower or replacement guarantor
                  (except as expressly permitted by the terms of the mortgage loan documents);

            o     any determination not to enforce a "due-on-sale" or
                  "due-on-encumbrance" clause (unless such clause is not
                  exercisable under applicable law or such exercise is
                  reasonably likely to result in successful legal action by the borrower);

            o     any transfer of the related mortgaged properties or any
                  portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a party entitled to
                  exercise voting rights,

                                      S-196

                  directly or indirectly, in the borrower, except in each case as expressly permitted by the mortgage loan documents;

            o     any incurring of additional debt by the borrower or incurring of mezzanine financing by any beneficial owner of the borrower
                  (except in each case as expressly permitted by the mortgage loan documents);

            o     any approval of a replacement special servicer for the
                  Serviced Loan Group;

            o     consenting to any modification or waiver of any provision of any mortgage loan documents governing the types, nature or amounts of insurance coverage required to be obtained and
                  maintained by the borrower;

            o     any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any amendment to any of the mortgage loan documents that would modify the amount required to be deposited into any reserve accounts;

            o     the release to the borrower of any escrow to which the
                  borrower is not entitled under the mortgage loan documents or under applicable law any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender;

            o     the waiver or modification of any documentation relating to a guarantor's obligations;

            o     any proposed sale of the Beacon Seattle & DC Portfolio
                  Mortgage Loan while it is being specially serviced, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the
                  Offered Certificates--Optional Termination"; or

            o     any franchise changes or certain management company changes for which the special servicer is required to consent.

            The holders of Beacon Seattle & DC Portfolio Companion Loans will have the right to be consulted on a non-binding basis with respect to the foregoing actions.

            In addition, with respect to the Beacon Seattle & DC Portfolio Loan
Group, the special servicer will be required to prepare and deliver to the
Operating Adviser no later than 60 days after the Beacon Seattle & DC Portfolio
Loan Group becomes a Specially Serviced Mortgage Loan, an asset status report containing certain information with respect to the Specially Serviced Mortgage
Loan together with a summary of the special servicer's recommended action with respect to such Serviced Loan Group. The Operating Adviser will have a period of
10 Business Days (to the extent such period does not delay the special servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with, advise and direct the
Special Servicer regarding the proposed action and the special servicer will be required to follow such advice and direction; provided, that if the Operating
Adviser fails to respond within such period of time, such proposed action will be deemed to have been approved by the Operating Adviser.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of the special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

                                      S-197

      The Operating Adviser will be responsible for its own expenses.

      Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicer, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

      Each master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution
            Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Additionally, the special servicer will be permitted to modify performing mortgage loans subject to the special servicer consulting with counsel, and if the special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

      Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

                                      S-198

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to each of (a) the holder of
Certificates representing the greatest percentage interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its
Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer upon the request of any holder of the Option. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicer or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase
Price is a fair price. The reasonable, out of pocket expenses of the special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer and the trustee as an expense of the trust.

      The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

      The special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any Serviced
Loan Group, to the Certificateholders and the holder of the related Serviced
Companion Loans, as a collective whole, but taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal
Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the
REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final
Distribution Date.

      If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it

                                      S-199

constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.
Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

      For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments thereof; and

      o     compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole
Class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole Class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be

                                      S-200

treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the Excess
Interest Grantor Trust.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

      Except as provided below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B)
of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The Offered Certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. Moreover, the Offered Certificates will be
"qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

      A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      It is anticipated that the Class __, Class __, Class __ and Class __
Certificates will be issued at a premium, that the Class __ and Class __
Certificates will be issued with a de minimis amount of original issue discount and that the Class __ Certificates will be issued with original issue discount for federal income tax purposes.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the Offered Certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered
Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

      To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

                                      S-201

      The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of Certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the
Offered Certificates, REMIC I, REMIC II and REMIC III, and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and Washington (representing approximately 12.8% and 12.0%, respectively, of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      California, Washington and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or the special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either non-judicially or judicially. Generally, no deficiency judgment is permitted under California law following a non-judicial sale under a deed of trust but the borrower has no right of redemption. If the Lender, however, wishes to maintain the right to a deficiency, it may

                                      S-202

proceed judicially to foreclose, but California law requires a lender, except in certain cases involving environmentally impaired real property, to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes.
Violations of such statutes may result in the loss of some or all of the security under the loan. California law limits any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed up to a one-year period within which to redeem the property. These limitations apply to the borrower. A separate action can in general be maintained against a guarantor except in rare circumstances.

WASHINGTON

      In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the property is not used principally for agricultural purposes, either at the time the deed of trust is granted or at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30 day notice of default and a subsequent 90 day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

      Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

      Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti deficiency" rule allow post foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property.

      In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The U.S. Department of Labor ("DOL") has issued a final regulation (29
C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan subject to ERISA or Section 4975 of the
Code makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an

                                      S-203

undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of Certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemption as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P, DBRS Limited or
            DBRS, Inc.;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, the special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I
            Inc. in consideration of the assignment of the

                                      S-204

            mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

      Before purchasing any such Class of Certificates, a fiduciary of a Plan should confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the
Exemption and the other requirements set forth in the Exemption would be satisfied. Morgan Stanley Capital I Inc. expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of
Certificates continues to satisfy the second general condition set forth above.
In addition, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each Class of Certificates does not exceed
            25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in

                                      S-205

the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, the special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for LaSalle Bank National
Association (with respect to the Mortgage Loan Seller and Sponsor only) by
Katten Muchin Roseman LLP, Chicago, Illinois, for Morgan Stanley Mortgage
Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for
Principal Commercial Funding II, LLC by Dechert LLP, for Royal Bank of Canada
and Wells Fargo Bank, National Association by Andrews Kurth LLP, Dallas, Texas,
for Prudential Mortgage Capital Funding, LLC by Cadwalader, Wickersham & Taft
LLP, New York, New York and for National City Bank by Latham & Watkins LLP, New
York, New York.

                                      S-206

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Moody's and S&P.

           CLASS                              MOODY'S          S&P
           ---------------------------      -----------      -------
           Class A-1..................          Aaa            AAA
           Class A-1A.................          Aaa            AAA
           Class A-2..................          Aaa            AAA
           Class A-3..................          Aaa            AAA
           Class A-AB.................          Aaa            AAA
           Class A-4..................          Aaa            AAA
           Class A-M..................          Aaa            AAA
           Class A-J..................          Aaa            AAA
           Class B....................          Aa1            AA+

      The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                      S-207

                                GLOSSARY OF TERMS

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

      "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the paying agent, the Depositor or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee, the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

      "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

      "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

      "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means, with respect to any mortgage loan (or Serviced
Loan Group, as applicable), not later than the earliest of the following:

      o     the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or Serviced Loan Group, as the case may be) if such delinquency remains uncured;

      o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

      o     the effective date of any modification to a Money Term of a mortgage loan (or Serviced Loan Group, as the case may be), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon
            Payment; and

                                      S-208

      o     the date 30 days following the date a mortgaged property becomes an
            REO Property.

      "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

            the sum of:

      o     the Scheduled Principal Balance of such mortgage loan (or Serviced
            Loan Group, as the case may be) (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan (or Serviced Loan Group, as the case may be);

      o     to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or
            Serviced Loan Group, as the case may be) (or, in the case of an REO
            Property, the related REO Mortgage Loan);

      o     all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

      o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
            (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

            over

      o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (or Serviced Loan Group, as the case may be) (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

      With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

      In the case of a Serviced Loan Group, any Appraisal Reduction will be calculated in respect of the related mortgage loan and the Serviced Companion
Loans and then (i) in the case of the Serviced Companion Loans that are pari passu notes, allocated pro rata between the related mortgage loan and the
Serviced Companion Loans according to their respective principal balances or
(ii) in the case of the Serviced Companion Loans that are subordinate notes, allocated first to the Serviced Companion Loans until reduced to zero and then to the mortgage loan.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

      o     any Balloon Loan that is delinquent in respect of its Balloon
            Payment beyond the first Determination Date that follows its original stated maturity date; or

      o     any mortgage loan as to which the related mortgaged property has become an REO Property.

                                      S-209

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

      "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

      (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

      o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

      o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

      o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the master servicers, the special servicer, the Primary
            Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances, expenses or indemnities);

      o     amounts deposited in the Distribution Account in error;

      o     if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
            Interest Reserve Account; and

      o     any portion of such amounts payable to the holder of the Serviced
            Companion Loans;

      (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

      (3) if such Distribution Date occurs during March of any year (or
February, if the related Distribution Date is the final Distribution Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest
Reserve Account in respect of each Interest Reserve Loan.

      In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee,
and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date
(provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Master Servicer Remittance Date as described above in the

                                      S-210

paragraph will, in general, also be part of the Available Distribution Amount for the Distribution Date occurring in the applicable month.

      "Balloon Loans" means mortgage loans (or Serviced Loan Group, as the case may be) that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless prepaid prior thereto.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount
Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the
Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero;
provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the
Pass-Through Rate on that Class of Certificates, then the Base Interest Fraction shall be equal to 1.0.

      "Beacon Seattle & DC Portfolio Co-Lender Agreement" means the intercreditor agreement by and between the initial holder of the Beacon Seattle
& DC Portfolio Mortgage Loan and the initial holders of the Beacon Seattle & DC
Portfolio Companion Loans, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

      "Beacon Seattle & DC Portfolio Companion Loan" means each note that is secured by the Mortgaged Properties on a pari passu basis with the Beacon
Seattle & DC Portfolio Mortgage Loan. The Beacon Seattle & DC Portfolio
Companion Loans are not assets of the trust.

      "Beacon Seattle & DC Portfolio Loan Group" means, collectively, the Beacon
Seattle & DC Portfolio Mortgage Loan and the Beacon Seattle & DC Portfolio
Companion Loans.

      "Beacon Seattle & DC Portfolio Mortgage Loan" means Mortgage Loan No. 1, which is secured by the related Mortgaged Properties on a pari passu basis with the Beacon Seattle & DC Portfolio Companion Loans.

       "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificate Owner" means a person acquiring an interest in an offered certificate.

      "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

                                      S-211

      "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

      "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

      "Class" means the designation applied to the Offered Certificates and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
Class A-AB Certificates and the Class A-4 Certificates.

      "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

      "Closing Date" means on or about May 30, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

      "Co-Lender Agreement" means, with respect to a Serviced Loan Group, a co-lender agreement or agreement among noteholders between the holders of the related mortgage loan and the Serviced Companion Loans.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Serviced Companion Loans) during the same
Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) with respect to Principal Prepayments, exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Serviced Companion Loans), to the extent that such master servicer applied the subject Principal Prepayments in accordance with the terms of the related mortgage loan documents, or (ii) be required to be paid on any
Prepayment Interest Shortfalls incurred in respect of any Specially Serviced
Mortgage Loans or defaulted mortgage loans.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan(or Serviced Loan Group, as the case may be). With respect to the mortgaged properties securing any Serviced
Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the

                                      S-212

prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Custodian" means the paying agent, in its capacity as the custodian under the pooling and servicing agreement.

      "Cut-off Date" means May 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in May 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2007, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means, with respect to any Distribution Date and any of the mortgage loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related
Distribution Date.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

                                      S-213

      "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

      (a)   Accrued Certificate Interest in respect of such Class of
            Certificates for such Distribution Date, reduced (to not less than zero) by:

                  (i)   any Net Aggregate Prepayment Interest Shortfalls
            allocated to such Class; and

                  (ii)  Realized Losses and Expense Losses, in each case
            specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

      (b)   the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date; and

      (c)   if the aggregate Certificate Balance is reduced because amounts in the Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
            Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

      "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

      "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans (or Serviced Loan Groups, as the case may be).

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

      "Euroclear" means The Euroclear System.

      "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

      o     any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any

                                      S-214

            required Advances, at the times required under the terms of the
            Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

      o     any failure by such master servicer to make a required deposit to the Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

      o     any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o     any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
            Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
            Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley
            Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach;
            provided, further, that such cure period may not exceed 90 days;

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

      o     such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

      o     such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates (and such
            qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clause (a) or (b), citing servicing concerns with such master servicer as the sole or material factor in such rating action; or

      o     such master servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Master Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered
Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of Default"
that entitles the Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

                                      S-215

      "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan
Group, a Principal Prepayment in full had been made with respect to both the mortgage loan and the Serviced Companion Loans) on the date such proceeds were received.

      "Excess Servicing Fee" means a fee payable to the master servicers (if applicable) or Primary Servicers, as applicable, that is included as a component of the Master Servicing Fee and accrues at a rate set forth in the Pooling and
Servicing Agreement, which is assignable and non-terminable.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

      "Expense Losses" means, among other things:

      o     any interest paid to the master servicers, the special servicer and the trustee in respect of unreimbursed Advances;

      o     all Special Servicer Compensation paid to the special servicer (to the extent not collected from the related borrower);

      o     other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley
            Capital I Inc., the master servicers, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

      o     any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

      "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

                                      S-216

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $4,179,702,267.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $725,166,819.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$4,904,869,086.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

      "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date, for each class of REMIC Regular Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Only Certificates" means the Class X-1, Class X-2 and Class X-W
Certificates.

      "Interest Reserve Account" means an account that the Paying Agent has established and will maintain for the benefit of the holders of the
Certificates.

      "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interested Party" means the special servicer, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

      "LaSalle Co-Lender Agreement" means each co-lender agreement by and between the holder of a LaSalle Senior Mortgage Loan and the holder(s) of the related LaSalle Subordinate Loan, relating to the relative rights of such holder(s), as the same may be further amended from time to time in accordance with the terms thereof.

      "LaSalle Loan Group" means, collectively, a LaSalle Senior Mortgage Loan and the related LaSalle Subordinate Loan.

      "LaSalle Senior Mortgage Loan" means each of Mortgage Loan No. 23, No. 28 and No. 164, which is secured by the related Mortgaged Property on a senior basis with the related LaSalle Subordinate Loan.

      "LaSalle Subordinate Loan" means each A-1 and/or B note that is secured by a Mortgaged Property on a subordinated basis with a LaSalle Senior Mortgage
Loan. The LaSalle Subordinate Loans are not assets of the trust.

      "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a mortgage loan seller due to a Material Breach or a Material
Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after a master servicer,

                                      S-217

special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable co-lender or intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group 1" means that distinct loan group consisting of 347 mortgage loans that are secured by property types other than multifamily properties and manufactured housing communities, 4 mortgage loans that are secured by multifamily properties and 4 mortgage loans that are secured by manufactured housing properties representing, in the aggregate, approximately 85.2% of the
Initial Pool Balance.

      "Loan Group 2" means that distinct loan group consisting of 47 mortgage loans that are secured by multifamily properties and 21 mortgage loans that are secured by manufactured housing community properties, representing, in the aggregate, approximately 14.8% of the Initial Pool Balance.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing each Serviced Companion Loans out of payments on such Serviced Companion Loans.

      "Master Servicing Fee Rate" means a rate per annum set forth in the
Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

      "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

      "Money Term" means, with respect to any mortgage loan(or Serviced Loan
Group, as the case may be), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but
does not include late fee or default interest provisions).

                                      S-218

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o     the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

      o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
            (unless such document(s) have not been returned by the applicable recorder's office);

      o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o     an original or copy of the related lender's title insurance policy
            (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

      o     when relevant, the related ground lease or a copy thereof;

      o     when relevant, copies of any loan agreements, lockbox agreements, intercreditor agreements and Co-Lender Agreements, if any, as well as copies of the notes evidencing the Serviced Companion Loans;

      o     when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

      o     when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the 423 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $4,904,869,086, which may vary by up to 5%.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the
Certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of
Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to

                                      S-219

accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

      o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
            2008), or February if the related Distribution Date is the final
            Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding
            January (if applicable) and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income, less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

      "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

      "Offered Certificates" mean the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-AB, Class A-4, Class A-M, Class A-J and Class B Certificates.

      "OID" means original issue discount within the meaning of the Code.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be Centerline REIT Inc., LLC, an affiliate of the special servicer.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

      In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

      "PAR" means Prudential Asset Resources, Inc.

                                      S-220

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates)
accrues interest.

      "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," and the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of May 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Capmark, as general master servicer with respect to the mortgage loans sold to the trust by LaSalle Bank National Association, RBC or PCFII,
Wells Fargo Bank, National Association, as master servicer with respect to the mortgage loans sold to the trust by Wells Fargo Bank, Morgan Stanley Mortgage
Capital Inc. or NatCity, Prudential Asset Resources, Inc., as master servicer with respect to the PMCF mortgage loans, Centerline Servicing Inc., as special servicer, The Bank of New York Trust Company, National Association, as trustee, and LaSalle Bank National Association as paying agent, certificate registrar, authenticating agent and custodian.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee
Fee and if the related mortgage loan is a Specially Serviced Mortgage Loan, the
Special Servicing Fee in each case, to the extent payable out of such collection of interest.

      "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, and the Trustee

                                      S-221

Fee) that accrues on the amount of such Principal Prepayment or unscheduled
Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

      o     the aggregate amount of interest that would have accrued at the Net
            Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the
            Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon
            Payment had not been made, over

      o     the aggregate interest that did so accrue at the Net Mortgage Rate
            (less the Special Servicing Fee, if the related mortgage loan is a
            Specially Serviced Mortgage Loan) through the date such payment was made.

      "Prepayment Premium" means, with respect to any mortgage loan (or any
Serviced Loan Group, as applicable) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection
Period in connection with Principal Prepayments on such mortgage loan (or
Serviced Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, "Prepayment Premium" means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

      "Primary Servicers" mean Principal Global Investors, LLC, Capstone Realty
Advisors, LLC, Wachovia Bank, National Association, and their respective permitted successors and assigns.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

      o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
            Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
            Collection Period; and

      o     all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced
            Companion Loan or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds),
            Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Loan or its respective successor REO mortgage loan) during the related
            Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

      The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

      o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and
            Advance interest thereon) that are reimbursed from such principal collections during that

                                      S-222

            Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

      o     if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon)
            first from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date
            (prior to reimbursement from other collections) and the Principal
            Distribution Amount will be reduced (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that
            Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal
            Distribution Amount (and will be allocated first to such other Loan
            Group Principal Distribution Amount, and then to the Loan Group
            Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans (or Serviced Loan Groups, as the case may be)
that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the primary servicers, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan
Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicer, Morgan Stanley
Capital I Inc. or the trustee in respect of the Material Breach or Material
Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

      "Rated Final Distribution Date" means the Distribution Date in April 2049.

      "Rating Agencies" means Moody's and S&P.

      "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

      o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                      S-223

      o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

      If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

      "Record Date" means, with respect to each class of offered certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan (or Serviced Loan Group, as the case may be) that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated
Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing
Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement. No portion of a Serviced Loan Group will constitute a
Rehabilitated Mortgage Loan unless the other portion of the related Serviced
Loan Group also constitutes a Rehabilitated Mortgage Loan.

      "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

                                      S-224

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan (or Serviced
Loan Group, as the case may be) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan (or Serviced Loan Group, as the case may be) subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" of any mortgage loan (or Serviced Loan
Group, as the case may be) or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

      o     any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
            Payments due in any subsequent Collection Period; and

      o     the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the
Interest Only Certificates.

      "Serviced Companion Loan" means any pari passu note or subordinate note other than the mortgage loan that evidences the related Serviced Loan Group.

      "Serviced Loan Group" means, with respect to a mortgage loan that is evidenced by more than one notes, the entire mortgage loan, including the related mortgage loan and the other pari passu notes or subordinate notes.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan (or
Serviced Loan Group, as the case may be) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means the standard by which the master servicers and the special servicer will service and administer the mortgage loans (or Serviced
Loan Group, as applicable) and/or REO Properties that it is obligated to service and administer on behalf of the Trustee in the best interests and for the benefit of the Certificateholders (or, with respect to any Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion
Loans, as a collective whole, but with respect to the Serviced Loan Groups, taking into account the subordinate nature of the Serviced Companion Loans that are subordinate notes, if any) (as determined by the applicable master servicer or the special servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective subject mortgage loans (or
Serviced Loan Groups, as the case may be) and the related Co-Lender Agreements and, to the extent consistent with the foregoing, further as follows--

      o     with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of the special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing
            Agreement; and

                                      S-225

      o     with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (or
            Serviced Loan Group, as the case may be) and, in the case of the special servicer, if a serviced mortgage loan (or Serviced Loan
            Group, as the case may be) comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that mortgage loan (or Serviced Loan Group, as the case may be)
            to the Certificateholders, as a collective whole (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related Serviced Companion Loans, as a collective whole, but taking into account the subordinate nature of any Serviced Companion
            Loan that is a subordinate note, if any), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders to be performed at the rate determined by the special servicer but in any case not less than (i) the related Net Mortgage Rate in the case of a mortgage loan other than a Serviced Loan Group or (ii) in the case of a
            Serviced Loan Group, the weighted average of the related mortgage loan and the Serviced Companion Loans), but

      o     without regard to--

            (a)   any relationship that a master servicer or the special
                  servicer, as the case may be, or any affiliate thereof may have with the related borrower,

            (b)   the ownership of any Certificate or any interest in any
                  Serviced Companion Loan or mezzanine loan by a master servicer or the special servicer, as the case may be, or by any
                  affiliate thereof,

            (c)   a master servicer's obligation to make Advances,

            (d)   the special servicer's obligation to request that a master servicer make Servicing Advances,

            (e)   the right of a master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any
                  particular transaction, or

            (f)   other than with respect to Capmark, any obligation of a master servicer or any of its affiliates (in their capacity as a
                  mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (or Serviced Loan Group, as applicable) to become a Specially Serviced Mortgage Loan.

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

      o     any failure by the special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

      o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for 1 business day following the date on which such deposit or remittance was first required to be made;

      o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the
            Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc.
            that the special servicer is in good faith attempting to

                                      S-226

            remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure the failure; provided further, that such cure period may not exceed 90 days;

      o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
            Class of Certificates and that continues unremedied for a period of
            30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

      o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

      o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

      o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

      o     Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates (and such
            qualification, downgrade or withdrawal shall not have been reversed by Moody's within 60 days of the date thereof), or (b) placed one or more classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date thereof), and, in the case of either of clause (a) or (b), citing servicing concerns with the special servicer as the sole or material factor in such rating action; or

      o     the special servicer is no longer listed on S&P's Select Servicer
            List as a U.S. Commercial Mortgage Special Servicer and is not
            reinstated to such status within 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

      "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.25% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan.

      "Specially Serviced Mortgage Loan" means any mortgage loan (or Serviced
Loan Group, as applicable) as to which:

      o     a payment default shall have occurred (i) at its maturity date
            (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer (who shall forward such notice to the special servicer and the Operating Adviser) of its intent to refinance such mortgage loan
            (or Serviced Loan Group, as the case may be) and is diligently pursuing such refinancing,

                                      S-227

            (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d)
            such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

      o     to the applicable master servicer's or the special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

      o     the applicable master servicer or the special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

      o     the applicable master servicer or the special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

      o     the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

      o     in the good faith and reasonable judgment (in accordance with the
            Servicing Standard) of the applicable master servicer or the special servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holders of any related Serviced Companion Loan.

      "Sponsor" means each of LaSalle Bank National Association, Morgan Stanley
Mortgage Capital Inc., Principal Commercial Funding II, LLC, Royal Bank of
Canada and Prudential Mortgage Capital Funding, LLC or any successor thereto.

      "Structuring Assumptions" means the following assumptions:

      o     the mortgage rate on each mortgage loan in effect as of the Closing
            Date remains in effect until maturity or its Anticipated Repayment
            Date;

      o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

      o     the closing date for the sale of the Certificates is May 30, 2007;

      o     distributions on the Certificates are made on the 15th day of each month;

      o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

      o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

      o     the trust does not experience any Expense Losses;

      o     no Principal Prepayment on any mortgage loan is made during its
            Lockout Period, if any, or during any period when Principal
            Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

                                      S-228

      o     no Prepayment Interest Shortfalls occur;

      o     no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

      o     each ARD Loan pays in full on its Anticipated Repayment Date;

      o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

      o     no holder of a mezzanine loan exercises its option to purchase any mortgage loan; and

      o     with respect to the loans for which the first monthly payment date will not occur until June 2007, we have assumed an interest only payment at the applicable Net Mortgage Rate, which is available to the trust for the June Distribution Date.

      "Subordinate Certificates" means the Class A-M Certificates, the Class A-J
Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K
Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class O Certificates, the Class P Certificates, the Class Q
Certificates and the Class S Certificates.

      "Subordinate Private Certificates" means the Class C Certificates, the
Class D Certificates, the Class E Certificates, the Class F Certificates, the
Class G Certificates, the Class H Certificates, the Class J Certificates, the
Class K Certificates, the Class L Certificates, the Class M Certificates, the
Class N Certificates, the Class O Certificates, the Class P Certificates, the
Class Q Certificates and the Class S Certificates.

      "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of its duties calculated at a rate that is part of the Administrative Cost Rate. A portion of the Trustee fee will be paid to the Paying Agent.

      "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income less the sum of (a) estimated stabilized operating expenses
(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash
Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle Financial
Services, Inc., Goldman, Sachs & Co. Greenwich Capital Markets, Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation.

      "Underwriting Agreement" means that agreement, dated as of May __, 2007, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, LaSalle Financial Services, Inc., Goldman, Sachs & Co., Greenwich
Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and
RBC Capital Markets Corporation.

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of Certificates (excluding the Residual Certificates and the Class EI
Certificates, the portion of Distributable Certificate Interest for such Class

                                      S-229

remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

      "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or Serviced Loan Group, as the case may be) for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                      S-230

                                   SCHEDULE A

 RATES USED IN DETERMINATION OF CLASS X-1, CLASS X-2 AND CLASS X-W PASS-THROUGH
                                      RATES

              05/15/2007           0.00000%
              06/15/2007           5.88379%
              07/15/2007           5.69838%
              08/15/2007           5.88377%
              09/15/2007           5.88377%
              10/15/2007           5.69835%
              11/15/2007           5.88375%
              12/15/2007           5.69832%
              01/15/2008           5.88374%
              02/15/2008           5.69830%
              03/15/2008           5.69833%
              04/15/2008           5.88371%
              05/15/2008           5.69827%
              06/15/2008           5.88370%
              07/15/2008           5.69824%
              08/15/2008           5.88368%
              09/15/2008           5.88367%
              10/15/2008           5.69821%
              11/15/2008           5.88365%
              12/15/2008           5.69818%
              01/15/2009           5.69817%
              02/15/2009           5.69816%
              03/15/2009           5.69703%
              04/15/2009           5.88090%
              05/15/2009           5.69551%
              06/15/2009           5.88088%
              07/15/2009           5.69548%
              08/15/2009           5.88085%
              09/15/2009           5.88084%
              10/15/2009           5.69550%
              11/15/2009           5.88088%
              12/15/2009           5.69547%
              01/15/2010           5.69545%
              02/15/2010           5.69543%
              03/15/2010           5.69557%
              04/15/2010           5.88081%
              05/15/2010           5.69538%
              06/15/2010           5.88079%
              07/15/2010           5.69534%
              08/15/2010           5.88076%
              09/15/2010           5.88075%
              10/15/2010           5.69529%
              11/15/2010           5.88072%
              12/15/2010           5.69526%
              01/15/2011           5.69524%
              02/15/2011           5.69522%
              03/15/2011           5.69540%
              04/15/2011           5.87955%
              05/15/2011           5.69412%
              06/15/2011           5.87952%
              07/15/2011           5.69408%
              08/15/2011           5.87949%
              09/15/2011           5.87947%
              10/15/2011           5.69267%
              11/15/2011           5.87780%
              12/15/2011           5.68212%
              01/15/2012           5.86544%
              02/15/2012           5.68766%
              03/15/2012           5.68744%
              04/15/2012           5.86611%
              05/15/2012           5.68173%
              06/15/2012           5.86421%
              07/15/2012           5.68027%
              08/15/2012           5.86416%
              09/15/2012           5.86414%
              10/15/2012           5.68019%
              11/15/2012           5.86409%
              12/15/2012           5.68014%
              01/15/2013           5.68011%
              02/15/2013           5.67949%
              03/15/2013           5.68108%
              04/15/2013           5.86332%
              05/15/2013           5.67940%
              06/15/2013           5.86413%
              07/15/2013           5.68019%
              08/15/2013           5.86408%
              09/15/2013           5.86406%
              10/15/2013           5.68011%
              11/15/2013           5.86401%
              12/15/2013           5.67979%
              01/15/2014           5.67863%
              02/15/2014           5.67827%
              03/15/2014           5.67890%
              04/15/2014           5.86203%
              05/15/2014           5.67750%

                                    SCH. A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE B

                          CLASS X COMPONENT LOAN AMOUNT

DISTRIBUTION
    DATES
 (INCLUSIVE)       CLASS A-1        CLASS A-1A         CLASS A-2        CLASS A-3        CLASS A-AB       CLASS A-4
-------------    --------------   ---------------   ---------------   --------------   --------------   ---------------

June 2007 to
May 2008         $54,387,000.00   $361,807,500.00   $591,150,000.00   $26,900,000.00   $70,400,000.00   $606,121,000.00
June 2008 to
May 2009                  $0.00   $347,953,500.00   $558,216,000.00   $26,900,000.00   $70,400,000.00   $606,121,000.00
June 2009 to
May 2010                  $0.00   $333,584,000.00   $473,889,500.00   $26,900,000.00   $70,400,000.00   $606,121,000.00
June 2010 to
May 2011                  $0.00   $318,039,500.00   $390,764,500.00   $26,900,000.00   $70,400,000.00   $606,121,000.00
June 2011 to
May 2012                  $0.00   $218,844,000.00             $0.00            $0.00            $0.00   $552,218,000.00
June 2012 to
May 2013                  $0.00   $209,193,500.00             $0.00            $0.00            $0.00   $484,833,500.00
June 2013                 $0.00   $182,354,500.00             $0.00            $0.00            $0.00   $423,809,000.00

DISTRIBUTION
    DATES
 (INCLUSIVE)      CLASS A-M         CLASS A-J          CLASS B          CLASS C           CLASS D
-------------   ---------------   ---------------   ---------------   --------------   --------------

June 2007 to
May 2008        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2008 to
May 2009        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2009 to
May 2010        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2010 to
May 2011        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2011 to
May 2012        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2012 to
May 2013        $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00   $27,589,500.00
June 2013       $245,243,500.00   $196,194,500.00    $9,197,000.00    $39,852,000.00    $7,647,500.00

 DISTRIBUTION
     DATES
  (INCLUSIVE)       CLASS E           CLASS F          CLASS G           CLASS H          CLASS J
-------------    --------------   ---------------   ---------------   --------------   --------------

June 2007 to
May 2008          $6,131,500.00    $21,458,500.00   $21,459,000.00    $36,786,500.00   $24,524,500.00
June 2008 to
May 2009          $6,131,500.00    $21,458,500.00   $21,459,000.00    $36,786,500.00   $24,524,500.00
June 2009 to
May 2010          $6,131,500.00    $21,458,500.00   $21,459,000.00    $36,786,500.00   $24,524,500.00
June 2010 to
May 2011          $6,131,500.00    $21,458,500.00   $21,459,000.00    $27,608,000.00            $0.00
June 2011 to
May 2012          $6,131,500.00    $21,458,500.00    $6,854,000.00             $0.00            $0.00
June 2012 to
May 2013          $5,857,500.00             $0.00            $0.00             $0.00            $0.00
June 2013                 $0.00             $0.00            $0.00             $0.00            $0.00

 DISTRIBUTION
     DATES
  (INCLUSIVE)       CLASS K          CLASS L           CLASS M           CLASS N            TOTALS
-------------    --------------   ---------------   ---------------   --------------   -----------------

June 2007 to
May 2008         $27,589,500.00    $9,197,000.00     $6,131,000.00    $12,262,000.00   $2,394,381,500.00
June 2008 to
May 2009         $27,589,500.00    $9,197,000.00     $6,131,000.00    $12,262,000.00   $2,293,206,500.00
June 2009 to
May 2010         $11,563,000.00            $0.00             $0.00             $0.00   $2,150,894,000.00
June 2010 to
May 2011                  $0.00            $0.00             $0.00             $0.00   $2,006,958,500.00
June 2011 to
May 2012                  $0.00            $0.00             $0.00             $0.00   $1,323,582,500.00
June 2012 to
May 2013                  $0.00            $0.00             $0.00             $0.00   $1,217,961,000.00
June 2013                 $0.00            $0.00             $0.00             $0.00   $1,104,298,000.00

                                    SCH. B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE C

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

                05/15/2007              140,800,000
                06/15/2007              140,800,000
                07/15/2007              140,800,000
                08/15/2007              140,800,000
                09/15/2007              140,800,000
                10/15/2007              140,800,000
                11/15/2007              140,800,000
                12/15/2007              140,800,000
                01/15/2008              140,800,000
                02/15/2008              140,800,000
                03/15/2008              140,800,000
                04/15/2008              140,800,000
                05/15/2008              140,800,000
                06/15/2008              140,800,000
                07/15/2008              140,800,000
                08/15/2008              140,800,000
                09/15/2008              140,800,000
                10/15/2008              140,800,000
                11/15/2008              140,800,000
                12/15/2008              140,800,000
                01/15/2009              140,800,000
                02/15/2009              140,800,000
                03/15/2009              140,800,000
                04/15/2009              140,800,000
                05/15/2009              140,800,000
                06/15/2009              140,800,000
                07/15/2009              140,800,000
                08/15/2009              140,800,000
                09/15/2009              140,800,000
                10/15/2009              140,800,000
                11/15/2009              140,800,000
                12/15/2009              140,800,000
                01/15/2010              140,800,000
                02/15/2010              140,800,000
                03/15/2010              140,800,000
                04/15/2010              140,800,000
                05/15/2010              140,800,000
                06/15/2010              140,800,000
                07/15/2010              140,800,000
                08/15/2010              140,800,000
                09/15/2010              140,800,000
                10/15/2010              140,800,000
                11/15/2010              140,800,000
                12/15/2010              140,800,000
                01/15/2011              140,800,000
                02/15/2011              140,800,000
                03/15/2011              140,800,000
                04/15/2011              140,800,000
                05/15/2011              140,800,000
                06/15/2011              140,800,000
                07/15/2011              140,800,000
                08/15/2011              140,800,000
                09/15/2011              140,800,000
                10/15/2011              140,800,000
                11/15/2011              140,800,000
                12/15/2011              140,800,000
                01/15/2012              140,800,000
                02/15/2012              140,800,000
                03/15/2012              140,800,000
                04/15/2012              140,800,000
                05/15/2012              140,727,528
                06/15/2012              138,611,000
                07/15/2012              136,223,000
                08/15/2012              134,085,000
                09/15/2012              131,924,000
                10/15/2012              129,492,000
                11/15/2012              127,309,000
                12/15/2012              124,854,000
                01/15/2013              122,648,000
                02/15/2013              120,431,000
                03/15/2013              117,423,000
                04/15/2013              115,180,000
                05/15/2013              112,666,000
                06/15/2013              110,400,000
                07/15/2013              107,863,000
                08/15/2013              105,573,000
                09/15/2013              103,271,000
                10/15/2013              100,700,000
                11/15/2013               98,374,000
                12/15/2013               95,780,000
                01/15/2014               93,500,000
                02/15/2014               91,200,000
                03/15/2014               88,111,000
                04/15/2014               85,763,000
                05/15/2014               83,139,000
                06/15/2014               80,755,000
                07/15/2014               78,106,000
                08/15/2014               75,698,000
                09/15/2014               73,277,000
                10/15/2014               70,592,000
                11/15/2014               68,146,000
                12/15/2014               65,437,000
                01/15/2015               62,965,000
                02/15/2015               60,481,000
                03/15/2015               57,235,000
                04/15/2015               54,723,000
                05/15/2015               52,000,000
                06/15/2015               49,461,000
                07/15/2015               46,661,000
                08/15/2015               44,096,000
                09/15/2015               41,518,000
                10/15/2015               38,680,000
                11/15/2015               36,075,000
                12/15/2015               33,211,000
                01/15/2016               30,821,000
                02/15/2016               28,181,000
                03/15/2016               25,040,000
                04/15/2016               22,372,000
                05/15/2016               19,447,000
                06/15/2016               16,751,000
                07/15/2016               13,800,000
                08/15/2016               8,403,000
                09/15/2016               5,674,000
                10/15/2016               2,690,000
                11/15/2016                  --

                                    SCH. C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                                       MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                            198     1,694,631,724            34.5      5.790           110
Morgan Stanley Mortgage Capital Inc.                          34     1,345,579,291            27.4      5.754            70
Principal Commercial Funding II, LLC                          42       719,946,861            14.7      5.776           113
Royal Bank of Canada                                          27       458,174,264             9.3      5.625           116
Prudential Mortgage Capital Funding, LLC                      33       361,597,849             7.4      5.655           118
Wells Fargo Bank, National Association                        86       309,047,710             6.3      5.843           108
National City Bank                                             3        15,891,385             0.3      5.743           120
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTED
                                                  WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                  AVERAGE    POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                                       DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------

LaSalle Bank National Association                  1.44           1.32            72.3         66.7
Morgan Stanley Mortgage Capital Inc.               1.24           1.23            71.3         70.0
Principal Commercial Funding II, LLC               1.35           1.30            72.4         68.4
Royal Bank of Canada                               1.25           1.22            75.8         74.4
Prudential Mortgage Capital Funding, LLC           1.43           1.31            71.1         66.5
Wells Fargo Bank, National Association             1.38           1.31            71.1         62.0
National City Bank                                 1.79           1.71            54.5         47.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                          MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                                 121       218,399,421             4.5      5.977           113
2,500,001 - 5,000,000                                        122       440,957,522             9.0      5.890           114
5,000,001 - 7,500,000                                         52       317,275,699             6.5      5.754           118
7,500,001 - 10,000,000                                        38       323,125,165             6.6      5.773           111
10,000,001 - 12,500,000                                       19       213,948,799             4.4      5.750           113
12,500,001 - 15,000,000                                       14       197,159,137             4.0      5.787           119
15,000,001 - 17,500,000                                        7       114,637,559             2.3      5.877            93
17,500,001 - 20,000,000                                       12       228,202,921             4.7      5.730           116
20,000,001 - 30,000,000                                       16       383,643,245             7.8      5.711           116
30,000,001 - 40,000,000                                        7       240,310,000             4.9      5.698           111
40,000,001 - 50,000,000                                        4       166,523,828             3.4      5.638           119
50,000,001 - 60,000,000                                        1        58,800,000             1.2      5.550           120
60,000,001 - 70,000,000                                        1        62,500,000             1.3      6.040           122
70,000,001 >=                                                  9     1,939,385,790            39.5      5.715            80
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTED
                                                  WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                          DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------

<= 2,500,000                                       1.42           1.36            67.6         58.0
2,500,001 - 5,000,000                              1.39           1.31            71.5         62.1
5,000,001 - 7,500,000                              1.50           1.33            72.1         64.2
7,500,001 - 10,000,000                             1.47           1.37            71.8         67.0
10,000,001 - 12,500,000                            1.37           1.25            73.7         66.4
12,500,001 - 15,000,000                            1.39           1.27            72.8         68.5
15,000,001 - 17,500,000                            1.25           1.16            74.7         70.4
17,500,001 - 20,000,000                            1.49           1.33            72.6         68.6
20,000,001 - 30,000,000                            1.38           1.28            75.6         70.9
30,000,001 - 40,000,000                            1.40           1.30            72.7         70.2
40,000,001 - 50,000,000                            1.44           1.44            78.2         73.8
50,000,001 - 60,000,000                            1.32           1.32            79.5         79.5
60,000,001 - 70,000,000                            1.43           1.21            75.1         69.7
70,000,001 >=                                      1.25           1.24            70.9         69.9
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: $766,697
Maximum: $775,000,000
Weighted Average: $ 11,595,435

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
STATE                                       MORTGAGED PROPERTIES       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Southern California                                           54       447,706,759             9.1      5.718           111
Northern California                                           20       181,068,870             3.7      5.774           119
Washington                                                    21       587,844,854            12.0      5.703            88
Colorado                                                      21       417,207,315             8.5      5.659            75
Arizona                                                       31       400,260,255             8.2      5.764           111
Virginia                                                      17       301,646,302             6.1      5.768            73
District of Columbia                                           6       240,251,614             4.9      5.793            61
Ohio                                                          27       239,607,958             4.9      5.720           117
New York                                                      43       224,617,067             4.6      5.790            67
Texas                                                         43       209,784,393             4.3      5.950           111
North Carolina                                                17       144,859,309             3.0      5.832           118
Illinois                                                      12       137,141,063             2.8      5.757           114
Pennsylvania                                                  12       124,918,218             2.5      5.805           104
Utah                                                           1       107,385,790             2.2      5.658           119
New Jersey                                                     7        96,299,835             2.0      5.769           119
Missouri                                                      10        91,560,426             1.9      5.805           118
Oregon                                                        15        87,039,418             1.8      5.910           118
Florida                                                       23        83,922,968             1.7      5.896           116
Michigan                                                      14        73,915,464             1.5      5.778           118
Maryland                                                       5        72,515,062             1.5      5.581           119
Massachusetts                                                 18        64,709,925             1.3      5.585           106
Indiana                                                        7        52,675,381             1.1      5.712           120
Tennessee                                                      7        45,346,076             0.9      5.968           118
Nevada                                                         7        44,787,405             0.9      5.745           118
Kentucky                                                      13        40,813,339             0.8      5.720           117
West Virginia                                                  9        39,153,074             0.8      5.611           117
Louisiana                                                     11        35,097,304             0.7      5.681           118
South Carolina                                                 6        34,267,842             0.7      5.721           113
Wisconsin                                                      9        33,955,697             0.7      5.763           118
Alabama                                                       12        32,623,463             0.7      5.963           116
Georgia                                                        9        23,598,628             0.5      5.876           115
Connecticut                                                    3        23,031,649             0.5      5.942           119
Arkansas                                                       4        22,656,063             0.5      5.626           118
Alaska                                                         2        17,400,000             0.4      5.866           108
Delaware                                                       5        15,400,000             0.3      5.670           119
Oklahoma                                                       2        15,093,608             0.3      5.740           118
Iowa                                                           3        13,760,139             0.3      5.777           117
New Hampshire                                                  1        11,975,801             0.2      5.555           118
South Dakota                                                   2        11,275,000             0.2      5.796           119
North Dakota                                                   3         9,999,870             0.2      5.695           119
Idaho                                                          2         8,390,307             0.2      5.864           118
Vermont                                                        3         7,973,221             0.2      6.103           118
New Mexico                                                     2         7,566,697             0.2      5.804           119
Minnesota                                                      4         6,888,838             0.1      6.072            98
Rhode Island                                                   2         6,598,899             0.1      5.898           118
Kansas                                                         2         5,790,269             0.1      5.917           118
Nebraska                                                       1         2,300,000             0.0      5.700           117
Mississippi                                                    1         2,187,649             0.0      6.230           116
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       549   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                  AVERAGE    POST IO PERIOD   CUT-OFF DATE   BALLOON
STATE                                             DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Southern California                                1.40           1.27            67.1         62.4
Northern California                                1.37           1.25            73.0         68.9
Washington                                         1.32           1.29            70.1         69.3
Colorado                                           1.18           1.16            75.1         74.0
Arizona                                            1.28           1.22            75.7         74.0
Virginia                                           1.32           1.29            69.0         67.9
District of Columbia                               1.27           1.26            68.0         67.9
Ohio                                               1.34           1.27            76.9         73.0
New York                                           1.44           1.41            62.7         61.9
Texas                                              1.37           1.25            73.9         67.8
North Carolina                                     1.45           1.39            70.4         65.8
Illinois                                           1.37           1.32            74.8         71.8
Pennsylvania                                       1.41           1.27            74.7         67.6
Utah                                               1.15           1.15            77.8         64.7
New Jersey                                         1.40           1.26            75.9         70.4
Missouri                                           1.45           1.26            74.8         66.8
Oregon                                             1.48           1.42            69.4         64.3
Florida                                            1.40           1.27            72.8         63.9
Michigan                                           1.36           1.30            76.5         65.4
Maryland                                           1.36           1.33            77.9         76.3
Massachusetts                                      1.45           1.37            73.1         67.4
Indiana                                            1.67           1.67            78.8         76.4
Tennessee                                          1.49           1.31            74.1         65.3
Nevada                                             1.29           1.23            69.0         60.1
Kentucky                                           1.33           1.31            74.7         61.0
West Virginia                                      1.44           1.38            76.0         61.3
Louisiana                                          1.54           1.30            74.9         66.4
South Carolina                                     1.56           1.52            72.5         65.8
Wisconsin                                          1.41           1.25            77.2         70.2
Alabama                                            1.40           1.36            75.5         64.9
Georgia                                            1.33           1.30            69.4         59.2
Connecticut                                        1.55           1.32            71.8         66.8
Arkansas                                           1.26           1.21            75.1         61.3
Alaska                                             1.44           1.24            79.2         71.6
Delaware                                           1.47           1.22            80.0         74.6
Oklahoma                                           1.44           1.24            79.3         70.5
Iowa                                               1.36           1.29            73.7         61.4
New Hampshire                                      1.53           1.53            59.9         50.3
South Dakota                                       1.44           1.44            70.3         66.4
North Dakota                                       1.25           1.25            79.9         62.9
Idaho                                              1.48           1.33            67.2         59.4
Vermont                                            1.88           1.82            64.0         52.4
New Mexico                                         1.37           1.17            77.5         69.1
Minnesota                                          1.24           1.24            73.2         62.8
Rhode Island                                       1.27           1.27            68.5         58.1
Kansas                                             1.37           1.37            63.3         51.8
Nebraska                                           1.59           1.32            74.2         65.4
Mississippi                                        1.60           1.60            59.9         47.2
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

                                       I-2

                                                        APPENDIX I
                                                 MORTGAGE POOL INFORMATION
                                                        TOTAL POOL

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
PROPERTY TYPE                               MORTGAGED PROPERTIES       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Office
   Urban                                               32            1,123,845,695        22.9        5.745          71
   Suburban                                            68              649,260,622        13.2        5.814          94
   Medical                                              8               73,515,441         1.5        5.732         116
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       108          $ 1,846,621,758        37.6%       5.769%         81
                                            -------------------------------------------------------------------------------
Retail
   Anchored                                            40              909,940,287        18.6        5.673         119
   Unanchored                                          57              224,786,401         4.6        5.752         117
   Shadow Anchored                                     30              215,263,812         4.4        5.685         118
   Free Standing                                       41              114,119,143         2.3        5.933         117
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       168          $ 1,464,109,642        29.9%       5.707%        118
                                            -------------------------------------------------------------------------------
Multifamily
   Garden                                              44              302,046,997         6.2        5.811         113
   High Rise                                           38              205,636,800         4.2        5.808          60
   Student Housing                                      6               40,144,396         0.8        5.688         118
   Low Rise                                            13               22,072,049         0.5        5.390         117
   Mid Rise                                             1                1,367,534         0.0        6.070         118
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       102          $   571,267,775        11.6%       5.786%         94
                                            -------------------------------------------------------------------------------
Industrial
   Warehouse                                           21              146,752,683         3.0        5.849         110
   Flex                                                18              124,622,135         2.5        5.541         119
   Light Industrial                                     5               10,968,546         0.2        6.080         106
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                        44          $   282,343,364         5.8%       5.722%        113
                                            -------------------------------------------------------------------------------
Hospitality
   Limited Service                                     26              142,762,854         2.9        5.932         118
   Full Service                                         4               63,225,247         1.3        5.687         119
   Extended Stay                                        1               20,440,000         0.4        5.835          80
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                        31          $   226,428,101         4.6%       5.855%        115
                                            -------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community                      29              202,814,439         4.1        5.775         118
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                        29          $   202,814,439         4.1%       5.775%        118
                                            -------------------------------------------------------------------------------
Mixed Use
   Office/Retail                                       15              127,921,670         2.6        5.758         113
   Retail/Light Industrial/
      Warehouse/Office                                  1               17,466,401         0.4        5.780         118
   Multifamily/Retail                                   2                7,798,138         0.2        5.600         117
   Office/Warehouse/Retail                              1                6,487,520         0.1        5.780         118
   Self Storage/Warehouse                               1                1,758,162         0.0        5.750         119
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                        20          $   161,431,892         3.3%       5.753%        114
                                            -------------------------------------------------------------------------------
Self Storage
   Self Storage                                        45              139,446,165         2.8        5.866         114
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                        45          $   139,446,165         2.8%       5.866%        114
                                            -------------------------------------------------------------------------------
Land
   Land                                                 1                8,487,197         0.2        5.720         119
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                         1          $     8,487,197         0.2%       5.720%        119
                                            -------------------------------------------------------------------------------
Other
   Leased Fee                                           1                1,918,753         0.0        5.865         117
---------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                         1          $     1,918,753         0.0%       5.865%        117
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                549          $ 4,904,869,086       100.0%       5.756%        101
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED    WEIGHTE
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                               DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

Office
   Urban                                     1.25           1.23            72.6         71.8
   Suburban                                  1.37           1.28            70.8         66.8
   Medical                                   1.46           1.38            71.5         64.9
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.30X          1.25X           72.0%        69.8%
                                            ---------------------------------------------------
Retail
   Anchored                                  1.29           1.27            75.0         71.1
   Unanchored                                1.48           1.30            73.1         66.1
   Shadow Anchored                           1.34           1.27            74.2         71.2
   Free Standing                             1.37           1.33            72.5         65.5
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.34X          1.28X           74.4%        69.9%
                                            ---------------------------------------------------
Multifamily
   Garden                                    1.32           1.27            74.3         69.9
   High Rise                                 1.44           1.43            61.7         61.4
   Student Housing                           1.44           1.33            79.0         71.7
   Low Rise                                  1.36           1.36            72.8         61.0
   Mid Rise                                  1.27           1.27            77.0         65.8
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.37X          1.33X           70.0%        66.6%
                                            ---------------------------------------------------
Industrial
   Warehouse                                 1.34           1.26            70.7         66.3
   Flex                                      1.34           1.14            66.4         61.0
   Light Industrial                          1.42           1.31            65.2         56.8
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.34X          1.21X           68.6%        63.6%
                                            ---------------------------------------------------
Hospitality
   Limited Service                           1.60           1.54            68.6         57.1
   Full Service                              2.00           1.81            60.9         56.8
   Extended Stay                             1.45           1.45            72.7         72.7
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.70X          1.61X           66.8%        58.4%
                                            ---------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community            1.39           1.18            75.8         69.7
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.39X          1.18X           75.8%        69.7%
                                            ---------------------------------------------------
Mixed Use
   Office/Retail                             1.41           1.27            74.0         68.7
   Retail/Light Industrial/
     Warehouse/Office                        1.21           1.21            65.8         55.7
   Multifamily/Retail                        1.44           1.44            72.0         69.9
   Office/Warehouse/Retail                   1.21           1.21            65.8         55.7
   Self Storage/Warehouse                    1.30           1.30            78.8         66.6
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.38X          1.27X           72.7%        66.8%
                                            ---------------------------------------------------
Self Storage
   Self Storage                              1.38           1.28            71.3         61.9
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.38X          1.28X           71.3%        61.9%
                                            ---------------------------------------------------
Land
   Land                                      1.28           1.28            61.7         47.6
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.28X          1.28X           61.7%        47.6%
                                            ---------------------------------------------------
Other
   Leased Fee                                1.29           1.29            57.3         48.6
-----------------------------------------------------------------------------------------------
      SUBTOTAL:                              1.29X          1.29X           57.3%        48.6%
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.35X          1.28X           72.2%        68.2%
===============================================================================================

                                       I-3

                                                        APPENDIX I
                                                 MORTGAGE POOL INFORMATION
                                                        TOTAL POOL

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
MORTGAGE RATE (%)                                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                 15       347,827,556             7.1      5.463           118
5.501 - 5.750                                                131     1,933,855,408            39.4      5.641           109
5.751 - 6.000                                                174     2,163,670,651            44.1      5.826            88
6.001 - 6.500                                                 98       437,977,442             8.9      6.105           113
6.501 - 7.000                                                  5        21,538,028             0.4      6.628            68
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)                                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)s
-----------------------------------------------------------------------------------------------------

5.001 - 5.500                                      1.34           1.24            71.0         65.3
5.501 - 5.750                                      1.38           1.29            75.0         70.8
5.751 - 6.000                                      1.32           1.28            70.0         67.1
6.001 - 6.500                                      1.40           1.29            71.2         64.1
6.501 - 7.000                                      1.14           1.04            76.1         72.2
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 5.390%
Maximum: 6.960%
Weighted Average: 5.756%

SEASONING

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
SEASONING (MOS.)                                  MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

0 - 0                                                         51     1,561,227,000            31.8      5.741            90
1 - 5                                                        364     3,319,396,265            67.7      5.760           106
6 - 11                                                         6        18,329,490             0.4      6.207           113
12 - 23                                                        1         4,125,000             0.1      5.880           104
24 >=                                                          1         1,791,331             0.0      5.560            31
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
SEASONING (MOS.)                                  DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

0 - 0                                              1.30           1.28            71.7         70.3
1 - 5                                              1.37           1.28            72.4         67.3
6 - 11                                             1.39           1.37            72.9         61.1
12 - 23                                            1.45           1.22            74.7         66.2
24 >=                                              1.24           1.24            61.3         59.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 0 mos.
Maximum: 29 mos.
Weighted Average: 1 mos.

                                       I-4

                                                        APPENDIX I
                                                 MORTGAGE POOL INFORMATION
                                                        TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 60                                                         23     1,427,306,021            29.1      5.784            59
61 - 84                                                       13        76,930,665             1.6      5.931            81
85 - 120                                                     386     3,338,132,400            68.1      5.735           118
121 - 180                                                      1        62,500,000             1.3      6.040           122
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)           DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                              1.25           1.25            69.6         69.4
61 - 84                                            1.40           1.37            70.4         66.9
85 - 120                                           1.39           1.30            73.3         67.7
121 - 180                                          1.43           1.21            75.1         69.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 48 mos.
Maximum: 127 mos.
Weighted Average: 102 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)          MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 60                                                         23     1,427,306,021            29.1      5.784            59
61 - 84                                                       13        76,930,665             1.6      5.931            81
85 - 120                                                     386     3,338,132,400            68.1      5.735           118
121 - 180                                                      1        62,500,000             1.3      6.040           122
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)          DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                              1.25           1.25            69.6         69.4
61 - 84                                            1.40           1.37            70.4         66.9
85 - 120                                           1.39           1.30            73.3         67.7
121 - 180                                          1.43           1.21            75.1         69.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 31 mos.
Maximum: 122 mos.
Weighted Average: 101 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                              63     2,608,023,000            53.2      5.725            88
   181 - 240                                                   5        11,308,259             0.2      6.218           118
   241 - 300                                                  47       230,763,542             4.7      5.787           114
   301 - 360                                                 305     2,028,182,450            41.4      5.788           116
   361 >=                                                      3        26,591,835             0.5      5.873           119
---------------------------------------------------------------------------------------------------------------------------
   TOTAL:                                                    423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                   1.30           1.30            71.9         71.9
   181 - 240                                       1.31           1.31            67.9         44.2
   241 - 300                                       1.44           1.40            69.2         54.3
   301 - 360                                       1.40           1.25            72.9         65.2
   361 >=                                          1.26           1.17            77.1         71.2
-----------------------------------------------------------------------------------------------------
      TOTAL:                                       1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 204 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)                MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                              63     2,608,023,000            53.2      5.725            88
   181 - 240                                                   5        11,308,259             0.2      6.218           118
   241 - 300                                                  47       230,763,542             4.7      5.787           114
   301 - 360                                                 305     2,028,182,450            41.4      5.788           116
   361 >=                                                      3        26,591,835             0.5      5.873           119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)                DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                   1.30           1.30            71.9         71.9
   181 - 240                                       1.31           1.31            67.9         44.2
   241 - 300                                       1.44           1.40            69.2         54.3
   301 - 360                                       1.40           1.25            72.9         65.2
   361 >=                                          1.26           1.17            77.1         71.2
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 201 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

                                       I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)                   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                                    1        15,200,000             0.3      6.580            57
1.11 - 1.20                                                   55       872,827,588            17.8      5.672            96
1.21 - 1.30                                                   96     1,579,079,629            32.2      5.802            87
1.31 - 1.40                                                   86       887,082,362            18.1      5.735           115
1.41 - 1.50                                                   89       832,873,591            17.0      5.800           103
1.51 - 1.60                                                   38       325,256,216             6.6      5.733           118
1.61 - 1.70                                                   23       144,067,476             2.9      5.672           117
1.71 - 1.80                                                    8        90,945,619             1.9      5.740           118
1.81 - 1.90                                                    5        56,692,976             1.2      5.650           115
1.91 - 2.00                                                    6        28,913,924             0.6      5.963           118
2.01 - 2.50                                                   15        69,632,057             1.4      5.630           118
2.51 - 3.00                                                    1         2,297,648             0.0      5.860            59
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)                   DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

1.01 - 1.10                                        1.04           0.91            80.0         79.3
1.11 - 1.20                                        1.15           1.15            76.4         72.4
1.21 - 1.30                                        1.25           1.24            71.6         69.2
1.31 - 1.40                                        1.35           1.24            74.4         69.0
1.41 - 1.50                                        1.45           1.31            71.3         66.7
1.51 - 1.60                                        1.55           1.40            69.5         64.0
1.61 - 1.70                                        1.64           1.45            68.4         60.9
1.71 - 1.80                                        1.78           1.71            69.5         68.1
1.81 - 1.90                                        1.85           1.81            63.9         62.2
1.91 - 2.00                                        1.99           1.79            58.0         50.5
2.01 - 2.50                                        2.22           2.04            51.7         46.6
2.51 - 3.00                                        2.57           2.57            28.9         27.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 1.04x
Maximum: 2.57x
Weighted Average: 1.35x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
POST IO PERIOD DEBT SERVICE COVERAGE                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
RATIO (X)                                         MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                        1        15,200,000             0.3      6.580            57
1.01 - 1.10                                                    7       202,010,000             4.1      5.599           119
1.11 - 1.20                                                  105     1,302,426,388            26.6      5.706           103
1.21 - 1.30                                                  150     1,967,697,629            40.1      5.808            93
1.31 - 1.40                                                   78       643,691,362            13.1      5.738           113
1.41 - 1.50                                                   30       360,579,791             7.4      5.793            84
1.51 - 1.60                                                   16       152,593,716             3.1      5.729           118
1.61 - 1.70                                                   12        61,481,476             1.3      5.728           118
1.71 - 1.80                                                    5        91,094,619             1.9      5.696           118
1.81 - 1.90                                                    3        47,500,476             1.0      5.614           114
1.91 - 2.00                                                    3        13,663,924             0.3      6.074           118
2.01 - 2.50                                                   12        44,632,057             0.9      5.622           117
2.51 - 3.00                                                    1         2,297,648             0.0      5.860            59
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
POST IO PERIOD DEBT SERVICE COVERAGE               AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
RATIO (X)                                         DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 1.00                                            1.04           0.91            80.0         79.3
1.01 - 1.10                                        1.31           1.08            71.6         66.7
1.11 - 1.20                                        1.23           1.15            76.0         71.4
1.21 - 1.30                                        1.29           1.24            72.3         69.1
1.31 - 1.40                                        1.43           1.35            74.1         68.5
1.41 - 1.50                                        1.46           1.45            64.7         62.3
1.51 - 1.60                                        1.56           1.54            66.3         62.2
1.61 - 1.70                                        1.75           1.65            58.1         50.6
1.71 - 1.80                                        1.92           1.79            69.9         67.3
1.81 - 1.90                                        1.86           1.86            63.5         62.8
1.91 - 2.00                                        2.04           1.97            62.1         51.5
2.01 - 2.50                                        2.18           2.18            45.9         43.5
2.51 - 3.00                                        2.57           2.57            28.9         27.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 0.91x
Maximum: 2.57x
Weighted Average: 1.28x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                           MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                                    1         2,297,648             0.0      5.860            59
30.1 - 40.0                                                    5        14,276,477             0.3      5.715           113
40.1 - 50.0                                                   13        44,570,247             0.9      5.781           119
50.1 - 60.0                                                   25        83,516,430             1.7      5.815           118
60.1 - 70.0                                                  113     1,839,422,391            37.5      5.781            85
70.1 - 75.0                                                  104       641,824,878            13.1      5.818           111
75.1 - 80.0                                                  154     2,161,299,629            44.1      5.719           109
80.1 - 85.0                                                    8       117,661,386             2.4      5.660           119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)                           DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

20.1 - 30.0                                        2.57           2.57            28.9         27.1
30.1 - 40.0                                        2.03           1.99            35.4         30.1
40.1 - 50.0                                        2.06           1.96            45.8         42.5
50.1 - 60.0                                        1.55           1.48            57.0         48.8
60.1 - 70.0                                        1.38           1.33            66.2         63.5
70.1 - 75.0                                        1.36           1.29            73.2         67.1
75.1 - 80.0                                        1.30           1.21            77.9         73.5
80.1 - 85.0                                        1.32           1.31            80.8         80.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 28.9%
Maximum: 83.2%
Weighted Average: 72.2%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                                    4        12,880,911             0.3      5.704           108
30.1 - 40.0                                                    7        23,582,561             0.5      5.834           115
40.1 - 50.0                                                   35       118,860,618             2.4      5.908           119
50.1 - 55.0                                                   31       142,064,317             2.9      5.773           118
55.1 - 60.0                                                   60       309,570,000             6.3      5.775           116
60.1 - 65.0                                                   94       890,302,506            18.2      5.746           104
65.1 - 70.0                                                   87     1,474,666,928            30.1      5.811            86
70.1 - 75.0                                                   72       751,869,245            15.3      5.760           110
75.1 - 80.0                                                   28     1,072,579,000            21.9      5.672           101
80.1 - 85.0                                                    5       108,493,000             2.2      5.641           119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                   DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

20.1 - 30.0                                        2.10           2.10            33.7         28.6
30.1 - 40.0                                        1.92           1.82            46.9         38.0
40.1 - 50.0                                        1.58           1.54            56.0         46.4
50.1 - 55.0                                        1.61           1.50            62.9         52.6
55.1 - 60.0                                        1.38           1.32            68.8         57.9
60.1 - 65.0                                        1.41           1.33            68.2         62.2
65.1 - 70.0                                        1.33           1.26            71.0         67.9
70.1 - 75.0                                        1.37           1.22            77.0         72.9
75.1 - 80.0                                        1.23           1.22            77.8         77.7
80.1 - 85.0                                        1.32           1.32            80.8         80.8
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

Minimum: 27.1%
Maximum: 81.2%
Weighted Average: 68.2%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                                208       976,179,786            19.9      5.824           113
Interest Only Loans                                           63     2,608,023,000            53.2      5.725            88
Partial IO Balloon                                           152     1,320,666,300            26.9      5.766           117
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       423   $ 4,904,869,086           100.0%     5.756%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
AMORTIZATION TYPE                                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Balloon Loans                                      1.31           1.31            71.4         59.8
Interest Only Loans                                1.30           1.30            71.9         71.9
Partial IO Balloon                                 1.47           1.22            73.3         67.2
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.35X          1.28X           72.2%        68.2%
=====================================================================================================

                                       I-8

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%) (1)(2)

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                               MAY-07             MAY-08             MAY-09             MAY-10
-----------------------------------------------------------------------------------------------------------------------

Locked Out                                            76.22%             75.92%             66.17%             61.28%
Yield Maintenance Total                               23.78%             24.08%             33.52%             38.41%
Prepayment Premium Points Total                        0.00%              0.00%              0.31%              0.31%
Open                                                   0.00%              0.00%              0.00%              0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                               100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                    $ 4,904,869,086   $  4,891,796,749   $  4,877,259,608   $  4,856,694,872
% Initial Pool Balance                               100.00%             99.73%             99.44%             99.02%
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                             MAY-11                 MAY-12
----------------------------------------------------------------------------------

Locked Out                                          60.88%                 69.09%
Yield Maintenance Total                             38.62%                 29.87%
Prepayment Premium Points Total                      0.31%                  0.05%
Open                                                 0.18%                  0.98%
----------------------------------------------------------------------------------
TOTALS                                             100.00%                100.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding                   $4,829,169,346     $    3,386,634,136
% Initial Pool Balance                              98.46%                 69.05%
----------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%) (1)(2)

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                               MAY-13             MAY-14             MAY-15             MAY-16
-----------------------------------------------------------------------------------------------------------------------

Locked Out                                            68.76%             68.87%             69.00%             68.55%
Yield Maintenance Total                               29.32%             28.08%             28.22%             27.99%
Prepayment Premium Points Total                        0.05%              0.05%              0.05%              0.05%
Open                                                   1.87%              2.99%              2.72%              3.41%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                               100.00%            100.00%            100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                    $ 3,353,419,311   $  3,245,285,397   $  3,199,282,887   $  3,156,749,272
% Initial Pool Balance                                68.37%             66.16%             65.23%             64.36%
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                               MAY-17             MAY-18
----------------------------------------------------------------------------------

Locked Out                                             0.00%              0.00%
Yield Maintenance Total                                0.00%              0.00%
Prepayment Premium Points Total                        0.00%              0.00%
Open                                                 100.00%              0.00%
----------------------------------------------------------------------------------
TOTALS                                               100.00%              0.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding                    $    65,077,501   $              0
% Initial Pool Balance                                 1.33%              0.00%
----------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                                       MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                          32     1,337,702,355            32.0      5.754            70
LaSalle Bank National Association                            158     1,118,968,885            26.8      5.806           118
Principal Commercial Funding II, LLC                          37       678,989,672            16.2      5.770           112
Royal Bank of Canada                                          27       458,174,264            11.0      5.625           116
Prudential Mortgage Capital Funding, LLC                      28       298,397,849             7.1      5.643           119
Wells Fargo Bank, National Association                        71       274,827,857             6.6      5.827           108
National City Bank                                             2        12,641,385             0.3      5.667           119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       355   $ 4,179,702,267           100.0%     5.753%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN SELLER                                       DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.               1.23           1.23            71.3         70.0
LaSalle Bank National Association                  1.47           1.33            73.1         66.5
Principal Commercial Funding II, LLC               1.34           1.30            72.7         68.7
Royal Bank of Canada                               1.25           1.22            75.8         74.4
Prudential Mortgage Capital Funding, LLC           1.45           1.32            69.3         64.0
Wells Fargo Bank, National Association             1.39           1.32            71.6         62.4
National City Bank                                 1.90           1.81            50.9         44.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                          MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                                 102       185,468,498             4.4      5.965           113
2,500,001 - 5,000,000                                        103       373,144,435             8.9      5.883           115
5,000,001 - 7,500,000                                         46       281,182,231             6.7      5.764           118
7,500,001 - 10,000,000                                        32       274,390,840             6.6      5.783           110
10,000,001 - 12,500,000                                       14       158,293,023             3.8      5.755           114
12,500,001 - 15,000,000                                       12       167,685,948             4.0      5.790           119
15,000,001 - 17,500,000                                        6        98,441,559             2.4      5.906            89
17,500,001 - 20,000,000                                        9       170,952,921             4.1      5.705           119
20,000,001 - 30,000,000                                       13       309,683,196             7.4      5.734           115
30,000,001 - 40,000,000                                        5       170,250,000             4.1      5.697           107
40,000,001 - 50,000,000                                        3       124,523,828             3.0      5.591           119
50,000,001 - 60,000,000                                        1        58,800,000             1.4      5.550           120
60,000,001 - 70,000,000                                        1        62,500,000             1.5      6.040           122
70,000,001 >=                                                  8     1,744,385,790            41.7      5.705            83
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       355   $ 4,179,702,267           100.0%     5.753%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                          DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 2,500,000                                       1.43           1.37            67.2         57.6
2,500,001 - 5,000,000                              1.39           1.32            71.7         62.2
5,000,001 - 7,500,000                              1.50           1.34            71.7         63.8
7,500,001 - 10,000,000                             1.49           1.40            70.6         65.8
10,000,001 - 12,500,000                            1.35           1.24            72.5         65.5
12,500,001 - 15,000,000                            1.40           1.26            72.7         68.4
15,000,001 - 17,500,000                            1.23           1.17            74.8         70.6
17,500,001 - 20,000,000                            1.55           1.36            71.9         66.8
20,000,001 - 30,000,000                            1.38           1.29            75.0         70.4
30,000,001 - 40,000,000                            1.44           1.38            70.6         69.1
40,000,001 - 50,000,000                            1.50           1.50            79.5         73.7
50,000,001 - 60,000,000                            1.32           1.32            79.5         79.5
60,000,001 - 70,000,000                            1.43           1.21            75.1         69.7
70,000,001 >=                                      1.23           1.21            72.0         71.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.34X           1.28X           72.3%        68.4%
=====================================================================================================

Minimum: $766,697
Maximum: $775,000,000
Weighted Average: $11,773,809

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
STATE                                             MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Southern California                                           50       420,253,798            10.1      5.700           113
Northern California                                           17       155,668,870             3.7      5.790           119
Washington                                                    20       564,844,854            13.5      5.702            87
Colorado                                                      19       410,223,315             9.8      5.655            75
Arizona                                                       26       308,154,255             7.4      5.779           109
Virginia                                                      17       301,646,302             7.2      5.768            73
District of Columbia                                           6       240,251,614             5.7      5.793            61
Texas                                                         39       187,211,500             4.5      5.935           113
Ohio                                                          21       185,471,022             4.4      5.723           117
North Carolina                                                14       117,629,309             2.8      5.854           118
Pennsylvania                                                  11       117,302,218             2.8      5.811           103
Utah                                                           1       107,385,790             2.6      5.658           119
Missouri                                                       8        86,969,153             2.1      5.803           118
Illinois                                                      10        84,504,263             2.0      5.721           116
Oregon                                                        14        83,239,418             2.0      5.897           118
Florida                                                       22        80,772,700             1.9      5.886           116
Maryland                                                       5        72,515,062             1.7      5.581           119
New Jersey                                                     6        67,411,835             1.6      5.798           119
Michigan                                                       8        53,776,704             1.3      5.775           117
Indiana                                                        7        52,675,381             1.3      5.712           120
Tennessee                                                      7        45,346,076             1.1      5.968           118
Nevada                                                         7        44,787,405             1.1      5.745           118
Kentucky                                                      13        40,813,339             1.0      5.720           117
Massachusetts                                                  3        40,440,000             1.0      5.660            99
Louisiana                                                     10        33,161,133             0.8      5.663           118
West Virginia                                                  4        30,558,890             0.7      5.577           117
Alabama                                                       10        24,309,733             0.6      5.937           116
Connecticut                                                    3        23,031,649             0.6      5.942           119
South Carolina                                                 4        22,470,915             0.5      5.736           109
Wisconsin                                                      5        22,463,510             0.5      5.780           118
New York                                                       5        21,467,067             0.5      5.738           117
Georgia                                                        8        20,404,638             0.5      5.876           115
Delaware                                                       5        15,400,000             0.4      5.670           119
Alaska                                                         1        14,400,000             0.3      5.800           118
New Hampshire                                                  1        11,975,801             0.3      5.555           118
South Dakota                                                   2        11,275,000             0.3      5.796           119
Idaho                                                          2         8,390,307             0.2      5.864           118
Iowa                                                           2         7,976,671             0.2      5.803           117
Vermont                                                        3         7,973,221             0.2      6.103           118
Arkansas                                                       2         7,937,087             0.2      5.730           118
New Mexico                                                     2         7,566,697             0.2      5.804           119
Minnesota                                                      3         5,521,304             0.1      6.073            93
Rhode Island                                                   1         3,348,899             0.1      5.760           117
Oklahoma                                                       1         3,293,608             0.1      5.740           118
Kansas                                                         1         2,994,303             0.1      5.830           118
Nebraska                                                       1         2,300,000             0.1      5.700           117
Mississippi                                                    1         2,187,649             0.1      6.230           116
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       428   $ 4,179,702,267           100.0%     5.753%          101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
STATE                                             DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Southern California                                1.40           1.26            67.1         62.3
Northern California                                1.36           1.23            72.3         67.7
Washington                                         1.32           1.29            69.6         68.8
Colorado                                           1.17           1.16            75.4         74.4
Arizona                                            1.26           1.25            75.5         74.9
Virginia                                           1.32           1.29            69.0         67.9
District of Columbia                               1.27           1.26            68.0         67.9
Texas                                              1.38           1.25            74.6         68.8
Ohio                                               1.32           1.26            77.0         72.8
North Carolina                                     1.49           1.47            68.4         63.7
Pennsylvania                                       1.41           1.28            74.4         67.2
Utah                                               1.15           1.15            77.8         64.7
Missouri                                           1.45           1.26            74.7         66.9
Illinois                                           1.43           1.38            74.5         70.3
Oregon                                             1.48           1.43            70.1         65.0
Florida                                            1.40           1.26            73.1         64.2
Maryland                                           1.36           1.33            77.9         76.3
New Jersey                                         1.42           1.32            74.2         68.6
Michigan                                           1.28           1.28            77.2         65.2
Indiana                                            1.67           1.67            78.8         76.4
Tennessee                                          1.49           1.31            74.1         65.3
Nevada                                             1.29           1.23            69.0         60.1
Kentucky                                           1.33           1.31            74.7         61.0
Massachusetts                                      1.50           1.38            74.2         71.9
Louisiana                                          1.56           1.31            75.2         66.8
West Virginia                                      1.33           1.33            77.0         60.5
Alabama                                            1.43           1.38            74.7         65.2
Connecticut                                        1.55           1.32            71.8         66.8
South Carolina                                     1.69           1.62            68.6         59.9
Wisconsin                                          1.39           1.27            75.9         68.5
New York                                           1.43           1.28            75.2         69.1
Georgia                                            1.35           1.31            67.8         57.8
Delaware                                           1.47           1.22            80.0         74.6
Alaska                                             1.49           1.25            80.0         72.2
New Hampshire                                      1.53           1.53            59.9         50.3
South Dakota                                       1.44           1.44            70.3         66.4
Idaho                                              1.48           1.33            67.2         59.4
Iowa                                               1.49           1.37            77.2         67.3
Vermont                                            1.88           1.82            64.0         52.4
Arkansas                                           1.23           1.23            75.9         64.0
New Mexico                                         1.37           1.17            77.5         69.1
Minnesota                                          1.23           1.23            72.2         62.1
Rhode Island                                       1.21           1.21            68.3         57.8
Oklahoma                                           1.28           1.28            76.6         64.8
Kansas                                             1.42           1.42            70.3         59.6
Nebraska                                           1.59           1.32            74.2         65.4
Mississippi                                        1.60           1.60            59.9         47.2
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
PROPERTY TYPE                                     MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Office
   Urban                                               32            1,123,845,695        26.9        5.745         71
   Suburban                                            68              649,260,622        15.5        5.814         94
   Medical                                              8               73,515,441         1.8        5.732        116
      SUBTOTAL:                                       108          $ 1,846,621,758        44.2%       5.769%        81
Retail
   Anchored                                            40              909,940,287        21.8        5.673        119
   Unanchored                                          57              224,786,401         5.4        5.752        117
   Shadow Anchored                                     30              215,263,812         5.2        5.685        118
   Free Standing                                       41              114,119,143         2.7        5.933        117
      SUBTOTAL:                                       168          $ 1,464,109,642        35.0%       5.707%       118
Industrial
   Warehouse                                           21              146,752,683         3.5        5.849        110
   Flex                                                18              124,622,135         3.0        5.541        119
   Light Industrial                                     5               10,968,546         0.3        6.080        106
      SUBTOTAL:                                        44          $   282,343,364         6.8%       5.722%       113
Hospitality
   Limited Service                                     26              142,762,854         3.4        5.932        118
   Full Service                                         4               63,225,247         1.5        5.687        119
   Extended Stay                                        1               20,440,000         0.5        5.835         80
      SUBTOTAL:                                        31          $   226,428,101         5.4%       5.855%       115
Mixed Use
   Office/Retail                                       15              127,921,670         3.1        5.758        113
   Retail/Light Industrial/Warehouse/Office             1               17,466,401         0.4        5.780        118
   Multifamily/Retail                                   2                7,798,138         0.2        5.600        117
   Office/Warehouse/Retail                              1                6,487,520         0.2        5.780        118
   Self Storage/Warehouse                               1                1,758,162         0.0        5.750        119
      SUBTOTAL:                                        20          $   161,431,892         3.9%       5.753%       114
Self Storage
   Self Storage                                        45              139,446,165         3.3        5.866        114
      SUBTOTAL:                                        45          $   139,446,165         3.3%       5.866%       114
Multifamily
   Garden                                               6               29,578,672         0.7        5.798        106
      SUBTOTAL:                                         6          $    29,578,672         0.7%       5.798%       106
Manufactured Housing Community
   Manufactured Housing Community                       4               19,336,724         0.5        6.103        117
      SUBTOTAL:                                         4          $    19,336,724         0.5%       6.103%       117
Land
   Land                                                 1                8,487,197         0.2        5.720        119
      SUBTOTAL:                                         1          $     8,487,197         0.2%       5.720%       119
Other
   Leased Fee                                           1                1,918,753         0.0        5.865        117
      SUBTOTAL:                                         1          $     1,918,753         0.0%       5.865%       117
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                428          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
PROPERTY TYPE                                     DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Office
   Urban                                           1.25           1.23            72.6         71.8
   Suburban                                        1.37           1.28            70.8         66.8
   Medical                                         1.46           1.38            71.5         64.9
      SUBTOTAL:                                   1.30X           1.25X           72.0%        69.8%
Retail
   Anchored                                        1.29           1.27            75.0         71.1
   Unanchored                                      1.48           1.30            73.1         66.1
   Shadow Anchored                                 1.34           1.27            74.2         71.2
   Free Standing                                   1.37           1.33            72.5         65.5
      SUBTOTAL:                                   1.34X           1.28X           74.4%        69.9%
Industrial
   Warehouse                                       1.34           1.26            70.7         66.3
   Flex                                            1.34           1.14            66.4         61.0
   Light Industrial                                1.42           1.31            65.2         56.8
      SUBTOTAL:                                   1.34X           1.21X           68.6%        63.6%
Hospitality
   Limited Service                                 1.60           1.54            68.6         57.1
   Full Service                                    2.00           1.81            60.9         56.8
   Extended Stay                                   1.45           1.45            72.7         72.7
      SUBTOTAL:                                   1.70X           1.61X           66.8%        58.4%
Mixed Use
   Office/Retail                                   1.41           1.27            74.0         68.7
   Retail/Light Industrial/Warehouse/Office        1.21           1.21            65.8         55.7
   Multifamily/Retail                              1.44           1.44            72.0         69.9
   Office/Warehouse/Retail                         1.21           1.21            65.8         55.7
   Self Storage/Warehouse                          1.30           1.30            78.8         66.6
      SUBTOTAL:                                   1.38X           1.27X           72.7%        66.8%
Self Storage
   Self Storage                                    1.38           1.28            71.3         61.9
      SUBTOTAL:                                   1.38X           1.28X           71.3%        61.9%
Multifamily
   Garden                                          1.30           1.24            73.7         69.5
      SUBTOTAL:                                   1.30X           1.24X           73.7%        69.5%
Manufactured Housing Community
   Manufactured Housing Community                  1.42           1.26            74.4         68.5
      SUBTOTAL:                                   1.42X           1.26X           74.4%        68.5%
Land
   Land                                            1.28           1.28            61.7         47.6
      SUBTOTAL:                                   1.28X           1.28X           61.7%        47.6%
Other
   Leased Fee                                      1.29           1.29            57.3         48.6
      SUBTOTAL:                                   1.29X           1.29X           57.3%        48.6%
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.34X           1.28X           72.3%        68.4%
=====================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
MORTGAGE RATE (%)                                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                          13              315,336,531         7.5        5.467        118
5.501 - 5.750                                         107            1,639,314,311        39.2        5.634        107
5.751 - 6.000                                         150            1,825,529,146        43.7        5.828         89
6.001 - 6.500                                          81              379,614,251         9.1        6.099        115
6.501 - 7.000                                           4               19,908,028         0.5        6.633         65
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)                                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

5.001 - 5.500                                      1.34           1.23            70.7         65.9
5.501 - 5.750                                      1.38           1.30            74.4         70.4
5.751 - 6.000                                      1.31           1.27            70.8         67.7
6.001 - 6.500                                      1.40           1.28            71.9         64.5
6.501 - 7.000                                      1.13           1.03            76.1         72.6
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 5.410%
Maximum: 6.960%
Weighted Average: 5.753%

SEASONING

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
SEASONING (MOS.)                                  MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

0 - 0                                                  48            1,550,352,000        37.1        5.738         90
1 - 5                                                 301            2,610,053,347        62.4        5.760        107
6 - 11                                                  4               13,380,589         0.3        6.116        113
12 - 23                                                 1                4,125,000         0.1        5.880        104
24 >=                                                   1                1,791,331         0.0        5.560         31
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)                                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

0 - 0                                              1.30           1.28            71.6         70.3
1 - 5                                              1.37           1.28            72.7         67.3
6 - 11                                             1.46           1.46            71.7         60.4
12 - 23                                            1.45           1.22            74.7         66.2
24 >=                                              1.24           1.24            61.3         59.0
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 0 mos.
Maximum: 29 mos.
Weighted Average: 1 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 60                                                  19            1,222,399,714        29.2        5.778         59
61 - 84                                                10               43,614,426         1.0        5.865         81
85 - 120                                              325            2,851,188,128        68.2        5.734        118
121 - 180                                               1               62,500,000         1.5        6.040        122
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)           DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                              1.22           1.21            70.9         70.7
61 - 84                                            1.42           1.42            69.9         65.4
85 - 120                                           1.40           1.31            72.9         67.4
121 - 180                                          1.43           1.21            75.1         69.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 60 mos.
Maximum: 127 mos.
Weighted Average: 102 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)          MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 60                                                  19            1,222,399,714        29.2        5.778         59
61 - 84                                                10               43,614,426         1.0        5.865         81
85 - 120                                              325            2,851,188,128        68.2        5.734        118
121 - 180                                               1               62,500,000         1.5        6.040        122
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)          DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 60                                              1.22           1.21            70.9         70.7
61 - 84                                            1.42           1.42            69.9         65.4
85 - 120                                           1.40           1.31            72.9         67.4
121 - 180                                          1.43           1.21            75.1         69.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 31 mos.
Maximum: 122 mos.
Weighted Average: 101 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                       54            2,266,173,000        54.2        5.716         88
   181 - 240                                            5               11,308,259         0.3        6.218        118
   241 - 300                                           39              195,587,024         4.7        5.782        115
   301 - 360                                          255            1,688,142,149        40.4        5.795        116
   361 >=                                               2               18,491,835         0.4        5.901        119
---------------------------------------------------------------------------------------------------------------------------
      TOTAL:                                          355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                   1.29           1.29            72.6         72.6
   181 - 240                                       1.31           1.31            67.9         44.2
   241 - 300                                       1.48           1.43            68.6         53.9
   301 - 360                                       1.41           1.26            72.3         64.5
   361 >=                                          1.21           1.15            77.1         70.1
-----------------------------------------------------------------------------------------------------
      TOTAL:                                       1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 204 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)                MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                       54            2,266,173,000        54.2        5.716         88
   181 - 240                                            5               11,308,259         0.3        6.218        118
   241 - 360                                          294            1,883,729,173        45.1        5.793        116
   361 >=                                               2               18,491,835         0.4        5.901        119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)                DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                   1.29           1.29            72.6         72.6
   181 - 240                                       1.31           1.31            67.9         44.2
   241 - 360                                       1.41           1.27            72.0         63.4
   361 >=                                          1.21           1.15            77.1         70.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 201 mos.
Maximum: 420 mos.
Weighted Average: 353 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED       WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE        AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE      REMAINING
DEBT SERVICE COVERAGE RATIO (X)                   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)    TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                             1               15,200,000         0.4        6.580         57
1.11 - 1.20                                            45              834,775,610        20.0        5.665         95
1.21 - 1.30                                            85            1,477,967,545        35.4        5.803         85
1.31 - 1.40                                            61              614,896,882        14.7        5.734        115
1.41 - 1.50                                            72              543,094,915        13.0        5.801        117
1.51 - 1.60                                            37              313,856,216         7.5        5.738        118
1.61 - 1.70                                            23              144,067,476         3.4        5.672        117
1.71 - 1.80                                             7               87,445,619         2.1        5.738        118
1.81 - 1.90                                             5               56,692,976         1.4        5.650        115
1.91 - 2.00                                             5               22,163,924         0.5        6.059        118
2.01 - 2.50                                            13               67,243,457         1.6        5.610        118
2.51 - 3.00                                             1                2,297,648         0.1        5.860         59
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
============================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)                   DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

1.01 - 1.10                                        1.04           0.91            80.0         79.3
1.11 - 1.20                                        1.15           1.15            76.5         73.0
1.21 - 1.30                                        1.25           1.25            71.3         69.2
1.31 - 1.40                                        1.35           1.25            73.5         67.7
1.41 - 1.50                                        1.45           1.26            74.6         68.3
1.51 - 1.60                                        1.55           1.41            69.2         63.7
1.61 - 1.70                                        1.64           1.45            68.4         60.9
1.71 - 1.80                                        1.78           1.72            69.7         68.6
1.81 - 1.90                                        1.85           1.81            63.9         62.2
1.91 - 2.00                                        1.99           1.84            54.2         46.6
2.01 - 2.50                                        2.22           2.04            52.1         47.1
2.51 - 3.00                                        2.57           2.57            28.9         27.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 1.04x
Maximum: 2.57x
Weighted Average: 1.34x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED       WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE        AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE      REMAINING
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)    MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)    TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

<= 1.00                                                 1               15,200,000         0.4        6.580         57
1.01 - 1.10                                             3              106,350,000         2.5        5.512        119
1.11 - 1.20                                            86            1,177,607,610        28.2        5.697        102
1.21 - 1.30                                           128            1,821,841,545        43.6        5.809         91
1.31 - 1.40                                            63              521,095,882        12.5        5.734        114
1.41 - 1.50                                            25              133,481,915         3.2        5.794        112
1.51 - 1.60                                            16              152,593,716         3.7        5.729        118
1.61 - 1.70                                            11               54,731,476         1.3        5.738        118
1.71 - 1.80                                             5               91,094,619         2.2        5.696        118
1.81 - 1.90                                             3               47,500,476         1.1        5.614        114
1.91 - 2.00                                             3               13,663,924         0.3        6.074        118
2.01 - 2.50                                            10               42,243,457         1.0        5.590        117
2.51 - 3.00                                             1                2,297,648         0.1        5.860         59
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
============================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)    DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 1.00                                            1.04           0.91            80.0         79.3
1.01 - 1.10                                        1.31           1.08            65.5         60.8
1.11 - 1.20                                        1.22           1.15            76.0         71.6
1.21 - 1.30                                        1.29           1.24            72.1         69.2
1.31 - 1.40                                        1.44           1.34            73.9         67.9
1.41 - 1.50                                        1.49           1.45            68.5         62.4
1.51 - 1.60                                        1.56           1.54            66.3         62.2
1.61 - 1.70                                        1.72           1.65            56.5         49.0
1.71 - 1.80                                        1.92           1.79            69.9         67.3
1.81 - 1.90                                        1.86           1.86            63.5         62.8
1.91 - 2.00                                        2.04           1.97            62.1         51.5
2.01 - 2.50                                        2.18           2.18            46.3         44.2
2.51 - 3.00                                        2.57           2.57            28.9         27.1
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 0.91x
Maximum: 2.57x
Weighted Average: 1.28x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                           MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                             1                2,297,648         0.1        5.860         59
30.1 - 40.0                                             4               13,083,081         0.3        5.656        113
40.1 - 50.0                                            12               43,375,043         1.0        5.775        119
50.1 - 60.0                                            21               70,514,588         1.7        5.772        117
60.1 - 70.0                                            98            1,575,650,334        37.7        5.771         88
70.1 - 75.0                                            94              523,823,559        12.5        5.843        110
75.1 - 80.0                                           118            1,856,296,629        44.4        5.717        107
80.1 - 85.0                                             7               94,661,386         2.3        5.643        119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)                           DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

20.1 - 30.0                                         2.57          2.57            28.9         27.1
30.1 - 40.0                                         2.03          1.99            35.4         30.3
40.1 - 50.0                                         2.05          1.95            45.8         42.7
50.1 - 60.0                                         1.58          1.51            57.5         49.3
60.1 - 70.0                                         1.37          1.31            66.9         64.0
70.1 - 75.0                                         1.37          1.29            73.2         66.9
75.1 - 80.0                                         1.29          1.22            77.8         73.5
80.1 - 85.0                                         1.31          1.30            80.8         79.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                             1.34X          1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 28.9%
Maximum: 83.2%
Weighted Average: 72.3%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                        AGGREGATE        AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS      BALANCE ($)      BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                             3               11,687,515         0.3        5.637        107
30.1 - 40.0                                             6               22,387,357         0.5        5.824        115
40.1 - 50.0                                            31              105,858,777         2.5        5.891        119
50.1 - 55.0                                            29              134,504,159         3.2        5.773        118
55.1 - 60.0                                            49              261,721,078         6.3        5.761        116
60.1 - 65.0                                            84              642,545,048        15.4        5.738        117
65.1 - 70.0                                            72            1,402,274,197        33.5        5.807         85
70.1 - 75.0                                            54              510,352,137        12.2        5.764        107
75.1 - 80.0                                            23            1,002,879,000        24.0        5.673        100
80.1 - 85.0                                             4               85,493,000         2.0        5.617        120
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)                           DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

20.1 - 30.0                                        2.11           2.11            33.6         28.7
30.1 - 40.0                                        1.90           1.79            47.0         38.1
40.1 - 50.0                                        1.59           1.57            56.3         46.4
50.1 - 55.0                                        1.64           1.51            62.6         52.6
55.1 - 60.0                                        1.39           1.33            68.9         58.0
60.1 - 65.0                                        1.40           1.30            70.0         62.7
65.1 - 70.0                                        1.33           1.26            70.9         67.9
70.1 - 75.0                                        1.38           1.24            76.8         72.8
75.1 - 80.0                                        1.22           1.22            77.7         77.7
80.1 - 85.0                                        1.30           1.30            80.7         80.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.34X           1.28X           72.3%        68.4%
=====================================================================================================

Minimum: 27.1%
Maximum: 81.1%
Weighted Average: 68.4%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                        AGGREGATE        AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                                 MORTGAGE LOANS      BALANCE ($)      BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                         176              849,283,767        20.3        5.826        113
Interest Only Loans                                    54            2,266,173,000        54.2        5.716         88
Partial IO Balloon                                    125            1,064,245,500        25.5        5.774        117
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                355          $ 4,179,702,267       100.0%       5.753%       101
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
AMORTIZATION TYPE                                 DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

Balloon Loans                                      1.32           1.32            71.3         59.7
Interest Only Loans                                1.29           1.29            72.6         72.6
Partial IO Balloon                                 1.49           1.24            72.5         66.3
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.34X           1.28X           72.3%        68.4%
=====================================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   MAY-07          MAY-08           MAY-09          MAY-10           MAY-11            MAY-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                                 72.26%          72.04%           62.26%          56.99%           56.56%           67.10%
Yield Maintenance Total                    27.74%          27.96%           37.37%          42.64%           42.86%           32.43%
Prepayment Premium Points Total             0.00%           0.00%            0.37%           0.37%            0.37%            0.00%
Open                                        0.00%           0.00%            0.00%           0.00%            0.21%            0.47%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%         100.00%          100.00%         100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $4,179,702,267  $4,168,337,376   $4,155,742,778  $4,137,670,309   $4,117,601,888   $2,878,229,796
% Initial Pool Balance                    100.00%          99.73%           99.43%          98.99%           98.51%           68.86%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   MAY-13          MAY-14           MAY-15          MAY-16           MAY-17            MAY-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                                 66.73%          67.08%           67.24%          66.78%            0.00%            0.00%
Yield Maintenance Total                    31.77%          31.62%           31.79%          31.53%            0.00%            0.00%
Prepayment Premium Points Total             0.00%           0.00%            0.00%           0.00%            0.00%            0.00%
Open                                        1.50%           1.30%            0.96%           1.69%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%         100.00%          100.00%         100.00%          100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $2,850,169,233  $2,779,790,148   $2,739,588,451  $2,703,149,726   $   62,312,225   $            0
% Initial Pool Balance                     68.19%          66.51%           65.55%          64.67%            1.49%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                        AGGREGATE        AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   MORTGAGE     REMAINING
LOAN SELLER                                       MORTGAGE LOANS      BALANCE ($)      BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National Association                      40             575,662,839        79.4         5.760         96
Prudential Mortgage Capital Funding, LLC                5              63,200,000         8.7         5.713        116
Principal Commercial Funding II, LLC                    5              40,957,189         5.6         5.885        119
Wells Fargo Bank, National Association                 15              34,219,854         4.7         5.978        111
Morgan Stanley Mortgage Capital Inc.                    2               7,876,936         1.1         5.691        117
National City Bank                                      1               3,250,000         0.4         6.040        120
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68          $  725,166,819       100.0%        5.774%       100
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
LOAN SELLER                                       DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

LaSalle Bank National Association                  1.38           1.30            70.9         67.1
Prudential Mortgage Capital Funding, LLC           1.35           1.27            79.8         78.4
Principal Commercial Funding II, LLC               1.38           1.30            68.3         63.1
Wells Fargo Bank, National Association             1.32           1.26            67.2         58.4
Morgan Stanley Mortgage Capital Inc.               1.52           1.38            71.5         61.5
National City Bank                                 1.34           1.34            68.7         58.5
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.38X           1.30X           71.4%        67.3%
=====================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                        AGGREGATE        AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF     CUT-OFF DATE     CUT-OFF DATE   MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                          MORTGAGE LOANS      BALANCE ($)      BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

<= 2,500,000                                           19               32,930,923         4.5        6.043        113
2,500,001 - 5,000,000                                  19               67,813,088         9.4        5.928        109
5,000,001 - 7,500,000                                   6               36,093,468         5.0        5.684        118
7,500,001 - 10,000,000                                  6               48,734,325         6.7        5.717        119
10,000,001 - 12,500,000                                 5               55,655,777         7.7        5.735        111
12,500,001 - 15,000,000                                 2               29,473,189         4.1        5.768        119
15,000,001 - 17,500,000                                 1               16,196,000         2.2        5.700        119
17,500,001 - 20,000,000                                 3               57,250,000         7.9        5.802        106
20,000,001 - 30,000,000                                 3               73,960,049        10.2        5.617        118
30,000,001 - 40,000,000                                 2               70,060,000         9.7        5.700        119
40,000,001 - 50,000,000                                 1               42,000,000         5.8        5.780        118
70,000,001 >=                                           1              195,000,000        26.9        5.800         59
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68          $   725,166,819       100.0%       5.774%       100
===========================================================================================================================

-----------------------------------------------------------------------------------------------------
                                                                   WEIGHTED       WEIGHTED   WEIGHTE
                                                  WEIGHTED          AVERAGE        AVERAGE   AVERAGE
                                                   AVERAGE   POST IO PERIOD   CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)                          DSCR (X)         DSCR (X)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------

<= 2,500,000                                       1.38           1.33            69.5         60.2
2,500,001 - 5,000,000                              1.36           1.26            70.4         61.7
5,000,001 - 7,500,000                              1.50           1.27            75.5         67.3
7,500,001 - 10,000,000                             1.35           1.24            78.5         73.3
10,000,001 - 12,500,000                            1.43           1.28            76.9         69.0
12,500,001 - 15,000,000                            1.35           1.35            73.6         68.6
15,000,001 - 17,500,000                            1.36           1.13            74.3         69.3
17,500,001 - 20,000,000                            1.31           1.24            75.0         74.0
20,000,001 - 30,000,000                            1.35           1.27            78.2         72.6
30,000,001 - 40,000,000                            1.32           1.10            77.9         72.7
40,000,001 - 50,000,000                            1.24           1.24            74.3         74.3
70,000,001 >=                                      1.44           1.44            60.7         60.7
-----------------------------------------------------------------------------------------------------
TOTAL:                                            1.38X           1.30X           71.4%        67.3%
=====================================================================================================

Minimum: $997,486
Maximum: $195,000,000
Weighted Average: $   10,664,218

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
STATES                                     MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

New York                                               38         203,150,000             28.0        5.796              61
Arizona                                                 5          92,106,000             12.7        5.715             119
Ohio                                                    6          54,136,936              7.5        5.710             118
Southern California                                     4          27,452,961              3.8        6.002              88
Northern California                                     3          25,400,000              3.5        5.674             119
Illinois                                                2          52,636,800              7.3        5.814             111
New Jersey                                              1          28,888,000              4.0        5.700             119
North Carolina                                          3          27,230,000              3.8        5.739             118
Massachusetts                                          15          24,269,925              3.3        5.460             117
Washington                                              1          23,000,000              3.2        5.730             118
Texas                                                   4          22,572,893              3.1        6.072              97
Michigan                                                6          20,138,760              2.8        5.786             118
Arkansas                                                2          14,718,977              2.0        5.570             118
Oklahoma                                                1          11,800,000              1.6        5.740             118
South Carolina                                          2          11,796,927              1.6        5.693             119
Wisconsin                                               4          11,492,187              1.6        5.728             119
North Dakota                                            3           9,999,870              1.4        5.695             119
West Virginia                                           5           8,594,184              1.2        5.736             118
Alabama                                                 2           8,313,730              1.1        6.040             117
Pennsylvania                                            1           7,616,000              1.1        5.700             119
Colorado                                                2           6,984,000              1.0        5.880             119
Iowa                                                    1           5,783,468              0.8        5.740             118
Missouri                                                2           4,591,273              0.6        5.835             118
Oregon                                                  1           3,800,000              0.5        6.200             119
Rhode Island                                            1           3,250,000              0.4        6.040             120
Georgia                                                 1           3,193,990              0.4        5.880             118
Florida                                                 1           3,150,268              0.4        6.170             117
Alaska                                                  1           3,000,000              0.4        6.180              60
Kansas                                                  1           2,795,966              0.4        6.010             119
Louisiana                                               1           1,936,171              0.3        5.980             116
Minnesota                                               1           1,367,534              0.2        6.070             118
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                121     $   725,166,819            100.0%       5.774%            100
===========================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
STATES                                           DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

New York                                             1.44                1.43             61.4        61.2
Arizona                                              1.35                1.12             76.5        71.2
Ohio                                                 1.39                1.31             76.6        73.6
Southern California                                  1.32                1.32             66.7        64.3
Northern California                                  1.41                1.39             77.4        76.8
Illinois                                             1.28                1.23             75.3        74.3
New Jersey                                           1.33                1.11             80.0        74.6
North Carolina                                       1.27                1.05             79.0        74.6
Massachusetts                                        1.37                1.37             71.3        59.8
Washington                                           1.38                1.38             81.2        81.2
Texas                                                1.28                1.28             68.2        60.2
Michigan                                             1.56                1.34             74.8        66.0
Arkansas                                             1.27                1.20             74.7        59.9
Oklahoma                                             1.48                1.23             80.0        72.1
South Carolina                                       1.33                1.33             80.0        76.9
Wisconsin                                            1.43                1.22             79.9        73.4
North Dakota                                         1.25                1.25             79.9        62.9
West Virginia                                        1.84                1.56             72.4        64.3
Alabama                                              1.29                1.29             77.7        64.1
Pennsylvania                                         1.39                1.16             80.0        74.6
Colorado                                             1.48                1.24             56.0        50.6
Iowa                                                 1.18                1.18             68.9        53.2
Missouri                                             1.31                1.31             76.6        64.9
Oregon                                               1.50                1.28             54.3        48.4
Rhode Island                                         1.34                1.34             68.7        58.5
Georgia                                              1.21                1.21             79.8        67.8
Florida                                              1.39                1.39             65.1        55.7
Alaska                                               1.22                1.22             75.5        68.6
Kansas                                               1.32                1.32             55.9        43.5
Louisiana                                            1.18                1.18             69.6        59.4
Minnesota                                            1.27                1.27             77.0        65.8
----------------------------------------------------------------------------------------------------------
TOTAL:                                               1.38X               1.30X            71.4%       67.3%
==========================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
PROPERTY TYPES                             MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

Multifamily
Garden                                                 38         272,468,325             37.6        5.813             113
High Rise                                              38         205,636,800             28.4        5.808              60
Student Housing                                         6          40,144,396              5.5        5.688             118
Low Rise                                               13          22,072,049              3.0        5.390             117
Mid Rise                                                1           1,367,534              0.2        6.070             118
----------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   96     $   541,689,104             74.7%       5.785%             94
Manufactured Housing Community
Manufactured Housing Community                         25         183,477,715             25.3        5.741             118
----------------------------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                   25     $   183,477,715             25.3%       5.741%            118
TOTAL:                                                121     $   725,166,819            100.0%       5.774%            100
============================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
PROPERTY TYPES                                   DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

Multifamily
Garden                                               1.32                1.27             74.4        7 0.0
High Rise                                            1.44                1.43             61.7        6 1.4
Student Housing                                      1.44                1.33             79.0        7 1.7
Low Rise                                             1.36                1.36             72.8        61.0
Mid Rise                                             1.27                1.27             77.0        65.8
-----------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                1.38X                1.34X            69.8%       66.5%
Manufactured Housing Community
Manufactured Housing Community                       1.38                1.17             75.9        69.8
-----------------------------------------------------------------------------------------------------------
           SUBTOTAL:                                1.38X                1.17X            75.9%       69.8%
TOTAL:                                              1.38X                1.30X            71.4%       67.3%
===========================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
MORTGAGE RATE (%)                          MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                           2          32,491,025              4.5        5.425             117
5.501 - 5.750                                          24         294,541,097             40.6        5.683             119
5.751 - 6.000                                          24         338,141,505             46.6        5.818              83
6.001 - 6.500                                          17          58,363,191              8.0        6.149              95
6.501 - 7.000                                           1           1,630,000              0.2        6.570             109
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68     $   725,166,819            100.0%       5.774%            100
============================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                                DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

5.001 - 5.500                                        1.31                1.31             73.3         59.7
5.501 - 5.750                                        1.37                1.21             78.3         73.2
5.751 - 6.000                                        1.39                1.37             65.9         64.0
6.001 - 6.500                                        1.36                1.34             66.8         61.1
6.501 - 7.000                                        1.33                1.16             75.8         68.1
-----------------------------------------------------------------------------------------------------------
TOTAL:                                              1.38X                1.30X            71.4%        67.3%
===========================================================================================================

Minimum: 5.390%
Maximum: 6.570%
Weighted Average: 5.774%

SEASONING

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
SEASONING (MOS.)                           MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

0 - 0                                                   3          10,875,000              1.5        6.176              73
1 - 5                                                  63         709,342,918             97.8        5.763             100
6 - 11                                                  2           4,948,901              0.7        6.456             112
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68     $   725,166,819            100.0%       5.774%            100
============================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
SEASONING (MOS.)                                 DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

0 - 0                                                1.23                1.23             72.9         66.5
1 - 5                                                1.38                1.30             71.3         67.3
6 - 11                                               1.20                1.14             76.1         63.1
-----------------------------------------------------------------------------------------------------------
TOTAL:                                               1.38X               1.30X            71.4%        67.3%
===========================================================================================================

Minimum: 0 mos.
Maximum: 11 mos.
Weighted Average: 1 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)    MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

<= 60                                                   4         204,906,307             28.3        5.822              59
61 - 84                                                 3          33,316,239              4.6        6.017              82
85 - 120                                               61         486,944,272             67.1        5.737             118
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68     $   725,166,819            100.0%       5.774%            100
============================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)          DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

<= 60                                                1.43                1.43             61.4         61.2
61 - 84                                              1.37                1.30             71.1         68.8
85 - 120                                             1.36                1.24             75.6         69.8
-----------------------------------------------------------------------------------------------------------
TOTAL:                                               1.38X               1.30X            71.4%        67.3%
===========================================================================================================

Minimum: 48 mos.
Maximum: 120 mos.
Weighted Average: 101 mos.

REMAINING TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED       WEIGHTED
                                                                    AGGREGATE        AGGREGATE      AVERAGE        AVERAGE
                                                NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

<= 60                                                   4         204,906,307             28.3        5.822              59
61 - 84                                                 3          33,316,239              4.6        6.017              82
85 - 120                                               61         486,944,272             67.1        5.737             118
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68     $   725,166,819            100.0%       5.774%            100
============================================================================================================================

-----------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED         WEIGHTED     WEIGHTE
                                                 WEIGHTED             AVERAGE          AVERAGE     AVERAGE
                                                  AVERAGE      POST IO PERIOD     CUT-OFF DATE     BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)          DSCR (X)            DSCR (X)          LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------

<= 60                                                1.43                1.43             61.4         61.2
61 - 84                                              1.37                1.30             71.1         68.8
85 - 120                                             1.36                1.24             75.6         69.8
-----------------------------------------------------------------------------------------------------------
TOTAL:                                               1.38X               1.30X            71.4%        67.3%
===========================================================================================================

Minimum: 48 mos.
Maximum: 120 mos.
Weighted Average: 100 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                        9              341,850,000        47.1         5.788         82
   241 - 300                                            8               35,176,518         4.9         5.814        113
   301 - 360                                           50              340,040,300        46.9         5.755        116
   361 >=                                               1                8,100,000         1.1         5.810        119
---------------------------------------------------------------------------------------------------------------------------
      TOTAL:                                           68             $725,166,819       100.0%        5.774%       100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)           DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                             1.40           1.40            67.1          67.1
   241 - 300                                 1.24           1.24            72.0          56.6
   301 - 360                                 1.37           1.20            75.4          68.4
   361 >=                                    1.37           1.20            77.1          73.6
-----------------------------------------------------------------------------------------------
      TOTAL:                                 1.38X          1.30X           71.4%         67.3%
===============================================================================================

Minimum: 300 mos.
Maximum: 420 mos.
Weighted Average: 356 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)                MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                        9              341,850,000            47.1      5.788        82
   241 - 360                                           58              375,216,819            51.7      5.760       115
   361 >=                                               1                8,100,000             1.1      5.810       119
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819           100.0%     5.774%      100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)          DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                             1.40           1.40            67.1         67.1
   241 - 360                                 1.36           1.21            75.1         67.3
   361 >=                                    1.37           1.20            77.1         73.6
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.38X          1.30X           71.4%        67.3%
===============================================================================================

Minimum: 293 mos.
Maximum: 420 mos.
Weighted Average: 355 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)                   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                            10               38,051,978         5.2        5.832         106
1.21 - 1.30                                            11              101,112,084        13.9        5.801         116
1.31 - 1.40                                            25              272,185,480        37.5        5.737         115
1.41 - 1.50                                            17              289,778,676        40.0        5.797          77
1.51 - 1.60                                             1               11,400,000         1.6        5.620         118
1.71 - 1.80                                             1                3,500,000         0.5        5.780         119
1.91 - 2.00                                             1                6,750,000         0.9        5.650         118
2.01 - 2.50                                             2                2,388,600         0.3        6.190         116
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819       100.0%       5.774%        100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

1.11 - 1.20                                  1.18           1.18            72.4         59.9
1.21 - 1.30                                  1.24           1.20            75.3         69.9
1.31 - 1.40                                  1.35           1.23            76.5         71.7
1.41 - 1.50                                  1.45           1.39            65.1         63.6
1.51 - 1.60                                  1.58           1.30            79.7         70.2
1.71 - 1.80                                  1.80           1.50            64.8         57.2
1.91 - 2.00                                  2.00           1.65            70.6         63.5
2.01 - 2.50                                  2.17           2.17            39.5         32.6
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.38X          1.30X           71.4%        67.3%
===============================================================================================

Minimum: 1.13x
Maximum: 2.30x
Weighted Average: 1.38x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)    MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                             4               95,660,000        13.2        5.696         119
1.11 - 1.20                                            19              124,818,778        17.2        5.792         112
1.21 - 1.30                                            22              145,856,084        20.1        5.794         117
1.31 - 1.40                                            15              122,595,480        16.9        5.755         111
1.41 - 1.50                                             5              227,097,876        31.3        5.792          67
1.61 - 1.70                                             1                6,750,000         0.9        5.650         118
2.01 - 2.50                                             2                2,388,600         0.3        6.190         116
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819       100.0%       5.774%        100
===========================================================================================================================

------------------------------------------------------------------------------------------------------
                                                                    WEIGHTED       WEIGHTED   WEIGHTED
                                                   WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                                    AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
POST IO PERIOD DEBT SERVICE COVERAGE RATIO (X)     DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------

1.01 - 1.10                                         1.31           1.09            78.3         73.3
1.11 - 1.20                                         1.31           1.16            76.1         68.7
1.21 - 1.30                                         1.35           1.24            74.2         67.8
1.31 - 1.40                                         1.36           1.36            74.9         70.9
1.41 - 1.50                                         1.45           1.44            62.5         62.3
1.61 - 1.70                                         2.00           1.65            70.6         63.5
2.01 - 2.50                                         2.17           2.17            39.5         32.6
------------------------------------------------------------------------------------------------------
TOTAL:                                              1.38X          1.30X           71.4%        67.3%
======================================================================================================

Minimum: 1.03x
Maximum: 2.30x
Weighted Average: 1.30x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                           MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

30.1 - 40.0                                             1                1,193,396         0.2        6.360         116
40.1 - 50.0                                             1                1,195,204         0.2        6.020         116
50.1 - 60.0                                             4               13,001,842         1.8        6.049         119
60.1 - 70.0                                            15              263,772,057        36.4        5.842          71
70.1 - 75.0                                            10              118,001,319        16.3        5.703         115
75.1 - 80.0                                            36              305,003,001        42.1        5.731         116
80.1 - 85.0                                             1               23,000,000         3.2        5.730         118
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819       100.0%       5.774%        100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                     DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

30.1 - 40.0                                  2.04           2.04            35.1         27.7
40.1 - 50.0                                  2.30           2.30            43.9         37.5
50.1 - 60.0                                  1.44           1.30            53.9         46.5
60.1 - 70.0                                  1.41           1.40            62.3         60.5
70.1 - 75.0                                  1.34           1.29            73.4         68.0
75.1 - 80.0                                  1.36           1.20            78.7         73.0
80.1 - 85.0                                  1.38           1.38            81.2         81.2
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.38X          1.30X           71.4%        67.3%
===============================================================================================

Minimum: 35.1%
Maximum: 81.2%
Weighted Average: 71.4%

BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                                             1                1,193,396         0.2        6.360         116
30.1 - 40.0                                             1                1,195,204         0.2        6.020         116
40.1 - 50.0                                             4               13,001,842         1.8        6.049         119
50.1 - 55.0                                             2                7,560,158         1.0        5.783         118
55.1 - 60.0                                            11               47,848,922         6.6        5.855         118
60.1 - 65.0                                            10              247,757,458        34.2        5.764          71
65.1 - 70.0                                            15               72,392,731        10.0        5.889         106
70.1 - 75.0                                            18              241,517,107        33.3        5.751         115
75.1 - 80.0                                             5               69,700,000         9.6        5.656         119
80.1 - 85.0                                             1               23,000,000         3.2        5.730         118
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819       100.0%       5.774%        100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)             DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

20.1 - 30.0                                  2.04           2.04            35.1         27.7
30.1 - 40.0                                  2.30           2.30            43.9         37.5
40.1 - 50.0                                  1.44           1.30            53.9         46.5
50.1 - 55.0                                  1.18           1.18            67.3         53.2
55.1 - 60.0                                  1.32           1.26            68.2         57.2
60.1 - 65.0                                  1.43           1.42            63.5         60.9
65.1 - 70.0                                  1.34           1.25            74.1         67.9
70.1 - 75.0                                  1.36           1.18            77.5         73.1
75.1 - 80.0                                  1.34           1.28            79.1         78.3
80.1 - 85.0                                  1.38           1.38            81.2         81.2
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.38X          1.30X           71.4%        67.3%
===============================================================================================

Minimum: 27.7%
Maximum: 81.2%
Weighted Average: 67.3%

AMORTIZATION TYPES

---------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY   WEIGHTED      WEIGHTED
                                                                         AGGREGATE       AGGREGATE    AVERAGE       AVERAGE
                                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING
AMORTIZATION TYPE                                 MORTGAGE LOANS       BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

Balloon Loans                                          32              126,896,019        17.5        5.811         112
Interest Only Loans                                     9              341,850,000        47.1        5.788          82
Partial IO Balloon                                     27              256,420,800        35.4        5.737         117
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 68             $725,166,819       100.0%       5.774%        100
===========================================================================================================================

-----------------------------------------------------------------------------------------------
                                                             WEIGHTED       WEIGHTED   WEIGHTED
                                            WEIGHTED          AVERAGE        AVERAGE    AVERAGE
                                             AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                           DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------

Balloon Loans                                1.29           1.29            72.0         60.3
Interest Only Loans                          1.40           1.40            67.1         67.1
Partial IO Balloon                           1.40           1.16            76.7         71.0
-----------------------------------------------------------------------------------------------
TOTAL:                                       1.38X          1.30X           71.4%        67.3%
===============================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  MAY-07          MAY-08          MAY-09          MAY-10          MAY-11          MAY-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                               99.04%          98.25%          88.64%          85.97%          85.89%          80.36%
Yield Maintenance Total                   0.96%           1.75%          11.36%          14.03%          14.11%          15.40%
Prepayment Premium Points Total           0.00%           0.00%           0.00%           0.00%           0.00%           0.36%
Open                                      0.00%           0.00%           0.00%           0.00%           0.00%           3.88%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $725,166,818    $723,459,373    $721,516,830    $719,024,563    $711,567,458    $508,404,340
% Initial Pool Balance                  100.00%          99.76%          99.50%          99.15%          98.12%          70.11%
-------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  MAY-13          MAY-14          MAY-15          MAY-16          MAY-17          MAY-18
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                               80.28%          79.56%          79.49%          79.10%           0.00%           0.00%
Yield Maintenance Total                  15.44%           6.97%           6.92%           6.87%           0.00%           0.00%
Prepayment Premium Points Total           0.35%           0.37%           0.37%           0.37%           0.00%           0.00%
Open                                      3.92%          13.10%          13.21%          13.66%         100.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%         100.00%         100.00%         100.00%         100.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $503,250,077    $465,495,249    $459,694,436    $453,599,546    $  2,765,277    $          0
% Initial Pool Balance                   69.40%          64.19%          63.39%          62.55%           0.38%           0.00%
-------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2) See Appendix II of the Free Writing Prospectus for a description of the
Yield Maintenance

                                      I-27

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE     CMSA         CMSA      MORTGAGE
LOAN NO.   LOAN NO.   PROPERTY NO.  LOAN SELLER(1)   PROPERTY NAME(2)
----------------------------------------------------------------------------------------------------------------------------------

               1                                     Beacon Seattle & DC Portfolio Roll-Up
   1                     1-001      MSMC             Market Square (I)
   1                     1-002      MSMC             Polk & Taylor (I)
   1                     1-003      MSMC             Wells Fargo Center (I)
   1                     1-004      MSMC             Lafayette Center (I)
   1                     1-005      MSMC             Booz Allen Complex (I)
   1                     1-006      MSMC             Key Center (I)
   1                     1-007      MSMC             Sunset North (I)
   1                     1-008      MSMC             City Center Bellevue (I)
   1                     1-009      MSMC             Plaza Center (I)
   1                     1-010      MSMC             1616 North Fort Myer Drive (I)
   1                     1-011      MSMC             American Center (I)
   1                     1-012      MSMC             Eastgate Office Park (I)
   1                     1-013      MSMC             Liberty Place (I)
   1                     1-014      MSMC             Lincoln Executive Center (I)
   1                     1-015      MSMC             11111 Sunset Hills Road (I)
   1                     1-016      MSMC             Army and Navy Building (I)
   1                     1-017      MSMC             Plaza East (I)
   1                     1-018      MSMC             Reston Town Center (I)
   1                     1-019      MSMC             Washington Mutual Tower (I)
   1                     1-020      MSMC             1300 North Seventeenth Street (I)
               2                                     Tabor Center & U.S. Bank Tower Roll-Up
   2                     2-001      MSMC             Tabor Center (II)
   2                     2-002      MSMC             U.S. Bank Tower (II)
               3                                     PDG Portfolio Roll-Up
   3                     3-001      PCFII            Bethany Towne Center (III)
   3                     3-002      PCFII            Sun Village Fair (III)
   3                     3-003      PCFII            Peoria Station (III)
   3                     3-004      PCFII            Metro Power Center (III)
   3                     3-005      PCFII            Arcadia Towne Center (III)
   3                     3-006      PCFII            Southern Sunset (III)
   3                     3-007      PCFII            Shea Plaza (III)
   3                     3-008      PCFII            Moon Valley Towne Center (III)
   3                     3-009      PCFII            Park Northern (III)
   3                     3-010      PCFII            Lone Mountain Landing (III)
   3                     3-011      PCFII            Westporte Village (III)
               4                                     New York City Apartment Portfolio Roll-Up
   4                     4-001      LaSalle          122-126 East 103rd Street (IV)
   4                     4-002      LaSalle          124-136 East 117th Street (IV)
   4                     4-003      LaSalle          231-235 East 117th Street (IV)
   4                     4-004      LaSalle          1571-1575 Lexington Avenue (IV)
   4                     4-005      LaSalle          1567-1569 Lexington Avenue (IV)
   4                     4-006      LaSalle          234-238 East 116th Street (IV)
   4                     4-007      LaSalle          233-237 East 111th Street (IV)
   4                     4-008      LaSalle          137-139 East 110th Street (IV)
   4                     4-009      LaSalle          244 East 117th Street (IV)
   4                     4-010      LaSalle          215 East 117th Street (IV)
   4                     4-011      LaSalle          204 East 112th Street (IV)
   4                     4-012      LaSalle          2371 Second Avenue (IV)
   4                     4-013      LaSalle          411 East 118th Street (IV)
   4                     4-014      LaSalle          102 East 116th Street (IV)
   4                     4-015      LaSalle          102 East 103rd Street (IV)
   4                     4-016      LaSalle          112 East 103rd Street (IV)
   4                     4-017      LaSalle          311 East 109th Street (IV)
   4                     4-018      LaSalle          2171-2173 Third Avenue (IV)
   4                     4-019      LaSalle          413 East 114th Street (IV)
   4                     4-020      LaSalle          312 East 106th Street (IV)
   4                     4-021      LaSalle          118 East 103rd Street (IV)
   4                     4-022      LaSalle          228 East 116th Street (IV)
   4                     4-023      LaSalle          216 East 118th Street (IV)
   4                     4-024      LaSalle          214 East 9th Street (IV)
   4                     4-025      LaSalle          411 East 114th Street (IV)
   4                     4-026      LaSalle          238 East 111th Street (IV)
   4                     4-027      LaSalle          154 East 106th Street (IV)
   4                     4-028      LaSalle          2156 Second Avenue (IV)
   4                     4-029      LaSalle          328 East 106th Street (IV)
   4                     4-030      LaSalle          318 East 106th Street (IV)
   4                     4-031      LaSalle          319-321 East 115th Street (IV)
   4                     4-032      LaSalle          291 Pleasant Avenue (IV)
   4                     4-033      LaSalle          103 East 102nd Street (IV)
   4                     4-034      LaSalle          419 East 114th Street (IV)
   4                     4-035      LaSalle          417 East 114th Street (IV)
   4                     4-036      LaSalle          421 East 114th Street (IV)
   4                     4-037      LaSalle          423 East 114th Street (IV)
   5           5         5-001      PCFII            Layton Hills Mall
               6                                     NewCrow Industrial Portfolio Roll-Up
   6                     6-001      PMCF             NewCrow Industrial Portfolio - Building 11 (V)
   6                     6-002      PMCF             NewCrow Industrial Portfolio - Building 10 (V)
   6                     6-003      PMCF             NewCrow Industrial Portfolio - Building 15 (V)
   6                     6-004      PMCF             NewCrow Industrial Portfolio - Building 19 (V)
   6                     6-005      PMCF             NewCrow Industrial Portfolio - Building 12 (V)
   6                     6-006      PMCF             NewCrow Industrial Portfolio - Building 14 (V)
   6                     6-007      PMCF             NewCrow Industrial Portfolio - Building 18 (V)
   6                     6-008      PMCF             NewCrow Industrial Portfolio - Building 20 (V)
   6                     6-009      PMCF             NewCrow Industrial Portfolio - Building 21 (V)
   7           7         7-001      RBC              Everett Mall Steadfast
   8           8         8-001      MSMC             City View Center
   9           9         9-001      PCFII            The Meridian
              10                                     Vista Ridge Portfolio Roll-Up
   10                    10-001     LaSalle          Vista Ridge II (VI)
   10                    10-002     LaSalle          Vista Ridge IV (VI)
   10                    10-003     LaSalle          Vista Ridge I (VI)
   10                    10-004     LaSalle          Vista Ridge III (VI)
   11         11         11-001     RBC              500 East Pratt
   12         12         12-001     LaSalle          Riverpoint Shopping Center
   13         13         13-001     LaSalle          ALOFT at The Glen Town Center
   14         14         14-001     LaSalle          500 North Meridian
              15                                     Ershing Mall Portfolio Roll-Up
   15                    15-001     WFB              Ershig Mall Portfolio - Mercer Mall (VII)
   15                    15-002     WFB              Ershig Mall Portfolio - Middlesboro Mall (VII)
   15                    15-003     WFB              Ershig Mall Portfolio - Parkway Plaza Mall (VII)
   16         16         16-001     RBC              CLT Industrial Complex
   17         17         17-001     LaSalle          Good Life MHC
   18         18         18-001     PMCF             Sheraton Imperial Hotel
   19         19         19-001     LaSalle          Fairgrounds Square Mall
   20         20         20-001     LaSalle          Towerpoint MHC
   21         21         21-001     PCFII            Camelback Executive Park
   22         22         22-001     RBC              Everett Mall Shopping Center Fox
   23         23         23-001     LaSalle          The Equitable Building
   24         24         24-001     LaSalle          Colonial Estates
   25         25         25-001     LaSalle          Liberty Center
   26         26         26-001     LaSalle          Heritage Park
              27                                     River Ranch Retail Portfolio Roll-Up
   27                    27-001     LaSalle          City Club of River Ranch (VIII)
   27                    27-002     LaSalle          Lafayett Plaza Shopping Center (VIII)
   27                    27-003     LaSalle          Bonefish Retail Center (VIII)
   27                    27-004     LaSalle          Anne Taylor & Joseph A. Bank (VIII)
   27                    27-005     LaSalle          CC's Retail Center (VIII)
   27                    27-006     LaSalle          LeMarche Antiques (VIII)
   27                    27-007     LaSalle          Paul's Jewelry (VIII)
   27                    27-008     LaSalle          Lafayette Health Ventures (VIII)
   28         28         28-001     LaSalle          Farmers Insurance Office Complex - Simi Valley
   29         29         29-001     RBC              Escondido Gateway
              30                                     Las Vegas Portfolio Roll-Up
   30                    30-001     MSMC             Las Vegas Portfolio - Majestic Runway Partners I-I (IX)
   30                    30-002     MSMC             Las Vegas Portfolio - Park 2000 (IX)
   31         31         31-001     PMCF             Santa Fe Ridge Apartments
   32         32         32-001     LaSalle          Parkway Place Assets
              33                                     Roiff Portfolio Roll-Up
   33                    33-001     LaSalle          113 Beacon Street (X)
   33                    33-002     LaSalle          722, 744, 776 Columbus Avenue (X)
   33                    33-003     LaSalle          610 Columbus Avenue (X)
   33                    33-004     LaSalle          50 Evergreen Street (X)
   33                    33-005     LaSalle          226 Parker Hill Avenue (X)
   33                    33-006     LaSalle          216 & 218 Hemenway Street (X)
   33                    33-007     LaSalle          1742-1744 Washington Street (X)
   33                    33-008     LaSalle          480 Massachusetts Avenue (X)
   33                    33-009     LaSalle          486 Massachusetts Avenue (X)
   33                    33-010     LaSalle          55 South Huntington Avenue (X)
   33                    33-011     LaSalle          61 South Huntington Avenue (X)
   33                    33-012     LaSalle          28 South Huntington Avenue (X)
   33                    33-013     LaSalle          63 South Huntington Avenue (X)
   34         34         34-001     PCFII            Crossings of Sandusky
   35         35         35-001     LaSalle          Crescent Building
   36         36         36-001     PCFII            Residence Inn Woburn
   37         37         37-001     LaSalle          Prospect Park Office
   38         38         38-001     RBC              University Center
   39         39         39-001     PMCF             English Creek Shopping Center
   40         40         40-001     LaSalle          K&G Seabridge I
   41         41         41-001     LaSalle          Best Western Sunset Plaza
   42         42         42-001     LaSalle          The Timbers Apartments - CA
   43         43         43-001     LaSalle          Quarry Pond
   44         44         44-001     PMCF             Misty Woods Apartments
   45         45         45-001     RBC              Mesa Shores
   46         46         46-001     WFB              Courtyard by Marriott - Shelton, CT
   47         47         47-001     LaSalle          Shadow Creek Apartments
              48                                     Lenape Properties Portfolio Roll-Up
   48                    48-001     LaSalle          Peddler's Village Shopping Center (XI)
   48                    48-002     LaSalle          Shoppes of Red Mill (XI)
   48                    48-003     LaSalle          County Commerce Office Building (XI)
   48                    48-004     LaSalle          1100 Horizon Circle (XI)
   48                    48-005     LaSalle          Casho Mill (XI)
   48                    48-006     LaSalle          Tender Loving Kare (XI)
   49         49         49-001     LaSalle          City Place Five
   50         50         50-001     PCFII            Holiday Inn Seattle City Cente
   51         51         51-001     RBC              Littlefield 57
   52         52         52-001     MSMC             2000 & 2400 Oxford Drive
   53         53         53-001     PCFII            Camelback Tower
   54         54         54-001     PCFII            Eastgate Crossing
   55         55         55-001     LaSalle          Royal Palm
   56         56         56-001     PCFII            1450 Veterans Boulevard
   57         57         57-001     RBC              2100 West Loop
   58         58         58-001     PMCF             Campus Courtyard
   59         59         59-001     PMCF             Beauregard Square
   60         60         60-001     PCFII            Centerpointe Marketplace
   61         61         61-001     LaSalle          Pine Haven RV Resort
   62         62         62-001     PCFII            Gateway at Centreport
   63         63         63-001     LaSalle          Anchorage Office Buildings
   64         64         64-001     MSMC             Gateway Medical Research Building
   65         65         65-001     RBC              Escondido Valley Center
   66         66         66-001     PCFII            Spruce Tower
   67         67         67-001     PCFII            28624 Witherspoon Parkway
   68         68         68-001     RBC              Villas of El Dorado
   69         69         69-001     RBC              US Storage Centers- South Bay
   70         70         70-001     LaSalle          Gateway Plaza Retail, Gardena
                                                     Walmart Crossed Portfolio Roll-Up
   71         71         71-001     LaSalle          Southlands District (A)
   72         72         72-001     LaSalle          Walmart Kenosha (XI) (A)
   72                    72-002     LaSalle          Walmart Elizabethton (XI) (A)
   73         73         73-001     RBC              Union Plaza
   74         74         74-001     LaSalle          415 North LaSalle Building
   75         75         75-001     MSMC             441 Smithfield Street
   76         76         76-001     RBC              Ken Caryl Safeway
   77         77         77-001     LaSalle          T. J. Maxx Plaza
   78         78         78-001     LaSalle          Cobblestone Apartments
   79         79         79-001     LaSalle          Corte Madera Plaza
   80         80         80-001     LaSalle          Orangethorpe Plaza
   81         81         81-001     MSMC             Redrock Plaza
   82         82         82-001     PCFII            334 Route 31
              83                                     Flanders Portfolio Roll-Up
   83                    83-001     LaSalle          Flanders Corporation - Smithfield (XII)
   83                    83-002     LaSalle          Flanders Corporation - Clarkton (XII)
   84         84         84-001     PCFII            Gateway Lakes Apartments
   85         85         85-001     LaSalle          Campus Village Saginaw
   86         86         86-001     LaSalle          The Robertson I & II
   87         87         87-001     LaSalle          Drexel Towers
   88         88         88-001     RBC              A American Ingelwood
   89         89         89-001     LaSalle          Highpoint Park Apartments
   90         90         90-001     LaSalle          ShopKo - Salem
   91         91         91-001     MSMC             629-657 Main Avenue
   92         92         92-001     MSMC             Gabriel Brothers Plaza
   93         93         93-001     WFB              Carbon Beach
   94         94         94-001     LaSalle          Orlando International Plaza
   95         95         95-001     LaSalle          Shopko - Bend
   96         96         96-001     PCFII            2601 Wilshire Boulevard
   97         97         97-001     LaSalle          Aspen Medical Center
              98                                     Dever Portfolio Roll-Up
   98                    98-001     LaSalle          Heritage Apartments (XIII)
   98                    98-002     LaSalle          Greentree Apartments (XIII)
   98                    98-003     LaSalle          Allison Way Apartments (XIII)
   98                    98-004     LaSalle          Bay Point Office (XIII)
   98                    98-005     LaSalle          Law Office (XIII)
   99         99         99-001     MSMC             Pasadena Office & Light Industrial
  100         100       100-001     WFB              1001 Sathers Drive
  101         101       101-001     RBC              Spartansburg Medical Office
  102         102       102-001     WFB              CenterPointe Office Center
  103         103       103-001     WFB              Volume Distributors Industrial
  104         104       104-001     PMCF             Premier Medical Office
  105         105       105-001     PCFII            Hamilton Corporate Center
  106         106       106-001     LaSalle          The Timbers Apartments - SC
  107         107       107-001     PMCF             Corporate Pointe Building
  108         108       108-001     RBC              Washington Point II
                                                     Texas Retail Portfolio Roll-Up
  109         109       109-001     PMCF             Creme de la Creme Plaza (B)
  110         110       110-001     PMCF             The Ranch at Cedar Hill (B)
  111         111       111-001     PMCF             28th Street Commons (B)
  112         112       112-001     LaSalle          HighPark Center
  113         113       113-001     WFB              Hampton Inn Williamsport
  114         114       114-001     PMCF             Colorado Cinema
  115         115       115-001     LaSalle          Abbey Pointe Apartments
  116         116       116-001     LaSalle          107 South Fifth Street
  117         117       117-001     WFB              Bakersfield Cold and Dry Storage
  118         118       118-001     LaSalle          Whispering Pines
  119         119       119-001     PMCF             Lakewood City Center
  120         120       120-001     PCFII            Noble Park Apartments
  121         121       121-001     PCFII            Sully Square
  122         122       122-001     PMCF             Valley River Plaza
  123         123       123-001     LaSalle          Westwind Industrial
  124         124       124-001     LaSalle          Cedar Run Corporate Center
  125         125       125-001     PMCF             Metro 555
  126         126       126-001     National City    Shops of Heatherfields
                                                     Texas Self Storage Portfolio Roll-Up
  127         127       127-001     LaSalle          Central Self Storage - Corpus Christi (C)
  128         128       128-001     LaSalle          Assured Self Storage (C)
  129         129       129-001     LaSalle          Campus Place Apartments
  130         130       130-001     LaSalle          Hampton Inn & Suites, Redding
  131         131       131-001     LaSalle          Laurel Commons MHC
  132         132       132-001     LaSalle          Shopko - Eugene
  133         133       133-001     LaSalle          Tourney Road Retail
  134         134       134-001     LaSalle          Cottonwood Square
  135         135       135-001     LaSalle          Harris Teeter
  136         136       136-001     RBC              Addison Plaza
  137         137       137-001     LaSalle          1190 Saratoga Avenue
  138         138       138-001     LaSalle          Northtowne Commons Shopping Center - Toledo
  139         139       139-001     PMCF             2 & 17 Self Storage
  140         140       140-001     PMCF             Landmark Station
  141         141       141-001     PCFII            Oxford Hotel and Annex Building
  142         142       142-001     LaSalle          El Paseo Collection Promenade
  143         143       143-001     LaSalle          A Storage Place I & II
  144         144       144-001     PCFII            Reflections In The Park
                                                     Florida Self Storage Portfolio Roll-Up
  145         145       145-001     LaSalle          Big Tree Storage & File Tech (D)
  146         146       146-001     LaSalle          Hand Avenue & Yonge Street (D)
  147         147       147-001     WFB              SAS Safety Corp Industrial
  148         148       148-001     LaSalle          1001 Menaul Office Complex
              149                                    Martin's Mobile Home Communities Roll-Up
  149                   149-001     LaSalle          Springview Mobile Home Park (XIV)
  149                   149-002     LaSalle          Whitestone MHP (XIV)
  149                   149-003     LaSalle          Grapevine Village MHP (XIV)
  149                   149-004     LaSalle          Oak Tree Estates (XIV)
              150                                    NBP Portfolio Roll-Up
  150                   150-001     LaSalle          NBP - Columbus Property (XV)
  150                   150-002     LaSalle          NBP - Austintown Property (XV)
  151         151       151-001     LaSalle          Forest Hills Townhomes
  152         152       152-001     LaSalle          Orchard Square Shopping Center
  153         153       153-001     RBC              Stow-A-Way Self Storage
  154         154       154-001     LaSalle          Hurley / Ethan Office Park
  155         155       155-001     LaSalle          Woods End Office Park
  156         156       156-001     PMCF             Cedarwood Valley Office Park
  157         157       157-001     LaSalle          Priest Bridge Overlook
              158                                    Woodforest Bank Roll-Up
  158                   158-001     LaSalle          Woodforest Bank - Humble (XVI)
  158                   158-002     LaSalle          Woodforest Bank - Willis (XVI)
  159         159       159-001     WFB              Fairfield Inn & Suites - Bend
  160         160       160-001     LaSalle          Four Corners Shopping Center
  161         161       161-001     PMCF             232-234 Broad Avenue
  162         162       162-001     LaSalle          1454 Second Avenue
  163         163       163-001     PCFII            The Shoppes @ Liberty Triangle
  164         164       164-001     LaSalle          The Falls at Settler's Walk
  165         165       165-001     LaSalle          Best Western - Windjammer Inn
              166                                    CVS Portfolio Roll-Up
  166                   166-001     PMCF             CVS Portfolio - Edinburgh (XVII)
  166                   166-002     PMCF             CVS Portfolio - Tipton (XVII)
  166                   166-003     PMCF             CVS Portfolio - Brazil (XVII)
  167         167       167-001     RBC              A American El Cajon
  168         168       168-001     LaSalle          Park View West Mobile Home Court
  169         169       169-001     LaSalle          Lakeside Terrace
              170                                    Valley Storage Portfolio Roll-Up
  170         170       170-001     RBC              Valley Storage Hagerstown (E)
  171         171       171-001     RBC              Valley Storage Martinsburg (E)
  172         172       172-001     LaSalle          Farminton Village
  173         173       173-001     LaSalle          Wise Building
                                                     BBRG Retail Portfolio Roll-Up
  174         174       174-001     LaSalle          BBRG Retail - Wisconsin Avenue - DC (F)
  175         175       175-001     LaSalle          BBRG Retail - Newbury - Boston (F)
  176         176       176-001     PMCF             Water's Edge Plaza
  177         177       177-001     LaSalle          Ormond Storage
  178         178       178-001     LaSalle          Hampton Inn - Lenoir City, TN
  179         179       179-001     LaSalle          Royal Ridge Business Center
  180         180       180-001     MSMC             Haggerty Professional Plaza
  181         181       181-001     LaSalle          Mineral Drive Office
  182         182       182-001     LaSalle          Walgreens-Riverhead
  183         183       183-001     LaSalle          Massillon Citicenter
                                                     Kentucky Retail Portfolio Roll Up
  184         184       184-001     MSMC             Kentucky Retail Portfolio - Rite Aid (G)
  185         185       185-001     MSMC             Kentucky Retail Portfolio - Richmond Woods Centre (G)
              186                                    Village Inn Portfolio Roll-Up
  186                   186-001     WFB              Village Inn Portfolio - Village Inn Apartments (XVIII)
  186                   186-002     WFB              Village Inn Portfolio - Village Inn Motel (XVIII)
  187         187       187-001     LaSalle          Flournoy Construction Office Building
  188         188       188-001     LaSalle          Marriott Courtyard - Florence, SC
              189                                    Badger Portfolio
  189                   189-001     LaSalle          Whispering Pines- Merrill (XIX)
  189                   189-002     LaSalle          Hickory Lane (XIX)
  190         190       190-001     LaSalle          Hampton Inn - Concord/Kannapolis
  191         191       191-001     LaSalle          Shoppes at Misty Meadows Ln.
  192         192       192-001     LaSalle          Sesqui Pointe
  193         193       193-001     MSMC             Pennington Shopping Village
  194         194       194-001     LaSalle          West Hills Plaza
  195         195       195-001     LaSalle          Prairie Square Retail Center
  196         196       196-001     LaSalle          Shelton Road Townhomes
  197         197       197-001     WFB              Pottery Barn Winter Park
  198         198       198-001     PMCF             Country Club Center/Plaza
  199         199       199-001     MSMC             Shoppes of Powers Ferry
  200         200       200-001     WFB              Melbourne Professional Complex
  201         201       201-001     LaSalle          Empire Mini Storage - Forestville
  202         202       202-001     RBC              Southgate Apartments
  203         203       203-001     National City    Washington Place
  204         204       204-001     LaSalle          Holiday Inn Express & Suites - Knoxville North
  205         205       205-001     WFB              Westport Square
  206         206       206-001     WFB              Hampton Inn Waynesboro
  207         207       207-001     LaSalle          Argonaut Heights
  208         208       208-001     PMCF             Ice House Office Building
  209         209       209-001     WFB              Southtown/Cobblestone Square Shopping Center
  210         210       210-001     LaSalle          Walgreens Redlands
  211         211       211-001     LaSalle          214 Jefferson Street
  212         212       212-001     LaSalle          River Road Plaza
  213         213       213-001     LaSalle          Grenwich Building Commercial
  214         214       214-001     PCFII            17015 Park Row
  215         215       215-001     MSMC             Eckerd Williamsburg
  216         216       216-001     WFB              Intermec Technologies Building
  217         217       217-001     LaSalle          Village Terrace
  218         218       218-001     MSMC             Woodridge I & II
  219         219       219-001     MSMC             Holiday Inn Express - Fultondale
  220         220       220-001     LaSalle          Grocery Outlet Mall
  221         221       221-001     LaSalle          Shady Grove Cottages
  222         222       222-001     RBC              Washington Point I
  223         223       223-001     LaSalle          Country Inn & Suites - Burlington, NC
  224         224       224-001     LaSalle          Shelter Island Village
  225         225       225-001     LaSalle          CVS, Novi, Mi
  226         226       226-001     PCFII            Knollwood Apartments
  227         227       227-001     LaSalle          Walgreens - Northglenn, CO
  228         228       228-001     PCFII            The Shoppes At The Plaza
  229         229       229-001     WFB              Ashley Furniture - Richland
  230         230       230-001     PCFII            Sequim Riverbend Center
  231         231       231-001     LaSalle          Comfort Inn - Matthews, NC
  232         232       232-001     PCFII            7201 Canyon Drive
  233         233       233-001     PCFII            1515 West Fullerton Avenue
  234         234       234-001     MSMC             Comfort Suites - Fultondale
              235                                    LifePort Portfolio
  235                   235-001     WFB              LifePort Portfolio - Woodland (XX)
  235                   235-002     WFB              LifePort Portfolio - Georgetown (XX)
  236         236       236-001     WFB              San George Estates MH Community
  237         237       237-001     LaSalle          4600 Schroeder Drive Office Building
  238         238       238-001     LaSalle          Starbucks Plaza
  239         239       239-001     MSMC             Comfort Suites - Clearwater
  240         240       240-001     LaSalle          Holiday Inn Express, Pendleton
              241                                    The Store All Family Storage Portfolio Roll-Up
  241                   241-001     PMCF             The Store All Family Storage Portfolio - Autauga Station Store All (XXI)
  241                   241-002     PMCF             The Store All Family Storage Portfolio - Airport Store All (XXI)
  241                   241-003     PMCF             The Store All Family Storage Portfolio - Millbrook Store All (XXI)
  241                   241-004     PMCF             The Store All Family Storage Portfolio - Deatsville Store All (XXI)
  242         242       242-001     LaSalle          Hamilton Pointe Retail Center
  243         243       243-001     PCFII            9930 Colerain Avenue
  244         244       244-001     RBC              Berkeley Self Storage
  245         245       245-001     MSMC             15690 South Harlem Avenue
  246         246       246-001     MSMC             Westmark Plaza II
  247         247       247-001     LaSalle          Park Pineway Shopping Center
  248         248       248-001     PMCF             Mountain View Village
  249         249       249-001     MSMC             Copper Country MHP and Mini-Storage
  250         250       250-001     PMCF             Best Western - Reliant Park
  251         251       251-001     MSMC             Best Western Rory & Ryan Inns
  252         252       252-001     WFB              A-American Inglewood, Prairie Ave. Storage Facility
  253         253       253-001     MSMC             Comfort Inn & Suites - Denver
  254         254       254-001     MSMC             Radisson Hotel - Akron
  255         255       255-001     LaSalle          Trane Warehouse and Office Space
  256         256       256-001     MSMC             Best Western - Universal Inn
  257         257       257-001     WFB              25 John A. Cummings Way Office
  258         258       258-001     LaSalle          Central Gardens Apartments
  259         259       259-001     LaSalle          Cranberry Plaza II
              260                                    Stonghold and Duraspin Portfolio Roll-Up
  260                   260-001     LaSalle          Stronghold Self Storage (XXII)
  260                   260-002     LaSalle          Duraspin Building (XXII)
  261         261       261-001     LaSalle          Hudson Essex Loft
  262         262       262-001     National City    Park Plaza
  263         263       263-001     PMCF             Kendall Garden Apartments
  264         264       264-001     LaSalle          Valdosta Apartments
  265         265       265-001     LaSalle          955 Wesleyan Rocky Mount
  266         266       266-001     PMCF             Gannon Plaza II
  267         267       267-001     LaSalle          Sun Lake Village Estates MHC
  268         268       268-001     LaSalle          Stone Oak Shopping Center
  269         269       269-001     LaSalle          Sleep Inn - North Augusta, SC
  270         270       270-001     LaSalle          La Plaza
  271         271       271-001     PMCF             Midtown Center Mobile Home Park
  272         272       272-001     MSMC             1100 Old Country Road
  273         273       273-001     WFB              Sineath Mobile
  274         274       274-001     WFB              Twin Palms Apartments
  275         275       275-001     WFB              Holiday Plaza
  276         276       276-001     LaSalle          Bridgeport Crossing
  277         277       277-001     WFB              Advance Self Storage
  278         278       278-001     LaSalle          Gleeson Shopping Center
  279         279       279-001     PCFII            10016 South 51st Street
  280         280       280-001     WFB              Sierra Trading Post
  281         281       281-001     MSMC             Best Western - Castle Rock
  282         282       282-001     WFB              Shaw Industrial Building
  283         283       283-001     LaSalle          Wheatland Corners
  284         284       284-001     MSMC             Rite Aid - Hopkinsville, KY
  285         285       285-001     LaSalle          Walgreens El Dorado
  286         286       286-001     WFB              Van Ness Apartments
  287         287       287-001     LaSalle          The Fletcher
  288         288       288-001     LaSalle          Cubby Hole Louisiana 3
  289         289       289-001     WFB              People's Realty
  290         290       290-001     WFB              Las Campanas
  291         291       291-001     WFB              The Shops at Maricopa Village
  292         292       292-001     WFB              Shamrock Apartments
  293         293       293-001     PCFII            Green Mountain Village Apartments
  294         294       294-001     WFB              Kettleman Professional Center - Parcel 1
  295         295       295-001     WFB              Davita Plaza
  296         296       296-001     WFB              A-American Riverside, Hole Ave.
  297         297       297-001     LaSalle          Wal-Mart Radcliff
  298         298       298-001     PMCF             9411 8th Avenue South
  299         299       299-001     MSMC             Pryor Creek Commons
  300         300       300-001     WFB              Centreport Business Center
  301         301       301-001     PMCF             DHL Distribution Facility
  302         302       302-001     LaSalle          Office Depot
  303         303       303-001     PMCF             10191 Park Run Drive
  304         304       304-001     WFB              Arbours Office Campus
  305         305       305-001     WFB              A-American Ridgecrest
  306         306       306-001     WFB              Rite Aid Saginaw
  307         307       307-001     LaSalle          Chase Bank
  308         308       308-001     PCFII            5533 Walnut Street
  309         309       309-001     LaSalle          Cabell Gateway
  310         310       310-001     RBC              Morningstar Mini Storage
  311         311       311-001     LaSalle          Country Inn & Suites Lumberton
  312         312       312-001     WFB              Rite Aid Anniston
  313         313       313-001     LaSalle          1325-1327 14th Street, NW
  314         314       314-001     LaSalle          Stor-A-Lot
  315         315       315-001     PCFII            Park Village
  316         316       316-001     WFB              Walgreen's - Lexington
  317         317       317-001     WFB              A-American Mill Street Self Storage Facility
  318         318       318-001     WFB              Casa Bonita Apartments - Phoenix
  319         319       319-001     LaSalle          Fidelity Investor Center
  320         320       320-001     LaSalle          Haygood Executive Center
  321         321       321-001     LaSalle          One Columbus Place
  322         322       322-001     WFB              Corona Industrial
  323         323       323-001     PCFII            3420 East Shea Boulevard
  324         324       324-001     WFB              Northland Village Apartments
  325         325       325-001     WFB              Flagstaff Retail Complex
  326         326       326-001     LaSalle          Sherwood Court Apartments
  327         327       327-001     WFB              Cornerstone Village
  328         328       328-001     PCFII            1000 North Kraemer Place
  329         329       329-001     PCFII            1191 Hawk Circle
  330         330       330-001     WFB              Contessa Court Office Building
  331         331       331-001     WFB              Southpoint Business Park
              332                                    Privitera Multifamily Portfolio Roll-Up
  332                   332-001     WFB              Privitera Multifamilty Portfolio - 160 West Main Street and 12-14 Mount
                                                     Pleasant (XXIII)
  332                   332-002     WFB              Privitera Multifamilty Portfolio - 35 Fremont (XXIII)
  333         333       333-001     WFB              Staples Logansport, IN
  334         334       334-001     MSMC             Super 8 - Meridian
  335         335       335-001     WFB              Access Self Storage - Heartland Crossing
  336         336       336-001     LaSalle          1605-1615 Pacific Coast Highway
  337         337       337-001     PCFII            CVS Drug Store
  338         338       338-001     WFB              Michigan Heights MHC
  339         339       339-001     PCFII            4241 Brookhill Road
  340         340       340-001     LaSalle          Towne Point Shoppes
  341         341       341-001     PCFII            500 Oak Grove Pkwy
  342         342       342-001     RBC              CFC Self Storage
  343         343       343-001     LaSalle          Ingleside Maxi Storage
  344         344       344-001     WFB              Coffee & Riverlakes Office Building
  345         345       345-001     LaSalle          Top Hat Self Storage
  346         346       346-001     WFB              Spanish Flat Mobile Villa
  347         347       347-001     WFB              Tractor Supply Company - Sioux Falls
  348         348       348-001     LaSalle          4140 N. Cherry St.
              349                                    Security Self Storage Portfolio Roll-Up
  349                   349-001     WFB              Security Self Storage Portfolio - Rutland (XXIV)
  349                   349-002     WFB              Security Self Storage Portfolio - North Clarendon (XXIV)
  350         350       350-001     LaSalle          Shops at Berea Shopping Center
  351         351       351-001     LaSalle          210 Airport Road
  352         352       352-001     WFB              5335 Sterling Drive
  353         353       353-001     LaSalle          Magnolia Village
  354         354       354-001     LaSalle          Pecue Estates MHC
  355         355       355-001     WFB              Cort Furniture
  356         356       356-001     WFB              Capital One Building - Dallas
  357         357       357-001     LaSalle          Demopolis Retail Center
  358         358       358-001     LaSalle          Plaza Colores
  359         359       359-001     LaSalle          Extra Space Storage
  360         360       360-001     LaSalle          Indio Retail
  361         361       361-001     LaSalle          Michigan Street Apartments
  362         362       362-001     WFB              221 Richards Blvd. Industrial
  363         363       363-001     LaSalle          Pack N Stack Mini Storage
  364         364       364-001     WFB              TRI-County Shopping Center
  365         365       365-001     LaSalle          Marble Falls Public Storage
  366         366       366-001     WFB              Wildwood Office Building
  367         367       367-001     LaSalle          Southwind Apartments
  368         368       368-001     LaSalle          19th & O Street Building
  369         369       369-001     WFB              Val Vista Village
  370         370       370-001     WFB              Ruhland Apartments
  371         371       371-001     LaSalle          Alta Vista Business Park
  372         372       372-001     WFB              1851 Madison Ave
  373         373       373-001     LaSalle          Dollar General - Edmonton, KY
  374         374       374-001     LaSalle          Blackstone RV Park
  375         375       375-001     LaSalle          Port Canaveral Commerce Center
  376         376       376-001     LaSalle          College Village
  377         377       377-001     LaSalle          5th & Green Retail
  378         378       378-001     WFB              Active Self Storage - AZ
  379         379       379-001     LaSalle          Orange Ave Self Storage
  380         380       380-001     PCFII            450 Oak Grove Parkway
  381         381       381-001     LaSalle          University Pointe Apartments
  382         382       382-001     LaSalle          Chapman Industrial
  383         383       383-001     WFB              Family Christian Store
  384         384       384-001     WFB              Cavalier Office Park Building C-Florence KY
  385         385       385-001     LaSalle          Robertson Office
  386         386       386-001     WFB              Super Storage - Macon, GA
  387         387       387-001     LaSalle          Bethany Center
  388         388       388-001     WFB              Rite Aid - Warren (Howland Township), OH
  389         389       389-001     LaSalle          Oakwood Center
  390         390       390-001     LaSalle          Parma Self Storage
  391         391       391-001     LaSalle          Terrace Village RV Park
  392         392       392-001     WFB              1049-1057 South Coast Highway
  393         393       393-001     LaSalle          Bonanza Terrace RV Park
  394         394       394-001     LaSalle          Farrell Self Storage
  395         395       395-001     WFB              Kilgore Shopping Center
  396         396       396-001     MSMC             Oak Lawn Plaza
  397         397       397-001     LaSalle          Aaron Rents
  398         398       398-001     LaSalle          Perry Shops
  399         399       399-001     LaSalle          Airport Business Park
  400         400       400-001     WFB              42nd Street Retail--Odessa, TX
  401         401       401-001     LaSalle          704 Jefferson
  402         402       402-001     LaSalle          350 South Avenue Building
  403         403       403-001     WFB              Theobald & King Apartments
  404         404       404-001     LaSalle          Shoppes of Maysville
  405         405       405-001     WFB              Advance Auto Parts Rock Island
  406         406       406-001     WFB              Southview Villas & The Cambridge
  407         407       407-001     LaSalle          Kendall Village Townhomes 2
  408         408       408-001     WFB              Circle K- 1985 West Market, Akron- Mazeltov
  409         409       409-001     LaSalle          Foxes Den Self Storage Lafayette
  410         410       410-001     LaSalle          Meadowbrook Apartments
  411         411       411-001     LaSalle          Lakeside Village MHP, San Antonio
  412         412       412-001     LaSalle          Advance Auto Parts MI
  413         413       413-001     WFB              Advanced Auto Parts - Spring, Texas
  414         414       414-001     WFB              Country Manor
  415         415       415-001     PCFII            16201 Southwest 88 Street
  416         416       416-001     WFB              H&Y Foods Industrial
  417         417       417-001     WFB              McDermott Costa Co
  418         418       418-001     WFB              Kinko's - Cincinnati, OH
  419         419       419-001     LaSalle          Carpenter Road Self Storage
  420         420       420-001     LaSalle          Big Al's Mini Storage
  421         421       421-001     LaSalle          Village Estates MHP
  422         422       422-001     WFB              Circle K- 440 West Market, Akron
  423         423       423-001     WFB              Circle K - Albuquerque

TOTALS AND WEIGHTED AVERAGES:

                                                                                                 POST IO
MORTGAGE    LOAN        CROSS-                ORIGINAL     CUT-OFF DATE       NOI       NCF   PERIOD NCF   CUT-OFF DATE   BALLOON
LOAN NO.   GROUP   COLLATERALIZATION(2)        BALANCE       BALANCE(3)   DSCR(4)   DSCR(4)      DSCR(4)         LTV(4)    LTV(4)
---------------------------------------------------------------------------------------------------------------------------------

                                          $775,000,000     $775,000,000      1.34      1.25          NAP          68.2%     68.2%
    1        1              No            $119,747,930     $119,747,930      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $94,847,604      $94,847,604      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $89,188,439      $89,188,439      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $80,609,145      $80,609,145      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $67,977,889      $67,977,889      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $45,431,776      $45,431,776      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $42,217,370      $42,217,370      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $41,911,776      $41,911,776      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $34,362,449      $34,362,449      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $31,691,324      $31,691,324      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $23,994,859      $23,994,859      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $20,961,547      $20,961,547      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $19,920,260      $19,920,260      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $19,354,344      $19,354,344      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $17,022,768      $17,022,768      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $14,374,279      $14,374,279      1.34      1.25          NAP          68.2%     68.2%
    1        1              No             $11,386,240      $11,386,240      1.34      1.25          NAP          68.2%     68.2%
    1        1              No                      $0               $0      1.34      1.25          NAP          68.2%     68.2%
    1        1              No                      $0               $0      1.34      1.25          NAP          68.2%     68.2%
    1        1              No                      $0               $0      1.34      1.25          NAP          68.2%     68.2%
                                          $300,000,000     $300,000,000      1.14      1.11          NAP          77.0%     77.0%
    2        1              No            $200,000,000     $200,000,000      1.14      1.11          NAP          77.0%     77.0%
    2        1              No            $100,000,000     $100,000,000      1.14      1.11          NAP          77.0%     77.0%
                                          $212,000,000     $212,000,000      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $42,844,441      $42,844,441      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $35,103,434      $35,103,434      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $25,367,622      $25,367,622      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $22,299,305      $22,299,305      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $16,970,489      $16,970,489      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $14,909,086      $14,909,086      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $13,730,698      $13,730,698      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $12,918,296      $12,918,296      1.25      1.22          NAP          77.5%     77.5%
    3        1              No             $12,434,071      $12,434,071      1.25      1.22          NAP          77.5%     77.5%
    3        1              No              $9,226,555       $9,226,555      1.25      1.22          NAP          77.5%     77.5%
    3        1              No              $6,196,003       $6,196,003      1.25      1.22          NAP          77.5%     77.5%
                                          $195,000,000     $195,000,000      1.44      1.44          NAP          60.7%     60.7%
    4        2              No             $15,108,608      $15,108,608      1.44      1.44          NAP          60.7%     60.7%
    4        2              No             $14,505,927      $14,505,927      1.44      1.44          NAP          60.7%     60.7%
    4        2              No             $10,889,836      $10,889,836      1.44      1.44          NAP          60.7%     60.7%
    4        2              No             $10,120,897      $10,120,897      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $9,497,433       $9,497,433      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $8,853,187       $8,853,187      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $7,127,548       $7,127,548      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $7,107,488       $7,107,488      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $6,899,667       $6,899,667      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $6,855,649       $6,855,649      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $6,359,332       $6,359,332      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $6,266,860       $6,266,860      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $6,213,856       $6,213,856      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $5,944,251       $5,944,251      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $5,375,938       $5,375,938      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $5,320,225       $5,320,225      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $5,299,443       $5,299,443      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $5,091,621       $5,091,621      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $4,696,761       $4,696,761      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $4,239,555       $4,239,555      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $4,217,859       $4,217,859      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $4,052,515       $4,052,515      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $3,657,655       $3,657,655      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $3,325,141       $3,325,141      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $3,242,012       $3,242,012      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $3,200,448       $3,200,448      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $3,054,973       $3,054,973      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,764,023       $2,764,023      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,618,548       $2,618,548      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,618,548       $2,618,548      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,410,727       $2,410,727      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,140,559       $2,140,559      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $2,078,213       $2,078,213      1.44      1.44          NAP          60.7%     60.7%
    4        2              No              $1,288,492       $1,288,492      1.44      1.44          NAP          60.7%     60.7%
    4        2              No                $893,632         $893,632      1.44      1.44          NAP          60.7%     60.7%
    4        2              No                $831,285         $831,285      1.44      1.44          NAP          60.7%     60.7%
    4        2              No                $831,285         $831,285      1.44      1.44          NAP          60.7%     60.7%
    5        1              No            $107,500,000     $107,385,790      1.19      1.15          NAP          77.8%     64.7%
                                          $100,000,000     $100,000,000      1.49      1.32         1.08          65.2%     60.6%
    6        1              No             $19,687,094      $19,687,094      1.49      1.32         1.08          65.2%     60.6%
    6        1              No             $15,449,804      $15,449,804      1.49      1.32         1.08          65.2%     60.6%
    6        1              No             $14,015,645      $14,015,645      1.49      1.32         1.08          65.2%     60.6%
    6        1              No             $13,950,456      $13,950,456      1.49      1.32         1.08          65.2%     60.6%
    6        1              No             $13,428,944      $13,428,944      1.49      1.32         1.08          65.2%     60.6%
    6        1              No              $9,778,357       $9,778,357      1.49      1.32         1.08          65.2%     60.6%
    6        1              No              $5,606,258       $5,606,258      1.49      1.32         1.08          65.2%     60.6%
    6        1              No              $4,889,179       $4,889,179      1.49      1.32         1.08          65.2%     60.6%
    6        1              No              $3,194,263       $3,194,263      1.49      1.32         1.08          65.2%     60.6%
    7        1              No             $98,000,000      $98,000,000      1.18      1.15          NAP          75.9%     75.9%
    8        1              No             $81,000,000      $81,000,000      1.32      1.27          NAP          78.3%     78.3%
    9        1              No             $71,000,000      $71,000,000      1.57      1.54          NAP          65.1%     65.1%
                                           $62,500,000      $62,500,000      1.45      1.43         1.21          75.1%     69.7%
   10        1              No             $16,250,000      $16,250,000      1.45      1.43         1.21          75.1%     69.7%
   10        1              No             $15,625,000      $15,625,000      1.45      1.43         1.21          75.1%     69.7%
   10        1              No             $15,625,000      $15,625,000      1.45      1.43         1.21          75.1%     69.7%
   10        1              No             $15,000,000      $15,000,000      1.45      1.43         1.21          75.1%     69.7%
   11        1              No             $58,800,000      $58,800,000      1.44      1.32          NAP          79.5%     79.5%
   12        1              No             $43,000,000      $43,000,000      1.40      1.36          NAP          81.1%     81.1%
   13        2              No             $42,000,000      $42,000,000      1.25      1.24          NAP          74.3%     74.3%
   14        1              No             $41,280,000      $41,280,000      1.84      1.79          NAP          80.0%     80.0%
                                           $40,500,000      $40,243,828      1.52      1.36          NAP          77.2%     59.3%
   15        1              No             $24,000,000      $23,848,194      1.52      1.36          NAP          77.2%     59.3%
   15        1              No              $9,000,000       $8,943,073      1.52      1.36          NAP          77.2%     59.3%
   15        1              No              $7,500,000       $7,452,561      1.52      1.36          NAP          77.2%     59.3%
   16        1              No             $37,000,000      $37,000,000      1.33      1.24          NAP          73.7%     73.7%
   17        2              No             $36,000,000      $36,000,000      1.34      1.32         1.10          80.0%     74.6%
   18        1              No             $35,000,000      $35,000,000      2.22      1.87          NAP          63.6%     63.6%
   19        1              No             $35,000,000      $35,000,000      1.75      1.59         1.31          69.0%     61.9%
   20        2              No             $34,060,000      $34,060,000      1.35      1.33         1.10          75.7%     70.6%
   21        1              No             $32,050,000      $32,050,000      1.37      1.26          NAP          72.8%     72.8%
   22        1              No             $31,200,000      $31,200,000      1.26      1.19          NAP          74.3%     74.3%
   23        1              No             $30,000,000      $30,000,000      1.53      1.45         1.22          77.5%     70.0%
   24        2              No             $28,888,000      $28,888,000      1.35      1.33         1.11          80.0%     74.6%
   25        1              No             $27,200,000      $27,108,274      1.43      1.28          NAP          79.7%     67.2%
   26        1              No             $27,000,000      $27,000,000      1.27      1.20          NAP          78.5%     78.5%
                                           $25,775,000      $25,775,000      1.70      1.61         1.33          75.1%     67.5%
   27        1              No             $13,671,060      $13,671,060      1.70      1.61         1.33          75.1%     67.5%
   27        1              No              $3,569,838       $3,569,838      1.70      1.61         1.33          75.1%     67.5%
   27        1              No              $3,067,225       $3,067,225      1.70      1.61         1.33          75.1%     67.5%
   27        1              No              $2,100,663       $2,100,663      1.70      1.61         1.33          75.1%     67.5%
   27        1              No              $1,250,088       $1,250,088      1.70      1.61         1.33          75.1%     67.5%
   27        1              No                $739,743         $739,743      1.70      1.61         1.33          75.1%     67.5%
   27        1              No                $690,770         $690,770      1.70      1.61         1.33          75.1%     67.5%
   27        1              No                $685,615         $685,615      1.70      1.61         1.33          75.1%     67.5%
   28        1              No             $25,620,000      $25,620,000      1.92      1.80          NAP          60.3%     60.3%
   29        1              No             $24,755,000      $24,755,000      1.22      1.19          NAP          77.8%     77.8%
                                           $24,000,000      $23,953,921      2.41      1.21          NAP          65.8%     55.7%
   30        1              No             $17,500,000      $17,466,401      2.41      1.21          NAP          65.8%     55.7%
   30        1              No              $6,500,000       $6,487,520      2.41      1.21          NAP          65.8%     55.7%
   31        2              No             $23,000,000      $23,000,000      1.43      1.38          NAP          81.2%     81.2%
   32        1              No             $22,500,000      $22,500,000      1.45      1.36         1.15          76.8%     68.2%
                                           $22,150,000      $22,072,049      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $3,987,000       $3,972,969      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $3,765,500       $3,752,248      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $2,658,000       $2,648,646      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $2,658,000       $2,648,646      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $1,772,000       $1,765,764      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $1,329,000       $1,324,323      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $1,329,000       $1,324,323      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $1,107,500       $1,103,602      1.39      1.36          NAP          72.8%     61.0%
   33        2              No              $1,107,500       $1,103,602      1.39      1.36          NAP          72.8%     61.0%
   33        2              No                $664,500         $662,161      1.39      1.36          NAP          72.8%     61.0%
   33        2              No                $664,500         $662,161      1.39      1.36          NAP          72.8%     61.0%
   33        2              No                $664,500         $662,161      1.39      1.36          NAP          72.8%     61.0%
   33        2              No                $443,000         $441,441      1.39      1.36          NAP          72.8%     61.0%
   34        1              No             $21,500,000      $21,500,000      1.30      1.26          NAP          79.9%     79.9%
   35        1              No             $20,750,000      $20,750,000      1.68      1.49         1.23          78.9%     73.6%
   36        1              No             $20,440,000      $20,440,000      1.63      1.45          NAP          72.7%     72.7%
   37        1              No             $20,250,000      $20,250,000      1.59      1.43         1.17          76.7%     71.4%
   38        1              No             $20,031,000      $20,031,000      1.25      1.18          NAP          75.7%     75.7%
   39        1              No             $20,000,000      $20,000,000      1.67      1.53          NAP          67.6%     67.6%
   40        1              No             $20,000,000      $20,000,000      1.40      1.36         1.16          69.7%     65.3%
   41        1              No             $20,000,000      $19,960,921      1.76      1.61          NAP          63.6%     53.7%
   42        2              No             $19,750,000      $19,750,000      1.41      1.37          NAP          66.9%     66.9%
   43        1              No             $19,200,000      $19,200,000      1.45      1.40         1.16          80.0%     74.6%
   44        2              No             $19,000,000      $19,000,000      1.33      1.24         1.03          79.8%     76.8%
   45        1              No             $18,872,000      $18,872,000      1.24      1.20          NAP          80.1%     80.1%
   46        1              No             $18,500,000      $18,500,000      1.80      1.57         1.32          71.2%     66.6%
   47        2              No             $18,500,000      $18,500,000      1.37      1.33          NAP          78.7%     78.7%
                                           $18,320,000      $18,320,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $4,800,000       $4,800,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $4,640,000       $4,640,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $3,200,000       $3,200,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $2,920,000       $2,920,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $1,480,000       $1,480,000      1.59      1.47         1.22          80.0%     74.6%
   48        1              No              $1,280,000       $1,280,000      1.59      1.47         1.22          80.0%     74.6%
   49        1              No             $18,300,000      $18,300,000      1.54      1.49         1.23          73.9%     68.4%
   50        1              No             $17,800,000      $17,800,000      2.64      2.37         1.80          61.0%     50.2%
   51        1              No             $17,500,000      $17,500,000      1.63      1.47         1.20          77.4%     72.0%
   52        1              No             $16,825,000      $16,771,559      1.37      1.17          NAP          79.0%     74.2%
   53        1              No             $16,750,000      $16,750,000      1.47      1.33          NAP          67.7%     67.7%
   54        1              No             $16,720,000      $16,720,000      1.24      1.15          NAP          79.6%     66.2%
   55        2              No             $16,196,000      $16,196,000      1.38      1.36         1.13          74.3%     69.3%
   56        1              No             $15,500,000      $15,500,000      1.28      1.22          NAP          64.6%     64.6%
   57        1              No             $15,200,000      $15,200,000      1.04      1.04         0.91          80.0%     79.3%
   58        2              No             $15,000,000      $15,000,000      1.51      1.45          NAP          79.6%     79.6%
   59        1              No             $15,000,000      $15,000,000      1.48      1.32          NAP          80.4%     80.4%
   60        1              No             $14,850,000      $14,850,000      1.47      1.40         1.18          69.1%     61.3%
   61        1              No             $14,600,000      $14,600,000      1.47      1.43         1.22          78.1%     73.3%
   62        2              No             $14,500,000      $14,473,189      1.53      1.25          NAP          67.3%     57.3%
   63        1              No             $14,400,000      $14,400,000      1.61      1.49         1.25          80.0%     72.2%
   64        1              No             $14,200,000      $14,184,948      1.51      1.42          NAP          67.5%     56.9%
   65        1              No             $14,126,000      $14,126,000      1.24      1.19          NAP          79.4%     79.4%
   66        1              No             $14,000,000      $14,000,000      1.52      1.39         1.15          74.5%     65.7%
   67        1              No             $13,650,000      $13,650,000      1.51      1.43         1.20          65.6%     63.3%
   68        1              No             $13,600,000      $13,600,000      1.33      1.27          NAP          73.1%     73.1%
   69        1              No             $13,500,000      $13,500,000      1.55      1.54         1.31          63.6%     59.6%
   70        1              No             $13,000,000      $13,000,000      1.82      1.74         1.44          63.1%     58.9%
                                           $12,825,000      $12,815,858      1.62      1.49          NAP          65.3%     61.6%
   71        1             Yes              $8,000,000       $8,000,000      1.62      1.49          NAP          65.3%     61.6%
   72        1             Yes              $2,690,633       $2,685,535      1.62      1.49          NAP          65.3%     61.6%
   72        1             Yes              $2,134,367       $2,130,323      1.62      1.49          NAP          65.3%     61.6%
   73        1              No             $12,775,000      $12,775,000      1.36      1.18          NAP          76.0%     76.0%
   74        1              No             $12,095,000      $12,095,000      1.51      1.39         1.16          78.0%     70.4%
   75        1              No             $12,100,000      $12,061,567      1.58      1.24          NAP          74.7%     70.2%
   76        1              No             $12,000,000      $12,000,000      1.29      1.19          NAP          80.0%     80.0%
   77        1              No             $12,000,000      $11,975,801      1.64      1.53          NAP          59.9%     50.3%
   78        2              No             $11,800,000      $11,800,000      1.64      1.48         1.23          80.0%     72.1%
   79        1              No             $11,700,000      $11,700,000      1.52      1.43         1.19          72.4%     67.6%
   80        1              No             $11,500,000      $11,500,000      1.68      1.55         1.26          63.5%     59.3%
   81        1              No             $11,500,000      $11,500,000      1.57      1.45         1.19          75.7%     70.4%
   82        1              No             $11,500,000      $11,491,835      1.17      1.15          NAP          78.2%     70.1%
                                           $11,500,000      $11,469,727      1.45      1.18          NAP          61.3%     48.1%
   83        1              No              $9,560,000       $9,534,834      1.45      1.18          NAP          61.3%     48.1%
   83        1              No              $1,940,000       $1,934,893      1.45      1.18          NAP          61.3%     48.1%
   84        2              No             $11,400,000      $11,400,000      1.55      1.48          NAP          70.8%     70.8%
   85        2              No             $11,400,000      $11,400,000      1.63      1.58         1.30          79.7%     70.2%
   86        1              No             $11,350,000      $11,350,000      1.61      1.49         1.23          69.0%     64.3%
   87        2              No             $10,636,800      $10,636,800      1.47      1.42         1.19          79.4%     74.2%
   88        1              No             $10,500,000      $10,500,000      1.34      1.32          NAP          68.9%     52.8%
   89        2              No             $10,450,000      $10,418,977      1.24      1.19          NAP          74.4%     57.1%
   90        1              No             $10,250,000      $10,250,000      1.44      1.36          NAP          79.2%     79.2%
   91        1              No             $10,200,000      $10,200,000      1.69      1.53         1.26          76.1%     66.9%
   92        1              No             $10,250,000      $10,199,093      1.26      1.13          NAP          79.7%     67.8%
   93        1              No             $10,000,000      $10,000,000      1.34      1.34          NAP          66.0%     66.0%
   94        1              No             $10,000,000      $10,000,000      1.71      1.61         1.32          74.6%     66.9%
   95        1              No              $9,850,000       $9,850,000      1.44      1.36          NAP          78.7%     78.7%
   96        1              No              $9,300,000       $9,300,000      1.43      1.39          NAP          74.8%     74.8%
   97        1              No              $9,275,000       $9,275,000      1.59      1.49          NAP          71.3%     71.3%
                                            $9,250,000       $9,250,000      1.51      1.43         1.20          78.3%     69.4%
   98        1              No              $4,893,144       $4,893,144      1.51      1.43         1.20          78.3%     69.4%
   98        1              No              $1,878,967       $1,878,967      1.51      1.43         1.20          78.3%     69.4%
   98        1              No              $1,115,637       $1,115,637      1.51      1.43         1.20          78.3%     69.4%
   98        1              No              $1,096,064       $1,096,064      1.51      1.43         1.20          78.3%     69.4%
   98        1              No                $266,187         $266,187      1.51      1.43         1.20          78.3%     69.4%
   99        1              No              $9,200,000       $9,200,000      1.35      1.27          NAP          66.7%     56.4%
   100       1              No              $9,050,000       $9,050,000      1.52      1.40          NAP          73.6%     73.6%
   101       1              No              $9,012,000       $9,012,000      2.06      1.81          NAP          63.0%     63.0%
   102       1              No              $9,000,000       $9,000,000      1.62      1.45         1.23          76.8%     68.2%
   103       1              No              $9,000,000       $8,983,042      1.20      1.13          NAP          67.7%     63.5%
   104       1              No              $8,900,000       $8,866,216      1.27      1.21          NAP          78.1%     67.2%
   105       1              No              $8,800,000       $8,800,000      1.41      1.22          NAP          74.9%     74.9%
   106       2              No              $8,800,000       $8,800,000      1.45      1.38          NAP          80.0%     80.0%
   107       1              No              $8,760,000       $8,760,000      1.79      1.53         1.29          74.2%     65.8%
   108       1              No              $8,621,000       $8,621,000      1.25      1.19          NAP          80.9%     80.9%
                                            $8,620,000       $8,591,715      1.30      1.20          NAP          74.1%     62.8%
   109       1             Yes              $4,710,000       $4,694,545      1.30      1.20          NAP          74.1%     62.8%
   110       1             Yes              $2,170,000       $2,162,880      1.30      1.20          NAP          74.1%     62.8%
   111       1             Yes              $1,740,000       $1,734,291      1.30      1.20          NAP          74.1%     62.8%
   112       1              No              $8,500,000       $8,500,000      1.87      1.70         1.39          60.3%     56.1%
   113       1              No              $8,500,000       $8,500,000      1.58      1.40          NAP          79.4%     61.6%
   114       1              No              $8,500,000       $8,487,197      1.31      1.28          NAP          61.7%     47.6%
   115       2              No              $8,400,000       $8,400,000      1.37      1.32          NAP          76.7%     76.7%
   116       1              No              $8,400,000       $8,400,000      1.57      1.43         1.19          80.0%     74.6%
   117       1              No              $8,200,000       $8,200,000      1.56      1.35          NAP          80.0%     80.0%
   118       2              No              $8,150,000       $8,150,000      1.38      1.36         1.13          77.6%     72.4%
   119       1              No              $8,100,000       $8,100,000      1.57      1.44         1.20          74.3%     68.2%
   120       2              No              $8,100,000       $8,100,000      1.45      1.37         1.20          77.1%     73.6%
   121       1              No              $8,000,000       $8,000,000      2.46      2.30          NAP          43.7%     43.7%
   122       1              No              $8,000,000       $8,000,000      2.38      2.23          NAP          44.5%     44.5%
   123       1              No              $8,000,000       $8,000,000      1.49      1.39          NAP          76.2%     76.2%
   124       1              No              $8,000,000       $8,000,000      1.66      1.51         1.25          78.4%     73.2%
   125       1              No              $8,000,000       $8,000,000      1.66      1.46         1.20          80.0%     70.4%
   126       1              No              $7,900,000       $7,891,385      2.33      2.12          NAP          34.6%     29.0%
                                            $7,725,000       $7,725,000      1.49      1.44         1.20          76.4%     68.8%
   127       1             Yes              $3,925,000       $3,925,000      1.49      1.44         1.20          76.4%     68.8%
   128       1             Yes              $3,800,000       $3,800,000      1.49      1.44         1.20          76.4%     68.8%
   129       2              No              $7,680,000       $7,668,325      1.32      1.25          NAP          79.9%     61.4%
   130       1              No              $7,650,000       $7,650,000      1.84      1.63         1.35          76.5%     67.4%
   131       2              No              $7,616,000       $7,616,000      1.41      1.39         1.16          80.0%     74.6%
   132       1              No              $7,600,000       $7,600,000      1.44      1.36          NAP          78.0%     78.0%
   133       1              No              $7,575,000       $7,575,000      1.61      1.56         1.31          62.1%     55.0%
   134       1              No              $7,520,000       $7,520,000      1.57      1.45         1.22          79.2%     72.9%
   135       1              No              $7,500,000       $7,500,000      1.55      1.47         1.23          69.8%     62.9%
   136       1              No              $7,400,000       $7,400,000      1.51      1.42          NAP          79.6%     79.6%
   137       1              No              $7,300,000       $7,300,000      1.53      1.40         1.17          69.5%     62.6%
   138       1              No              $7,200,000       $7,200,000      1.43      1.31         1.11          74.2%     69.6%
   139       1              No              $7,200,000       $7,200,000      1.76      1.70         1.40          79.1%     73.7%
   140       1              No              $7,045,000       $7,045,000      1.59      1.37         1.13          77.0%     71.8%
   141       1              No              $7,000,000       $7,000,000      2.50      1.99         1.70          42.4%     39.8%
   142       1              No              $7,000,000       $7,000,000      1.42      1.36         1.14          65.1%     58.7%
   143       1              No              $7,000,000       $7,000,000      1.42      1.37         1.15          67.4%     63.1%
   144       1              No              $7,000,000       $7,000,000      1.40      1.32         1.16          75.3%     70.2%
                                            $6,925,000       $6,912,309      1.30      1.27          NAP          76.8%     65.4%
   145       1             Yes              $4,605,000       $4,596,561      1.30      1.27          NAP          76.8%     65.4%
   146       1             Yes              $2,320,000       $2,315,748      1.30      1.27          NAP          76.8%     65.4%
   147       1              No              $6,800,000       $6,800,000      1.43      1.37         1.15          67.9%     61.3%
   148       1              No              $6,800,000       $6,800,000      1.49      1.38         1.15          79.1%     71.2%
                                            $6,750,000       $6,750,000      2.03      2.00         1.65          70.6%     63.5%
   149       2              No              $2,440,738       $2,440,738      2.03      2.00         1.65          70.6%     63.5%
   149       2              No              $1,589,482       $1,589,482      2.03      2.00         1.65          70.6%     63.5%
   149       2              No              $1,430,534       $1,430,534      2.03      2.00         1.65          70.6%     63.5%
   149       2              No              $1,289,246       $1,289,246      2.03      2.00         1.65          70.6%     63.5%
                                            $6,725,000       $6,725,000      1.95      1.68         1.40          59.4%     53.5%
   150       1              No              $3,980,345       $3,980,345      1.95      1.68         1.40          59.4%     53.5%
   150       1              No              $2,744,655       $2,744,655      1.95      1.68         1.40          59.4%     53.5%
   151       2              No              $6,600,000       $6,600,000      1.50      1.33         1.10          77.6%     69.8%
   152       1              No              $6,500,000       $6,500,000      1.74      1.65         1.37          70.7%     62.3%
   153       1              No              $6,500,000       $6,500,000      1.61      1.58         1.30          71.1%     63.9%
   154       1              No              $6,500,000       $6,480,703      1.84      1.69          NAP          51.0%     39.1%
   155       1              No              $6,395,000       $6,395,000      1.58      1.43         1.19          79.9%     74.6%
   156       1              No              $6,400,000       $6,393,381      1.37      1.20          NAP          79.9%     67.6%
   157       1              No              $6,200,000       $6,200,000      1.55      1.46         1.20          75.6%     67.9%
                                            $6,160,000       $6,160,000      1.48      1.42         1.17          79.6%     74.2%
   158       1              No              $3,541,602       $3,541,602      1.48      1.42         1.17          79.6%     74.2%
   158       1              No              $2,618,398       $2,618,398      1.48      1.42         1.17          79.6%     74.2%
   159       1              No              $6,100,000       $6,093,619      1.74      1.57          NAP          69.2%     58.5%
   160       1              No              $6,020,000       $6,020,000      1.82      1.62         1.34          69.2%     62.3%
   161       1              No              $6,000,000       $6,000,000      1.35      1.31          NAP          70.6%     59.8%
   162       1              No              $6,000,000       $6,000,000      1.52      1.50          NAP          75.9%     75.9%
   163       1              No              $6,000,000       $6,000,000      1.45      1.42         1.20          77.4%     68.6%
   164       2              No              $6,000,000       $6,000,000      1.49      1.45         1.21          78.9%     71.0%
   165       1              No              $6,000,000       $5,973,221      2.62      1.97          NAP          60.3%     47.2%
                                            $5,863,000       $5,852,038      1.18      1.15          NAP          77.7%     66.0%
   166       1              No              $2,124,751       $2,120,778      1.18      1.15          NAP          77.7%     66.0%
   166       1              No              $1,907,820       $1,904,253      1.18      1.15          NAP          77.7%     66.0%
   166       1              No              $1,830,429       $1,827,007      1.18      1.15          NAP          77.7%     66.0%
   167       1              No              $5,800,000       $5,800,000      1.23      1.21          NAP          74.4%     57.0%
   168       2              No              $5,800,000       $5,783,468      1.22      1.18          NAP          68.9%     53.2%
   169       2              No              $5,760,000       $5,760,000      1.52      1.49         1.22          77.8%     72.5%
                                            $5,738,000       $5,734,848      1.25      1.21          NAP          78.5%     66.3%
   170       1             Yes              $3,025,000       $3,021,848      1.25      1.21          NAP          78.5%     66.3%
   171       1             Yes              $2,713,000       $2,713,000      1.25      1.21          NAP          78.5%     66.3%
   172       1              No              $5,700,000       $5,700,000      1.43      1.37         1.15          78.7%     71.2%
   173       1              No              $5,700,000       $5,700,000      1.58      1.44         1.20          79.2%     71.2%
                                            $5,700,000       $5,700,000      2.09      2.04          NAP          64.8%     64.8%
   174       1             Yes              $3,200,000       $3,200,000      2.09      2.04          NAP          64.8%     64.8%
   175       1             Yes              $2,500,000       $2,500,000      2.09      2.04          NAP          64.8%     64.8%
   176       1              No              $5,650,000       $5,650,000      1.55      1.43         1.19          79.6%     74.3%
   177       1              No              $5,650,000       $5,639,646      1.32      1.29          NAP          75.2%     64.0%
   178       1              No              $5,600,000       $5,574,219      1.70      1.54          NAP          74.3%     57.7%
   179       1              No              $5,500,000       $5,500,000      1.92      1.70          NAP          64.1%     64.1%
   180       1              No              $5,500,000       $5,500,000      1.52      1.39          NAP          77.5%     61.8%
   181       1              No              $5,400,000       $5,400,000      1.67      1.46         1.23          68.4%     61.7%
   182       1              No              $5,375,000       $5,375,000      1.44      1.43         1.20          70.7%     62.6%
   183       1              No              $5,350,000       $5,350,000      1.79      1.68         1.39          80.0%     70.3%
                                            $5,350,000       $5,333,094      1.30      1.24          NAP          79.2%     67.5%
   184       1             Yes              $2,865,000       $2,855,947      1.30      1.24          NAP          79.2%     67.5%
   185       1             Yes              $2,485,000       $2,477,147      1.30      1.24          NAP          79.2%     67.5%
                                            $5,300,000       $5,300,000      1.51      1.37          NAP          58.6%     49.6%
   186       1              No              $3,320,000       $3,320,000      1.51      1.37          NAP          58.6%     49.6%
   186       1              No              $1,980,000       $1,980,000      1.51      1.37          NAP          58.6%     49.6%
   187       1              No              $5,300,000       $5,294,210      1.77      1.65          NAP          58.8%     49.3%
   188       1              No              $5,250,000       $5,235,491      1.77      1.55          NAP          73.2%     56.9%
                                            $5,200,000       $5,200,000      1.50      1.47         1.22          80.0%     74.6%
   189       2              No              $3,040,000       $3,040,000      1.50      1.47         1.22          80.0%     74.6%
   189       2              No              $2,160,000       $2,160,000      1.50      1.47         1.22          80.0%     74.6%
   190       1              No              $5,200,000       $5,190,703      2.20      2.00          NAP          70.6%     60.3%
   191       1              No              $5,145,000       $5,145,000      1.62      1.53         1.27          74.6%     69.6%
   192       1              No              $5,130,000       $5,130,000      1.99      1.83         1.53          71.7%     64.8%
   193       1              No              $5,120,000       $5,120,000      1.71      1.52         1.27          80.0%     69.2%
   194       1              No              $5,040,000       $5,040,000      1.69      1.52         1.26          80.0%     70.5%
   195       1              No              $5,000,000       $5,000,000      1.61      1.51         1.25          79.4%     74.0%
   196       2              No              $5,000,000       $4,994,829      1.49      1.40          NAP          78.7%     66.5%
   197       1              No              $5,000,000       $4,990,464      1.25      1.21          NAP          78.0%     66.1%
   198       1              No              $5,000,000       $4,990,080      1.38      1.25          NAP          79.2%     66.7%
   199       1              No              $5,000,000       $4,979,555      1.21      1.15          NAP          63.4%     54.0%
   200       1              No              $4,950,000       $4,950,000      1.48      1.37         1.15          71.7%     63.5%
   201       1              No              $4,800,000       $4,800,000      1.21      1.18         1.01          68.6%     62.5%
   202       1              No              $4,780,000       $4,770,923      1.19      1.15          NAP          78.2%     73.3%
   203       1              No              $4,750,000       $4,750,000      1.64      1.54         1.29          77.9%     69.0%
   204       1              No              $4,700,000       $4,700,000      2.27      2.03         1.71          72.3%     64.1%
   205       1              No              $4,700,000       $4,700,000      1.54      1.44         1.20          77.0%     69.5%
   206       1              No              $4,700,000       $4,695,046      1.79      1.60          NAP          67.1%     56.6%
   207       2              No              $4,625,000       $4,625,000      1.28      1.17          NAP          74.2%     70.8%
   208       1              No              $4,600,000       $4,600,000      1.63      1.48         1.23          75.4%     66.5%
   209       1              No              $4,600,000       $4,595,359      1.47      1.30          NAP          73.5%     62.4%
   210       1              No              $4,550,000       $4,540,914      1.21      1.21          NAP          69.5%     58.5%
   211       1              No              $4,500,000       $4,500,000      1.63      1.52         1.28          77.6%     70.3%
   212       1              No              $4,500,000       $4,491,605      1.36      1.26          NAP          71.1%     60.4%
   213       1              No              $4,500,000       $4,485,559      1.47      1.34          NAP          76.7%     69.5%
   214       1              No              $4,450,000       $4,445,459      1.56      1.48          NAP          74.1%     62.8%
   215       1              No              $4,425,000       $4,425,000      1.21      1.17          NAP          74.4%     62.6%
   216       1              No              $4,425,000       $4,416,671      1.52      1.36          NAP          74.9%     63.5%
   217       2              No              $4,400,000       $4,400,000      1.49      1.48         1.22          80.0%     74.6%
   218       2              No              $4,400,000       $4,376,936      1.42      1.29          NAP          76.8%     64.9%
   219       1              No              $4,375,000       $4,349,282      1.70      1.51          NAP          73.7%     63.0%
   220       1              No              $4,350,000       $4,336,277      1.34      1.26          NAP          80.3%     68.5%
   221       2              No              $4,300,000       $4,300,000      1.55      1.47         1.23          75.4%     66.6%
   222       1              No              $4,296,000       $4,296,000      1.29      1.19          NAP          79.6%     79.6%
   223       1              No              $4,300,000       $4,288,300      1.61      1.41          NAP          61.3%     47.8%
   224       1              No              $4,250,000       $4,250,000      1.40      1.36         1.15          68.5%     64.3%
   225       1              No              $4,250,000       $4,245,613      1.20      1.19          NAP          71.0%     60.1%
   226       2              No              $4,208,000       $4,208,000      1.62      1.46         1.23          51.3%     46.3%
   227       1              No              $4,220,000       $4,206,688      1.26      1.25          NAP          63.7%     54.4%
   228       1              No              $4,125,000       $4,125,000      1.54      1.45         1.22          74.7%     66.2%
   229       1              No              $4,062,500       $4,062,500      1.99      1.86         1.55          59.7%     52.8%
   230       1              No              $4,000,000       $3,995,933      1.28      1.23          NAP          68.3%     57.9%
   231       1              No              $4,000,000       $3,994,566      1.61      1.40          NAP          72.6%     57.2%
   232       1              No              $3,950,000       $3,950,000      1.73      1.62         1.37          63.7%     59.7%
   233       1              No              $3,950,000       $3,950,000      1.43      1.33          NAP          63.7%     49.2%
   234       1              No              $3,955,000       $3,931,751      1.62      1.43          NAP          74.2%     63.4%
                                            $3,825,000       $3,801,683      1.36      1.27          NAP          73.8%     57.1%
   235       1              No              $2,525,000       $2,509,608      1.36      1.27          NAP          73.8%     57.1%
   235       1              No              $1,300,000       $1,292,075      1.36      1.27          NAP          73.8%     57.1%
   236       2              No              $3,800,000       $3,800,000      1.53      1.50         1.28          54.3%     48.4%
   237       1              No              $3,800,000       $3,787,616      1.38      1.21          NAP          74.9%     63.5%
   238       1              No              $3,800,000       $3,787,574      1.26      1.21          NAP          79.4%     67.3%
   239       1              No              $3,800,000       $3,784,783      1.67      1.50          NAP          62.0%     52.9%
   240       1              No              $3,785,000       $3,785,000      1.47      1.31          NAP          65.3%     50.9%
                                            $3,750,000       $3,750,000      1.35      1.29          NAP          75.0%     63.9%
   241       1              No              $2,175,000       $2,175,000      1.35      1.29          NAP          75.0%     63.9%
   241       1              No                $675,000         $675,000      1.35      1.29          NAP          75.0%     63.9%
   241       1              No                $450,000         $450,000      1.35      1.29          NAP          75.0%     63.9%
   241       1              No                $450,000         $450,000      1.35      1.29          NAP          75.0%     63.9%
   242       1              No              $3,650,000       $3,650,000      1.53      1.46         1.22          79.3%     74.1%
   243       1              No              $3,600,000       $3,596,368      1.36      1.23          NAP          73.4%     62.3%
   244       1              No              $3,600,000       $3,593,224      1.32      1.30          NAP          52.8%     44.8%
   245       1              No              $3,600,000       $3,581,976      1.43      1.34          NAP          79.6%     67.7%
   246       1              No              $3,560,000       $3,560,000      1.80      1.66         1.38          80.0%     72.0%
   247       1              No              $3,540,000       $3,540,000      1.78      1.50         1.24          70.1%     63.0%
   248       1              No              $3,530,000       $3,530,000      2.35      2.18          NAP          54.1%     54.1%
   249       2              No              $3,500,000       $3,500,000      1.85      1.80         1.50          64.8%     57.2%
   250       1              No              $3,500,000       $3,494,910      1.75      1.47          NAP          69.9%     54.3%
   251       1              No              $3,500,000       $3,488,476      2.03      1.85          NAP          63.4%     53.7%
   252       1              No              $3,500,000       $3,483,727      1.28      1.26          NAP          71.8%     61.7%
   253       1              No              $3,500,000       $3,478,857      2.54      2.23          NAP          49.7%     38.5%
   254       1              No              $3,450,000       $3,425,247      1.72      1.42          NAP          71.4%     55.8%
   255       1              No              $3,375,000       $3,368,993      1.41      1.18          NAP          74.9%     64.0%
   256       1              No              $3,400,000       $3,359,802      1.77      1.57          NAP          65.9%     52.6%
   257       1              No              $3,360,000       $3,348,899      1.42      1.21          NAP          68.3%     57.8%
   258       2              No              $3,350,000       $3,318,901      1.32      1.13          NAP          76.3%     60.6%
   259       1              No              $3,300,000       $3,300,000      1.31      1.25          NAP          77.6%     65.8%
                                            $3,300,000       $3,300,000      1.63      1.52         1.29          75.7%     67.3%
   260       1              No              $1,846,789       $1,846,789      1.63      1.52         1.29          75.7%     67.3%
   260       1              No              $1,453,211       $1,453,211      1.63      1.52         1.29          75.7%     67.3%
   261       1              No              $3,300,000       $3,293,608      1.38      1.28          NAP          76.6%     64.8%
   262       2              No              $3,250,000       $3,250,000      1.41      1.34          NAP          68.7%     58.5%
   263       2              No              $3,200,000       $3,200,000      1.56      1.41         1.18          75.3%     70.4%
   264       2              No              $3,200,000       $3,193,990      1.29      1.21          NAP          79.8%     67.8%
   265       1              No              $3,185,000       $3,185,000      1.77      1.58         1.33          65.0%     58.7%
   266       1              No              $3,155,000       $3,155,000      1.53      1.44         1.21          78.9%     71.2%
   267       2              No              $3,160,000       $3,150,268      1.43      1.39          NAP          65.1%     55.7%
   268       1              No              $3,150,000       $3,146,858      1.30      1.24          NAP          74.9%     63.7%
   269       1              No              $3,100,000       $3,093,425      1.51      1.31          NAP          71.9%     47.9%
   270       1              No              $3,030,000       $3,030,000      1.55      1.42         1.20          70.5%     62.6%
   271       2              No              $3,000,000       $3,000,000      1.33      1.22          NAP          75.5%     68.6%
   272       1              No              $3,000,000       $3,000,000      1.38      1.37         1.11          77.9%     70.5%
   273       2              No              $3,000,000       $2,996,927      1.24      1.20          NAP          79.9%     67.7%
   274       2              No              $3,000,000       $2,996,832      1.23      1.20          NAP          65.9%     55.5%
   275       1              No              $3,000,000       $2,994,624      1.42      1.30          NAP          74.9%     63.9%
   276       1              No              $3,000,000       $2,994,441      1.30      1.19          NAP          67.7%     57.6%
   277       1              No              $3,000,000       $2,994,303      1.48      1.42          NAP          70.3%     59.6%
   278       1              No              $3,000,000       $2,994,240      1.31      1.24          NAP          70.8%     59.9%
   279       1              No              $3,000,000       $2,994,125      1.54      1.42          NAP          63.7%     53.8%
   280       1              No              $3,000,000       $2,990,307      1.62      1.52          NAP          65.0%     55.2%
   281       1              No              $3,000,000       $2,988,303      1.65      1.43          NAP          68.7%     58.9%
   282       1              No              $3,000,000       $2,988,146      1.30      1.22          NAP          74.7%     70.3%
   283       1              No              $2,984,000       $2,984,000      1.61      1.46         1.21          80.6%     72.5%
   284       1              No              $2,980,000       $2,974,478      1.34      1.33          NAP          78.3%     66.6%
   285       1              No              $2,950,000       $2,947,007      1.20      1.19          NAP          70.2%     59.5%
   286       2              No              $2,935,000       $2,929,439      1.26      1.20          NAP          68.9%     62.3%
   287       1              No              $2,900,000       $2,894,614      1.35      1.28          NAP          72.4%     61.5%
   288       1              No              $2,900,000       $2,886,133      1.18      1.13          NAP          72.2%     55.6%
   289       1              No              $2,850,000       $2,844,742      1.32      1.25          NAP          72.4%     61.6%
   290       1              No              $2,816,000       $2,816,000      1.74      1.63         1.38          80.0%     77.2%
   291       1              No              $2,800,000       $2,800,000      1.65      1.59         1.31          70.8%     63.6%
   292       2              No              $2,800,000       $2,795,966      1.44      1.32          NAP          55.9%     43.5%
   293       2              No              $2,776,000       $2,776,000      1.64      1.50         1.26          63.2%     57.1%
   294       1              No              $2,750,000       $2,738,756      1.32      1.23          NAP          68.5%     58.2%
   295       1              No              $2,730,000       $2,727,277      1.34      1.23          NAP          54.5%     46.4%
   296       1              No              $2,730,000       $2,717,307      1.29      1.25          NAP          68.8%     59.1%
   297       1              No              $2,718,750       $2,715,841      1.38      1.20          NAP          78.7%     66.2%
   298       1              No              $2,700,000       $2,697,312      1.35      1.23          NAP          77.1%     65.6%
   299       1              No              $2,700,000       $2,695,533      1.47      1.28          NAP          74.9%     64.6%
   300       1              No              $2,650,000       $2,650,000      1.68      1.55         1.30          74.6%     69.7%
   301       1              No              $2,635,000       $2,635,000      1.52      1.49         1.27          79.8%     74.9%
   302       1              No              $2,601,000       $2,601,000      1.81      1.71         1.44          59.8%     54.1%
   303       1              No              $2,600,000       $2,600,000      1.27      1.20          NAP          72.2%     61.6%
   304       1              No              $2,600,000       $2,600,000      1.56      1.45         1.21          73.9%     65.3%
   305       1              No              $2,550,000       $2,538,144      1.33      1.28          NAP          67.7%     58.1%
   306       1              No              $2,510,000       $2,510,000      1.64      1.60          NAP          69.7%     69.7%
   307       1              No              $2,505,000       $2,500,471      1.63      1.63          NAP          48.1%     41.0%
   308       1              No              $2,500,000       $2,500,000      2.38      2.27         1.91          49.0%     43.5%
   309       1              No              $2,500,000       $2,497,696      1.32      1.20          NAP          74.8%     64.3%
   310       1              No              $2,500,000       $2,497,269      1.50      1.44          NAP          63.2%     53.0%
   311       1              No              $2,500,000       $2,484,530      1.68      1.50          NAP          63.7%     43.4%
   312       1              No              $2,430,000       $2,430,000      1.64      1.60          NAP          69.4%     69.4%
   313       1              No              $2,400,000       $2,400,000      2.09      1.99         1.67          48.0%     43.3%
   314       1              No              $2,400,000       $2,400,000      1.64      1.60         1.34          80.0%     70.8%
   315       1              No              $2,400,000       $2,397,683      1.32      1.26          NAP          74.9%     64.0%
   316       1              No              $2,400,000       $2,395,300      1.25      1.25          NAP          71.3%     60.2%
   317       1              No              $2,400,000       $2,388,842      1.30      1.27          NAP          69.2%     59.5%
   318       2              No              $2,350,000       $2,350,000      1.46      1.34         1.15          66.0%     59.9%
   319       1              No              $2,325,000       $2,321,460      1.39      1.35          NAP          69.5%     53.5%
   320       1              No              $2,300,000       $2,300,000      1.47      1.34          NAP          73.7%     62.8%
   321       1              No              $2,300,000       $2,300,000      1.67      1.59         1.32          74.2%     65.4%
   322       1              No              $2,300,000       $2,297,741      1.39      1.22          NAP          71.6%     61.0%
   323       1              No              $2,300,000       $2,297,648      2.92      2.57          NAP          28.9%     27.1%
   324       2              No              $2,300,000       $2,295,738      1.44      1.29          NAP          74.1%     63.0%
   325       1              No              $2,300,000       $2,295,656      1.45      1.41          NAP          70.0%     59.4%
   326       2              No              $2,300,000       $2,295,535      1.43      1.33          NAP          79.2%     66.9%
   327       2              No              $2,290,000       $2,281,307      1.51      1.33          NAP          78.7%     74.2%
   328       1              No              $2,250,000       $2,250,000      1.87      1.75         1.47          49.5%     43.8%
   329       1              No              $2,250,000       $2,250,000      1.70      1.61         1.35          57.0%     50.4%
   330       1              No              $2,250,000       $2,240,765      1.36      1.28          NAP          72.3%     61.5%
   331       1              No              $2,200,000       $2,197,892      1.41      1.23          NAP          68.7%     58.8%
                                            $2,200,000       $2,197,876      1.51      1.44          NAP          55.8%     47.7%
   332       2              No              $1,111,168       $1,110,095      1.51      1.44          NAP          55.8%     47.7%
   332       2              No              $1,088,832       $1,087,781      1.51      1.44          NAP          55.8%     47.7%
   333       1              No              $2,200,000       $2,197,751      1.40      1.32          NAP          73.3%     62.1%
   334       1              No              $2,200,000       $2,187,649      1.83      1.60          NAP          59.9%     47.2%
   335       1              No              $2,150,000       $2,147,831      1.36      1.31          NAP          68.8%     58.4%
   336       1              No              $2,150,000       $2,145,716      1.53      1.43          NAP          48.1%     40.5%
   337       1              No              $2,100,000       $2,100,000      2.05      2.02          NAP          49.5%     49.5%
   338       2              No              $2,100,000       $2,100,000      1.54      1.50         1.27          67.7%     60.1%
   339       1              No              $2,100,000       $2,093,215      2.78      2.19          NAP          35.5%     32.1%
   340       1              No              $2,100,000       $2,091,812      1.50      1.39          NAP          78.6%     67.4%
   341       1              No              $2,100,000       $2,090,588      1.36      1.22          NAP          71.5%     61.7%
   342       1              No              $2,090,000       $2,090,000      1.53      1.46         1.21          79.8%     70.4%
   343       1              No              $2,060,000       $2,053,501      1.18      1.13          NAP          77.5%     66.1%
   344       1              No              $2,040,000       $2,040,000      1.76      1.62         1.37          67.4%     61.0%
   345       1              No              $2,025,000       $2,021,264      1.31      1.27          NAP          69.0%     58.7%
   346       2              No              $2,000,000       $2,000,000      1.48      1.45         1.21          63.5%     56.1%
   347       1              No              $2,000,000       $2,000,000      1.25      1.20          NAP          65.6%     43.5%
   348       1              No              $2,000,000       $2,000,000      1.28      1.21          NAP          75.8%     59.2%
                                            $2,000,000       $2,000,000      1.66      1.61         1.37          74.9%     68.0%
   349       1              No              $1,408,240       $1,408,240      1.66      1.61         1.37          74.9%     68.0%
   349       1              No                $591,760         $591,760      1.66      1.61         1.37          74.9%     68.0%
   350       1              No              $2,000,000       $1,997,927      1.17      1.11          NAP          64.9%     54.8%
   351       1              No              $2,000,000       $1,995,722      1.27      1.22          NAP          70.3%     46.6%
   352       1              No              $2,000,000       $1,991,744      1.34      1.24          NAP          74.3%     63.1%
   353       1              No              $1,960,000       $1,960,000      1.60      1.53         1.28          78.4%     69.4%
   354       2              No              $1,944,000       $1,936,171      1.23      1.18          NAP          69.6%     59.4%
   355       1              No              $1,920,000       $1,920,000      1.64      1.52         1.30          73.8%     67.2%
   356       1              No              $1,925,000       $1,918,753      1.29      1.29          NAP          57.3%     48.6%
   357       1              No              $1,920,000       $1,914,087      1.48      1.36          NAP          73.6%     63.0%
   358       1              No              $1,900,000       $1,900,000      1.51      1.42         1.21          78.5%     73.7%
   359       1              No              $1,900,000       $1,896,649      1.47      1.41          NAP          66.5%     57.0%
   360       1              No              $1,900,000       $1,893,934      1.35      1.21          NAP          71.2%     60.6%
   361       2              No              $1,900,000       $1,892,187      1.36      1.23          NAP          79.2%     67.3%
   362       1              No              $1,890,000       $1,888,049      1.38      1.21          NAP          67.0%     56.6%
   363       1              No              $1,875,000       $1,869,205      1.33      1.24          NAP          74.8%     64.0%
   364       1              No              $1,850,000       $1,850,000      1.65      1.56         1.30          74.0%     66.6%
   365       1              No              $1,850,000       $1,848,108      1.49      1.41          NAP          83.2%     70.5%
   366       1              No              $1,850,000       $1,846,602      1.28      1.15          NAP          59.6%     50.7%
   367       2              No              $1,850,000       $1,844,184      1.32      1.25          NAP          78.8%     67.3%
   368       1              No              $1,800,000       $1,798,138      1.29      1.23          NAP          59.0%     49.9%
   369       1              No              $1,850,000       $1,791,331      1.35      1.24          NAP          61.3%     59.0%
   370       2              No              $1,780,000       $1,776,690      1.25      1.20          NAP          62.3%     53.0%
   371       1              No              $1,760,000       $1,758,162      1.48      1.30          NAP          78.8%     66.6%
   372       1              No              $1,750,000       $1,748,291      1.32      1.26          NAP          71.4%     60.9%
   373       1              No              $1,750,000       $1,745,205      1.27      1.20          NAP          71.8%     55.9%
   374       1              No              $1,750,000       $1,739,754      1.26      1.20          NAP          72.5%     62.0%
   375       1              No              $1,750,000       $1,734,582      1.43      1.27          NAP          66.7%     36.9%
   376       1              No              $1,700,000       $1,697,520      1.38      1.24          NAP          76.3%     59.2%
   377       1              No              $1,700,000       $1,697,497      1.31      1.28          NAP          62.2%     48.2%
   378       1              No              $1,696,000       $1,696,000      1.44      1.40         1.20          74.4%     71.8%
   379       1              No              $1,700,000       $1,694,619      1.86      1.78          NAP          56.5%     51.3%
   380       1              No              $1,690,000       $1,682,425      1.36      1.20          NAP          74.0%     63.9%
   381       2              No              $1,630,000       $1,630,000      1.41      1.33         1.16          75.8%     68.1%
   382       1              No              $1,600,000       $1,600,000      2.12      2.00         1.67          39.2%     34.6%
   383       1              No              $1,600,000       $1,600,000      1.52      1.46         1.23          78.8%     71.2%
   384       1              No              $1,560,000       $1,560,000      1.65      1.49         1.26          78.0%     70.6%
   385       1              No              $1,550,000       $1,550,000      1.51      1.45         1.20          45.9%     40.5%
   386       1              No              $1,550,000       $1,550,000      1.30      1.24         1.04          76.7%     68.0%
   387       1              No              $1,530,000       $1,527,171      1.26      1.21          NAP          71.0%     60.4%
   388       1              No              $1,517,000       $1,515,507      1.41      1.31          NAP          69.8%     59.5%
   389       1              No              $1,500,000       $1,500,000      1.51      1.36          NAP          74.3%     63.0%
   390       1              No              $1,500,000       $1,498,538      1.76      1.70          NAP          59.9%     51.2%
   391       1              No              $1,500,000       $1,498,492      1.35      1.32          NAP          59.9%     50.9%
   392       1              No              $1,500,000       $1,498,481      1.46      1.36          NAP          35.3%     29.9%
   393       1              No              $1,500,000       $1,498,478      1.73      1.70          NAP          55.5%     47.1%
   394       1              No              $1,480,000       $1,478,493      1.37      1.33          NAP          79.9%     67.8%
   395       1              No              $1,480,000       $1,477,333      1.37      1.20          NAP          77.8%     66.4%
   396       1              No              $1,475,000       $1,467,481      1.29      1.20          NAP          79.3%     67.3%
   397       1              No              $1,450,000       $1,450,000      2.37      2.19          NAP          45.0%     45.0%
   398       1              No              $1,450,000       $1,450,000      1.60      1.49         1.24          70.7%     62.5%
   399       1              No              $1,425,000       $1,422,475      1.39      1.24          NAP          71.5%     61.1%
   400       1              No              $1,400,000       $1,400,000      1.69      1.50         1.28          69.0%     61.4%
   401       1              No              $1,400,000       $1,400,000      1.47      1.41         1.19          77.8%     71.7%
   402       1              No              $1,400,000       $1,392,067      1.44      1.28          NAP          66.9%     52.6%
   403       2              No              $1,370,000       $1,367,534      1.38      1.27          NAP          77.0%     65.8%
   404       1              No              $1,350,000       $1,348,601      1.28      1.22          NAP          78.4%     66.3%
   405       1              No              $1,300,000       $1,300,000      1.56      1.49         1.27          66.0%     60.0%
   406       2              No              $1,272,000       $1,269,574      1.31      1.20          NAP          79.8%     67.7%
   407       2              No              $1,250,000       $1,246,070      1.44      1.39          NAP          73.3%     62.6%
   408       1              No              $1,225,000       $1,225,000      1.36      1.36          NAP          61.3%     56.3%
   409       1              No              $1,200,000       $1,197,761      1.34      1.27          NAP          72.2%     61.3%
   410       2              No              $1,200,000       $1,195,204      2.95      2.30          NAP          43.9%     37.5%
   411       2              No              $1,200,000       $1,193,396      2.11      2.04          NAP          35.1%     27.7%
   412       1              No              $1,175,000       $1,171,639      1.31      1.26          NAP          64.0%     49.4%
   413       1              No              $1,100,000       $1,098,077      1.32      1.25          NAP          66.3%     56.9%
   414       2              No              $1,064,000       $1,061,971      1.43      1.34          NAP          79.8%     67.6%
   415       1              No              $1,035,000       $1,033,603      1.28      1.24          NAP          57.4%     45.3%
   416       1              No              $1,011,000       $1,011,000      1.41      1.34         1.14          69.2%     62.8%
   417       1              No              $1,000,000       $1,000,000      1.64      1.47         1.26          55.6%     49.5%
   418       1              No              $1,000,000       $1,000,000      1.91      1.77         1.51          62.9%     56.0%
   419       1              No              $1,000,000         $998,498      1.28      1.22          NAP          65.7%     62.3%
   420       1              No              $1,000,000         $998,155      1.69      1.65          NAP          62.4%     53.1%
   421       2              No              $1,000,000         $997,486      1.36      1.32          NAP          70.2%     55.6%
   422       1              No                $920,000         $918,770      1.33      1.33          NAP          64.7%     51.2%
   423       1              No                $770,000         $766,697      1.31      1.31          NAP          63.6%     50.2%

TOTALS AND WEIGHTED AVERAGES:           $4,907,166,050   $4,904,869,086     1.44x     1.35x        1.28x          72.2%     68.2%

MORTGAGE
LOAN NO.   STREET ADDRESS                                                      CITY
------------------------------------------------------------------------------------------------------

  1        701 & 801 Pennsylvania Avenue, NW                                   Washington
  1        2521 S Clark Street & 2530 Crystal Drive                            Arlington
  1        999 Third Avenue                                                    Seattle
  1        1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW     Washington
  1        8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro
           Drive                                                               McLean
  1        601 108th Avenue NE                                                 Bellevue
  1        3060 - 3180 139th Avenue SE                                         Bellevue
  1        500 108th Avenue NE                                                 Bellevue
  1        10800 - 10900 NE 8th Street                                         Bellevue
  1        1616 North Fort Myer Drive                                          Arlington
  1        8300 & 8330 Boone Boulevard                                         Vienna
  1        15325 SE 30th Place                                                 Bellevue
  1        325 7th Street, NW                                                  Washington
  1        3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate
           Way, 3245 146th Place SE & 3290 146th Place SE                      Bellevue
  1        11111 Sunset Hills Road                                             Reston
  1        1627 I Street, NW                                                   Washington
  1        11100 NE 8th Street                                                 Bellevue
  1        11911 Freedom Drive                                                 Reston
  1        1201 Third Avenue                                                   Seattle
  1        1300 North 17th Street                                              Arlington

  2        1200 17th Street                                                    Denver
  2        950 17th Street                                                     Denver

  3        6135-6145 North 35th Avenue & 3310-3456 West Bethany Home Road      Phoenix
  3        808-812, 820-888 West Warner Road & 2055-2095 North Alma
           School Road                                                         Chandler
  3        6705-6811 West Peoria Avenue & 10150-10270 North 67th Avenue        Peoria
  3        9446-9802 North Metro Parkway                                       Phoenix
  3        4730-4750 East Indian School Road                                   Phoenix
  3        1256-1342 South Country Club Drive                                  Mesa
  3        3222-3240 East Shea Boulevard & 10607-10639 North 32nd Street       Phoenix
  3        707-753 East Bell Road and 801 East Bell Road                       Phoenix
  3        8021-8129 North 35th Avenue & 3428 West Northern Avenue             Phoenix
  3        4720-4730 East Lone Mountain Road                                   Phoenix
  3        6601-6645 West Peoria Avenue                                        Glendale

  4        122-126 East 103rd Street                                           New York
  4        124-136 East 117th Street                                           New York
  4        231-235 East 117th Street                                           New York
  4        1571-1575 Lexington Avenue                                          New York
  4        1567-1569 Lexington Avenue                                          New York
  4        234-238 East 116th Street                                           New York
  4        233-237 East 111th Street                                           New York
  4        137-139 East 110th Street                                           New York
  4        244 East 117th Street                                               New York
  4        215 East 117th Street                                               New York
  4        204 East 112th Street                                               New York
  4        2371 Second Avenue                                                  New York
  4        411 East 118th Street                                               New York
  4        102 East 116th Street                                               New York
  4        102 East 103rd Street                                               New York
  4        112 East 103rd Street                                               New York
  4        311 East 109th Street                                               New York
  4        2171-2173 Third Avenue                                              New York
  4        413 East 114th Street                                               New York
  4        312 East 106th Street                                               New York
  4        118 East 103rd Street                                               New York
  4        228 East 116th Street                                               New York
  4        216 East 118th Street                                               New York
  4        214 East 9th Street                                                 New York
  4        411 East 114th Street                                               New York
  4        238 East 111th Street                                               New York
  4        154 East 106th Street                                               New York
  4        2156 Second Avenue                                                  New York
  4        328 East 106th Street                                               New York
  4        318 East 106th Street                                               New York
  4        319-321 East 115th Street                                           New York
  4        291 Pleasant Avenue                                                 New York
  4        103 East 102nd Street                                               New York
  4        419 East 114th Street                                               New York
  4        417 East 114th Street                                               New York
  4        421 East 114th Street                                               New York
  4        423 East 114th Street                                               New York
  5        1076 Layton Hills Mall                                              Layton

  6        5804 East Slauson Avenue                                            Commerce
  6        5750 Peachtree Street                                               Commerce
  6        6100 East Slauson Avenue                                            Commerce
  6        6101 East Slauson Avenue                                            Commerce
  6        5900 East Slauson Avenue                                            Commerce
  6        6000 East Slauson Avenue                                            Commerce
  6        6200 East Slauson Avenue                                            Commerce
  6        5900-5990 Boxford Avenue                                            Commerce
  6        6200-6280 Peachtree Street                                          Commerce
  7        1402 Everett Mall Way                                               Everett
  8        Transportation Boulevard & I-480                                    Garfield Heights
  9        1500 6th Avenue                                                     Seattle

  10       700 N. State Highway 121 Bypass                                     Lewisville
  10       800 N. State Highway 121 Bypass                                     Lewisville
  10       750 N. State Highway 121 Bypass                                     Lewisville
  10       850 N. State Highway 121 Bypass                                     Lewisville
  11       500 East Pratt Street                                               Baltimore
  12       1800 Fullerton Avenue                                               Chicago
  13       1801 Tower Drive                                                    Glenview
  14       500 N. Meridian St.                                                 Indianapolis

  15       125 North Mercer Street                                             Bluefield
  15       905 North 12th Street                                               Middlesboro
  15       401 Madison Square Drive                                            Madisonville
  16       3100-3401 Airport International Drive / 3100-3140 Yorkmont Road     Charlotte
  17       3403 East Main Street                                               Mesa
  18       4700 Emperor Blvd.                                                  Durham
  19       3050 N 5th Street Highway                                           Reading
  20       4860 East Main Street                                               Mesa
  21       6991 East Camelback Road                                            Scottsdale
  22       1210-1505 SE Everett Mall Way                                       Everett
  23       10 South Broadway                                                   St. Louis
  24       1941 North Black Horse Pike                                         Williamstown
  25       50 & 100 West Big Beaver Road                                       Troy
  26       250 Sunset Avenue                                                   Solano

  27       1100 Camellia Boulevard                                             Lafayette
  27       120 Curran Lane                                                     Lafayette
  27       1914 Kaliste Saloom Road                                            Lafayette
  27       1800 Kaliste Saloom Road                                            Lafayette
  27       1900 Kalilste Saloom Road                                           Lafayette
  27       606 Silverstone Road                                                Lafayette
  27       600 Silverstone Road                                                Lafayette
  27       1216 Camellia Boulevard                                             Lafayette
  28       3039-3041 Cochran Street                                            Simi Valley
  29       810-890 West Valley Parkway                                         Escondido

  30       3165, 3325, 3455, 3655, 3755 W Sunset; 1335 E Sunset Road;
           6585, 6615 Escondido Street; 6670, 6680 South Valley View           Las Vegas
  30       6380 & 6400 Eastern Avenue; 2475 Chandler Road                      Las Vegas
  31       1415 N.W. Santa Fe Lane                                             Silverdale
  32       8110 Cordova Road                                                   Cordova

  33       113 Beacon Street                                                   Boston
  33       722, 744, 776 Columbus Avenue                                       Boston
  33       610 Columbus Avenue                                                 Roxbury
  33       50 Evergreen Street                                                 Jamaica Plain
  33       226 Parker Hill Avenue                                              Roxbury
  33       216 & 218 Hemenway Street                                           Boston
  33       1742-1744 Washington Street                                         Roxbury
  33       480 Massachusetts Avenue                                            Roxbury
  33       486 Massachusetts Avenue                                            Roxbury
  33       55 South Huntington Avenue                                          Jamaica Plain
  33       61 South Huntington Avenue                                          Jamaica Plain
  33       28 South Huntington Avenue                                          Boston
  33       63 South Huntington Avenue                                          Jamaica Plain
  34       750-814 Crossing Road                                               Sandusky
  35       707 West Main Avenue                                                Spokane
  36       300 Presidential Way                                                Woburn
  37       2882 Prospect Park Drive                                            Rancho Cordova
  38       2203-2325 S College Avenue                                          Fort Collins
  39       3003 English Creek Avenue                                           Egg Harbor Township
  40       1201-1267 S. Victoria Ave & 3900-3966 Tradewinds Drive              Oxnard
  41       8400 West Sunset Boulevard                                          West Hollywood
  42       550 Los Arbolitos Boulevard                                         Oceanside
  43       5550 Douglas Boulevard                                              Granite Bay
  44       101 Harlon Drive                                                    Cary
  45       2048-2156 East Baseline Road                                        Mesa
  46       780 Bridgeport Avenue                                               Shelton
  47       7895 Shadow Creek Drive                                             Hamilton

  48       Route 24 and Fairfield Road                                         Lewes
  48       1450 Capital Trail                                                  Newark
  48       630 Churchmans Road                                                 Newark
  48       1100 Horizon Circle                                                 Chalfont
  48       1501 New Casho Mill Road                                            Newark
  48       400 North Ramunno Drive                                             Middletown
  49       745 North New Ballas Road                                           Creve Coeur
  50       211 Dexter Avenue North                                             Seattle
  51       57 Littlefield Street                                               Avon
  52       2000 & 2400 Oxford Drive                                            Bethel Park
  53       6900 E Camelback Rd                                                 Scottsdale
  54       4540-4530 Eastgate Boulevard                                        Union Township
  55       2050 West Dunlap Avenue                                             Phoenix
  56       1450 Veterans Boulevard                                             Redwood City
  57       2100 West Loop South                                                Houston
  58       1541 Bulldog Lane                                                   Fresno
  59       6301-6303 Little River Turnpike                                     Alexandria
  60       384 North Sunrise Avenue                                            Roseville
  61       2339 Route 9                                                        Ocean View
  62       14300 Statler Court                                                 Fort Worth
  63       900 West 5th Avenue and 943 West 6th Avenue                         Anchorage
  64       400 Fountain Lakes Boulevard                                        St. Charles
  65       1348-66 West Valley Parkway                                         Escondido
  66       1325 Iowa Avenue                                                    Riverside
  67       28624 Witherspoon Parkway                                           Valencia
  68       3250 Hudson Crossing                                                McKinney
  69       14680 Aviation Blvd.                                                Hawthorne
  70       1401-1451 W. Artesia Boulevard                                      Gardena

  71       6262 & 6352 South Central Street                                    Aurora
  72       4404 52nd Street                                                    Kenosha
  72       791 West Elk Avenue                                                 Elizabethton
  73       200 Union Boulevard                                                 Lakewood
  74       415 North LaSalle Street                                            Chicago
  75       441 Smithfield Street                                               Pittsburgh
  76       12402-12532 West Ken Caryl Avenue                                   Littleton
  77       933 South Willow Street                                             Manchester
  78       7643 East 51st Street                                               Tulsa
  79       21 Tamal Vista Boulevard                                            Corte Madera
  80       1661 North Raymond Avenue & 100 East Orangethorpe Avenue            Anaheim
  81       5183 West Charleston Boulevard                                      Las Vegas
  82       334 Route 31                                                        Raritan

  83       1420 Wal-Pat Road                                                   Smithfield
  83       10575 US Highway 701 South                                          Clarkton
  84       3799 Gateway Lakes                                                  Grove City
  85       2207 Pierce Road                                                    Saginaw
  86       1215 & 1241 State Street                                            Salem
  87       4825 & 4917 South Drexel Boulevard                                  Chicago
  88       10101 Firmona Ave.                                                  Inglewood
  89       2270 Meadowlake Road                                                Conway
  90       1230 Lancaster Drive SE                                             Salem
  91       629-657 Main Avenue                                                 Passaic City
  92       E. Side of Haines Road, S. of Mt. Rose Avenue                       Springettsbury
  93       22601 Pacific Coast Highway                                         Malibu
  94       7220-7364 International Drive                                       Orlando
  95       60 NE Bend River Mall Avenue                                        Bend
  96       2601 Wilshire Boulevard                                             Los Angeles
  97       640 Flormann Street                                                 Rapid City

  98       2175 Frankford Avenue                                               Panama City Beach
  98       6110 Cypress Point Drive                                            Panama City Beach
  98       1615 Allison Avenue                                                 Panama City Beach
  98       4400 Delwood Lane                                                   Panama City Beach
  98       1813 Thomas Drive                                                   Panama City Beach
  99       433 N. Fair Oaks Avenue & 45 Eureka Street                          Pasadena
 100       1001 Sathers Drive                                                  Pittston
 101       100 East Wood Street                                                Spartanburg
 102       626 Jacksonville Road                                               Warminster
 103       4177-4199 Bandini Boulevard                                         Vernon
 104       44000 West 12 Mile Road                                             Novi
 105       19300 and 19400 South Hamilton Avenue                               Gardena
 106       315 Birchrun Drive                                                  Spartanburg
 107       14522 South Outer Forty Road                                        Chesterfield
 108       420-450 East 120th Avenue                                           Northglenn

 109       1201 & 1205 McDermott Street                                        Allen
 110       1427 N. Highway 67                                                  Cedar Hill
 111       2516 NE 28th Street                                                 Fort Worth
 112       22436 & 23456 Madero                                                Mission Viejo
 113       140 Via Bella Street                                                Williamsport
 114       5550 Wadsworth Boulevard                                            Arvada
 115       1640 Tyrol Lane                                                     Stockton
 116       107 South Fifth Street                                              Richmond
 117       6001 Snow Road                                                      Bakersfield
 118       10 Pine Drive                                                       Bloomingburg
 119       14833 Detroit Avenue                                                Lakewood
 120       568 Carpenter Ridge                                                 Columbus
 121       13957-14001 Metrotech Drive                                         Chantilly
 122       1011 Valley River Way                                               Eugene
 123       3600 Westwind Boulevard                                             Santa Rosa
 124       901 East 8th Avenue                                                 King of Prussia
 125       555 Metro Place                                                     Dublin
 126       2502-2550 Waukegan Road                                             Glenview

 127       6218 South Padre Island Drive                                       Corpus Christi
 128       2201 South Pleasant Valley Road                                     Austin
 129       4274 & 4278 University Avenue                                       Grand Forks
 130       2160 Larkspur Lane                                                  Redding
 131       1001 Sage Avenue                                                    Reading
 132       2815 Chad Drive                                                     Eugene
 133       25343-25391 Wayne Mills Place                                       Santa Clarita
 134       2805-2873 Dublin Boulevard & 6455 North Union Boulevard             Colorado Springs
 135       12404 Warwick Boulevard                                             Newport News
 136       3711 Beltline Road                                                  Addison
 137       1190 Saratoga Avenue                                                San Jose
 138       821 West Alexis Road                                                Toledo
 139       10816 Tidewater Trail                                               Fredericksburg
 140       1309 Bridford Parkway                                               Greensboro
 141       1600 17th Street                                                    Denver
 142       73199 El Paseo                                                      Palm Desert
 143       2523 NW 6th Street, 127 NW 25th Avenue and 132-137 NW 25th
           Terrace                                                             Fort Lauderdale
 144       2200 NW Corporate Boulevard                                         Boca Raton

 145       409 Big Tree Road                                                   South Daytona
 146       321 Hand Avenue & 524 South Yonge Street                            Ormond Beach
 147       3031 Gardenia Avenue                                                Long Beach
 148       1001 Menaul NE & 2511 Broadbent Parkway NE                          Albuquerque

 149       Rte 9 East at Yountz Drive                                          Martinsburg
 149       Rte 11 N @ Brilliant Stone Drive                                    Martinsburg
 149       Grapevine Rd @ Vine Circle                                          Martinsburg
 149       Rte 11 N @ Berkeley Station Road                                    Martinsburg

 150       877 Ingleside Avenue                                                Columbus
 150       425 Victoria Road                                                   Austintown
 151       5603 Farm Pond Lane                                                 Charlotte
 152       1400 Kempsville Road                                                Chesapeake
 153       1519 W. Lugonia Ave.                                                Redlands
 154       1300 Ethan Way & 2025-2045 Hurley Way                               Sacramento
 155       25, 37, & 49 Kessel Court                                           Madison
 156       1725-1765 Merriman Road                                             Akron
 157       2191 Defense Highway                                                Crofton

 158       6400-6500 FM 1960 East                                              Humble
 158       550 Montgomery Street                                               Willis
 159       1626 NW Wall Street                                                 Bend
 160       1800 - 1834 North Velasco Street                                    Angleton
 161       232-234 Broad Avenue                                                Palisades Park
 162       1454 Second Avenue                                                  New York
 163       1912-1918 Star Drive and 168 Stewart Court                          Liberty
 164       10 Falls Boulevard                                                  Springboro
 165       1076 Williston Road                                                 South Burlington

 166       15622 North State Road 79                                           Edinburgh
 166       711 East Jefferson Street                                           Tipton
 166       307 East National Avenue                                            Brazil
 167       1151 Greenfield Dr.                                                 El Cajon
 168       5801 NW 114th Street (Hwy 141)                                      Grimes
 169       618 State Route 303                                                 Streetsboro

 170       17705 W. Washington St.                                             Hagerstown
 171       2006 Williamport Pike                                               Martinsburg
 172       18605-18649 SW Farmington Road                                      Aloha
 173       60 Railroad Place                                                   Saratoga Springs

 174       1064-1066 Wisconsin Avenue, NW                                      Washington
 175       157-159 Newbury Street, Unit 1                                      Boston
 176       4401 S. Orange Avenue                                               Orlando
 177       501-509 South Nova Road                                             Ormond Beach
 178       585 Fort Loudon Medical Center Drive                                Lenoir City
 179       8101-8111 Royal Ridge Parkway                                       Irving
 180       2050 North Haggerty Road                                            Canton
 181       6500 Mineral Drive                                                  Coeur D'Alene
 182       854 Harrison Avenue                                                 Riverhead
 183       155 - 275 Lincolnway West                                           Massillon

 184       1401 Keene Road                                                     Nicholasville
 185       115 Codell Drive                                                    Lexington

 186       2005 Marcola Road                                                   Springfield
 186       1875 Mohawk Boulevard                                               Springfield
 187       1100 Brookstone Centre Parkway                                      Columbus
 188       2680 Hospitality Boulevard                                          Florence

 189       2600 East Main Street                                               Merrill
 189       1515 Vandenbroek Road                                               Little Chute
 190       612 Dickens Place, NE                                               Concord
 191       3800-3810 Hacks Cross Road                                          Memphis
 192       9600 Two Notch Road                                                 Columbia
 193       359 Pennington Avenue                                               Trenton
 194       129 Bessemer Super Highway                                          Midfield
 195       2071 McCoy Road                                                     Sun Prairie
 196       600 Shelton Road                                                    Auburn
 197       329 South Park Avenue                                               Winter Park
 198       4614, 4618, 4700, and 4808 S. Thompson                              Springdale
 199       2022 Powers Ferry Road                                              Atlanta
 200       1600 Sarno Road                                                     Melbourne
 201       6320 Forestville Street                                             Forestville
 202       800-815 Front St                                                    McHenry
 203       123 Washington Street                                               Oswego
 204       7520 Conner Road                                                    Powell
 205       401-501 Westport Road and 4106 Broadway                             Kansas City
 206       15 Four Square Lane                                                 Fishersville
 207       213 Argonaut Drive                                                  El Paso
 208       455-462 South Ludlow Street                                         Columbus
 209       770 - 824 South Main Street                                         Fond Du Lac
 210       800 E Lugonia Ave                                                   Redlands
 211       214 Jefferson Street                                                Lafayette
 212       55 Silver Lane                                                      Eugene
 213       3501 Colby Avenue                                                   Everett
 214       17015 Park Row                                                      Houston
 215       4515 News Road                                                      Williamsburg
 216       509 3rd Street Southeast                                            Cedar Rapids
 217       216 Mary Street                                                     Johnson Creek
 218       500 Dovetree Drive                                                  Galloway
 219       1733 Fulton Road                                                    Fultondale
 220       694 Southeast 3rd Street                                            Bend
 221       921 Shady Grove Road                                                Hot Springs
 222       540-680 East 120th Avenue                                           Northglenn
 223       3211 Wilson Drive                                                   Burlington
 224       2907 Shelter Island Drive                                           San Diego
 225       31250 Beck Road                                                     Novi
 226       15196 East Lousisana Drive                                          Aurora
 227       750 E. 120th Avenue                                                 Northglenn
 228       1560 & 1562 Wells Road                                              Orange Park
 229       1340 Tapteal Drive                                                  Richland
 230       1400 West Washington Street                                         Sequim
 231       9701 East Independence Boulevard                                    Matthews
 232       7201 Canyon Drive                                                   Amarillo
 233       1515 West Fullerton Avenue                                          Addison
 234       1325 Old Walker Chapel Road                                         Fultondale

 235       1610 Heritage St                                                    Woodland
 235       105 Cooperative Way                                                 Georgetown
 236       10 E. South Stage Rd.                                               Medford
 237       4600 Schroeder Drive                                                Brown Deer
 238       2600 Trimmier Road                                                  Killeen
 239       1941 Edgewater Drive                                                Clearwater
 240       600 SE Nye Avenue                                                   Pendleton

 241       558 McQueen Smith Road                                              Prattville
 241       1040 Highway 14                                                     Elmore
 241       3140 Highway 14                                                     Millbrook
 241       3236 Deatsville Highway                                             Deatsville
 242       5759 Hamilton Road                                                  Columbus
 243       9930 Colerain Avenue                                                Cincinnati
 244       2235 San Pablo Avenue                                               Berkeley
 245       15650-15690 South Harlem Avenue                                     Orland Park
 246       2601 86th Street                                                    Urbandale
 247       4421 South White Mountain Road                                      Show Low
 248       14415 SE Mill Plain Boulevard                                       Vancouver
 249       500 North Main Street                                               Globe
 250       2364 South Loop West                                                Houston
 251       534 Highway 20 North                                                Hines
 252       10833 Prairie Ave.                                                  Inglewood
 253       4685 Quebec Street                                                  Denver
 254       200 Montrose West Avenue                                            Akron
 255       4570 Old Troup Highway                                              Tyler
 256       5618 Vineland Road                                                  Orlando
 257       25 John A. Cummings Way                                             Woonsocket
 258       2361 South Park Road SW                                             Birmingham
 259       80 Regina Drive                                                     Cranberry

 260       3700 Holly Lane                                                     Erlanger
 260       754 Old State Route 74                                              Cincinnati
 261       825 North Broadway                                                  Oklahoma City
 262       20 Park Street                                                      Johnston
 263       322 S. Kendall Avenue                                               Kalamazoo
 264       1314 Hastings Drive, 1501 Myrtle Street, 1490 Green Street          Valdosta
 265       955 North Wesleyan Boulevard                                        Rocky Mount
 266       1101-1119 Gannon Drive                                              Festus
 267       4865 Lake Ontario Drive                                             Cocoa
 268       19202 Stone Oak Parkway                                             San Antonio
 269       921 Edgefield Road                                                  North Augusta
 270       6560 Highway 179                                                    Sedona
 271       909 Chugach Way                                                     Anchorage
 272       1100 Old Country Road                                               Plainview
 273       9160 Wisteria Street                                                Ladson
 274       1023 W. Duarte Road                                                 Arcadia
 275       1706-1898 West 92nd Avenue                                          Federal Heights
 276       7420 SW Bridgeport Road                                             Tualatin
 277       1501 S. Mahaffie  Circle                                            Olathe
 278       1125 North McCarran Boulevard                                       Sparks
 279       10016 South 51st Street                                             Phoenix
 280       530 E. Sonata Lane                                                  Meridian
 281       595 Genoa Way                                                       Castle Rock
 282       6701-6749 E. 50th Ave                                               Commerce City
 283       2984 West Wheatland Road                                            Dallas
 284       2626 Fort Campbell Boulevard                                        Hopkinsville
 285       2000 N. West Avenue                                                 El Dorado
 286       17450 Van Ness Ave                                                  Torrance
 287       475 Providence Main Street                                          Huntsville
 288       6120 Greenwood Road                                                 Shreveport
 289       5712 Colleyville Blvd                                               Colleyville
 290       2501 Paredes Line Road                                              Brownsville
 291       20046 & 20024 North John Wayne Parkway                              Maricopa
 292       1440 E College Way                                                  Olathe
 293       12621 - 12651 West Mississippi Avenue                               Lakewood
 294       1610 W. Kettleman Lane                                              Lodi
 295       8600-8630 Florence Ave                                              Downey
 296       10789 Hole Ave.                                                     Riverside
 297       501 West Lincoln Trail Boulevard                                    Radcliff
 298       9411 8th Avenue South                                               Seattle
 299       163 Business Park Drive                                             Lebanon
 300       4690 Diplomacy Road                                                 Ft. Worth
 301       51 Pent Highway                                                     Wallingford
 302       252 E Main Street                                                   Hendersonville
 303       10191 Park Run Drive                                                Las Vegas
 304       29883 Santa Margarita Parkway                                       Rancho Santa Margarita
 305       200 E. Ridgecrest Boulevard                                         Ridgecrest
 306       5050 Gratiot Road                                                   Saginaw
 307       3600 Bardstown Road                                                 Louisville
 308       5533 Walnut Street                                                  Pittsburgh
 309       3135 16th Street Road                                               Huntington
 310       510 Jones Ferry Road                                                Carrboro
 311       3010 North Roberts Avenue                                           Lumberton
 312       1430 Quintard Avenue                                                Anniston
 313       1325-1327 14th Street, N.W.                                         Washington
 314       1004 Washington Ave and 6604 Church Hill Rd                         Chestertown
 315       2570 Pleasant Hill Road                                             Duluth
 316       110 Town Center                                                     Lexington
 317       875 E Mill Street                                                   San Bernardino
 318       6615 & 6625 N. 17th Avenue                                          Phoenix
 319       30200 Northwestern Highway                                          Farmington Hills
 320       4661-4667 Haygood Road                                              Virginia Beach
 321       1012 East 23rd Street                                               Columbus
 322       3411 East Corona Avenue and 4610 South 35th Street                  Phoenix
 323       3420 East Shea Boulevard                                            Phoenix
 324       2625 N.E. 42nd St                                                   Kansas City
 325       963 W Route 66                                                      Flagstaff
 326       4519 McPherson Avenue                                               St. Louis
 327       3101 North Midland Drive                                            Midland
 328       1000 North Kraemer Place                                            Anaheim
 329       1191 Hawk Circle                                                    Anaheim
 330       3556 East Russell Road                                              Las Vegas
 331       4121 Southpoint Boulevard                                           Jacksonville

 332       160 West Main Street and 12-14 Mount Pleasant                       Marlborough
 332       35 Fremont                                                          Arlington
 333       3930 East Market Street                                             Logansport
 334       124 Highway 11 & 80                                                 Meridian
 335       8969 Union Mills Dr                                                 Camby
 336       1605-1615 Pacific Coast Highway                                     Harbor City
 337       615 North Alvernon Way                                              Tucson
 338       7745 Michigan Heights Court                                         Charlevoix
 339       4241 Brookhill Road                                                 Baltimore City
 340       3546-3590 Towne Point Road                                          Portsmouth
 341       500 Oak Grove Pkwy                                                  Vadnais Heights
 342       4928 N. Lamesa Road                                                 Midland
 343       37877 and 37895 Groesbeck Highway                                   Clinton Township
 344       4015 Coffee Road                                                    Bakersfield
 345       4500 South Congress Avenue                                          Austin
 346       4312 Spanish Flat Loop Road                                         Napa
 347       3700 N. Cliff Avenue                                                Sioux Falls
 348       4140 North Cherry Street                                            Winston-Salem

 349       228 South Main Street                                               Rutland
 349       564 Route 7B N                                                      North Clarendon
 350       200 Brenwood Street                                                 Berea
 351       210 Airport Road                                                    Mount Airy
 352       5335 Sterling Drive                                                 Boulder
 353       541-557 Jonesboro Road                                              McDonough
 354       7550 East Pecue Lane                                                Baton Rouge
 355       1508 Howe Avenue                                                    Sacramento
 356       13601 Midway Road                                                   Farmers Branch
 357       505 US 80 West                                                      Demopolis
 358       4337 West Indian School Road                                        Phoenix
 359       770 West Main Street                                                Waterbury
 360       45596 Fargo Street & 82970 Requa Avenue                             Indio
 361       2603, 2613, 2621 West Michigan Street and 530 North 27th Street     Milwaukee
 362       221- 261 Richards Blvd.                                             Sacramento
 363       1251 East Sunset Road                                               Ozark
 364       5580 FM 3009                                                        Schertz
 365       500 Industrial Boulevard                                            Marble Falls
 366       5387 Manhattan Circle                                               Boulder
 367       1061 Southwind Drive                                                Fairmont
 368       1515 19th Street and 1900 O Street                                  Sacramento
 369       415 & 459 North Val Vista Drive                                     Mesa
 370       2703 Ruhland Avenue                                                 Redondo Beach
 371       10340, 10395, 10405 Alta Vista Road                                 Keller
 372       1851 Madison Ave                                                    Mankato
 373       410 West Stockton Street                                            Edmonton
 374       3299 Boundary Cone Road                                             Bullhead City
 375       405 Atlantis Road                                                   Cape Canaveral
 376       5045 Memorial Drive                                                 Stone Mountain
 377       501 East Green Street                                               Champaign
 378       819 N French St                                                     Casa Grande
 379       1109 West Orange Avenue                                             Tallahassee
 380       450 Oak Grove Parkway                                               Vadnais Heights
 381       944 East Haggard Avenue                                             Elon
 382       7441 Chapman Avenue                                                 Garden Grove
 383       9938 Waterstone Blvd                                                Cincinnati
 384       59 Cavalier Blvd.                                                   Florence
 385       261 South Robertson Boulevard                                       Beverly Hills
 386       1985 Gray Highway                                                   Macon
 387       13800 Highway 9                                                     Alpharetta
 388       4205 E Market Street                                                Warren
 389       888 Oakwood Road                                                    Charleston
 390       9425 Brookpark Road                                                 Parma
 391       21900 Barton Road                                                   Grand Terrace
 392       1049, 1051 & 1053-1057 South Coast Hwy 101                          Encinitas
 393       4800 Stoltz Road                                                    Reno
 394       128 McGhee Road                                                     Chapel Hill
 395       800 N. Kilgore Street                                               Kilgore
 396       10550 S. Cicero Avenue                                              Oak Lawn
 397       14105 Inwood Road                                                   Farmers Branch
 398       1920 South Jefferson Street                                         Perry
 399       105 & 107 Halmar Cove                                               Georgetown
 400       4031 E. 42nd Street                                                 Odessa
 401       704 West Jefferson                                                  Dallas
 402       350 South Avenue                                                    Rochester
 403       621 1st Street SW & 625 3rd Street SW                               Rochester
 404       161-169 Wal-Mart Way                                                Maysville
 405       3813 18th Avenue                                                    Rock Island
 406       508, 605, & 609 19th Avenue SE & 3100 14th Street SW                Minot
 407       208-216 N Kendall Avenue                                            Kalamazoo
 408       1985 West Market Street                                             Akron
 409       4100 Britt Farm Drive                                               Lafayette
 410       2891 Olden Oak Lane                                                 Auburn Hills
 411       5627 Sherry Street                                                  San Antonio
 412       600 Baldwin Street                                                  Jenison
 413       5109 Louetta Road                                                   Spring
 414       201 36th Avenue NE                                                  Minot
 415       16201 Southwest 88 Street                                           Miami
 416       507 Coralridge Place                                                City of Industry
 417       276 Dolores Avenue                                                  San Leandro
 418       3876 Paxton Avenue                                                  Cincinnati
 419       3159 Carpenter Road South                                           Tifton
 420       500 East 12th Street                                                Leadville
 421       2580 Holmes Road                                                    Ypsilanti
 422       440 West Market St.                                                 Akron
 423       6300 Central Ave SE                                                 Albuquerque

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.   STATE        ZIP CODE    PROPERTY TYPE                     PROPERTY SUB-TYPE
-------------------------------------------------------------------------------------------------------

  1          DC          20004      Office                            Urban
  1          VA          22202      Office                            Urban
  1          WA          98101      Office                            Urban
  1          DC          20036      Office                            Urban
  1          VA          22102      Office                            Suburban
  1          WA          98004      Office                            Urban
  1          WA          98005      Office                            Suburban
  1          WA          98004      Office                            Urban
  1          WA          98004      Office                            Urban
  1          VA          22209      Office                            Urban
  1          VA          22182      Office                            Suburban
  1          WA          98007      Office                            Suburban
  1          DC          20004      Office                            Urban
  1          WA          98007      Office                            Suburban
  1          VA          20190      Office                            Suburban
  1          DC          20006      Office                            Urban
  1          WA          98004      Office                            Urban
  1          VA          20191      Office                            Suburban
  1          WA          98101      Office                            Urban
  1          VA          22209      Office                            Urban

  2          CO          80202      Office                            Urban
  2          CO          80202      Office                            Urban

  3          AZ          85017      Retail                            Anchored
  3          AZ          85224      Retail                            Anchored
  3          AZ          85345      Retail                            Anchored
  3          AZ          85051      Retail                            Anchored
  3          AZ          85018      Retail                            Anchored
  3          AZ          85210      Retail                            Anchored
  3          AZ          85028      Retail                            Anchored
  3          AZ          85022      Retail                            Shadow Anchored
  3          AZ          85051      Retail                            Anchored
  3          AZ          85331      Retail                            Anchored
  3          AZ          85302      Retail                            Anchored

  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  4          NY          10029      Multifamily                       High Rise
  5          UT          84041      Retail                            Anchored

  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  6          CA          90040      Industrial                        Flex
  7          WA          98208      Retail                            Anchored
  8          OH          44125      Retail                            Anchored
  9          WA          98101      Retail                            Anchored

  10         TX          75067      Office                            Suburban
  10         TX          75067      Office                            Suburban
  10         TX          75067      Office                            Suburban
  10         TX          75067      Office                            Suburban
  11         MD          21202      Office                            Urban
  12         IL          60614      Retail                            Anchored
  13         IL          60025      Multifamily                       Garden
  14         IN          46204      Office                            Urban

  15         WV          24701      Retail                            Anchored
  15         KY          40965      Retail                            Anchored
  15         KY          42431      Retail                            Anchored
  16         NC          28208      Industrial                        Warehouse
  17         AZ          85213      Manufactured Housing Community    Manufactured Housing Community
  18         NC          27703      Hospitality                       Full Service
  19         PA          19605      Retail                            Anchored
  20         AZ          85205      Manufactured Housing Community    Manufactured Housing Community
  21         AZ          85251      Office                            Suburban
  22         WA          98208      Retail                            Shadow Anchored
  23         MO          63102      Office                            Urban
  24         NJ          08094      Manufactured Housing Community    Manufactured Housing Community
  25         MI          48084      Office                            Suburban
  26         CA          94585      Retail                            Anchored

  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Free Standing
  27         LA          70508      Retail                            Unanchored
  27         LA          70508      Retail                            Free Standing
  28         CA          93065      Office                            Suburban
  29         CA          92025      Retail                            Anchored

  30         NV          89118      Mixed Use                         Retail/Light Industrial/Warehouse/Office
  30         NV          89118      Mixed Use                         Office/Warehouse/Retail
  31         WA          98383      Multifamily                       Garden
  32         TN          38016      Mixed Use                         Office/Retail

  33         MA          02116      Multifamily                       Low Rise
  33         MA          02120      Multifamily                       Low Rise
  33         MA          02118      Multifamily                       Low Rise
  33         MA          02130      Multifamily                       Low Rise
  33         MA          02118      Multifamily                       Low Rise
  33         MA          02115      Multifamily                       Low Rise
  33         MA          02118      Multifamily                       Low Rise
  33         MA          02118      Multifamily                       Low Rise
  33         MA          02118      Multifamily                       Low Rise
  33         MA          02130      Multifamily                       Low Rise
  33         MA          02130      Multifamily                       Low Rise
  33         MA          02130      Multifamily                       Low Rise
  33         MA          02130      Multifamily                       Low Rise
  34         OH          44870      Retail                            Anchored
  35         WA          99201      Mixed Use                         Office/Retail
  36         MA          01801      Hospitality                       Extended Stay
  37         CA          95670      Office                            Suburban
  38         CO          80525      Retail                            Anchored
  39         NJ          08232      Retail                            Shadow Anchored
  40         CA          93035      Retail                            Anchored
  41         CA          90069      Hospitality                       Limited Service
  42         CA          92054      Multifamily                       Garden
  43         CA          95746      Retail                            Unanchored
  44         NC          27511      Multifamily                       Garden
  45         AZ          85024      Retail                            Shadow Anchored
  46         CT          06484      Hospitality                       Limited Service
  47         OH          45011      Multifamily                       Garden

  48         DE          19958      Retail                            Unanchored
  48         DE          19711      Retail                            Unanchored
  48         DE          19702      Office                            Suburban
  48         PA          18914      Office                            Suburban
  48         DE          19711      Office                            Suburban
  48         DE          19709      Retail                            Free Standing
  49         MO          63141      Office                            Medical
  50         WA          98109      Hospitality                       Full Service
  51         MA          02322      Industrial                        Warehouse
  52         PA          15102      Office                            Suburban
  53         AZ          85251      Office                            Suburban
  54         OH          45245      Retail                            Anchored
  55         AZ          85021      Manufactured Housing Community    Manufactured Housing Community
  56         CA          94063      Office                            Suburban
  57         TX          77027      Office                            Urban
  58         CA          93710      Multifamily                       Student Housing
  59         VA          22312      Mixed Use                         Office/Retail
  60         CA          95661      Retail                            Shadow Anchored
  61         NJ          08230      Manufactured Housing Community    Manufactured Housing Community
  62         TX          76155      Multifamily                       Garden
  63         AK          99501      Office                            Urban
  64         MO          63301      Office                            Medical
  65         CA          92029      Retail                            Shadow Anchored
  66         CA          92507      Office                            Suburban
  67         CA          91355      Industrial                        Warehouse
  68         TX          75070      Multifamily                       Garden
  69         CA          90260      Self Storage                      Self Storage
  70         CA          90248      Mixed Use                         Office/Retail

  71         CO          80016      Retail                            Anchored
  72         WI          53144      Retail                            Free Standing
  72         TN          37643      Retail                            Free Standing
  73         CO          80288      Mixed Use                         Office/Retail
  74         IL          60610      Office                            Urban
  75         PA          15222      Office                            Urban
  76         CO          80127      Retail                            Shadow Anchored
  77         NH          03103      Retail                            Anchored
  78         OK          74145      Multifamily                       Garden
  79         CA          94925      Office                            Suburban
  80         CA          92801      Office                            Suburban
  81         NV          89146      Retail                            Unanchored
  82         NJ          08822      Retail                            Anchored

  83         NC          27577      Industrial                        Warehouse
  83         NC          28433      Industrial                        Warehouse
  84         OH          43123      Multifamily                       Garden
  85         MI          48604      Multifamily                       Student Housing
  86         OR          97301      Office                            Urban
  87         IL          60615      Multifamily                       High Rise
  88         CA          90304      Self Storage                      Self Storage
  89         AR          72032      Multifamily                       Garden
  90         OR          97301      Retail                            Free Standing
  91         NJ          07055      Office                            Suburban
  92         PA          17402      Retail                            Anchored
  93         CA          90265      Mixed Use                         Office/Retail
  94         FL          32819      Retail                            Unanchored
  95         OR          97701      Retail                            Free Standing
  96         CA          90057      Office                            Suburban
  97         SD          57701      Office                            Medical

  98         FL          32405      Multifamily                       Garden
  98         FL          32408      Multifamily                       Garden
  98         FL          32408      Multifamily                       Garden
  98         FL          32408      Office                            Suburban
  98         FL          32408      Office                            Suburban
  99         CA          91103      Office                            Suburban
 100         PA          18640      Industrial                        Warehouse
 101         SC          29303      Office                            Medical
 102         PA          18974      Office                            Suburban
 103         CA          90023      Industrial                        Warehouse
 104         MI          48377      Office                            Medical
 105         CA          90248      Office                            Suburban
 106         SC          29301      Multifamily                       Garden
 107         MO          63017      Office                            Suburban
 108         CO          80233      Retail                            Shadow Anchored

 109         TX          75013      Retail                            Unanchored
 110         TX          75104      Retail                            Unanchored
 111         TX          76106      Retail                            Unanchored
 112         CA          92691      Office                            Suburban
 113         PA          17701      Hospitality                       Limited Service
 114         CO          80002      Land                              Land
 115         CA          95207      Multifamily                       Garden
 116         VA          23219      Office                            Urban
 117         CA          93308      Industrial                        Warehouse
 118         NY          12721      Manufactured Housing Community    Manufactured Housing Community
 119         OH          44107      Retail                            Anchored
 120         OH          43228      Multifamily                       Garden
 121         VA          20151      Retail                            Shadow Anchored
 122         OR          97401      Retail                            Anchored
 123         CA          95403      Industrial                        Flex
 124         PA          19406      Office                            Suburban
 125         OH          43017      Office                            Suburban
 126         IL          60025      Retail                            Anchored

 127         TX          78412      Self Storage                      Self Storage
 128         TX          78741      Self Storage                      Self Storage
 129         ND          58203      Multifamily                       Student Housing
 130         CA          96002      Hospitality                       Limited Service
 131         PA          19605      Manufactured Housing Community    Manufactured Housing Community
 132         OR          97408      Retail                            Free Standing
 133         CA          91355      Retail                            Unanchored
 134         CO          80918      Retail                            Unanchored
 135         VA          23606      Retail                            Free Standing
 136         TX          75001      Retail                            Unanchored
 137         CA          95129      Office                            Urban
 138         OH          43612      Retail                            Shadow Anchored
 139         VA          22408      Self Storage                      Self Storage
 140         NC          27407      Retail                            Shadow Anchored
 141         CO          80202      Hospitality                       Full Service
 142         CA          92260      Retail                            Unanchored
 143         FL          33311      Self Storage                      Self Storage
 144         FL          33431      Office                            Suburban

 145         FL          32119      Self Storage                      Self Storage
 146         FL          32174      Self Storage                      Self Storage
 147         CA          90807      Industrial                        Warehouse
 148         NM          87107      Office                            Urban

 149         WV          25401      Manufactured Housing Community    Manufactured Housing Community
 149         WV          25403      Manufactured Housing Community    Manufactured Housing Community
 149         WV          25401      Manufactured Housing Community    Manufactured Housing Community
 149         WV          25403      Manufactured Housing Community    Manufactured Housing Community

 150         OH          43215      Industrial                        Warehouse
 150         OH          44515      Industrial                        Warehouse
 151         NC          28212      Multifamily                       Garden
 152         VA          23320      Retail                            Anchored
 153         CA          92374      Self Storage                      Self Storage
 154         CA          95825      Office                            Suburban
 155         WI          53711      Office                            Suburban
 156         OH          44313      Office                            Suburban
 157         MD          21114      Office                            Suburban

 158         TX          77346      Retail                            Unanchored
 158         TX          77378      Retail                            Unanchored
 159         OR          97701      Hospitality                       Limited Service
 160         TX          77515      Retail                            Anchored
 161         NJ          07650      Mixed Use                         Office/Retail
 162         NY          10021      Mixed Use                         Multifamily/Retail
 163         MO          64068      Retail                            Shadow Anchored
 164         OH          45066      Multifamily                       Garden
 165         VT          05403      Hospitality                       Limited Service

 166         IN          46124      Retail                            Free Standing
 166         IN          46072      Retail                            Free Standing
 166         IN          47834      Retail                            Free Standing
 167         CA          92021      Self Storage                      Self Storage
 168         IA          50111      Manufactured Housing Community    Manufactured Housing Community
 169         OH          44241      Manufactured Housing Community    Manufactured Housing Community

 170         MD          21740      Self Storage                      Self Storage
 171         WV          25401      Self Storage                      Self Storage
 172         OR          97007      Retail                            Shadow Anchored
 173         NY          12866      Office                            Suburban

 174         DC          20007      Retail                            Unanchored
 175         MA          02116      Retail                            Unanchored
 176         FL          32806      Office                            Medical
 177         FL          32174      Self Storage                      Self Storage
 178         TN          37772      Hospitality                       Limited Service
 179         TX          75063      Office                            Suburban
 180         MI          48187      Office                            Medical
 181         ID          83815      Office                            Suburban
 182         NY          11901      Retail                            Unanchored
 183         OH          44647      Retail                            Unanchored

 184         KY          40356      Retail                            Free Standing
 185         KY          40509      Retail                            Unanchored

 186         OR          97477      Multifamily                       Garden
 186         OR          97477      Hospitality                       Limited Service
 187         GA          31904      Office                            Suburban
 188         SC          29501      Hospitality                       Limited Service

 189         WI          54452      Manufactured Housing Community    Manufactured Housing Community
 189         WI          54140      Manufactured Housing Community    Manufactured Housing Community
 190         NC          28025      Hospitality                       Limited Service
 191         TN          38125      Retail                            Unanchored
 192         SC          29223      Office                            Suburban
 193         NJ          08618      Retail                            Anchored
 194         AL          35228      Retail                            Shadow Anchored
 195         WI          53590      Retail                            Shadow Anchored
 196         AL          36830      Multifamily                       Garden
 197         FL          32789      Retail                            Free Standing
 198         AR          72764      Mixed Use                         Office/Retail
 199         GA          30339      Retail                            Unanchored
 200         FL          32935      Office                            Suburban
 201         CA          95436      Self Storage                      Self Storage
 202         IL          60050      Multifamily                       Garden
 203         IL          60543      Mixed Use                         Office/Retail
 204         TN          37849      Hospitality                       Limited Service
 205         MO          64111      Mixed Use                         Office/Retail
 206         VA          22939      Hospitality                       Limited Service
 207         TX          79912      Multifamily                       Garden
 208         OH          43215      Office                            Urban
 209         WI          54935      Retail                            Anchored
 210         CA          92374      Retail                            Anchored
 211         LA          70501      Office                            Urban
 212         OR          97404      Retail                            Unanchored
 213         WA          98201      Office                            Urban
 214         TX          77084      Industrial                        Warehouse
 215         VA          23188      Retail                            Free Standing
 216         IA          52401      Office                            Urban
 217         WI          53038      Manufactured Housing Community    Manufactured Housing Community
 218         OH          43119      Multifamily                       Garden
 219         AL          35068      Hospitality                       Limited Service
 220         OR          97702      Retail                            Anchored
 221         AR          71901      Multifamily                       Garden
 222         CO          80233      Retail                            Shadow Anchored
 223         NC          27215      Hospitality                       Limited Service
 224         CA          92106      Retail                            Unanchored
 225         MI          48377      Retail                            Anchored
 226         CO          80012      Multifamily                       Garden
 227         CO          80233      Retail                            Anchored
 228         FL          32073      Retail                            Unanchored
 229         WA          99352      Retail                            Unanchored
 230         WA          98382      Retail                            Shadow Anchored
 231         NC          28105      Hospitality                       Limited Service
 232         TX          79110      Office                            Suburban
 233         IL          60101      Industrial                        Warehouse
 234         AL          35068      Hospitality                       Limited Service

 235         WA          98674      Industrial                        Flex
 235         TX          78626      Industrial                        Flex
 236         OR          97501      Manufactured Housing Community    Manufactured Housing Community
 237         WI          53223      Office                            Suburban
 238         TX          76542      Retail                            Shadow Anchored
 239         FL          33755      Hospitality                       Limited Service
 240         OR          97801      Hospitality                       Limited Service

 241         AL          36066      Self Storage                      Self Storage
 241         AL          36054      Self Storage                      Self Storage
 241         AL          36054      Self Storage                      Self Storage
 241         AL          36022      Self Storage                      Self Storage
 242         OH          43230      Retail                            Unanchored
 243         OH          45251      Retail                            Free Standing
 244         CA          94702      Self Storage                      Self Storage
 245         IL          60462      Mixed Use                         Office/Retail
 246         IA          50322      Retail                            Unanchored
 247         AZ          85901      Retail                            Shadow Anchored
 248         WA          98684      Retail                            Unanchored
 249         AZ          85501      Manufactured Housing Community    Manufactured Housing Community
 250         TX          77054      Hospitality                       Limited Service
 251         OR          97738      Hospitality                       Limited Service
 252         CA          90303      Self Storage                      Self Storage
 253         CO          80216      Hospitality                       Limited Service
 254         OH          44321      Hospitality                       Full Service
 255         TX          75707      Industrial                        Warehouse
 256         FL          32819      Hospitality                       Limited Service
 257         RI          02895      Office                            Suburban
 258         AL          35211      Multifamily                       Garden
 259         PA          16319      Retail                            Unanchored

 260         KY          41018      Self Storage                      Self Storage
 260         OH          45243      Office                            Suburban
 261         OK          73102      Office                            Urban
 262         RI          02919      Multifamily                       Garden
 263         MI          49006      Multifamily                       Student Housing
 264         GA          31601      Multifamily                       Garden
 265         NC          27804      Retail                            Unanchored
 266         MO          63028      Retail                            Shadow Anchored
 267         FL          32926      Manufactured Housing Community    Manufactured Housing Community
 268         TX          78258      Retail                            Shadow Anchored
 269         SC          29841      Hospitality                       Limited Service
 270         AZ          86351      Mixed Use                         Office/Retail
 271         AK          99503      Manufactured Housing Community    Manufactured Housing Community
 272         NY          11803      Retail                            Free Standing
 273         SC          29456      Manufactured Housing Community    Manufactured Housing Community
 274         CA          91007      Multifamily                       Garden
 275         CO          80260      Retail                            Unanchored
 276         OR          97224      Office                            Suburban
 277         KS          66062      Self Storage                      Self Storage
 278         NV          89431      Retail                            Unanchored
 279         AZ          85044      Industrial                        Flex
 280         ID          83642      Retail                            Free Standing
 281         CO          80109      Hospitality                       Limited Service
 282         CO          80022      Industrial                        Warehouse
 283         TX          75237      Retail                            Shadow Anchored
 284         KY          42240      Retail                            Free Standing
 285         AR          71730      Retail                            Free Standing
 286         CA          90504      Multifamily                       Garden
 287         AL          35806      Mixed Use                         Office/Retail
 288         LA          71119      Self Storage                      Self Storage
 289         TX          76034      Office                            Suburban
 290         TX          78526      Retail                            Unanchored
 291         AZ          85239      Retail                            Unanchored
 292         KS          66062      Multifamily                       Garden
 293         CO          80228      Multifamily                       Garden
 294         CA          95242      Office                            Suburban
 295         CA          90240      Office                            Medical
 296         CA          92505      Self Storage                      Self Storage
 297         KY          40160      Retail                            Free Standing
 298         WA          98108      Industrial                        Warehouse
 299         TN          37090      Industrial                        Light Industrial
 300         TX          76155      Industrial                        Flex
 301         CT          06492      Industrial                        Warehouse
 302         TN          37075      Retail                            Free Standing
 303         NV          89145      Office                            Suburban
 304         CA          92688      Office                            Suburban
 305         CA          93555      Self Storage                      Self Storage
 306         MI          48603      Retail                            Free Standing
 307         KY          40218      Retail                            Free Standing
 308         PA          15232      Retail                            Unanchored
 309         WV          25701      Office                            Suburban
 310         NC          27510      Self Storage                      Self Storage
 311         NC          28360      Hospitality                       Limited Service
 312         AL          36201      Retail                            Free Standing
 313         DC          20005      Mixed Use                         Office/Retail
 314         MD          21620      Self Storage                      Self Storage
 315         GA          30096      Retail                            Unanchored
 316         KY          40511      Retail                            Free Standing
 317         CA          92408      Self Storage                      Self Storage
 318         AZ          85015      Multifamily                       Garden
 319         MI          48334      Retail                            Free Standing
 320         VA          23455      Office                            Suburban
 321         NE          68601      Retail                            Shadow Anchored
 322         AZ          85040      Industrial                        Warehouse
 323         AZ          85028      Office                            Suburban
 324         MO          64117      Multifamily                       Garden
 325         AZ          86001      Retail                            Unanchored
 326         MO          63108      Multifamily                       Garden
 327         TX          79707      Multifamily                       Garden
 328         CA          92806      Industrial                        Light Industrial
 329         CA          92806      Industrial                        Light Industrial
 330         NV          89120      Office                            Suburban
 331         FL          32216      Office                            Suburban

 332         MA           01752     Multifamily                       Garden
 332         MA          02474      Multifamily                       Garden
 333         IN          46947      Retail                            Free Standing
 334         MS          39301      Hospitality                       Limited Service
 335         IN          46113      Self Storage                      Self Storage
 336         CA          90710      Retail                            Unanchored
 337         AZ          85711      Retail                            Free Standing
 338         MI          49720      Manufactured Housing Community    Manufactured Housing Community
 339         MD          21215      Industrial                        Warehouse
 340         VA          23703      Retail                            Unanchored
 341         MN          55127      Industrial                        Light Industrial
 342         TX          79705      Self Storage                      Self Storage
 343         MI          48036      Self Storage                      Self Storage
 344         CA          93308      Office                            Suburban
 345         TX          78745      Self Storage                      Self Storage
 346         CA          94558      Manufactured Housing Community    Manufactured Housing Community
 347         SD          57104      Retail                            Free Standing
 348         NC          27105      Industrial                        Flex

 349         VT          05701      Self Storage                      Self Storage
 349         VT          05759      Self Storage                      Self Storage
 350         KY          40403      Retail                            Shadow Anchored
 351         NC          27030      Office                            Suburban
 352         CO          80301      Industrial                        Flex
 353         GA          30253      Retail                            Unanchored
 354         LA          70809      Manufactured Housing Community    Manufactured Housing Community
 355         CA          95825      Retail                            Free Standing
 356         TX          75244      Other                             Leased Fee
 357         AL          36732      Retail                            Unanchored
 358         AZ          85031      Retail                            Unanchored
 359         CT          06702      Self Storage                      Self Storage
 360         CA          92201      Retail                            Unanchored
 361         WI          53233      Multifamily                       Garden
 362         CA          95814      Industrial                        Warehouse
 363         MO          65721      Self Storage                      Self Storage
 364         TX          78154      Retail                            Shadow Anchored
 365         TX          78654      Self Storage                      Self Storage
 366         CO          80303      Office                            Suburban
 367         WV          26554      Multifamily                       Garden
 368         CA          95814      Mixed Use                         Multifamily/Retail
 369         AZ          85213      Retail                            Shadow Anchored
 370         CA          90278      Multifamily                       Garden
 371         TX          76248      Mixed Use                         Self Storage/Warehouse
 372         MN          56001      Retail                            Shadow Anchored
 373         KY          42129      Retail                            Free Standing
 374         AZ          86440      Manufactured Housing Community    Manufactured Housing Community
 375         FL          32920      Industrial                        Flex
 376         GA          30083      Retail                            Unanchored
 377         IL          61820      Retail                            Unanchored
 378         AZ          85222      Self Storage                      Self Storage
 379         FL          32314      Self Storage                      Self Storage
 380         MN          55127      Industrial                        Light Industrial
 381         NC          27244      Multifamily                       Student Housing
 382         CA          92841      Office                            Suburban
 383         OH          45249      Retail                            Free Standing
 384         KY          41042      Office                            Suburban
 385         CA          90211      Mixed Use                         Office/Retail
 386         GA          31211      Self Storage                      Self Storage
 387         GA          30004      Retail                            Unanchored
 388         OH          44484      Retail                            Free Standing
 389         WV          25314      Office                            Suburban
 390         OH          44129      Self Storage                      Self Storage
 391         CA          92313      Manufactured Housing Community    Manufactured Housing Community
 392         CA          92024      Retail                            Unanchored
 393         NV          89506      Manufactured Housing Community    Manufactured Housing Community
 394         NC          27517      Self Storage                      Self Storage
 395         TX          75662      Retail                            Unanchored
 396         IL          60453      Retail                            Unanchored
 397         TX          75244      Industrial                        Flex
 398         FL          32348      Retail                            Shadow Anchored
 399         TX          78628      Office                            Suburban
 400         TX          79762      Retail                            Unanchored
 401         TX          75208      Retail                            Unanchored
 402         NY          14620      Office                            Urban
 403         MN          55902      Multifamily                       Mid Rise
 404         KY          41056      Retail                            Shadow Anchored
 405         IL          61201      Retail                            Shadow Anchored
 406         ND          58701      Multifamily                       Garden
 407         MI          49006      Multifamily                       Student Housing
 408         OH          44313      Retail                            Free Standing
 409         IN          47905      Self Storage                      Self Storage
 410         MI          48326      Multifamily                       Garden
 411         TX          78242      Manufactured Housing Community    Manufactured Housing Community
 412         MI          49428      Retail                            Free Standing
 413         TX          77379      Retail                            Free Standing
 414         ND          58703      Multifamily                       Garden
 415         FL          33196      Retail                            Free Standing
 416         CA          91746      Industrial                        Warehouse
 417         CA          94577      Office                            Suburban
 418         OH          45209      Retail                            Free Standing
 419         GA          31793      Self Storage                      Self Storage
 420         CO          80461      Self Storage                      Self Storage
 421         MI          48198      Manufactured Housing Community    Manufactured Housing Community
 422         OH          44303      Retail                            Free Standing
 423         NM          87108      Retail                            Free Standing

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                                          PERCENT
LOAN NO.   UNITS/SF(5)        YEAR BUILT                YEAR RENOVATED           LEASED(6)
------------------------------------------------------------------------------------------

  1          678,348             1991                        NAP                   95.4%
  1          904,226             1970                        2003                 100.0%
  1          944,141             1983                        NAP                   92.8%
  1          711,495       1980, 1985, 1986                  1993                  91.3%
  1          731,234    1983, 2001, 1980, 1999               NAP                   99.5%
  1          473,988             2000                        NAP                   97.9%
  1          463,182             1999                        NAP                  100.0%
  1          465,765             1986                        NAP                   95.6%
  1          466,948         1978 - 1983                     NAP                   95.8%
  1          294,521             1975                        NAP                   97.8%
  1          329,695             1985                        NAP                   94.8%
  1          251,088             1985                        NAP                  100.0%
  1          163,936             1991                        NAP                   99.4%
  1          277,672         1984 & 1986                     NAP                   96.8%
  1          216,469             2000                        NAP                  100.0%
  1          102,822             1913                        1987                 100.0%
  1          148,952             1987                        NAP                   91.5%
  1          764,103             1988                        NAP                   98.3%
  1        1,079,013             1988                        NAP                   96.9%
  1          380,743             1980                        NAP                   99.4%

  2          696,027             1984                        2000                  91.9%
  2          494,323             1974                        2001                  95.8%

                       1977, 1979, 1998, 1999,
  3          288,190       2004, 2005, 2007               2004-2007                93.8%
  3          191,256             1987                        2005                  88.0%
  3          181,676          1987, 2001                  2001-2004                83.3%
  3          174,888          1991-1993                   2004-2005                87.4%
  3           69,680    1966, 1977, 1988, 2005               2005                  97.5%
  3          197,127             1973                        2001                  93.1%
  3           88,953          1974, 1986                     1999                 100.0%
  3          102,679       1984-1985, 1998                2006-2007                43.2%
  3          111,795       1981, 1983, 1985               2006-2007                92.4%
  3           34,720             2002                        NAP                   80.0%
  3           86,122             1986                        2007                  73.7%

  4               90             1910                        2007                  97.8%
  4               72             1910                        2007                  98.6%
  4               70             1910                        2007                  97.1%
  4               76             1920                        2007                  97.4%
  4               76             1920                        2007                 100.0%
  4               63             1910                        2007                  98.4%
  4               48             1900                        2007                  97.9%
  4               40             1910                        2007                 100.0%
  4               41             1950                        2007                 100.0%
  4               32             1910                        2007                  96.9%
  4               37             1910                        2007                 100.0%
  4               32             1900                        2007                  96.9%
  4               41             1900                        2007                  97.6%
  4               32             1900                        2007                 100.0%
  4               30             1910                        2007                 100.0%
  4               30             1910                        2007                 100.0%
  4               36             1910                        2007                 100.0%
  4               18             1900                        2007                  94.4%
  4               28             1915                        2007                  96.4%
  4               30             1920                        2007                 100.0%
  4               30             1910                        2007                 100.0%
  4               31             1910                        2007                 100.0%
  4               18             1900                        2007                 100.0%
  4                7             1900                        2007                 100.0%
  4               20             1900                        2007                 100.0%
  4               24             1905                        2007                 100.0%
  4               20             1961                        2007                 100.0%
  4               13             1910                        2007                 100.0%
  4               19             1940                        2007                 100.0%
  4               17             1900                        2007                 100.0%
  4               16             1910                        2007                 100.0%
  4               16             1910                        2007                  93.8%
  4               11             1910                        2007                   9.1%
  4               10             1910                        2007                  80.0%
  4                9             1910                        2007                 100.0%
  4                8             1910                        2007                 100.0%
  4                9             1900                        2007                 100.0%
  5          727,623             1980                     1996, 2000               98.0%

  6          757,566             1942                        NAP                  100.0%
  6          275,184             1976                        NAP                   99.8%
  6          254,000             1976                        NAP                  100.0%
  6          249,630             1976                        NAP                  100.0%
  6          207,915             1976                        NAP                  100.0%
  6          183,207             1976                        NAP                  100.0%
  6          108,424             1976                        NAP                  100.0%
  6           69,662             1976                        NAP                   80.7%
  6           42,992             1976                        NAP                  100.0%
  7          514,160             1970                        2005                  88.0%
  8          506,141             2006                        NAP                  100.0%
  9          156,318             1996                        NAP                  100.0%

 10          121,200             2001                        NAP                   89.5%
 10          122,000             2007                        NAP                  100.0%
 10          121,200             2001                        NAP                   97.1%
 10          122,000             2005                        NAP                  100.0%
 11          279,712             2004                        NAP                   96.9%
 12          201,137             1988                        NAP                  100.0%
 13              181             2004                        NAP                   95.0%
 14          436,187          1913-1985                      2000                  92.5%

 15          660,925             1980                        1990                  98.5%
 15          319,483             1983                  1990-1993, 1995               97.8%
 15          219,740             1981                        1998                  90.9%
 16          582,862       1981, 1996-1998                   NAP                   85.7%
 17            1,156             1979                        NAP                   72.5%
 18              331             1986                        NAP                   70.0%
 19          754,246             1980                        1996                  93.3%
 20            1,114             1979                        2005                  73.9%
 21          174,340             1978                        2002                  90.6%
 22          124,493          1985-1988                      2005                 100.0%
 23          423,634             1971                        NAP                   88.3%
 24              658             1970                        NAP                   92.2%
 25          281,260             1988                        NAP                   89.0%
 26          161,851             1989                        NAP                   98.3%

 27           59,740             2002                        NAP                  100.0%
 27           37,085             2005                        NAP                   83.0%
 27           16,991             2006                        NAP                   71.5%
 27           10,011             2006                        NAP                  100.0%
 27            8,437             2006                        NAP                   80.4%
 27            3,899             2003                        NAP                  100.0%
 27            4,100             2005                        NAP                  100.0%
 27            3,594             2004                        NAP                  100.0%
 28          271,000             1982                        NAP                  100.0%
 29           89,625          2002-2003                      NAP                  100.0%

 30        1,487,620       1999, 2001, 2005                  NAP                  100.0%
 30           65,493             1984                        NAP                   92.0%
 31              240             1991                        NAP                   93.3%
 32          217,091          1999, 2003                     NAP                   93.3%

 33               13             1920                        1990                 100.0%
 33               15             1987                        1990                 100.0%
 33                8             1920                        1995                 100.0%
 33               23             1900                        1992                 100.0%
 33               16             1950                        1995                 100.0%
 33                5             1920                        1990                 100.0%
 33                4             1900                        1992                 100.0%
 33                3             1900                        1992                 100.0%
 33                3             1900                        1992                 100.0%
 33               17             1920                        1990                 100.0%
 33                9             1920                        1990                 100.0%
 33               14             1920                        1990                 100.0%
 33                6             1920                        1990                 100.0%
 34          217,746             2006                        NAP                   93.5%
 35          239,255       1917-1919, 1972                   2006                  85.5%
 36               32             2002                        NAP                   81.4%
 37          111,031             1999                        NAP                   93.4%
 38          161,875             1963                     1982, 1999               89.0%
 39          196,325             1997                        NAP                  100.0%
 40           86,631             2006                        NAP                   94.2%
 41           53,920             1957                        2006                  77.0%
 42              208             1975                     1995, 1996               95.2%
 43           41,253             2006                        NAP                  100.0%
 44              360             1985                        NAP                   93.6%
 45          107,349          1984-1998                      NAP                   92.9%
 46              161             1990                     2004, 2005               68.3%
 47              252             2005                        NAP                   92.5%

 48           43,782             1970                        2002                  97.7%
 48           27,502             1988                        NAP                  100.0%
 48           39,397             1991                        2004                  98.0%
 48           20,988             1996                        2003                 100.0%
 48           21,978             1988                        2006                  74.8%
 48            9,770          2003-2006                      NAP                  100.0%
 49           82,739             2006                        NAP                   91.7%
 50              196             2001                        NAP                   77.1%
 51          425,628             1974                        NAP                   87.5%
 52          144,057             1982                        1996                  85.9%
 53          116,535             1972                        1997                  91.9%
 54          171,468          1991, 1994                     NAP                   78.0%
 55              531             1965                        NAP                   80.4%
 56           53,000             2000                        NAP                  100.0%
 57          165,399             1974                        1997                  85.4%
 58              232             1974                        NAP                   93.5%
 59           70,926             1985                        NAP                   98.9%
 60          116,058             1992                        2006                 100.0%
 61              641          1961-1986                      NAP                   86.4%
 62              726             1986                        NAP                   92.6%
 63           85,649          1980, 1960                     2006                 100.0%
 64          102,699             2001                        2005                 100.0%
 65           46,075             1989                        NAP                   97.3%
 66           75,748          2006-2007                      NAP                   78.2%
 67          209,774             2006                        NAP                  100.0%
 68              248             2002                        NAP                   95.2%
 69           81,423             2000                        NAP                   90.1%
 70           79,395             1989                        NAP                   98.3%

 71           59,800             2006                        NAP                  100.0%
 72          115,499             1988                        2001                 100.0%
 72           81,922             1988                        NAP                  100.0%
 73          101,452             1981                        NAP                   90.8%
 74           68,546             1911                        1985                  98.0%
 75          226,878             1918                     1964, 1987               93.1%
 76           35,959          1999-2000                      NAP                   96.1%
 77          107,158          1987, 2003                     NAP                   99.1%
 78              432             1981                        2000                  94.2%
 79           49,477             1974                        2004                  82.2%
 80           92,231             1980                        2001                  94.0%
 81           42,183             2006                        NAP                   95.3%
 82           62,356             1997                        NAP                  100.0%

 83          413,082         1940s-1950s                     NAP                  100.0%
 83          250,069          1966-1990s                     NAP                  100.0%
 84              252             2000                        NAP                   97.6%
 85              124       2001, 2005, 2006                  NAP                   99.0%
 86           77,384          1996-1997                      NAP                  100.0%
 87              136             1970                        NAP                   95.6%
 88           99,481             1987                        NAP                   81.7%
 89              176             2006                        NAP                   98.9%
 90          117,326             1992                        2004                 100.0%
 91           86,325          1922, 1970                     NAP                   96.8%
 92          174,792             1988                        NAP                   98.3%
 93           22,279             1991                        NAP                   96.7%
 94           60,326             1994                        2006                  96.0%
 95          100,840             1989                        NAP                  100.0%
 96           62,000             1951                        1999                 100.0%
 97           68,356             2001                        NAP                  100.0%

 98               96             1971                        2006                 100.0%
 98               36             2004                        NAP                  100.0%
 98               24          1996, 1998                     NAP                  100.0%
 98           11,323             1974                        2004                  85.9%
 98            2,250             1998                        2005                  91.1%
 99           54,797             1960                        2006                 100.0%
 100         249,600             1990                        NAP                  100.0%
 101          64,800             1986                        NAP                  100.0%
 102          93,522             1940                        2003                  86.4%
 103         147,300             1972                        1978                 100.0%
 104          44,834             2006                        NAP                   92.6%
 105          62,345             1986                        2006                  97.9%
 106             183          1997-1998                      NAP                   92.3%
 107          86,840             1987                        2004                  98.6%
 108          45,200             1996                        NAP                  100.0%

 109          20,260             2006                        NAP                   78.0%
 110          13,876             2003                        NAP                  100.0%
 111           9,731             2005                        NAP                  100.0%
 112          68,539             1985                        NAP                   95.5%
 113             110             1998                        NAP                   80.4%
 114         435,281             NAP                         NAP                  100.0%
 115             158             1975                        2002                  90.5%
 116          92,752             1968                        1993                 100.0%
 117         359,700             1969                        1999                 100.0%
 118             170             1970                        NAP                   93.5%
 119          66,874             1993                        NAP                  100.0%
 120             189             2002                        NAP                   95.8%
 121          46,721             1989                        NAP                  100.0%
 122          68,113             1980                        2005                  91.3%
 123          58,997             2000                        NAP                  100.0%
 124          58,972          1973, 1983                  2002, 2003              100.0%
 125         100,602             1979                        2007                  88.7%
 126          89,273             1998                        NAP                  100.0%

 127          85,535             1998                        2003                  65.0%
 128          62,990             2004                        NAP                   91.4%
 129             118          2005, 2006                     2006                  94.1%
 130              81             2006                        NAP                   79.0%
 131             178             1990                        NAP                   98.9%
 132         100,840             1989                        NAP                  100.0%
 133          18,338             2006                        NAP                  100.0%
 134          70,662          1984, 1986                     2004                  88.6%
 135          52,397             1997                        2006                 100.0%
 136          32,184             1999                        NAP                   91.0%
 137          43,405             1987                        NAP                   93.2%
 138         100,998             1990                        2002                  81.2%
 139         150,370             2003                        NAP                   91.0%
 140         103,494             1995                        NAP                   95.7%
 141              79             1891                    1930s, 1982               81.6%
 142          15,488             1991                     2005, 2006               82.8%
 143         140,843    1970-1971, 1976, 1988                NAP                   98.0%
 144          35,810             1988                        NAP                   91.7%

 145          50,248             1961                        2006                  86.6%
 146          85,528          1983, 1986                     NAP                   76.0%
 147          75,317             2006                        NAP                  100.0%
 148          60,288             1989                        NAP                   96.0%

 149             133             1982                        NAP                  100.0%
 149              78             1998                        NAP                   97.4%
 149              66             2000                        NAP                  100.0%
 149              63             1988                        NAP                  100.0%

 150         117,250             1981                        NAP                  100.0%
 150         119,726             1983                        NAP                  100.0%
 151             258          1970, 1971                     2003                  89.9%
 152          88,728             1990                        2006                  97.8%
 153         126,785          1979, 2003                     NAP                   89.7%
 154          78,457          1978, 1986                     1996                  93.4%
 155          66,578          1989-1990                      NAP                   91.1%
 156          83,713             1985                        NAP                   98.4%
 157          44,154             1989                        2004                 100.0%

 158          15,000             2004                        NAP                  100.0%
 158          14,151             2005                        NAP                  100.0%
 159              80             2002                        NAP                   71.8%
 160         141,520             1980                        2000                  94.9%
 161          17,630             1935                        2004                 100.0%
 162           9,720             1900                        2006                  76.9%
 163          19,835             2006                        NAP                   89.3%
 164              63             2005                        NAP                   96.8%
 165             158             1977                        NAP                   63.6%

 166          10,722             1997                        NAP                  100.0%
 166          10,722             1997                        NAP                  100.0%
 166          10,722             1997                        NAP                  100.0%
 167          64,414             1989                        NAP                   87.1%
 168             301             1991                        1995                  98.7%
 169             219             2001                        NAP                   87.2%

 170          58,707             1987                        2000                  84.4%
 171          55,950             1991                        NAP                   89.7%
 172         105,516             1983                        NAP                   95.7%
 173          45,828             1995                        2006                  90.0%

 174           8,400             1817                        1994                 100.0%
 175           6,756             1888                        2006                 100.0%
 176          46,927             1989                        2006                 100.0%
 177          68,749             1985                        1996                  71.2%
 178              81             2005                        NAP                   69.9%
 179          89,640             1986                        NAP                  100.0%
 180          25,791             2006                        NAP                   91.6%
 181          49,313             1986                        NAP                  100.0%
 182          14,820             2006                        NAP                  100.0%
 183          44,550             1995                        NAP                   94.5%

 184          11,157             2006                        NAP                  100.0%
 185          21,208             2004                        NAP                   91.7%

 186             110             1970                        NAP                   98.2%
 186              66          1969, 1972                     NAP                   52.0%
 187          42,859             2006                        NAP                  100.0%
 188              90             1998                        NAP                   79.3%

 189             147             1970                        NAP                   70.7%
 189             104             1973                        NAP                   74.0%
 190             101             1996                     2005, 2006               62.6%
 191          26,200             2004                        NAP                   89.7%
 192          61,212       1990, 1999, 2002                  NAP                  100.0%
 193          57,606             2003                        NAP                   86.5%
 194         110,206             1967                        1998                  83.0%
 195          40,427             1996                        2006                  96.7%
 196             109          1977, 1987                     1978                 100.0%
 197          13,102             1938                        1999                 100.0%
 198          47,009             1997                        2004                  97.0%
 199          19,140          2005, 2006                     NAP                   81.5%
 200          64,853             1986                        NAP                   97.1%
 201          65,210             2005                        2006                  88.0%
 202              64             1970                        2003                  96.9%
 203          27,307             2006                        NAP                   89.3%
 204              79             1997                        NAP                   69.3%
 205          31,817             1920                        NAP                   97.0%
 206              66             2002                        NAP                   75.6%
 207             152             1974                        NAP                   90.8%
 208          33,915             1900                        2000                  87.3%
 209          98,019          1964, 1970                     NAP                   85.6%
 210          14,820             2007                        NAP                  100.0%
 211          36,764             1983                        2004                  91.2%
 212          38,865             1980                        NAP                   88.7%
 213          30,187             2001                        NAP                   84.7%
 214          71,500             1971                        2007                 100.0%
 215          13,813             2006                        NAP                  100.0%
 216          92,553             1938                        2001                 100.0%
 217             120             1978                        NAP                   95.8%
 218             156          1986, 1987                     NAP                   98.1%
 219              67             1999                        2006                  72.3%
 220          38,262             1976                        NAP                  100.0%
 221              72             2005                        NAP                   94.4%
 222          36,442             1996                        NAP                  100.0%
 223              75             1997                        NAP                   72.0%
 224          15,973             1990                        NAP                  100.0%
 225          13,013             2005                        NAP                  100.0%
 226             112             1982                2002-2004, 2005-2006           95.5%
 227          14,490             2001                        NAP                  100.0%
 228          20,855             2005                        NAP                   71.6%
 229          50,480             2007                        NAP                  100.0%
 230          16,921             2005                        NAP                  100.0%
 231              94             1989                     2004-2006                70.0%
 232          34,572             2003                        NAP                  100.0%
 233          97,757             1963                        1992                 100.0%
 234              70             2005                        NAP                   79.2%

 235          50,178          1998, 2005                     NAP                  100.0%
 235          19,672             2001                        NAP                  100.0%
 236             175          1999, 2002                     NAP                   76.0%
 237          47,713             1989                        NAP                   90.0%
 238          17,125             2004                        2006                 100.0%
 239              47             2004                        NAP                   79.9%
 240              64             1998                        NAP                   67.1%

 241          34,000          2001, 2003                     NAP                   89.0%
 241          31,300          1999, 2005                     NAP                   84.0%
 241          20,050             1997                        NAP                   95.0%
 241          22,050          1998, 2005                     NAP                   76.0%
 242          18,248             2005                        NAP                  100.0%
 243          56,920             1978                        1999                 100.0%
 244          35,941             1988                        NAP                   80.7%
 245          22,152             2005                        NAP                  100.0%
 246          34,560             2002                        NAP                  100.0%
 247          86,000             1989                        1991                  89.9%
 248          36,030             1987                        NAP                  100.0%
 249             192             1973                        1998                  85.9%
 250             106             1965                        2005                  46.3%
 251              63          1997, 2000                     NAP                   75.2%
 252          32,540             1977                        NAP                   94.4%
 253             138             1985                        NAP                   68.2%
 254             128             1989                     2003-2005                54.4%
 255         136,700             1994                        NAP                  100.0%
 256              70             1998                        NAP                   76.3%
 257          46,862             1980                        2000                 100.0%
 258             208             1972                     2003-2006                97.1%
 259          24,000             2004                        NAP                  100.0%

 260          46,300             1985                        NAP                   97.6%
 260           8,561             1990                        2005                 100.0%
 261          30,890            1920's                       1999                 100.0%
 262              62             1972                        NAP                  100.0%
 263             129             1966                        NAP                   93.0%
 264              70          1983, 2005                     NAP                   90.0%
 265         114,279             1988                        NAP                  100.0%
 266          18,519             2004                        NAP                  100.0%
 267             187             1989                        NAP                   96.8%
 268          16,052             1999                        NAP                  100.0%
 269              71             2001                        NAP                   72.1%
 270          21,754             1999                     2004, 2005               75.3%
 271              80             1960                        NAP                   91.3%
 272           7,000             1957                        NAP                  100.0%
 273             153    1984, 1987, 1999, 2003               NAP                   91.5%
 274              25             1964                        NAP                  100.0%
 275          34,707             1983                        NAP                   88.1%
 276          18,894             2001                        NAP                  100.0%
 277          86,950          1995, 2001                     NAP                   83.8%
 278          10,880             2005                        NAP                  100.0%
 279          32,153             1986                        NAP                  100.0%
 280          25,457             2006                        NAP                  100.0%
 281              69             1998                        NAP                   57.6%
 282          94,627             1974                        NAP                  100.0%
 283          32,200             2004                        NAP                  100.0%
 284          11,157             2006                        NAP                  100.0%
 285          14,820             2006                        NAP                  100.0%
 286              29             1964                        NAP                   96.6%
 287          20,696             2005                        NAP                   92.3%
 288          71,675          2004-2005                      NAP                   81.8%
 289          16,353             2002                        NAP                   94.1%
 290          27,679             2001                        NAP                   88.9%
 291          13,674             2006                        NAP                   74.8%
 292             113             1980                        2003                  89.4%
 293              80          1972, 1976               1999, 2001-2006               97.5%
 294          15,252             2005                        NAP                  100.0%
 295          14,300             1969                        NAP                  100.0%
 296          50,188             1988                        NAP                   94.2%
 297          82,742             1988                        2006                 100.0%
 298          42,808             1968                        NAP                  100.0%
 299          36,820             2006                        NAP                   88.7%
 300          29,352             2002                        NAP                  100.0%
 301          24,982             1991                        NAP                  100.0%
 302          20,929             2006                        NAP                  100.0%
 303          10,195             2004                        NAP                  100.0%
 304          12,738             2002                        NAP                  100.0%
 305          57,233             1987                        NAP                   98.3%
 306          11,060             1999                        NAP                  100.0%
 307           2,540             1975                        NAP                  100.0%
 308          17,370             1975                        2006                 100.0%
 309          25,134             1978                     2004-2006                88.2%
 310          61,525          2002, 2005                     NAP                   82.2%
 311              57             1998                        NAP                   62.5%
 312          11,108             1999                        NAP                  100.0%
 313          10,985             1900                     2000-2006               100.0%
 314          32,300          1986, 1987                     NAP                   90.2%
 315           9,725             2004                        NAP                  100.0%
 316          14,820             2006                        NAP                  100.0%
 317          44,063             1985                        NAP                   96.1%
 318              64             1969                        NAP                   95.3%
 319           7,722             2006                        NAP                  100.0%
 320          36,586             1981                        NAP                   93.0%
 321          16,630             2005                        NAP                  100.0%
 322          45,330             1976                        NAP                  100.0%
 323          49,117             1984                        NAP                   89.8%
 324             100             1974                        2005                  92.0%
 325          17,988             2000                        NAP                  100.0%
 326              66             1906                       1980s                  90.9%
 327             120             1979                        NAP                   95.8%
 328          23,946             1975                        NAP                  100.0%
 329          25,000             1977                        NAP                  100.0%
 330          11,685             2003                        2006                 100.0%
 331          19,590             1999                        NAP                  100.0%

 332              24             1964                        NAP                  100.0%
 332              22             1968                        NAP                  100.0%
 333          23,884             1999                        NAP                  100.0%
 334              68             1991                        NAP                   86.2%
 335          77,475          2000, 2004                     NAP                   75.4%
 336          14,437             1987                        2002                 100.0%
 337          14,884             2002                        NAP                  100.0%
 338             104             1965                        1992                  96.2%
 339         164,902             1961                        NAP                  100.0%
 340          21,478             1978                        NAP                  100.0%
 341          41,798             1987                        NAP                  100.0%
 342          58,912             1998                        NAP                   97.9%
 343          46,200             2004                        NAP                   95.2%
 344          13,578             2006                        NAP                  100.0%
 345          36,100             1985                        2001                  89.2%
 346              49             1959                        NAP                   93.9%
 347          22,674             2007                        NAP                  100.0%
 348          17,187             1980                        NAP                  100.0%

 349          26,750       1959, 1985, 1996                  NAP                   91.0%
 349          15,775             1985                        NAP                   86.9%
 350          11,303             2005                        NAP                  100.0%
 351          19,111             1992                        NAP                  100.0%
 352          21,275             1997                        NAP                  100.0%
 353          11,880             2004                        NAP                  100.0%
 354             141             1983                        NAP                   95.0%
 355          14,400             1982                        NAP                  100.0%
 356          64,528             2006                        NAP                  100.0%
 357          50,294             1996                        NAP                   97.2%
 358          10,342             1984                        2004                 100.0%
 359          50,925             1984                        2003                  75.3%
 360          20,140          1981, 1985                     NAP                  100.0%
 361              68          1962-1965                      NAP                   98.6%
 362          57,821             1965                        NAP                   95.1%
 363          87,500       1994, 2002, 2003                  NAP                   80.7%
 364          12,000             2006                        NAP                   89.2%
 365          67,877          1999-2003                      NAP                   89.4%
 366          16,145             1994                        NAP                   86.1%
 367              36          2002-2006                      NAP                   86.1%
 368          12,408             2005                        NAP                  100.0%
 369          15,206             1995                        NAP                   83.4%
 370              16             1969                        NAP                  100.0%
 371          41,561   1995, 2001-2002, 2003, 2004           NAP                   99.1%
 372           6,300             2006                        NAP                  100.0%
 373          24,341             2006                        NAP                  100.0%
 374             136             1982                        NAP                   86.0%
 375          54,706             1991                        NAP                   98.0%
 376          19,306             1967                        NAP                  100.0%
 377           4,711             2005                        NAP                  100.0%
 378          36,050             2000                        NAP                   89.5%
 379          69,400             1983                        1996                  76.6%
 380          33,210             1987                        NAP                  100.0%
 381              24             2004                        NAP                   85.2%
 382          23,314             1983                        NAP                  100.0%
 383           6,203             2003                        NAP                  100.0%
 384          12,813             2001                        NAP                  100.0%
 385           4,989             1960                        2006                 100.0%
 386          34,358             1977                        2003                  79.4%
 387           6,000             2006                        NAP                  100.0%
 388          11,325             1996                        NAP                  100.0%
 389          16,368             1950                        NAP                   93.2%
 390          40,572             2002                        NAP                   83.8%
 391              55             1989                        NAP                  100.0%
 392           9,201             1950                        NAP                  100.0%
 393              79             1979                        NAP                   79.8%
 394          21,825       1998, 2002, 2005                  NAP                   90.6%
 395          40,750             1978                        2006                  98.6%
 396          15,100             1968                        2007                 100.0%
 397          37,000             1978                        NAP                  100.0%
 398          11,500             2006                        NAP                  100.0%
 399          34,650          1998-2001                      NAP                   92.4%
 400          15,101             1991                        2006                  89.9%
 401           6,508             2006                        NAP                  100.0%
 402          18,605             1984                        2006                 100.0%
 403              41          1967, 1969                     NAP                   92.7%
 404           8,000             2005                        NAP                  100.0%
 405           7,000             2007                        NAP                  100.0%
 406              36          1977, 1983                  2004, 2005              100.0%
 407              14          2005, 2006                     NAP                  100.0%
 408           2,800             1996                        NAP                  100.0%
 409          41,811             2001                        NAP                   96.8%
 410             198             1978                        NAP                   65.2%
 411             132             1957                        NAP                   81.8%
 412           7,000             2006                        NAP                  100.0%
 413           7,000             2007                        NAP                  100.0%
 414              24             1996                        2004                 100.0%
 415           2,714             1999                        NAP                  100.0%
 416          10,868             1989                        NAP                  100.0%
 417           9,600             1980                     2003, 2005              100.0%
 418           6,544             1997                        NAP                  100.0%
 419          31,200             2000                        2006                  76.9%
 420          16,819             2000                        NAP                   97.8%
 421              75             1961                        NAP                   74.7%
 422           2,840             2001                        NAP                  100.0%
 423           2,977             1990                        NAP                  100.0%

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE     PERCENT LEASED         SECURITY                LIEN POSITION                         RELATED
LOAN NO.      AS OF DATE(6)         TYPE(7)                                                    BORROWER LIST
---------------------------------------------------------------------------------------------------------------------------

                                    Pledge /
   1           04/01/2007           Cash Flow         Pledge of First Mortgage                      NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Leasehold                  First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Fee                        First                                NAP
   1           04/01/2007           Cash Flow             Cash Flow Pledge                          NAP
   1           04/01/2007           Cash Flow        Cash Flow Pledge of 62.8% JV                   NAP
                                                        Ownership Interest
   1           04/01/2007           Cash Flow             Cash Flow Pledge                          NAP

   2           03/01/2007           Fee                        First                                NAP
   2           03/01/2007           Fee / Leasehold            First                                NAP

   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Leasehold                  First                                NAP
   3           04/03/2007           Fee                        First                                NAP
   3           04/03/2007           Fee                        First                                NAP

   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   4           03/13/2007           Fee                        First                                NAP
   5           03/25/2007           Fee                        First                               5, 54

   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   6           01/31/2007           Fee                        First                                NAP
   7           04/13/2007           Fee                        First                                NAP
   8           03/13/2007           Fee                        First                               8, 91
   9           03/06/2007           Fee                        First                                NAP

  10           05/01/2007           Fee                        First                               10, 49
  10           05/01/2007           Fee                        First                               10, 49
  10           05/01/2007           Fee                        First                               10, 49
  10           05/01/2007           Fee                        First                               10, 49
  11           04/16/2007           Leasehold                  First                                NAP
  12           02/13/2007           Fee                        First                                NAP
  13           01/24/2007           Fee                        First                                NAP
  14           02/01/2007           Fee                        First                                NAP

  15           12/11/2006           Fee                        First                                NAP
  15           12/11/2006           Fee                        First                                NAP
  15           12/11/2006           Fee                        First                                NAP
  16           08/30/2006           Fee                        First                                NAP
  17           02/05/2007           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  18           12/31/2006           Fee                        First                                NAP
  19           02/01/2007           Fee / Leasehold            First                                NAP
  20           11/30/2006           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  21           02/20/2007           Fee                        First                               21, 53
  22           04/05/2007           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  23           01/01/2007           Fee                        First                                NAP
  24           11/30/2006           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  25           12/29/2006           Fee                        First                                NAP
  26           03/14/2007           Fee                        First                                NAP

  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  27           01/01/2007           Fee                        First                                NAP
  28           05/01/2007           Fee                        First                                NAP
  29           03/14/2007           Leasehold                  First                  22, 29, 38, 45, 65, 73, 76, 108

  30           12/31/2006           Fee                        First                                NAP
  30           02/28/2007           Fee                        First                                NAP
  31           01/28/2007           Fee                        First                                NAP
  32           01/16/2007           Fee                        First                                NAP

  33           01/08/2007           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  33           12/31/2006           Fee                        First                                NAP
  34           03/22/2007           Fee                        First                                NAP
  35           11/01/2006           Fee                        First                                NAP
  36           10/23/2006           Fee                        First                                NAP
  37           02/13/2007           Fee                        First                                NAP
  38           01/12/2007           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  39           03/12/2007           Fee                        First                                NAP
  40           02/12/2007           Fee                        First                                NAP
  41           09/30/2006           Fee                        First                                NAP
  42           08/24/2006           Fee                        First                                NAP
  43           10/25/2006           Fee                        First                                NAP
  44           03/23/2007           Fee                        First                                NAP
  45           03/21/2007           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  46           12/31/2006           Fee                        First                                NAP
  47           02/23/2007           Fee                        First                                NAP

  48           07/26/2006           Fee                        First                                NAP
  48           11/28/2006           Fee                        First                                NAP
  48           11/28/2006           Fee                        First                                NAP
  48           07/28/2006           Fee                        First                                NAP
  48           04/28/2006           Fee                        First                                NAP
  48           11/28/2006           Fee                        First                                NAP
  49           02/23/2007           Fee                        First                               10, 49
  50           02/24/2007           Fee                        First                                NAP
  51           03/01/2007           Fee                        First                                NAP
  52           03/01/2007           Fee                        First                               52, 75
  53           02/20/2007           Fee                        First                               21, 53
  54           04/26/2007           Fee                        First                               5, 54
  55           11/30/2006           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  56           03/05/2007           Fee                        First                                NAP
  57           12/01/2006           Fee                        First                                NAP
  58           02/01/2007           Fee                        First                                NAP
  59           12/31/2006           Fee                        First                                NAP
  60           03/16/2007           Fee                        First                                NAP
  61           02/01/2007           Fee                        First                                NAP
  62           01/23/2007           Fee                        First                                NAP
  63           01/02/2007           Fee                        First                                NAP
  64           05/01/2007           Fee                        First                              64, 235
  65           03/15/2007           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  66           03/16/2007           Fee                        First                                NAP
  67           03/26/2007           Fee                        First                                NAP
  68           09/30/2006           Fee                        First                                NAP
  69           02/08/2007           Fee                        First                                NAP
  70           01/12/2007           Fee                        First                                NAP

  71           02/01/2007           Fee                        First                               71, 72
  72           02/01/2007           Fee                        First                               71, 72
  72           02/01/2007           Fee                        First                               71, 72
  73           01/11/2007           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  74           12/01/2006           Fee                        First                                NAP
  75           03/01/2007           Fee                        First                               52, 75
  76           12/22/2006           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108
  77           02/01/2007           Fee                        First                                NAP
  78           02/01/2007           Fee                        First                                NAP
  79           01/23/2007           Fee                        First                                NAP
  80           03/08/2007           Fee                        First                                NAP
  81           02/01/2007           Fee                        First                                NAP
  82           03/29/2007           Fee                        First                                NAP

  83           05/01/2007           Fee                        First                                NAP
  83           05/01/2007           Fee                        First                                NAP
  84           03/12/2007           Fee                        First                              84, 120
  85           02/08/2007           Fee                        First                                NAP
  86           12/20/2006           Fee                        First                                NAP
  87           11/01/2006           Fee                        First                                NAP
  88           03/08/2007           Fee                        First                    88, 167, 252, 296, 305, 317
  89           02/06/2007           Fee                        First                                NAP
  90           05/01/2007           Fee                        First                            90, 95, 132
  91           01/03/2007           Fee                        First                               8, 91
  92           01/31/2007           Fee                        First                                NAP
  93           08/23/2006           Fee                        First                                NAP
  94           01/01/2007           Fee                        First                                NAP
  95           05/01/2007           Fee                        First                            90, 95, 132
  96           03/13/2007           Fee                        First                                NAP
  97           03/05/2007           Fee                        First                                NAP

  98           10/06/2006           Fee                        First                                NAP
  98           10/31/2006           Fee                        First                                NAP
  98           10/31/2006           Fee                        First                                NAP
  98           10/31/2006           Fee                        First                                NAP
  98           11/15/2006           Fee                        First                                NAP
  99           03/01/2007           Fee                        First                                NAP
  100          02/05/2007           Fee                        First                                NAP
  101          03/01/2007           Leasehold                  First                                NAP
  102          01/12/2007           Fee                        First                                NAP
  103          02/28/2007           Fee                        First                                NAP
  104          01/23/2007           Fee                        First                                NAP
  105          02/21/2007           Fee                        First                                NAP
  106          01/19/2007           Fee                        First                                NAP
  107          01/09/2007           Fee                        First                                NAP
  108          12/01/2006           Fee                        First                  22, 29, 38, 45, 65, 73, 76, 108

  109          01/10/2007           Fee                        First                           109, 110, 111
  110          01/10/2007           Fee                        First                           109, 110, 111
  111          01/10/2007           Fee                        First                           109, 110, 111
  112          10/31/2006           Fee                        First                                NAP
  113          12/31/2006           Fee                        First                                NAP
  114          02/15/2007           Fee / Leasehold            First                                NAP
  115          01/25/2007           Fee                        First                                NAP
  116          02/01/2007           Fee                        First                                NAP
  117          05/01/2007           Fee                        First                                NAP
  118          02/02/2007           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  119          03/25/2007           Fee                        First                                NAP
  120          03/12/2007           Fee                        First                              84, 120
  121          03/16/2007           Fee                        First                                NAP
  122          03/09/2007           Fee                        First                                NAP
  123          02/01/2007           Fee                        First                                NAP
  124          03/15/2007           Fee                        First                                NAP
  125          03/13/2007           Fee                        First                                NAP
  126          01/01/2007           Fee                        First                                NAP

  127          10/09/2006           Fee                        First                              127, 128
  128          10/19/2006           Fee                        First                              127, 128
  129          02/01/2007           Fee                        First                                NAP
  130          12/31/2006           Fee                        First                                NAP
  131          11/30/2006           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  132          05/01/2007           Fee                        First                            90, 95, 132
  133          12/14/2006           Fee                        First                                NAP
  134          10/30/2006           Fee                        First                                NAP
  135          05/01/2007           Fee                        First                                NAP
  136          02/06/2007           Fee                        First                                NAP
  137          01/01/2007           Fee                        First                                NAP
  138          01/08/2007           Fee                        First                                NAP
  139          01/30/2007           Fee                        First                                NAP
  140          02/14/2007           Fee                        First                                NAP
  141          02/23/2007           Fee                        First                                NAP
  142          12/15/2006           Fee                        First                                NAP
  143          01/04/2007           Fee                        First                                NAP
  144          02/20/2007           Fee                        First                                NAP

  145          01/16/2007           Fee                        First                           145, 146, 177
  146          01/31/2007           Fee                        First                           145, 146, 177
  147          05/01/2007           Fee                        First                                NAP
  148          03/01/2007           Fee                        First                                NAP

  149          01/01/2007           Fee                        First                                NAP
  149          01/01/2007           Fee                        First                                NAP
  149          01/01/2007           Fee                        First                                NAP
  149          01/01/2007           Fee                        First                                NAP

  150          05/01/2007           Fee                        First                                NAP
  150          05/01/2007           Fee                        First                                NAP
  151          02/19/2007           Fee                        First                           151. 263, 338
  152          02/15/2007           Fee                        First                                NAP
  153          01/18/2007           Fee                        First                                NAP
  154          01/01/2007           Fee                        First                                NAP
  155          02/26/2007           Fee                        First                                NAP
  156          02/23/2007           Fee                        First                                NAP
  157          01/12/2007           Fee                        First                                NAP

  158          10/31/2006           Fee                        First                              158, 283
  158          10/31/2006           Fee                        First                              158, 283
  159          12/31/2006           Fee                        First                                NAP
  160          12/05/2006           Fee                        First                                NAP
  161          12/31/2006           Fee                        First                                NAP
  162          01/01/2007           Fee                        First                                NAP
  163          03/28/2007           Fee                        First                                NAP
  164          01/24/2007           Fee                        First                                NAP
  165          12/01/2006           Fee                        First                                NAP

  166          12/30/2006           Fee                        First                                NAP
  166          12/30/2006           Fee                        First                                NAP
  166          12/30/2006           Fee                        First                                NAP
  167          01/29/2007           Fee                        First                    88, 167, 252, 296, 305, 317
  168          12/31/2006           Fee                        First                                NAP
  169          02/01/2007           Fee                        First                              169, 217

  170          02/21/2007           Fee                        First                              170, 171
  171          02/21/2007           Fee                        First                              170, 171
  172          01/25/2007           Fee                        First                                NAP
  173          11/28/2006           Fee                        First                                NAP

  174          02/01/2007           Fee                        First                              174, 175
  175          02/01/2007           Fee                        First                              174, 175
  176          03/14/2007           Fee                        First                                NAP
  177          01/15/2007           Fee                        First                           145, 146, 177
  178          10/31/2006           Fee                        First                                NAP
  179          12/31/2006           Fee                        First                                NAP
  180          04/11/2007           Fee                        First                                NAP
  181          02/01/2007           Fee                        First                                NAP
  182          05/01/2007           Fee                        First                                NAP
  183          04/11/2007           Fee                        First                                NAP

  184          05/01/2007           Fee                        First                              184, 185
  185          01/16/2007           Fee                        First                              184, 185

  186          01/01/2007           Fee                        First                                NAP
  186          12/31/2006           Fee                        First                                NAP
  187          02/01/2007           Fee                        First                                NAP
  188          12/31/2006           Fee                        First                                NAP

  189          01/01/2007           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  189          01/01/2007           Fee                        First                   17, 20, 24, 55, 118, 131, 189
  190          11/30/2006           Fee                        First                                NAP
  191          10/13/2006           Fee                        First                                NAP
  192          02/26/2007           Fee                        First                                NAP
  193          01/30/2007           Fee                        First                                NAP
  194          10/12/2006           Fee                        First                                NAP
  195          02/01/2007           Fee                        First                                NAP
  196          01/31/2007           Fee                        First                                NAP
  197          05/01/2007           Fee                        First                                NAP
  198          02/19/2007           Fee                        First                                NAP
  199          02/01/2007           Fee                        First                                NAP
  200          01/01/2007           Fee                        First                                NAP
  201          08/04/2006           Fee                        First                                NAP
  202          01/22/2007           Fee                        First                                NAP
  203          03/13/2007           Fee                        First                                NAP
  204          11/30/2006           Fee                        First                                NAP
  205          02/07/2007           Fee                        First                                NAP
  206          12/31/2006           Fee                        First                                NAP
  207          02/01/2007           Fee                        First                                NAP
  208          03/28/2007           Fee                        First                                NAP
  209          02/28/2007           Fee                        First                                NAP
  210          01/10/2007           Fee                        First                                NAP
  211          02/01/2007           Fee                        First                                NAP
  212          01/30/2007           Fee                        First                                NAP
  213          12/31/2006           Fee                        First                                NAP
  214          03/20/2007           Fee                        First                                NAP
  215          05/01/2007           Fee                        First                                NAP
  216          05/01/2007           Fee                        First                                NAP
  217          01/31/2007           Fee                        First                              169, 217
  218          12/01/2006           Fee                        First                                NAP
  219          08/31/2006           Leasehold                  First                              219, 234
  220          02/01/2007           Fee                        First                                NAP
  221          12/31/2006           Fee                        First                                NAP
  222          01/31/2007           Fee                        First                                NAP
  223          11/30/2006           Fee                        First                                NAP
  224          01/01/2007           Fee                        First                                NAP
  225          05/01/2007           Fee                        First                                NAP
  226          03/02/2007           Fee                        First                              226, 293
  227          05/01/2007           Fee                        First                                NAP
  228          04/24/2007           Fee                        First                                NAP
  229          02/05/2007           Fee                        First                                NAP
  230          03/12/2007           Fee                        First                                NAP
  231          02/28/2007           Fee                        First                                NAP
  232          02/15/2007           Fee                        First                                NAP
  233          04/06/2007           Fee                        First                                NAP
  234          08/31/2006           Fee                        First                              219, 234

  235          05/01/2007           Fee                        First                              64, 235
  235          05/01/2007           Fee                        First                              64, 235
  236          03/27/2007           Fee                        First                                NAP
  237          01/04/2007           Fee                        First                                NAP
  238          11/01/2006           Fee                        First                                NAP
  239          12/31/2006           Fee                        First                                NAP
  240          11/01/2006           Fee                        First                                NAP

  241          04/02/2007           Fee                        First                                NAP
  241          04/02/2007           Fee                        First                                NAP
  241          04/02/2007           Fee                        First                                NAP
  241          04/02/2007           Fee                        First                                NAP
  242          01/19/2007           Fee                        First                                NAP
  243          03/08/2007           Fee                        First                                NAP
  244          01/21/2007           Fee                        First                                NAP
  245          04/09/2007           Fee                        First                                NAP
  246          10/31/2006           Fee                        First                                NAP
  247          02/13/2007           Fee                        First                                NAP
  248          02/27/2007           Fee                        First                                NAP
  249          02/01/2007           Fee                        First                                NAP
  250          12/31/2006           Fee                        First                                NAP
  251          03/31/2007           Fee                        First                                NAP
  252          09/11/2006           Fee                        First                    88, 167, 252, 296, 305, 317
  253          03/31/2007           Fee                        First                              253, 254
  254          09/30/2006           Fee                        First                              253, 254
  255          12/18/2006           Fee                        First                                NAP
  256          12/31/2006           Fee                        First                                NAP
  257          01/08/2007           Fee                        First                                NAP
  258          05/25/2006           Fee                        First                                NAP
  259          02/15/2007           Fee                        First                                NAP

  260          11/16/2006           Fee                        First                                NAP
  260          05/01/2007           Fee                        First                                NAP
  261          11/06/2006           Fee                        First                                NAP
  262          03/01/2007           Fee                        First                                NAP
  263          02/28/2007           Fee                        First                           151. 263, 338
  264          02/16/2007           Fee                        First                                NAP
  265          11/13/2006           Fee                        First                                NAP
  266          01/05/2007           Fee                        First                                NAP
  267          01/01/2007           Fee                        First                                NAP
  268          12/31/2006           Fee                        First                                NAP
  269          11/30/2006           Fee                        First                                NAP
  270          01/29/2007           Fee                        First                                NAP
  271          02/26/2007           Fee                        First                                NAP
  272          05/01/2007           Fee                        First                                NAP
  273          01/22/2007           Fee                        First                                NAP
  274          02/22/2007           Fee                        First                                NAP
  275          02/26/2007           Fee                        First                                NAP
  276          01/26/2007           Fee                        First                                NAP
  277          02/11/2007           Fee                        First                                NAP
  278          11/28/2006           Fee                        First                                NAP
  279          02/15/2007           Fee                        First                                NAP
  280          05/01/2007           Fee                        First                                NAP
  281          08/31/2006           Fee                        First                                NAP
  282          10/18/2006           Fee                        First                                NAP
  283          12/01/2006           Fee                        First                              158, 283
  284          05/01/2007           Fee                        First                                NAP
  285          05/01/2007           Fee                        First                                NAP
  286          02/26/2007           Fee                        First                              286, 370
  287          07/01/2006           Fee                        First                                NAP
  288          01/02/2007           Fee                        First                                NAP
  289          11/01/2006           Fee                        First                                NAP
  290          04/11/2007           Fee                        First                                NAP
  291          12/03/2006           Fee                        First                                NAP
  292          02/23/2007           Fee                        First                                NAP
  293          03/02/2007           Fee                        First                              226, 293
  294          12/20/2006           Fee                        First                                NAP
  295          05/01/2007           Fee                        First                                NAP
  296          09/11/2006           Fee                        First                    88, 167, 252, 296, 305, 317
  297          05/01/2007           Fee                        First                                NAP
  298          02/01/2007           Fee                        First                                NAP
  299          01/06/2007           Fee                        First                                NAP
  300          03/28/2007           Fee                        First                                NAP
  301          02/09/2007           Fee                        First                                NAP
  302          05/01/2007           Fee                        First                                NAP
  303          04/01/2007           Fee                        First                                NAP
  304          12/10/2006           Fee                        First                                NAP
  305          09/11/2006           Fee                        First                    88, 167, 252, 296, 305, 317
  306          05/01/2007           Fee                        First                              306, 312
  307          05/01/2007           Fee                        First                                NAP
  308          04/09/2007           Fee                        First                                NAP
  309          01/11/2007           Fee                        First                                NAP
  310          02/04/2007           Leasehold                  First                                NAP
  311          10/31/2006           Fee                        First                                NAP
  312          05/01/2007           Fee                        First                              306, 312
  313          11/01/2006           Fee                        First                                NAP
  314          01/16/2007           Fee                        First                                NAP
  315          02/01/2007           Fee                        First                                NAP
  316          05/01/2007           Fee / Leasehold            First                                NAP
  317          09/11/2006           Fee                        First                    88, 167, 252, 296, 305, 317
  318          01/16/2007           Fee                        First                                NAP
  319          05/01/2007           Fee                        First                                NAP
  320          01/15/2007           Fee                        First                              320, 340
  321          02/01/2007           Fee                        First                                NAP
  322          02/27/2007           Fee                        First                                NAP
  323          03/05/2007           Fee                        First                                NAP
  324          02/19/2007           Fee                        First                                NAP
  325          01/22/2007           Fee                        First                                NAP
  326          12/27/2006           Fee                        First                                NAP
  327          09/14/2006           Fee                        First                                NAP
  328          03/29/2007           Fee                        First                              328, 329
  329          03/29/2007           Fee                        First                              328, 329
  330          05/01/2007           Fee                        First                                NAP
  331          03/13/2007           Fee                        First                                NAP

  332          02/08/2007           Fee                        First                                NAP
  332          02/08/2007           Fee                        First                                NAP
  333          12/21/2006           Fee                        First                                NAP
  334          10/31/2006           Fee                        First                                NAP
  335          03/06/2007           Fee                        First                                NAP
  336          01/01/2007           Fee                        First                                NAP
  337          02/26/2007           Fee                        First                                NAP
  338          11/20/2006           Fee                        First                           151. 263, 338
  339          12/18/2006           Fee                        First                                NAP
  340          10/05/2006           Fee                        First                              320, 340
  341          01/18/2007           Fee                        First                              341, 380
  342          02/26/2007           Fee                        First                                NAP
  343          09/14/2006           Fee                        First                                NAP
  344          05/01/2007           Fee                        First                                NAP
  345          12/18/2006           Fee                        First                                NAP
  346          01/11/2007           Fee                        First                                NAP
  347          05/01/2007           Fee                        First                                NAP
  348          03/01/2007           Fee                        First                                NAP

  349          09/26/2006           Fee                        First                                NAP
  349          09/26/2006           Fee                        First                                NAP
  350          01/16/2007           Fee                        First                                NAP
  351          03/01/2007           Fee                        First                                NAP
  352          05/01/2007           Fee                        First                              352, 366
  353          11/01/2006           Fee                        First                                NAP
  354          02/01/2007           Fee                        First                                NAP
  355          03/09/2006           Fee                        First                                NAP
  356          05/01/2007           Fee                        First                                NAP
  357          01/11/2007           Fee                        First                                NAP
  358          10/01/2006           Fee                        First                                NAP
  359          01/04/2007           Fee                        First                                NAP
  360          05/10/2006           Fee                        First                                NAP
  361          12/11/2006           Fee                        First                                NAP
  362          12/01/2006           Fee                        First                                NAP
  363          12/31/2006           Fee                        First                                NAP
  364          12/18/2006           Fee                        First                                NAP
  365          01/09/2007           Fee                        First                                NAP
  366          02/01/2007           Fee                        First                              352, 366
  367          11/30/2006           Fee                        First                                NAP
  368          02/19/2007           Fee                        First                                NAP
  369          01/09/2007           Fee                        First                                NAP
  370          02/26/2007           Fee                        First                              286, 370
  371          12/29/2006           Fee                        First                                NAP
  372          03/19/2007           Fee                        First                                NAP
  373          05/01/2007           Fee                        First                                NAP
  374          09/30/2006           Fee                        First                                NAP
  375          01/01/2007           Leasehold                Leasehold                              NAP
  376          03/01/2007           Fee                        First                                NAP
  377          02/01/2007           Fee                        First                                NAP
  378          12/31/2006           Fee                        First                                NAP
  379          12/19/2006           Fee                        First                                NAP
  380          01/18/2007           Fee                        First                              341, 380
  381          04/10/2006           Fee                        First                                NAP
  382          05/01/2007           Fee                        First                                NAP
  383          05/01/2007           Fee                        First                                NAP
  384          01/25/2007           Fee                        First                                NAP
  385          02/23/2007           Fee                        First                                NAP
  386          01/30/2007           Fee                        First                                NAP
  387          12/31/2006           Fee                        First                                NAP
  388          05/01/2007           Fee                        First                                NAP
  389          12/26/2006           Fee                        First                                NAP
  390          02/28/2007           Fee                        First                                NAP
  391          01/24/2007           Fee                        First                              391, 393
  392          02/01/2007           Fee                        First                                NAP
  393          01/15/2007           Fee                        First                              391, 393
  394          02/01/2007           Fee                        First                                NAP
  395          12/31/2006           Fee                        First                                NAP
  396          01/22/2007           Fee                        First                                NAP
  397          02/01/2007           Fee                        First                                NAP
  398          03/09/2007           Fee                        First                                NAP
  399          02/07/2007           Fee                        First                                NAP
  400          01/18/2007           Fee                        First                                NAP
  401          01/15/2007           Fee                        First                                NAP
  402          09/01/2006           Fee                        First                                NAP
  403          01/15/2007           Fee                        First                                NAP
  404          03/14/2007           Fee                        First                                NAP
  405          05/01/2007           Fee                        First                                NAP
  406          11/01/2006           Fee                        First                              406, 414
  407          12/13/2006           Fee                        First                                NAP
  408          05/01/2007           Fee                        First                                NAP
  409          01/12/2007           Fee                        First                                NAP
  410          10/26/2006           Fee                        First                                NAP
  411          12/01/2006           Fee                        First                                NAP
  412          05/01/2007           Fee                        First                                NAP
  413          09/01/2006           Fee                        First                                NAP
  414          02/08/2007           Fee                        First                              406, 414
  415          03/16/2007           Fee                        First                                NAP
  416          11/20/2006           Fee                        First                                NAP
  417          12/08/2006           Fee                        First                                NAP
  418          05/01/2007           Fee                        First                                NAP
  419          12/15/2006           Fee                        First                                NAP
  420          02/01/2007           Fee                        First                                NAP
  421          01/03/2007           Fee                        First                                NAP
  422          05/01/2007           Fee                        First                                NAP
  423          05/01/2007           Fee                        First                                NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE             CUT-OFF
LOAN NO.        DATE BALANCE                    FIRST PAYMENT      FIRST PAYMENT
              PER UNIT OR SF     NOTE DATE      DATE (P&I)(8)       DATE (IO)(8)      MATURITY DATE
------------------------------------------------------------------------------------------------------

                                04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
    1                   $309    04/10/2007            NAP             06/07/2007        05/07/2012
                                03/29/2007            NAP             05/08/2007        04/08/2012
    2                   $252    03/29/2007            NAP             05/08/2007        04/08/2012
    2                   $252    03/29/2007            NAP             05/08/2007        04/08/2012
                                04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
    3                   $139    04/03/2007            NAP             06/01/2007        05/01/2017
                                03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    4               $162,500    03/19/2007            NAP             05/01/2007        04/01/2012
    5                   $148    03/13/2007        05/01/2007              NAP           04/01/2017
                                03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    6                    $47    03/14/2007        05/05/2012          05/05/2007        04/05/2017
    7                   $191    04/18/2007            NAP             06/01/2007        05/01/2017
    8                   $160    12/29/2006            NAP             02/08/2007        01/08/2017
    9                   $454    03/06/2007            NAP             05/01/2007        04/01/2017
                                11/06/2006        01/01/2012          01/01/2007        07/01/2017
   10                   $129    11/06/2006        01/01/2012          01/01/2007        07/01/2017
   10                   $129    11/06/2006        01/01/2012          01/01/2007        07/01/2017
   10                   $129    11/06/2006        01/01/2012          01/01/2007        07/01/2017
   10                   $129    11/06/2006        01/01/2012          01/01/2007        07/01/2017
   11                   $210    04/24/2007            NAP             06/01/2007        05/01/2017
   12                   $214    04/02/2007            NAP             06/01/2007        05/01/2017
   13               $232,044    02/09/2007            NAP             04/01/2007        03/01/2017
   14                    $95    04/23/2007            NAP             06/01/2007        05/01/2017
                                12/29/2006        02/01/2007              NAP           01/01/2017
   15                    $34    12/29/2006        02/01/2007              NAP           01/01/2017
   15                    $34    12/29/2006        02/01/2007              NAP           01/01/2017
   15                    $34    12/29/2006        02/01/2007              NAP           01/01/2017
   16                    $63    02/23/2007            NAP             04/01/2007        03/01/2017
   17                $31,142    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   18               $105,740    03/27/2007            NAP             05/05/2007        04/05/2017
   19                    $46    01/11/2007        03/01/2010          03/01/2007        02/01/2017
   20                $30,575    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   21                   $184    02/20/2007            NAP             04/01/2007        03/01/2012
   22                   $251    04/10/2007            NAP             06/01/2007        05/01/2017
   23                    $71    02/15/2007        04/01/2010          04/01/2007        03/01/2017
   24                $43,903    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   25                    $96    01/19/2007        03/01/2007              NAP           02/01/2017
   26                   $167    03/22/2007            NAP             05/01/2007        04/01/2017
                                02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   27                   $179    02/02/2007        04/01/2010          04/01/2007        03/01/2017
   28                    $95    01/31/2007            NAP             03/01/2007        01/01/2017
   29                   $276    03/19/2007            NAP             05/01/2007        04/01/2017
                                02/02/2007        04/01/2007              NAP           03/01/2017
   30                    $15    02/02/2007        04/01/2007              NAP           03/01/2017
   30                    $15    02/02/2007        04/01/2007              NAP           03/01/2017
   31                $95,833    02/21/2007            NAP             04/05/2007        03/05/2017
   32                   $104    02/14/2007        04/01/2009          04/01/2007        03/01/2017
                                02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   33               $162,294    02/01/2007        03/01/2007              NAP           02/01/2017
   34                    $99    03/22/2007            NAP             05/01/2007        04/01/2017
   35                    $87    12/08/2006        02/01/2012          02/01/2007        01/01/2017
   36               $638,750    12/15/2006            NAP             02/01/2007        01/01/2014
   37                   $182    02/15/2007        04/01/2012          04/01/2007        03/01/2017
   38                   $124    04/11/2007            NAP             06/01/2007        05/01/2017
   39                   $102    04/25/2007            NAP             06/05/2007        05/05/2017
   40                   $231    03/28/2007        05/01/2012          05/01/2007        04/01/2017
   41                   $370    02/13/2007        04/01/2007              NAP           03/01/2017
   42                $94,952    02/22/2007            NAP             04/01/2007        03/01/2014
   43                   $465    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   44                $52,778    03/29/2007        05/05/2014          05/05/2007        04/05/2017
   45                   $176    03/26/2007            NAP             05/01/2007        04/01/2017
   46               $114,907    03/21/2007        05/01/2012          05/01/2007        04/01/2017
   47                $73,413    02/28/2007            NAP             04/01/2007        03/01/2017
                                03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   48                   $112    03/19/2007        05/01/2012          05/01/2007        04/01/2017
   49                   $221    03/02/2007        11/01/2011          05/01/2007        04/01/2017
   50                $90,816    04/05/2007        06/01/2009          06/01/2007        05/01/2017
   51                    $41    03/14/2007        05/01/2012          05/01/2007        04/01/2017
   52                   $116    01/29/2007        03/01/2007              NAP           02/01/2012
   53                   $144    02/20/2007            NAP             04/01/2007        03/01/2012
   54                    $98    04/27/2007        06/01/2007              NAP           05/01/2017
   55                $30,501    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   56                   $292    03/05/2007            NAP             05/01/2007        04/01/2017
   57                    $92    01/30/2007        03/01/2011          03/01/2007        02/01/2012
   58                $64,655    04/04/2007            NAP             05/05/2007        04/05/2017
   59                   $211    03/13/2007            NAP             05/05/2007        04/05/2017
   60                   $128    03/16/2007        05/01/2009          05/01/2007        04/01/2017
   61                $22,777    01/26/2007        03/01/2012          03/01/2007        02/01/2017
   62                $19,936    02/01/2007        04/01/2007              NAP           03/01/2017
   63                   $168    02/15/2007        04/01/2010          04/01/2007        03/01/2017
   64                   $138    03/14/2007        05/01/2007              NAP           04/01/2017
   65                   $307    03/20/2007            NAP             05/01/2007        04/01/2017
   66                   $185    04/05/2007        06/01/2009          06/01/2007        05/01/2017
   67                    $65    03/26/2007        05/01/2014          05/01/2007        04/01/2017
   68                $54,839    11/29/2006            NAP             01/01/2007        12/01/2016
   69                   $166    04/04/2007        06/01/2012          06/01/2007        05/01/2017
   70                   $164    04/11/2007        06/01/2012          06/01/2007        05/01/2017
                                02/26/2007            NAP             04/01/2007        03/01/2017
   71                    $50    02/26/2007            NAP             04/01/2007        03/01/2017
   72                    $50    02/26/2007        04/01/2007              NAP           03/01/2017
   72                    $50    02/26/2007        04/01/2007              NAP           03/01/2017
   73                   $126    04/03/2007            NAP             06/01/2007        05/01/2017
   74                   $176    02/13/2007        04/01/2010          04/01/2007        03/01/2017
   75                    $53    01/29/2007        03/01/2007              NAP           02/01/2012
   76                   $334    04/05/2007            NAP             06/01/2007        05/01/2017
   77                   $112    03/01/2007        04/01/2007              NAP           03/01/2017
   78                $27,315    02/26/2007        04/01/2010          04/01/2007        03/01/2017
   79                   $236    04/05/2007        06/01/2012          06/01/2007        05/01/2017
   80                   $125    03/14/2007        09/01/2012          05/01/2007        04/01/2017
   81                   $273    03/05/2007        05/01/2012          05/01/2007        04/01/2017
   82                   $184    03/30/2007        05/01/2007              NAP           04/01/2017
                                02/23/2007        04/01/2007              NAP           03/01/2017
   83                    $17    02/23/2007        04/01/2007              NAP           03/01/2017
   83                    $17    02/23/2007        04/01/2007              NAP           03/01/2017
   84                $45,238    03/12/2007            NAP             05/01/2007        04/01/2017
   85                $91,935    03/01/2007        04/01/2009          04/01/2007        03/01/2017
   86                   $147    01/16/2007        03/01/2012          03/01/2007        02/01/2017
   87                $78,212    01/30/2007        02/01/2009          03/01/2007        02/01/2014
   88                   $106    04/03/2007        06/01/2007              NAP           05/01/2017
   89                $59,199    02/16/2007        04/01/2007              NAP           03/01/2017
   90                    $87    01/29/2007            NAP             03/01/2007        02/01/2017
   91                   $118    01/04/2007        03/01/2009          03/01/2007        02/01/2017
   92                    $58    11/30/2006        01/01/2007              NAP           12/01/2016
   93                   $449    01/31/2007            NAP             03/01/2007        02/01/2012
   94                   $166    02/01/2007        03/01/2010          03/01/2007        02/01/2017
   95                    $98    01/29/2007            NAP             03/01/2007        02/01/2017
   96                   $150    03/14/2007            NAP             05/01/2007        04/01/2017
   97                   $136    03/12/2007            NAP             05/01/2007        04/01/2017
                                11/08/2006        01/01/2009          01/01/2007        12/01/2016
   98                   $674    11/08/2006        01/01/2009          01/01/2007        12/01/2016
   98                   $674    11/08/2006        01/01/2009          01/01/2007        12/01/2016
   98                   $674    11/08/2006        01/01/2009          01/01/2007        12/01/2016
   98                   $674    11/08/2006        01/01/2009          01/01/2007        12/01/2016
   98                   $674    11/08/2006        01/01/2009          01/01/2007        12/01/2016
   99                   $168    04/17/2007        06/01/2007              NAP           05/01/2017
   100                   $36    02/09/2007            NAP             04/05/2007        03/05/2017
   101                  $139    04/16/2007            NAP             06/01/2007        05/01/2015
   102                   $96    02/22/2007        04/01/2009          04/01/2007        03/01/2017
   103                   $61    02/28/2007        04/01/2007              NAP           03/01/2012
   104                  $198    12/15/2006        02/05/2007              NAP           01/05/2017
   105                  $141    02/22/2007            NAP             04/01/2007        03/01/2012
   106               $48,087    03/06/2007            NAP             05/01/2007        04/01/2017
   107                  $101    02/22/2007        04/05/2009          04/05/2007        03/05/2017
   108                  $191    03/22/2007            NAP             05/01/2007        04/01/2017
                                01/11/2007        03/05/2007              NAP           02/05/2017
   109                  $196    01/11/2007        03/05/2007              NAP           02/05/2017
   110                  $196    01/11/2007        03/05/2007              NAP           02/05/2017
   111                  $196    01/11/2007        03/05/2007              NAP           02/05/2017
   112                  $124    01/22/2007        03/01/2012          03/01/2007        02/01/2017
   113               $77,273    04/02/2007        06/01/2007              NAP           05/01/2017
   114                   $20    03/22/2007        05/05/2007              NAP           04/05/2017
   115               $53,165    03/05/2007            NAP             05/01/2007        04/01/2017
   116                   $91    03/02/2007        05/01/2012          05/01/2007        04/01/2017
   117                   $23    02/13/2007            NAP             04/01/2007        03/01/2012
   118               $47,941    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   119                  $121    04/17/2007        06/05/2011          06/05/2007        05/05/2017
   120               $42,857    03/12/2007        05/01/2012          05/01/2007        04/01/2017
   121                  $171    03/16/2007            NAP             05/01/2007        04/01/2017
   122                  $117    04/19/2007            NAP             06/05/2007        05/05/2017
   123                  $136    02/22/2007            NAP             04/01/2007        03/01/2017
   124                  $136    03/15/2007        05/01/2012          05/01/2007        04/01/2017
   125                   $80    02/06/2007        04/05/2009          04/05/2007        03/05/2017
   126                   $88    03/20/2007        05/01/2007              NAP           04/01/2017
                                11/29/2006        01/01/2010          01/01/2007        12/01/2016
   127                   $52    11/29/2006        01/01/2010          01/01/2007        12/01/2016
   128                   $52    11/29/2006        01/01/2010          01/01/2007        12/01/2016
   129               $64,986    03/30/2007        05/01/2007              NAP           04/01/2017
   130               $94,444    03/20/2007        05/01/2009          05/01/2007        04/01/2017
   131               $42,787    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   132                   $75    01/29/2007            NAP             03/01/2007        02/01/2017
   133                  $413    03/21/2007        05/01/2009          05/01/2007        04/01/2017
   134                  $106    01/31/2007        03/01/2011          03/01/2007        02/01/2017
   135                  $143    02/15/2007        04/01/2010          04/01/2007        03/01/2017
   136                  $230    03/01/2007            NAP             05/01/2007        04/01/2017
   137                  $168    02/21/2007        04/01/2010          04/01/2007        03/01/2017
   138                   $71    01/18/2007        03/01/2012          03/01/2007        02/01/2017
   139                   $48    02/28/2007        04/05/2012          04/05/2007        03/05/2017
   140                   $68    03/01/2007        04/05/2012          04/05/2007        03/05/2017
   141               $88,608    03/22/2007        05/01/2012          05/01/2007        04/01/2017
   142                  $452    02/27/2007        04/01/2010          04/01/2007        03/01/2017
   143                   $50    02/27/2007        04/01/2012          04/01/2007        03/01/2017
   144                  $195    02/20/2007        04/01/2010          04/01/2007        03/01/2017
                                03/01/2007        04/01/2007              NAP           03/01/2017
   145                   $51    03/01/2007        04/01/2007              NAP           03/01/2017
   146                   $51    03/01/2007        04/01/2007              NAP           03/01/2017
   147                   $90    03/26/2007        05/01/2010          05/01/2007        04/01/2017
   148                  $113    03/30/2007        05/01/2010          05/01/2007        04/01/2017
                                02/13/2007        04/01/2010          04/01/2007        03/01/2017
   149               $19,853    02/13/2007        04/01/2010          04/01/2007        03/01/2017
   149               $19,853    02/13/2007        04/01/2010          04/01/2007        03/01/2017
   149               $19,853    02/13/2007        04/01/2010          04/01/2007        03/01/2017
   149               $19,853    02/13/2007        04/01/2010          04/01/2007        03/01/2017
                                01/12/2007        03/01/2010          03/01/2007        02/01/2017
   150                   $28    01/12/2007        03/01/2010          03/01/2007        02/01/2017
   150                   $28    01/12/2007        03/01/2010          03/01/2007        02/01/2017
   151               $25,581    03/23/2007        05/01/2010          05/01/2007        04/01/2017
   152                   $73    03/06/2007        05/01/2009          05/01/2007        04/01/2017
   153                   $51    03/01/2007        05/01/2010          05/01/2007        04/01/2017
   154                   $83    02/26/2007        04/01/2007              NAP           03/01/2017
   155                   $96    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   156                   $76    03/08/2007        05/05/2007              NAP           04/05/2017
   157                  $140    03/01/2007        04/01/2010          04/01/2007        03/01/2017
                                02/20/2007        04/01/2012          04/01/2007        03/01/2017
   158                  $211    02/20/2007        04/01/2012          04/01/2007        03/01/2017
   158                  $211    02/20/2007        04/01/2012          04/01/2007        03/01/2017
   159               $76,170    03/09/2007        05/01/2007              NAP           04/01/2017
   160                   $43    02/26/2007        04/01/2010          04/01/2007        03/01/2017
   161                  $340    04/25/2007        06/05/2007              NAP           05/05/2017
   162                  $617    02/01/2007            NAP             03/01/2007        02/01/2017
   163                  $303    03/28/2007        06/01/2009          06/01/2007        05/01/2017
   164               $95,238    01/31/2007        02/01/2010          03/01/2007        02/01/2017
   165               $37,805    01/31/2007        03/01/2007              NAP           02/01/2017
                                02/28/2007        04/05/2007              NAP           03/05/2017
   166                  $182    02/28/2007        04/05/2007              NAP           03/05/2017
   166                  $182    02/28/2007        04/05/2007              NAP           03/05/2017
   166                  $182    02/28/2007        04/05/2007              NAP           03/05/2017
   167                   $90    04/03/2007        06/01/2007              NAP           05/01/2017
   168               $19,214    02/06/2007        04/01/2007              NAP           03/01/2017
   169               $26,301    03/14/2007        05/01/2012          05/01/2007        04/01/2017
                                03/07/2007        05/01/2007              NAP           04/01/2017
   170                   $50    03/07/2007        05/01/2007              NAP           04/01/2017
   171                   $50    04/12/2007        06/01/2007              NAP           05/01/2017
   172                   $54    03/27/2007        05/01/2010          05/01/2007        04/01/2017
   173                  $124    12/28/2006        02/01/2010          02/01/2007        01/01/2017
                                01/05/2007            NAP             03/01/2007        02/01/2017
   174                  $376    01/05/2007            NAP             03/01/2007        02/01/2017
   175                  $376    01/05/2007            NAP             03/01/2007        02/01/2017
   176                  $120    03/14/2007        05/05/2012          05/05/2007        04/05/2017
   177                   $82    03/01/2007        04/01/2007              NAP           03/01/2017
   178               $68,818    01/31/2007        03/01/2007              NAP           02/01/2017
   179                   $61    01/17/2007            NAP             02/01/2007        01/01/2017
   180                  $213    04/18/2007        06/01/2007              NAP           05/01/2017
   181                  $110    03/14/2007        05/01/2010          05/01/2007        04/01/2017
   182                  $363    02/28/2007        04/01/2009          04/01/2007        03/01/2017
   183                  $120    03/02/2007        05/01/2009          05/01/2007        04/01/2017

   184                  $165    01/18/2007        03/01/2007              NAP           02/01/2017
   185                  $165    01/18/2007        03/01/2007              NAP           02/01/2017
                                04/09/2007        06/01/2007              NAP           05/01/2017
   186               $30,114    04/09/2007        06/01/2007              NAP           05/01/2017
   186               $30,114    04/09/2007        06/01/2007              NAP           05/01/2017
   187                  $124    03/19/2007        05/01/2007              NAP           04/01/2017
   188               $58,172    02/09/2007        04/01/2007              NAP           03/01/2017
                                03/08/2007        05/01/2012          05/01/2007        04/01/2017
   189               $20,717    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   189               $20,717    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   190               $51,393    03/01/2007        04/01/2007              NAP           03/01/2017
   191                  $196    01/25/2007        03/01/2012          03/01/2007        02/01/2017
   192                   $84    03/01/2007        04/01/2010          04/01/2007        03/01/2017
   193                   $89    03/29/2007        05/01/2008          05/01/2007        04/01/2017
   194                   $46    12/11/2006        02/01/2009          02/01/2007        01/01/2017
   195                  $124    01/17/2007        03/01/2012          03/01/2007        02/01/2017
   196               $45,824    03/20/2007        05/01/2007              NAP           04/01/2017
   197                  $381    02/28/2007        04/01/2007              NAP           03/01/2017
   198                  $106    03/05/2007        04/05/2007              NAP           03/05/2017
   199                  $260    12/15/2006        02/01/2007              NAP           01/01/2017
   200                   $76    02/28/2007        04/01/2009          04/01/2007        03/01/2017
   201                   $74    12/29/2006        02/01/2010          02/01/2007        01/01/2017
   202               $74,546    02/22/2007        04/01/2007              NAP           03/01/2012
   203                  $174    05/02/2007        07/01/2009          07/01/2007        06/01/2017
   204               $59,494    02/26/2007        04/01/2009          04/01/2007        03/01/2017
   205                  $148    02/15/2007        04/01/2010          04/01/2007        03/01/2017
   206               $71,137    03/22/2007        05/01/2007              NAP           04/01/2017
   207               $30,428    04/05/2007        06/01/2007              NAP           05/01/2011
   208                  $136    03/30/2007        05/05/2009          05/05/2007        04/05/2017
   209                   $47    03/07/2007        05/01/2007              NAP           04/01/2017
   210                  $306    02/10/2007        04/01/2007              NAP           03/01/2017
   211                  $122    04/03/2007        06/01/2010          06/01/2007        05/01/2017
   212                  $116    03/01/2007        04/01/2007              NAP           03/01/2017
   213                  $149    01/18/2007        03/01/2007              NAP           02/01/2014
   214                   $62    03/20/2007        05/01/2007              NAP           04/01/2017
   215                  $320    04/04/2007        06/01/2007              NAP           05/01/2017
   216                   $48    02/02/2007        04/01/2007              NAP           03/01/2017
   217               $36,667    03/08/2007        05/01/2012          05/01/2007        04/01/2017
   218               $28,057    11/15/2006        01/01/2007              NAP           12/01/2016
   219               $64,915    10/31/2006        12/01/2006              NAP           11/01/2016
   220                  $113    01/31/2007        03/01/2007              NAP           02/01/2017
   221               $59,722    02/28/2007        04/01/2009          04/01/2007        03/01/2017
   222                  $118    04/09/2007            NAP             06/01/2007        05/01/2017
   223               $57,177    02/02/2007        04/01/2007              NAP           03/01/2017
   224                  $266    03/01/2007        04/01/2012          04/01/2007        03/01/2017
   225                  $326    03/21/2007        05/01/2007              NAP           04/01/2017
   226               $37,571    03/02/2007        05/01/2010          05/01/2007        04/01/2017
   227                  $290    01/26/2007        03/01/2007              NAP           02/01/2017
   228                  $198    12/16/2005        02/01/2008          02/01/2006        01/01/2016
   229                   $80    02/16/2007        04/01/2009          04/01/2007        03/01/2017
   230                  $236    03/15/2007        05/01/2007              NAP           04/01/2017
   231               $42,495    03/29/2007        05/01/2007              NAP           04/01/2017
   232                  $114    02/15/2007        04/01/2012          04/01/2007        03/01/2017
   233                   $40    04/06/2007        06/01/2007              NAP           05/01/2017
   234               $56,168    10/31/2006        12/01/2006              NAP           11/01/2016
                                12/08/2006        02/01/2007              NAP           01/01/2017
   235                   $54    12/08/2006        02/01/2007              NAP           01/01/2017
   235                   $54    12/08/2006        02/01/2007              NAP           01/01/2017
   236               $21,714    03/30/2007        05/01/2009          05/01/2007        04/01/2017
   237                   $79    01/12/2007        03/01/2007              NAP           02/01/2017
   238                  $221    01/11/2007        03/01/2007              NAP           02/01/2017
   239               $80,527    12/29/2006        02/01/2007              NAP           01/01/2017
   240               $59,141    04/17/2007        06/01/2007              NAP           05/01/2017
                                04/10/2007        06/05/2007              NAP           05/05/2017
   241                   $35    04/10/2007        06/05/2007              NAP           05/05/2017
   241                   $35    04/10/2007        06/05/2007              NAP           05/05/2017
   241                   $35    04/10/2007        06/05/2007              NAP           05/05/2017
   241                   $35    04/10/2007        06/05/2007              NAP           05/05/2017
   242                  $200    01/24/2007        03/01/2012          03/01/2007        02/01/2017
   243                   $63    03/08/2007        05/01/2007              NAP           04/01/2017
   244                  $100    02/15/2007        04/01/2007              NAP           03/01/2017
   245                  $162    11/17/2006        01/01/2007              NAP           12/01/2016
   246                  $103    11/14/2006        01/01/2010          01/01/2007        12/01/2016
   247                   $41    03/08/2007        05/01/2010          05/01/2007        04/01/2017
   248                   $98    03/28/2007            NAP             05/05/2007        04/05/2017
   249               $18,229    03/14/2007        05/01/2009          05/01/2007        04/01/2017
   250               $32,971    03/29/2007        05/05/2007              NAP           04/05/2017
   251               $55,373    01/24/2007        03/01/2007              NAP           02/01/2017
   252                  $107    01/12/2007        03/01/2007              NAP           02/01/2014
   253               $25,209    12/28/2006        02/01/2007              NAP           01/01/2017
   254               $26,760    11/08/2006        01/01/2007              NAP           12/01/2016
   255                   $25    02/02/2007        04/01/2007              NAP           03/01/2017
   256               $47,997    07/07/2006        09/01/2006              NAP           08/01/2016
   257                   $71    01/08/2007        03/01/2007              NAP           02/01/2017
   258               $15,956    09/07/2006        11/01/2006              NAP           10/01/2016
   259                  $138    04/12/2007        06/01/2007              NAP           05/01/2017
                                02/09/2007        04/01/2009          04/01/2007        03/01/2017
   260                   $60    02/09/2007        04/01/2009          04/01/2007        03/01/2017
   260                   $60    02/09/2007        04/01/2009          04/01/2007        03/01/2017
   261                  $107    02/20/2007        04/01/2007              NAP           03/01/2017
   262               $52,419    05/01/2007        07/01/2007              NAP           06/01/2017
   263               $24,806    03/29/2007        05/05/2012          05/05/2007        04/05/2017
   264               $45,628    02/26/2007        04/01/2007              NAP           03/01/2017
   265                   $28    12/06/2006        02/01/2010          02/01/2007        01/01/2017
   266                  $170    02/01/2007        03/05/2010          03/05/2007        02/05/2017
   267               $16,846    01/31/2007        03/01/2007              NAP           02/01/2017
   268                  $196    03/13/2007        05/01/2007              NAP           04/01/2017
   269               $43,569    03/06/2007        05/01/2007              NAP           04/01/2017
   270                  $139    02/15/2007        04/01/2009          04/01/2007        03/01/2017
   271               $37,500    04/19/2007        06/05/2007              NAP           05/05/2012
   272                  $429    11/06/2006        01/01/2011          01/01/2007        12/01/2016
   273               $19,588    03/21/2007        05/01/2007              NAP           04/01/2017
   274              $119,873    03/16/2007        05/01/2007              NAP           04/01/2017
   275                   $86    02/09/2007        04/01/2007              NAP           03/01/2017
   276                  $158    02/26/2007        04/01/2007              NAP           03/01/2017
   277                   $34    02/16/2007        04/01/2007              NAP           03/01/2017
   278                  $275    02/28/2007        04/01/2007              NAP           03/01/2017
   279                   $93    02/26/2007        04/01/2007              NAP           03/01/2017
   280                  $117    01/05/2007        03/01/2007              NAP           02/01/2017
   281               $43,309    12/05/2006        02/01/2007              NAP           01/01/2017
   282                   $32    12/06/2006        02/01/2007              NAP           01/01/2012
   283                   $93    01/30/2007        03/01/2010          03/01/2007        02/01/2017
   284                  $267    02/16/2007        04/01/2007              NAP           03/01/2017
   285                  $199    03/08/2007        05/01/2007              NAP           04/01/2017
   286              $101,015    02/28/2007        04/01/2007              NAP           03/01/2014
   287                  $140    02/16/2007        04/01/2007              NAP           03/01/2017
   288                   $40    01/31/2007        03/01/2007              NAP           02/01/2017
   289                  $174    02/05/2007        04/01/2007              NAP           03/01/2017
   290                  $102    03/28/2007        05/01/2009          05/01/2007        04/01/2012
   291                  $205    01/04/2007        03/01/2010          03/01/2007        02/01/2017
   292               $24,743    03/16/2007        05/01/2007              NAP           04/01/2017
   293               $34,700    03/02/2007        05/01/2010          05/01/2007        04/01/2017
   294                  $180    12/18/2006        02/01/2007              NAP           01/01/2017
   295                  $191    03/15/2007        05/01/2007              NAP           04/01/2017
   296                   $54    01/10/2007        03/01/2007              NAP           02/01/2014
   297                   $33    03/23/2007        05/01/2007              NAP           04/01/2017
   298                   $63    03/23/2007        05/01/2007              NAP           04/01/2017
   299                   $73    02/27/2007        04/01/2007              NAP           03/01/2017
   300                   $90    04/02/2007        06/01/2012          06/01/2007        05/01/2017
   301                  $105    02/23/2007        04/05/2012          04/05/2007        03/05/2017
   302                  $124    02/20/2007        04/01/2010          04/01/2007        03/01/2017
   303                  $255    04/18/2007        06/05/2007              NAP           05/05/2017
   304                  $204    01/12/2007        03/01/2009          03/01/2007        02/01/2017
   305                   $44    01/10/2007        03/01/2007              NAP           02/01/2014
   306                  $227    12/27/2006            NAP             02/01/2007        01/01/2017
   307                  $984    02/08/2007        04/01/2007              NAP           03/01/2017
   308                  $144    04/09/2007        06/01/2009          06/01/2007        05/01/2017
   309                   $99    03/29/2007        05/01/2007              NAP           04/01/2017
   310                   $41    03/01/2007        05/01/2007              NAP           04/01/2017
   311               $43,588    01/18/2007        03/01/2007              NAP           02/01/2017
   312                  $219    12/27/2006            NAP             02/01/2007        01/01/2017
   313                  $218    01/26/2007        03/01/2010          03/01/2007        02/01/2017
   314                   $74    02/26/2007        04/01/2009          04/01/2007        03/01/2017
   315                  $247    03/05/2007        05/01/2007              NAP           04/01/2017
   316                  $162    02/28/2007        04/01/2007              NAP           03/01/2017
   317                   $54    01/12/2007        03/01/2007              NAP           02/01/2014
   318               $36,719    02/26/2007        05/01/2010          05/01/2007        04/01/2017
   319                  $301    03/22/2007        05/01/2007              NAP           04/01/2017
   320                   $63    04/09/2007        06/01/2007              NAP           05/01/2017
   321                  $138    01/30/2007        03/01/2009          03/01/2007        02/01/2017
   322                   $51    03/16/2007        05/01/2007              NAP           04/01/2017
   323                   $47    03/05/2007        05/01/2007              NAP           04/01/2012
   324               $22,957    02/23/2007        04/01/2007              NAP           03/01/2017
   325                  $128    02/13/2007        04/01/2007              NAP           03/01/2017
   326               $34,781    02/23/2007        04/01/2007              NAP           03/01/2017
   327               $19,011    12/12/2006        02/01/2007              NAP           01/01/2012
   328                   $94    03/29/2007        05/01/2009          05/01/2007        04/01/2017
   329                   $90    03/29/2007        05/01/2009          05/01/2007        04/01/2017
   330                  $192    11/30/2006        02/01/2007              NAP           01/01/2017
   331                  $112    03/19/2007        05/01/2007              NAP           04/01/2017
                                03/28/2007        05/01/2007              NAP           04/01/2017
   332               $47,780    03/28/2007        05/01/2007              NAP           04/01/2017
   332               $47,780    03/28/2007        05/01/2007              NAP           04/01/2017
   333                   $92    02/12/2007        05/01/2007              NAP           04/01/2017
   334               $32,171    12/12/2006        02/01/2007              NAP           01/01/2017
   335                   $28    03/30/2007        05/01/2007              NAP           04/01/2017
   336                  $149    02/06/2007        04/01/2007              NAP           03/01/2017
   337                  $141    02/26/2007            NAP             04/01/2007        03/01/2017
   338               $20,192    02/09/2007        04/01/2009          04/01/2007        03/01/2017
   339                   $13    01/11/2007        03/01/2007              NAP           02/01/2014
   340                   $97    12/19/2006        02/01/2007              NAP           01/01/2017
   341                   $50    01/18/2007        03/01/2007              NAP           02/01/2014
   342                   $35    04/03/2007        06/01/2009          06/01/2007        05/01/2017
   343                   $44    01/09/2007        03/01/2007              NAP           02/01/2017
   344                  $150    01/24/2007        03/01/2010          03/01/2007        02/01/2017
   345                   $56    02/20/2007        04/01/2007              NAP           03/01/2017
   346               $40,816    12/13/2006        02/01/2009          02/01/2007        01/01/2017
   347                   $88    04/02/2007        06/01/2007              NAP           05/01/2017
   348                  $116    04/02/2007        06/01/2007              NAP           05/01/2017
                                04/10/2007        06/01/2010          06/01/2007        05/01/2017
   349                   $47    04/10/2007        06/01/2010          06/01/2007        05/01/2017
   349                   $47    04/10/2007        06/01/2010          06/01/2007        05/01/2017
   350                  $177    03/07/2007        05/01/2007              NAP           04/01/2017
   351                  $104    03/30/2007        05/01/2007              NAP           04/01/2017
   352                   $94    12/11/2006        02/01/2007              NAP           01/01/2017
   353                  $165    02/02/2007        04/01/2009          04/01/2007        03/01/2017
   354               $13,732    12/22/2006        02/01/2007              NAP           01/01/2017
   355                  $133    02/12/2007        04/01/2010          04/01/2007        03/01/2017
   356                   $30    01/19/2007        03/01/2007              NAP           02/01/2017
   357                   $38    01/18/2007        03/01/2007              NAP           02/01/2017
   358                  $184    11/21/2006        01/01/2012          01/01/2007        12/01/2016
   359                   $37    02/15/2007        04/01/2007              NAP           03/01/2017
   360                   $94    01/08/2007        03/01/2007              NAP           02/01/2017
   361               $27,826    12/15/2006        02/01/2007              NAP           01/01/2017
   362                   $33    03/12/2007        05/01/2007              NAP           04/01/2017
   363                   $21    01/29/2007        03/01/2007              NAP           02/01/2017
   364                  $154    02/20/2007        04/01/2010          04/01/2007        03/01/2017
   365                   $27    03/07/2007        05/01/2007              NAP           04/01/2017
   366                  $114    02/14/2007        04/01/2007              NAP           03/01/2017
   367               $51,227    01/23/2007        03/01/2007              NAP           02/01/2017
   368                  $145    03/06/2007        05/01/2007              NAP           04/01/2017
   369                  $118    11/03/2004        01/01/2005              NAP           12/01/2009
   370              $111,043    02/28/2007        04/01/2007              NAP           03/01/2017
   371                   $42    03/09/2007        05/01/2007              NAP           04/01/2017
   372                  $278    03/21/2007        05/01/2007              NAP           04/01/2017
   373                   $72    02/28/2007        04/01/2007              NAP           03/01/2017
   374               $12,792    10/31/2006        12/01/2006              NAP           11/01/2016
   375                   $32    01/16/2007        03/01/2007              NAP           02/01/2017
   376                   $88    03/30/2007        05/01/2007              NAP           04/01/2017
   377                  $360    03/09/2007        05/01/2007              NAP           04/01/2017
   378                   $47    03/08/2007        05/01/2009          05/01/2007        04/01/2012
   379                   $24    01/24/2007        03/01/2007              NAP           02/01/2014
   380                   $51    01/18/2007        03/01/2007              NAP           02/01/2014
   381               $67,917    06/01/2006        07/01/2008          07/01/2006        06/01/2016
   382                   $69    03/30/2007        05/01/2009          05/01/2007        04/01/2017
   383                  $258    01/19/2007        03/01/2010          03/01/2007        02/01/2017
   384                  $122    01/24/2007        03/01/2010          03/01/2007        02/01/2017
   385                  $311    02/23/2007        04/01/2009          04/01/2007        03/01/2017
   386                   $45    02/27/2007        04/01/2009          04/01/2007        03/01/2017
   387                  $255    02/27/2007        04/01/2007              NAP           03/01/2017
   388                  $134    03/06/2007        05/01/2007              NAP           04/01/2017
   389                   $92    04/09/2007        06/01/2007              NAP           05/01/2017
   390                   $37    03/08/2007        05/01/2007              NAP           04/01/2017
   391               $27,245    03/02/2007        05/01/2007              NAP           04/01/2017
   392                  $163    02/14/2007        05/01/2007              NAP           04/01/2017
   393               $18,968    03/09/2007        05/01/2007              NAP           04/01/2017
   394                   $68    03/13/2007        05/01/2007              NAP           04/01/2017
   395                   $36    02/02/2007        04/01/2007              NAP           03/01/2017
   396                   $97    11/21/2006        01/01/2007              NAP           12/01/2016
   397                   $39    02/02/2007            NAP             04/01/2007        03/01/2017
   398                  $126    03/15/2007        05/01/2009          05/01/2007        04/01/2017
   399                   $41    02/14/2007        04/01/2007              NAP           03/01/2017
   400                   $93    01/31/2007        03/01/2009          03/01/2007        02/01/2017
   401                  $215    01/30/2007        03/01/2011          03/01/2007        02/01/2017
   402                   $75    12/27/2006        02/01/2007              NAP           01/01/2017
   403               $33,354    02/07/2007        04/01/2007              NAP           03/01/2017
   404                  $169    03/14/2007        05/01/2007              NAP           04/01/2017
   405                  $186    03/09/2007        06/01/2010          06/01/2007        05/01/2017
   406               $35,266    02/22/2007        04/01/2007              NAP           03/01/2017
   407               $89,005    01/25/2007        03/01/2007              NAP           02/01/2017
   408                  $438    04/11/2007        06/01/2007              NAP           05/01/2012
   409                   $29    02/21/2007        04/01/2007              NAP           03/01/2017
   410                $6,036    12/11/2006        02/01/2007              NAP           01/01/2017
   411                $9,041    12/28/2006        02/01/2007              NAP           01/01/2017
   412                  $167    02/08/2007        04/01/2007              NAP           03/01/2017
   413                  $157    02/20/2007        04/01/2007              NAP           03/01/2017
   414               $44,249    02/22/2007        04/01/2007              NAP           03/01/2017
   415                  $381    03/16/2007        05/01/2007              NAP           04/01/2017
   416                   $93    03/12/2007        05/01/2010          05/01/2007        04/01/2017
   417                  $104    03/13/2007        05/01/2009          05/01/2007        04/01/2017
   418                  $153    02/12/2007        04/01/2009          04/01/2007        03/01/2017
   419                   $32    02/02/2007        04/01/2007              NAP           03/01/2012
   420                   $59    02/13/2007        04/01/2007              NAP           03/01/2017
   421               $13,300    02/13/2007        04/01/2007              NAP           03/01/2017
   422                  $324    03/30/2007        05/01/2007              NAP           04/01/2017
   423                  $258    01/25/2007        03/01/2007              NAP           02/01/2017

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                     GRACE                             LOCKBOX             LOCKBOX           ORIGINAL TERM    REMAINING TERM
LOAN NO.    DUE DATE      PERIOD(9)      ARD LOAN              STATUS               TYPE              TO MATURITY       TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                                                              Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
    1           7              0             No               Springing             Hard                  60                60
                                                              In-Place              Hard                  60                59
    2           8              0             No               In-Place              Hard                  60                59
    2           8              0             No               In-Place              Hard                  60                59
                                                              In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
    3           1              5             No               In-Place              Hard                  120               120
                                                              In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    4           1              0             No               In-Place              Soft                  60                59
    5           1              8             No               In-Place              Hard                  120               119
                                                              In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    6           5              0             No               In-Place              Hard                  120               119
    7           1              5             No                 None                 NAP                  120               120
    8           8              0             No               In-Place              Hard                  120               116
    9           1              5             No               In-Place              Hard                  120               119
                                                              In-Place              Hard                  127               122
   10           1              5             Yes              In-Place              Hard                  127               122
   10           1              5             Yes              In-Place              Hard                  127               122
   10           1              5             Yes              In-Place              Hard                  127               122
   10           1              5             Yes              In-Place              Hard                  127               122
   11           1              5             No               Springing           Springing               120               120
   12           1              0             No               In-Place              Hard                  120               120
   13           1              5             No                 None                 NAP                  120               118
   14           1              5             No               In-Place              Hard                  120               120
                                                              Springing             Hard                  120               116
   15           1              5             No               Springing             Hard                  120               116
   15           1              5             No               Springing             Hard                  120               116
   15           1              5             No               Springing             Hard                  120               116
   16           1             15             No                 None                 NAP                  120               118
   17           1              5             No                 None                 NAP                  120               119
   18           5              0             No               Springing             Hard                  120               119
   19           1              5             No               In-Place              Hard                  120               117
   20           1              5             No                 None                 NAP                  120               119
   21           1              2             Yes                None                 NAP                  60                58
   22           1              8             No                 None                 NAP                  120               120
   23           1              5             No               In-Place              Hard                  120               118
   24           1              5             No                 None                 NAP                  120               119
   25           1              6             No                 None                 NAP                  120               117
   26           1              5             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   27           1              5             No                 None                 NAP                  120               118
   28           1              5             No               In-Place              Hard                  119               116
   29           1              8             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               118
   30           1              5             No                 None                 NAP                  120               118
   30           1              5             No                 None                 NAP                  120               118
   31           5              0             No                 None                 NAP                  120               118
   32           1              5             No               In-Place              Hard                  120               118
                                                                None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   33           1              5             No                 None                 NAP                  120               117
   34           1              0             No                 None                 NAP                  120               119
   35           1              5             No                 None                 NAP                  120               116
   36           1              0             Yes              In-Place              Hard                  84                80
   37           1              5             No                 None                 NAP                  120               118
   38           1              8             No                 None                 NAP                  120               120
   39           5              0             No               In-Place              Hard                  120               120
   40           1              5             No                 None                 NAP                  120               119
   41           1              5             No                 None                 NAP                  120               118
   42           1              5             No                 None                 NAP                  84                82
   43           1              5             No                 None                 NAP                  120               119
   44           5             15             No                 None                 NAP                  120               119
   45           1              8             No                 None                 NAP                  120               119
   46           1              5             No                 None                 NAP                  120               119
   47           1              5             No                 None                 NAP                  120               118
                                                                None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   48           1              5             No                 None                 NAP                  120               119
   49           1              5             Yes              In-Place              Hard                  120               119
   50           1              0             No                 None                 NAP                  120               120
   51           1              5             No                 None                 NAP                  120               119
   52           1              5             No               In-Place              Hard                  60                57
   53           1              2             Yes                None                 NAP                  60                58
   54           1              8             No               Springing             Hard                  120               120
   55           1              5             No                 None                 NAP                  120               119
   56           1              0             Yes              In-Place              Hard                  120               119
   57           1              5             No                 None                 NAP                  60                57
   58           5              0             No               Springing             Hard                  120               119
   59           5              0             No               In-Place     Soft, Springing to Hard        120               119
   60           1              0             No                 None                 NAP                  120               119
   61           1              5             No                 None                 NAP                  120               117
   62           1              0             No                 None                 NAP                  120               118
   63           1              5             No                 None                 NAP                  120               118
   64           1              5             No                 None                 NAP                  120               119
   65           1              8             No                 None                 NAP                  120               119
   66           1              0             No                 None                 NAP                  120               120
   67           1              0             No                 None                 NAP                  120               119
   68           1              5             No                 None                 NAP                  120               115
   69           1              5             No                 None                 NAP                  120               120
   70           1              5             No                 None                 NAP                  120               120
                                                                None                 NAP                  120               118
   71           1              5             No                 None                 NAP                  120               118
   72           1              5             No                 None                 NAP                  120               118
   72           1              5             No                 None                 NAP                  120               118
   73           1              8             No                 None                 NAP                  120               120
   74           1              5             No                 None                 NAP                  120               118
   75           1              5             No               In-Place              Hard                  60                57
   76           1              8             No                 None                 NAP                  120               120
   77           1              5             No                 None                 NAP                  120               118
   78           1              5             No                 None                 NAP                  120               118
   79           1              5             No                 None                 NAP                  120               120
   80           1              5             No                 None                 NAP                  120               119
   81           1              5             No                 None                 NAP                  120               119
   82           1              0             No                 None                 NAP                  120               119
                                                              Springing             Hard                  120               118
   83           1             15             No               Springing             Hard                  120               118
   83           1             15             No               Springing             Hard                  120               118
   84           1              0             Yes                None                 NAP                  120               119
   85           1              5             No                 None                 NAP                  120               118
   86           1              7             No               In-Place              Hard                  120               117
   87           1              7             No                 None                 NAP                  84                81
   88           1              5             No                 None                 NAP                  120               120
   89           1              5             No                 None                 NAP                  120               118
   90           1              5             No               In-Place              Hard                  120               117
   91           1              5             No                 None                 NAP                  120               117
   92           1              5             No                 None                 NAP                  120               115
   93           1              5             No               Springing             Hard                  60                57
   94           1              5             No                 None                 NAP                  120               117
   95           1              5             No               In-Place              Hard                  120               117
   96           1              0             Yes                None                 NAP                  120               119
   97           1              5             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               115
   98           1              5             No                 None                 NAP                  120               115
   98           1              5             No                 None                 NAP                  120               115
   98           1              5             No                 None                 NAP                  120               115
   98           1              5             No                 None                 NAP                  120               115
   98           1              5             No                 None                 NAP                  120               115
   99           1              5             No                 None                 NAP                  120               120
   100          5              0             No               Springing             Hard                  120               118
   101          1              5             No                 None                 NAP                  96                96
   102          1              5             No                 None                 NAP                  120               118
   103          1              5             No                 None                 NAP                  60                58
   104          5              0             No                 None                 NAP                  120               116
   105          1              2             No                 None                 NAP                  60                58
   106          1              5             No                 None                 NAP                  120               119
   107          5              0             No                 None                 NAP                  120               118
   108          1              8             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               117
   109          5              0             No                 None                 NAP                  120               117
   110          5              0             No                 None                 NAP                  120               117
   111          5              0             No                 None                 NAP                  120               117
   112          1              5             No                 None                 NAP                  120               117
   113          1              5             No               Springing             Hard                  120               120
   114          5              0             No                 None                 NAP                  120               119
   115          1              5             No                 None                 NAP                  120               119
   116          1              7             No                 None                 NAP                  120               119
   117          1              5             No                 None                 NAP                  60                58
   118          1              5             No                 None                 NAP                  120               119
   119          5              0             No                 None                 NAP                  120               120
   120          1              0             Yes                None                 NAP                  120               119
   121          1              2             No                 None                 NAP                  120               119
   122          5              0             No                 None                 NAP                  120               120
   123          1              5             No                 None                 NAP                  120               118
   124          1              5             No                 None                 NAP                  120               119
   125          5              0             No                 None                 NAP                  120               118
   126          1              7             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               115
   127          1             10             No                 None                 NAP                  120               115
   128          1             10             No                 None                 NAP                  120               115
   129          1              5             No                 None                 NAP                  120               119
   130          1              5             No                 None                 NAP                  120               119
   131          1              5             No                 None                 NAP                  120               119
   132          1              5             No               In-Place              Hard                  120               117
   133          1              5             No                 None                 NAP                  120               119
   134          1              5             No                 None                 NAP                  120               117
   135          1              5             No                 None                 NAP                  120               118
   136          1              8             No                 None                 NAP                  120               119
   137          1              5             No                 None                 NAP                  120               118
   138          1              7             No                 None                 NAP                  120               117
   139          5              0             No                 None                 NAP                  120               118
   140          5              0             No                 None                 NAP                  120               118
   141          1              0             No               In-Place              Hard                  120               119
   142          1              5             No                 None                 NAP                  120               118
   143          1              5             No                 None                 NAP                  120               118
   144          1              2             No                 None                 NAP                  120               118
                                                                None                 NAP                  120               118
   145          1              5             No                 None                 NAP                  120               118
   146          1              5             No                 None                 NAP                  120               118
   147          1              5             No                 None                 NAP                  120               119
   148          1              5             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               118
   149          1              5             No                 None                 NAP                  120               118
   149          1              5             No                 None                 NAP                  120               118
   149          1              5             No                 None                 NAP                  120               118
   149          1              5             No                 None                 NAP                  120               118
                                                                None                 NAP                  120               117
   150          1              5             No                 None                 NAP                  120               117
   150          1              5             No                 None                 NAP                  120               117
   151          1             15             No                 None                 NAP                  120               119
   152          1              5             No                 None                 NAP                  120               119
   153          1              5             No                 None                 NAP                  120               119
   154          1              5             No                 None                 NAP                  120               118
   155          1              5             No                 None                 NAP                  120               119
   156          5              0             No                 None                 NAP                  120               119
   157          1              5             No                 None                 NAP                  120               118
                                                                None                 NAP                  120               118
   158          1             10             No                 None                 NAP                  120               118
   158          1             10             No                 None                 NAP                  120               118
   159          1              5             No                 None                 NAP                  120               119
   160          1             10             No                 None                 NAP                  120               118
   161          5              0             No                 None                 NAP                  120               120
   162          1              5             No                 None                 NAP                  120               117
   163          1              0             No                 None                 NAP                  120               120
   164          1              5             No                 None                 NAP                  120               117
   165          1              5             No                 None                 NAP                  120               117
                                                                None                 NAP                  120               118
   166          5              0             No                 None                 NAP                  120               118
   166          5              0             No                 None                 NAP                  120               118
   166          5              0             No                 None                 NAP                  120               118
   167          1              5             No                 None                 NAP                  120               120
   168          1              5             No                 None                 NAP                  120               118
   169          1              5             No                 None                 NAP                  120               119
                                                                None                 NAP                  120               119
   170          1              5             No                 None                 NAP                  120               119
   171          1              5             No                 None                 NAP                  120               120
   172          1              5             No                 None                 NAP                  120               119
   173          1              5             No                 None                 NAP                  120               116
                                                                None                 NAP                  120               117
   174          1              5             No                 None                 NAP                  120               117
   175          1              5             No                 None                 NAP                  120               117
   176          5              0             No               In-Place              Hard                  120               119
   177          1              5             No                 None                 NAP                  120               118
   178          1              5             No                 None                 NAP                  120               117
   179          1             10             No                 None                 NAP                  120               116
   180          1              5             No                 None                 NAP                  120               120
   181          1              5             No                 None                 NAP                  120               119
   182          1              5             No                 None                 NAP                  120               118
   183          1              5             No                 None                 NAP                  120               119
                                                               Various             Various                120               117
   184          1              5             No               In-Place              Hard                  120               117
   185          1              5             No                 None                 NAP                  120               117
                                                                None                 NAP                  120               120
   186          1              5             No                 None                 NAP                  120               120
   186          1              5             No                 None                 NAP                  120               120
   187          1              5             No                 None                 NAP                  120               119
   188          1              5             No                 None                 NAP                  120               118
                                                                None                 NAP                  120               119
   189          1              5             No                 None                 NAP                  120               119
   189          1              5             No                 None                 NAP                  120               119
   190          1             15             No               Springing             Hard                  120               118
   191          1              5             No                 None                 NAP                  120               117
   192          1              5             No                 None                 NAP                  120               118
   193          1              5             No                 None                 NAP                  120               119
   194          1              5             No                 None                 NAP                  120               116
   195          1              5             No                 None                 NAP                  120               117
   196          1              5             No                 None                 NAP                  120               119
   197          1              5             No               Springing             Hard                  120               118
   198          5              0             No                 None                 NAP                  120               118
   199          1              5             No                 None                 NAP                  120               116
   200          1              5             No                 None                 NAP                  120               118
   201          1              5             No                 None                 NAP                  120               116
   202          1              5             No                 None                 NAP                  60                58
   203          1              7             No                 None                 NAP                  120               120
   204          1              5             No                 None                 NAP                  120               118
   205          1              5             No                 None                 NAP                  120               118
   206          1              5             Yes              Springing             Hard                  120               119
   207          1              5             No                 None                 NAP                  48                48
   208          5              0             No                 None                 NAP                  120               119
   209          1              5             No                 None                 NAP                  120               119
   210          1              5             No                 None                 NAP                  120               118
   211          1              5             No                 None                 NAP                  120               120
   212          1              5             No                 None                 NAP                  120               118
   213          1              5             No                 None                 NAP                  84                81
   214          1              0             No                 None                 NAP                  120               119
   215          1              5             No                 None                 NAP                  120               120
   216          1              5             No               Springing             Hard                  120               118
   217          1              5             No                 None                 NAP                  120               119
   218          1              5             No                 None                 NAP                  120               115
   219          1              5             No                 None                 NAP                  120               114
   220          1              5             No                 None                 NAP                  120               117
   221          1              5             No                 None                 NAP                  120               118
   222          1             10             No                 None                 NAP                  120               120
   223          1             15             No                 None                 NAP                  120               118
   224          1              5             No                 None                 NAP                  120               118
   225          1              5             No                 None                 NAP                  120               119
   226          1              0             No                 None                 NAP                  120               119
   227          1              5             No                 None                 NAP                  120               117
   228          1              0             No                 None                 NAP                  120               104
   229          1              5             No                 None                 NAP                  120               118
   230          1              0             No                 None                 NAP                  120               119
   231          1              5             No                 None                 NAP                  120               119
   232          1              0             No                 None                 NAP                  120               118
   233          1              2             No                 None                 NAP                  120               120
   234          1              5             No                 None                 NAP                  120               114
                                                              Springing             Hard                  120               116
   235          1              5             No               Springing             Hard                  120               116
   235          1              5             No               Springing             Hard                  120               116
   236          1              5             No                 None                 NAP                  120               119
   237          1              5             No                 None                 NAP                  120               117
   238          1             10             No                 None                 NAP                  120               117
   239          1              5             No                 None                 NAP                  120               116
   240          1              5             No                 None                 NAP                  120               120
                                                                None                 NAP                  120               120
   241          5              0             No                 None                 NAP                  120               120
   241          5              0             No                 None                 NAP                  120               120
   241          5              0             No                 None                 NAP                  120               120
   241          5              0             No                 None                 NAP                  120               120
   242          1              5             No                 None                 NAP                  120               117
   243          1              0             No                 None                 NAP                  120               119
   244          1              5             No                 None                 NAP                  120               118
   245          1              5             No                 None                 NAP                  120               115
   246          1              5             No               Springing             Hard                  120               115
   247          1              5             No               Springing             Hard                  120               119
   248          5              0             No                 None                 NAP                  120               119
   249          1              5             No                 None                 NAP                  120               119
   250          5              0             No                 None                 NAP                  120               119
   251          1              5             No                 None                 NAP                  120               117
   252          1              5             No                 None                 NAP                  84                81
   253          1              5             No                 None                 NAP                  120               116
   254          1              5             No                 None                 NAP                  120               115
   255          1              5             No                 None                 NAP                  120               118
   256          1              5             No                 None                 NAP                  120               111
   257          1              5             No                 None                 NAP                  120               117
   258          1              5             No                 None                 NAP                  120               113
   259          1              5             No                 None                 NAP                  120               120
                                                                None                 NAP                  120               118
   260          1              5             No                 None                 NAP                  120               118
   260          1              5             No                 None                 NAP                  120               118
   261          1              5             No                 None                 NAP                  120               118
   262          1              7             No                 None                 NAP                  120               120
   263          5              0             No                 None                 NAP                  120               119
   264          1              5             No                 None                 NAP                  120               118
   265          1             15             No                 None                 NAP                  120               116
   266          5              0             No                 None                 NAP                  120               117
   267          1              5             No                 None                 NAP                  120               117
   268          1             10             No                 None                 NAP                  120               119
   269          1              5             No                 None                 NAP                  120               119
   270          1              5             No                 None                 NAP                  120               118
   271          5              0             No                 None                 NAP                  60                60
   272          1              5             No                 None                 NAP                  120               115
   273          1              5             No                 None                 NAP                  120               119
   274          1              5             No                 None                 NAP                  120               119
   275          1              5             No                 None                 NAP                  120               118
   276          1              5             No                 None                 NAP                  120               118
   277          1              5             No                 None                 NAP                  120               118
   278          1              5             No                 None                 NAP                  120               118
   279          1              0             Yes                None                 NAP                  120               118
   280          1              5             No                 None                 NAP                  120               117
   281          1              5             No                 None                 NAP                  120               116
   282          1              5             No                 None                 NAP                  60                56
   283          1             10             No                 None                 NAP                  120               117
   284          1              5             No               Springing             Hard                  120               118
   285          1              5             No                 None                 NAP                  120               119
   286          1              5             No                 None                 NAP                  84                82
   287          1              5             No                 None                 NAP                  120               118
   288          1              5             No                 None                 NAP                  120               117
   289          1              5             No                 None                 NAP                  120               118
   290          1              5             No                 None                 NAP                  60                59
   291          1              5             No                 None                 NAP                  120               117
   292          1              5             No                 None                 NAP                  120               119
   293          1              0             No                 None                 NAP                  120               119
   294          1              5             No                 None                 NAP                  120               116
   295          1              5             No               Springing             Hard                  120               119
   296          1              5             No                 None                 NAP                  84                81
   297          1              5             No                 None                 NAP                  120               119
   298          1              5             No                 None                 NAP                  120               119
   299          1              5             No                 None                 NAP                  120               118
   300          1              5             No                 None                 NAP                  120               120
   301          5              0             No               Springing             Hard                  120               118
   302          1              5             No                 None                 NAP                  120               118
   303          5              0             No                 None                 NAP                  120               120
   304          1              5             No                 None                 NAP                  120               117
   305          1              5             No                 None                 NAP                  84                81
   306          1              5             No               Springing             Hard                  120               116
   307          1              5             No                 None                 NAP                  120               118
   308          1              0             No                 None                 NAP                  120               120
   309          1              5             No                 None                 NAP                  120               119
   310          1              5             No                 None                 NAP                  120               119
   311          1             15             No                 None                 NAP                  120               117
   312          1              5             No               Springing             Hard                  120               116
   313          1              5             No                 None                 NAP                  120               117
   314          1              5             No                 None                 NAP                  120               118
   315          1              0             No                 None                 NAP                  120               119
   316          1              5             Yes              Springing             Hard                  120               118
   317          1              5             No                 None                 NAP                  84                81
   318          1              5             No                 None                 NAP                  120               119
   319          1              5             No                 None                 NAP                  120               119
   320          1              7             No                 None                 NAP                  120               120
   321          1              5             No                 None                 NAP                  120               117
   322          1              5             No                 None                 NAP                  120               119
   323          1              0             No                 None                 NAP                  60                59
   324          1              5             No                 None                 NAP                  120               118
   325          1              5             No                 None                 NAP                  120               118
   326          1              5             No                 None                 NAP                  120               118
   327          1              5             No                 None                 NAP                  60                56
   328          1              0             No                 None                 NAP                  120               119
   329          1              0             No                 None                 NAP                  120               119
   330          1              5             No                 None                 NAP                  120               116
   331          1              5             No               Springing             Hard                  120               119
                                                                None                 NAP                  120               119
   332          1              5             No                 None                 NAP                  120               119
   332          1              5             No                 None                 NAP                  120               119
   333          1              5             No               Springing             Hard                  120               119
   334          1              5             No                 None                 NAP                  120               116
   335          1              5             No                 None                 NAP                  120               119
   336          1              5             No                 None                 NAP                  120               118
   337          1              0             No                 None                 NAP                  120               118
   338          1              5             No                 None                 NAP                  120               118
   339          1              0             No                 None                 NAP                  84                81
   340          1              7             No                 None                 NAP                  120               116
   341          1              0             No                 None                 NAP                  84                81
   342          1              5             No                 None                 NAP                  120               120
   343          1              5             No                 None                 NAP                  120               117
   344          1              5             No                 None                 NAP                  120               117
   345          1             10             No                 None                 NAP                  120               118
   346          1              5             No                 None                 NAP                  120               116
   347          1              5             No               Springing             Hard                  120               120
   348          1             15             No                 None                 NAP                  120               120
                                                                None                 NAP                  120               120
   349          1              5             No                 None                 NAP                  120               120
   349          1              5             No                 None                 NAP                  120               120
   350          1              5             No                 None                 NAP                  120               119
   351          1             15             No                 None                 NAP                  120               119
   352          1              5             No                 None                 NAP                  120               116
   353          1              5             No                 None                 NAP                  120               118
   354          1              5             No                 None                 NAP                  120               116
   355          1              5             No               Springing             Hard                  120               118
   356          1              5             No                 None                 NAP                  120               117
   357          1              5             No                 None                 NAP                  120               117
   358          1              5             No                 None                 NAP                  120               115
   359          1              5             No                 None                 NAP                  120               118
   360          1              5             No                 None                 NAP                  120               117
   361          1              5             No                 None                 NAP                  120               116
   362          1              5             No                 None                 NAP                  120               119
   363          1              5             No                 None                 NAP                  120               117
   364          1              5             No                 None                 NAP                  120               118
   365          1             10             No                 None                 NAP                  120               119
   366          1              5             No                 None                 NAP                  120               118
   367          1              5             No                 None                 NAP                  120               117
   368          1              5             No                 None                 NAP                  120               119
   369          1              5             No                 None                 NAP                  60                31
   370          1              5             No                 None                 NAP                  120               118
   371          1             10             No                 None                 NAP                  120               119
   372          1              5             No                 None                 NAP                  120               119
   373          1              5             No                 None                 NAP                  120               118
   374          1              5             No                 None                 NAP                  120               114
   375          1              5             No                 None                 NAP                  120               117
   376          1              5             No                 None                 NAP                  120               119
   377          1              5             No                 None                 NAP                  120               119
   378          1              5             No                 None                 NAP                  60                59
   379          1              5             No                 None                 NAP                  84                81
   380          1              0             No                 None                 NAP                  84                81
   381          1             15             No                 None                 NAP                  120               109
   382          1              5             No                 None                 NAP                  120               119
   383          1              5             No               Springing             Hard                  120               117
   384          1              5             No                 None                 NAP                  120               117
   385          1              5             No                 None                 NAP                  120               118
   386          1              5             No                 None                 NAP                  120               118
   387          1              5             No               In-Place            Springing               120               118
   388          1              5             No               Springing             Hard                  120               119
   389          1              5             No                 None                 NAP                  120               120
   390          1              5             No                 None                 NAP                  120               119
   391          1              5             No                 None                 NAP                  120               119
   392          1              5             No                 None                 NAP                  120               119
   393          1              5             No                 None                 NAP                  120               119
   394          1             15             No                 None                 NAP                  120               119
   395          1              5             No                 None                 NAP                  120               118
   396          1              5             No               In-Place              Hard                  120               115
   397          1             10             No                 None                 NAP                  120               118
   398          1              5             No                 None                 NAP                  120               119
   399          1             10             No                 None                 NAP                  120               118
   400          1              5             No                 None                 NAP                  120               117
   401          1              5             No                 None                 NAP                  120               117
   402          1              5             No                 None                 NAP                  120               116
   403          1              5             No                 None                 NAP                  120               118
   404          1              5             No                 None                 NAP                  120               119
   405          1              5             No               Springing             Hard                  120               120
   406          1              5             No                 None                 NAP                  120               118
   407          1              5             No                 None                 NAP                  120               117
   408          1              5             No               In-Place              Hard                  60                60
   409          1              5             No                 None                 NAP                  120               118
   410          1              5             No                 None                 NAP                  120               116
   411          1             10             No                 None                 NAP                  120               116
   412          1              5             No                 None                 NAP                  120               118
   413          1              5             No               Springing             Hard                  120               118
   414          1              5             No                 None                 NAP                  120               118
   415          1              0             Yes                None                 NAP                  120               119
   416          1              5             No                 None                 NAP                  120               119
   417          1              5             Yes              Springing             Hard                  120               119
   418          1              5             No               Springing             Hard                  120               118
   419          1              5             No                 None                 NAP                  60                58
   420          1              5             No                 None                 NAP                  120               118
   421          1              5             No                 None                 NAP                  120               118
   422          1              5             No               In-Place              Hard                  120               119
   423          1              5             No               In-Place              Hard                  120               117

TOTALS AND WEIGHTED AVERAGES:                                                                             102               101

 MORTGAGE               ORIGINAL               REMAINING                 MORTGAGE                  MONTHLY             MONTHLY
 LOAN NO.            AMORT. TERM(10)          AMORT. TERM                    RATE             PAYMENT (P&I)        PAYMENT (IO)
--------------------------------------------------------------------------------------------------------------------------------

                          IO                     IO                        5.797%                       NAP          $3,795,894
     1                    IO                     IO                        5.797%                       NAP            $586,517
     1                    IO                     IO                        5.797%                       NAP            $464,557
     1                    IO                     IO                        5.797%                       NAP            $436,839
     1                    IO                     IO                        5.797%                       NAP            $394,818
     1                    IO                     IO                        5.797%                       NAP            $332,951
     1                    IO                     IO                        5.797%                       NAP            $222,522
     1                    IO                     IO                        5.797%                       NAP            $206,778
     1                    IO                     IO                        5.797%                       NAP            $205,281
     1                    IO                     IO                        5.797%                       NAP            $168,305
     1                    IO                     IO                        5.797%                       NAP            $155,222
     1                    IO                     IO                        5.797%                       NAP            $117,525
     1                    IO                     IO                        5.797%                       NAP            $102,668
     1                    IO                     IO                        5.797%                       NAP             $97,568
     1                    IO                     IO                        5.797%                       NAP             $94,796
     1                    IO                     IO                        5.797%                       NAP             $83,376
     1                    IO                     IO                        5.797%                       NAP             $70,404
     1                    IO                     IO                        5.797%                       NAP             $55,769
     1                    IO                     IO                        5.797%                       NAP                 NAP
     1                    IO                     IO                        5.797%                       NAP                 NAP
     1                    IO                     IO                        5.797%                       NAP                 NAP
                          IO                     IO                        5.620%                       NAP          $1,424,514
     2                    IO                     IO                        5.620%                       NAP            $949,676
     2                    IO                     IO                        5.620%                       NAP            $474,838
                          IO                     IO                        5.760%                       NAP          $1,031,733
     3                    IO                     IO                        5.760%                       NAP            $208,510
     3                    IO                     IO                        5.760%                       NAP            $170,837
     3                    IO                     IO                        5.760%                       NAP            $123,456
     3                    IO                     IO                        5.760%                       NAP            $108,523
     3                    IO                     IO                        5.760%                       NAP             $82,590
     3                    IO                     IO                        5.760%                       NAP             $72,558
     3                    IO                     IO                        5.760%                       NAP             $66,823
     3                    IO                     IO                        5.760%                       NAP             $62,869
     3                    IO                     IO                        5.760%                       NAP             $60,512
     3                    IO                     IO                        5.760%                       NAP             $44,903
     3                    IO                     IO                        5.760%                       NAP             $30,154
                          IO                     IO                        5.800%                       NAP            $955,590
     4                    IO                     IO                        5.800%                       NAP             $74,039
     4                    IO                     IO                        5.800%                       NAP             $71,086
     4                    IO                     IO                        5.800%                       NAP             $53,365
     4                    IO                     IO                        5.800%                       NAP             $49,597
     4                    IO                     IO                        5.800%                       NAP             $46,542
     4                    IO                     IO                        5.800%                       NAP             $43,385
     4                    IO                     IO                        5.800%                       NAP             $34,928
     4                    IO                     IO                        5.800%                       NAP             $34,830
     4                    IO                     IO                        5.800%                       NAP             $33,812
     4                    IO                     IO                        5.800%                       NAP             $33,596
     4                    IO                     IO                        5.800%                       NAP             $31,164
     4                    IO                     IO                        5.800%                       NAP             $30,711
     4                    IO                     IO                        5.800%                       NAP             $30,451
     4                    IO                     IO                        5.800%                       NAP             $29,130
     4                    IO                     IO                        5.800%                       NAP             $26,345
     4                    IO                     IO                        5.800%                       NAP             $26,072
     4                    IO                     IO                        5.800%                       NAP             $25,970
     4                    IO                     IO                        5.800%                       NAP             $24,951
     4                    IO                     IO                        5.800%                       NAP             $23,016
     4                    IO                     IO                        5.800%                       NAP             $20,776
     4                    IO                     IO                        5.800%                       NAP             $20,669
     4                    IO                     IO                        5.800%                       NAP             $19,859
     4                    IO                     IO                        5.800%                       NAP             $17,924
     4                    IO                     IO                        5.800%                       NAP             $16,295
     4                    IO                     IO                        5.800%                       NAP             $15,887
     4                    IO                     IO                        5.800%                       NAP             $15,684
     4                    IO                     IO                        5.800%                       NAP             $14,971
     4                    IO                     IO                        5.800%                       NAP             $13,545
     4                    IO                     IO                        5.800%                       NAP             $12,832
     4                    IO                     IO                        5.800%                       NAP             $12,832
     4                    IO                     IO                        5.800%                       NAP             $11,814
     4                    IO                     IO                        5.800%                       NAP             $10,490
     4                    IO                     IO                        5.800%                       NAP             $10,184
     4                    IO                     IO                        5.800%                       NAP              $6,314
     4                    IO                     IO                        5.800%                       NAP              $4,379
     4                    IO                     IO                        5.800%                       NAP              $4,074
     4                    IO                     IO                        5.800%                       NAP              $4,074
     5                    360                    359                       5.658%                  $621,072                 NAP
                          360                    360                       5.465%                  $565,595            $461,742
     6                    360                    360                       5.465%                  $111,349             $90,904
     6                    360                    360                       5.465%                   $87,383             $71,338
     6                    360                    360                       5.465%                   $79,272             $64,716
     6                    360                    360                       5.465%                   $78,903             $64,415
     6                    360                    360                       5.465%                   $75,953             $62,007
     6                    360                    360                       5.465%                   $55,306             $45,151
     6                    360                    360                       5.465%                   $31,709             $25,886
     6                    360                    360                       5.465%                   $27,653             $22,575
     6                    360                    360                       5.465%                   $18,067             $14,749
     7                    IO                     IO                        5.480%                       NAP            $453,749
     8                    IO                     IO                        5.650%                       NAP            $386,672
     9                    IO                     IO                        5.689%                       NAP            $341,274
                          360                    360                       6.040%                  $376,328            $318,953
    10                    360                    360                       6.040%                   $97,845             $82,928
    10                    360                    360                       6.040%                   $94,082             $79,738
    10                    360                    360                       6.040%                   $94,082             $79,738
    10                    360                    360                       6.040%                   $90,319             $76,549
    11                    IO                     IO                        5.550%                       NAP            $275,727
    12                    IO                     IO                        5.660%                       NAP            $205,634
    13                    IO                     IO                        5.780%                       NAP            $205,110
    14                    IO                     IO                        5.660%                       NAP            $197,408
                          300                    296                       5.445%                  $247,377                 NAP
    15                    300                    296                       5.445%                  $146,594                 NAP
    15                    300                    296                       5.445%                   $54,973                 NAP
    15                    300                    296                       5.445%                   $45,811                 NAP
    16                    IO                     IO                        5.800%                       NAP            $181,317
    17                    360                    360                       5.700%                  $208,944            $173,375
    18                    IO                     IO                        5.650%                       NAP            $167,080
    19                    360                    360                       5.560%                  $200,046            $164,419
    20                    360                    360                       5.700%                  $197,684            $164,032
    21                    IO                     IO                        5.910%                       NAP            $160,039
    22                    IO                     IO                        5.560%                       NAP            $146,568
    23                    360                    360                       5.850%                  $176,982            $148,281
    24                    360                    360                       5.700%                  $167,666            $139,124
    25                    360                    357                       5.640%                  $156,836                 NAP
    26                    IO                     IO                        5.850%                       NAP            $133,453
                          360                    360                       5.610%                  $148,131            $122,172
    27                    360                    360                       5.610%                   $78,569             $64,800
    27                    360                    360                       5.610%                   $20,516             $16,921
    27                    360                    360                       5.610%                   $17,628             $14,538
    27                    360                    360                       5.610%                   $12,073              $9,957
    27                    360                    360                       5.610%                    $7,184              $5,925
    27                    360                    360                       5.610%                    $4,251              $3,506
    27                    360                    360                       5.610%                    $3,970              $3,274
    27                    360                    360                       5.610%                    $3,940              $3,250
    28                    IO                     IO                        5.810%                       NAP            $125,766
    29                    IO                     IO                        5.570%                       NAP            $116,500
                          360                    358                       5.780%                  $140,515                 NAP
    30                    360                    358                       5.780%                  $102,459                 NAP
    30                    360                    358                       5.780%                   $38,056                 NAP
    31                    IO                     IO                        5.730%                       NAP            $111,350
    32                    360                    360                       6.020%                  $135,188            $114,443
                          360                    357                       5.390%                  $124,241                 NAP
    33                    360                    357                       5.390%                   $22,363                 NAP
    33                    360                    357                       5.390%                   $21,121                 NAP
    33                    360                    357                       5.390%                   $14,909                 NAP
    33                    360                    357                       5.390%                   $14,909                 NAP
    33                    360                    357                       5.390%                    $9,939                 NAP
    33                    360                    357                       5.390%                    $7,454                 NAP
    33                    360                    357                       5.390%                    $7,454                 NAP
    33                    360                    357                       5.390%                    $6,212                 NAP
    33                    360                    357                       5.390%                    $6,212                 NAP
    33                    360                    357                       5.390%                    $3,727                 NAP
    33                    360                    357                       5.390%                    $3,727                 NAP
    33                    360                    357                       5.390%                    $3,727                 NAP
    33                    360                    357                       5.390%                    $2,485                 NAP
    34                    IO                     IO                        5.700%                       NAP            $103,543
    35                    360                    360                       5.640%                  $119,645             $98,880
    36                    IO                     IO                        5.835%                       NAP            $100,770
    37                    360                    360                       5.550%                  $115,613             $94,957
    38                    IO                     IO                        5.630%                       NAP             $95,284
    39                    IO                     IO                        5.530%                       NAP             $93,447
    40                    360                    360                       6.070%                  $120,812            $102,572
    41                    360                    358                       5.700%                  $116,080                 NAP
    42                    IO                     IO                        6.080%                       NAP            $100,067
    43                    360                    360                       5.650%                  $110,829             $91,656
    44                    360                    360                       5.690%                  $110,156             $91,343
    45                    IO                     IO                        5.580%                       NAP             $88,974
    46                    360                    360                       5.900%                  $109,730             $92,222
    47                    IO                     IO                        5.620%                       NAP             $87,845
                          360                    360                       5.670%                  $105,981             $87,764
    48                    360                    360                       5.670%                   $27,768             $22,995
    48                    360                    360                       5.670%                   $26,842             $22,229
    48                    360                    360                       5.670%                   $18,512             $15,330
    48                    360                    360                       5.670%                   $16,892             $13,989
    48                    360                    360                       5.670%                    $8,562              $7,090
    48                    360                    360                       5.670%                    $7,405              $6,132
    49                    360                    360                       5.700%                  $106,213             $88,132
    50                    300                    300                       5.530%                  $109,627             $83,168
    51                    360                    360                       5.480%                   $99,144             $81,027
    52                    360                    357                       5.990%                  $100,766                 NAP
    53                    IO                     IO                        5.910%                       NAP             $83,640
    54                    360                    360                       5.658%                   $96,598                 NAP
    55                    360                    360                       5.700%                   $94,002             $77,999
    56                    IO                     IO                        5.900%                       NAP             $77,267
    57                    360                    360                       6.580%                   $96,875             $84,504
    58                    IO                     IO                        5.593%                       NAP             $70,877
    59                    IO                     IO                        5.570%                       NAP             $70,592
    60                    360                    360                       5.970%                   $88,747             $74,905
    61                    360                    360                       6.150%                   $88,947             $75,864
    62                    360                    358                       5.950%                   $86,469                 NAP
    63                    360                    360                       5.800%                   $84,492             $70,567
    64                    360                    359                       5.670%                   $82,147                 NAP
    65                    IO                     IO                        5.570%                       NAP             $66,479
    66                    360                    360                       5.700%                   $81,256             $67,424
    67                    360                    360                       5.930%                   $81,225             $68,391
    68                    IO                     IO                        5.680%                       NAP             $65,267
    69                    360                    360                       6.080%                   $81,635             $69,350
    70                    360                    360                       5.720%                   $75,617             $62,827
                          IO                     IO                        5.650%                   $28,434             $38,190
    71                    IO                     IO                        5.650%                       NAP             $38,190
    72                    360                    358                       5.840%                   $15,856                 NAP
    72                    360                    358                       5.840%                   $12,578                 NAP
    73                    IO                     IO                        5.630%                       NAP             $60,768
    74                    360                    360                       5.820%                   $71,122             $59,475
    75                    360                    357                       5.990%                   $72,468                 NAP
    76                    IO                     IO                        5.580%                       NAP             $56,575
    77                    360                    358                       5.555%                   $68,549                 NAP
    78                    360                    360                       5.740%                   $68,787             $57,227
    79                    360                    360                       5.720%                   $68,055             $56,545
    80                    360                    360                       5.420%                   $64,720             $52,663
    81                    360                    360                       5.530%                   $65,512             $53,732
    82                    420                    419                       5.950%                   $65,186                 NAP
                          300                    298                       6.200%                   $75,507                 NAP
    83                    300                    298                       6.200%                   $62,769                 NAP
    83                    300                    298                       6.200%                   $12,738                 NAP
    84                    IO                     IO                        5.860%                       NAP             $56,443
    85                    360                    360                       5.620%                   $65,589             $54,132
    86                    360                    360                       5.660%                   $65,588             $54,278
    87                    360                    360                       5.950%                   $63,431             $53,473
    88                    300                    300                       5.605%                   $65,139                 NAP
    89                    300                    298                       5.500%                   $64,172                 NAP
    90                    IO                     IO                        6.070%                       NAP             $52,568
    91                    360                    360                       5.600%                   $58,556             $48,261
    92                    360                    355                       5.890%                   $60,731                 NAP
    93                    IO                     IO                        5.640%                       NAP             $47,653
    94                    360                    360                       5.550%                   $57,093             $46,892
    95                    IO                     IO                        6.070%                       NAP             $50,517
    96                    IO                     IO                        5.710%                       NAP             $44,867
    97                    IO                     IO                        5.730%                       NAP             $44,903
                          360                    360                       5.950%                   $55,161             $46,502
    98                    360                    360                       5.950%                   $29,180             $24,599
    98                    360                    360                       5.950%                   $11,205              $9,446
    98                    360                    360                       5.950%                    $6,653              $5,609
    98                    360                    360                       5.950%                    $6,536              $5,510
    98                    360                    360                       5.950%                    $1,587              $1,338
    99                    360                    360                       5.840%                   $54,216                 NAP
    100                   IO                     IO                        5.820%                       NAP             $44,502
    101                   IO                     IO                        5.410%                       NAP             $41,193
    102                   360                    360                       6.035%                   $54,162             $45,891
    103                   360                    358                       5.865%                   $53,181                 NAP
    104                   360                    356                       6.290%                   $55,031                 NAP
    105                   IO                     IO                        6.110%                       NAP             $45,429
    106                   IO                     IO                        5.640%                       NAP             $41,934
    107                   360                    360                       5.910%                   $52,015             $43,742
    108                   IO                     IO                        5.570%                       NAP             $40,572
                          360                    357                       5.800%                   $50,578                 NAP
    109                   360                    357                       5.800%                   $27,636                 NAP
    110                   360                    357                       5.800%                   $12,733                 NAP
    111                   360                    357                       5.800%                   $10,210                 NAP
    112                   360                    360                       5.490%                   $48,209             $39,428
    113                   300                    300                       5.950%                   $54,506                 NAP
    114                   300                    299                       5.720%                   $53,320                 NAP
    115                   IO                     IO                        5.790%                       NAP             $41,093
    116                   360                    360                       5.660%                   $48,541             $40,170
    117                   IO                     IO                        5.890%                       NAP             $40,807
    118                   360                    360                       5.700%                   $47,303             $39,250
    119                   360                    360                       5.730%                   $47,167             $39,215
    120                   420                    420                       5.810%                   $45,157             $39,762
    121                   IO                     IO                        5.510%                       NAP             $37,244
    122                   IO                     IO                        5.590%                       NAP             $37,784
    123                   IO                     IO                        5.920%                       NAP             $40,015
    124                   360                    360                       5.730%                   $46,584             $38,731
    125                   360                    360                       5.600%                   $45,926             $37,852
    126                   360                    359                       5.520%                   $44,955                 NAP
                          360                    360                       5.750%                   $45,081             $37,530
    127                   360                    360                       5.750%                   $22,905             $19,069
    128                   360                    360                       5.750%                   $22,176             $18,461
    129                   300                    299                       5.660%                   $47,899                 NAP
    130                   360                    360                       5.660%                   $44,207             $36,584
    131                   360                    360                       5.700%                   $44,203             $36,678
    132                   IO                     IO                        6.070%                       NAP             $38,977
    133                   360                    360                       5.900%                   $44,930             $37,761
    134                   360                    360                       5.940%                   $44,797             $37,741
    135                   360                    360                       5.780%                   $43,911             $36,627
    136                   IO                     IO                        5.450%                       NAP             $34,075
    137                   360                    360                       5.740%                   $42,554             $35,403
    138                   360                    360                       6.040%                   $43,353             $36,743
    139                   360                    360                       5.580%                   $41,243             $33,945
    140                   360                    360                       5.640%                   $40,622             $33,571
    141                   360                    360                       6.140%                   $42,601             $36,314
    142                   360                    360                       5.760%                   $40,895             $34,067
    143                   360                    360                       5.830%                   $41,207             $34,481
    144                   420                    420                       5.820%                   $39,071             $34,422
                          360                    358                       5.990%                   $41,474                 NAP
    145                   360                    358                       5.990%                   $27,580                 NAP
    146                   360                    358                       5.990%                   $13,895                 NAP
    147                   360                    360                       5.870%                   $40,203             $33,725
    148                   360                    360                       5.740%                   $39,640             $32,978
                          360                    360                       5.650%                   $38,963             $32,223
    149                   360                    360                       5.650%                   $14,089             $11,651
    149                   360                    360                       5.650%                    $9,175              $7,588
    149                   360                    360                       5.650%                    $8,258              $6,829
    149                   360                    360                       5.650%                    $7,442              $6,155
                          360                    360                       5.790%                   $39,416             $32,899
    150                   360                    360                       5.790%                   $23,329             $19,472
    150                   360                    360                       5.790%                   $16,087             $13,427
    151                   360                    360                       5.675%                   $38,202             $31,646
    152                   360                    360                       5.700%                   $37,726             $31,304
    153                   360                    360                       5.640%                   $37,479             $30,974
    154                   300                    298                       5.500%                   $39,916                 NAP
    155                   360                    360                       5.730%                   $37,238             $30,960
    156                   360                    359                       5.800%                   $37,552                 NAP
    157                   360                    360                       5.590%                   $35,554             $29,283
                          360                    360                       5.620%                   $20,376             $29,250
    158                   360                    360                       5.620%                   $20,376             $16,817
    158                   360                    360                       5.620%                   $15,065             $12,433
    159                   360                    359                       5.740%                   $35,559                 NAP
    160                   360                    360                       5.700%                   $34,940             $28,992
    161                   360                    360                       5.890%                   $35,550                 NAP
    162                   IO                     IO                        5.540%                       NAP             $28,085
    163                   360                    360                       5.910%                   $35,627             $29,960
    164                   360                    360                       5.790%                   $35,167             $29,352
    165                   300                    297                       6.090%                   $38,989                 NAP
                          360                    358                       5.900%                   $34,776                 NAP
    166                   360                    358                       5.900%                   $12,603                 NAP
    166                   360                    358                       5.900%                   $11,316                 NAP
    166                   360                    358                       5.900%                   $10,857                 NAP
    167                   300                    300                       5.605%                   $35,982                 NAP
    168                   300                    298                       5.740%                   $36,453                 NAP
    169                   360                    360                       5.550%                   $32,886             $27,010
                          360                    359                       5.760%                   $17,672                 NAP
    170                   360                    359                       5.760%                   $17,672                 NAP
    171                   360                    360                       5.790%                   $15,901                 NAP
    172                   360                    360                       5.960%                   $34,028             $28,703
    173                   360                    360                       5.710%                   $33,119             $27,499
                          IO                     IO                        5.490%                       NAP             $53,841
    174                   IO                     IO                        5.490%                       NAP             $14,843
    175                   IO                     IO                        5.490%                       NAP             $11,596
    176                   360                    360                       5.740%                   $32,936             $27,401
    177                   360                    358                       5.990%                   $33,838                 NAP
    178                   300                    297                       5.870%                   $35,637                 NAP
    179                   IO                     IO                        5.480%                       NAP             $25,466
    180                   324                    324                       5.500%                   $32,623                 NAP
    181                   360                    360                       5.850%                   $31,857             $26,691
    182                   360                    360                       5.870%                   $31,778             $26,658
    183                   360                    360                       5.600%                   $30,713             $25,313
                          360                    357                       6.020%                   $32,145                 NAP
    184                   360                    357                       6.020%                   $17,214                 NAP
    185                   360                    357                       6.020%                   $14,931                 NAP
                          360                    360                       5.870%                   $31,335                 NAP
    186                   360                    360                       5.870%                   $19,628                 NAP
    186                   360                    360                       5.870%                   $11,706                 NAP
    187                   360                    359                       5.510%                   $30,126                 NAP
    188                   300                    298                       5.920%                   $33,570                 NAP
                          360                    360                       5.700%                   $30,181             $25,043
    189                   360                    360                       5.700%                   $17,644             $14,641
    189                   360                    360                       5.700%                   $12,537             $10,403
    190                   360                    358                       6.100%                   $31,512                 NAP
    191                   360                    360                       5.740%                   $29,992             $24,952
    192                   360                    360                       5.860%                   $30,297             $25,399
    193                   360                    360                       5.790%                   $30,009             $25,047
    194                   360                    360                       5.690%                   $29,220             $24,230
    195                   360                    360                       5.630%                   $28,799             $23,784
    196                   360                    359                       5.800%                   $29,338                 NAP
    197                   360                    358                       5.810%                   $29,370                 NAP
    198                   360                    358                       5.630%                   $28,799                 NAP
    199                   360                    356                       5.900%                   $29,657                 NAP
    200                   360                    360                       5.855%                   $29,218             $24,487
    201                   360                    360                       6.350%                   $29,867             $25,753
    202                   360                    358                       5.830%                   $28,138                 NAP
    203                   360                    360                       5.910%                   $28,204             $23,719
    204                   360                    360                       5.900%                   $27,877             $23,429
    205                   360                    360                       5.770%                   $27,488             $22,913
    206                   360                    359                       5.700%                   $27,279                 NAP
    207                   360                    360                       6.270%                   $28,537                 NAP
    208                   360                    360                       5.700%                   $26,698             $22,153
    209                   360                    359                       5.930%                   $27,373                 NAP
    210                   360                    358                       5.600%                   $26,121                 NAP
    211                   360                    360                       6.010%                   $27,009             $22,851
    212                   360                    358                       5.910%                   $26,720                 NAP
    213                   360                    357                       5.930%                   $26,778                 NAP
    214                   360                    359                       5.870%                   $26,309                 NAP
    215                   360                    360                       5.660%                   $25,571                 NAP
    216                   360                    358                       5.870%                   $26,161                 NAP
    217                   360                    360                       5.700%                   $25,538             $21,190
    218                   360                    355                       5.620%                   $25,315                 NAP
    219                   360                    354                       6.000%                   $26,230                 NAP
    220                   360                    357                       6.030%                   $26,164                 NAP
    221                   360                    360                       5.740%                   $25,066             $20,854
    222                   IO                     IO                        5.610%                       NAP             $20,363
    223                   300                    298                       6.010%                   $27,731                 NAP
    224                   360                    360                       6.060%                   $25,645             $21,761
    225                   360                    359                       5.810%                   $24,964                 NAP
    226                   360                    360                       5.880%                   $24,905             $20,906
    227                   360                    357                       6.030%                   $25,382                 NAP
    228                   360                    360                       5.880%                   $24,414             $20,493
    229                   360                    360                       5.800%                   $23,837             $19,908
    230                   360                    359                       5.890%                   $23,700                 NAP
    231                   300                    299                       6.390%                   $26,734                 NAP
    232                   360                    360                       6.020%                   $23,733             $20,091
    233                   300                    300                       5.780%                   $24,921                 NAP
    234                   360                    354                       6.000%                   $23,712                 NAP
                          300                    296                       5.690%                   $23,925                 NAP
    235                   300                    296                       5.690%                   $15,794                 NAP
    235                   300                    296                       5.690%                    $8,131                 NAP
    236                   360                    360                       6.200%                   $23,274             $19,906
    237                   360                    357                       5.840%                   $22,394                 NAP
    238                   360                    357                       5.820%                   $22,345                 NAP
    239                   360                    356                       6.010%                   $22,807                 NAP
    240                   300                    300                       6.090%                   $24,595                 NAP
                          360                    360                       6.050%                   $22,604                 NAP
    241                   360                    360                       6.050%                   $13,110                 NAP
    241                   360                    360                       6.050%                    $4,069                 NAP
    241                   360                    360                       6.050%                    $2,712                 NAP
    241                   360                    360                       6.050%                    $2,712                 NAP
    242                   360                    360                       5.750%                   $21,300             $17,732
    243                   360                    359                       5.930%                   $21,422                 NAP
    244                   360                    358                       5.870%                   $21,284                 NAP
    245                   360                    355                       5.850%                   $21,238                 NAP
    246                   360                    360                       5.720%                   $20,707             $17,205
    247                   360                    360                       5.630%                   $20,389             $16,839
    248                   IO                     IO                        5.580%                       NAP             $16,642
    249                   360                    360                       5.780%                   $20,492             $17,092
    250                   300                    299                       5.950%                   $22,444                 NAP
    251                   360                    357                       5.780%                   $20,492                 NAP
    252                   300                    297                       5.800%                   $22,125                 NAP
    253                   300                    296                       5.750%                   $22,019                 NAP
    254                   300                    295                       5.950%                   $22,123                 NAP
    255                   360                    358                       6.120%                   $20,496                 NAP
    256                   300                    291                       6.450%                   $22,851                 NAP
    257                   360                    357                       5.760%                   $19,629                 NAP
    258                   300                    293                       6.400%                   $22,411                 NAP
    259                   360                    360                       5.880%                   $19,531                 NAP
                          360                    360                       6.050%                   $19,891             $19,891
    260                   360                    360                       6.050%                   $11,132              $9,440
    260                   360                    360                       6.050%                    $8,760              $7,428
    261                   360                    358                       5.740%                   $19,237                 NAP
    262                   360                    360                       6.040%                   $19,569                 NAP
    263                   360                    360                       5.850%                   $18,878             $15,817
    264                   360                    358                       5.880%                   $18,939                 NAP
    265                   360                    360                       5.910%                   $18,912             $15,904
    266                   360                    360                       5.900%                   $18,713             $15,728
    267                   360                    357                       6.170%                   $19,293                 NAP
    268                   360                    359                       5.990%                   $18,866                 NAP
    269                   240                    239                       6.170%                   $22,514                 NAP
    270                   360                    360                       6.010%                   $18,186             $15,386
    271                   300                    300                       6.180%                   $19,660                 NAP
    272                   336                    336                       5.750%                   $17,984             $14,575
    273                   360                    359                       5.850%                   $17,698                 NAP
    274                   360                    359                       5.690%                   $17,393                 NAP
    275                   360                    358                       6.090%                   $18,160                 NAP
    276                   360                    358                       5.940%                   $17,871                 NAP
    277                   360                    358                       5.830%                   $17,660                 NAP
    278                   360                    358                       5.780%                   $17,564                 NAP
    279                   360                    358                       5.690%                   $17,393                 NAP
    280                   360                    357                       5.890%                   $17,775                 NAP
    281                   360                    356                       6.150%                   $18,277                 NAP
    282                   360                    356                       6.080%                   $18,141                 NAP
    283                   360                    360                       5.690%                   $17,300             $14,346
    284                   360                    358                       5.940%                   $17,752                 NAP
    285                   360                    359                       5.900%                   $17,498                 NAP
    286                   360                    358                       5.840%                   $17,296                 NAP
    287                   360                    358                       5.930%                   $17,257                 NAP
    288                   300                    297                       5.600%                   $17,982                 NAP
    289                   360                    358                       5.960%                   $17,014                 NAP
    290                   360                    360                       6.030%                   $16,938             $14,347
    291                   360                    360                       5.620%                   $16,110             $13,295
    292                   300                    299                       6.010%                   $18,058                 NAP
    293                   360                    360                       5.880%                   $16,430             $13,791
    294                   360                    356                       5.900%                   $16,311                 NAP
    295                   360                    359                       5.990%                   $16,350                 NAP
    296                   300                    297                       5.800%                   $17,257                 NAP
    297                   360                    359                       5.620%                   $15,642                 NAP
    298                   360                    359                       6.000%                   $16,188                 NAP
    299                   360                    358                       6.440%                   $16,959                 NAP
    300                   360                    360                       5.770%                   $15,498             $12,919
    301                   360                    360                       6.080%                   $15,934             $13,536
    302                   360                    360                       5.920%                   $15,461             $13,010
    303                   360                    360                       6.120%                   $15,789                 NAP
    304                   360                    360                       5.810%                   $15,272             $12,763
    305                   300                    297                       5.800%                   $16,119                 NAP
    306                   IO                     IO                        5.884%                       NAP             $12,478
    307                   360                    358                       6.050%                   $15,099                 NAP
    308                   360                    360                       5.980%                   $14,957             $12,631
    309                   360                    359                       6.400%                   $15,638                 NAP
    310                   360                    359                       5.510%                   $14,210                 NAP
    311                   240                    237                       6.710%                   $18,950                 NAP
    312                   IO                     IO                        5.884%                       NAP             $12,081
    313                   360                    360                       5.840%                   $14,143             $11,842
    314                   360                    360                       5.810%                   $14,097             $11,781
    315                   360                    359                       6.160%                   $14,637                 NAP
    316                   360                    358                       5.690%                   $13,914                 NAP
    317                   300                    297                       5.800%                   $15,171                 NAP
    318                   360                    360                       6.155%                   $14,324             $12,221
    319                   300                    299                       5.650%                   $14,487                 NAP
    320                   360                    360                       6.090%                   $13,923                 NAP
    321                   360                    360                       5.700%                   $13,349             $11,077
    322                   360                    359                       6.070%                   $13,893                 NAP
    323                   360                    359                       5.860%                   $13,583                 NAP
    324                   360                    358                       5.940%                   $13,701                 NAP
    325                   360                    358                       5.854%                   $13,575                 NAP
    326                   360                    358                       5.730%                   $13,393                 NAP
    327                   360                    356                       6.290%                   $14,160                 NAP
    328                   360                    360                       5.880%                   $13,317             $11,178
    329                   360                    360                       5.880%                   $13,317             $11,178
    330                   360                    356                       5.880%                   $13,317                 NAP
    331                   360                    359                       6.200%                   $13,474                 NAP
                          360                    359                       6.160%                   $13,417                 NAP
    332                   360                    359                       6.160%                    $6,777                 NAP
    332                   360                    359                       6.160%                    $6,641                 NAP
    333                   360                    359                       5.860%                   $12,993                 NAP
    334                   300                    296                       6.230%                   $14,486                 NAP
    335                   360                    359                       5.930%                   $12,794                 NAP
    336                   360                    358                       5.610%                   $12,356                 NAP
    337                   IO                     IO                        5.670%                       NAP             $10,060
    338                   360                    360                       5.980%                   $12,564             $10,610
    339                   360                    357                       5.890%                   $12,442                 NAP
    340                   360                    356                       6.150%                   $12,794                 NAP
    341                   300                    297                       6.060%                   $13,607                 NAP
    342                   360                    360                       5.750%                   $12,197             $10,154
    343                   360                    357                       6.030%                   $12,391                 NAP
    344                   360                    360                       6.000%                   $12,231             $10,342
    345                   360                    358                       5.960%                   $12,089                 NAP
    346                   360                    360                       5.800%                   $11,735              $9,801
    347                   240                    240                       6.100%                   $14,444                 NAP
    348                   300                    300                       6.140%                   $13,058                 NAP
                          360                    360                       6.140%                   $12,172             $10,375
    349                   360                    360                       6.140%                    $8,570              $7,306
    349                   360                    360                       6.140%                    $3,601              $3,070
    350                   360                    359                       5.788%                   $11,720                 NAP
    351                   240                    239                       6.100%                   $14,444                 NAP
    352                   360                    356                       5.850%                   $11,799                 NAP
    353                   360                    360                       5.820%                   $11,525              $9,638
    354                   360                    356                       5.980%                   $11,630                 NAP
    355                   360                    360                       6.230%                   $11,797             $10,106
    356                   360                    357                       5.865%                   $11,375                 NAP
    357                   360                    357                       6.170%                   $11,722                 NAP
    358                   360                    360                       6.110%                   $11,526              $9,809
    359                   360                    358                       6.160%                   $11,588                 NAP
    360                   360                    357                       5.960%                   $11,343                 NAP
    361                   360                    356                       5.870%                   $11,233                 NAP
    362                   360                    359                       5.810%                   $11,102                 NAP
    363                   360                    357                       6.150%                   $11,423                 NAP
    364                   360                    360                       5.720%                   $10,761              $8,941
    365                   360                    359                       5.860%                   $10,926                 NAP
    366                   360                    358                       5.980%                   $11,068                 NAP
    367                   360                    357                       6.050%                   $11,151                 NAP
    368                   360                    359                       5.800%                   $10,562                 NAP
    369                   360                    331                       5.560%                   $10,574                 NAP
    370                   360                    358                       5.925%                   $10,586                 NAP
    371                   360                    359                       5.750%                   $10,271                 NAP
    372                   360                    359                       6.100%                   $10,605                 NAP
    373                   300                    298                       5.970%                   $11,243                 NAP
    374                   360                    354                       6.020%                   $10,515                 NAP
    375                   204                    201                       5.870%                   $13,578                 NAP
    376                   300                    299                       5.930%                   $10,881                 NAP
    377                   300                    299                       5.870%                   $10,818                 NAP
    378                   360                    360                       6.120%                   $10,300              $8,770
    379                   360                    357                       6.010%                   $10,203                 NAP
    380                   300                    297                       6.060%                   $10,951                 NAP
    381                   360                    360                       6.570%                   $10,378              $9,048
    382                   360                    360                       5.780%                    $9,368              $7,814
    383                   360                    360                       5.890%                    $9,480              $7,962
    384                   360                    360                       6.040%                    $9,393              $7,961
    385                   360                    360                       5.720%                    $9,016              $7,491
    386                   360                    360                       5.920%                    $9,213              $7,753
    387                   360                    358                       5.950%                    $9,124                 NAP
    388                   360                    359                       6.060%                    $9,154                 NAP
    389                   360                    360                       5.910%                    $8,907                 NAP
    390                   360                    359                       6.110%                    $9,100                 NAP
    391                   360                    359                       5.950%                    $8,945                 NAP
    392                   360                    359                       5.910%                    $8,907                 NAP
    393                   360                    359                       5.900%                    $8,897                 NAP
    394                   360                    359                       5.880%                    $8,759                 NAP
    395                   360                    358                       6.065%                    $8,935                 NAP
    396                   360                    355                       5.760%                    $8,617                 NAP
    397                   IO                     IO                        5.900%                       NAP              $7,228
    398                   360                    360                       5.790%                    $8,499              $7,093
    399                   360                    358                       6.140%                    $8,672                 NAP
    400                   360                    360                       6.160%                    $8,538              $7,286
    401                   360                    360                       6.030%                    $8,421              $7,133
    402                   300                    296                       6.170%                    $9,166                 NAP
    403                   360                    358                       6.070%                    $8,276                 NAP
    404                   360                    359                       5.790%                    $7,913                 NAP
    405                   360                    360                       6.200%                    $7,962              $6,810
    406                   360                    358                       5.810%                    $7,472                 NAP
    407                   360                    357                       6.050%                    $7,535                 NAP
    408                   300                    300                       6.960%                    $8,627                 NAP
    409                   360                    358                       5.910%                    $7,125                 NAP
    410                   360                    356                       6.020%                    $7,210                 NAP
    411                   300                    296                       6.360%                    $7,998                 NAP
    412                   300                    298                       5.720%                    $7,371                 NAP
    413                   360                    358                       6.200%                    $6,737                 NAP
    414                   360                    358                       5.810%                    $6,250                 NAP
    415                   300                    299                       6.430%                    $6,943                 NAP
    416                   360                    360                       6.075%                    $6,110              $5,189
    417                   360                    360                       6.180%                    $6,112              $5,222
    418                   360                    360                       6.085%                    $6,050              $5,141
    419                   360                    358                       6.850%                    $6,553                 NAP
    420                   360                    358                       5.960%                    $5,970                 NAP
    421                   300                    298                       6.460%                    $6,727                 NAP
    422                   300                    299                       6.490%                    $6,206                 NAP
    423                   300                    297                       6.370%                    $5,137                 NAP

TOTALS AND WEIGHTED
AVERAGES:                 354                    353                       5.756%

                                        THIRD MOST                                         SECOND MOST
MORTGAGE           THIRD MOST           RECENT NOI                    SECOND MOST          RECENT NOI
LOAN NO.           RECENT NOI            END DATE                      RECENT NOI           END DATE
----------------------------------------------------------------------------------------------------------------

    1             $23,159,020           12/31/2004                    $21,208,805          12/31/2005
    1             $14,158,150           12/31/2004                    $19,129,777          12/31/2005
    1             $16,717,437           12/31/2004                    $15,503,742          12/31/2005
    1             $14,871,504           12/31/2004                    $14,956,393          12/31/2005
    1             $15,478,144           12/31/2004                    $15,571,132          12/31/2005
    1             $13,491,368           12/31/2004                     $8,931,513          12/31/2005
    1              $6,981,985           12/31/2004                     $7,998,450          12/31/2005
    1              $7,925,470           12/31/2004                     $8,344,605          12/31/2005
    1              $5,884,785           12/31/2004                     $6,448,792          12/31/2005
    1              $3,852,327           12/31/2004                     $5,179,810          12/31/2005
    1              $2,018,813           12/31/2004                     $2,523,151          12/31/2005
    1              $1,582,645           12/31/2004                     $2,854,046          12/31/2005
    1              $3,760,981           12/31/2004                     $3,856,832          12/31/2005
    1              $2,930,355           12/31/2004                     $3,370,749          12/31/2005
    1                     NAP              NAP                         $2,901,808          12/31/2005
    1              $2,703,783           12/31/2004                     $2,996,736          12/31/2005
    1              $1,338,361           12/31/2004                     $1,354,073          12/31/2005
    1             $19,796,172           12/31/2004                    $20,866,819          12/31/2005
    1             $17,029,769           12/31/2004                    $16,821,310          12/31/2005
    1              $6,646,303           12/31/2004                     $8,580,474          12/31/2005

    2             $10,197,378           12/31/2003                     $9,674,855          12/31/2004
    2              $2,687,289           12/31/2003                     $7,278,268          12/31/2004

    3                     NAP              NAP                         $1,446,592          12/31/2005
    3                     NAP              NAP                                NAP              NAP
    3                     NAP              NAP                         $1,501,235          12/31/2005
    3                     NAP              NAP                         $1,055,748          12/31/2005
    3                     NAP              NAP                                NAP              NAP
    3                     NAP              NAP                         $1,080,201          12/31/2005
    3                     NAP              NAP                                NAP              NAP
    3                     NAP              NAP                                NAP              NAP
    3                     NAP              NAP                                NAP              NAP
    3                     NAP              NAP                           $671,176          12/31/2005
    3                     NAP              NAP                           $188,410          12/31/2005

    4                $717,943           12/31/2005                       $746,445          12/31/2006
    4                $689,305           12/31/2005                       $716,669          12/31/2006
    4                $517,472           12/31/2005                       $538,015          12/31/2006
    4                $480,933           12/31/2005                       $500,026          12/31/2006
    4                $451,307           12/31/2005                       $469,223          12/31/2006
    4                $420,693           12/31/2005                       $437,394          12/31/2006
    4                $338,693           12/31/2005                       $352,138          12/31/2006
    4                $337,739           12/31/2005                       $351,147          12/31/2006
    4                $327,864           12/31/2005                       $340,880          12/31/2006
    4                $325,772           12/31/2005                       $338,705          12/31/2006
    4                $302,188           12/31/2005                       $314,184          12/31/2006
    4                $297,794           12/31/2005                       $309,616          12/31/2006
    4                $295,275           12/31/2005                       $306,997          12/31/2006
    4                $282,464           12/31/2005                       $293,677          12/31/2006
    4                $255,458           12/31/2005                       $265,600          12/31/2006
    4                $252,811           12/31/2005                       $262,847          12/31/2006
    4                $251,823           12/31/2005                       $261,820          12/31/2006
    4                $241,948           12/31/2005                       $251,553          12/31/2006
    4                $223,185           12/31/2005                       $232,045          12/31/2006
    4                $201,459           12/31/2005                       $209,456          12/31/2006
    4                $200,428           12/31/2005                       $208,384          12/31/2006
    4                $192,571           12/31/2005                       $200,216          12/31/2006
    4                $173,807           12/31/2005                       $180,707          12/31/2006
    4                $158,007           12/31/2005                       $164,279          12/31/2006
    4                $154,057           12/31/2005                       $160,172          12/31/2006
    4                $152,082           12/31/2005                       $158,119          12/31/2006
    4                $145,169           12/31/2005                       $150,932          12/31/2006
    4                $131,343           12/31/2005                       $136,557          12/31/2006
    4                $124,430           12/31/2005                       $129,370          12/31/2006
    4                $124,430           12/31/2005                       $129,370          12/31/2006
    4                $114,555           12/31/2005                       $119,103          12/31/2006
    4                $101,717           12/31/2005                       $105,755          12/31/2006
    4                 $98,754           12/31/2005                       $102,675          12/31/2006
    4                 $61,228           12/31/2005                        $63,658          12/31/2006
    4                 $42,464           12/31/2005                        $44,150          12/31/2006
    4                 $39,502           12/31/2005                        $41,070          12/31/2006
    4                 $39,502           12/31/2005                        $41,070          12/31/2006
    5              $8,273,678           12/31/2004                     $7,468,076          12/31/2005

    6              $1,825,631           12/31/2004                     $2,042,724          12/31/2005
    6              $1,425,017           12/31/2004                     $1,448,682          12/31/2005
    6                $924,322           12/31/2004                     $1,102,853          12/31/2005
    6                $766,868           12/31/2004                     $1,118,905          12/31/2005
    6                $882,699           12/31/2004                       $912,322          12/31/2005
    6                $365,600           12/31/2004                       $704,132          12/31/2005
    6                $471,901           12/31/2004                       $448,459          12/31/2005
    6                $333,890           12/31/2004                       $439,733          12/31/2005
    6                $258,680           12/31/2004                       $251,519          12/31/2005
    7                     NAP              NAP                         $3,362,613          12/31/2005
    8                     NAP              NAP                                NAP              NAP
    9              $5,250,943           12/31/2004                     $5,142,899          12/31/2005

   10                $395,283           12/31/2004                       $872,844          12/31/2005
   10                $380,080           12/31/2004                       $839,274          12/31/2005
   10                $380,080           12/31/2004                       $839,274          12/31/2005
   10                $364,876           12/31/2004                       $805,703          12/31/2005
   11                     NAP              NAP                                NAP              NAP
   12              $3,034,832           12/31/2004                     $3,151,642          12/31/2005
   13                     NAP              NAP                         $1,913,820          12/31/2005
   14                     NAP              NAP                                NAP              NAP

   15                     NAP              NAP                         $2,676,875          12/31/2005
   15                     NAP              NAP                           $635,831          12/31/2005
   15                $675,928           12/31/2004                       $804,463          12/31/2005
   16              $2,719,551           12/31/2004                     $2,974,056          12/31/2005
   17              $2,098,336           12/31/2004                     $2,293,841          12/31/2005
   18              $3,698,559           12/31/2004                     $3,919,995          12/31/2005
   19              $3,848,908           12/31/2004                     $3,662,004          12/31/2005
   20              $2,180,929           12/31/2004                     $2,161,243          12/31/2005
   21                     NAP              NAP                                NAP              NAP
   22              $1,882,248           12/31/2004                     $1,830,433          12/31/2005
   23              $2,763,196           12/31/2004                     $2,739,894          12/31/2005
   24              $1,872,722           12/31/2004                     $1,916,885          12/31/2005
   25              $3,515,648           12/31/2004                     $2,516,252          12/31/2005
   26              $1,734,215           12/31/2004                     $1,984,736          12/31/2005

   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   27                     NAP              NAP                                NAP              NAP
   28                     NAP              NAP                                NAP              NAP
   29              $1,701,787           12/31/2004                     $1,711,711          12/31/2005

   30                     NAP              NAP                         $3,149,387          06/27/1905
   30                $582,675           06/26/1905                       $636,500          06/27/1905
   31              $1,626,628           12/31/2004                     $1,717,218          12/31/2005
   32              $1,276,049           12/31/2004                     $1,759,730          12/31/2005

   33                $396,677           12/31/2004                       $385,436          12/31/2005
   33                $374,639           12/31/2004                       $364,023          12/31/2005
   33                $264,451           12/31/2004                       $256,957          12/31/2005
   33                $264,451           12/31/2004                       $256,957          12/31/2005
   33                $176,301           12/31/2004                       $171,305          12/31/2005
   33                $132,226           12/31/2004                       $128,479          12/31/2005
   33                $132,226           12/31/2004                       $128,479          12/31/2005
   33                $110,188           12/31/2004                       $107,065          12/31/2005
   33                $110,188           12/31/2004                       $107,065          12/31/2005
   33                 $66,113           12/31/2004                        $64,239          12/31/2005
   33                 $66,113           12/31/2004                        $64,239          12/31/2005
   33                 $66,113           12/31/2004                        $64,239          12/31/2005
   33                 $44,075           12/31/2004                        $42,826          12/31/2005
   34                     NAP              NAP                           $257,783          12/31/2005
   35                     NAP              NAP                                NAP              NAP
   36              $1,250,000           12/31/2003                     $1,478,000          12/31/2004
   37                     NAP              NAP                         $1,223,849          12/31/2005
   38              $1,214,471           12/31/2004                     $1,690,181          12/31/2005
   39              $1,120,950           12/31/2004                     $1,482,660          12/31/2005
   40                     NAP              NAP                                NAP              NAP
   41              $1,996,999           12/31/2004                     $2,501,982          12/31/2005
   42              $1,463,416           12/31/2004                     $1,492,060          12/31/2005
   43                     NAP              NAP                                NAP              NAP
   44              $1,244,199           12/31/2004                     $1,251,442          12/31/2005
   45              $1,281,932           12/31/2004                     $1,463,336          12/31/2005
   46                     NAP              NAP                           $965,410          12/31/2005
   47                     NAP              NAP                            $13,010          12/31/2005

   48                $403,863           12/31/2004                       $430,418          12/31/2005
   48                $390,400           12/31/2004                       $416,070          12/31/2005
   48                $269,242           12/31/2004                       $286,945          12/31/2005
   48                $245,683           12/31/2004                       $261,837          12/31/2005
   48                $124,524           12/31/2004                       $132,712          12/31/2005
   48                $107,697           12/31/2004                       $114,778          12/31/2005
   49                     NAP              NAP                                NAP              NAP
   50              $2,376,087           12/31/2005                     $2,872,976          12/31/2006
   51              $1,646,381           12/31/2004                     $1,038,209          12/31/2005
   52              $2,161,207           06/26/1905                     $1,730,888          06/27/1905
   53                     NAP              NAP                                NAP              NAP
   54              $1,430,089           12/31/2004                     $1,484,071          12/31/2005
   55              $1,106,553           12/31/2004                     $1,111,882          12/31/2005
   56                     NAP              NAP                                NAP              NAP
   57                     NAP              NAP                           $414,094          12/31/2005
   58                     NAP              NAP                           $977,412          12/31/2005
   59                     NAP              NAP                         $1,148,393          12/31/2005
   60                     NAP              NAP                                NAP              NAP
   61                $839,489           12/31/2004                     $1,157,538          12/31/2005
   62              $1,177,034           12/31/2004                     $1,143,730          12/31/2005
   63                $909,990           12/31/2004                     $1,155,649          12/31/2005
   64                     NAP              NAP                                NAP              NAP
   65                $955,331           12/31/2004                       $871,475          12/31/2005
   66                     NAP              NAP                                NAP              NAP
   67                     NAP              NAP                                NAP              NAP
   68                     NAP              NAP                           $634,708          12/31/2005
   69              $1,174,388           12/31/2004                     $1,200,701          12/31/2005
   70              $1,232,787           12/31/2004                     $1,324,288          12/31/2005

   71                     NAP              NAP                                NAP              NAP
   72                     NAP              NAP                                NAP              NAP
   72                     NAP              NAP                                NAP              NAP
   73                $810,027           12/31/2004                       $834,770          12/31/2005
   74              $1,006,493           12/31/2004                       $787,105          12/31/2005
   75              $1,689,828           06/26/1905                     $1,717,810          06/27/1905
   76                $732,977           12/31/2004                       $755,856          12/31/2005
   77              $1,020,378           12/31/2004                     $1,293,891          12/31/2005
   78                $970,962           12/31/2004                     $1,041,486          12/31/2005
   79              $1,335,748           12/31/2004                     $1,308,080          12/31/2005
   80                $517,312           12/31/2004                       $848,682          12/31/2005
   81                     NAP              NAP                                NAP              NAP
   82                $851,700           12/31/2004                       $853,828          12/31/2005

   83                     NAP              NAP                                NAP              NAP
   83                     NAP              NAP                                NAP              NAP
   84              $1,183,425           12/31/2004                     $1,227,373          12/31/2005
   85                $324,904           12/31/2004                       $534,683          12/31/2005
   86              $1,176,994           12/31/2004                     $1,240,403          12/31/2005
   87                     NAP              NAP                                NAP              NAP
   88                $994,989           12/31/2004                       $985,628          12/31/2005
   89                     NAP              NAP                           $340,230          12/31/2006
   90                     NAP              NAP                                NAP              NAP
   91                     NAP              NAP                                NAP              NAP
   92                     NAP              NAP                                NAP              NAP
   93                $454,552           12/31/2004                       $584,864          12/31/2005
   94                     NAP              NAP                           $286,620          12/31/2005
   95                     NAP              NAP                                NAP              NAP
   96                $728,500           12/31/2003                       $734,700          12/31/2004
   97                $717,272           12/31/2004                       $908,549          12/31/2005

   98                     NAP              NAP                                NAP              NAP
   98                     NAP              NAP                           $222,420          12/31/2005
   98                $124,750           12/31/2004                       $122,870          12/31/2005
   98                     NAP              NAP                            $34,053          12/31/2005
   98                     NAP              NAP                            $20,483          12/31/2005
   99                $356,007           06/26/1905                       $312,456          06/27/1905
   100                    NAP              NAP                                NAP              NAP
   101             $1,038,567           12/31/2004                     $1,083,193          12/31/2005
   102                    NAP              NAP                           $362,150          12/31/2005
   103                    NAP              NAP                                NAP              NAP
   104                    NAP              NAP                                NAP              NAP
   105               $502,854           12/31/2004                       $488,231          12/31/2005
   106                    NAP              NAP                                NAP              NAP
   107               $621,189           12/31/2004                       $875,197          12/31/2005
   108               $633,127           12/31/2004                       $501,051          12/31/2005

   109                    NAP              NAP                                NAP              NAP
   110                    NAP              NAP                                NAP              NAP
   111                    NAP              NAP                                NAP              NAP
   112               $850,086           12/31/2004                       $686,961          12/31/2005
   113             $1,048,916           12/31/2004                     $1,028,500          12/31/2005
   114               $765,738           12/31/2004                       $764,024          12/31/2005
   115               $492,107           12/31/2004                       $580,486          12/31/2005
   116               $746,239           12/31/2004                       $732,512          12/31/2005
   117                    NAP              NAP                           $879,996          12/31/2004
   118               $558,764           12/31/2004                       $589,632          12/31/2005
   119               $877,147           12/31/2004                       $687,720          12/31/2005
   120               $623,759           12/31/2004                       $806,917          12/31/2005
   121               $791,724           12/31/2004                     $1,054,653          12/31/2005
   122             $1,077,158           12/31/2004                     $1,112,505          12/31/2005
   123               $230,009           12/31/2004                       $478,283          12/31/2005
   124               $334,366           12/31/2004                       $489,307          12/31/2005
   125                    NAP              NAP                           $546,831          12/31/2005
   126             $1,126,823           12/31/2004                     $1,478,147          12/31/2005

   127                    NAP              NAP                           $247,410          12/31/2005
   128                    NAP              NAP                           $117,363          12/31/2005
   129                    NAP              NAP                            $80,688          12/31/2005
   130                    NAP              NAP                           $802,087          12/31/2006
   131               $539,797           12/31/2004                       $572,941          12/31/2005
   132                    NAP              NAP                                NAP              NAP
   133                    NAP              NAP                                NAP              NAP
   134               $662,954           12/31/2004                       $674,887          12/31/2005
   135               $679,000           12/31/2003                       $709,176          12/31/2004
   136               $589,191           12/31/2004                       $486,764          12/31/2005
   137                    NAP              NAP                                NAP              NAP
   138               $629,939           12/31/2004                       $672,107          12/31/2005
   139                    NAP              NAP                           $415,897          12/31/2005
   140               $138,870           12/31/2004                       $659,496          12/31/2005
   141             $1,049,561           12/31/2004                     $1,010,321          12/31/2005
   142               $355,601           12/31/2004                        $83,952          12/31/2005
   143               $554,402           12/31/2004                       $627,173          12/31/2005
   144               $422,809           12/31/2003                       $369,792          12/31/2004

   145               $296,741           12/31/2005                       $339,766          12/31/2006
   146               $219,902           12/31/2005                       $216,916          12/31/2006
   147                    NAP              NAP                                NAP              NAP
   148                    NAP              NAP                                NAP              NAP

   149                    NAP              NAP                                NAP              NAP
   149                    NAP              NAP                                NAP              NAP
   149                    NAP              NAP                                NAP              NAP
   149                    NAP              NAP                                NAP              NAP

   150                    NAP              NAP                                NAP              NAP
   150                    NAP              NAP                                NAP              NAP
   151                    NAP              NAP                           $331,200          12/31/2006
   152               $628,033           12/31/2004                       $586,008          12/31/2005
   153               $568,926           12/31/2004                       $635,668          12/31/2005
   154               $900,322           12/31/2004                       $891,044          12/31/2005
   155               $547,969           12/31/2004                       $529,712          12/31/2005
   156               $505,607           12/31/2004                       $539,283          12/31/2005
   157               $476,212           12/31/2004                       $533,350          12/31/2005

   158                    NAP              NAP                           $166,529          12/31/2005
   158                    NAP              NAP                            $87,924          12/31/2005
   159               $452,098           12/31/2004                       $564,287          12/31/2005
   160               $740,339           12/31/2004                       $590,103          12/31/2005
   161                    NAP              NAP                                NAP              NAP
   162                    NAP              NAP                                NAP              NAP
   163                    NAP              NAP                                NAP              NAP
   164                    NAP              NAP                                NAP              NAP
   165             $1,008,993           12/31/2004                     $1,073,472          12/31/2005

   166               $149,080           12/31/2004                       $151,230          12/31/2005
   166               $158,811           12/31/2004                       $155,310          12/31/2005
   166               $172,774           12/31/2004                       $175,372          12/31/2005
   167               $568,320           12/31/2004                       $546,958          12/31/2005
   168               $571,848           12/31/2004                       $570,032          12/31/2005
   169               $314,064           12/31/2004                       $415,447          12/31/2005

   170                    NAP              NAP                           $255,273          12/31/2005
   171                    NAP              NAP                           $182,255          12/31/2005
   172                    NAP              NAP                           $459,926          12/31/2006
   173               $482,552           12/31/2004                       $558,818          12/31/2005

   174                    NAP              NAP                                NAP              NAP
   175                    NAP              NAP                                NAP              NAP
   176               $323,122           12/31/2004                       $451,986          12/31/2005
   177               $361,281           12/31/2005                       $340,135          12/31/2006
   178                    NAP              NAP                                NAP              NAP
   179               $278,174           12/31/2004                       $401,769          12/31/2005
   180                    NAP              NAP                                NAP              NAP
   181               $429,144           12/31/2004                       $504,432          12/31/2005
   182                    NAP              NAP                                NAP              NAP
   183               $460,411           12/31/2004                       $479,013          12/31/2005

   184                    NAP              NAP                                NAP              NAP
   185                $29,026           06/26/1905                       $116,028          06/27/1905

   186               $345,149           12/31/2004                       $313,713          12/31/2005
   186                    NAP              NAP                           $172,403          12/31/2005
   187                    NAP              NAP                                NAP              NAP
   188             $1,642,899           12/31/2004                     $1,650,928          12/31/2005

   189                    NAP              NAP                           $232,834          12/31/2005
   189                    NAP              NAP                           $194,810          12/31/2005
   190                    NAP              NAP                           $725,800          12/31/2005
   191                    NAP              NAP                            $71,198          12/31/2005
   192               $600,327           12/31/2004                       $608,294          12/31/2005
   193                    NAP              NAP                                NAP              NAP
   194               $420,016           12/31/2004                       $294,153          12/31/2005
   195                    NAP              NAP                           $305,563          12/31/2005
   196               $415,521           12/31/2004                       $464,039          12/31/2005
   197               $402,730           12/31/2004                       $434,970          12/31/2005
   198               $487,846           12/31/2004                       $497,106          12/31/2005
   199                    NAP              NAP                                NAP              NAP
   200               $491,793           12/31/2004                       $462,270          12/31/2005
   201                    NAP              NAP                                NAP              NAP
   202               $273,096           12/31/2004                       $238,548          12/31/2005
   203                    NAP              NAP                           $260,856     6/06-12/06 Annualized
   204               $378,233           12/31/2004                       $452,943          12/31/2005
   205                    NAP              NAP                           $385,803          12/31/2005
   206               $343,890           12/31/2004                       $532,109          12/31/2005
   207               $357,070           12/31/2004                       $382,173          12/31/2005
   208               $303,302           12/31/2004                       $312,043          12/31/2005
   209                    NAP              NAP                           $451,423          12/31/2005
   210                    NAP              NAP                                NAP              NAP
   211               $499,818           12/31/2005                       $489,107          12/31/2006
   212               $288,851           12/31/2004                       $340,351          12/31/2005
   213               $203,934           12/31/2004                       $446,208          12/31/2005
   214                    NAP              NAP                                NAP              NAP
   215                    NAP              NAP                                NAP              NAP
   216               $570,403           12/31/2004                       $570,403          12/31/2005
   217               $337,565           12/31/2004                       $340,700          12/31/2005
   218               $340,089           06/26/1905                       $298,498          06/27/1905
   219               $589,470           06/26/1905                       $530,918          06/27/1905
   220               $140,451           12/31/2004                       $182,037          12/31/2005
   221                    NAP              NAP                            $57,738          12/31/2005
   222               $376,606           12/31/2004                       $344,420          12/31/2005
   223               $277,583           12/31/2004                       $500,049          12/31/2005
   224               $308,310           12/31/2004                       $310,533          12/31/2005
   225                    NAP              NAP                                NAP              NAP
   226               $350,316           12/31/2004                       $438,643          12/31/2005
   227               $427,224           12/31/2003                       $427,224          12/31/2004
   228                    NAP              NAP                                NAP              NAP
   229                    NAP              NAP                                NAP              NAP
   230                    NAP              NAP                                NAP              NAP
   231               $490,065           12/31/2005                       $576,543          12/31/2006
   232                    NAP              NAP                                NAP              NAP
   233                    NAP              NAP                                NAP              NAP
   234                    NAP              NAP                                NAP              NAP

   235                    NAP              NAP                                NAP              NAP
   235                    NAP              NAP                                NAP              NAP
   236                    NAP              NAP                           $101,061          12/31/2005
   237                    NAP              NAP                                NAP              NAP
   238                    NAP              NAP                           $257,569          12/31/2005
   239                    NAP              NAP                                NAP              NAP
   240                    NAP              NAP                           $420,211          12/31/2005

   241               $180,834           12/31/2004                       $178,821          12/31/2005
   241                $56,121           12/31/2004                        $55,496          12/31/2005
   241                $37,414           12/31/2004                        $36,998          12/31/2005
   241                $37,414           12/31/2004                        $36,998          12/31/2005
   242                    NAP              NAP                                NAP              NAP
   243                    NAP              NAP                                NAP              NAP
   244                    NAP              NAP                           $425,905          12/31/2005
   245                    NAP              NAP                                NAP              NAP
   246               $124,598           06/26/1905                        $58,993          06/27/1905
   247                    NAP              NAP                                NAP              NAP
   248               $452,842           12/31/2004                       $441,407          12/25/2005
   249                    NAP              NAP                                NAP              NAP
   250                    NAP              NAP                           $642,540          12/31/2005
   251               $432,291           06/26/1905                       $500,080          06/27/1905
   252               $320,642           12/31/2004                       $339,663          12/31/2005
   253                    NAP              NAP                           $521,213          06/27/1905
   254               $424,914           06/26/1905                       $415,242          06/27/1905
   255                $82,680           12/31/2004                       $322,083          12/31/2005
   256               $295,437           06/26/1905                       $613,118     T-11 (12/31/05) Ann.
   257                $94,216           12/31/2004                       $146,129          12/31/2005
   258                    NAP              NAP                             $2,573          12/31/2005
   259                    NAP              NAP                           $202,117          12/31/2005

   260               $182,647           12/31/2004                       $212,974          12/31/2005
   260               $117,208           12/31/2004                        $60,094          12/31/2005
   261               $325,044           12/31/2004                       $348,800          12/31/2005
   262               $111,038           12/31/2004                       $303,338          12/31/2005
   263               $373,132           12/31/2005                       $307,574          12/31/2006
   264                    NAP              NAP                                NAP              NAP
   265                    NAP              NAP                                NAP              NAP
   266                    NAP              NAP                                NAP              NAP
   267               $331,907           12/31/2004                       $357,317          12/31/2005
   268               $301,924           12/31/2004                       $293,925          12/31/2005
   269               $337,698           12/31/2004                       $457,319          12/31/2005
   270                    NAP              NAP                                NAP              NAP
   271                $69,029           12/31/2004                       $280,502          12/31/2005
   272               $195,180           06/25/1905                       $177,496          06/26/1905
   273                    NAP              NAP                           $223,921          12/31/2005
   274               $257,717           12/31/2004                       $263,214          12/31/2005
   275               $294,965           12/31/2004                       $304,205          12/31/2005
   276               $209,746           12/31/2004                       $271,672          12/31/2005
   277               $269,836           12/31/2004                       $284,651          12/31/2005
   278                    NAP              NAP                                NAP              NAP
   279                    NAP              NAP                                NAP              NAP
   280                    NAP              NAP                                NAP              NAP
   281               $307,347           06/26/1905                       $377,627          06/27/1905
   282               $323,120           12/31/2004                       $298,503          12/31/2005
   283                    NAP              NAP                                NAP              NAP
   284                    NAP              NAP                                NAP              NAP
   285                    NAP              NAP                                NAP              NAP
   286               $250,916           12/31/2004                       $265,374          12/31/2005
   287                    NAP              NAP                                NAP              NAP
   288                    NAP              NAP                            $69,072          12/31/2005
   289               $129,134           12/31/2004                       $216,503          12/31/2005
   290                    NAP              NAP                           $277,975          12/31/2005
   291                    NAP              NAP                                NAP              NAP
   292                    NAP              NAP                           $235,483          12/31/2005
   293               $298,602           12/31/2004                       $279,029          12/31/2005
   294                    NAP              NAP                                NAP              NAP
   295                    NAP              NAP                                NAP              NAP
   296               $225,576           12/31/2004                       $249,047          12/31/2005
   297                    NAP              NAP                                NAP              NAP
   298               $256,370           12/31/2004                       $263,210          12/31/2005
   299                    NAP              NAP                                NAP              NAP
   300                    NAP              NAP                                NAP              NAP
   301                    NAP              NAP                                NAP              NAP
   302                    NAP              NAP                                NAP              NAP
   303               $256,115           12/31/2004                       $247,201          12/31/2005
   304               $245,873           12/31/2004                       $229,788          12/31/2005
   305               $232,998           12/31/2004                       $250,023          12/31/2005
   306                    NAP              NAP                                NAP              NAP
   307                    NAP              NAP                                NAP              NAP
   308                    NAP              NAP                                NAP              NAP
   309               $110,968           12/31/2005                       $125,904          12/31/2006
   310               $112,359           12/31/2004                       $102,989          12/31/2005
   311               $382,455           12/31/2004                       $421,066          12/31/2005
   312                    NAP              NAP                                NAP              NAP
   313               $256,901           12/31/2004                       $267,274          12/31/2005
   314               $218,664           12/31/2004                       $195,037          12/31/2005
   315                    NAP              NAP                                NAP              NAP
   316                    NAP              NAP                                NAP              NAP
   317               $190,843           12/31/2004                       $178,244          12/31/2005
   318                    NAP              NAP                           $173,246          12/31/2005
   319                    NAP              NAP                                NAP              NAP
   320               $197,167           12/31/2004                       $214,024          12/31/2005
   321                    NAP              NAP                                NAP              NAP
   322                    NAP              NAP                                NAP              NAP
   323               $479,744           12/31/2004                       $558,561          12/31/2005
   324                    NAP              NAP                                NAP              NAP
   325                    NAP              NAP                           $235,150          12/31/2005
   326               $230,749           12/31/2004                       $191,239          12/31/2005
   327               $168,879           12/31/2004                       $227,601          12/31/2005
   328                    NAP              NAP                                NAP              NAP
   329                    NAP              NAP                                NAP              NAP
   330                    NAP              NAP                                NAP              NAP
   331                    NAP              NAP                           $277,161          12/31/2005

   332               $148,141           12/31/2004                       $151,757          12/31/2005
   332               $145,164           12/31/2004                       $148,707          12/31/2005
   333               $230,376           12/31/2004                       $229,566          12/31/2005
   334               $312,391           06/26/1905                       $457,731          06/27/1905
   335               $158,213           12/31/2005                       $199,649          12/31/2006
   336               $217,769           12/31/2004                       $221,824          12/31/2005
   337                    NAP              NAP                                NAP              NAP
   338               $236,644           12/31/2004                       $243,854          12/31/2005
   339               $341,220           12/31/2003                       $359,091          12/31/2004
   340               $231,713           12/31/2005                       $237,153          12/31/2006
   341                    NAP              NAP                                NAP              NAP
   342               $153,386           12/31/2004                       $154,082          12/31/2005
   343                    NAP              NAP                                NAP              NAP
   344                    NAP              NAP                                NAP              NAP
   345                $72,332           12/31/2004                       $192,609          12/31/2005
   346                    NAP              NAP                           $180,202        T-12 08/31/2006
   347                    NAP              NAP                                NAP              NAP
   348                    NAP              NAP                           $159,045          12/31/2005

   349               $154,336           12/31/2005                       $155,791          12/31/2006
   349                $64,854           12/31/2005                        $65,465          12/31/2006
   350                    NAP              NAP                            $65,237          12/31/2005
   351                    NAP              NAP                           $240,291          12/31/2005
   352                    NAP              NAP                                NAP              NAP
   353                    NAP              NAP                                NAP              NAP
   354               $112,186           12/31/2004                       $144,210          12/31/2005
   355                    NAP              NAP                                NAP              NAP
   356                    NAP              NAP                                NAP              NAP
   357                    NAP              NAP                                NAP              NAP
   358                    NAP              NAP                            $78,064          12/31/2005
   359               $238,237           11/30/2004                       $212,925          12/31/2005
   360                    NAP              NAP                            $86,151          12/31/2005
   361                    NAP              NAP                                NAP              NAP
   362               $124,288           12/31/2004                       $194,609          12/31/2005
   363               $145,619           12/31/2004                       $201,950          12/31/2005
   364                    NAP              NAP                                NAP              NAP
   365               $180,760           12/31/2004                       $204,687          12/31/2005
   366               $192,343           12/31/2004                       $181,645          12/31/2005
   367                $90,289           12/31/2004                       $125,192          12/31/2005
   368                    NAP              NAP                               $715          12/31/2005
   369               $207,239     Ann 6 mos. 06/30/2004                  $176,122          12/31/2005
   370               $141,251           12/31/2004                       $145,835          12/31/2005
   371                    NAP              NAP                           $220,327          12/31/2005
   372                    NAP              NAP                                NAP              NAP
   373                    NAP              NAP                                NAP              NAP
   374               $129,687           12/31/2004                       $170,773          12/31/2005
   375               $285,701           12/31/2004                       $276,329          12/31/2005
   376               $113,341           12/31/2005                       $166,073          12/31/2006
   377                    NAP              NAP                            $40,895          12/31/2005
   378               $147,151           12/31/2005                       $150,477          12/31/2006
   379               $255,049           12/31/2004                       $258,093          12/31/2005
   380                    NAP              NAP                                NAP              NAP
   381               $118,133           12/31/2005                       $119,500          12/31/2006
   382                    NAP              NAP                                NAP              NAP
   383               $141,799           12/31/2004                       $123,258          12/31/2005
   384               $158,983           12/31/2004                       $183,491          12/31/2005
   385                    NAP              NAP                                NAP              NAP
   386                $64,714           12/31/2005                       $112,350          12/31/2006
   387                    NAP              NAP                                NAP              NAP
   388                    NAP              NAP                                NAP              NAP
   389               $158,604           12/31/2004                       $182,438          12/31/2005
   390               $160,376           12/31/2005                       $213,100          12/31/2006
   391               $189,679           12/31/2005                       $185,636          12/31/2006
   392               $165,753           12/31/2004                       $154,736          12/31/2005
   393               $144,464           12/31/2004                       $165,966          12/31/2005
   394                $38,791           12/31/2004                       $125,091          12/31/2005
   395                    NAP              NAP                                NAP              NAP
   396                    NAP              NAP                                NAP              NAP
   397                    NAP              NAP                                NAP              NAP
   398                    NAP              NAP                                NAP              NAP
   399               $141,096           12/31/2004                       $143,454          12/31/2005
   400                    NAP              NAP                                NAP              NAP
   401                    NAP              NAP                                NAP              NAP
   402                    NAP              NAP                                NAP              NAP
   403               $155,742           12/31/2004                       $137,564          12/31/2005
   404                    NAP              NAP                                NAP              NAP
   405                    NAP              NAP                                NAP              NAP
   406                    NAP              NAP                           $142,825          12/31/2005
   407                    NAP              NAP                                NAP              NAP
   408                    NAP              NAP                                NAP              NAP
   409                    NAP              NAP                            $87,246          12/31/2005
   410               $307,709           12/31/2004                       $296,795          12/31/2005
   411               $293,866           12/31/2004                       $260,473          12/31/2005
   412                    NAP              NAP                                NAP              NAP
   413                    NAP              NAP                                NAP              NAP
   414                    NAP              NAP                                NAP              NAP
   415                    NAP              NAP                                NAP              NAP
   416                    NAP              NAP                                NAP              NAP
   417               $103,084           12/31/2004                       $112,450          12/31/2005
   418               $123,367           12/31/2004                       $116,442          12/31/2005
   419                $78,879           12/31/2004                        $69,688          12/31/2005
   420                $85,616           12/31/2004                        $93,683          12/31/2005
   421               $102,097           12/31/2004                       $110,623          12/31/2005
   422                    NAP              NAP                                NAP              NAP
   423                    NAP              NAP                                NAP              NAP

TOTALS AND WEIGHTED AVERAGES:

                                       MOST
MORTGAGE          MOST              RECENT NOI                      UNDERWRITTEN               UNDERWRITTEN      UNDERWRITABLE
LOAN NO.    RECENT NOI               END DATE                                EGI                   EXPENSES                NOI
-------------------------------------------------------------------------------------------------------------------------------

                                                                    $354,117,597               $112,306,489       $232,287,136
    1      $19,364,825            TTM 10/31/2006                     $41,074,705                $14,894,479        $26,180,226
    1      $20,383,775            TTM 10/31/2006                     $30,545,603                 $7,021,511        $23,524,092
    1      $15,474,857            TTM 10/31/2006                     $28,071,027                 $8,301,024        $19,770,003
    1      $16,104,255            TTM 10/31/2006                     $30,980,759                $12,711,966        $18,268,793
    1      $15,405,541            TTM 10/31/2006                     $24,118,682                 $7,495,676        $16,623,006
    1       $9,838,198            TTM 10/31/2006                     $17,473,413                 $5,634,675        $11,838,738
    1       $8,575,097            TTM 10/31/2006                     $13,695,876                 $4,460,723         $9,235,154
    1      $10,562,260            TTM 10/31/2006                     $14,212,550                 $4,356,452         $9,856,098
    1       $6,834,261            TTM 10/31/2006                     $12,942,281                 $3,754,953         $9,187,329
    1       $4,633,934            TTM 10/31/2006                     $11,100,543                 $3,398,937         $7,701,606
    1       $3,739,160            TTM 10/31/2006                     $10,080,811                 $2,814,064         $7,266,746
    1       $2,887,632            TTM 10/31/2006                      $6,306,620                 $2,302,082         $4,004,538
    1       $4,327,320            TTM 10/31/2006                      $8,901,737                 $3,370,195         $5,531,542
    1       $3,183,144            TTM 10/31/2006                      $6,692,458                 $2,332,365         $4,360,093
    1       $3,554,775            TTM 10/31/2006                      $6,512,906                 $1,845,476         $4,667,430
    1       $2,900,420            TTM 10/31/2006                      $5,101,921                 $2,523,180         $2,578,741
    1       $2,153,661            TTM 10/31/2006                      $3,941,992                 $1,323,042         $2,618,950
    1      $21,711,497            TTM 10/31/2006                     $30,503,227                 $8,733,694        $21,769,534
    1      $17,004,497            TTM 10/31/2006                     $36,782,970                $11,180,896        $16,078,102
    1       $9,108,594            TTM 10/31/2006                     $15,077,516                 $3,851,100        $11,226,415
                                                                     $33,813,230                $14,368,619        $19,444,612
    2      $10,358,697              12/31/2005                       $21,531,135                 $8,776,211        $12,754,923
    2       $6,568,383              12/31/2005                       $12,282,096                 $5,592,407         $6,689,688
                                                                     $20,725,837                 $5,211,367        $15,514,470
    3       $2,565,201              12/31/2006                        $3,611,888                   $560,193         $3,051,695
    3       $2,358,549              12/31/2006                        $3,000,074                   $599,112         $2,400,962
    3       $1,823,955              12/31/2006                        $2,777,700                   $888,550         $1,889,150
    3       $1,387,363              12/31/2006                        $2,316,443                   $644,221         $1,672,222
    3         $965,297              12/31/2006                        $1,580,668                   $334,879         $1,245,789
    3       $1,119,255              12/31/2006                        $1,629,423                   $479,975         $1,149,448
    3       $1,034,983              12/31/2006                        $1,361,918                   $278,590         $1,083,328
    3              NAP                  NAP                           $1,345,751                   $396,936           $948,815
    3         $556,890              12/31/2006                        $1,542,038                   $594,336           $947,702
    3         $645,802              12/31/2006                          $856,940                   $181,709           $675,231
    3         $209,818              12/31/2006                          $702,994                   $252,866           $450,128
                                                                     $22,104,255                 $5,588,797        $16,515,458
    4         $806,435        YTD Annualized 1/31/07                  $1,712,639                   $433,020         $1,279,618
    4         $774,267        YTD Annualized 1/31/07                  $1,644,322                   $415,747         $1,228,574
    4         $581,255        YTD Annualized 1/31/07                  $1,234,419                   $312,108           $922,311
    4         $540,212        YTD Annualized 1/31/07                  $1,147,256                   $290,070           $857,186
    4         $506,934        YTD Annualized 1/31/07                  $1,076,583                   $272,201           $804,382
    4         $472,547        YTD Annualized 1/31/07                  $1,003,554                   $253,737           $749,818
    4         $380,439        YTD Annualized 1/31/07                    $807,944                   $204,279           $603,665
    4         $379,368        YTD Annualized 1/31/07                    $805,670                   $203,704           $601,966
    4         $368,276        YTD Annualized 1/31/07                    $782,113                   $197,748           $584,365
    4         $365,926        YTD Annualized 1/31/07                    $777,123                   $196,486           $580,637
    4         $339,435        YTD Annualized 1/31/07                    $720,863                   $182,262           $538,601
    4         $334,499        YTD Annualized 1/31/07                    $710,381                   $179,611           $530,770
    4         $331,670        YTD Annualized 1/31/07                    $704,373                   $178,092           $526,280
    4         $317,280        YTD Annualized 1/31/07                    $673,812                   $170,365           $503,446
    4         $286,945        YTD Annualized 1/31/07                    $609,390                   $154,077           $455,313
    4         $283,972        YTD Annualized 1/31/07                    $603,075                   $152,480           $450,595
    4         $282,862        YTD Annualized 1/31/07                    $600,719                   $151,885           $448,835
    4         $271,770        YTD Annualized 1/31/07                    $577,162                   $145,928           $431,233
    4         $250,694        YTD Annualized 1/31/07                    $532,402                   $134,612           $397,791
    4         $226,290        YTD Annualized 1/31/07                    $480,575                   $121,508           $359,068
    4         $225,132        YTD Annualized 1/31/07                    $478,116                   $120,886           $357,230
    4         $216,307        YTD Annualized 1/31/07                    $459,374                   $116,147           $343,226
    4         $195,231        YTD Annualized 1/31/07                    $414,614                   $104,830           $309,784
    4         $177,482        YTD Annualized 1/31/07                    $376,922                    $95,300           $281,622
    4         $173,045        YTD Annualized 1/31/07                    $367,499                    $92,918           $274,581
    4         $170,827        YTD Annualized 1/31/07                    $362,787                    $91,726           $271,061
    4         $163,062        YTD Annualized 1/31/07                    $346,297                    $87,557           $258,740
    4         $147,532        YTD Annualized 1/31/07                    $313,316                    $79,218           $234,098
    4         $139,767        YTD Annualized 1/31/07                    $296,826                    $75,049           $221,777
    4         $139,767        YTD Annualized 1/31/07                    $296,826                    $75,049           $221,777
    4         $128,675        YTD Annualized 1/31/07                    $273,268                    $69,093           $204,176
    4         $114,254        YTD Annualized 1/31/07                    $242,643                    $61,349           $181,294
    4         $110,926        YTD Annualized 1/31/07                    $235,576                    $59,563           $176,014
    4          $68,774        YTD Annualized 1/31/07                    $146,057                    $36,929           $109,128
    4          $47,698        YTD Annualized 1/31/07                    $101,298                    $25,612            $75,686
    4          $44,371        YTD Annualized 1/31/07                     $94,230                    $23,825            $70,405
    4          $44,371        YTD Annualized 1/31/07                     $94,230                    $23,825            $70,405
    5       $7,890,895              12/31/2006                       $13,018,808                 $4,177,323         $8,841,485
                                                                     $10,622,729                 $2,371,975         $8,250,753
    6       $1,881,767           T-12 (12/31/2006)                    $3,013,532                   $722,881         $2,290,651
    6       $1,449,715           T-12 (12/31/2006)                    $1,796,878                   $336,288         $1,460,590
    6       $1,188,755           T-12 (12/31/2006)                    $1,591,360                   $285,005         $1,306,355
    6       $1,129,627           T-12 (12/31/2006)                      $750,972                   $249,581           $501,391
    6         $865,146           T-12 (12/31/2006)                    $1,161,676                   $251,835           $909,841
    6         $832,632           T-12 (12/31/2006)                    $1,084,880                   $200,799           $884,082
    6         $507,489           T-12 (12/31/2006)                      $649,422                   $137,313           $512,108
    6         $390,692           T-12 (12/31/2006)                      $277,448                   $109,202           $168,246
    6         $264,954           T-12 (12/31/2006)                      $296,561                    $79,071           $217,489
    7       $4,384,777              12/31/2006                       $10,633,931                 $4,182,560         $6,451,371
    8              NAP                  NAP                           $7,744,649                 $1,596,798         $6,147,851
    9       $5,257,378              12/31/2006                        $8,840,941                 $2,423,154         $6,417,787
                                                                      $8,375,845                 $2,826,190         $5,549,655
   10         $724,200             TTM 4/30/2006                      $2,177,720                   $734,809         $1,442,910
   10         $696,346             TTM 4/30/2006                      $2,093,961                   $706,547         $1,387,414
   10         $696,346             TTM 4/30/2006                      $2,093,961                   $706,547         $1,387,414
   10         $668,492             TTM 4/30/2006                      $2,010,203                   $678,286         $1,331,917
   11         -$38,986              12/31/2006                        $7,878,560                 $3,103,904         $4,774,656
   12       $2,860,215              12/31/2006                        $5,453,524                 $1,994,338         $3,459,186
   13       $2,529,195            TTM 12/31/2006                      $4,439,962                 $1,352,986         $3,086,976
   14              NAP                  NAP                           $5,718,650                 $1,355,810         $4,362,841
                                                                      $8,419,767                 $3,913,943         $4,505,823
   15       $2,759,877            T-12 08/31/2006                     $4,902,381                 $2,241,661         $2,660,720
   15         $880,591            T-12 08/31/2006                     $1,948,827                   $884,267         $1,064,560
   15         $777,288            T-12 08/31/2006                     $1,568,559                   $788,015           $780,544
   16       $2,748,768             TTM 9/30/2006                      $3,680,339                   $787,555         $2,892,784
   17       $2,490,984              12/31/2006                        $4,327,382                 $1,536,919         $2,790,463
   18       $4,971,256           T-12 (12/31/2006)                   $17,622,401                $13,165,313         $4,457,089
   19       $3,172,091             TTM 11/30/06                       $6,062,359                 $2,604,866         $3,457,493
   20       $2,460,742              12/31/2006                        $4,267,014                 $1,618,663         $2,648,351
   21       $2,286,302              12/31/2006                        $3,866,052                 $1,237,206         $2,628,846
   22       $2,241,206              12/31/2006                        $2,690,852                   $482,319         $2,208,584
   23       $2,244,768             TTM 11/30/06                       $6,860,450                 $4,129,389         $2,731,060
   24       $2,319,125              12/31/2006                        $3,651,650                 $1,401,853         $2,249,797
   25       $2,275,729              11/30/2006                        $5,611,496                 $2,917,501         $2,693,995
   26       $1,950,936            TTM 12/31/2006                      $2,916,800                   $884,944         $2,031,856
                                                                      $2,863,622                   $370,419         $2,493,203
   27              NAP                  NAP                           $1,518,865                   $196,470         $1,322,395
   27              NAP                  NAP                             $396,612                    $51,303           $345,309
   27              NAP                  NAP                             $340,771                    $44,080           $296,691
   27              NAP                  NAP                             $233,385                    $30,189           $203,196
   27              NAP                  NAP                             $138,886                    $17,965           $120,920
   27              NAP                  NAP                              $82,186                    $10,631            $71,555
   27              NAP                  NAP                              $76,745                     $9,927            $66,818
   27              NAP                  NAP                              $76,172                     $9,853            $66,319
   28              NAP                  NAP                           $4,982,569                 $2,090,807         $2,891,761
   29       $1,759,897            TTM 11/30/2006                      $2,284,359                   $574,512         $1,709,846
                                                                     $12,165,869                 $8,098,137         $4,067,731
   30       $4,611,650              06/28/1905                       $11,233,929                 $7,806,265         $3,427,664
   30         $660,977            T-12 (11/30/06)                       $931,940                   $291,872           $640,068
   31       $1,847,825           T-12 (11/30/2006)                    $3,050,881                 $1,142,937         $1,907,944
   32       $1,700,889              12/31/2006                        $2,968,771                   $980,047         $1,988,723
                                                                      $3,048,679                   $981,584         $2,067,094
   33         $407,233            TTM 11/30/2006                        $548,762                   $176,685           $372,077
   33         $384,609            TTM 11/30/2006                        $518,275                   $166,869           $351,406
   33         $271,488            TTM 11/30/2006                        $365,841                   $117,790           $248,051
   33         $271,488            TTM 11/30/2006                        $365,841                   $117,790           $248,051
   33         $180,992            TTM 11/30/2006                        $243,894                    $78,527           $165,368
   33         $135,744            TTM 11/30/2006                        $182,921                    $58,895           $124,026
   33         $135,744            TTM 11/30/2006                        $182,921                    $58,895           $124,026
   33         $113,120            TTM 11/30/2006                        $152,434                    $49,079           $103,355
   33         $113,120            TTM 11/30/2006                        $152,434                    $49,079           $103,355
   33          $67,872            TTM 11/30/2006                         $91,460                    $29,448            $62,013
   33          $67,872            TTM 11/30/2006                         $91,460                    $29,448            $62,013
   33          $67,872            TTM 11/30/2006                         $91,460                    $29,448            $62,013
   33          $45,248            TTM 11/30/2006                         $60,974                    $19,632            $41,342
   34         $996,829              12/31/2006                        $2,030,539                   $420,211         $1,610,328
   35       $2,111,739           YTD Ann. 2/28/07                     $3,608,061                 $1,618,304         $1,989,757
   36       $1,766,000              12/31/2005                        $5,484,966                 $3,512,010         $1,972,956
   37       $1,589,660              12/31/2006                        $2,586,071                   $779,567         $1,806,505
   38       $1,408,237              12/31/2006                        $1,895,143                   $460,466         $1,434,677
   39       $1,432,056           T-12 (12/31/2006)                    $2,990,228                 $1,118,642         $1,871,587
   40              NAP                  NAP                           $2,851,151                 $1,124,347         $1,726,804
   41       $2,593,913              TTM 9/30/06                       $5,347,579                 $2,890,283         $2,457,296
   42       $1,780,273          YTD Ann. 2/28/2007                    $2,811,649                 $1,121,311         $1,690,338
   43              NAP                  NAP                           $2,030,085                   $433,197         $1,596,887
   44       $1,394,798           T-12 (12/31/2006)                    $2,658,588                 $1,199,638         $1,458,950
   45       $1,407,622              12/31/2006                        $1,810,269                   $489,897         $1,320,372
   46       $2,150,596            T-12 01/31/2007                     $6,308,875                 $4,321,936         $1,986,939
   47         $615,433              12/31/2006                        $2,461,778                 $1,019,477         $1,442,301
                                                                      $2,646,030                   $973,574         $1,672,456
   48         $476,184            TTM 11/30/2006                        $693,283                   $255,085           $438,198
   48         $460,312            TTM 11/30/2006                        $670,174                   $246,582           $423,591
   48         $317,456            TTM 11/30/2006                        $462,189                   $170,057           $292,132
   48         $289,679            TTM 11/30/2006                        $421,747                   $155,177           $266,570
   48         $146,824            TTM 11/30/2006                        $213,762                    $78,651           $135,111
   48         $126,983            TTM 11/30/2006                        $184,875                    $68,023           $116,853
   49              NAP                  NAP                           $2,319,206                   $692,786         $1,626,420
   50       $3,025,639             2/28/2007 TTM                      $6,802,629                 $4,167,815         $2,634,813
   51       $1,277,230              12/31/2006                        $2,553,924                   $966,494         $1,587,430
   52       $1,718,157            T-12 (10/31/06)                     $3,136,180                 $1,476,083         $1,660,097
   53       $1,195,419              12/31/2006                        $2,706,848                 $1,229,879         $1,476,969
   54       $1,438,012              12/31/2006                        $2,056,000                   $622,000         $1,434,000
   55       $1,162,343              12/31/2006                        $1,769,102                   $476,540         $1,292,563
   56              NAP                  NAP                           $1,834,753                   $647,917         $1,186,836
   57         $863,038      T-10 Annualized 10/31/2006                $2,733,860                 $1,680,631         $1,053,229
   58         $995,645           T-12 (12/31/2006)                    $2,291,858                 $1,009,395         $1,282,463
   59       $1,273,460           T-12 (12/13/2006)                    $1,753,629                   $499,964         $1,253,665
   60              NAP                  NAP                           $1,854,095                   $535,316         $1,318,779
   61       $1,452,604             TTM 11/30/06                       $2,246,415                   $910,444         $1,335,971
   62       $1,549,768              12/31/2006                        $3,905,147                 $2,314,269         $1,590,878
   63       $1,014,463              12/31/2006                        $2,262,696                   $895,203         $1,367,492
   64              NAP                  NAP                           $1,532,640                    $45,979         $1,486,661
   65       $1,023,008            TTM 11/30/2006                      $1,269,943                   $268,459           $991,495
   66              NAP                  NAP                           $1,744,781                   $518,126         $1,226,655
   67              NAP                  NAP                           $1,583,102                   $346,451         $1,236,651
   68       $1,269,693            T-12 12/31/2006                     $1,985,232                   $942,821         $1,042,411
   69       $1,295,704             TTM 1/31/2007                      $1,829,965                   $537,742         $1,292,223
   70       $1,333,644             TTM 11/30/06                       $1,827,245                   $457,304         $1,369,941
                                                                      $3,436,729                 $1,156,183         $2,280,546
   71              NAP                  NAP                           $1,106,595                   $409,658           $696,938
   72              NAP                  NAP                             $322,872                     $9,686           $313,186
   72              NAP                  NAP                             $289,898                     $8,697           $281,201
   73         $999,705            TTM 11/30/2006                      $1,717,364                   $728,142           $989,222
   74       $1,042,482              12/31/2006                        $1,675,736                   $599,496         $1,076,240
   75       $1,726,437            T-12 (10/31/06)                     $3,533,041                 $2,155,231         $1,377,810
   76         $821,657              12/31/2006                        $1,355,813                   $504,613           $878,200
   77       $1,413,169          YTD Ann. 9/30/2006                    $1,927,787                   $581,771         $1,346,016
   78       $1,135,639              12/31/2006                        $2,148,475                 $1,023,155         $1,125,319
   79       $1,193,796              TTM 1/31/07                       $1,536,748                   $508,415         $1,028,332
   80       $1,183,848              12/31/2006                        $1,670,349                   $607,822         $1,062,527
   81              NAP                  NAP                           $1,227,102                   $216,892         $1,010,210
   82         $855,949              12/31/2006                        $1,258,253                   $343,027           $915,226
                                                                      $1,889,899                   $573,686         $1,316,213
   83              NAP                  NAP                           $1,327,302                   $337,344           $989,958
   83              NAP                  NAP                             $562,597                   $236,342           $326,255
   84       $1,047,513              12/31/2006                        $1,802,185                   $751,447         $1,050,738
   85         $910,822              12/31/2006                        $1,715,170                   $653,627         $1,061,543
   86       $1,273,485             TTM 11/30/06                       $1,510,828                   $465,160         $1,045,668
   87              NAP                  NAP                           $1,808,959                   $866,600           $942,359
   88       $1,032,931              12/31/2006                        $1,500,114                   $450,406         $1,049,668
   89       $1,072,157           YTD 1/31/07 Ann.                     $1,306,801                   $351,784           $955,017
   90              NAP                  NAP                           $1,132,629                   $224,971           $907,658
   91              NAP                  NAP                           $1,685,488                   $704,142           $981,346
   92         $477,339              06/28/1905                        $1,341,963                   $422,146           $919,818
   93         $619,275              12/31/2006                        $1,120,807                   $352,180           $768,627
   94         $703,565            YTD 12/31/2006                      $1,474,503                   $509,470           $965,033
   95              NAP                  NAP                           $1,174,018                   $302,084           $871,934
   96         $763,220              12/31/2005                        $1,034,952                   $265,100           $769,852
   97         $975,523            YTD 12/31/2006                      $1,306,892                   $447,538           $859,354
                                                                      $1,387,840                   $543,394           $844,446
   98         $667,549              TTM 9/30/06                         $758,945                   $306,988           $451,957
   98         $225,165              TTM 9/30/06                         $260,490                    $87,363           $173,127
   98         $133,321              TTM 9/30/06                         $161,367                    $66,424            $94,943
   98          $76,357              TTM 9/30/06                         $163,148                    $66,130            $97,017
   98          $31,028              TTM 9/30/06                          $43,890                    $16,489            $27,401
   99         $479,311              06/28/1905                        $1,170,492                   $289,835           $880,657
   100        $892,781              12/31/2006                          $992,922                   $180,561           $812,361
   101      $1,100,341              12/31/2006                        $1,473,005                   $454,382         $1,018,623
   102        $455,084              12/31/2006                        $1,296,070                   $402,769           $893,301
   103             NAP                  NAP                             $960,325                   $192,328           $767,997
   104             NAP                  NAP                           $1,264,825                   $424,263           $840,562
   105        $587,133              12/31/2006                        $1,311,384                   $545,062           $766,322
   106        $740,041              TTM 1/31/07                       $1,220,029                   $490,010           $730,018
   107        $961,171           T-12 (12/31/2006)                    $1,662,698                   $722,869           $939,829
   108        $628,651              12/31/2006                          $972,131                   $362,308           $609,823
                                                                      $1,152,552                   $365,732           $786,820
   109             NAP                  NAP                             $547,034                   $124,576           $422,458
   110        $113,084      T-9 (09/30/2006) Annualized                 $340,263                   $138,204           $202,059
   111         $51,559      T-6 (06/26/2006) Annualized                 $265,255                   $102,952           $162,303
   112        $692,013              TTM 9/30/06                       $1,318,324                   $432,441           $885,884
   113      $1,037,898              12/31/2006                        $2,972,798                 $1,938,641         $1,034,158
   114        $783,337           T-12 (12/31/2006)                    $1,019,549                   $178,964           $840,585
   115        $560,849              TTM 1/31/07                       $1,279,049                   $603,223           $675,826
   116        $694,219              12/31/2006                        $1,194,989                   $440,212           $754,777
   117        $879,996              12/31/2005                        $1,576,563                   $810,996           $765,567
   118        $600,844              12/31/2006                        $1,128,097                   $480,233           $647,864
   119        $767,212           T-12 (12/31/2006)                    $1,110,035                   $372,025           $738,010
   120        $635,941              12/31/2006                        $1,211,759                   $522,177           $689,582
   121      $1,127,854              12/31/2006                        $1,392,866                   $295,602         $1,097,264
   122      $1,092,337           T-12 (12/31/2006)                    $1,409,832                   $330,877         $1,078,955
   123        $463,110            TTM 10/30/2006                        $946,248                   $231,613           $714,635
   124        $727,350              12/31/2006                        $1,270,590                   $499,595           $770,995
   125        $590,789           T-12 (12/31/2006)                    $1,421,706                   $667,774           $753,931
   126      $1,409,948              12/31/2006                        $2,239,466                   $983,032         $1,256,434
                                                                      $1,161,066                   $491,498           $669,568
   127        $222,863              TTM 9/30/06                         $587,558                   $266,180           $321,378
   128        $391,626            TTM 10/31/2006                        $573,507                   $225,318           $348,190
   129        $587,961              TTM 2/28/07                       $1,150,290                   $394,160           $756,130
   130        $825,786             TTM 1/31/2007                      $2,306,328                 $1,499,841           $806,487
   131        $594,728              12/31/2006                          $889,499                   $269,989           $619,510
   132             NAP                  NAP                             $986,939                   $312,194           $674,746
   133             NAP                  NAP                             $959,950                   $228,549           $731,401
   134        $655,288            TTM 09/30/2006                      $1,161,926                   $450,978           $710,948
   135        $725,375              12/31/2005                          $881,313                    $75,712           $681,161
   136        $738,162              12/12/2006                          $899,050                   $281,507           $617,543
   137        $326,587              12/31/2006                        $1,070,205                   $421,773           $648,432
   138        $704,065            YTD 11/30/2006                        $982,204                   $349,812           $632,392
   139        $733,470           T-12 (12/31/2006)                      $964,766                   $249,338           $715,428
   140        $673,103           T-12 (12/31/2006)                      $807,778                   $169,211           $638,567
   141      $1,147,580              12/31/2006                        $5,494,389                 $4,406,047         $1,088,342
   142        $389,861            TTM 12/31/2006                        $789,545                   $210,040           $579,505
   143        $840,307              12/31/2006                        $1,383,098                   $797,232           $585,865
   144        $265,844              12/31/2005                        $1,029,176                   $451,460           $577,716
                                                                      $1,006,182                   $360,247           $645,935
   145        $367,811             TTM 1/31/2007                        $690,360                   $250,773           $439,587
   146        $225,905             TTM 1/31/2007                        $315,822                   $109,475           $206,348
   147             NAP                  NAP                             $790,771                   $213,464           $577,307
   148        $548,554              TTM 2/28/07                         $777,157                   $187,548           $589,609
                                                                      $1,043,109                   $256,247           $786,862
   149             NAP                  NAP                             $393,628                   $106,133           $287,495
   149             NAP                  NAP                             $229,596                    $42,582           $187,014
   149             NAP                  NAP                             $195,624                    $42,166           $153,458
   149             NAP                  NAP                             $224,261                    $65,366           $158,895
                                                                      $1,121,309                   $352,992           $768,317
   150             NAP                  NAP                             $639,831                   $206,177           $433,654
   150             NAP                  NAP                             $481,478                   $146,815           $334,663
   151        $353,851             TTM 1/31/2007                      $1,563,529                   $993,930           $569,598
   152        $373,285              12/31/2006                          $883,562                   $228,835           $654,727
   153        $621,535            TTM 10/31/2006                      $1,045,736                   $446,031           $599,704
   154        $975,361              12/31/2006                        $1,427,080                   $544,182           $882,897
   155        $575,130            TTM 12/31/2006                        $932,790                   $344,125           $588,665
   156        $675,662           T-12 (12/31/2006)                    $1,123,577                   $507,208           $616,369
   157        $569,796             TTM 11/30/06                         $976,003                   $429,946           $546,057
                                                                        $687,645                   $169,632           $518,013
   158        $204,076              12/31/2006                          $405,666                   $109,543           $296,124
   158         $87,734              12/31/2006                          $281,979                    $60,089           $221,890
   159        $743,970              12/31/2006                        $1,810,457                 $1,067,767           $742,689
   160        $618,062             TTM 11/30/06                         $987,013                   $352,703           $634,310
   161             NAP                  NAP                             $720,647                   $145,481           $575,166
   162             NAP                  NAP                             $668,849                   $155,748           $513,101
   163             NAP                  NAP                             $720,925                   $201,206           $519,719
   164        $793,441              12/31/2006                          $813,519                   $287,166           $526,353
   165      $1,223,300             TTM 11/30/06                       $7,545,668                 $6,319,964         $1,225,704
                                                                        $578,578                    $84,718           $493,860
   166        $156,241           T-12 (12/31/2006)                      $181,216                    $27,193           $154,023
   166        $164,258           T-12 (12/31/2006)                      $187,943                    $27,067           $160,876
   166        $183,591           T-12 (12/31/2006)                      $209,419                    $30,458           $178,961
   167        $539,456              12/31/2006                          $774,341                   $243,051           $531,289
   168        $580,384            TTM 11/30/2006                      $1,177,631                   $644,733           $532,898
   169        $433,387              12/31/2006                          $753,448                   $261,153           $492,295
                                                                        $855,471                   $350,241           $505,230
   170        $269,194              12/31/2006                          $451,530                   $186,945           $264,585
   171        $230,419              12/31/2006                          $403,941                   $163,296           $240,645
   172        $482,757              TTM 2/28/07                         $673,151                   $181,538           $491,612
   173        $478,875            TTM 10/31/2006                        $870,773                   $349,110           $521,663
                                                                        $836,486                   $173,642           $662,845
   174             NAP                  NAP                             $289,488                    $83,714           $205,774
   175             NAP                  NAP                             $546,999                    $89,928           $457,071
   176        $422,974           T-12 (12/31/2006)                      $796,022                   $286,863           $509,159
   177        $352,114             TTM 1/31/2007                        $847,348                   $312,876           $534,472
   178        $713,125             TTM 11/30/06                       $1,756,925                 $1,029,167           $727,758
   179        $561,892              TTM 6/30/06                         $859,193                   $273,546           $585,647
   180        $267,071          T-6 (12/31/06) Ann.                     $839,604                   $246,062           $593,541
   181        $531,367              12/31/2006                          $863,458                   $328,496           $534,962
   182             NAP                  NAP                             $475,000                    $14,250           $460,750
   183        $488,655            TTM 12/31/2006                        $694,973                   $150,787           $544,186
                                                                        $567,696                    $66,689           $501,007
   184             NAP                  NAP                             $261,300                     $7,839           $253,461
   185        $218,620            T-12 (11/30/06)                       $306,396                    $58,850           $247,546
                                                                      $1,456,393                   $888,120           $568,273
   186        $354,408              12/31/2006                          $681,578                   $344,324           $337,254
   186        $300,519              12/31/2006                          $774,815                   $543,796           $231,019
   187             NAP                  NAP                             $934,082                   $294,429           $639,653
   188      $1,650,928              12/31/2006                        $2,286,644                 $1,572,594           $714,050
                                                                        $700,498                   $250,752           $449,746
   189        $245,770              12/31/2006                          $385,696                   $124,673           $261,023
   189        $177,196              12/31/2006                          $314,802                   $126,079           $188,723
   190        $929,668            TTM 11/30/2006                      $1,940,117                 $1,185,059           $832,663
   191        $351,249            TTM 09/30/2006                        $628,249                   $143,842           $484,407
   192        $600,145              12/31/2006                          $811,391                   $205,513           $605,878
   193             NAP                  NAP                             $761,755                   $247,507           $514,248
   194        $315,850             TTM 9/30/2006                        $720,070                   $228,918           $491,152
   195        $371,443            TTM 11/30/2006                        $669,430                   $209,640           $459,789
   196        $521,989              12/31/2006                          $813,221                   $290,081           $523,140
   197        $523,507              12/31/2006                          $533,816                    $93,944           $439,872
   198        $493,731           T-12 (11/30/2006)                      $685,533                   $207,834           $477,699
   199             NAP                  NAP                             $561,729                   $130,023           $431,706
   200        $492,182              12/31/2006                          $776,100                   $341,841           $434,259
   201        $276,230            TTM 10/31/2006                        $537,363                   $164,721           $372,642
   202        $424,576              12/31/2006                          $582,128                   $179,634           $402,494
   203        $506,372        YTD Annualized 3/31/07                    $605,316                   $139,896           $465,421
   204        $652,375              12/31/2006                        $1,622,196                   $982,654           $639,542
   205        $437,095              12/31/2006                          $730,149                   $307,088           $423,061
   206        $586,591              12/31/2006                        $1,603,705                 $1,016,867           $586,838
   207        $393,424             TTM 1/31/2007                      $1,015,363                   $577,288           $438,075
   208        $363,678           T-12 (12/31/2006)                      $649,284                   $214,734           $434,550
   209        $520,723              12/31/2006                          $734,465                   $250,341           $484,124
   210             NAP                  NAP                             $391,943                    $11,758           $380,185
   211        $534,023            TTM 02/28/2007                        $689,440                   $243,073           $446,366
   212        $443,630             TTM 1/31/2007                        $596,020                   $158,466           $437,554
   213        $476,681              TTM 8/31/06                         $637,371                   $164,660           $472,711
   214             NAP                  NAP                             $689,913                   $196,251           $493,662
   215             NAP                  NAP                             $381,385                    $11,442           $369,944
   216        $570,408              12/28/2006                          $853,197                   $377,297           $475,900
   217        $354,260              12/31/2006                          $552,865                   $173,353           $379,512
   218        $296,364            T-12 (7/31/06)                        $953,844                   $523,164           $430,680
   219        $573,683            T-12 (8/31/06)                      $1,506,870                   $971,604           $535,266
   220        $447,813            TTM 10/31/2006                        $511,938                    $90,465           $421,472
   221        $305,092             TTM 1/31/2007                        $585,582                   $197,601           $387,980
   222        $320,143              12/31/2006                          $553,311                   $239,064           $314,781
   223        $615,329             TTM 11/30/06                       $1,634,824                 $1,099,423           $535,401
   224        $356,575            TTM 12/31/2006                        $542,897                   $176,237           $366,660
   225        $370,871             TTM 02/28/06                         $370,871                    $11,126           $359,744
   226        $421,417              12/31/2006                          $826,540                   $419,561           $406,979
   227        $394,361              12/31/2005                          $394,418                    $11,833           $382,585
   228        $534,098              12/31/2006                          $509,773                   $132,122           $377,651
   229             NAP                  NAP                             $599,190                   $122,710           $476,480
   230             NAP                  NAP                             $466,588                   $103,134           $363,454
   231        $597,264             TTM 2/28/2007                      $1,516,702                   $999,448           $517,254
   232             NAP                  NAP                             $548,951                   $132,359           $416,592
   233             NAP                  NAP                             $668,162                   $239,979           $428,183
   234        $478,144            T-12 (8/31/06)                      $1,374,318                   $912,463           $461,855
                                                                        $401,531                    $12,046           $389,485
   235        $288,306              12/31/2006                          $271,982                     $8,159           $263,822
   235        $164,840              12/31/2006                          $129,549                     $3,886           $125,663
   236        $294,789              12/31/2006                          $577,778                   $211,459           $366,319
   237        $448,922              12/31/2006                          $571,978                   $202,286           $369,692
   238        $334,253              12/31/2006                          $466,235                   $128,047           $338,187
   239        $514,323              06/28/1905                        $1,191,818                   $733,813           $458,005
   240        $481,462              TTM 1/31/07                       $1,195,962                   $762,339           $433,623
                                                                        $574,700                   $207,574           $367,126
   241        $177,596           T-12 (12/31/2006)                      $333,326                   $120,393           $212,933
   241         $55,116           T-12 (12/31/2006)                      $103,446                    $37,363            $66,083
   241         $36,744           T-12 (12/31/2006)                       $68,964                    $24,909            $44,055
   241         $36,744           T-12 (12/31/2006)                       $68,964                    $24,909            $44,055
   242             NAP                  NAP                             $433,855                   $107,582           $326,273
   243             NAP                  NAP                             $603,326                   $253,180           $350,146
   244        $349,195              12/31/2006                          $707,792                   $369,814           $337,978
   245        $319,779          T-9 (10/19/06) Ann.                     $572,761                   $207,349           $365,412
   246        $236,594            T-12 (8/31/06)                        $596,875                   $224,440           $372,435
   247             NAP                  NAP                             $532,841                   $173,951           $358,890
   248        $493,774           T-12 (12/25/2006)                      $642,636                   $172,551           $470,085
   249        $348,702              06/28/1905                          $607,810                   $228,952           $378,858
   250        $580,056           T-12 (12/31/2006)                    $1,332,317                   $862,198           $470,118
   251        $536,266              06/28/1905                        $1,113,052                   $614,247           $498,805
   252        $333,180            T-12 09/30/2006                       $527,224                   $188,573           $338,651
   253        $774,522              06/28/1905                        $2,017,287                 $1,347,022           $670,265
   254        $468,160            T-12 (9/30/06)                      $1,971,879                 $1,515,304           $456,576
   255        $479,631           YTD Ann. 11/30/06                      $519,369                   $173,167           $346,202
   256        $563,860              06/28/1905                        $1,366,774                   $881,162           $485,612
   257        $374,755         Ann 7 mos. 07/31/2006                    $609,216                   $274,916           $334,301
   258        $778,954              TTM 7/31/06                         $807,434                   $451,821           $355,613
   259        $262,607              12/31/2006                          $432,676                   $125,107           $307,569
                                                                        $530,347                   $200,183           $330,164
   260        $237,986             YTD 9/30/2006                        $328,276                   $144,648           $183,628
   260         $97,367             YTD 9/30/2006                        $202,071                    $55,535           $146,536
   261        $372,017            TTM 12/31/2006                        $521,726                   $204,105           $317,620
   262        $313,070              12/31/2006                          $726,476                   $394,867           $331,609
   263        $286,634           T-12 (2/28/2007)                       $738,300                   $442,343           $295,957
   264        $346,970            TTM 12/31/2006                        $436,595                   $142,287           $294,309
   265             NAP                  NAP                             $518,731                   $181,560           $337,171
   266        $293,279     T-11 (11/29/2006) Annualized                 $377,319                    $89,412           $287,907
   267        $351,786            TTM 12/31/2006                        $512,297                   $180,454           $331,843
   268        $244,939            TTM 12/31/2006                        $432,487                   $137,147           $295,339
   269        $500,212            TTM 11/30/2006                      $1,337,018                   $929,545           $407,473
   270        $378,800              12/31/2006                          $425,149                   $138,280           $286,869
   271        $348,654           T-12 (12/31/2006)                      $605,538                   $292,792           $312,746
   272        $257,843              06/27/1905                          $361,267                   $120,341           $240,926
   273        $267,159              12/31/2006                          $401,270                   $138,283           $262,987
   274        $264,619              12/31/2006                          $366,516                   $110,337           $256,179
   275        $245,907        Ann 11 mos. 11/30/2006                    $533,292                   $224,091           $309,201
   276        $365,395            TTM 11/30/2006                        $434,023                   $155,233           $278,789
   277        $302,486              12/31/2006                          $531,414                   $217,623           $313,791
   278             NAP                  NAP                             $337,998                    $61,588           $276,410
   279             NAP                  NAP                             $447,943                   $126,669           $321,274
   280             NAP                  NAP                             $467,498                   $122,842           $344,656
   281        $377,195              06/28/1905                        $1,183,653                   $821,899           $361,754
   282        $315,347         Ann 9 mos. 09/30/2006                    $482,385                   $198,344           $284,041
   283        $279,403            TTM 11/30/2006                        $451,043                   $174,726           $276,317
   284             NAP                  NAP                             $293,355                     $8,801           $284,555
   285             NAP                  NAP                             $260,536                     $7,816           $252,720
   286        $253,906              12/31/2006                          $394,308                   $132,991           $261,317
   287        $136,921          YTD 11/30/2006 Ann.                     $395,676                   $116,687           $278,989
   288        $211,163              12/31/2006                          $453,101                   $198,764           $254,337
   289        $299,426        Ann 10 mos. 10/31/2006                    $409,507                   $139,816           $269,690
   290        $304,288              12/31/2006                          $425,468                   $125,623           $299,845
   291             NAP                  NAP                             $341,852                    $78,033           $263,819
   292        $289,657              12/31/2006                          $674,052                   $362,866           $311,187
   293        $264,932              12/31/2006                          $539,706                   $268,704           $271,002
   294             NAP                  NAP                             $362,757                   $103,430           $259,326
   295             NAP                  NAP                             $334,718                    $71,442           $263,276
   296        $262,260            T-12 09/30/2006                       $459,386                   $192,656           $266,730
   297             NAP                  NAP                             $267,221                     $8,017           $259,205
   298        $172,097           T-12 (12/31/2006)                      $346,307                    $84,298           $262,009
   299             NAP                  NAP                             $349,739                    $50,938           $298,801
   300             NAP                  NAP                             $380,714                   $120,756           $259,958
   301             NAP                  NAP                             $283,886                    $36,227           $247,660
   302             NAP                  NAP                             $359,061                    $76,805           $282,256
   303        $241,330           T-12 (12/31/2006)                      $316,961                    $76,948           $240,013
   304        $241,628         Ann 9 mos. 09/30/2006                    $325,282                    $86,984           $238,297
   305        $265,553            T-12 09/30/2006                       $404,942                   $147,808           $257,134
   306             NAP                  NAP                             $250,800                     $5,016           $245,784
   307             NAP                  NAP                             $305,003                     $9,150           $295,853
   308             NAP                  NAP                             $475,963                   $115,874           $360,089
   309        $112,084              TTM 2/28/07                         $344,091                    $96,675           $247,415
   310        $106,469            TTM 11/30/2006                        $619,870                   $364,590           $255,280
   311        $369,851            TTM 11/30/2006                        $998,860                   $656,866           $381,949
   312             NAP                  NAP                             $242,963                     $4,859           $238,103
   313        $354,486              12/31/2006                          $414,895                   $118,313           $296,581
   314        $242,584             TTM 11/30/06                         $318,290                    $87,027           $231,263
   315        $197,421              12/31/2006                          $293,853                    $62,657           $231,196
   316             NAP                  NAP                             $331,477                   $123,315           $208,162
   317        $231,034            T-12 09/30/2006                       $416,674                   $179,273           $237,401
   318        $179,639              12/31/2006                          $461,358                   $247,210           $214,149
   319             NAP                  NAP                             $362,278                   $120,131           $242,148
   320        $199,934              12/31/2006                          $368,440                   $122,454           $245,986
   321         $99,369              12/31/2006                          $287,222                    $64,713           $222,508
   322             NAP                  NAP                             $346,628                   $114,159           $232,469
   323        $519,253              12/31/2006                        $1,007,905                   $532,320           $475,585
   324        $244,644              12/31/2006                          $601,578                   $364,867           $236,711
   325        $208,585              12/31/2006                          $307,119                    $71,217           $235,902
   326        $208,969              12/31/2006                          $378,909                   $149,141           $229,768
   327        $266,447            T-12 09/30/2006                       $480,640                   $224,833           $255,807
   328             NAP                  NAP                             $318,047                    $67,127           $250,920
   329             NAP                  NAP                             $289,390                    $61,303           $228,087
   330             NAP                  NAP                             $257,939                    $40,586           $217,353
   331        $281,628              12/31/2006                          $411,221                   $182,496           $228,725
                                                                        $422,567                   $179,072           $243,495
   332        $160,190              12/31/2006                          $213,429                    $90,445           $122,984
   332        $156,971              12/31/2006                          $209,138                    $88,627           $120,512
   333        $224,960              12/31/2006                          $283,139                    $64,640           $218,499
   334        $466,253              06/28/1905                          $994,739                   $676,794           $317,945
   335        $217,276         Ann 6 mos. 02/28/2007                    $342,930                   $133,527           $209,403
   336        $249,267            TTM 10/31/2006                        $302,465                    $75,957           $226,508
   337             NAP                  NAP                             $349,006                   $101,107           $247,899
   338        $206,698         Ann 9 mos. 12/31/2006                    $317,940                   $121,360           $196,580
   339        $349,087              12/31/2005                          $515,455                   $100,499           $414,956
   340        $241,334          YTD Ann. 02/28/2007                     $295,585                    $64,750           $230,835
   341             NAP                  NAP                             $348,180                   $125,983           $222,197
   342        $245,120              12/31/2006                          $389,651                   $203,292           $186,359
   343        $298,533             TTM 8/31/2006                        $292,259                   $117,419           $174,840
   344             NAP                  NAP                             $290,821                    $71,935           $218,886
   345        $215,967             TTM 11/30/06                         $363,930                   $174,164           $189,766
   346        $269,240            T-3 09/30/2006                        $363,872                   $190,361           $173,510
   347             NAP                  NAP                             $228,029                    $10,795           $217,234
   348        $159,076              12/31/2006                          $238,600                    $38,596           $200,004
                                                                        $435,186                   $228,404           $206,782
   349        $165,846            T-12 02/28/2007                       $306,423                   $160,824           $145,600
   349         $69,691            T-12 02/28/2007                       $128,763                    $67,580            $61,183
   350        $212,450            TTM 11/30/2006                        $213,454                    $48,253           $165,201
   351        $240,296           YTD Ann. 10/31/06                      $257,217                    $36,856           $220,362
   352             NAP                  NAP                             $296,630                   $106,207           $190,423
   353             NAP                  NAP                             $225,095                    $39,696           $185,399
   354        $134,156             TTM 2/28/2007                        $317,668                   $145,752           $171,917
   355             NAP                  NAP                             $208,769                    $10,020           $198,749
   356             NAP                  NAP                             $176,000                         $0           $176,000
   357             NAP                  NAP                             $283,271                    $75,252           $208,018
   358        $310,192             TTM 7/31/2006                        $226,206                    $48,886           $177,319
   359        $187,643            TTM 11/30/2006                        $484,579                   $280,743           $203,836
   360        $290,576          YTD Ann. 9/30/2006                      $272,679                    $88,959           $183,720
   361        $181,105            TTM 10/31/2006                        $331,994                   $148,374           $183,620
   362        $183,586              12/31/2006                          $252,118                    $67,921           $184,197
   363        $184,179            TTM 12/31/2006                        $286,353                   $103,427           $182,925
   364             NAP                  NAP                             $239,158                    $62,275           $176,883
   365        $193,095             TTM 11/30/06                         $295,373                   $100,293           $195,080
   366        $216,301              12/31/2006                          $270,786                   $101,216           $169,570
   367        $164,926            TTM 12/31/2006                        $257,119                    $80,983           $176,136
   368         $67,191            TTM 10/31/2006                        $240,897                    $77,921           $162,976
   369        $153,200              12/31/2006                          $246,494                    $75,022           $171,473
   370        $167,318              12/31/2006                          $233,407                    $74,102           $159,305
   371        $228,393              12/31/2006                          $295,051                   $112,758           $182,293
   372             NAP                  NAP                             $214,292                    $46,370           $167,922
   373             NAP                  NAP                             $202,658                    $31,491           $171,167
   374        $202,246             TTM 9/30/2006                        $301,501                   $142,996           $158,505
   375        $304,596             TTM 11/30/06                         $381,621                   $148,264           $233,358
   376        $194,784             TTM 2/28/2007                        $234,633                    $54,265           $180,368
   377        $129,839              12/31/2006                          $214,314                    $43,795           $170,519
   378        $172,764            T-6 02/27/2007                        $242,759                    $91,432           $151,327
   379        $243,078            TTM 12/31/2006                        $395,437                   $167,679           $227,758
   380             NAP                  NAP                             $294,803                   $115,829           $178,974
   381        $121,598             TTM 2/28/2007                        $271,019                   $118,150           $152,869
   382             NAP                  NAP                             $207,308                     $8,292           $199,016
   383        $143,611              12/31/2006                          $186,628                    $41,406           $145,223
   384        $183,831            T-12 10/31/2006                       $220,557                    $63,307           $157,250
   385             NAP                  NAP                             $197,735                    $61,705           $136,031
   386        $133,709         Ann 6 mos. 01/31/2007                    $251,484                   $130,290           $121,194
   387         $12,669            TTM 12/31/2006                        $175,918                    $38,497           $137,421
   388             NAP                  NAP                             $159,656                     $4,790           $154,866
   389        $159,243            TTM 02/28/2007                        $248,814                    $87,340           $161,474
   390        $206,769             TTM 1/31/2007                        $354,364                   $162,647           $191,716
   391        $180,894             TTM 1/31/2007                        $335,426                   $190,675           $144,751
   392        $150,090              12/31/2006                          $206,858                    $51,154           $155,704
   393        $196,289              12/31/2006                          $359,165                   $173,977           $185,188
   394         $90,605              12/31/2006                          $236,445                    $92,845           $143,600
   395             NAP                  NAP                             $206,206                    $59,023           $147,183
   396             NAP                  NAP                             $263,850                   $130,191           $133,659
   397             NAP                  NAP                             $211,739                     $6,352           $205,387
   398        $139,836           YTD Ann. 02/28/07                      $188,025                    $52,038           $135,987
   399        $165,268       YTD Annualized 12/31/2006                  $224,664                    $79,659           $145,006
   400             NAP                  NAP                             $211,200                    $63,853           $147,347
   401             NAP                  NAP                             $184,216                    $58,556           $125,661
   402             NAP                  NAP                             $248,843                    $89,907           $158,936
   403        $149,892              12/31/2006                          $248,974                   $112,073           $136,901
   404        $122,757           YTD Ann. 9/30/06                       $151,509                    $30,419           $121,090
   405             NAP                  NAP                             $168,710                    $41,562           $127,148
   406        $140,674            T-12 11/01/2006                       $227,936                   $110,198           $117,738
   407         $96,058       YTD Annualized 11/30/2006                  $205,053                    $74,604           $130,449
   408             NAP                  NAP                             $140,824                         $0           $140,824
   409        $103,879              TTM 9/30/06                         $209,326                    $94,364           $114,962
   410        $365,857            TTM 10/31/2006                        $936,861                   $681,799           $255,063
   411        $282,423            YTD 10/31/2006                        $445,825                   $243,634           $202,190
   412             NAP                  NAP                             $124,115                     $8,206           $115,909
   413             NAP                  NAP                             $152,962                    $46,454           $106,508
   414        $119,126            T-12 12/01/2006                       $172,005                    $64,836           $107,169
   415             NAP                  NAP                             $137,940                    $31,684           $106,256
   416             NAP                  NAP                             $107,528                    $19,715            $87,813
   417        $111,677              12/08/2006                          $166,392                    $63,926           $102,465
   418        $118,956              12/31/2006                          $162,442                    $44,398           $118,044
   419        $125,534            TTM 11/30/2006                        $169,695                    $69,011           $100,684
   420        $115,954            TTM 11/30/2006                        $164,289                    $43,466           $120,823
   421        $110,119              12/31/2006                          $213,206                   $103,042           $110,163
   422             NAP                  NAP                              $99,229                         $0            $99,229
   423             NAP                  NAP                              $80,931                         $0            $80,931

TOTALS AND WEIGHTED AVERAGES:

 MORTGAGE      UNDERWRITTEN       UNDERWRITABLE          BALLOON                CURRENT         SOURCE OF
 LOAN NO.          RESERVES           CASH FLOW          BALANCE               VALUE(11)        VALUE(11)
-------------------------------------------------------------------------------------------------------------

                $15,255,685        $217,631,011     $775,000,000          $4,453,034,000
     1             $873,158         $25,307,068     $119,747,930            $529,000,000        Appraisal
     1           $1,260,997         $22,263,095      $94,847,604            $419,000,000        Appraisal
     1           $1,153,769         $18,616,234      $89,188,439            $394,000,000        Appraisal
     1             $880,663         $17,388,129      $80,609,145            $356,100,000        Appraisal
     1           $1,153,488         $15,469,519      $67,977,889            $302,000,000        Appraisal
     1             $823,859         $11,014,878      $45,431,776            $200,700,000        Appraisal
     1             $864,472          $8,370,682      $42,217,370            $186,500,000        Appraisal
     1             $672,663          $9,183,434      $41,911,776            $182,150,000        Appraisal
     1             $720,410          $8,466,919      $34,362,449            $151,800,000        Appraisal
     1             $573,627          $7,127,979      $31,691,324            $144,000,000        Appraisal
     1             $465,145          $6,801,602      $23,994,859            $106,000,000        Appraisal
     1             $449,021          $3,555,517      $20,961,547             $92,600,000        Appraisal
     1             $305,782          $5,225,760      $19,920,260             $96,000,000        Appraisal
     1             $461,964          $3,898,128      $19,354,344             $85,500,000        Appraisal
     1             $467,556          $4,199,874      $17,022,768             $75,200,000        Appraisal
     1             $202,520          $2,376,221      $14,374,279             $63,500,000        Appraisal
     1             $266,466          $2,352,485      $11,386,240             $50,300,000        Appraisal
     1           $1,477,500         $20,292,034               $0            $440,000,000        Appraisal
     1           $1,611,718         $15,065,944               $0            $378,684,000        Appraisal
     1             $570,907         $10,655,509               $0            $200,000,000        Appraisal
                   $416,623         $19,027,989     $300,000,000            $389,600,000
     2             $243,609         $12,511,314     $200,000,000            $251,400,000        Appraisal
     2             $173,013          $6,516,675     $100,000,000            $138,200,000        Appraisal
                   $463,051         $15,051,419     $212,000,000            $273,400,000
     3              $32,665          $3,019,030      $42,844,441             $53,200,000        Appraisal
     3              $76,502          $2,324,460      $35,103,434             $44,000,000        Appraisal
     3              $72,670          $1,816,480      $25,367,622             $35,000,000        Appraisal
     3              $69,947          $1,602,275      $22,299,305             $30,700,000        Appraisal
     3              $27,872          $1,217,917      $16,970,489             $20,300,000        Appraisal
     3              $29,569          $1,119,879      $14,909,086             $17,500,000        Appraisal
     3              $35,581          $1,047,747      $13,730,698             $15,700,000        Appraisal
     3              $41,071            $907,744      $12,918,296             $15,600,000        Appraisal
     3              $44,717            $902,985      $12,434,071             $17,000,000        Appraisal
     3              $13,885            $661,346       $9,226,555             $11,900,000        Appraisal
     3              $18,572            $431,556       $6,196,003             $12,500,000        Appraisal
                         $0         $16,515,458     $195,000,000            $321,200,000
     4                   $0          $1,279,618      $15,108,608             $23,121,288        Appraisal
     4                   $0          $1,228,574      $14,505,927             $23,188,527        Appraisal
     4                   $0            $922,311      $10,889,836             $17,491,960        Appraisal
     4                   $0            $857,186      $10,120,897             $15,150,162        Appraisal
     4                   $0            $804,382       $9,497,433             $16,116,271        Appraisal
     4                   $0            $749,818       $8,853,187             $14,181,250        Appraisal
     4                   $0            $603,665       $7,127,548             $17,687,446        Appraisal
     4                   $0            $601,966       $7,107,488             $11,186,356        Appraisal
     4                   $0            $584,365       $6,899,667             $11,675,059        Appraisal
     4                   $0            $580,637       $6,855,649             $10,772,666        Appraisal
     4                   $0            $538,601       $6,359,332              $9,945,687        Appraisal
     4                   $0            $530,770       $6,266,860             $11,040,660        Appraisal
     4                   $0            $526,280       $6,213,856             $10,137,779        Appraisal
     4                   $0            $503,446       $5,944,251              $9,323,123        Appraisal
     4                   $0            $455,313       $5,375,938              $9,192,230        Appraisal
     4                   $0            $450,595       $5,320,225              $8,389,202        Appraisal
     4                   $0            $448,835       $5,299,443              $8,788,072        Appraisal
     4                   $0            $431,233       $5,091,621              $7,476,775        Appraisal
     4                   $0            $397,791       $4,696,761              $7,455,311        Appraisal
     4                   $0            $359,068       $4,239,555              $6,730,458        Appraisal
     4                   $0            $357,230       $4,217,859              $7,129,278        Appraisal
     4                   $0            $343,226       $4,052,515              $6,520,291        Appraisal
     4                   $0            $309,784       $3,657,655              $5,098,826        Appraisal
     4                   $0            $281,622       $3,325,141              $4,680,751        Appraisal
     4                   $0            $274,581       $3,242,012              $5,376,232        Appraisal
     4                   $0            $271,061       $3,200,448              $5,273,973        Appraisal
     4                   $0            $258,740       $3,054,973              $4,966,065        Appraisal
     4                   $0            $234,098       $2,764,023              $4,250,249        Appraisal
     4                   $0            $221,777       $2,618,548              $4,542,342        Appraisal
     4                   $0            $221,777       $2,618,548              $4,242,342        Appraisal
     4                   $0            $204,176       $2,410,727              $4,131,045        Appraisal
     4                   $0            $181,294       $2,140,559              $3,716,359        Appraisal
     4                   $0            $176,014       $2,078,213              $4,812,970        Appraisal
     4                   $0            $109,128       $1,288,492              $2,270,041        Appraisal
     4                   $0             $75,686         $893,632              $1,848,577        Appraisal
     4                   $0             $70,405         $831,285              $1,645,188        Appraisal
     4                   $0             $70,405         $831,285              $1,645,188        Appraisal
     5             $254,669          $8,586,816      $89,326,639            $138,000,000        Appraisal
                   $939,611          $7,311,142      $92,984,919            $153,400,000
     6             $317,002          $1,973,649      $18,306,028             $30,200,000        Appraisal
     6             $139,292          $1,321,298      $14,365,988             $23,700,000        Appraisal
     6              $53,449          $1,252,906      $13,032,436             $21,500,000        Appraisal
     6             $101,328            $400,063      $12,971,820             $21,400,000        Appraisal
     6             $122,869            $786,972      $12,486,892             $20,600,000        Appraisal
     6             $108,127            $775,955       $9,092,397             $15,000,000        Appraisal
     6              $60,162            $451,946       $5,212,975              $8,600,000        Appraisal
     6              $16,539            $151,707       $4,546,199              $7,500,000        Appraisal
     6              $20,843            $196,646       $2,970,183              $4,900,000        Appraisal
     7             $200,407          $6,250,964      $98,000,000            $129,200,000        Appraisal
     8             $239,079          $5,908,772      $81,000,000            $103,400,000        Appraisal
     9             $103,171          $6,314,616      $71,000,000            $109,000,000        Appraisal
                    $72,960          $5,476,695      $58,030,147             $83,200,000
    10              $18,970          $1,423,941      $15,087,838             $16,700,000        Appraisal
    10              $18,240          $1,369,174      $14,507,537             $23,500,000        Appraisal
    10              $18,240          $1,369,174      $14,507,537             $20,200,000        Appraisal
    10              $17,510          $1,314,407      $13,927,235             $22,800,000        Appraisal
    11             $391,597          $4,383,059      $58,800,000             $74,000,000        Appraisal
    12             $110,626          $3,348,560      $43,000,000             $53,000,000        Appraisal
    13              $36,200          $3,050,776      $42,000,000             $56,500,000        Appraisal
    14             $122,132          $4,240,708      $41,280,000             $51,600,000        Appraisal
                   $464,290          $4,041,534      $30,870,119             $52,100,000
    15             $237,039          $2,423,681      $18,293,405             $30,000,000        Appraisal
    15             $134,881            $929,678       $6,860,026             $12,000,000        Appraisal
    15              $92,370            $688,174       $5,716,688             $10,100,000        Appraisal
    16             $194,585          $2,698,199      $37,000,000             $50,200,000        Appraisal
    17              $40,530          $2,749,933      $33,583,258             $45,000,000        Appraisal
    18             $704,896          $3,752,193      $35,000,000             $55,000,000        Appraisal
    19             $320,798          $3,136,695      $31,398,769             $50,700,000        Appraisal
    20              $38,990          $2,609,361      $31,773,493             $45,000,000        Appraisal
    21             $215,882          $2,412,964      $32,050,000             $44,000,000        Appraisal
    22             $117,173          $2,091,361      $31,200,000             $42,000,000        Appraisal
    23             $144,036          $2,587,025      $27,088,461             $38,700,000        Appraisal
    24              $23,030          $2,226,767      $26,948,698             $36,110,000        Appraisal
    25             $281,260          $2,412,735      $22,863,036             $34,000,000        Appraisal
    26             $103,778          $1,928,078      $27,000,000             $34,400,000        Appraisal
                   $129,490          $2,363,713      $23,162,695             $34,330,000
    27              $68,681          $1,253,714      $12,285,493             $17,000,000        Appraisal
    27              $17,934            $327,374       $3,208,033              $5,550,000        Appraisal
    27              $15,409            $281,282       $2,756,361              $4,250,000        Appraisal
    27              $10,553            $192,643       $1,887,760              $2,750,000        Appraisal
    27               $6,280            $114,640       $1,123,391              $2,100,000        Appraisal
    27               $3,716             $67,839         $664,770                $960,000        Appraisal
    27               $3,470             $63,348         $620,760                $880,000        Appraisal
    27               $3,444             $62,875         $616,127                $840,000        Appraisal
    28             $170,355          $2,721,406      $25,620,000             $42,500,000        Appraisal
    29              $49,249          $1,660,597      $24,755,000             $31,800,000        Appraisal
                   $535,307          $2,041,736      $20,276,773             $36,400,000
    30             $446,286          $1,490,689      $14,785,147             $27,600,000        Appraisal
    30              $89,021            $551,047       $5,491,627              $8,800,000        Appraisal
    31              $61,650          $1,846,293      $23,000,000             $28,331,000        Appraisal
    32             $126,890          $1,861,833      $19,993,548             $29,300,000        Appraisal
                    $34,000          $2,033,094      $18,476,275             $30,310,000
    33               $6,120            $365,957       $3,325,730              $5,400,000        Appraisal
    33               $5,780            $345,626       $3,140,967              $5,200,000        Appraisal
    33               $4,080            $243,971       $2,217,153              $3,730,000        Appraisal
    33               $4,080            $243,971       $2,217,153              $3,700,000        Appraisal
    33               $2,720            $162,648       $1,478,102              $2,300,000        Appraisal
    33               $2,040            $121,986       $1,108,577              $1,900,000        Appraisal
    33               $2,040            $121,986       $1,108,577              $1,600,000        Appraisal
    33               $1,700            $101,655         $923,814              $1,460,000        Appraisal
    33               $1,700            $101,655         $923,814              $1,390,000        Appraisal
    33               $1,020             $60,993         $554,288              $1,000,000        Appraisal
    33               $1,020             $60,993         $554,288              $1,000,000        Appraisal
    33               $1,020             $60,993         $554,288                $900,000        Appraisal
    33                 $680             $40,662         $369,525                $730,000        Appraisal
    34              $39,106          $1,571,222      $21,500,000             $26,900,000        Appraisal
    35             $221,391          $1,768,366      $19,343,772             $26,300,000        Appraisal
    36             $219,399          $1,753,557      $20,440,000             $28,100,000        Appraisal
    37             $180,720          $1,625,784      $18,861,119             $26,400,000        Appraisal
    38              $81,364          $1,353,313      $20,031,000             $26,460,000        Appraisal
    39             $157,796          $1,713,791      $20,000,000             $29,600,000        Appraisal
    40              $50,419          $1,676,385      $18,749,219             $28,700,000        Appraisal
    41             $213,903          $2,243,393      $16,856,649             $31,400,000        Appraisal
    42              $41,600          $1,648,738      $19,750,000             $29,500,000        Appraisal
    43              $51,956          $1,544,931      $17,898,866             $24,000,000        Appraisal
    44              $99,766          $1,359,184      $18,286,513             $23,800,000        Appraisal
    45              $40,602          $1,279,770      $18,872,000             $23,550,000        Appraisal
    46             $252,355          $1,734,584      $17,304,438             $26,000,000        Appraisal
    47              $37,800          $1,404,501      $18,500,000             $23,500,000        Appraisal
                   $123,329          $1,549,126      $17,083,168             $22,900,000
    48              $32,313            $405,885       $4,475,939              $6,000,000        Appraisal
    48              $31,236            $392,355       $4,326,741              $5,800,000        Appraisal
    48              $21,542            $270,590       $2,983,960              $4,000,000        Appraisal
    48              $19,657            $246,913       $2,722,863              $3,650,000        Appraisal
    48               $9,963            $125,148       $1,380,081              $1,850,000        Appraisal
    48               $8,617            $108,236       $1,193,584              $1,600,000        Appraisal
    49              $53,780          $1,572,640      $16,927,671             $24,750,000        Appraisal
    50             $272,105          $2,362,708      $14,653,676             $29,200,000        Appraisal
    51             $159,796          $1,427,634      $16,275,775             $22,600,000        Appraisal
    52             $247,779          $1,412,318      $15,754,873             $21,225,000        Appraisal
    53             $140,127          $1,336,842      $16,750,000             $24,750,000        Appraisal
    54              $97,737          $1,336,263      $13,893,408             $21,000,000        Appraisal
    55              $15,785          $1,276,778      $15,108,735             $21,800,000        Appraisal
    56              $53,000          $1,133,836      $15,500,000             $24,000,000        Appraisal
    57                   $0          $1,053,229      $15,058,171             $19,000,000        Appraisal
    58              $46,400          $1,236,063      $15,000,000             $18,850,000        Appraisal
    59             $136,020          $1,117,645      $15,000,000             $18,650,000        Appraisal
    60              $62,671          $1,256,108      $13,173,394             $21,500,000        Appraisal
    61              $31,250          $1,304,721      $13,702,450             $18,700,000        Appraisal
    62             $295,482          $1,295,396      $12,312,619             $21,500,000        Appraisal
    63             $105,076          $1,262,416      $12,989,683             $18,000,000        Appraisal
    64              $86,076          $1,400,585      $11,950,577             $21,000,000        Appraisal
    65              $53,910            $947,575      $14,126,000             $17,800,000        Appraisal
    66             $102,260          $1,124,395      $12,345,836             $18,800,000        Appraisal
    67              $62,931          $1,173,720      $13,161,636             $20,800,000        Appraisal
    68              $49,600            $992,811      $13,600,000             $18,600,000        Appraisal
    69              $12,213          $1,280,010      $12,659,906             $21,230,000        Appraisal
    70              $59,265          $1,310,676      $12,132,858             $20,600,000        Appraisal
                   $226,903          $2,053,644      $24,858,797             $36,430,000
    71              $35,084            $661,854       $8,000,000             $11,650,000        Appraisal
    72              $37,458            $275,728       $2,277,305              $4,450,000        Appraisal
    72              $28,212            $252,989       $1,806,492              $3,530,000        Appraisal
    73             $126,149            $863,073      $12,775,000             $16,800,000        Appraisal
    74              $82,255            $993,985      $10,914,731             $15,500,000        Appraisal
    75             $301,748          $1,076,062      $11,330,399             $16,150,000        Appraisal
    76              $43,193            $808,007      $12,000,000             $15,000,000        Appraisal
    77              $91,084          $1,254,931      $10,069,403             $20,000,000        Appraisal
    78             $108,000          $1,017,319      $10,631,692             $14,755,000        Appraisal
    79              $56,712            $971,621      $10,919,573             $16,150,000        Appraisal
    80              $83,547            $978,980      $10,748,211             $18,110,000        Appraisal
    81              $77,950            $932,260      $10,702,961             $15,200,000        Appraisal
    82              $18,707            $896,519      $10,310,245             $14,700,000        Appraisal
                   $250,157          $1,066,056       $9,001,067             $18,725,000
    83             $145,128            $844,830       $7,482,626             $11,950,000        Appraisal
    83             $105,029            $221,226       $1,518,441              $6,775,000        Appraisal
    84              $50,786            $999,952      $11,400,000             $16,100,000        Appraisal
    85              $37,200          $1,024,343      $10,037,598             $14,300,000        Appraisal
    86              $76,956            $968,712      $10,583,316             $16,460,000        Appraisal
    87              $34,000            $908,359       $9,942,739             $13,400,000        Appraisal
    88              $14,327          $1,035,341       $8,051,956             $15,250,000        Appraisal
    89              $35,200            $919,817       $7,987,077             $14,000,000        Appraisal
    90              $49,863            $857,795      $10,250,000             $12,950,000        Appraisal
    91              $97,559            $883,787       $8,969,956             $13,400,000        Appraisal
    92              $97,793            $822,025       $8,683,371             $12,800,000        Appraisal
    93               $3,342            $765,285      $10,000,000             $15,150,000        Appraisal
    94              $58,023            $907,010       $8,969,271             $13,400,000        Appraisal
    95              $45,497            $826,437       $9,850,000             $12,520,000        Appraisal
    96              $19,840            $750,012       $9,300,000             $12,425,000        Appraisal
    97              $54,387            $804,967       $9,275,000             $13,000,000        Appraisal
                    $48,500            $795,946       $8,202,489             $11,815,000
    98              $24,000            $427,957       $4,339,024              $6,250,000        Appraisal
    98               $9,000            $164,127       $1,666,185              $2,400,000        Appraisal
    98               $6,000             $88,943         $989,297              $1,425,000        Appraisal
    98               $7,956             $89,062         $971,941              $1,400,000        Appraisal
    98               $1,545             $25,857         $236,043                $340,000        Appraisal
    99              $51,256            $829,402       $7,784,050             $13,800,000        Appraisal
    100             $62,576            $749,785       $9,050,000             $12,300,000        Appraisal
    101            $123,013            $895,610       $9,012,000             $14,300,000        Appraisal
    102             $93,295            $800,006       $8,000,106             $11,725,000        Appraisal
    103             $45,826            $722,171       $8,419,256             $13,260,000        Appraisal
    104             $38,432            $802,130       $7,625,179             $11,350,000        Appraisal
    105             $99,852            $666,470       $8,800,000             $11,750,000        Appraisal
    106             $36,600            $693,418       $8,800,000             $11,000,000        Appraisal
    107            $136,911            $802,918       $7,764,872             $11,800,000        Appraisal
    108             $32,347            $577,476       $8,621,000             $10,650,000        Appraisal
                    $58,195            $728,626       $7,280,386             $11,600,000
    109             $24,588            $397,871       $3,978,030              $6,260,000        Appraisal
    110             $18,591            $183,468       $1,832,765              $2,950,000        Appraisal
    111             $15,016            $147,287       $1,469,591              $2,390,000        Appraisal
    112             $82,237            $803,646       $7,907,236             $14,100,000        Appraisal
    113            $118,912            $915,246       $6,595,365             $10,700,000        Appraisal
    114             $20,056            $820,529       $6,542,442             $13,750,000        Appraisal
    115             $23,700            $652,126       $8,400,000             $10,950,000        Appraisal
    116             $63,083            $691,694       $7,831,824             $10,500,000        Appraisal
    117            $105,842            $659,725       $8,200,000             $10,250,000        Appraisal
    118              $8,064            $639,800       $7,602,877             $10,500,000        Appraisal
    119             $59,364            $678,646       $7,432,208             $10,900,000        Appraisal
    120             $37,800            $651,782       $7,732,733             $10,500,000        Appraisal
    121             $68,213          $1,029,051       $8,000,000             $18,300,000        Appraisal
    122             $66,781          $1,012,174       $8,000,000             $17,990,000        Appraisal
    123             $46,876            $667,759       $8,000,000             $10,500,000        Appraisal
    124             $70,956            $700,039       $7,465,983             $10,200,000        Appraisal
    125             $91,576            $662,355       $7,040,622             $10,000,000        Appraisal
    126            $110,231          $1,146,202       $6,618,252             $22,800,000        Appraisal
                    $22,773            $646,795       $6,958,353             $10,117,000
    127             $12,892            $308,487       $3,535,474              $4,917,000        Appraisal
    128              $9,881            $338,308       $3,422,879              $5,200,000        Appraisal
    129             $35,400            $720,730       $5,899,147              $9,600,000        Appraisal
    130             $92,253            $714,234       $6,738,429             $10,000,000        Appraisal
    131              $6,230            $613,280       $7,104,724              $9,520,000        Appraisal
    132             $40,215            $634,530       $7,600,000              $9,740,000        Appraisal
    133             $24,355            $707,046       $6,709,176             $12,200,000        Appraisal
    134             $55,628            $655,319       $6,921,293              $9,500,000        Appraisal
    135             $34,256            $646,906       $6,762,789             $10,750,000        Appraisal
    136             $55,614            $582,475       $7,400,000              $9,300,000        Appraisal
    137             $51,746            $596,687       $6,577,232             $10,500,000        Appraisal
    138             $55,622            $576,770       $6,747,770              $9,700,000        Appraisal
    139             $22,552            $692,876       $6,708,976              $9,100,000        Appraisal
    140             $87,518            $551,049       $6,570,000              $9,150,000        Appraisal
    141            $219,776            $868,566       $6,568,156             $16,500,000        Appraisal
    142             $21,941            $557,564       $6,309,438             $10,750,000        Appraisal
    143             $17,570            $568,295       $6,544,953             $10,380,000        Appraisal
    144             $34,020            $543,696       $6,530,708              $9,300,000        Appraisal
                    $16,251            $629,684       $5,887,258              $9,000,000
    145             $10,537            $429,050       $3,914,920              $6,100,000        Appraisal
    146              $5,714            $200,634       $1,972,338              $2,900,000        Appraisal
    147             $22,891            $554,415       $6,139,091             $10,018,800        Appraisal
    148             $42,048            $547,561       $6,123,460              $8,600,000        Appraisal
                    $13,550            $773,312       $6,070,769              $9,555,000
    149              $6,600            $280,895       $2,195,134              $3,455,000        Appraisal
    149              $3,800            $183,214       $1,429,537              $2,250,000        Appraisal
    149                  $0            $153,458       $1,286,584              $2,025,000        Appraisal
    149              $3,150            $155,745       $1,159,514              $1,825,000        Appraisal
                   $106,621            $661,696       $6,060,663             $11,320,000
    150             $53,030            $380,624       $3,587,142              $6,700,000        Appraisal
    150             $53,591            $281,072       $2,473,521              $4,620,000        Appraisal
    151             $64,500            $505,098       $5,935,700              $8,500,000        Appraisal
    152             $35,491            $619,236       $5,730,775              $9,200,000        Appraisal
    153             $12,855            $586,849       $5,841,683              $9,140,000        Appraisal
    154             $74,176            $808,721       $4,968,037             $12,700,000        Appraisal
    155             $55,650            $533,015       $5,968,121              $8,000,000        Appraisal
    156             $75,249            $541,120       $5,407,237              $8,000,000        Appraisal
    157             $33,116            $512,941       $5,569,378              $8,200,000        Appraisal
                    $20,406            $497,607       $5,743,084              $7,740,000
    158             $10,500            $285,624       $3,301,902              $4,450,000        Appraisal
    158              $9,906            $211,984       $2,441,182              $3,290,000        Appraisal
    159             $72,418            $670,271       $5,144,532              $8,800,000        Appraisal
    160             $71,376            $562,934       $5,419,646              $8,700,000        Appraisal
    161             $14,914            $560,252       $5,084,089              $8,500,000        Appraisal
    162              $8,391            $504,710       $6,000,000              $7,900,000        Appraisal
    163              $7,939            $511,780       $5,316,582              $7,750,000        Appraisal
    164             $16,250            $510,103       $5,399,407              $7,600,000        Appraisal
    165            $301,827            $923,877       $4,674,090              $9,900,000        Appraisal
                    $15,410            $478,450       $4,971,196              $7,530,000
    166              $5,141            $148,882       $1,801,562              $2,350,000        Appraisal
    166              $5,177            $155,699       $1,617,626              $2,450,000        Appraisal
    166              $5,092            $173,869       $1,552,008              $2,730,000        Appraisal
    167              $9,662            $521,627       $4,447,747              $7,800,000        Appraisal
    168             $15,050            $517,848       $4,469,953              $8,400,000        Appraisal
    169             $10,950            $481,345       $5,362,275              $7,400,000        Appraisal
                    $18,080            $487,150       $4,844,740              $7,310,000
    170              $9,687            $254,898       $2,552,711              $3,890,000        Appraisal
    171              $8,393            $232,252       $2,292,028              $3,420,000        Appraisal
    172             $21,453            $470,160       $5,154,975              $7,240,000        Appraisal
    173             $45,610            $476,053       $5,129,144              $7,200,000        Appraisal
                    $14,569            $648,276       $5,700,000              $8,800,000
    174              $9,839            $195,935       $3,200,000              $4,200,000        Appraisal
    175              $4,729            $452,341       $2,500,000              $4,600,000        Appraisal
    176             $37,516            $471,643       $5,273,564              $7,100,000        Appraisal
    177             $10,375            $524,097       $4,803,322              $7,500,000        Appraisal
    178             $70,277            $657,481       $4,330,567              $7,500,000        Appraisal
    179             $66,812            $518,835       $5,500,000              $8,575,000        Appraisal
    180             $50,292            $543,249       $4,384,943              $7,100,000        Appraisal
    181             $66,408            $468,554       $4,873,261              $7,900,000        Appraisal
    182              $2,223            $458,527       $4,760,073              $7,600,000        Appraisal
    183             $32,441            $511,745       $4,705,907              $6,690,000        Appraisal
                    $21,928            $479,082       $4,547,859              $6,735,000
    184              $4,463            $248,999       $2,435,442              $3,560,000        Appraisal
    185             $17,465            $230,083       $2,112,417              $3,175,000        Appraisal
                    $52,954            $515,319       $4,488,286
    186             $21,962            $315,293       $2,811,530              $5,490,000        Appraisal
    186             $30,993            $200,026       $1,676,756              $3,550,000        Appraisal
    187             $42,473            $597,179       $4,438,729              $9,000,000        Appraisal
    188             $91,466            $622,584       $4,070,925              $7,150,000        Appraisal
                     $8,785            $440,961       $4,850,915
    189              $5,145            $255,878       $2,835,920              $3,800,000        Appraisal
    189              $3,640            $185,083       $2,014,995              $2,700,000        Appraisal
    190             $77,605            $755,058       $4,434,967              $7,350,000        Appraisal
    191             $27,612            $456,795       $4,802,681              $6,900,000        Appraisal
    192             $49,190            $556,689       $4,633,034              $7,150,000        Appraisal
    193             $57,606            $456,642       $4,426,213              $6,400,000        Appraisal
    194             $49,267            $441,886       $4,441,798              $6,300,000        Appraisal
    195             $27,879            $431,910       $4,660,338              $6,300,000        Appraisal
    196             $31,174            $491,966       $4,224,404              $6,350,000        Appraisal
    197             $14,316            $425,557       $4,228,125              $6,400,000        Appraisal
    198             $45,836            $431,863       $4,205,218              $6,300,000        Appraisal
    199             $22,995            $408,711       $4,235,906              $7,850,000        Appraisal
    200             $32,798            $401,461       $4,382,195              $6,900,000        Appraisal
    201              $9,361            $363,281       $4,372,268              $7,000,000        Appraisal
    202             $12,800            $389,694       $4,469,457              $6,100,000        Appraisal
    203             $28,505            $436,916       $4,207,956              $6,100,000        Appraisal
    204             $67,922            $571,620       $4,165,138              $6,500,000        Appraisal
    205             $28,011            $395,050       $4,237,176              $6,100,000        Appraisal
    206             $64,148            $522,690       $3,959,055              $7,000,000        Appraisal
    207             $38,000            $400,075       $4,411,777              $6,230,000        Appraisal
    208             $40,858            $393,692       $4,055,625              $6,100,000        Appraisal
    209             $57,300            $426,824       $3,901,442              $6,250,000        Appraisal
    210              $2,223            $377,962       $3,823,248              $6,530,000        Appraisal
    211             $30,561            $415,805       $4,074,509              $5,800,000        Appraisal
    212             $35,140            $402,414       $3,816,648              $6,320,000        Appraisal
    213             $42,441            $430,271       $4,066,634              $5,850,000        Appraisal
    214             $27,170            $466,492       $3,767,546              $6,000,000        Appraisal
    215              $9,807            $360,136       $3,723,780              $5,950,000        Appraisal
    216             $49,072            $426,828       $3,748,587              $5,900,000        Appraisal
    217              $4,200            $375,312       $4,104,620              $5,500,000        Appraisal
    218             $39,000            $391,680       $3,697,482              $5,700,000        Appraisal
    219             $60,275            $474,991       $3,717,372              $5,900,000        Appraisal
    220             $26,224            $395,249       $3,698,865              $5,400,000        Appraisal
    221             $18,936            $369,044       $3,796,708              $5,700,000        Appraisal
    222             $22,754            $291,493       $4,296,000              $5,400,000        Appraisal
    223             $65,393            $470,008       $3,344,396              $7,000,000        Appraisal
    224             $12,773            $353,887       $3,985,864              $6,200,000        Appraisal
    225              $2,342            $357,402       $3,591,812              $5,980,000        Appraisal
    226             $40,432            $366,547       $3,799,753              $8,200,000        Appraisal
    227              $2,174            $380,412       $3,588,325              $6,600,000        Appraisal
    228             $20,229            $357,422       $3,651,595              $5,520,000        Appraisal
    229             $32,871            $443,609       $3,591,971              $6,800,000        Appraisal
    230             $12,615            $350,838       $3,388,561              $5,850,000        Appraisal
    231             $67,342            $449,913       $3,148,271              $5,500,000        Appraisal
    232             $26,996            $389,596       $3,702,567              $6,200,000        Appraisal
    233             $31,283            $396,900       $3,047,315              $6,200,000        Appraisal
    234             $54,973            $406,882       $3,360,505              $5,300,000        Appraisal
                    $25,597            $363,888       $2,940,273              $5,150,000
    235             $17,713            $246,110       $1,940,964              $3,800,000        Appraisal
    235              $7,884            $117,779         $999,309              $1,350,000        Appraisal
    236              $8,750            $357,569       $3,388,176              $7,000,000        Appraisal
    237             $45,212            $324,481       $3,213,260              $5,060,000        Appraisal
    238             $13,450            $324,738       $3,211,356              $4,770,000        Appraisal
    239             $47,673            $410,332       $3,229,668              $6,100,000        Appraisal
    240             $47,838            $385,785       $2,950,663              $5,800,000        Appraisal
                    $16,095            $351,031       $3,192,511              $5,000,000
    241              $9,336            $203,597       $1,851,656              $2,900,000        Appraisal
    241              $2,897             $63,186         $574,652                $900,000        Appraisal
    241              $1,931             $42,124         $383,101                $600,000        Appraisal
    241              $1,931             $42,124         $383,101                $600,000        Appraisal
    242             $15,489            $310,784       $3,407,611              $4,600,000        Appraisal
    243             $34,430            $315,716       $3,053,303              $4,900,000        Appraisal
    244              $5,201            $332,777       $3,049,699              $6,800,000        Appraisal
    245             $23,848            $341,564       $3,046,163              $4,500,000        Appraisal
    246             $29,376            $343,059       $3,204,795              $4,450,000        Appraisal
    247             $55,491            $303,399       $3,180,834              $5,050,000        Appraisal
    248             $33,905            $436,181       $3,530,000              $6,525,000        Appraisal
    249              $9,600            $369,258       $3,091,492              $5,400,000        Appraisal
    250             $73,277            $396,841       $2,715,022              $5,000,000        Appraisal
    251             $44,522            $454,283       $2,954,315              $5,500,000        Appraisal
    252              $4,881            $333,770       $2,992,731              $4,850,000        Appraisal
    253             $80,389            $589,876       $2,695,959              $7,000,000        Appraisal
    254             $78,875            $377,701       $2,676,223              $4,800,000        Appraisal
    255             $55,517            $290,685       $2,880,134              $4,500,000        Appraisal
    256             $54,671            $430,941       $2,680,874              $5,100,000        Appraisal
    257             $48,738            $285,562       $2,834,452              $4,900,000        Appraisal
    258             $52,000            $303,613       $2,637,571              $4,350,000        Appraisal
    259             $15,176            $292,392       $2,795,422              $4,250,000        Appraisal
                    $22,797            $307,367       $2,934,356              $4,360,000
    260              $9,260            $174,368       $1,642,162              $2,440,000        Appraisal
    260             $13,537            $132,999       $1,292,194              $1,920,000        Appraisal
    261             $22,579            $295,041       $2,784,706              $4,300,000        Appraisal
    262             $16,554            $315,055       $2,765,277              $4,730,000        Appraisal
    263             $28,268            $267,689       $2,991,212              $4,250,000        Appraisal
    264             $18,307            $276,001       $2,711,648              $4,000,000        Appraisal
    265             $35,048            $302,123       $2,877,253              $4,900,000        Appraisal
    266             $16,187            $271,721       $2,849,421              $4,000,000        Appraisal
    267              $9,350            $322,493       $2,697,841              $4,840,000        Appraisal
    268             $14,220            $281,119       $2,676,345              $4,200,000        Appraisal
    269             $53,481            $353,992       $2,057,965              $4,300,000        Appraisal
    270             $23,920            $262,949       $2,691,860              $4,300,000        Appraisal
    271             $26,058            $286,688       $2,726,254              $3,975,000        Appraisal
    272              $2,170            $238,756       $2,713,013              $3,850,000        Appraisal
    273              $7,650            $255,337       $2,538,413              $3,750,000        Appraisal
    274              $6,025            $250,154       $2,526,294              $4,550,000        Appraisal
    275             $25,526            $283,675       $2,557,892              $4,000,000        Appraisal
    276             $23,667            $255,122       $2,546,688              $4,420,000        Appraisal
    277             $13,043            $300,748       $2,538,391              $4,260,000        Appraisal
    278             $14,325            $262,086       $2,534,597              $4,230,000        Appraisal
    279             $24,114            $297,159       $2,527,732              $4,700,000        Appraisal
    280             $19,530            $325,126       $2,540,530              $4,600,000        Appraisal
    281             $47,346            $314,408       $2,560,068              $4,350,000        Appraisal
    282             $17,979            $266,062       $2,812,598              $4,000,000        Appraisal
    283             $25,760            $250,557       $2,683,930              $3,700,000        Appraisal
    284              $1,674            $282,881       $2,529,710              $3,800,000        Appraisal
    285              $2,223            $250,497       $2,499,801              $4,200,000        Appraisal
    286             $12,326            $248,991       $2,649,717              $4,250,000        Appraisal
    287             $14,925            $264,063       $2,461,071              $4,000,000        Appraisal
    288             $10,751            $243,585       $2,222,102              $4,000,000        Appraisal
    289             $15,098            $254,593       $2,420,779              $3,930,000        Appraisal
    290             $19,667            $280,178       $2,717,252              $3,520,000        Appraisal
    291             $10,481            $253,338       $2,514,926              $3,955,000        Appraisal
    292             $24,874            $286,313       $2,176,388              $5,000,000        Appraisal
    293             $23,520            $247,482       $2,506,681              $4,390,000        Appraisal
    294             $18,801            $240,526       $2,329,749              $4,000,000        Appraisal
    295             $22,453            $240,824       $2,319,499              $5,000,000        Appraisal
    296              $7,528            $259,202       $2,334,330              $3,950,000        Appraisal
    297             $33,774            $225,430       $2,284,608              $3,450,000        Appraisal
    298             $22,130            $239,879       $2,294,680              $3,500,000        Appraisal
    299             $38,661            $260,140       $2,325,193              $3,600,000        Appraisal
    300             $18,945            $241,013       $2,474,912              $3,550,000        Appraisal
    301              $4,974            $242,686       $2,471,881              $3,300,000        Appraisal
    302             $14,529            $267,726       $2,351,782              $4,350,000        Appraisal
    303             $12,266            $227,747       $2,217,970              $3,600,000        Appraisal
    304             $16,943            $221,354       $2,297,553              $3,520,000        Appraisal
    305              $8,585            $248,549       $2,180,419              $3,750,000        Appraisal
    306              $5,929            $239,855       $2,510,000              $3,600,000        Appraisal
    307                  $0            $295,853       $2,133,356              $5,200,000        Appraisal
    308             $16,745            $343,344       $2,218,741              $5,100,000        Appraisal
    309             $21,493            $225,923       $2,149,144              $3,340,000        Appraisal
    310              $9,274            $246,006       $2,093,740              $3,950,000        Appraisal
    311             $39,954            $341,994       $1,692,260              $3,900,000        Appraisal
    312              $5,848            $232,255       $2,430,000              $3,500,000        Appraisal
    313             $13,157            $283,424       $2,165,026              $5,000,000        Appraisal
    314              $4,853            $226,411       $2,122,513              $3,000,000        Appraisal
    315             $10,308            $220,888       $2,049,186              $3,200,000        Appraisal
    316                  $0            $208,162       $2,022,185              $3,360,000        Appraisal
    317              $6,609            $230,792       $2,052,159              $3,450,000        Appraisal
    318             $17,182            $196,966       $2,133,198              $3,560,000        Appraisal
    319              $6,939            $235,209       $1,785,262              $3,340,000        Appraisal
    320             $21,608            $224,379       $1,960,348              $3,120,000        Appraisal
    321             $10,890            $211,619       $2,027,334              $3,100,000        Appraisal
    322             $28,387            $204,082       $1,958,712              $3,210,000        Appraisal
    323             $55,993            $419,592       $2,150,663              $7,950,000        Appraisal
    324             $25,000            $211,711       $1,952,460              $3,100,000        Appraisal
    325              $6,112            $229,790       $1,947,491              $3,280,000        Appraisal
    326             $16,500            $213,268       $1,940,271              $2,900,000        Appraisal
    327             $30,000            $225,807       $2,152,708              $2,900,000        Appraisal
    328             $16,716            $234,204       $1,991,923              $4,550,000        Appraisal
    329             $11,899            $216,188       $1,991,923              $3,950,000        Appraisal
    330             $12,706            $204,647       $1,905,035              $3,100,000        Appraisal
    331             $30,586            $198,139       $1,880,575              $3,200,000        Appraisal
                    $11,500            $231,995       $1,878,421              $3,940,000
    332              $5,808            $117,175         $948,746              $1,990,000        Appraisal
    332              $5,692            $114,820         $929,675              $1,950,000        Appraisal
    333             $13,192            $205,307       $1,862,055              $3,000,000        Appraisal
    334             $39,790            $278,155       $1,721,981              $3,650,000        Appraisal
    335              $7,748            $201,655       $1,823,500              $3,120,000        Appraisal
    336             $14,016            $212,491       $1,807,141              $4,460,000        Appraisal
    337              $3,721            $244,178       $2,100,000              $4,245,000        Appraisal
    338              $5,200            $191,380       $1,864,389              $3,100,000        Appraisal
    339             $88,467            $326,489       $1,896,297              $5,900,000        Appraisal
    340             $16,853            $213,982       $1,792,047              $2,660,000        Appraisal
    341             $23,012            $199,185       $1,805,978              $2,925,000        Appraisal
    342              $8,837            $177,522       $1,845,188              $2,620,000        Appraisal
    343              $6,930            $167,910       $1,751,647              $2,650,000        Appraisal
    344             $17,554            $201,332       $1,845,959              $3,025,000        Appraisal
    345              $5,415            $184,351       $1,720,028              $2,930,000        Appraisal
    346              $3,019            $170,492       $1,767,076              $3,150,000        Appraisal
    347              $9,459            $207,775       $1,324,605              $3,048,000        Appraisal
    348             $10,818            $189,186       $1,561,725              $2,640,000        Appraisal
                     $6,379            $200,404       $1,815,379              $2,670,000
    349              $4,491            $141,108       $1,278,244              $1,880,000        Appraisal
    349              $1,887             $59,295         $537,135                $790,000        Appraisal
    350              $8,590            $156,611       $1,689,157              $3,080,000        Appraisal
    351              $8,416            $211,945       $1,324,202              $2,840,000        Appraisal
    352             $14,938            $175,486       $1,691,864              $2,680,000        Appraisal
    353              $8,939            $176,460       $1,733,784              $2,500,000        Appraisal
    354              $7,050            $164,867       $1,650,786              $2,780,000        Appraisal
    355             $14,033            $184,716       $1,746,338              $2,600,000        Appraisal
    356                  $0            $176,000       $1,628,973              $3,350,000        Appraisal
    357             $17,134            $190,884       $1,639,195              $2,600,000        Appraisal
    358             $10,456            $166,863       $1,782,729              $2,420,000        Appraisal
    359              $7,639            $196,197       $1,623,283              $2,850,000        Appraisal
    360             $19,497            $164,223       $1,612,309              $2,660,000        Appraisal
    361             $17,500            $166,120       $1,608,221               2,390,000        Appraisal
    362             $23,364            $160,833       $1,597,301              $2,820,000        Appraisal
    363             $13,215            $169,710       $1,599,860              $2,500,000        Appraisal
    364              $9,059            $167,824       $1,666,170              $2,500,000        Appraisal
    365             $10,182            $184,898       $1,565,819              $2,220,000        Appraisal
    366             $16,635            $152,935       $1,572,307              $3,100,000        Appraisal
    367              $9,000            $167,136       $1,573,993              $2,340,000        Appraisal
    368              $6,744            $156,232       $1,520,786              $3,050,000        Appraisal
    369             $13,821            $157,651       $1,722,701              $2,920,000        Appraisal
    370              $6,825            $152,480       $1,510,366              $2,850,000        Appraisal
    371             $21,850            $160,443       $1,484,769              $2,230,000        Appraisal
    372              $7,585            $160,337       $1,491,618              $2,450,000        Appraisal
    373              $9,494            $161,673       $1,359,264              $2,430,000        Appraisal
    374              $6,936            $151,569       $1,487,814              $2,400,000        Appraisal
    375             $25,679            $207,679         $958,458              $2,600,000        Appraisal
    376             $18,563            $161,805       $1,317,839              $2,225,000        Appraisal
    377              $4,621            $165,897       $1,315,176              $2,730,000        Appraisal
    378              $3,605            $147,722       $1,637,617              $2,280,000        Appraisal
    379              $9,300            $218,458       $1,538,643              $3,000,000        Appraisal
    380             $21,192            $157,782       $1,453,383              $2,275,000        Appraisal
    381              $8,400            $144,469       $1,464,811              $2,150,000        Appraisal
    382             $11,578            $187,438       $1,413,253              $4,080,000        Appraisal
    383              $5,602            $139,620       $1,444,752              $2,030,000        Appraisal
    384             $15,341            $141,910       $1,412,692              $2,000,000        Appraisal
    385              $5,729            $130,301       $1,367,947              $3,375,000        Appraisal
    386              $6,184            $115,009       $1,374,233              $2,020,000        Appraisal
    387              $5,252            $132,168       $1,299,193              $2,150,000        Appraisal
    388             $10,629            $144,237       $1,291,524              $2,170,000        Appraisal
    389             $15,786            $145,688       $1,271,774              $2,020,000        Appraisal
    390              $6,476            $185,241       $1,278,900              $2,500,000        Appraisal
    391              $2,750            $142,001       $1,272,957              $2,500,000        Appraisal
    392             $10,697            $145,007       $1,271,460              $4,250,000        Appraisal
    393              $3,950            $181,238       $1,271,085              $2,700,000        Appraisal
    394              $3,274            $140,326       $1,253,397              $1,850,000        Appraisal
    395             $18,894            $128,289       $1,260,977              $1,900,000        Appraisal
    396              $9,513            $124,146       $1,244,739              $1,850,000        Appraisal
    397             $15,738            $189,650       $1,450,000              $3,225,000        Appraisal
    398              $9,158            $126,830       $1,281,054              $2,050,000        Appraisal
    399             $15,593            $129,413       $1,216,759              $1,990,000        Appraisal
    400             $16,213            $131,134       $1,246,845              $2,030,000        Appraisal
    401              $5,217            $120,444       $1,290,403              $1,800,000        Appraisal
    402             $17,885            $141,051       $1,093,649              $2,080,000        Appraisal
    403             $10,523            $126,378       $1,167,425              $1,775,000        Appraisal
    404              $5,453            $115,637       $1,140,249              $1,720,000        Appraisal
    405              $5,640            $121,508       $1,181,329              $1,970,000        Appraisal
    406             $10,008            $107,730       $1,075,635              $1,590,000        Appraisal
    407              $4,900            $125,549       $1,063,508              $1,700,000        Appraisal
    408                  $0            $140,824       $1,125,700              $2,000,000        Appraisal
    409              $6,272            $108,690       $1,017,772              $1,660,000        Appraisal
    410             $56,358            $198,705       $1,020,192              $2,720,000        Appraisal
    411              $6,650            $195,540         $943,251              $3,400,000        Appraisal
    412              $4,550            $111,359         $904,931              $1,830,000        Appraisal
    413              $5,052            $101,456         $940,877              $1,655,000        Appraisal
    414              $6,744            $100,425         $899,745              $1,330,000        Appraisal
    415              $2,822            $103,434         $815,671              $1,800,000        Appraisal
    416              $4,232             $83,581         $916,343              $1,460,000        Appraisal
    417             $10,136             $92,330         $891,235              $1,800,000        Appraisal
    418              $8,605            $109,439         $889,893              $1,590,000        Appraisal
    419              $4,680             $96,004         $947,157              $1,520,000        Appraisal
    420              $2,523            $118,300         $849,397              $1,600,000        Appraisal
    421              $3,750            $106,413         $789,386              $1,420,000        Appraisal
    422                  $0             $99,229         $726,445              $1,420,000        Appraisal
    423                  $0             $80,931         $605,363              $1,205,000        Appraisal

TOTALS AND WEIGHTED AVERAGES:

 MORTGAGE         VALUATION                                                                          LEASE
 LOAN NO.           DATE        LARGEST TENANT(12)                                              EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------

     1            03/01/2007    Fulbright & Jaworski                                               06/30/2015
     1            03/15/2007    GSA - Department Of Defense                                        04/30/2008
     1            03/01/2007    Wells Fargo Bank NA                                                09/30/2008
     1            03/01/2007    Commodity Future                                                   09/30/2015
     1            03/15/2007    Booz Allen Hamilton                                                12/31/2010
     1            03/01/2007    Infospace                                                          02/28/2013
     1            03/01/2007    Expedia                                                            09/30/2009
     1            03/01/2007    HDR Engineering                                                    12/31/2012
     1            03/01/2007    US Bank National                                                   12/31/2013
     1            03/15/2007    DHS - GS-11B-01687                                                 05/31/2009
     1            03/15/2007    SunTrust Bank                                                      11/30/2014
     1            03/01/2007    Fiserv Seattle                                                     07/31/2008
     1            03/01/2007    GSA-Department of Justice                                          01/31/2008
     1            03/01/2007    High Tech Institute                                                08/31/2014
     1            03/15/2007    XO Communications                                                  11/30/2007
     1            03/01/2007    New York Times                                                     12/31/2009
     1            03/01/2007    Serena Software                                                    01/31/2012
     1            03/15/2007    College Entrance Exam                                              09/30/2009
     1            03/01/2007    Perkins Coie                                                       12/31/2011
     1            03/15/2007    BAE Systems                                                        05/31/2014

     2            04/01/2007    Rothgerber Johnson & Lyons LLP                                     08/31/2010
     2            04/01/2007    US Bank                                                            12/31/2016

     3            02/24/2007    Wal-Mart Stores, Inc. (Ground Lease)                               04/12/2025
     3            02/23/2007    Fry's                                                              12/19/2016
     3            02/23/2007    Safeway                                                            12/31/2017
     3            02/24/2007    Former Best Buy                                                    02/28/2009
     3            02/27/2007    CVS                                                                08/31/2010
     3            02/23/2007    Kimco Realty                                                       01/31/2011
     3            02/26/2007    Basha's                                                            07/26/2014
     3            02/24/2007    Tutor Time                                                         02/28/2028
     3            02/24/2007    Safeway                                                            05/31/2008
     3            02/27/2007    Peter Piper Pizza                                                  10/31/2017
     3            02/23/2007    Wal-Mart Stores, Inc.                                              07/01/2027

     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     4            02/01/2010    NAP                                                                   NAP
     5            01/09/2007    Meier & Frank / Macy's                                             05/31/2015

     6            02/01/2007    Azteca Production Int'l, Inc                                       12/31/2008
     6            02/01/2007    Springs Global, US, Inc                                            02/29/2012
     6            02/01/2007    Sugar Foods Corporation                                            01/31/2015
     6            02/01/2007    Arden-MayFair, Inc.                                                01/31/2011
     6            02/01/2007    York Casket Company                                                08/31/2008
     6            02/01/2007    Mojave Foods Corporation                                           09/30/2015
     6            02/01/2007    Mojave Foods Corporation                                           09/30/2015
     6            02/01/2007    Ingredients International, Inc.                                    01/31/2007
     6            02/01/2007    Interphase Environmental                                           11/30/2009
     7            06/09/2008    Sears                                                              02/28/2009
     8            01/01/2007    Walmart Store #3326                                                01/31/2027
     9            02/13/2007    Regal Cinemas, Inc.                                                11/30/2016

    10            01/01/2007    Parago, Inc.                                                       11/30/2014
    10            01/01/2007    EMC Mortgage Company                                               06/30/2017
    10            01/01/2007    Verizon Wireless                                                   06/30/2013
    10            01/01/2007    EMC Mortgage Company                                               06/30/2017
    11            03/29/2007    Reznick, Fedder, & Silver                                          12/31/2016
    12            02/26/2007    Dominicks                                                          06/30/2009
    13            01/16/2007    NAP                                                                   NAP
    14            03/14/2007    American States Insurance Company                                  10/31/2009

    15            10/13/2006    Steve and Barry's                                                  01/31/2014
    15            10/06/2006    Steve & Barry's                                                    01/31/2013
    15            10/06/2006    Peebles Dept Store                                                 01/31/2011
    16            12/27/2006    Eagle Global Logistics                                             10/31/2008
    17            02/05/2007    NAP                                                                   NAP
    18            02/15/2007    NAP                                                                   NAP
    19            11/09/2006    Boscov's Department Store                                             MTM
    20            02/05/2007    NAP                                                                   NAP
    21            01/03/2007    Scottsdale Restaurant Group, LLC                                   09/30/2012
    22            03/15/2007    Michael's Stores, Inc #9810                                        02/28/2013
    23            01/19/2007    Greensfelder, Hemker & Gale, P.C.                                  08/31/2015
    24            02/02/2007    NAP                                                                   NAP
    25            10/13/2006    Molina Healthcare of Michigan, Inc.                                08/31/2014
    26            01/17/2007    Raley's                                                            05/31/2019

    27            01/01/2007    River Ranch City Club                                              01/31/2022
    27            01/01/2007    Dollar General                                                     06/30/2014
    27            01/01/2007    Bonefish Grill                                                     11/30/2010
    27            01/01/2007    Ann Taylor                                                         12/31/2016
    27            01/01/2007    WOW Cafe & Wingry                                                  05/31/2012
    27            01/01/2007    LeMarche Antiques                                                  11/02/2008
    27            01/01/2007    Paul's Jewelry, Inc.                                               11/06/2010
    27            01/01/2007    Lafayette Health Ventures, Inc                                     10/31/2009
    28            08/29/2006    Farmers Insurance Group                                            12/31/2016
    29            02/19/2007    Barnes & Noble                                                     04/10/2013

    30            01/05/2007    Czarnowski Display Services                                        10/31/2011
    30            01/05/2007    AFSCME                                                             01/31/2008
    31            12/15/2006    NAP                                                                   NAP
    32            11/06/2006    Chili's #889                                                       07/10/2013

    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    33            12/12/2006    NAP                                                                   NAP
    34            02/20/2007    Home Depot U.S.A., Inc.                                            01/31/2024
    35            10/11/2006    Travelers                                                          12/31/2012
    36            11/16/2006    NAP                                                                   NAP
    37            04/01/2007    Comcast Corporation                                                01/31/2009
    38            02/15/2007    King Soopers                                                       08/17/2010
    39            01/23/2007    B Fabulous (J.A.B. Ventures)                                       03/31/2017
    40            01/17/2007    Vons                                                               04/30/2026
    41            01/31/2007    NAP                                                                   NAP
    42            08/15/2006    NAP                                                                   NAP
    43            04/01/2007    Hawks & Partners                                                   12/01/2016
    44            03/07/2007    NAP                                                                   NAP
    45            02/22/2007    Neste Development Nevada, LLC                                      06/30/2013
    46            01/01/2007    NAP                                                                   NAP
    47            01/11/2007    NAP                                                                   NAP

    48            12/20/2006    Payless Furniture                                                  02/28/2010
    48            12/20/2006    Concord Pet Foods                                                  10/31/2009
    48            12/20/2006    Atlantic Coast Labs                                                02/28/2011
    48            12/19/2006    Prudential Insurance                                               07/31/2011
    48            12/20/2006    CBI Group, LLC                                                     11/30/2009
    48            12/20/2006    Quinton V, Inc.                                                    05/31/2011
    49            11/09/2006    Signature Health                                                   04/30/2022
    50            03/01/2007    NAP                                                                   NAP
    51            02/01/2007    Record Keeper                                                      12/31/2010
    52            12/29/2006    Washington Mutual                                                  12/31/2008
    53            01/03/2007    International Capital Partners, LLC                                06/30/2008
    54            06/01/2008    Kroger                                                             05/13/2011
    55            02/06/2007    NAP                                                                   NAP
    56            10/26/2006    DPR Construction                                                   03/01/2022
    57            12/12/2007    Corporate Office Centers                                           08/31/2011
    58            01/30/2007    NAP                                                                   NAP
    59            01/23/2007    General Services Division                                          06/30/2011
    60            11/10/2006    Ashley Furniture Home Store                                        03/01/2016
    61            12/05/2007    NAP                                                                   NAP
    62            01/04/2007    NAP                                                                   NAP
    63            01/08/2007    SOA - Office of Public Advocacy                                    12/31/2008
    64            11/27/2006    Gateway Medical Research Inc.                                      12/31/2026
    65            02/19/2007    VIP Oriental Buffet                                                03/31/2015
    66            05/01/2007    County of Riverside                                                01/31/2017
    67            02/15/2007    Hitachi Koki U.S.A.                                                08/31/2013
    68            10/31/2006    NAP                                                                   NAP
    69            02/13/2007    NAP                                                                   NAP
    70            09/06/2006    AHTKY Insurance                                                    03/31/2012

    71            10/06/2006    TJ Maxx - Yes Corp. Guarantee                                      10/01/2016
    72            10/24/2006    Wal-Mart Stores, Inc.                                              01/31/2014
    72            10/25/2006    Wal-Mart Stores, Inc.                                              01/31/2014
    73            03/13/2007    Guy F. Atkinson Construction Corp.                                 06/30/2008
    74            01/12/2007    Kreiss Enterprises, Inc.                                           10/31/2009
    75            12/28/2006    Wheelabrator Air Pollution                                         12/31/2010
    76            03/06/2007    Hallmark Global Services #84                                       2/28/2010
    77            12/04/2006    TJ MAXX                                                            01/31/2008
    78            01/08/2007    NAP                                                                   NAP
    79            01/05/2007    Tancredi D'Amore M.D.                                              07/31/2014
    80            02/05/2007    Sully-Miller Contracting Company                                   10/31/2009
    81            02/15/2007    Academy of Hair Design                                             11/30/2016
    82            02/23/2007    Stop & Shop                                                        03/31/2022

    83            11/14/2006    Flanders/Precisionaire Corp.                                       01/01/2026
    83            11/17/2006    Flanders/Precisionaire Corp.                                       07/01/2026
    84            01/03/2007    NAP                                                                   NAP
    85            02/05/2007    NAP                                                                   NAP
    86            11/15/2006    State of Oregon Dept. of Justice                                   12/31/2012
    87            12/01/2007    NAP                                                                   NAP
    88            02/13/2007    NAP                                                                   NAP
    89            12/29/2006    NAP                                                                   NAP
    90            12/18/2006    ShopKo Stores Operating Co., LLC                                   01/31/2027
    91            11/15/2006    Passaic Board of Education                                         03/31/2010
    92            10/09/2006    Gabriel Brothers                                                   05/31/2015
    93            10/03/2006    Pacific Coast Greens                                               07/31/2010
    94            01/08/2007    MacAnthony Realty International                                    09/30/2011
    95            12/18/2006    Shopko Stores Operating Co., LLC                                   01/31/2027
    96            10/10/2006    County of Los Angeles                                              04/30/2019
    97            01/10/2007    Medical Associates of The Black Hills                              09/30/2020

    98            09/14/2006    NAP                                                                   NAP
    98            09/14/2006    NAP                                                                   NAP
    98            09/14/2006    NAP                                                                   NAP
    98            09/14/2006    SAIC                                                                  MTM
    98            09/14/2006    DJ Enterprises                                                        MTM
    99            01/18/2007    Pacific Oaks College                                               07/31/2016
    100           01/12/2007    Clarcor Air Filtration Products, Inc.                              03/31/2017
    101           03/13/2007    Spartan Internal Medical-SRHS                                      12/31/2017
    102           01/01/2008    Freedom Credit Union                                               03/31/2012
    103           02/01/2007    Volume Distributors                                                02/28/2017
    104           08/11/2006    West Oakland Internists                                            11/30/2021
    105           01/24/2007    CA Department of General Services                                  08/31/2013
    106           01/22/2007    NAP                                                                   NAP
    107           12/20/2006    MECS                                                               12/31/2010
    108           02/21/2007    Petco                                                              07/31/2011

    109           11/20/2006    Six Day Dental                                                     05/31/2016
    110           11/20/2006    Veracruz Cafe                                                      08/31/2009
    111           11/20/2006    To the Max Footwear                                                11/01/2008
    112           11/21/2006    Saddleback Constructors                                            06/30/2011
    113           01/01/2007    NAP                                                                   NAP
    114           02/11/2007    Colorado Cinema Group LLC                                          11/30/2016
    115           01/20/2007    NAP                                                                   NAP
    116           01/25/2007    Richmond Behavioral Health Authority                               12/31/2014
    117           01/26/2007    Bakersfield Cold & Dry Storage                                     02/14/2012
    118           02/02/2007    NAP                                                                   NAP
    119           01/08/2007    Marc Glassman, Inc.                                                12/31/2013
    120           12/27/2006    NAP                                                                   NAP
    121           02/12/2007    Atlantic Billiard Supply Inc                                       12/31/2008
    122           01/24/2007    World Market                                                       01/31/2012
    123           12/27/2006    Bookham, Inc.                                                      12/31/2011
    124           01/22/2007    Phoenix Data Systems, Inc.                                         02/21/2010
    125           01/03/2007    Crawford Hoying LTD                                                12/31/2011
    126           10/01/2006    Albertson's Inc.                                                   01/31/2018

    127           10/05/2006    NAP                                                                   NAP
    128           10/04/2006    NAP                                                                   NAP
    129           11/21/2006    NAP                                                                   NAP
    130           02/09/2007    NAP                                                                   NAP
    131           02/02/2007    NAP                                                                   NAP
    132           12/18/2006    Shopko Stores Operating Co., LLC                                   01/31/2027
    133           02/01/2007    Chan Daretta                                                       02/01/2017
    134           11/02/2006    Dublin Medical Clinic, LLC                                         03/31/2009
    135           01/03/2007    Harris Teeter, Inc.                                                10/14/2017
    136           01/21/2007    Palm Beach Tan                                                     07/31/2010
    137           01/18/2007    Farmers Insurance Group                                            11/30/2011
    138           03/22/2007    AJ Wright                                                          04/30/2013
    139           01/15/2007    NAP                                                                   NAP
    140           12/28/2006    Hobby Lobby                                                        02/28/2014
    141           02/26/2007    NAP                                                                   NAP
    142           12/28/2006    Coldwater Creek                                                    07/31/2016
    143           01/04/2007    NAP                                                                   NAP
    144           01/23/2007    Hunt & Gross, P.A.                                                 05/31/2010

    145           01/15/2007    NAP                                                                   NAP
    146           01/15/2007    NAP                                                                   NAP
    147           01/02/2007    SAS Safe Corp                                                      12/31/2022
    148           02/14/2007    Apollo College                                                     12/31/2015

    149           10/26/2006    NAP                                                                   NAP
    149           10/26/2006    NAP                                                                   NAP
    149           10/26/2006    NAP                                                                   NAP
    149           10/26/2006    NAP                                                                   NAP

    150           11/21/2006    Central Beverage Group, LTD.                                       12/31/2010
    150           11/20/2006    Superior Beverage Company                                          12/31/2010
    151           02/20/2007    NAP                                                                   NAP
    152           01/07/2007    Farm Fresh                                                         11/30/2026
    153           01/04/2007    NAP                                                                   NAP
    154           01/10/2007    Securitas Security                                                 02/28/2010
    155           01/24/2007    Gateway - University Comm. Clinics                                 02/28/2012
    156           01/04/2007    Brockman Coats Gedelian                                            11/30/2011
    157           01/16/2007    Widener-Burrows & Associates                                       05/31/2009

    158           01/14/2007    McAllisters Deli                                                   04/30/2015
    158           01/15/2007    Sadler Clinic                                                      04/30/2015
    159           01/05/2007    NAP                                                                   NAP
    160           11/18/2006    The Kroger Co.                                                     10/31/2014
    161           11/25/2006    Karaoke and Restaurant (Retail)                                    11/30/2019
    162           12/21/2006    Mo's Caribbean                                                     01/31/2022
    163           11/17/2006    Vintage Stock                                                      05/31/2011
    164           11/07/2006    NAP                                                                   NAP
    165           01/04/2007    NAP                                                                   NAP

    166           01/17/2007    CVS (Edinburgh)                                                    11/30/2017
    166           01/17/2007    CVS (Tipton)                                                       11/30/2017
    166           01/17/2007    CVS (Brazil)                                                       12/31/2017
    167           02/21/2007    NAP                                                                   NAP
    168           12/18/2006    NAP                                                                   NAP
    169           11/20/2006    NAP                                                                   NAP

    170           01/08/2007    NAP                                                                   NAP
    171           02/08/2007    NAP                                                                   NAP
    172           02/15/2007    Shari's Restaurant                                                 01/31/2011
    173           01/01/2008    Creative Healthcare (Palio Comm.)                                  02/28/2012

    174           11/18/2006    BBRG Washington Group, Inc.                                        01/31/2015
    175           11/10/2006    La Bouchee                                                         08/31/2021
    176           01/12/2007    Orlando Regional Health                                            06/30/2008
    177           01/15/2007    NAP                                                                   NAP
    178           11/21/2006    NAP                                                                   NAP
    179           10/26/2006    Medco Health Solutions, Inc                                        12/31/2014
    180           12/07/2006    Cherry Hill Internal Medicine Associates                           04/30/2021
    181           12/20/2006    Hecla Mining                                                       04/07/2012
    182           07/01/2006    Walgreen Eastern Co., Inc                                          10/31/2080
    183           01/25/2007    Deal$ (Dollar Tree)                                                02/28/2008

    184           11/07/2006    Rite Aid                                                           01/31/2027
    185           11/07/2006    Ziyan Salon                                                        03/31/2011

    186           01/22/2007    NAP                                                                   NAP
    186           04/01/2007    NAP                                                                   NAP
    187           12/04/2006    Flournoy Construction Company                                      12/31/2021
    188           11/21/2006    NAP                                                                   NAP

    189           01/29/2007    NAP                                                                   NAP
    189           01/30/2007    NAP                                                                   NAP
    190           11/15/2006    NAP                                                                   NAP
    191           10/12/2006    Golf Discount of St. Louis, Inc.                                   12/31/2015
    192           01/10/2007    USA - Marine Corp.                                                 09/14/2006
    193           01/18/2007    Supremo Food Markets                                               01/31/2025
    194           11/06/2006    Fred's Discount Store                                              01/31/2008
    195           12/13/2006    Blockbuster Video                                                  08/31/2010
    196           10/13/2006    NAP                                                                   NAP
    197           01/24/2007    Williams-Sonoma Stores, Inc.                                       03/21/2015
    198           01/18/2007    BNSF Logistics, LLC                                                01/14/2008
    199           10/18/2006    Boneheads                                                          05/31/2016
    200           02/04/2007    MGI USA, Inc.                                                      07/31/2007
    201           07/13/2006    NAP                                                                   NAP
    202           02/07/2007    NAP                                                                   NAP
    203           03/16/2007    Emmett's Ale house                                                 12/01/2015
    204           01/23/2007    NAP                                                                   NAP
    205           10/24/2006    Bridging the Gap                                                   04/30/2009
    206           01/01/2007    NAP                                                                   NAP
    207           01/18/2007    NAP                                                                   NAP
    208           12/28/2006    Chute Gerdeman                                                     06/30/2014
    209           02/15/2007    Childrens Center                                                   05/14/2011
    210           01/12/2007    Walgreens                                                          01/07/2082
    211           02/01/2007    GSA                                                                10/05/2019
    212           01/21/2007    Veterinary Hospital                                                02/28/2015
    213           09/20/2006    Attorney General                                                   07/31/2011
    214           02/20/2007    RTU, L.P.                                                          01/31/2022
    215           02/07/2007    Eckerd Corporation                                                 11/30/2026
    216           12/20/2006    Intermec Technologies Corporation                                  12/31/2010
    217           01/31/2007    NAP                                                                   NAP
    218           09/28/2006    NAP                                                                   NAP
    219           10/01/2006    NAP                                                                   NAP
    220           11/17/2006    Grocery Outlet                                                     08/01/2017
    221           01/23/2007    NAP                                                                   NAP
    222           02/21/2007    Longs Drug Stores California                                       02/28/2025
    223           12/04/2006    NAP                                                                   NAP
    224           01/03/2007    Stars & Stripes Mart                                               01/31/2011
    225           01/24/2007    CVS Corporation                                                    02/28/2026
    226           01/30/2007    NAP                                                                   NAP
    227           10/13/2006    Walgreens Co.                                                      01/31/2061
    228           11/28/2005    Richmond American Homes of Florida, LP                             04/30/2010
    229           12/29/2006    Ashley Furniture Homestore                                         03/01/2017
    230           02/19/2007    Liquor                                                             01/31/2016
    231           10/25/2006    NAP                                                                   NAP
    232           02/02/2007    Valero Energy                                                      03/31/2013
    233           02/02/2007    Berger Transfer and Storage, I                                     01/31/2018
    234           10/01/2006    NAP                                                                   NAP

    235           10/17/2006    Lifeport, Inc.                                                     10/31/2021
    235           10/10/2006    Lifeport, Inc.                                                     10/31/2021
    236           02/12/2007    NAP                                                                   NAP
    237           12/05/2006    Northwoods Software                                                08/31/2011
    238           12/03/2006    Cricket Communications, Inc.                                       12/31/2011
    239           12/05/2006    NAP                                                                   NAP
    240           02/01/2007    NAP                                                                   NAP

    241           01/24/2007    NAP                                                                   NAP
    241           01/24/2007    NAP                                                                   NAP
    241           01/24/2007    NAP                                                                   NAP
    241           01/24/2007    NAP                                                                   NAP
    242           12/11/2006    Tire Discounters, Inc.                                             10/31/2021
    243           02/05/2007    H.H. Gregg                                                         05/31/2014
    244           01/10/2007    NAP                                                                   NAP
    245           08/21/2006    Cooper's Hawk Winery & Restaurant                                  06/30/2014
    246           10/12/2006    Walters Companies                                                  07/13/2009
    247           10/20/2006    Big Lots                                                           01/31/2011
    248           01/12/2007    Oregon Hotspring Spas                                              07/20/2012
    249           02/08/2007    NAP                                                                   NAP
    250           01/04/2007    NAP                                                                   NAP
    251           10/20/2006    NAP                                                                   NAP
    252           11/21/2006    NAP                                                                   NAP
    253           11/01/2006    NAP                                                                   NAP
    254           10/01/2006    NAP                                                                   NAP
    255           12/27/2006    The Trane Company                                                  01/31/2012
    256           05/25/2006    NAP                                                                   NAP
    257           11/17/2006    Northern RI Medical Group (2nd Fl.)                                11/30/2010
    258           10/04/2006    NAP                                                                   NAP
    259           01/04/2007    Social Security Adm.                                               01/31/2015

    260           12/26/2006    NAP                                                                   NAP
    260           01/03/2007    DuraSpin Products, LLC                                             12/31/2012
    261           01/12/2007    Pinnacle Rehabilitation, LLC                                       01/31/2010
    262           03/22/2007    NAP                                                                   NAP
    263           01/24/2007    NAP                                                                   NAP
    264           02/06/2007    NAP                                                                   NAP
    265           09/13/2006    Wal-Mart                                                           11/30/2010
    266           12/20/2006    Crystal City ASC                                                   09/30/2016
    267           12/13/2006    NAP                                                                   NAP
    268           02/05/2007    Liquor World                                                       04/30/2010
    269           12/12/2006    NAP                                                                   NAP
    270           01/02/2007    Mago Earth, Inc.                                                   09/15/2010
    271           12/21/2006    NAP                                                                   NAP
    272           08/20/2006    JPMorgan Chase Bank, National Association                          12/31/2012
    273           01/25/2007    NAP                                                                   NAP
    274           02/07/2007    NAP                                                                   NAP
    275           01/09/2007    Holiday Plaza Coin Laundry                                         03/31/2012
    276           11/21/2006    Coldwell Bank BSS                                                  07/31/2008
    277           01/09/2007    NAP                                                                   NAP
    278           12/01/2006    Treasured Memories                                                 03/01/2011
    279           01/30/2007    Simula Technologies, Inc.                                          06/30/2019
    280           04/01/2007    Sierra Trading Post, Inc.                                          12/31/2016
    281           10/27/2006    NAP                                                                   NAP
    282           10/23/2006    Bimbo Bakeries                                                     02/01/2010
    283           11/29/2006    Conn Appliances, Inc.                                              11/30/2014
    284           12/04/2006    Rite Aid                                                           01/31/2027
    285           08/01/2006    Walgreen Co.                                                       06/30/2081
    286           01/15/2007    NAP                                                                   NAP
    287           12/06/2006    Banana Leaf                                                        02/28/2016
    288           12/31/2006    NAP                                                                   NAP
    289           12/01/2006    Peoples Bank                                                       04/30/2013
    290           02/09/2007    Odyssey HealthCare                                                 05/01/2010
    291           11/30/2006    Century 21 RE                                                      03/31/2011
    292           01/18/2007    NAP                                                                   NAP
    293           01/30/2007    NAP                                                                   NAP
    294           11/16/2006    Renal Treatment Center-CA, Inc.                                    04/30/2016
    295           02/01/2007    Total Renal Care, Inc.                                             10/31/2011
    296           11/27/2006    NAP                                                                   NAP
    297           01/03/2007    Wal-Mart                                                           01/31/2014
    298           01/24/2007    Western United Fish Company                                        08/31/2008
    299           01/10/2007    PPS/Chempac                                                        06/30/2016
    300           02/07/2007    Creditwatch Services, L.L.C.                                       10/31/2008
    301           01/03/2007    DHL Express (USA)                                                  07/30/2011
    302           01/08/2007    Office Depot                                                       01/31/2022
    303           01/31/2007    Main Amundson, CPAs                                                02/28/2019
    304           11/28/2006    Tate & Wells                                                       12/31/2008
    305           11/21/2006    NAP                                                                   NAP
    306           11/22/2006    Rite Aid of Michigan, Inc                                          09/30/2024
    307           11/15/2006    Chase Bank                                                         10/31/2026
    308           04/09/2007    Max and Erma's Restaurant                                          03/31/2010
    309           01/16/2007    Hanger Prosthetics & Orthodics, Inc.                               04/30/2009
    310           01/16/2007    NAP                                                                   NAP
    311           12/21/2006    NAP                                                                   NAP
    312           11/28/2006    Rite Aid                                                           09/30/2024
    313           12/15/2006    Zahn Design Architects                                             06/30/2020
    314           01/03/2007    NAP                                                                   NAP
    315           01/01/2007    Scissor Hands                                                      02/28/2011
    316           01/09/2007    Walgreen Co.                                                       05/31/2031
    317           11/27/2006    NAP                                                                   NAP
    318           01/19/2007    NAP                                                                   NAP
    319           01/29/2007    Fidelity Brokerage Services LLC                                    09/30/2017
    320           01/15/2007    Atlantic Commtech                                                  07/31/2007
    321           12/04/2006    China Buffet                                                       11/30/2016
    322           02/08/2007    SuperShuttle                                                       10/31/2009
    323           01/26/2007    Shea Executive Suites                                              12/31/2010
    324           01/04/2007    NAP                                                                   NAP
    325           01/03/2007    Goodwill                                                           03/31/2010
    326           12/19/2006    NAP                                                                   NAP
    327           09/07/2006    NAP                                                                   NAP
    328           02/26/2007    University Marelich Mechanical                                     08/14/2012
    329           02/26/2007    Cytec Engineered Materials, Inc.                                   07/16/2016
    330           11/06/2006    Wolf, Rifkin, Shapiro & Schulman, LLP                              12/31/2019
    331           02/07/2007    US INS                                                             04/18/2019

    332           02/27/2007    NAP                                                                   NAP
    332           02/27/2007    NAP                                                                   NAP
    333           01/02/2007    Staples, Inc.                                                      01/31/2015
    334           11/04/2006    NAP                                                                   NAP
    335           02/06/2007    NAP                                                                   NAP
    336           11/11/2006    Ho Sook Lee and Eun Kyung Park                                     03/30/2010
    337           12/22/2006    CVS                                                                05/30/2022
    338           12/13/2006    NAP                                                                   NAP
    339           12/11/2006    Gardiners Home Furnishing Center                                   01/31/2012
    340           09/11/2006    United States Post Office                                          04/30/2015
    341           12/20/2006    GML, Inc.                                                          12/31/2016
    342           02/21/2007    NAP                                                                   NAP
    343           09/14/2006    NAP                                                                   NAP
    344           10/05/2006    Chicago Title Company                                              05/07/2011
    345           12/07/2006    NAP                                                                   NAP
    346           09/22/2006    NAP                                                                   NAP
    347           02/07/2007    Tractor Supply                                                     03/31/2022
    348           02/12/2007    John S Clark Company, LLC                                          12/31/2016

    349           02/26/2007    NAP                                                                   NAP
    349           02/26/2007    NAP                                                                   NAP
    350           01/24/2007    Video Warehouse                                                    01/31/2011
    351           02/06/2007    John S. Clark Co., Inc.                                            12/31/2009
    352           10/31/2006    Colorlink, Inc.                                                    08/01/2016
    353           12/18/2006    Ron Potts & Smith Pediatrics                                       02/01/2010
    354           11/10/2006    NAP                                                                   NAP
    355           10/02/2006    CORT Business Services Corporation                                 02/28/2011
    356           12/07/2006    Capital One                                                        09/04/2026
    357           11/27/2006    Fred's Stores of Tennessee, Inc.                                   09/30/2011
    358           09/13/2006    Carniceria El Paisano                                              11/30/2009
    359           01/04/2007    NAP                                                                   NAP
    360           10/31/2006    SW Community Church                                                05/31/2007
    361           10/24/2006    NAP                                                                   NAP
    362           12/05/2006    Inland Materials, Inc                                              01/31/2010
    363           01/04/2007    NAP                                                                   NAP
    364           04/01/2007    CATO                                                               01/31/2012
    365           12/07/2006    NAP                                                                   NAP
    366           11/17/2006    Advanced Spine & Sports                                            02/28/2008
    367           10/30/2006    NAP                                                                   NAP
    368           01/02/2007    JFO                                                                02/01/2010
    369           03/19/2007    Tots Unlimited                                                     07/31/2010
    370           01/15/2007    NAP                                                                   NAP
    371           11/30/2006    DFW Signs, Inc.                                                    12/31/2009
    372           02/05/2007    Blockbuster                                                        02/29/2012
    373           11/28/2006    Dollar General                                                     11/01/2021
    374           09/25/2006    NAP                                                                   NAP
    375           12/05/2006    James Global Logistics/W/H                                         07/31/2010
    376           02/14/2007    Fidel's                                                            12/31/2010
    377           01/20/2007    Potbelly                                                           05/31/2015
    378           02/20/2007    NAP                                                                   NAP
    379           12/18/2006    NAP                                                                   NAP
    380           12/20/2006    GML, Inc.                                                          12/31/2016
    381           02/24/2006    NAP                                                                   NAP
    382           01/25/2007    Time Warner Cable                                                  08/31/2016
    383           12/12/2006    Family Christian Stores, Inc.                                      01/30/2017
    384           12/13/2006    First Horizon Home Loan Corp.                                      06/30/2011
    385           01/09/2007    Leland Energy, Inc.                                                08/31/2011
    386           01/04/2007    NAP                                                                   NAP
    387           01/28/2007    Foster's Grille                                                    10/21/2016
    388           01/24/2007    Rite Aid of Ohio, Inc.                                             01/28/2017
    389           12/29/2006    Greenlee & Associates                                              01/01/2010
    390           10/16/2006    NAP                                                                   NAP
    391           01/23/2007    NAP                                                                   NAP
    392           01/04/2007    Vapor Studio                                                       01/31/2010
    393           01/13/2007    NAP                                                                   NAP
    394           01/22/2007    NAP                                                                   NAP
    395           12/17/2006    Specialty Retailers LP, dba "Bealls"                               04/03/2016
    396           02/01/2007    Dollar Tree Sores, Inc.                                            10/31/2016
    397           01/05/2007    Aaron Rents, Inc.                                                  10/29/2021
    398           11/28/2006    Hibbetts                                                           08/31/2011
    399           01/04/2007    Olofson                                                            02/28/2008
    400           12/14/2006    Fast Eddies                                                        11/30/2016
    401           12/15/2006    Metro PCS                                                          07/31/2011
    402           08/28/2006    State of NY - Division of Parole                                   08/31/2016
    403           01/08/2007    NAP                                                                   NAP
    404           02/01/2007    Movie Gallery                                                      08/14/2010
    405           02/12/2007    Advance Stores Company, Inc.                                       01/31/2022
    406           10/16/2006    NAP                                                                   NAP
    407           12/13/2006    NAP                                                                   NAP
    408           03/09/2007    Alimentation Couche-Tard                                           04/11/2024
    409           01/10/2007    NAP                                                                   NAP
    410           10/18/2006    NAP                                                                   NAP
    411           06/12/2006    NAP                                                                   NAP
    412           11/30/2006    Advance Auto Parts                                                 06/28/2021
    413           01/18/2007    Advance Stores Company, Incorporated.                              08/31/2021
    414           10/16/2006    NAP                                                                   NAP
    415           02/12/2007    Pollo Tropical                                                     02/09/2023
    416           12/18/2006    H&Y Foods                                                          11/30/2020
    417           02/06/2007    McDermott - Costa Co.                                              09/30/2014
    418           01/22/2007    Kinko's                                                            07/06/2012
    419           12/05/2006    NAP                                                                   NAP
    420           12/22/2006    NAP                                                                   NAP
    421           12/28/2006    NAP                                                                   NAP
    422           03/09/2007    Alimentation Couche-Tard                                           03/30/2024
    423           12/12/2006    Circle K Stores Inc                                                12/26/2023

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                                                     LEASE
LOAN NO.         % NSF        SECOND LARGEST TENANT(12)                                 EXPIRATION DATE           % NSF
------------------------------------------------------------------------------------------------------------------------------

    1            18.8%        Shearman & Sterling                                         03/31/2016              14.0%
    1            58.0%        Polk GS                                                     03/31/2015              14.4%
    1            13.6%        King County                                                 07/31/2007              10.4%
    1            22.7%        Jackson & Campbell                                          05/31/2010               6.2%
    1            55.9%        Booz Allen Hamilton                                         01/31/2012              24.6%
    1            27.6%        Keybank National Association                                07/31/2010              21.9%
    1            57.4%        Sierra Entertainment                                        02/28/2010              27.6%
    1            11.7%        Oracle USA                                                  03/31/2009               6.6%
    1            9.8%         Business Service Center                                     03/31/2009               7.7%
    1            18.7%        GSA - GS-11B-01808                                          02/28/2011              16.0%
    1            17.4%        Fairfax Count Economic Devel.                               06/30/2009               6.4%
    1            14.7%        Orrtax Software                                             09/30/2013              13.3%
    1            42.4%        American Hospital Association                               08/31/2014              24.1%
    1            11.3%        John L Scott Real Estate Servi                              04/30/2014               9.6%
    1            77.4%        Stanley Martin                                              01/31/2016              13.4%
    1            21.5%        Williams Companies                                          03/31/2009              12.2%
    1            19.3%        Barclay Dean                                                08/31/2012               8.8%
    1            9.3%         Pfizer, Inc.                                                09/30/2009               8.2%
    1            26.2%        Washington Mutual Bank                                      12/31/2010              16.8%
    1            19.3%        Federal Network Systems                                     11/30/2008              11.2%

    2            8.0%         Hogan & Hartson                                             09/30/2016               6.4%
    2            27.4%        Encana Oil & Gas                                            08/31/2008              19.1%

    3            71.7%        Harbor Freight Tools                                        01/26/2012               6.3%
    3            44.0%        PetsMart                                                    08/31/2008              12.5%
    3            30.5%        LA Fitness                                                  01/31/2017              22.5%
    3            36.7%        Sports Authority                                            08/31/2011              23.0%
    3            31.0%        Tutor Time Childcare                                        05/31/2028              17.0%
    3            52.3%        Sports Authority                                            08/31/2011              25.1%
    3            46.0%        Walgreen's                                                  04/30/2034              16.7%
    3            25.1%        A - Alyesh Chiropractic                                     02/28/2009               2.5%
    3            46.1%        Pure Fitness                                                08/31/2027              15.9%
    3            33.0%        Estasi Salon                                                01/31/2008               8.3%
    3            46.1%        Family Dollar                                               12/31/2010              10.6%

    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    4             NAP         NAP                                                             NAP                  NAP
    5            22.3%        Mervyn's - Ground Lease                                     07/31/2010              12.4%

    6            35.7%        C2C Corporation                                             06/30/2011              33.1%
    6            39.5%        Progressive Produce Corp                                    06/30/2010              38.7%
    6           100.0%        NAP                                                             NAP                  NAP
    6            51.0%        SAP Trading, Inc.                                           11/30/2007              49.0%
    6            14.5%        Rodeo Carpet Mills, Corp.                                   01/31/2012              14.1%
    6            57.3%        Springs Global, US, Inc                                     02/29/2012              42.7%
    6           100.0%        NAP                                                             NAP                  NAP
    6            33.8%        ITW Ramset                                                  06/30/2009              19.3%
    6            29.9%        MH Metals, Inc                                              03/14/2008              22.3%
    7            22.4%        Steve & Barry's                                             07/31/2014              15.2%
    8            29.0%        Giant Eagle Store #0218                                     09/30/2026              15.7%
    9            44.7%        Sega Gameworks                                              01/26/2017              17.5%

   10            52.6%        BEA Systems, Inc.                                           02/28/2010              21.3%
   10           100.0%        NAP                                                             NAP                  NAP
   10            73.9%        STA Travel, Inc.                                            10/31/2011              13.4%
   10           100.0%        NAP                                                             NAP                  NAP
   11            24.1%        Aon Service Corporation                                     08/30/2016              20.0%
   12            42.6%        Marshalls                                                   05/31/2012              18.0%
   13             NAP         NAP                                                             NAP                  NAP
   14           100.0%        NAP                                                             NAP                  NAP

   15            15.6%        JC Penney                                                   10/31/2010              14.7%
   15            26.2%        Belk                                                        01/31/2009              17.8%
   15            20.1%        Capitol Theatre Associates                                  01/31/2013              16.2%
   16            12.4%        Hellman Logistics                                           11/30/2013               7.3%
   17             NAP         NAP                                                             NAP                  NAP
   18             NAP         NAP                                                             NAP                  NAP
   19            24.7%        JC Penney                                                   11/10/2010              20.1%
   20             NAP         NAP                                                             NAP                  NAP
   21            7.7%         Ashton Woods Arizona, LLC                                   05/31/2010               6.2%
   22            17.6%        Petco Store #244                                            05/31/2014              11.2%
   23            24.5%        UMB Bank of St. Louis, N.A.                                 09/30/2009              14.3%
   24             NAP         NAP                                                             NAP                  NAP
   25            21.4%        Bowman & Brooke, LLP                                        09/30/2011               8.9%
   26            37.1%        Ace Hardware                                                12/31/2013               9.9%

   27           100.0%        NAP                                                             NAP                  NAP
   27            24.4%        Buffet City                                                 12/14/2012              24.3%
   27            30.8%        Soho LLC                                                    05/31/2014              15.2%
   27            59.9%        Jos A. Bank Clothiers, Inc.                                 12/31/2016              40.1%
   27            37.6%        CC's Coffee House                                           03/31/2012              33.9%
   27           100.0%        NAP                                                             NAP                  NAP
   27           100.0%        NAP                                                             NAP                  NAP
   27           100.0%        NAP                                                             NAP                  NAP
   28           100.0%        NAP                                                             NAP                  NAP
   29            27.9%        Michaels                                                    04/30/2013              26.6%

   30            13.4%        Champion Exposition                                         02/28/2008               6.9%
   30            8.0%         Wells Fargo Financial Nevada                                04/30/2008               6.1%
   31             NAP         NAP                                                             NAP                  NAP
   32            32.0%        Federal Express Credit Union                                11/30/2012               6.9%

   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   33             NAP         NAP                                                             NAP                  NAP
   34            55.1%        ABC Appliance, Inc.                                         07/31/2016               9.4%
   35            28.1%        Sterling Savings Bank                                       03/31/2009              14.1%
   36             NAP         NAP                                                             NAP                  NAP
   37            25.9%        Keenan & Associates                                         05/31/2008              18.2%
   38            29.6%        Stein Mart, Inc.                                            05/31/2013              22.9%
   39            17.0%        A.C. Moore Incorporated                                     06/30/2009              14.3%
   40            57.1%        RE/MAX Gold Coast Realtors                                  02/28/2012               4.8%
   41             NAP         NAP                                                             NAP                  NAP
   42             NAP         NAP                                                             NAP                  NAP
   43            11.6%        Pizza Antica, LLC                                           12/01/2016               9.1%
   44             NAP         NAP                                                             NAP                  NAP
   45            25.9%        Michaels Stores, Inc                                        02/28/2008              18.6%
   46             NAP         NAP                                                             NAP                  NAP
   47             NAP         NAP                                                             NAP                  NAP

   48            17.8%        24 Liquors, LLC dba The Grog Shop                           07/31/2011              11.3%
   48            27.3%        Super China, Inc.                                           04/30/2009               9.1%
   48            22.2%        New Castle Co. Chamber                                      05/31/2007              17.0%
   48            56.6%        Thomas Travel Service                                       07/31/2007              21.7%
   48            16.5%        American Heart Assoc.                                       08/31/2009              16.4%
   48           100.0%        NAP                                                             NAP                  NAP
   49            31.4%        City Place Surgery Center                                   04/30/2022              16.8%
   50             NAP         NAP                                                             NAP                  NAP
   51            28.2%        Polar Beverages                                             12/31/2010              23.6%
   52            49.6%        St. Clair Mgt. Resources, Inc.                              06/30/2012              12.4%
   53            11.0%        AM Trust Bank                                               11/30/2009              10.2%
   54            39.0%        Borders                                                     10/31/2018              14.2%
   55             NAP         NAP                                                             NAP                  NAP
   56           100.0%        NAP                                                             NAP                  NAP
   57            13.2%        EMS Pipeline Service                                        07/31/2012               9.6%
   58             NAP         NAP                                                             NAP                  NAP
   59            28.7%        Enterprise Rent-A-Car                                       10/31/2010              16.6%
   60            55.2%        John's Incredible Pizza Company                             10/01/2020              44.8%
   61             NAP         NAP                                                             NAP                  NAP
   62             NAP         NAP                                                             NAP                  NAP
   63            20.8%        SOA - Public Defender                                       12/31/2011              19.8%
   64           100.0%        NAP                                                             NAP                  NAP
   65            23.8%        Fed-Ex Kinkos                                               07/31/2008              14.8%
   66            50.2%        Lobb & Cliff                                                01/31/2012              20.6%
   67           100.0%        NAP                                                             NAP                  NAP
   68             NAP         NAP                                                             NAP                  NAP
   69             NAP         NAP                                                             NAP                  NAP
   70            21.9%        El Pollo Inka                                                   MTM                  7.2%

   71            53.8%        Michaels - Yes Corp. Guarantee                              11/01/2016              36.1%
   72           100.0%        NAP                                                             NAP                  NAP
   72           100.0%        NAP                                                             NAP                  NAP
   73            7.6%         Builder MT (prev. Tundra Education)                         04/30/2009               7.0%
   74            10.3%        Water Tower Realty                                          12/31/2020               9.7%
   75            26.8%        Cardholder Services                                         10/31/2009              26.2%
   76            11.7%        Ken Caryl Village Wine & Spirits                            02/14/2009              11.5%
   77            27.7%        Off Broadway Shoes                                          01/31/2017              19.6%
   78             NAP         NAP                                                             NAP                  NAP
   79            5.9%         Maguire / Maguire Inc.                                          MTM                  5.7%
   80            25.6%        State of California Dept of General Services                09/30/2007              18.9%
   81            27.3%        Dotty's                                                     10/12/2026               7.9%
   82            80.1%        Bourbon Street Liquors                                      10/31/2012               5.8%

   83           100.0%        NAP                                                             NAP                  NAP
   83           100.0%        NAP                                                             NAP                  NAP
   84             NAP         NAP                                                             NAP                  NAP
   85             NAP         NAP                                                             NAP                  NAP
   86            76.3%        The State of Oregon Judicial Department                     12/31/2012              23.7%
   87             NAP         NAP                                                             NAP                  NAP
   88             NAP         NAP                                                             NAP                  NAP
   89             NAP         NAP                                                             NAP                  NAP
   90           100.0%        NAP                                                             NAP                  NAP
   91            73.7%        PNC Bank                                                    03/31/2011               6.3%
   92            36.8%        Buccaneer Data Services                                     09/30/2016              18.4%
   93            38.5%        Donna Jackson                                               07/31/2009               9.7%
   94            36.5%        Motorsports Museum of Orlando                               12/30/2011              16.3%
   95           100.0%        NAP                                                             NAP                  NAP
   96           100.0%        NAP                                                             NAP                  NAP
   97            66.7%        Rapid City Regional Hospital-Dialysis                       05/14/2015              13.5%

   98             NAP         NAP                                                             NAP                  NAP
   98             NAP         NAP                                                             NAP                  NAP
   98             NAP         NAP                                                             NAP                  NAP
   98            35.3%        CTC                                                             MTM                  9.7%
   98            35.6%        Nancy Gibson                                                    MTM                 11.1%
   99            29.2%        Idealab                                                     07/31/2009              24.6%
   100          100.0%        NAP                                                             NAP                  NAP
   101           26.9%        Thomas L. Roberts, III MD                                   12/31/2007              13.9%
   102           24.2%        Brokerage Concepts of Delaware, Inc.                        12/31/2008              20.3%
   103          100.0%        NAP                                                             NAP                  NAP
   104           13.0%        Health First Imaging Center                                 11/30/2016              11.8%
   105           14.2%        Medicine Made Easy                                          03/31/2011              11.7%
   106            NAP         NAP                                                             NAP                  NAP
   107           73.3%        Suburban Journals                                           12/31/2011              25.3%
   108           31.0%        Party America                                               08/15/2016              18.8%

   109           39.5%        NAP                                                             NAP                 13.3%
   110           20.1%        The Ranch Steakhouse                                        12/31/2011              16.9%
   111           21.0%        HSBC Financial                                              07/31/2011              20.9%
   112           29.5%        Orange County Charter School                                09/30/2007              17.2%
   113            NAP         NAP                                                             NAP                  NAP
   114          100.0%        NAP                                                             NAP                  NAP
   115            NAP         NAP                                                             NAP                  NAP
   116           90.0%        Richmond Police Department                                  05/31/2008               6.2%
   117          100.0%        NAP                                                             NAP                  NAP
   118            NAP         NAP                                                             NAP                  NAP
   119           49.8%        Jo-Ann Stores, Inc.                                         12/31/2008              16.7%
   120            NAP         NAP                                                             NAP                  NAP
   121           12.8%        Western Fairfax Christian Ministries, Inc.                  05/31/2008              10.4%
   122           26.5%        David's Bridal                                              10/31/2013              17.8%
   123           56.5%        County of Sonoma                                            01/31/2015              43.5%
   124           24.5%        Philadelphia Gear Corporation                               01/31/2011              19.7%
   125           11.7%        Lane Executive Center                                       07/31/2009               8.3%
   126           79.4%        Blockbuster Video, Inc.                                     04/30/2009               4.9%

   127            NAP         NAP                                                             NAP                  NAP
   128            NAP         NAP                                                             NAP                  NAP
   129            NAP         NAP                                                             NAP                  NAP
   130            NAP         NAP                                                             NAP                  NAP
   131            NAP         NAP                                                             NAP                  NAP
   132          100.0%        NAP                                                             NAP                  NAP
   133           19.4%        Japanese Restauraunt                                        02/01/2017              13.1%
   134           12.8%        Compass Bank                                                08/31/2009              12.5%
   135          100.0%        NAP                                                             NAP                  NAP
   136           9.7%         Dickies                                                     01/31/2015               9.3%
   137           31.2%        Retirement Capital Strategies                               09/30/2009              18.9%
   138           29.3%        Pet Supplies Plus                                           01/31/2008              11.3%
   139            NAP         NAP                                                             NAP                  NAP
   140           58.2%        K&G Men's Co.                                               02/28/2015              20.1%
   141            NAP         NAP                                                             NAP                  NAP
   142           33.4%        White House Black Market                                    07/31/2015              24.6%
   143            NAP         NAP                                                             NAP                  NAP
   144           18.1%        Herb & Mednick                                              02/28/2012               6.5%

   145            NAP         NAP                                                             NAP                  NAP
   146            NAP         NAP                                                             NAP                  NAP
   147           72.5%        Wesco Enterprises                                           10/31/2008              27.5%
   148           51.8%        Insync Inc.                                                 02/28/2011              26.1%

   149            NAP         NAP                                                             NAP                  NAP
   149            NAP         NAP                                                             NAP                  NAP
   149            NAP         NAP                                                             NAP                  NAP
   149            NAP         NAP                                                             NAP                  NAP

   150          100.0%        NAP                                                             NAP                  NAP
   150          100.0%        NAP                                                             NAP                  NAP
   151            NAP         NAP                                                             NAP                  NAP
   152           48.8%        Danceland II                                                05/31/2007               4.5%
   153            NAP         NAP                                                             NAP                  NAP
   154           10.9%        Financial Network                                           10/31/2008               9.3%
   155           13.9%        Employer Health Care Alliance                               03/31/2009              11.7%
   156           30.4%        Crain Communications                                        02/28/2009              22.0%
   157           23.2%        Long & Foster Real Estate Inc.                              01/31/2009              18.9%

   158           25.6%        Woodforest National Bank                                    12/31/2015              21.5%
   158           52.0%        Woodforest National Bank                                    12/31/2015              27.5%
   159            NAP         NAP                                                             NAP                  NAP
   160           34.6%        Stage Stores Inc.                                           05/31/2010              15.9%
   161           36.9%        Caleb Chung Podiatrist (Office                              10/31/2015               8.5%
   162           26.7%        NAP                                                             NAP                  NAP
   163           22.8%        Planet Sub Enterprises, Inc.                                06/20/2011              12.1%
   164            NAP         NAP                                                             NAP                  NAP
   165            NAP         NAP                                                             NAP                  NAP

   166          100.0%        NAP                                                             NAP                  NAP
   166          100.0%        NAP                                                             NAP                  NAP
   166          100.0%        NAP                                                             NAP                  NAP
   167            NAP         NAP                                                             NAP                  NAP
   168            NAP         NAP                                                             NAP                  NAP
   169            NAP         NAP                                                             NAP                  NAP

   170            NAP         NAP                                                             NAP                  NAP
   171            NAP         NAP                                                             NAP                  NAP
   172           4.0%         Portland Fitness Group                                      09/30/2011               3.6%
   173           23.0%        Lemery Greisler                                             05/31/2010              12.4%

   174          100.0%        NAP                                                             NAP                  NAP
   175          100.0%        NAP                                                             NAP                  NAP
   176           27.8%        Physician Associates                                        10/31/2011              13.5%
   177            NAP         NAP                                                             NAP                  NAP
   178            NAP         NAP                                                             NAP                  NAP
   179           69.6%        Marriage Today                                              01/31/2013              30.4%
   180           17.8%        Oakwood Healthcare System                                   05/31/2013              17.5%
   181           52.4%        Chief Architect                                             05/31/2009              39.0%
   182          100.0%        NAP                                                             NAP                  NAP
   183           24.0%        BW-3                                                        06/30/2010              15.5%

   184          100.0%        NAP                                                             NAP                  NAP
   185           22.1%        Yamaguchi                                                   09/30/2009               8.0%

   186            NAP         NAP                                                             NAP                  NAP
   186            NAP         NAP                                                             NAP                  NAP
   187          100.0%        NAP                                                             NAP                  NAP
   188            NAP         NAP                                                             NAP                  NAP

   189            NAP         NAP                                                             NAP                  NAP
   189            NAP         NAP                                                             NAP                  NAP
   190            NAP         NAP                                                             NAP                  NAP
   191           39.7%        Du Won Jung (Korean Restaurant)                             12/31/2015              20.2%
   192           10.3%        Commercial Marketing                                        08/31/2009               8.1%
   193           44.8%        Lot Stores                                                  01/31/2014              11.1%
   194           20.0%        Dollar General Corporation                                  05/31/2007              13.9%
   195           16.1%        Century 21                                                  12/31/2009              12.3%
   196            NAP         NAP                                                             NAP                  NAP
   197          100.0%        NAP                                                             NAP                  NAP
   198           33.4%        USDA                                                        02/15/2008              17.1%
   199           14.3%        Doc Greens                                                  05/31/2016              13.3%
   200           8.0%         Devereux                                                    09/30/2008               5.6%
   201            NAP         NAP                                                             NAP                  NAP
   202            NAP         NAP                                                             NAP                  NAP
   203           26.4%        Camille's Cafe                                              06/01/2016              16.5%
   204            NAP         NAP                                                             NAP                  NAP
   205           14.8%        Blayney's                                                   12/31/2009              14.6%
   206            NAP         NAP                                                             NAP                  NAP
   207            NAP         NAP                                                             NAP                  NAP
   208           56.7%        Myers Schmalenberger                                        12/31/2016              30.6%
   209           15.3%        Save-A-Lot                                                  08/07/2010              15.0%
   210          100.0%        NAP                                                             NAP                  NAP
   211           39.0%        Lemoine Company                                             12/31/2021              37.8%
   212           12.5%        Man-Data DBA Pacific Coast Credit                           09/30/2010              12.2%
   213           47.8%        FBI                                                         04/30/2009              17.3%
   214          100.0%        NAP                                                             NAP                  NAP
   215          100.0%        NAP                                                             NAP                  NAP
   216          100.0%        NAP                                                             NAP                  NAP
   217            NAP         NAP                                                             NAP                  NAP
   218            NAP         NAP                                                             NAP                  NAP
   219            NAP         NAP                                                             NAP                  NAP
   220           58.9%        Tuesday Mornings                                            07/15/2009              20.9%
   221            NAP         NAP                                                             NAP                  NAP
   222           63.0%        Washtime Laundry                                            10/31/2013               9.6%
   223            NAP         NAP                                                             NAP                  NAP
   224           15.0%        Shelter Island Village Cleaners                             08/31/2008               9.2%
   225          100.0%        NAP                                                             NAP                  NAP
   226            NAP         NAP                                                             NAP                  NAP
   227          100.0%        NAP                                                             NAP                  NAP
   228           46.8%        Orthodontic Education Company, LLC                          03/31/2012              12.5%
   229           85.8%        Sleep City USA                                              03/01/2017              14.2%
   230           32.5%        Pizza Factory                                               05/31/2016              17.1%
   231            NAP         NAP                                                             NAP                  NAP
   232          100.0%        NAP                                                             NAP                  NAP
   233          100.0%        NAP                                                             NAP                  NAP
   234            NAP         NAP                                                             NAP                  NAP

   235          100.0%        NAP                                                             NAP                  NAP
   235          100.0%        NAP                                                             NAP                  NAP
   236            NAP         NAP                                                             NAP                  NAP
   237           69.2%        Northwoods Software                                         06/30/2011              10.8%
   238           17.5%        Radio Shack Corporation                                     04/30/2010              13.6%
   239            NAP         NAP                                                             NAP                  NAP
   240            NAP         NAP                                                             NAP                  NAP

   241            NAP         NAP                                                             NAP                  NAP
   241            NAP         NAP                                                             NAP                  NAP
   241            NAP         NAP                                                             NAP                  NAP
   241            NAP         NAP                                                             NAP                  NAP
   242           32.9%        Scramblers (Ten Star Enterprises, Inc)                      11/30/2015              21.9%
   243          100.0%        NAP                                                             NAP                  NAP
   244            NAP         NAP                                                             NAP                  NAP
   245           59.9%        MGM Construction Co                                         03/31/2022              40.1%
   246           31.4%        Elements Salon                                              04/30/2011              15.8%
   247           34.1%        Stage Stores                                                01/31/2017              21.3%
   248           16.3%        Vizmart Inc.                                                10/31/2009               9.4%
   249            NAP         NAP                                                             NAP                  NAP
   250            NAP         NAP                                                             NAP                  NAP
   251            NAP         NAP                                                             NAP                  NAP
   252            NAP         NAP                                                             NAP                  NAP
   253            NAP         NAP                                                             NAP                  NAP
   254            NAP         NAP                                                             NAP                  NAP
   255           91.4%        InVision Systems                                            07/31/2010               8.6%
   256            NAP         NAP                                                             NAP                  NAP
   257           26.9%        Cardiology Associates                                       10/31/2011              23.7%
   258            NAP         NAP                                                             NAP                  NAP
   259           33.3%        Gourmet Buffet                                              05/31/2014              16.7%

   260            NAP         NAP                                                             NAP                  NAP
   260          100.0%        NAP                                                             NAP                  NAP
   261           42.3%        Caprock Communications                                      12/31/2009              24.0%
   262            NAP         NAP                                                             NAP                  NAP
   263            NAP         NAP                                                             NAP                  NAP
   264            NAP         NAP                                                             NAP                  NAP
   265          100.0%        NAP                                                             NAP                  NAP
   266           26.1%        Dental Group, Inc.                                          01/31/2008              24.4%
   267            NAP         NAP                                                             NAP                  NAP
   268           14.5%        All About Eyes                                              08/31/2011              14.5%
   269            NAP         NAP                                                             NAP                  NAP
   270           13.6%        Don Gage DDS                                                04/01/2016               9.7%
   271            NAP         NAP                                                             NAP                  NAP
   272          100.0%        NAP                                                             NAP                  NAP
   273            NAP         NAP                                                             NAP                  NAP
   274            NAP         NAP                                                             NAP                  NAP
   275           9.0%         Mata, Eulado and Maria                                      10/31/2009               8.8%
   276           34.1%        American Lung Assoc. of Oregon                              07/31/2011              26.8%
   277            NAP         NAP                                                             NAP                  NAP
   278           37.6%        Grampy's Deli                                               06/15/2011              12.9%
   279          100.0%        NAP                                                             NAP                  NAP
   280          100.0%        NAP                                                             NAP                  NAP
   281            NAP         NAP                                                             NAP                  NAP
   282           30.5%        Five Star Corp                                              04/30/2009              15.9%
   283           77.6%        SN Beauty Supply                                            12/31/2010               7.8%
   284          100.0%        NAP                                                             NAP                  NAP
   285          100.0%        NAP                                                             NAP                  NAP
   286            NAP         NAP                                                             NAP                  NAP
   287           16.8%        Kidstopia                                                   04/30/2013              13.9%
   288            NAP         NAP                                                             NAP                  NAP
   289           29.7%        Beall Investments                                           06/30/2010              20.2%
   290           22.7%        Feldman's Valley Wide                                       10/01/2011               9.8%
   291           20.3%        Penasco's Mexican Restaurant                                08/31/2018              18.4%
   292            NAP         NAP                                                             NAP                  NAP
   293            NAP         NAP                                                             NAP                  NAP
   294           51.7%        Bennett Development, Inc.                                   11/30/2018              26.7%
   295          100.0%        NAP                                                             NAP                  NAP
   296            NAP         NAP                                                             NAP                  NAP
   297          100.0%        NAP                                                             NAP                  NAP
   298           69.6%        Pacific Strapping                                           02/28/2019              30.4%
   299           41.4%        Omnicell                                                    10/31/2011              16.2%
   300           41.2%        Grand Texas Homes                                           10/15/2011              21.5%
   301          100.0%        NAP                                                             NAP                  NAP
   302          100.0%        NAP                                                             NAP                  NAP
   303           78.9%        Carina Homes                                                12/31/2008              21.1%
   304           34.9%        Tommy, Inc.                                                 04/30/2007              16.1%
   305            NAP         NAP                                                             NAP                  NAP
   306          100.0%        NAP                                                             NAP                  NAP
   307          100.0%        NAP                                                             NAP                  NAP
   308           34.5%        Salon DeStefino                                             12/31/2013              34.5%
   309           19.6%        VOCA Corporation of West Virginia                           09/30/2009              19.5%
   310            NAP         NAP                                                             NAP                  NAP
   311            NAP         NAP                                                             NAP                  NAP
   312          100.0%        NAP                                                             NAP                  NAP
   313           31.9%        Metropolis Development                                      11/04/2008              27.3%
   314            NAP         NAP                                                             NAP                  NAP
   315           26.7%        Hae Sung Gum-Do Martial Arts                                02/28/2011              16.7%
   316          100.0%        NAP                                                             NAP                  NAP
   317            NAP         NAP                                                             NAP                  NAP
   318            NAP         NAP                                                             NAP                  NAP
   319          100.0%        NAP                                                             NAP                  NAP
   320           11.9%        Lakeview Compounding Pharmacy                               11/30/2011               8.7%
   321           24.5%        Payless Shoesource                                          03/31/2011              16.7%
   322           52.9%        Christian's of Scottsdale                                   02/28/2021              19.7%
   323           30.6%        Gold Mortage Center                                         04/30/2009               7.5%
   324            NAP         NAP                                                             NAP                  NAP
   325           63.9%        Grace Church                                                06/14/2008              27.0%
   326            NAP         NAP                                                             NAP                  NAP
   327            NAP         NAP                                                             NAP                  NAP
   328          100.0%        NAP                                                             NAP                  NAP
   329          100.0%        NAP                                                             NAP                  NAP
   330          100.0%        NAP                                                             NAP                  NAP
   331          100.0%        NAP                                                             NAP                  NAP

   332            NAP         NAP                                                             NAP                  NAP
   332            NAP         NAP                                                             NAP                  NAP
   333          100.0%        NAP                                                             NAP                  NAP
   334            NAP         NAP                                                             NAP                  NAP
   335            NAP         NAP                                                             NAP                  NAP
   336           41.6%        Danny's Donuts                                              01/31/2008              13.3%
   337          100.0%        NAP                                                             NAP                  NAP
   338            NAP         NAP                                                             NAP                  NAP
   339          100.0%        NAP                                                             NAP                  NAP
   340           44.7%        Town Point Pub                                              12/31/2010              16.5%
   341          100.0%        NAP                                                             NAP                  NAP
   342            NAP         NAP                                                             NAP                  NAP
   343            NAP         NAP                                                             NAP                  NAP
   344           61.0%        Centex                                                      12/31/2011              25.5%
   345            NAP         NAP                                                             NAP                  NAP
   346            NAP         NAP                                                             NAP                  NAP
   347          100.0%        NAP                                                             NAP                  NAP
   348          100.0%        NAP                                                             NAP                  NAP

   349            NAP         NAP                                                             NAP                  NAP
   349            NAP         NAP                                                             NAP                  NAP
   350           28.3%        Radio Shack                                                 07/31/2010              21.6%
   351           84.5%        Granite Development                                         09/30/2017              15.5%
   352          100.0%        NAP                                                             NAP                  NAP
   353           31.8%        Juan El Gave/ Juan Torres                                   10/14/2010              23.6%
   354            NAP         NAP                                                             NAP                  NAP
   355          100.0%        NAP                                                             NAP                  NAP
   356          100.0%        NAP                                                             NAP                  NAP
   357           39.8%        Peebles                                                     01/31/2016              25.9%
   358           20.3%        Marin's Beauty Supply                                       05/31/2009              13.0%
   359            NAP         NAP                                                             NAP                  NAP
   360           39.7%        Martha's Village                                            03/01/2009              24.3%
   361            NAP         NAP                                                             NAP                  NAP
   362           55.3%        Safelite Glass Corp                                         11/30/2011              39.8%
   363            NAP         NAP                                                             NAP                  NAP
   364           31.9%        Payless Shoesource                                          10/31/2011              25.0%
   365            NAP         NAP                                                             NAP                  NAP
   366           23.8%        Whole Health Medicine                                       11/30/2008              19.3%
   367            NAP         NAP                                                             NAP                  NAP
   368           25.1%        Wilmorite                                                   08/31/2009               8.5%
   369           32.9%        Tri-City Express Care                                       10/31/2015              20.9%
   370            NAP         NAP                                                             NAP                  NAP
   371           38.5%        Texas Wildlife Taxidermy                                    05/31/2007               4.8%
   372           38.1%        Chipotle                                                    11/02/2016              33.3%
   373          100.0%        NAP                                                             NAP                  NAP
   374            NAP         NAP                                                             NAP                  NAP
   375           41.1%        Porter World Trade, Inc.                                    03/01/2010              10.1%
   376           16.4%        Youth Cafe I&II                                             12/31/2010              13.9%
   377           52.3%        Starbucks                                                   07/31/2015              47.7%
   378            NAP         NAP                                                             NAP                  NAP
   379            NAP         NAP                                                             NAP                  NAP
   380           91.9%        The Integris Group                                          12/31/2016               8.1%
   381            NAP         NAP                                                             NAP                  NAP
   382          100.0%        NAP                                                             NAP                  NAP
   383          100.0%        NAP                                                             NAP                  NAP
   384           35.7%        Moore Dental Service                                        06/30/2013              32.6%
   385           62.6%        Westside Studio                                             08/31/2009              18.0%
   386            NAP         NAP                                                             NAP                  NAP
   387           43.3%        Starbucks                                                   03/31/2016              30.0%
   388          100.0%        NAP                                                             NAP                  NAP
   389           15.6%        Nelson Brothers                                             12/31/2007              12.8%
   390            NAP         NAP                                                             NAP                  NAP
   391            NAP         NAP                                                             NAP                  NAP
   392           23.8%        What Distribution                                           03/31/2009              19.4%
   393            NAP         NAP                                                             NAP                  NAP
   394            NAP         NAP                                                             NAP                  NAP
   395           58.7%        Burke's Outlet-TX, Inc.                                     04/30/2011              31.9%
   396           68.9%        JK Optical                                                  10/31/2021              31.1%
   397          100.0%        NAP                                                             NAP                  NAP
   398           43.5%        New York Fashions                                           02/28/2017              15.9%
   399           9.1%         Pam Bullard                                                 08/31/2007               9.1%
   400           66.7%        CitiFinancial                                               08/31/2011              13.9%
   401           51.2%        Papa John's                                                 09/14/2011              24.8%
   402          100.0%        NAP                                                             NAP                  NAP
   403            NAP         NAP                                                             NAP                  NAP
   404           43.1%        China Garden                                                09/14/2015              36.8%
   405          100.0%        NAP                                                             NAP                  NAP
   406            NAP         NAP                                                             NAP                  NAP
   407            NAP         NAP                                                             NAP                  NAP
   408          100.0%        NAP                                                             NAP                  NAP
   409            NAP         NAP                                                             NAP                  NAP
   410            NAP         NAP                                                             NAP                  NAP
   411            NAP         NAP                                                             NAP                  NAP
   412          100.0%        NAP                                                             NAP                  NAP
   413          100.0%        NAP                                                             NAP                  NAP
   414            NAP         NAP                                                             NAP                  NAP
   415          100.0%        NAP                                                             NAP                  NAP
   416          100.0%        NAP                                                             NAP                  NAP
   417          100.0%        NAP                                                             NAP                  NAP
   418          100.0%        NAP                                                             NAP                  NAP
   419            NAP         NAP                                                             NAP                  NAP
   420            NAP         NAP                                                             NAP                  NAP
   421            NAP         NAP                                                             NAP                  NAP
   422          100.0%        NAP                                                             NAP                  NAP
   423          100.0%        NAP                                                             NAP                  NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                                             LEASE                             INSURANCE
LOAN NO.      THIRD LARGEST TENANT(12)                                          EXPIRATION DATE        % NSF        ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------

    1         Edison Electric Institute                                          07/31/2015             11.3%              No
    1         Polk GSA - Army Material Comma                                     03/31/2014             8.4%               No
    1         Moss Adams                                                         11/30/2016             9.1%               No
    1         AT&T Corp.                                                         12/31/2010             4.5%               No
    1         Booz Allen Hamilton                                                06/30/2014             17.2%              No
    1         Symetra Financial Corporation                                      07/31/2015             15.1%              No
    1         American Family Mutual Insuran                                     10/31/2010             3.9%               No
    1         Cisco Systems                                                      02/28/2013             6.0%               No
    1         Tectura Corporation                                                12/31/2012             4.6%               No
    1         EADS                                                               08/31/2014             12.6%              No
    1         Mercury Interactive                                                06/30/2011             6.4%               No
    1         Great American Insurance                                           12/31/2009             9.9%               No
    1         National Retail Federation                                         03/31/2014             16.3%              No
    1         Peacehealth                                                        03/31/2014             9.3%               No
    1         Akamai Technologies                                                05/31/2011             7.2%               No
    1         Cozen O'Connor                                                     04/30/2011             11.4%              No
    1         National Medical Management                                        07/31/2008             8.5%               No
    1         Metron                                                             02/29/2012             6.7%               No
    1         Davis Wright Tremaine                                              12/31/2013             15.7%              No
    1         BBN Technologies                                                   11/30/2010             10.8%              No

    2         Marisco Capital Management                                         06/30/2014             5.9%               Yes
    2         Otten Johnson                                                      12/31/2015             11.1%              Yes

    3         Petco                                                              04/30/2015             4.8%               Yes
    3         Wherehouse Ent.                                                    08/31/2011             3.6%               Yes
    3         Tutor Time                                                         01/31/2026             6.5%               Yes
    3         Peter Piper Pizza                                                  08/31/2017             7.0%               Yes
    3         Hi-Health                                                          11/30/2010             8.7%               Yes
    3         Apollo College                                                     12/31/2009             7.9%               Yes
    3         Silver Touch Car Wash                                              06/30/2014             7.9%               Yes
    3         Radio Shack                                                        08/07/2009             2.1%               Yes
    3         Life Skills Center of AZ                                           09/30/2007             10.4%              Yes
    3         Brisam's Sports Bar                                                02/28/2014             7.5%               Yes
    3         Mobility Center                                                    05/31/2007             3.7%               Yes

    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    4         NAP                                                                   NAP                  NAP               Yes
    5         Tinseltown 7 / Movies 10                                           05/31/2017             9.0%               No

    6         Larry Hansel Clothing Co                                           08/31/2007             13.3%              No
    6         Iron Mountain Records Mgmt Inc                                     07/31/2016             21.7%              No
    6         NAP                                                                   NAP                  NAP               No
    6         NAP                                                                   NAP                  NAP               No
    6         World Wide Technology, Inc.                                        04/30/2007             12.9%              No
    6         NAP                                                                   NAP                  NAP               No
    6         NAP                                                                   NAP                  NAP               No
    6         Rossini Wheels and Accessories                                     04/30/2009             9.6%               No
    6         2 Global Imports                                                   06/30/2007             11.2%              No
    7         Regal Cineplex                                                     06/30/2021             12.6%              No
    8         Dick's Sporting Goods, Inc.                                        01/31/2022             9.4%               No
    9         Nike Retail Services                                               07/31/2011             15.6%              No

   10         People's Choice Home Loan, Inc                                     10/31/2009             12.3%              No
   10         NAP                                                                   NAP                  NAP               No
   10         Sedgwick Claims Management                                         12/31/2012             9.8%               No
   10         NAP                                                                   NAP                  NAP               No
   11         Saul Ewing LLP                                                     11/30/2020             17.4%              Yes
   12         Old Navy Clothing                                                  05/31/2011             6.0%               Yes
   13         NAP                                                                   NAP                  NAP               Yes
   14         NAP                                                                   NAP                  NAP               No

   15         Sears                                                              10/31/2010             14.3%              No
   15         J.C. Penney Co.                                                    08/31/2008             15.8%              No
   15         Goody's Store                                                      01/31/2010             11.3%              No
   16         Forward Air, Inc                                                   07/31/2009             7.0%               No
   17         NAP                                                                   NAP                  NAP               No
   18         NAP                                                                   NAP                  NAP               Yes
   19         Burlington Coat Factory                                            08/31/2010             14.2%              No
   20         NAP                                                                   NAP                  NAP               No
   21         Strategic Alliance Marketing, LLC                                  08/31/2009             6.1%               Yes
   22         Pier 1 Imports (U.S.), Inc.                                        01/31/2013             8.0%               No
   23         KPMG, LLP                                                          06/30/2008             10.0%              Yes
   24         NAP                                                                   NAP                  NAP               No
   25         HQ Global Workplaces                                               12/31/2015             7.9%               Yes
   26         American Furnishings Galleries                                     01/31/2014             6.6%               Yes

   27         NAP                                                                   NAP                  NAP               Yes
   27         Kim's Asian Market                                                 04/08/2011             5.4%               Yes
   27         W Home                                                             04/30/2010             14.1%              Yes
   27         NAP                                                                   NAP                  NAP               Yes
   27         Golden Cleaners                                                    03/31/2012             8.9%               Yes
   27         NAP                                                                   NAP                  NAP               Yes
   27         NAP                                                                   NAP                  NAP               Yes
   27         NAP                                                                   NAP                  NAP               Yes
   28         NAP                                                                   NAP                  NAP               No
   29         Calumet Photographic, Inc.                                         03/31/2008             8.4%               No

   30         Patron Spirits Company                                             09/30/2010             6.7%               No
   30         D'Hair To Be Different                                             09/30/2009             5.8%               No
   31         NAP                                                                   NAP                  NAP               Yes
   32         Petco #1628                                                        09/15/2014             6.1%               Yes

   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   33         NAP                                                                   NAP                  NAP               No
   34         Petco Animal Supplies Stores, Inc.                                 07/03/2016             6.9%               No
   35         USPS                                                               03/31/2009             10.1%              Yes
   36         NAP                                                                   NAP                  NAP               No
   37         University of Phoenix                                              03/31/2012             17.9%              Yes
   38         Office Max Store                                                   07/31/2014             14.5%              No
   39         Yoke L. Hong                                                       08/31/2009             7.5%               Yes
   40         Round Table Development Company                                    02/28/2012             4.0%               Yes
   41         NAP                                                                   NAP                  NAP               Yes
   42         NAP                                                                   NAP                  NAP               No
   43         J. Christiaan                                                      12/01/2011             7.9%               Yes
   44         NAP                                                                   NAP                  NAP               No
   45         Trader Joe's Company                                               08/31/2007             9.3%               No
   46         NAP                                                                   NAP                  NAP               No
   47         NAP                                                                   NAP                  NAP               Yes

   48         JD Shuckers, LLC                                                   07/31/2011             8.2%               Yes
   48         Om Laxami, Inc.                                                    05/31/2009             9.1%               Yes
   48         Artesian Water Company                                             02/28/2008             10.7%              Yes
   48         Wilbur Smith Assoc.                                                07/31/2007             21.7%              Yes
   48         United Food Workers                                                08/31/2009             14.5%              Yes
   48         NAP                                                                   NAP                  NAP               Yes
   49         Parkcrest Plastic Surgery                                          05/31/2016             12.2%              No
   50         NAP                                                                   NAP                  NAP               Yes
   51         Excel                                                              10/31/2009             18.8%              Yes
   52         Ryan Beck & Co.                                                    11/30/2011             3.4%               No
   53         APPSware Wireless, LLC                                             08/31/2007             7.8%               Yes
   54         Office Depot                                                       01/31/2018             7.8%               No
   55         NAP                                                                   NAP                  NAP               No
   56         NAP                                                                   NAP                  NAP               Yes
   57         Telwest Network Services                                           11/30/2008             7.1%               Yes
   58         NAP                                                                   NAP                  NAP               Yes
   59         Children's Medical Associates                                      10/31/2012             8.9%               No
   60         NAP                                                                   NAP                  NAP               No
   61         NAP                                                                   NAP                  NAP               Yes
   62         NAP                                                                   NAP                  NAP               No
   63         Delisio Moran Geraghy                                                 MTM                 9.7%               Yes
   64         NAP                                                                   NAP                  NAP               No
   65         Hot Spring Spa of North Cnty.                                      11/30/2010             10.9%              No
   66         Wagner & Pelayes                                                   12/31/2011             7.4%               Yes
   67         NAP                                                                   NAP                  NAP               No
   68         NAP                                                                   NAP                  NAP               Yes
   69         NAP                                                                   NAP                  NAP               No
   70         Nuritech                                                           01/31/2009             6.9%               No

   71         Men's Wearhouse                                                    10/01/2016             10.0%              Yes
   72         NAP                                                                   NAP                  NAP               Yes
   72         NAP                                                                   NAP                  NAP               Yes
   73         Avisa, Inc.                                                        01/31/2008             6.8%               No
   74         Steven Gertler                                                     01/31/2011             6.1%               No
   75         Allegheny County Dept. of Aging                                    07/31/2016             16.8%              No
   76         Washington Mutual                                                  5/31/2007              8.7%               No
   77         Day's Fine Jewellers                                               12/31/2011             8.5%               No
   78         NAP                                                                   NAP                  NAP               Yes
   79         Rita Melkonian, M.D.                                               10/31/2008             4.6%               Yes
   80         Trinity College                                                    07/31/2009             7.9%               Yes
   81         Carpet Xtreme                                                      11/30/2012             7.9%               No
   82         Commerce Bank                                                      03/31/2017             5.3%               No

   83         NAP                                                                   NAP                  NAP               No
   83         NAP                                                                   NAP                  NAP               No
   84         NAP                                                                   NAP                  NAP               Yes
   85         NAP                                                                   NAP                  NAP               Yes
   86         NAP                                                                   NAP                  NAP               Yes
   87         NAP                                                                   NAP                  NAP               No
   88         NAP                                                                   NAP                  NAP               No
   89         NAP                                                                   NAP                  NAP               Yes
   90         NAP                                                                   NAP                  NAP               No
   91         PSE & G                                                            12/31/2008             4.2%               Yes
   92         Artesian Factory Pools & Spas                                      08/31/2009             14.4%              No
   93         Dr. Baron                                                          07/07/2014             9.2%               No
   94         China Jade                                                         06/30/2011             12.4%              No
   95         NAP                                                                   NAP                  NAP               No
   96         NAP                                                                   NAP                  NAP               Yes
   97         Native Women's Health Clinic                                       12/31/2013             11.4%              Yes

   98         NAP                                                                   NAP                  NAP               Yes
   98         NAP                                                                   NAP                  NAP               Yes
   98         NAP                                                                   NAP                  NAP               Yes
   98         Department of Agriculture                                             MTM                 9.6%               Yes
   98         Mitch Dever, P.A.                                                  03/31/2008             11.1%              Yes
   99         State of California                                                05/31/2016             22.8%              No
   100        NAP                                                                   NAP                  NAP               No
   101        Regional OB-Gyn Svcs & Lab - SRHSD                                 12/31/2014             12.5%              No
   102        Inspection One                                                     01/31/2008             8.7%               Yes
   103        NAP                                                                   NAP                  NAP               No
   104        Parmod Mukhi                                                       12/31/2021             8.4%               Yes
   105        Overton Moore Properties                                           03/31/2012             7.2%               No
   106        NAP                                                                   NAP                  NAP               Yes
   107        NAP                                                                   NAP                  NAP               No
   108        Hollywood Video                                                    08/31/2007             16.7%              No

   109        Voila Bakery                                                       02/28/2011             11.4%              Yes
   110        Visual Expressions                                                 12/31/2011             14.7%              Yes
   111        Check N Go                                                         10/31/2011             16.2%              Yes
   112        OC Superintendent of Schools                                       04/30/2009             6.5%               No
   113        NAP                                                                   NAP                  NAP               Yes
   114        NAP                                                                   NAP                  NAP               No
   115        NAP                                                                   NAP                  NAP               Yes
   116        Verizon                                                            09/30/2020             3.7%               Yes
   117        NAP                                                                   NAP                  NAP               No
   118        NAP                                                                   NAP                  NAP               No
   119        Pet Supplies Plus                                                  01/31/2012             7.2%               Yes
   120        NAP                                                                   NAP                  NAP               Yes
   121        Chantilly Muffler, Inc.                                            09/30/2009             10.3%              No
   122        El Torito Restaurant                                               08/31/2010             11.0%              Yes
   123        NAP                                                                   NAP                  NAP               No
   124        Bankers Life and Casualty Company                                  10/31/2008             10.6%              Yes
   125        Merrill Lynch, Pierce, Fenner                                      03/31/2012             7.8%               Yes
   126        Chicago Bread, LLC                                                 03/31/2009             4.3%               Yes

   127        NAP                                                                   NAP                  NAP               Yes
   128        NAP                                                                   NAP                  NAP               Yes
   129        NAP                                                                   NAP                  NAP               Yes
   130        NAP                                                                   NAP                  NAP               Yes
   131        NAP                                                                   NAP                  NAP               No
   132        NAP                                                                   NAP                  NAP               No
   133        Starbucks                                                          02/01/2017             9.3%               Yes
   134        Energy, Inc.                                                       12/31/2010             8.2%               Yes
   135        NAP                                                                   NAP                  NAP               No
   136        Chipotle Mexican Grill                                             01/05/2011             8.7%               Yes
   137        William Jessup University                                          06/30/2009             12.3%              No
   138        Aaron Rents                                                        06/28/2009             10.0%              Yes
   139        NAP                                                                   NAP                  NAP               Yes
   140        Dollar Tree                                                        02/29/2012             13.0%              Yes
   141        NAP                                                                   NAP                  NAP               Yes
   142        Brighton Collectibles                                              07/31/2016             12.4%              Yes
   143        NAP                                                                   NAP                  NAP               Yes
   144        Global Systems Staffing, Inc.                                      06/30/2012             6.3%               Yes

   145        NAP                                                                   NAP                  NAP               Yes
   146        NAP                                                                   NAP                  NAP               Yes
   147        NAP                                                                   NAP                  NAP               Yes
   148        Meso Systems Technology Inc.                                       12/31/2010             18.1%              Yes

   149        NAP                                                                   NAP                  NAP               Yes
   149        NAP                                                                   NAP                  NAP               Yes
   149        NAP                                                                   NAP                  NAP               Yes
   149        NAP                                                                   NAP                  NAP               Yes

   150        NAP                                                                   NAP                  NAP               Yes
   150        NAP                                                                   NAP                  NAP               Yes
   151        NAP                                                                   NAP                  NAP               Yes
   152        Hometown Heroes                                                    09/30/2008             4.4%               Yes
   153        NAP                                                                   NAP                  NAP               No
   154        Associated Pension Consultants                                     11/30/2008             6.8%               No
   155        Torcom                                                             02/28/2009             6.5%               No
   156        Cedarwood Development                                              06/30/2009             21.8%              Yes
   157        Family Practice of Crofton                                         06/30/2010             10.3%              Yes

   158        Lemstone Christian Store                                           03/31/2015             18.7%              Yes
   158        Clark Pharmacy                                                     07/31/2010             20.5%              Yes
   159        NAP                                                                   NAP                  NAP               Yes
   160        Dollar General                                                     02/28/2010             8.5%               Yes
   161        Hanmi Medical Associates (Offi                                     11/04/2019             8.5%               Yes
   162        NAP                                                                   NAP                  NAP               Yes
   163        Starbucks Corporation                                              07/31/2016             9.1%               Yes
   164        NAP                                                                   NAP                  NAP               Yes
   165        NAP                                                                   NAP                  NAP               Yes

   166        NAP                                                                   NAP                  NAP               No
   166        NAP                                                                   NAP                  NAP               No
   166        NAP                                                                   NAP                  NAP               No
   167        NAP                                                                   NAP                  NAP               No
   168        NAP                                                                   NAP                  NAP               No
   169        NAP                                                                   NAP                  NAP               No

   170        NAP                                                                   NAP                  NAP               Yes
   171        NAP                                                                   NAP                  NAP               No
   172        El Tapatio Mexican Restaurant                                      11/30/2007             3.3%               Yes
   173        Adirondack Trust Co.                                               03/31/2007             11.9%              No

   174        NAP                                                                   NAP                  NAP               No
   175        NAP                                                                   NAP                  NAP               No
   176        Miller's School Supplies                                           10/31/2009             9.4%               Yes
   177        NAP                                                                   NAP                  NAP               Yes
   178        NAP                                                                   NAP                  NAP               Yes
   179        NAP                                                                   NAP                  NAP               Yes
   180        Medstar Rehabilitation                                             04/30/2021             10.3%              Yes
   181        Forest Capital                                                     05/31/2012             5.2%               Yes
   182        NAP                                                                   NAP                  NAP               No
   183        Rockne's                                                           01/31/2012             10.2%              Yes

   184        NAP                                                                   NAP                  NAP               No
   185        Willstaff                                                          05/31/2010             8.0%               Yes

   186        NAP                                                                   NAP                  NAP               Yes
   186        NAP                                                                   NAP                  NAP               Yes
   187        NAP                                                                   NAP                  NAP               Yes
   188        NAP                                                                   NAP                  NAP               Yes

   189        NAP                                                                   NAP                  NAP               No
   189        NAP                                                                   NAP                  NAP               No
   190        NAP                                                                   NAP                  NAP               Yes
   191        Cheeburger Cheeburger                                              04/30/2015             10.7%              No
   192        USA - USDA/APHIS                                                   03/31/2009             7.5%               Yes
   193        Laundry Zone                                                       06/30/2013             7.0%               Yes
   194        Citi Trends, Inc.                                                  09/30/2007             10.3%              Yes
   195        Anytime Fitness                                                    12/31/2012             11.6%              Yes
   196        NAP                                                                   NAP                  NAP               No
   197        NAP                                                                   NAP                  NAP               Yes
   198        Fabric Gallery                                                     09/30/2008             7.2%               Yes
   199        Moes                                                               05/31/2016             13.1%              Yes
   200        IT Micronet                                                        08/15/2008             5.4%               Yes
   201        NAP                                                                   NAP                  NAP               Yes
   202        NAP                                                                   NAP                  NAP               Yes
   203        Oswego Suites                                                      12/31/2010             14.6%              Yes
   204        NAP                                                                   NAP                  NAP               Yes
   205        Matsu Japanese Restaurant                                          02/28/2011             14.6%              Yes
   206        NAP                                                                   NAP                  NAP               Yes
   207        NAP                                                                   NAP                  NAP               Yes
   208        NAP                                                                   NAP                  NAP               No
   209        Family Dollar                                                      12/31/2011             9.6%               Yes
   210        NAP                                                                   NAP                  NAP               No
   211        State of LA Dept. of Health                                        07/05/2009             13.3%              Yes
   212        Anytime Fitness                                                    12/31/2011             12.2%              No
   213        Gambling Commission                                                08/31/2007             12.9%              No
   214        NAP                                                                   NAP                  NAP               Yes
   215        NAP                                                                   NAP                  NAP               No
   216        NAP                                                                   NAP                  NAP               No
   217        NAP                                                                   NAP                  NAP               No
   218        NAP                                                                   NAP                  NAP               No
   219        NAP                                                                   NAP                  NAP               Yes
   220        Discount Cards                                                     04/10/2010             20.2%              Yes
   221        NAP                                                                   NAP                  NAP               Yes
   222        CU Service Network of Colorado                                     05/31/2008             7.6%               No
   223        NAP                                                                   NAP                  NAP               Yes
   224        Haute Spa & Salon                                                  04/30/2010             8.5%               Yes
   225        NAP                                                                   NAP                  NAP               No
   226        NAP                                                                   NAP                  NAP               Yes
   227        NAP                                                                   NAP                  NAP               No
   228        Everything 4 Salon                                                 10/14/2009             7.3%               Yes
   229        NAP                                                                   NAP                  NAP               Yes
   230        Game Stop                                                          01/31/2016             9.5%               Yes
   231        NAP                                                                   NAP                  NAP               Yes
   232        NAP                                                                   NAP                  NAP               No
   233        NAP                                                                   NAP                  NAP               No
   234        NAP                                                                   NAP                  NAP               Yes

   235        NAP                                                                   NAP                  NAP               No
   235        NAP                                                                   NAP                  NAP               No
   236        NAP                                                                   NAP                  NAP               Yes
   237        Rogers Memorial Hospital                                           06/30/2009             10.2%              Yes
   238        Chopsticks                                                         01/31/2017             10.5%              Yes
   239        NAP                                                                   NAP                  NAP               Yes
   240        NAP                                                                   NAP                  NAP               Yes

   241        NAP                                                                   NAP                  NAP               Yes
   241        NAP                                                                   NAP                  NAP               Yes
   241        NAP                                                                   NAP                  NAP               Yes
   241        NAP                                                                   NAP                  NAP               Yes
   242        The Tan Co.                                                        11/30/2012             15.3%              Yes
   243        NAP                                                                   NAP                  NAP               No
   244        NAP                                                                   NAP                  NAP               Yes
   245        NAP                                                                   NAP                  NAP               Yes
   246        Taki Japanese Restaurant                                           08/31/2012             15.5%              Yes
   247        Beall's Outlet Stores                                              04/30/2016             17.4%              Yes
   248        Village Vendor                                                     06/30/2010             9.4%               Yes
   249        NAP                                                                   NAP                  NAP               Yes
   250        NAP                                                                   NAP                  NAP               Yes
   251        NAP                                                                   NAP                  NAP               Yes
   252        NAP                                                                   NAP                  NAP               Yes
   253        NAP                                                                   NAP                  NAP               No
   254        NAP                                                                   NAP                  NAP               No
   255        NAP                                                                   NAP                  NAP               Yes
   256        NAP                                                                   NAP                  NAP               Yes
   257        Bank of America                                                    05/31/2008             18.2%              Yes
   258        NAP                                                                   NAP                  NAP               Yes
   259        Valley Dairy                                                       05/31/2022             13.3%              Yes

   260        NAP                                                                   NAP                  NAP               Yes
   260        NAP                                                                   NAP                  NAP               Yes
   261        Precor Realty Advisors, LLC                                        12/31/2008             20.9%              Yes
   262        NAP                                                                   NAP                  NAP               Yes
   263        NAP                                                                   NAP                  NAP               Yes
   264        NAP                                                                   NAP                  NAP               Yes
   265        NAP                                                                   NAP                  NAP               Yes
   266        Armed Forces Career Center                                         01/31/2010             13.0%              No
   267        NAP                                                                   NAP                  NAP               Yes
   268        Village Gourmet Grill                                              07/31/2011             12.5%              Yes
   269        NAP                                                                   NAP                  NAP               Yes
   270        Flagstaff Medical Center                                           01/12/2010             9.0%               Yes
   271        NAP                                                                   NAP                  NAP               Yes
   272        NAP                                                                   NAP                  NAP               No
   273        NAP                                                                   NAP                  NAP               Yes
   274        NAP                                                                   NAP                  NAP               Yes
   275        N Hondrogiannis (Parkway Cafe)                                     01/31/2013             8.6%               Yes
   276        Human Resources Institute                                          04/07/2010             17.2%              Yes
   277        NAP                                                                   NAP                  NAP               Yes
   278        Instant Smog                                                       06/22/2016             12.4%              Yes
   279        NAP                                                                   NAP                  NAP               No
   280        NAP                                                                   NAP                  NAP               No
   281        NAP                                                                   NAP                  NAP               Yes
   282        Vend One                                                           04/30/2008             12.6%              Yes
   283        Foot Gear                                                          01/31/2010             6.2%               Yes
   284        NAP                                                                   NAP                  NAP               No
   285        NAP                                                                   NAP                  NAP               No
   286        NAP                                                                   NAP                  NAP               Yes
   287        Servis 1st Bank                                                    06/30/2007             13.0%              Yes
   288        NAP                                                                   NAP                  NAP               Yes
   289        Ideal Image                                                        12/31/2010             11.2%              Yes
   290        Haydee Nievera, MD                                                 03/01/2009             9.0%               Yes
   291        Dentistry at Maricopa                                              02/28/2014             16.3%              Yes
   292        NAP                                                                   NAP                  NAP               Yes
   293        NAP                                                                   NAP                  NAP               Yes
   294        Bank of Agriculture & Commerce                                     11/30/2011             18.6%              No
   295        NAP                                                                   NAP                  NAP               No
   296        NAP                                                                   NAP                  NAP               Yes
   297        NAP                                                                   NAP                  NAP               No
   298        NAP                                                                   NAP                  NAP               Yes
   299        CP Construction                                                    09/30/2011             13.1%              No
   300        Molloy Wellness Company, Inc.                                      05/31/2010             20.3%              No
   301        NAP                                                                   NAP                  NAP               No
   302        NAP                                                                   NAP                  NAP               No
   303        NAP                                                                   NAP                  NAP               Yes
   304        Keystone Pacific Property                                          07/31/2007             15.3%              Yes
   305        NAP                                                                   NAP                  NAP               Yes
   306        NAP                                                                   NAP                  NAP               No
   307        NAP                                                                   NAP                  NAP               No
   308        White House Black Market                                           03/31/2017             26.3%              Yes
   309        United States of America                                           04/01/2009             12.3%              Yes
   310        NAP                                                                   NAP                  NAP               No
   311        NAP                                                                   NAP                  NAP               Yes
   312        NAP                                                                   NAP                  NAP               No
   313        ChronMed - Statscript                                              08/21/2010             25.9%              Yes
   314        NAP                                                                   NAP                  NAP               Yes
   315        Suno Ice Cream                                                     03/31/2010             16.5%              Yes
   316        NAP                                                                   NAP                  NAP               No
   317        NAP                                                                   NAP                  NAP               Yes
   318        NAP                                                                   NAP                  NAP               Yes
   319        NAP                                                                   NAP                  NAP               Yes
   320        eScribe, Inc.                                                      04/30/2009             6.6%               Yes
   321        GameStop                                                           01/31/2012             12.0%              Yes
   322        Service Associates                                                 09/30/2010             17.5%              Yes
   323        CPS/Arizona Brokerage                                              05/31/2009             6.5%               Yes
   324        NAP                                                                   NAP                  NAP               Yes
   325        TLC Vet                                                            06/30/2010             9.1%               Yes
   326        NAP                                                                   NAP                  NAP               Yes
   327        NAP                                                                   NAP                  NAP               Yes
   328        NAP                                                                   NAP                  NAP               No
   329        NAP                                                                   NAP                  NAP               No
   330        NAP                                                                   NAP                  NAP               Yes
   331        NAP                                                                   NAP                  NAP               Yes

   332        NAP                                                                   NAP                  NAP               Yes
   332        NAP                                                                   NAP                  NAP               Yes
   333        NAP                                                                   NAP                  NAP               No
   334        NAP                                                                   NAP                  NAP               Yes
   335        NAP                                                                   NAP                  NAP               No
   336        Karen Chao and Zong He Zhao                                        09/30/2007             11.7%              Yes
   337        NAP                                                                   NAP                  NAP               No
   338        NAP                                                                   NAP                  NAP               Yes
   339        NAP                                                                   NAP                  NAP               No
   340        S&J Seafood                                                        02/28/2011             10.8%              Yes
   341        NAP                                                                   NAP                  NAP               No
   342        NAP                                                                   NAP                  NAP               Yes
   343        NAP                                                                   NAP                  NAP               Yes
   344        Yellowbook                                                         06/14/2012             13.5%              No
   345        NAP                                                                   NAP                  NAP               Yes
   346        NAP                                                                   NAP                  NAP               No
   347        NAP                                                                   NAP                  NAP               Yes
   348        NAP                                                                   NAP                  NAP               No

   349        NAP                                                                   NAP                  NAP               Yes
   349        NAP                                                                   NAP                  NAP               Yes
   350        Berea Urgent Care                                                  01/31/2011             11.8%              Yes
   351        NAP                                                                   NAP                  NAP               No
   352        NAP                                                                   NAP                  NAP               Yes
   353        Nextel                                                             07/29/2011             11.8%              Yes
   354        NAP                                                                   NAP                  NAP               No
   355        NAP                                                                   NAP                  NAP               No
   356        NAP                                                                   NAP                  NAP               No
   357        Citi Trends                                                        11/30/2011             21.9%              Yes
   358        Addiction Resources                                                08/31/2007             11.6%              Yes
   359        NAP                                                                   NAP                  NAP               Yes
   360        All Valley BBQ                                                     07/31/2008             19.9%              Yes
   361        NAP                                                                   NAP                  NAP               Yes
   362        NAP                                                                   NAP                  NAP               No
   363        NAP                                                                   NAP                  NAP               Yes
   364        Sally Beauty Company, Inc.                                         02/28/2012             11.9%              Yes
   365        NAP                                                                   NAP                  NAP               Yes
   366        Quest Diagnostics                                                  04/30/2010             10.9%              Yes
   367        NAP                                                                   NAP                  NAP               Yes
   368        Wilmorite                                                             NAP                  NAP               Yes
   369        Super Cleaners                                                     10/31/2010             13.0%              Yes
   370        NAP                                                                   NAP                  NAP               Yes
   371        Identical Construction                                             08/31/2007             4.8%               Yes
   372        Starbucks                                                          02/28/2017             28.6%              Yes
   373        NAP                                                                   NAP                  NAP               Yes
   374        NAP                                                                   NAP                  NAP               Yes
   375        Oceans Casino Cruises                                                 MTM                 6.4%               Yes
   376        Hodo Fashions                                                      12/31/2007             12.6%              Yes
   377        NAP                                                                   NAP                  NAP               Yes
   378        NAP                                                                   NAP                  NAP               Yes
   379        NAP                                                                   NAP                  NAP               Yes
   380        NAP                                                                   NAP                  NAP               No
   381        NAP                                                                   NAP                  NAP               Yes
   382        NAP                                                                   NAP                  NAP               No
   383        NAP                                                                   NAP                  NAP               Yes
   384        Primary Pediatrics, PSC                                            11/30/2009             31.7%              Yes
   385        Artin Matavousian & William Tahmasian dba Madiglian Boutique       08/31/2009             10.0%              Yes
   386        NAP                                                                   NAP                  NAP               Yes
   387        Green-Koh Commercial Real Estate                                   02/28/2012             26.7%              Yes
   388        NAP                                                                   NAP                  NAP               No
   389        Dr Jarrod Chapman                                                  09/15/2007             12.2%              Yes
   390        NAP                                                                   NAP                  NAP               Yes
   391        NAP                                                                   NAP                  NAP               Yes
   392        Cardiff Classics                                                   11/30/2009             18.5%              No
   393        NAP                                                                   NAP                  NAP               Yes
   394        NAP                                                                   NAP                  NAP               Yes
   395        Subway Real Estate Corp.                                           09/14/2016             4.4%               Yes
   396        NAP                                                                   NAP                  NAP               No
   397        NAP                                                                   NAP                  NAP               No
   398        Nextel                                                             07/31/2009             14.3%              Yes
   399        Trans Vac                                                          10/31/2007             6.1%               Yes
   400        Fred Loya Insurance                                                12/31/2012             9.2%               Yes
   401        Crispy Chicken & Rice                                              08/31/2011             23.9%              Yes
   402        NAP                                                                   NAP                  NAP               No
   403        NAP                                                                   NAP                  NAP               No
   404        Cellular One                                                       08/14/2008             20.1%              Yes
   405        NAP                                                                   NAP                  NAP               No
   406        NAP                                                                   NAP                  NAP               Yes
   407        NAP                                                                   NAP                  NAP               Yes
   408        NAP                                                                   NAP                  NAP               No
   409        NAP                                                                   NAP                  NAP               Yes
   410        NAP                                                                   NAP                  NAP               No
   411        NAP                                                                   NAP                  NAP               Yes
   412        NAP                                                                   NAP                  NAP               Yes
   413        NAP                                                                   NAP                  NAP               No
   414        NAP                                                                   NAP                  NAP               Yes
   415        NAP                                                                   NAP                  NAP               No
   416        NAP                                                                   NAP                  NAP               Yes
   417        NAP                                                                   NAP                  NAP               No
   418        NAP                                                                   NAP                  NAP               Yes
   419        NAP                                                                   NAP                  NAP               Yes
   420        NAP                                                                   NAP                  NAP               Yes
   421        NAP                                                                   NAP                  NAP               Yes
   422        NAP                                                                   NAP                  NAP               No
   423        NAP                                                                   NAP                  NAP               No

TOTALS AND WEIGHTED AVERAGES:                                                                                             47.9%

MORTGAGE                  TAX           CAPITAL EXPENDITURE          TI/LC
LOAN NO.          ESCROW IN PLACE(13)   ESCROW IN PLACE(14)   ESCROW IN PLACE(15)  OTHER ESCROW DESCRIPTION(16)
------------------------------------------------------------------------------------------------------------------------------------

    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP
    1                    No                      No                     Yes        NAP

    2                   Yes                     Yes                     Yes        NAP
    2                   Yes                     Yes                     Yes        NAP

    3                   Yes                     Yes                     No         Occupancy
    3                   Yes                     Yes                     No         Construction
    3                   Yes                     Yes                     No         Occupancy
    3                   Yes                     Yes                     No         Construction, Occupancy
    3                   Yes                     Yes                     No         NAP
    3                   Yes                     Yes                     No         NAP
    3                   Yes                     Yes                     No         NAP
    3                   Yes                     Yes                     No         Construction, Tutor Time Reserve Fund
    3                   Yes                     Yes                     No         Construction, Occupancy
    3                   Yes                     Yes                     No         Occupancy
    3                   Yes                     Yes                     No         Westporte Village Reserve Fund, Specified
                                                                                   Repairs, Occupancy

    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    4                    No                     Yes                     No         Interest Reserve
    5                    No                      No                     No         Immediate Repairs

    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    6                    No                      No                     No         NAP
    7                    No                      No                     Yes        Earnout; Rent Abatement
    8                    No                      No                     No         Rental and Co-Tenancy Holdback
    9                    No                      No                     No         NAP

   10                   Yes                     Yes                     Yes        Rollover
   10                   Yes                     Yes                     Yes        EMC Rent Escalation Reserve, Rollover
   10                   Yes                     Yes                     Yes        Rollover
   10                   Yes                     Yes                     Yes        EMC Rent Escalation Reserve, Rollover
   11                   Yes                     Yes                     No         Debt Service Reserve
   12                   Yes                     Yes                     Yes        NAP
   13                   Yes                     Yes                     No         Glenview Payment Agreement Holdback
   14                    No                      No                     Yes        Cash Flow Reserve, Excess Cash Flow Reserve,
                                                                                   Tenant Rent Holdback

   15                   Yes                     Yes                     No         NAP
   15                   Yes                     Yes                     No         NAP
   15                   Yes                     Yes                     No         NAP
   16                    No                     Yes                     Yes        NAP
   17                   Yes                     Yes                     No         NAP
   18                   Yes                      No                     No         NAP
   19                   Yes                     Yes                     Yes        Cinema Centers Holdback
   20                   Yes                     Yes                     No         NAP
   21                   Yes                      No                     Yes        NAP
   22                    No                      No                     No         NAP
   23                   Yes                     Yes                     Yes        NAP
   24                   Yes                     Yes                     No         NAP
   25                   Yes                      No                     Yes        NAP
   26                   Yes                     Yes                     Yes        Rent HB

   27                   Yes                     Yes                     Yes        NAP
   27                   Yes                     Yes                     Yes        NAP
   27                   Yes                     Yes                     Yes        Rent HB
   27                   Yes                     Yes                     Yes        Co-Tenancy and Rent HB
   27                   Yes                     Yes                     Yes        Rent HB
   27                   Yes                     Yes                     Yes        NAP
   27                   Yes                     Yes                     Yes        NAP
   27                   Yes                     Yes                     Yes        NAP
   28                    No                      No                     No         NAP
   29                    No                      No                     No         NAP

   30                    No                      No                     No         NAP
   30                    No                      No                     No         NAP
   31                   Yes                     Yes                     No         Roof Replacement Reserve, Extra Monthly Payment
                                                                                   Reserve
   32                   Yes                     Yes                     Yes        NAP

   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   33                   Yes                     Yes                     No         NAP
   34                   Yes                      No                     No         Principal Reduction Reserve
   35                   Yes                     Yes                     Yes        NAP
   36                    No                     Yes                     No         NAP
   37                   Yes                      No                     No         NAP
   38                    No                      No                     No         Special tenant escrow - Big 5
   39                   Yes                     Yes                     Yes        NAP
   40                   Yes                      No                     No         Earnout Reserve
   41                   Yes                     Yes                     No         Renovation Reserve, Comfort Letter Holdback
   42                    No                      No                     No         NAP
   43                   Yes                     Yes                     No         Performance Holdback
   44                   Yes                     Yes                     No         NAP
   45                    No                      No                     No         NAP
   46                   Yes                     Yes                     No         NAP
   47                   Yes                     Yes                     No         NAP

   48                   Yes                     Yes                     Yes        NAP
   48                   Yes                     Yes                     Yes        NAP
   48                   Yes                     Yes                     Yes        NAP
   48                   Yes                     Yes                     Yes        NAP
   48                   Yes                     Yes                     Yes        NAP
   48                   Yes                     Yes                     Yes        NAP
   49                   Yes                     Yes                     Yes        Third Floor TI Holdback
   50                   Yes                      No                     No         NAP
   51                   Yes                     Yes                     Yes        Earnout Reserve
   52                    No                     Yes                     Yes        NAP
   53                   Yes                      No                     Yes        NAP
   54                    No                      No                     No         Additional Security
   55                   Yes                     Yes                     No         NAP
   56                   Yes                      No                     No         NAP
   57                   Yes                     Yes                     Yes        Earnout Escrow
   58                   Yes                      No                     No         Debt Service Reserve, Sweep Reserve
   59                   Yes                      No                     No         NAP
   60                    No                      No                     No         NAP
   61                   Yes                     Yes                     No         Debt Service Reserve
   62                    No                      No                     No         NAP
   63                   Yes                     Yes                     Yes        NAP
   64                    No                      No                     No         NAP
   65                    No                      No                     No         NAP
   66                   Yes                      No                     No         Principal Reduction Reserve and Free Rent
   67                    No                      No                     No         NAP
   68                   Yes                     Yes                     No         NAP
   69                   Yes                     Yes                     No         NAP
   70                    No                      No                     No         NAP

   71                   Yes                     Yes                     No         NAP
   72                   Yes                     Yes                     No         NAP
   72                   Yes                     Yes                     No         NAP
   73                    No                      No                     No         NAP
   74                   Yes                     Yes                     Yes        NAP
   75                    No                     Yes                     Yes        NAP
   76                    No                      No                     No         NAP
   77                    No                      No                     No         NAP
   78                   Yes                     Yes                     No         NAP
   79                   Yes                     Yes                     Yes        NAP
   80                   Yes                      No                     No         NAP
   81                    No                     Yes                     Yes        Rosati's Pizza and Heidi's Charleston Holdback
   82                    No                      No                     No         NAP

   83                    No                     Yes                     No         NAP
   83                    No                     Yes                     No         NAP
   84                   Yes                      No                     No         NAP
   85                   Yes                     Yes                     No         NAP
   86                   Yes                     Yes                     Yes        NAP
   87                   Yes                      No                     No         NAP
   88                    No                      No                     No         NAP
   89                   Yes                     Yes                     No         NAP
   90                    No                     Yes                     No         NAP
   91                   Yes                     Yes                     Yes        NAP
   92                   Yes                     Yes                     Yes        Holdback - Planet Fitness ($76,800); Holdback -
                                                                                   Buccaneer Data Services Reserve ($112,700);
                                                                                   Buccaneer Letter of Credit ($350,000)
   93                    No                      No                     No         NAP
   94                    No                      No                     No         NAP
   95                    No                     Yes                     No         NAP
   96                   Yes                      No                     No         NAP
   97                   Yes                     Yes                     No         NAP

   98                   Yes                     Yes                     No         NAP
   98                   Yes                     Yes                     No         NAP
   98                   Yes                     Yes                     No         NAP
   98                   Yes                     Yes                     Yes        NAP
   98                   Yes                     Yes                     Yes        NAP
   99                    No                      No                     Yes        NAP
   100                  Yes                     Yes                     Yes        NAP
   101                   No                      No                     No         NAP
   102                  Yes                     Yes                     Yes        NAP
   103                   No                      No                     No         NAP
   104                  Yes                     Yes                     Yes        NAP
   105                   No                      No                     Yes        NAP
   106                  Yes                     Yes                     No         NAP
   107                   No                      No                     Yes        Suburban Journals TI Reserve
   108                   No                      No                     No         NAP

   109                  Yes                     Yes                     Yes        Peek a Boutique Reserve, Texas Best Martial Arts
                                                                                   Academy Reserve
   110                  Yes                     Yes                     Yes        NAP
   111                  Yes                     Yes                     Yes        Check N Go Reserve
   112                  Yes                      No                     No         NAP
   113                  Yes                     Yes                     No         NAP
   114                   No                      No                     No         NAP
   115                  Yes                      No                     No         Debt Service Reserve
   116                  Yes                     Yes                     Yes        NAP
   117                   No                     Yes                     Yes        NAP
   118                  Yes                     Yes                     No         NAP
   119                  Yes                     Yes                     Yes        NAP
   120                  Yes                      No                     No         NAP
   121                  Yes                      No                     No         NAP
   122                  Yes                      No                     No         NAP
   123                  Yes                     Yes                     No         Rollover Reserve ($600,000 LOC)
   124                  Yes                     Yes                     Yes        NAP
   125                  Yes                     Yes                     Yes        Morgan Hubble Reserve
   126                  Yes                     Yes                     Yes        NAP

   127                  Yes                     Yes                     No         NAP
   128                  Yes                     Yes                     No         NAP
   129                  Yes                     Yes                     No         NAP
   130                  Yes                     Yes                     No         NAP
   131                  Yes                     Yes                     No         NAP
   132                   No                     Yes                     No         NAP
   133                  Yes                      No                     Yes        Tenant Rent Holdback
   134                  Yes                     Yes                     Yes        NAP
   135                   No                     Yes                     No         NAP
   136                  Yes                     Yes                     Yes        NAP
   137                   No                      No                     No         NAP
   138                  Yes                     Yes                     Yes        Security Reserve LOC, China Buffett Reserve
   139                  Yes                     Yes                     No         NAP
   140                  Yes                     Yes                     Yes        NAP
   141                  Yes                     Yes                     No         FF&E Replacements
   142                  Yes                     Yes                     Yes        Vacancy Reserve
   143                  Yes                     Yes                     No         NAP
   144                  Yes                      No                     Yes        Rental Payments

   145                  Yes                     Yes                     No         NAP
   146                  Yes                     Yes                     No         NAP
   147                  Yes                      No                     No         NAP
   148                  Yes                     Yes                     No         Meso Leasing Reserve

   149                  Yes                      No                     No         NAP
   149                  Yes                      No                     No         NAP
   149                  Yes                      No                     No         NAP
   149                  Yes                      No                     No         NAP

   150                  Yes                     Yes                     Yes        NAP
   150                  Yes                     Yes                     Yes        NAP
   151                  Yes                     Yes                     No         NAP
   152                  Yes                     Yes                     Yes        NAP
   153                  Yes                     Yes                     No         NAP
   154                   No                      No                     No         NAP
   155                   No                     Yes                     Yes        RR Letter of Credit
   156                  Yes                     Yes                     Yes        NAP
   157                  Yes                      No                     No         NAP

   158                  Yes                      No                     No         NAP
   158                  Yes                      No                     No         NAP
   159                  Yes                     Yes                     No         NAP
   160                  Yes                     Yes                     Yes        Rollover Reserve
   161                  Yes                     Yes                     No         NAP
   162                  Yes                     Yes                     No         Security Reserve ($150,000 LOC)
   163                  Yes                     Yes                     Yes        NAP
   164                  Yes                     Yes                     No         NAP
   165                  Yes                     Yes                     No         NAP

   166                   No                     Yes                     Yes        NAP
   166                   No                     Yes                     Yes        NAP
   166                   No                     Yes                     Yes        NAP
   167                   No                      No                     No         NAP
   168                   No                      No                     No         NAP
   169                  Yes                     Yes                     No         NAP

   170                  Yes                     Yes                     No         NAP
   171                  Yes                      No                     No         NAP
   172                  Yes                     Yes                     Yes        NAP
   173                   No                     Yes                     Yes        Adirondack HB ($200,000), Pallo HB ($52,650),
                                                                                   Travers HB ($7350)

   174                   No                      No                     No         NAP
   175                   No                      No                     No         NAP
   176                  Yes                     Yes                     Yes        NAP
   177                  Yes                     Yes                     No         NAP
   178                  Yes                      No                     No         NAP
   179                  Yes                      No                     Yes        NAP
   180                  Yes                      No                     Yes        NAP
   181                  Yes                     Yes                     Yes        NAP
   182                   No                      No                     No         NAP
   183                  Yes                     Yes                     Yes        Menches Landlords Work Holdback, Menches Bros
                                                                                   Rent HB

   184                   No                     Yes                     No         NAP
   185                  Yes                     Yes                     Yes        Holdback

   186                  Yes                     Yes                     No         NAP
   186                  Yes                     Yes                     No         NAP
   187                  Yes                      No                     No         NAP
   188                  Yes                     Yes                     No         NAP

   189                  Yes                     Yes                     No         NAP
   189                  Yes                     Yes                     No         NAP
   190                  Yes                     Yes                     No         Security Reserve
   191                  Yes                      No                     No         NAP
   192                  Yes                     Yes                     Yes        NAP
   193                  Yes                     Yes                     No         Earnout Reserve
   194                  Yes                     Yes                     Yes        Rollover Reserve
   195                  Yes                     Yes                     Yes        NAP
   196                   No                      No                     No         NAP
   197                  Yes                     Yes                     No         NAP
   198                  Yes                     Yes                     Yes        NAP
   199                  Yes                      No                     No         Holdback
   200                  Yes                     Yes                     Yes        NAP
   201                  Yes                     Yes                     No         Performance Holdback
   202                  Yes                     Yes                     No         NAP
   203                  Yes                     Yes                     Yes        Washington Environmental Reserve
   204                  Yes                     Yes                     No         NAP
   205                  Yes                     Yes                     No         NAP
   206                  Yes                     Yes                     No         NAP
   207                  Yes                     Yes                     No         NAP
   208                  Yes                      No                     Yes        TI Reserve, Occupancy Reserve, Rent Reserve
   209                  Yes                     Yes                     Yes        NAP
   210                   No                      No                     No         NAP
   211                  Yes                     Yes                     No         NAP
   212                   No                      No                     No         Lease Up Reserve; Construction Reserve
   213                  Yes                      No                     Yes        NAP
   214                  Yes                      No                     No         Additional Security
   215                   No                      No                     No         NAP
   216                   No                     Yes                     No         NAP
   217                  Yes                     Yes                     No         NAP
   218                  Yes                     Yes                     No         NAP
   219                  Yes                     Yes                     No         Ground Lease Reserve
   220                  Yes                     Yes                     Yes        NAP
   221                  Yes                     Yes                     No         NAP
   222                   No                      No                     No         NAP
   223                  Yes                     Yes                     No         NAP
   224                  Yes                      No                     Yes        Tenant Rent Holdback
   225                   No                      No                     No         NAP
   226                  Yes                      No                     No         NAP
   227                   No                      No                     No         NAP
   228                  Yes                     Yes                     Yes        Additional Security
   229                  Yes                      No                     No         NAP
   230                  Yes                      No                     No         Additional Security
   231                  Yes                     Yes                     No         NAP
   232                   No                      No                     No         NAP
   233                   No                      No                     No         NAP
   234                  Yes                     Yes                     No         NAP

   235                   No                      No                     No         NAP
   235                   No                      No                     No         NAP
   236                  Yes                      No                     No         NAP
   237                  Yes                     Yes                     Yes        NAP
   238                  Yes                     Yes                     Yes        NAP
   239                  Yes                     Yes                     No         NAP
   240                  Yes                     Yes                     No         NAP

   241                  Yes                     Yes                     No         NAP
   241                  Yes                     Yes                     No         NAP
   241                  Yes                     Yes                     No         NAP
   241                  Yes                     Yes                     No         NAP
   242                  Yes                     Yes                     Yes        NAP
   243                   No                      No                     No         NAP
   244                  Yes                     Yes                     No         NAP
   245                  Yes                      No                     Yes        NAP
   246                  Yes                      No                     Yes        NAP
   247                  Yes                     Yes                     Yes        NAP
   248                  Yes                      No                     No         NAP
   249                  Yes                     Yes                     No         Holdback
   250                  Yes                     Yes                     No         NAP
   251                   No                     Yes                     No         NAP
   252                  Yes                      No                     No         NAP
   253                  Yes                     Yes                     No         NAP
   254                  Yes                     Yes                     No         NAP
   255                  Yes                     Yes                     No         Rollover Reserve
   256                  Yes                     Yes                     No         NAP
   257                  Yes                      No                     No         NAP
   258                  Yes                     Yes                     No         Rents Holdback
   259                  Yes                     Yes                     Yes        Performance Holdback

   260                  Yes                     Yes                     No         NAP
   260                  Yes                     Yes                     No         NAP
   261                  Yes                      No                     Yes        NAP
   262                  Yes                     Yes                     No         NAP
   263                  Yes                     Yes                     No         Seasonality Reserve
   264                  Yes                     Yes                     No         NAP
   265                  Yes                     Yes                     No         NAP
   266                   No                      No                     Yes        NAP
   267                  Yes                     Yes                     No         NAP
   268                  Yes                     Yes                     Yes        NAP
   269                  Yes                     Yes                     No         NAP
   270                  Yes                     Yes                     Yes        Back Taxes Holdback
   271                  Yes                      No                     No         NAP
   272                   No                      No                     No         NAP
   273                  Yes                     Yes                     No         NAP
   274                  Yes                     Yes                     No         NAP
   275                  Yes                     Yes                     Yes        NAP
   276                  Yes                     Yes                     Yes        NAP
   277                  Yes                     Yes                     No         NAP
   278                  Yes                      No                     No         NAP
   279                   No                      No                     No         NAP
   280                  Yes                      No                     Yes        NAP
   281                  Yes                     Yes                     No         NAP
   282                  Yes                     Yes                     Yes        NAP
   283                  Yes                      No                     Yes        NAP
   284                   No                     Yes                     No         NAP
   285                   No                      No                     No         NAP
   286                  Yes                      No                     No         NAP
   287                  Yes                     Yes                     Yes        NAP
   288                  Yes                     Yes                     No         NAP
   289                  Yes                     Yes                     Yes        NAP
   290                  Yes                     Yes                     Yes        NAP
   291                  Yes                      No                     Yes        Economic Holdback
   292                  Yes                     Yes                     No         NAP
   293                  Yes                      No                     No         NAP
   294                   No                      No                     No         NAP
   295                   No                      No                     No         NAP
   296                  Yes                      No                     No         NAP
   297                   No                     Yes                     No         NAP
   298                  Yes                      No                     No         NAP
   299                  Yes                     Yes                     Yes        Easement Holdback
   300                  Yes                      No                     No         Required Tenant Impound
   301                   No                      No                     No         DHL Re-Leasing Reserve
   302                   No                      No                     No         NAP
   303                  Yes                      No                     No         NAP
   304                  Yes                      No                     No         NAP
   305                  Yes                      No                     No         NAP
   306                   No                      No                     No         NAP
   307                   No                      No                     No         NAP
   308                  Yes                      No                     No         White House Lease
   309                  Yes                     Yes                     Yes        Performance Holdback
   310                   No                     Yes                     No         NAP
   311                  Yes                     Yes                     No         NAP
   312                   No                      No                     No         NAP
   313                  Yes                     Yes                     Yes        NAP
   314                  Yes                     Yes                     No         NAP
   315                  Yes                      No                     Yes        NAP
   316                   No                      No                     No         NAP
   317                  Yes                      No                     No         NAP
   318                  Yes                      No                     No         NAP
   319                  Yes                     Yes                     Yes        Rollover Reserve
   320                  Yes                     Yes                     Yes        NAP
   321                  Yes                     Yes                     Yes        NAP
   322                  Yes                      No                     No         NAP
   323                  Yes                      No                     No         NAP
   324                  Yes                     Yes                     No         NAP
   325                  Yes                      No                     Yes        NAP
   326                  Yes                     Yes                     No         NAP
   327                  Yes                     Yes                     No         NAP
   328                  Yes                      No                     No         NAP
   329                  Yes                      No                     No         NAP
   330                  Yes                      No                     No         NAP
   331                  Yes                     Yes                     No         NAP

   332                  Yes                     Yes                     No         NAP
   332                  Yes                     Yes                     No         NAP
   333                   No                      No                     No         NAP
   334                  Yes                     Yes                     No         NAP
   335                   No                      No                     No         NAP
   336                  Yes                      No                     No         NAP
   337                   No                      No                     No         NAP
   338                  Yes                     Yes                     No         NAP
   339                   No                      No                     No         NAP
   340                  Yes                     Yes                     Yes        NAP
   341                  Yes                      No                     No         NAP
   342                   No                     Yes                     No         NAP
   343                  Yes                     Yes                     No         NAP
   344                   No                      No                     No         NAP
   345                  Yes                     Yes                     No         NAP
   346                   No                      No                     No         NAP
   347                   No                      No                     No         Debt Service Reserve and Minimum Account Balance
                                                                                   Impounds
   348                   No                      No                     No         Termination Option Reserve

   349                  Yes                     Yes                     No         NAP
   349                  Yes                     Yes                     No         NAP
   350                  Yes                      No                     Yes        NAP
   351                   No                      No                     No         NAP
   352                  Yes                      No                     Yes        Free Rent Holdback
   353                  Yes                     Yes                     Yes        NAP
   354                   No                     Yes                     No         NAP
   355                   No                      No                     No         NAP
   356                   No                      No                     No         NAP
   357                  Yes                     Yes                     Yes        Tenant Rent Holdback
   358                  Yes                     Yes                     Yes        NAP
   359                  Yes                     Yes                     No         NAP
   360                  Yes                     Yes                     Yes        NAP
   361                  Yes                     Yes                     No         NAP
   362                   No                      No                     No         NAP
   363                  Yes                     Yes                     No         NAP
   364                  Yes                      No                     No         Vacant Space Holdback and Marble Slab Holdback
                                                                                   Impounds
   365                  Yes                     Yes                     No         NAP
   366                  Yes                      No                     No         NAP
   367                  Yes                     Yes                     No         Rent Holdback
   368                  Yes                     Yes                     Yes        NAP
   369                  Yes                      No                     Yes        NAP
   370                  Yes                      No                     No         NAP
   371                  Yes                     Yes                     No         NAP
   372                  Yes                     Yes                     Yes        NAP
   373                  Yes                     Yes                     No         NAP
   374                  Yes                     Yes                     No         Seasonality Reserve
   375                  Yes                     Yes                     Yes        NAP
   376                  Yes                     Yes                     Yes        NAP
   377                  Yes                     Yes                     No         NAP
   378                  Yes                     Yes                     No         NAP
   379                  Yes                      No                     No         NAP
   380                  Yes                      No                     No         NAP
   381                  Yes                     Yes                     No         Debt Service Holdback
   382                   No                      No                     No         NAP
   383                  Yes                     Yes                     No         NAP
   384                  Yes                     Yes                     Yes        NAP
   385                  Yes                      No                     No         PZR Report
   386                  Yes                     Yes                     Yes        Rent Up Impound
   387                  Yes                     Yes                     Yes        Performance Holdback
   388                   No                      No                     No         NAP
   389                  Yes                     Yes                     Yes        NAP
   390                  Yes                     Yes                     No         NAP
   391                  Yes                     Yes                     No         NAP
   392                   No                      No                     No         NAP
   393                  Yes                     Yes                     No         NAP
   394                  Yes                     Yes                     No         NAP
   395                  Yes                     Yes                     Yes        NAP
   396                  Yes                     Yes                     No         Dollar Tree Reserve
   397                   No                      No                     No         NAP
   398                  Yes                     Yes                     Yes        Performance Holdback
   399                  Yes                     Yes                     Yes        $60,000 LOC
   400                  Yes                     Yes                     No         NAP
   401                  Yes                     Yes                     Yes        NAP
   402                   No                      No                     No         NAP
   403                   No                      No                     No         NAP
   404                  Yes                     Yes                     Yes        NAP
   405                   No                      No                     No         NAP
   406                  Yes                     Yes                     No         NAP
   407                  Yes                     Yes                     No         NAP
   408                   No                      No                     No         NAP
   409                  Yes                     Yes                     No         NAP
   410                   No                      No                     No         NAP
   411                  Yes                     Yes                     No         NAP
   412                  Yes                     Yes                     No         NAP
   413                   No                      No                     No         NAP
   414                  Yes                     Yes                     No         NAP
   415                   No                      No                     No         NAP
   416                  Yes                      No                     Yes        NAP
   417                   No                      No                     No         NAP
   418                  Yes                      No                     No         Debt Service Reserve Impound
   419                  Yes                     Yes                     No         NAP
   420                  Yes                     Yes                     No         NAP
   421                  Yes                     Yes                     No         NAP
   422                   No                      No                     No         NAP
   423                   No                      No                     No         NAP

TOTALS AND
WEIGHTED AVERAGES:    54.6%                    51.4%                  45.2%

MORTGAGE                     SPRINGING                INITIAL CAPITAL EXPENDITURE                    MONTHLY CAPITAL EXPENDITURE
LOAN NO.              ESCROW DESCRIPTION(17)             ESCROW REQUIREMENT(18)                            ESCROW REQUIREMENT(19)
---------------------------------------------------------------------------------------------------------------------------------

    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0
    1           Tax, Insurance, CapEx, TI/LC, Other                         $0                                                $0

    2                         NAP                                           $0                                           $16,533
    2                         NAP                                           $0                                            $8,266

    3                        TILC                                     $449,716                                            $3,236
    3                        TILC                                     $368,462                                            $2,651
    3                        TILC                                     $266,271                                            $1,916
    3                        TILC                                     $234,064                                            $1,684
    3                        TILC                                     $178,130                                            $1,282
    3                        TILC                                     $156,493                                            $1,126
    3                        TILC                                     $144,124                                            $1,037
    3                        TILC                                     $135,597                                              $976
    3                        TILC                                     $130,514                                              $939
    3                        TILC                                      $96,846                                              $697
    3                        TILC                                      $65,036                                              $468

    4              Tax, Insurance, CapEx, Other                       $387,400                                                $0
    4              Tax, Insurance, CapEx, Other                       $371,947                                                $0
    4              Tax, Insurance, CapEx, Other                       $279,227                                                $0
    4              Tax, Insurance, CapEx, Other                       $259,510                                                $0
    4              Tax, Insurance, CapEx, Other                       $243,524                                                $0
    4              Tax, Insurance, CapEx, Other                       $227,005                                                $0
    4              Tax, Insurance, CapEx, Other                       $182,758                                                $0
    4              Tax, Insurance, CapEx, Other                       $182,243                                                $0
    4              Tax, Insurance, CapEx, Other                       $176,915                                                $0
    4              Tax, Insurance, CapEx, Other                       $175,786                                                $0
    4              Tax, Insurance, CapEx, Other                       $163,060                                                $0
    4              Tax, Insurance, CapEx, Other                       $160,689                                                $0
    4              Tax, Insurance, CapEx, Other                       $159,330                                                $0
    4              Tax, Insurance, CapEx, Other                       $152,417                                                $0
    4              Tax, Insurance, CapEx, Other                       $137,845                                                $0
    4              Tax, Insurance, CapEx, Other                       $136,416                                                $0
    4              Tax, Insurance, CapEx, Other                       $135,883                                                $0
    4              Tax, Insurance, CapEx, Other                       $130,554                                                $0
    4              Tax, Insurance, CapEx, Other                       $120,430                                                $0
    4              Tax, Insurance, CapEx, Other                       $108,707                                                $0
    4              Tax, Insurance, CapEx, Other                       $108,150                                                $0
    4              Tax, Insurance, CapEx, Other                       $103,911                                                $0
    4              Tax, Insurance, CapEx, Other                        $93,786                                                $0
    4              Tax, Insurance, CapEx, Other                        $85,260                                                $0
    4              Tax, Insurance, CapEx, Other                        $83,129                                                $0
    4              Tax, Insurance, CapEx, Other                        $82,063                                                $0
    4              Tax, Insurance, CapEx, Other                        $78,333                                                $0
    4              Tax, Insurance, CapEx, Other                        $70,872                                                $0
    4              Tax, Insurance, CapEx, Other                        $67,142                                                $0
    4              Tax, Insurance, CapEx, Other                        $67,142                                                $0
    4              Tax, Insurance, CapEx, Other                        $61,814                                                $0
    4              Tax, Insurance, CapEx, Other                        $54,886                                                $0
    4              Tax, Insurance, CapEx, Other                        $53,288                                                $0
    4              Tax, Insurance, CapEx, Other                        $33,038                                                $0
    4              Tax, Insurance, CapEx, Other                        $22,914                                                $0
    4              Tax, Insurance, CapEx, Other                        $21,315                                                $0
    4              Tax, Insurance, CapEx, Other                        $21,315                                                $0
    5               TILC, Tax, Insurance, CapEx                             $0                                                $0

    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    6              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    7                   Tax, Insurance                                      $0                                                $0
    8              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
    9                        TI/LC                                          $0                                                $0

   10                  Insurance, Other                                     $0                                            $1,581
   10                  Insurance, Other                                     $0                                            $1,520
   10                  Insurance, Other                                     $0                                            $1,520
   10                  Insurance, Other                                     $0                                            $1,459
   11                        TI/LC                                          $0                                            $2,331
   12                        TI/LC                                    $158,322                                            $6,705
   13                         NAP                                           $0                                            $3,017
   14                   Tax, Insurance                                      $0                                                $0

   15                  Insurance, TI/LC                                     $0                                            $9,724
   15                  Insurance, TI/LC                                     $0                                            $3,647
   15                  Insurance, TI/LC                                     $0                                            $3,039
   16                   Tax, Insurance                                $582,960                                                $0
   17                      Insurance                                        $0                                            $3,378
   18                        CapEx                                          $0                                                $0
   19                  Insurance, Other                                     $0                                            $7,173
   20                      Insurance                                        $0                                            $3,249
   21                        TILC                                           $0                                                $0
   22                   Tax, Insurance                                      $0                                                $0
   23                        TI/LC                                          $0                                            $7,767
   24                      Insurance                                  $815,000                                            $1,919
   25                    CapEx, Other                                       $0                                                $0
   26                         NAP                                           $0                                            $2,088

   27                         NAP                                           $0                                              $973
   27                         NAP                                           $0                                              $254
   27                         NAP                                           $0                                              $218
   27                         NAP                                           $0                                              $150
   27                         NAP                                           $0                                               $89
   27                         NAP                                           $0                                               $53
   27                         NAP                                           $0                                               $49
   27                         NAP                                           $0                                               $49
   28              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   29                   Tax, Insurance                                      $0                                                $0

   30                  Tax, Insurance, TI/LC                                $0                                                $0
   30                  Tax, Insurance, TI/LC                                $0                                                $0
   31                         NAP                                           $0                                            $6,356
   32                        Other                                          $0                                            $1,917

   33                      Insurance                                        $0                                              $510
   33                      Insurance                                        $0                                              $482
   33                      Insurance                                        $0                                              $340
   33                      Insurance                                        $0                                              $340
   33                      Insurance                                        $0                                              $227
   33                      Insurance                                        $0                                              $170
   33                      Insurance                                        $0                                              $170
   33                      Insurance                                        $0                                              $142
   33                      Insurance                                        $0                                              $142
   33                      Insurance                                        $0                                               $85
   33                      Insurance                                        $0                                               $85
   33                      Insurance                                        $0                                               $85
   33                      Insurance                                        $0                                               $57
   34                        TILC                                           $0                                                $0
   35                        TI/LC                                          $0                                            $4,129
   36                         NAP                                           $0               Borrower shall deposit an amount to
                                                                                            cover the cost of FF&E  Replacements
                                                                                           equal to 4% of Borrower's Total Gross
                                                                                       Revenues generated during the immediately
                                                                                   preceding one month period, such amount to be
                                                                                         reconciled annually based on the annual
                                                                                                           financial statements.

   37                   CapEx, TI/LC, Other                                 $0                                                $0
   38                  Tax, Insurance, Other                                $0                                                $0
   39                        Other                                          $0                                            $2,454
   40                    CapEx, TI/LC                                       $0                                                $0
   41                         NAP                                     $270,000                                                $0
   42                  Tax, Insurance, CapEx                                $0                                                $0
   43                    CapEx, TI/LC                                       $0                                                $0
   44                      Insurance                                        $0                                            $8,313
   45                   Tax, Insurance                                      $0                                                $0
   46                      Insurance                                        $0                      4% of Monthly Gross Revenues
   47                         NAP                                           $0                                            $3,150

   48                         NAP                                           $0                                              $648
   48                         NAP                                           $0                                              $626
   48                         NAP                                           $0                                              $432
   48                         NAP                                           $0                                              $394
   48                         NAP                                           $0                                              $200
   48                         NAP                                           $0                                              $173
   49                  Insurance, TI/LC                                     $0                                            $1,034
   50                         NAP                                           $0                                                $0
   51                         NAP                                           $0                                            $4,796
   52                   Tax, Insurance                                      $0                                            $2,401
   53                        TILC                                           $0                                                $0
   54                     CapEx, TILC                                       $0                                                $0
   55                      Insurance                                        $0                                            $1,315
   56                        Other                                          $0                                                $0
   57                    CapEx, TI/LC                                 $165,357                                                $0
   58                    CapEx, Other                                       $0                                                $0
   59             Insurance, CapEx, TI/LC, Other                            $0                                                $0
   60                     TILC, Other                                       $0                                                $0
   61                         NAP                                           $0                                            $2,604
   62                         NAP                                           $0                                                $0
   63                         NAP                                           $0                                            $1,455
   64                   Tax, Insurance                                      $0                                                $0
   65                   Tax, Insurance                                      $0                                                $0
   66                        TILC                                           $0                                                $0
   67                        TILC                                           $0                                                $0
   68                         NAP                                           $0                                            $4,133
   69                      Insurance                                        $0                                            $1,018
   70             Taxes; Insurance; CapEx; TI/LC                            $0                                                $0

   71                        TI/LC                                          $0                                              $748
   72                    TI/LC, Other                                       $0                                              $805
   72                    TI/LC, Other                                       $0                                              $639
   73                   Tax, Insurance                                      $0                                                $0
   74                         NAP                                           $0                                            $1,142
   75                  Tax, Insurance, TI/LC                                $0                                            $3,781
   76                   Tax, Insurance                                      $0                                                $0
   77              Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   78                         NAP                                           $0                                            $9,000
   79                         NAP                                           $0                                              $818
   80                    CapEx, TI/LC                                       $0                                                $0
   81              Tax, Insurance, CapEx, TI/LC                    $6,331 (LOC)                                               $0
   82                         NAP                                           $0                                                $0

   83              Tax, Insurance, TI/LC, Other                             $0                                            $5,818
   83              Tax, Insurance, TI/LC, Other                             $0                                            $1,181
   84                         NAP                                           $0                                                $0
   85                         NAP                                           $0                                            $3,100
   86                         NAP                                           $0                                            $1,290
   87                  Insurance, CapEx                                     $0                                                $0
   88                   Tax, Insurance                                      $0                                                $0
   89                         NAP                                           $0                                            $2,933
   90                  Tax, Insurance, TI/LC                                $0                                            $1,467
   91                        TI/LC                                          $0                                              $813
   92                      Insurance                                    $2,185                                            $2,185
   93               Tax, Insurance,CapEx, TI/LC                             $0                                                $0
   94             Taxes, Insurance, CapEx, TI/LC                            $0                                                $0
   95                  Tax, Insurance, TI/LC                                $0                                            $1,261
   96                         NAP                                           $0                                                $0
   97                        TI/LC                                          $0                                            $1,139

   98                         NAP                                           $0                                            $1,837
   98                         NAP                                           $0                                              $705
   98                         NAP                                           $0                                              $419
   98                         NAP                                           $0                                              $411
   98                         NAP                                           $0                                              $100
   99                  Tax, Insurance, TI/LC                                $0                                                $0
   100                Insurance, TI/LC, Other                               $0                                            $2,927
   101                 Tax, Insurance, TI/LC                                $0                                                $0
   102                        NAP                                           $0                                            $1,566
   103                        NAP                                           $0                                                $0
   104                        NAP                                           $0                                              $749
   105                        NAP                                           $0                                                $0
   106                        NAP                                           $0                                            $3,050
   107                 Tax, Insurance, CapEx                                $0                                                $0
   108                 Tax, Insurance, Other                                $0                                                $0

   109                        NAP                                           $0                                              $253
   110                        NAP                                           $0                                              $173
   111                        NAP                                           $0                                              $122
   112                       TILC                                           $0                                                $0
   113                        NAP                                           $0                                            $9,909
   114                        NAP                                           $0                                                $0
   115                       CapEx                                          $0                                                $0
   116                        NAP                                           $0                                            $1,563
   117                 Tax, Insurance, TI/LC                                $0                                            $2,998
   118                     Insurance                                        $0                                              $496
   119                        NAP                                           $0                                            $1,337
   120                        NAP                                           $0                                                $0
   121                        NAP                                           $0                                                $0
   122                   CapEx, TI/LC                                       $0                                                $0
   123                 Insurance, TI/LC                                     $0                                              $492
   124                        NAP                                           $0                                              $986
   125                        NAP                                     $600,000                                                $0
   126                        NAP                                           $0                                            $1,852

   127                        NAP                                           $0                                            $1,074
   128                        NAP                                           $0                                              $823
   129                        NAP                                           $0                                            $2,458
   130                        NAP                                           $0                                           $46,201
   131                     Insurance                                        $0                                              $519
   132                 Tax, Insurance, TI/LC                                $0                                            $1,261
   133                       CapEx                                          $0                                                $0
   134                        NAP                                           $0                                            $1,183
   135             Tax, Insurance, TI/LC, Other                             $0                                              $697
   136                        NAP                                           $0                                              $401
   137             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   138                        NAP                                      $30,000                                                $0
   139                        NAP                                      $22,500                                                $0
   140                       Other                                          $0                                            $2,539
   141                       TILC                                     $500,000                  Borrower shall deposit an amount
                                                                                          to cover the cost of FF&E Replacements
                                                                                           equal to 4% of Borrower's Total Gross
                                                                                                   Revenues generated during the
                                                                                                 immediately preceding one month
                                                                                            period, such amount to be reconciled
                                                                                                    annually based on the annual
                                                                                                           financial statements.
   142                        NAP                                           $0                                              $222
   143                        NAP                                           $0                                            $1,464
   144                        NAP                                           $0                                                $0

   145                       TI/LC                                          $0                                              $878
   146                       TI/LC                                          $0                                              $476
   147                        NAP                                           $0                                                $0
   148                   TI/LC, Other                             $36,000 (LOC)                                           $1,005

   149                       CapEx                                          $0                                                $0
   149                       CapEx                                          $0                                                $0
   149                       CapEx                                          $0                                                $0
   149                       CapEx                                          $0                                                $0

   150                        NAP                                           $0                                            $1,169
   150                        NAP                                           $0                                              $806
   151                        NAP                                           $0                                            $5,375
   152                        NAP                                           $0                                            $1,109
   153                     Insurance                                        $0                                            $1,071
   154             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   155                 Taxes, Insurance                            40,500 (LOC)                                           $1,121
   156                        NAP                                           $0                                            $1,395
   157                   CapEx, TI/LC                                       $0                                                $0

   158                   CapEx, TI/LC                                       $0                                                $0
   158                   CapEx, TI/LC                                       $0                                                $0
   159                        NAP                                           $0                      4% of Monthly Gross Revenues
   160                       Other                                          $0                                            $1,769
   161                        NAP                                           $0                                              $441
   162                        NAP                                       $7,000                                              $186
   163                        NAP                                           $0                                              $248
   164                        NAP                                           $0                                            $1,354
   165                        NAP                                           $0                                           $25,152

   166                  Tax, Insurance                                 $25,096                                               $51
   166                  Tax, Insurance                                 $26,164                                               $53
   166                  Tax, Insurance                                 $29,154                                               $59
   167                  Tax, Insurance                                      $0                                                $0
   168                 Tax, Insurance, CapEx                                $0                                                $0
   169                     Insurance                                        $0                                              $913

   170                        NAP                                           $0                                              $807
   171                        NAP                                           $0                                                $0
   172                       Other                                          $0                                              $408
   173                  Tax, Insurance                                      $0                                              $764

   174             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   175             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   176                       TI/LC                                          $0                                              $587
   177                        NAP                                           $0                                              $865
   178                       CapEx                                          $0                                                $0
   179                       CapEx                                          $0                                                $0
   180                   CapEx, TI/LC                                       $0                                                $0
   181                       Other                                          $0                                            $1,007
   182             Taxes, Insurance, CapEx, T/LC                            $0                                                $0
   183                   CapEx, TI/LC                                       $0                                                $0

   184             Tax, Insurance, TI/LC, Other                             $0                                              $139
   185                       TI/LC                                          $0                                              $265

   186                        NAP                                           $0                                            $1,830
   186                        NAP                                           $0                                            $2,583
   187                   CapEx, TI/LC                                       $0                                                $0
   188                        NAP                                           $0                                            $7,379

   189                     Insurance                                        $0                                              $428
   189                     Insurance                                        $0                                              $304
   190                        NAP                                           $0                                            $6,467
   191                Insurance, CapEx, TI/LC                               $0                                                $0
   192                       TI/LC                                          $0                                            $1,010
   193                       TI/LC                                          $0                                              $720
   194                        NAP                                           $0                                            $1,376
   195                        NAP                                           $0                                              $640
   196                Taxes, Insurance, CapEx                               $0                                                $0
   197                       TI/LC                                          $0                                              $229
   198                        NAP                                           $0                                              $746
   199                       TI/LC                                          $0                                                $0
   200                        NAP                                           $0                                            $1,407
   201                        NAP                                           $0                                              $780
   202                        NAP                                           $0                                            $1,067
   203                        NAP                                       $4,194                                              $350
   204                        NAP                                           $0                                            $5,660
   205                       TI/LC                                          $0                                              $608
   206                        NAP                                           $0                                            $5,346
   207                        NAP                                           $0                                            $3,167
   208                 Insurance, CapEx                                     $0                                                $0
   209                        NAP                                           $0                                            $1,232
   210             Taxes, Insurance, CapEx, T/LC                            $0                                                $0
   211                       TI/LC                                          $0                                              $613
   212             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   213                 Insurance, CapEx                                     $0                                                $0
   214                       Other                                          $0                                                $0
   215             Tax, Insurance, CapEx, TI/LC                             $0                                                $0
   216                 Tax, Insurance, TI/LC                                $0                                            $1,543
   217                     Insurance                                        $0                                              $350
   218                        NAP                                           $0                                            $3,653
   219                        NAP                                           $0                                            $3,720
   220                        NAP                                           $0                                              $478
   221                        NAP                                           $0                                            $1,500
   222                  Tax, Insurance                                      $0                                                $0
   223                        NAP                                           $0                                            $5,449
   224                        NAP                                           $0                                                $0
   225              Ta, Insurance, CapEx, TI/LC                             $0                                                $0
   226                        NAP                                           $0                                                $0
   227            Taxes, Insurance, CapEx, TI/LC                            $0                                                $0
   228                        NAP                                           $0                                              $261
   229                       TI/LC                                          $0                                                $0
   230                        NAP                                           $0                                                $0
   231                        NAP                                           $0                                            $5,592
   232                       TILC                                           $0                                                $0
   233                        NAP                                           $0                                                $0
   234                        NAP                                           $0                                            $3,355

   235                  Tax, Insurance                                      $0                                                $0
   235                  Tax, Insurance                                      $0                                                $0
   236                       CapEx                                          $0                                                $0
   237                        NAP                                           $0                                              $795
   238                        NAP                                           $0                                              $214
   239                        NAP                                           $0                                            $3,525
   240                        NAP                                           $0                                            $3,987

   241                        NAP                                      $17,400                                              $778
   241                        NAP                                       $5,400                                              $241
   241                        NAP                                       $3,600                                              $161
   241                        NAP                                       $3,600                                              $161
   242                        NAP                                           $0                                              $228
   243                       TILC                                           $0                                                $0
   244                        NAP                                           $0                                              $550
   245                       TI/LC                                          $0                                                $0
   246                   CapEx, Other                                       $0                                                $0
   247                       Other                                          $0                                            $1,075
   248                       CapEx                                          $0                                                $0
   249                        NAP                                           $0                                              $800
   250                        NAP                                           $0                                            $5,551
   251                        Tax                                           $0                                            $4,316
   252                        NAP                                           $0                                                $0
   253                     Insurance                                        $0                                            $4,681
   254                        NAP                                           $0                                            $4,815
   255                       TI/LC                                          $0                                            $1,709
   256                        NAP                                           $0                                            $4,333
   257                       TI/LC                                          $0                                                $0
   258                        NAP                                           $0                                            $4,333
   259                       Other                                          $0                                              $300

   260                        NAP                                           $0                                              $613
   260                       Other                                          $0                                              $482
   261                       CapEx                                          $0                                                $0
   262                        NAP                                           $0                                            $1,380
   263                       CapEx                                    $104,320                                                $0
   264                        NAP                                           $0                                            $1,526
   265                       TI/LC                                          $0                                              $952
   266                 Tax, Insurance, CapEx                                $0                                                $0
   267                        NAP                                           $0                                              $779
   268                        NAP                                           $0                                              $201
   269                        NAP                                           $0                                            $4,457
   270                        NAP                                           $0                                              $362
   271                       CapEx                                          $0                                                $0
   272             Tax, Insurance, TI/LC, Other                             $0                                                $0
   273                        NAP                                           $0                                              $638
   274                        NAP                                           $0                                              $502
   275                        NAP                                           $0                                              $868
   276                        NAP                                           $0                                              $315
   277                        NAP                                           $0                                            $1,087
   278                   CapEx, TI/LC                                       $0                                                $0
   279                        NAP                                           $0                                                $0
   280                     Insurance                                        $0                                                $0
   281                        NAP                                           $0                                            $3,833
   282                        NAP                                     $150,000                                                $0
   283                   CapEx, Other                                       $0                                                $0
   284             Tax, Insurance, TI/LC, Other                             $0                                              $139
   285            Taxes, Insurance, CapEx, TI/LC                            $0                                                $0
   286                        NAP                                           $0                                                $0
   287                       TI/LC                                          $0                                              $345
   288                        NAP                                           $0                                              $896
   289                       TI/LC                                          $0                                              $204
   290                        NAP                                           $0                                              $346
   291                        NAP                                           $0                                                $0
   292                        NAP                                      $50,000                                            $2,073
   293                        NAP                                           $0                                                $0
   294                 Tax, Insurance, TI/LC                                $0                                                $0
   295             Tax, Insurance, TI/LC, Other                             $0                                                $0
   296                        NAP                                           $0                                                $0
   297             Tax, Insurance, TI/LC, Other                             $0                                              $690
   298                   CapEx, TI/LC                                       $0                                                $0
   299                 Insurance, TI/LC                                     $0                                              $460
   300                 Insurance, TI/LC                                     $0                                                $0
   301                 Tax, Insurance, CapEx                                $0                                                $0
   302            Taxes, Insurance, CapEx, TI/LC                            $0                                                $0
   303                       CapEx                                          $0                                                $0
   304                       TI/LC                                          $0                                                $0
   305                        NAP                                           $0                                                $0
   306             Tax, Insurance, TI/LC, Other                             $0                                                $0
   307                 Tax, Insurance, CapEx                                $0                                                $0
   308                        NAP                                           $0                                                $0
   309                        NAP                                           $0                                              $419
   310                  Tax, Insurance                                      $0                                              $773
   311                        NAP                                           $0                                            $3,330
   312                 Tax, Insurance, TI/LC                                $0                                                $0
   313                        NAP                                           $0                                              $183
   314                        NAP                                           $0                                                $0
   315                        NAP                                           $0                                                $0
   316              Tax, Insurance,CapEx, TI/LC                             $0                                                $0
   317                        NAP                                           $0                                                $0
   318                        NAP                                           $0                                                $0
   319                        NAP                                           $0                                               $97
   320                        NAP                                           $0                                              $457
   321                        NAP                                           $0                                              $208
   322                        NAP                                           $0                                                $0
   323                        NAP                                           $0                                                $0
   324                        NAP                                           $0                                            $2,083
   325                        NAP                                           $0                                                $0
   326                        NAP                                           $0                                            $1,375
   327                        NAP                                           $0                                            $2,500
   328                       TI/LC                                          $0                                                $0
   329                       TILC                                           $0                                                $0
   330                        NAP                                           $0                                                $0
   331                       TI/LC                                          $0                                              $327

   332                        NAP                                           $0                                              $484
   332                        NAP                                           $0                                              $474
   333                 Tax, Insurance, TI/LC                                $0                                                $0
   334                        NAP                                           $0                                            $3,075
   335                        NAP                                           $0                                                $0
   336                   CapEx, TI/LC                                       $0                                                $0
   337                        NAP                                           $0                                                $0
   338                        NAP                                           $0                                              $433
   339                       TILC                                           $0                                                $0
   340                        NAP                                           $0                                              $269
   341                        NAP                                           $0                                                $0
   342                  Tax, Insurance                                      $0                                              $736
   343                        NAP                                           $0                                              $578
   344                 Tax, Insurance, TI/LC                                $0                                                $0
   345                        NAP                                           $0                                              $451
   346                  Tax, Insurance                                      $0                                                $0
   347                 Tax,CapEx, TI/LC                                     $0                                                $0
   348           Ta, Insurance, CapEx, TI/LC,Other                          $0                                                $0

   349                        NAP                                           $0                                              $375
   349                        NAP                                           $0                                              $157
   350                       CapEx                                          $0                                                $0
   351         Taxes, Insurance, CapEx, TI/LC, Other                        $0                                                $0
   352                        NAP                                           $0                                                $0
   353                        NAP                                           $0                                              $149
   354                  Tax, Insurance                                      $0                                              $588
   355                 Tax, TI/LC, Insurance                                $0                                                $0
   356                 Tax, Insurance, TI/LC                                $0                                                $0
   357                        NAP                                           $0                                              $611
   358                        NAP                                       $5,000                                                $0
   359                        NAP                                           $0                                              $637
   360                        NAP                                           $0                                              $447
   361                        NAP                                           $0                                            $1,458
   362                       TI/LC                                          $0                                                $0
   363                        NAP                                           $0                                            $1,101
   364                        NAP                                           $0                                                $0
   365                        NAP                                           $0                                              $848
   366                       TI/LC                                          $0                                                $0
   367                        NAP                                           $0                                              $750
   368                        NAP                                           $0                                              $217
   369                        NAP                                           $0                                                $0
   370                        NAP                                           $0                                                $0
   371                       TI/LC                                          $0                                            $1,110
   372                       TI/LC                                          $0                                               $79
   373                       TI/LC                                          $0                                              $304
   374                        NAP                                           $0                                              $578
   375                        NAP                                           $0                                              $681
   376                       Other                                          $0                                              $241
   377                   TI/LC, Other                                       $0                                               $59
   378                        NAP                                           $0                                              $300
   379                       CapEx                                          $0                                                $0
   380                        NAP                                           $0                                                $0
   381                        NAP                                           $0                                              $700
   382         Taxes, Insurance, CapEx, TI/LC, Other                        $0                                                $0
   383                       TI/LC                                          $0                                               $78
   384                       TI/LC                                          $0                                              $214
   385                  CapEx, TI/LC, Other                                 $0                                                $0
   386                        NAP                                      $15,600                                              $515
   387                       Other                                          $0                                               $75
   388                        NAP                                           $0                                                $0
   389                        NAP                                           $0                                              $280
   390                        NAP                                           $0                                              $537
   391                        NAP                                           $0                                              $229
   392                       TI/LC                                          $0                                                $0
   393                        NAP                                           $0                                              $362
   394                        NAP                                           $0                                              $273
   395                       TI/LC                                          $0                                              $509
   396                 Insurance, TI/LC                                     $0                                              $189
   397                   CapEx, TI/LC                                       $0                                                $0
   398                        NAP                                           $0                                              $144
   399                        NAP                                           $0                                              $289
   400                       TI/LC                                          $0                                              $340
   401                        NAP                                           $0                                               $81
   402             Tax, Insurnace, CapEx, TI/LC                             $0                                                $0
   403             Tax, Insurance, CapEx, Other                             $0                                                $0
   404                        NAP                                           $0                                              $100
   405                 Tax, Insurance, TI/LC                                $0                                                $0
   406                        NAP                                           $0                                              $834
   407                        NAP                                           $0                                              $408
   408                       Other                                          $0                                                $0
   409                        NAP                                           $0                                              $523
   410                Taxes, Insurance, CapEx                               $0                                                $0
   411                        NAP                                      $13,300                                            $1,108
   412                       TI/LC                                          $0                                               $88
   413              Tax, Insurance,CapEx, TI/LC                             $0                                                $0
   414                        NAP                                           $0                                              $562
   415                        NAP                                           $0                                                $0
   416                        NAP                                           $0                                                $0
   417                 Tax, Insurance, TI/LC                                $0                                                $0
   418                   Capex, TI/LC                                       $0                                                $0
   419                        NAP                                           $0                                              $390
   420                        NAP                                           $0                                              $210
   421                        NAP                                           $0                                              $313
   422                       Other                                          $0                                                $0
   423                       Other                                          $0                                                $0

TOTALS AND WEIGHTED AVERAGES:                                         $542,660                                          $505,350

MORTGAGE            CURRENT CAPITAL EXPENDITURE         INITIAL TI/LC ESCROW             MONTHLY TI/LC                CURRENT TI/LC
LOAN NO.                      ESCROW BALANCE(20)              REQUIREMENT(21)    ESCROW REQUIREMENT(22)           ESCROW BALANCE(23)
------------------------------------------------------------------------------------------------------------------------------------

    1                                        $0                   $2,812,160                        $0                           $0
    1                                        $0                   $2,227,401                        $0                           $0
    1                                        $0                   $2,094,501                        $0                           $0
    1                                        $0                   $1,893,025                        $0                           $0
    1                                        $0                   $1,596,392                        $0                           $0
    1                                        $0                   $1,066,920                        $0                           $0
    1                                        $0                     $991,432                        $0                           $0
    1                                        $0                     $984,256                        $0                           $0
    1                                        $0                     $806,968                        $0                           $0
    1                                        $0                     $744,239                        $0                           $0
    1                                        $0                     $563,495                        $0                           $0
    1                                        $0                     $492,261                        $0                           $0
    1                                        $0                     $467,807                        $0                           $0
    1                                        $0                     $454,517                        $0                           $0
    1                                        $0                     $399,763                        $0                           $0
    1                                        $0                     $337,565                        $0                           $0
    1                                        $0                     $267,394                        $0                           $0
    1                                        $0                           $0                        $0                           $0
    1                                        $0                           $0                        $0                           $0
    1                                        $0                           $0                        $0                           $0

    2                                        $0                   $3,338,565                        $0                   $3,338,565
    2                                        $0                   $4,529,754                        $0                   $4,529,754

    3                                  $449,716                           $0                        $0                           $0
    3                                  $368,462                           $0                        $0                           $0
    3                                  $266,271                           $0                        $0                           $0
    3                                  $234,064                           $0                        $0                           $0
    3                                  $178,130                           $0                        $0                           $0
    3                                  $156,493                           $0                        $0                           $0
    3                                  $144,124                           $0                        $0                           $0
    3                                  $135,597                           $0                        $0                           $0
    3                                  $130,514                           $0                        $0                           $0
    3                                   $96,846                           $0                        $0                           $0
    3                                   $65,036                           $0                        $0                           $0

    4                                  $387,400                           $0                        $0                           $0
    4                                  $371,947                           $0                        $0                           $0
    4                                  $279,227                           $0                        $0                           $0
    4                                  $259,510                           $0                        $0                           $0
    4                                  $243,524                           $0                        $0                           $0
    4                                  $227,005                           $0                        $0                           $0
    4                                  $182,758                           $0                        $0                           $0
    4                                  $182,243                           $0                        $0                           $0
    4                                  $176,915                           $0                        $0                           $0
    4                                  $175,786                           $0                        $0                           $0
    4                                  $163,060                           $0                        $0                           $0
    4                                  $160,689                           $0                        $0                           $0
    4                                  $159,330                           $0                        $0                           $0
    4                                  $152,417                           $0                        $0                           $0
    4                                  $137,845                           $0                        $0                           $0
    4                                  $136,416                           $0                        $0                           $0
    4                                  $135,883                           $0                        $0                           $0
    4                                  $130,554                           $0                        $0                           $0
    4                                  $120,430                           $0                        $0                           $0
    4                                  $108,707                           $0                        $0                           $0
    4                                  $108,150                           $0                        $0                           $0
    4                                  $103,911                           $0                        $0                           $0
    4                                   $93,786                           $0                        $0                           $0
    4                                   $85,260                           $0                        $0                           $0
    4                                   $83,129                           $0                        $0                           $0
    4                                   $82,063                           $0                        $0                           $0
    4                                   $78,333                           $0                        $0                           $0
    4                                   $70,872                           $0                        $0                           $0
    4                                   $67,142                           $0                        $0                           $0
    4                                   $67,142                           $0                        $0                           $0
    4                                   $61,814                           $0                        $0                           $0
    4                                   $54,886                           $0                        $0                           $0
    4                                   $53,288                           $0                        $0                           $0
    4                                   $33,038                           $0                        $0                           $0
    4                                   $22,914                           $0                        $0                           $0
    4                                   $21,315                           $0                        $0                           $0
    4                                   $21,315                           $0                        $0                           $0
    5                                        $0                           $0                        $0                           $0

    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    6                                        $0                           $0                        $0                           $0
    7                                        $0                   $5,414,276                        $0                           $0
    8                                        $0                           $0                        $0                           $0
    9                                        $0                           $0                        $0                           $0

   10                                    $7,905                           $0                        $0                     $260,000
   10                                    $7,601                           $0                        $0                     $250,000
   10                                    $7,601                           $0                        $0                     $250,000
   10                                    $7,297                           $0                        $0                     $240,000
   11                                        $0                           $0                        $0                           $0
   12                                    $1,663                           $0                    $1,663                       $6,705
   13                                    $6,033                           $0                        $0                           $0
   14                                    $2,800                           $0                   $36,349                           $0

   15                                   $29,191                           $0                        $0                           $0
   15                                   $10,947                           $0                        $0                           $0
   15                                    $9,122                           $0                        $0                           $0
   16                                        $0                 $300,000 LOC                        $0                           $0
   17                                    $3,378                           $0                        $0                           $0
   18                                        $0                           $0                        $0                           $0
   19                                   $21,519                           $0                   $19,563                      $58,689
   20                                        $0                           $0                        $0                           $0
   21                                        $0                     $450,000                        $0                     $450,000
   22                                        $0                           $0                        $0                           $0
   23                                   $15,533                   $2,500,000                        $0                   $2,508,473
   24                                    $1,919                           $0                        $0                           $0
   25                                        $0                   375000(LOC)                  $18,751                           $0
   26                                    $2,088                           $0                    $7,657                       $7,657

   27                                    $1,947                           $0                    $4,750                       $9,501
   27                                      $508                           $0                    $1,240                       $2,481
   27                                      $437                           $0                    $1,066                       $2,132
   27                                      $299                     $264,753                      $730                       $1,460
   27                                      $178                           $0                      $434                         $869
   27                                      $105                           $0                      $257                         $514
   27                                       $98                           $0                      $240                         $480
   27                                       $98                           $0                      $238                         $476
   28                                        $0                           $0                        $0                           $0
   29                                        $0                           $0                        $0                           $0

   30                                        $0                           $0                        $0                           $0
   30                                        $0                           $0                        $0                           $0
   31                                  $218,979                           $0                        $0                           $0
   32                                    $3,835                           $0                    $8,657                           $0

   33                                    $1,530                           $0                        $0                           $0
   33                                    $1,445                           $0                        $0                           $0
   33                                    $1,020                           $0                        $0                           $0
   33                                    $1,020                           $0                        $0                           $0
   33                                      $680                           $0                        $0                           $0
   33                                      $510                           $0                        $0                           $0
   33                                      $510                           $0                        $0                           $0
   33                                      $425                           $0                        $0                           $0
   33                                      $425                           $0                        $0                           $0
   33                                      $255                           $0                        $0                           $0
   33                                      $255                           $0                        $0                           $0
   33                                      $255                           $0                        $0                           $0
   33                                      $170                           $0                        $0                           $0
   34                                        $0                           $0                        $0                           $0
   35                                   $16,514                     $428,769                        $0                           $0
   36                                        $0                           $0                        $0                           $0
   37                                        $0                           $0                        $0                           $0
   38                                        $0                           $0                        $0                           $0
   39                                        $0                           $0                    $6,250                           $0
   40                                        $0                           $0                        $0                           $0
   41                                        $0                           $0                        $0                           $0
   42                                        $0                           $0                        $0                           $0
   43                                        $0                           $0                        $0                           $0
   44                                    $8,315                           $0                        $0                           $0
   45                                        $0                           $0                        $0                           $0
   46                                        $0                           $0                        $0                           $0
   47                                    $6,300                           $0                        $0                           $0

   48                                      $648                           $0                    $2,045                       $2,045
   48                                      $626                           $0                    $1,977                       $1,977
   48                                      $432                           $0                    $1,363                       $1,363
   48                                      $394                           $0                    $1,244                       $1,244
   48                                      $200                           $0                      $631                         $631
   48                                      $173                           $0                      $545                         $545
   49                                    $1,034                     $424,600                        $0                           $0
   50                                        $0                           $0                        $0                           $0
   51                                        $0                           $0                    $8,521                           $0
   52                                    $2,401                   $4,000,000                        $0                   $4,000,274
   53                                        $0                     $350,000                        $0                     $350,000
   54                                        $0                           $0                        $0                           $0
   55                                    $1,315                           $0                        $0                           $0
   56                                        $0                           $0                        $0                           $0
   57                                  $165,758                   $1,011,639                        $0                   $1,014,093
   58                                        $0                           $0                        $0                           $0
   59                                        $0                           $0                        $0                           $0
   60                                        $0                           $0                        $0                           $0
   61                                        $0                           $0                        $0                           $0
   62                                        $0                           $0                        $0                           $0
   63                                        $0                           $0                    $7,137                           $0
   64                                        $0                           $0                        $0                           $0
   65                                        $0                           $0                        $0                           $0
   66                                        $0                           $0                        $0                           $0
   67                                        $0                           $0                        $0                           $0
   68                                   $16,532                           $0                        $0                           $0
   69                                        $0                           $0                        $0                           $0
   70                                        $0                           $0                        $0                           $0

   71                                    $1,495                           $0                        $0                           $0
   72                                    $1,610                           $0                        $0                           $0
   72                                    $1,277                           $0                        $0                           $0
   73                                        $0                           $0                        $0                           $0
   74                                    $2,285                           $0                    $5,712                      $11,424
   75                                    $3,781                     $500,000                        $0                     $500,034
   76                                        $0                           $0                        $0                           $0
   77                                        $0                           $0                        $0                           $0
   78                                   $18,000                           $0                        $0                           $0
   79                                        $0                           $0                    $4,948                           $0
   80                                        $0                           $0                        $0                           $0
   81                               $6,331 (LOC)               $135,000 (LOC)                       $0                $135,000 (LOC)
   82                                        $0                           $0                        $0                           $0

   83                                   $11,635                           $0                        $0                           $0
   83                                    $2,361                           $0                        $0                           $0
   84                                        $0                           $0                        $0                           $0
   85                                    $6,200                           $0                        $0                           $0
   86                                    $3,869                     $250,000                    $4,837                           $0
   87                                        $0                           $0                        $0                           $0
   88                                        $0                           $0                        $0                           $0
   89                                    $5,867                           $0                        $0                           $0
   90                                    $4,400                           $0                        $0                           $0
   91                                      $813                           $0                    $7,391                       $7,391
   92                                    $8,751                       $5,080                    $5,080                      $20,345
   93                                        $0                           $0                        $0                           $0
   94                                        $0                           $0                        $0                           $0
   95                                    $3,782                           $0                        $0                           $0
   96                                        $0                           $0                        $0                           $0
   97                                    $1,139                           $0                        $0                           $0

   98                                    $9,185                           $0                        $0                       $1,505
   98                                    $3,527                           $0                        $0                         $578
   98                                    $2,094                           $0                        $0                         $343
   98                                    $2,057                           $0                      $458                         $337
   98                                      $500                           $0                      $111                          $82
   99                                        $0                           $0                    $4,167                           $0
   100                                   $2,927                      $33,313                        $0                           $0
   101                                       $0                           $0                        $0                           $0
   102                                   $1,566                     $750,000                        $0                     $750,253
   103                                       $0                           $0                        $0                           $0
   104                                   $2,249                           $0                    $1,667                       $5,006
   105                                       $0                      $94,249                        $0                      $94,249
   106                                       $0                           $0                        $0                           $0
   107                                       $0                           $0                   $20,796                      $41,603
   108                                       $0                           $0                        $0                           $0

   109                                     $506                           $0                    $1,796                       $3,595
   110                                     $346                      $27,000                    $1,298                      $29,644
   111                                     $244                      $14,000                    $1,130                      $16,286
   112                                       $0                           $0                        $0                           $0
   113                                       $0                           $0                        $0                           $0
   114                                       $0                           $0                        $0                           $0
   115                                       $0                           $0                        $0                           $0
   116                                       $0                           $0                    $4,251                           $0
   117                                   $2,998                     $500,000                        $0                     $501,750
   118                                     $496                           $0                        $0                           $0
   119                                       $0                     $100,000                        $0                     $100,019
   120                                       $0                           $0                        $0                           $0
   121                                       $0                           $0                        $0                           $0
   122                                       $0                           $0                        $0                           $0
   123                                     $983                           $0                        $0                           $0
   124                                     $986                           $0                    $4,928                       $4,928
   125                                 $600,778                     $250,000                   $10,514                     $250,324
   126                                   $1,619                           $0                    $2,000                           $0

   127                                   $5,372                           $0                        $0                           $0
   128                                   $4,117                           $0                        $0                           $0
   129                                   $2,458                           $0                        $0                           $0
   130                                   $7,673                           $0                        $0                           $0
   131                                     $519                           $0                        $0                           $0
   132                                   $3,782                           $0                        $0                           $0
   133                                     $155                           $0                    $1,874                       $1,874
   134                                  $32,000                           $0                    $3,453                     $150,000
   135                                       $0                           $0                        $0                           $0
   136                                       $0                           $0                    $1,360                           $0
   137                                       $0                           $0                        $0                           $0
   138                                   $3,788                LOC ($120,000)                       $0                      $10,118
   139                                  $22,500                           $0                        $0                           $0
   140                                   $2,359                           $0                    $5,000                       $5,183
   141                                 $500,402                           $0                        $0                           $0
   142                                       $0                     $149,804                    $1,609                           $0
   143                                   $2,928                           $0                        $0                           $0
   144                                       $0                      $65,000                    $1,750                      $66,750

   145                                   $1,756                           $0                        $0                           $0
   146                                     $952                           $0                        $0                           $0
   147                                       $0                           $0                        $0                           $0
   148                                   $1,005                           $0                        $0                       $2,499

   149                                       $0                           $0                        $0                           $0
   149                                       $0                           $0                        $0                           $0
   149                                       $0                           $0                        $0                           $0
   149                                       $0                           $0                        $0                           $0

   150                                       $0                           $0                    $4,090                           $0
   150                                       $0                           $0                    $2,820                           $0
   151                                   $5,375                           $0                        $0                           $0
   152                                   $1,109                           $0                    $1,891                       $1,891
   153                                       $0                           $0                        $0                           $0
   154                                       $0                           $0                        $0                           $0
   155                                       $0                $160,000 (LOC)                       $0                           $0
   156                                   $1,395                     $200,000                        $0                     $200,166
   157                                       $0                           $0                        $0                           $0

   158                                       $0                           $0                        $0                           $0
   158                                       $0                           $0                        $0                           $0
   159                                       $0                           $0                        $0                           $0
   160                                   $3,538                           $0                    $4,179                       $8,358
   161                                       $0                           $0                        $0                           $0
   162                                   $7,000                           $0                        $0                           $0
   163                                       $0                           $0                      $702                           $0
   164                                   $4,063                           $0                        $0                           $0
   165                                       $0                           $0                        $0                           $0

   166                                  $25,704                           $0                      $352                         $352
   166                                  $26,798                           $0                      $367                         $367
   166                                  $29,861                           $0                      $409                         $409
   167                                       $0                           $0                        $0                           $0
   168                                       $0                           $0                        $0                           $0
   169                                     $913                           $0                        $0                           $0

   170                                       $0                           $0                        $0                           $0
   171                                       $0                           $0                        $0                           $0
   172                                     $408                           $0                    $1,905                       $1,905
   173                                       $0                           $0                    $3,037                           $0

   174                                       $0                           $0                        $0                           $0
   175                                       $0                           $0                        $0                           $0
   176                                     $587                $142,000 (LOC)                   $3,565                           $0
   177                                   $1,729                           $0                        $0                           $0
   178                                       $0                           $0                        $0                           $0
   179                                       $0                           $0                    $4,074                      $16,295
   180                                       $0                  $50,000 LOC                        $0                  $50,000 LOC
   181                                       $0                           $0                    $4,525                           $0
   182                                       $0                           $0                        $0                           $0
   183                                       $0                      $50,000                        $0                      $50,000

   184                                     $139                           $0                        $0                           $0
   185                                     $265                           $0                    $1,679                       $1,679

   186                                       $0                           $0                        $0                           $0
   186                                       $0                           $0                        $0                           $0
   187                                       $0                           $0                        $0                           $0
   188                                       $0                           $0                        $0                           $0

   189                                       $0                           $0                        $0                           $0
   189                                       $0                           $0                        $0                           $0
   190                                       $0                           $0                        $0                           $0
   191                                       $0                           $0                        $0                           $0
   192                                   $2,020                     $130,000                        $0                     $130,000
   193                                       $0                           $0                        $0                           $0
   194                                   $5,505                           $0                    $2,729                      $10,917
   195                                   $1,920                           $0                    $1,683                       $5,050
   196                                       $0                           $0                        $0                           $0
   197                                     $229                           $0                        $0                           $0
   198                                     $746                     $200,000                    $6,667                     $200,175
   199                                       $0                           $0                        $0                           $0
   200                                   $1,407                     $200,000                        $0                     $200,143
   201                                       $0                           $0                        $0                           $0
   202                                       $0                           $0                        $0                           $0
   203                                       $0                      $18,397                    $2,026                           $0
   204                                       $0                           $0                        $0                           $0
   205                                     $608                           $0                        $0                           $0
   206                                       $0                           $0                        $0                           $0
   207                                       $0                           $0                        $0                           $0
   208                                       $0                           $0                    $2,778                       $2,779
   209                                       $0                           $0                    $4,754                           $0
   210                                       $0                           $0                        $0                           $0
   211                                       $0                           $0                        $0                           $0
   212                                       $0                           $0                        $0                           $0
   213                                       $0                           $0                    $2,516                       $7,547
   214                                       $0                           $0                        $0                           $0
   215                                       $0                           $0                        $0                           $0
   216                                   $1,543                           $0                        $0                           $0
   217                                     $350                           $0                        $0                           $0
   218                                  $10,959                           $0                        $0                           $0
   219                                  $11,171                           $0                        $0                           $0
   220                                   $1,435                           $0                    $1,707                       $5,121
   221                                   $3,000                           $0                        $0                           $0
   222                                       $0                           $0                        $0                           $0
   223                                       $0                           $0                        $0                           $0
   224                                       $0                           $0                    $1,264                       $2,528
   225                                       $0                           $0                        $0                           $0
   226                                       $0                           $0                        $0                           $0
   227                                       $0                           $0                        $0                           $0
   228                                   $3,910                           $0                    $1,300                      $19,500
   229                                       $0                           $0                        $0                           $0
   230                                       $0                           $0                        $0                           $0
   231                                   $5,592                           $0                        $0                           $0
   232                                       $0                           $0                        $0                           $0
   233                                       $0                           $0                        $0                           $0
   234                                   $8,536                           $0                        $0                           $0

   235                                       $0                           $0                        $0                           $0
   235                                       $0                           $0                        $0                           $0
   236                                       $0                           $0                        $0                           $0
   237                                   $2,386                     $225,000                    $2,972                       $8,917
   238                                       $0                           $0                      $956                           $0
   239                                   $7,050                           $0                        $0                           $0
   240                                       $0                           $0                        $0                           $0

   241                                  $17,400                           $0                        $0                           $0
   241                                   $5,400                           $0                        $0                           $0
   241                                   $3,600                           $0                        $0                           $0
   241                                   $3,600                           $0                        $0                           $0
   242                                     $684                           $0                    $1,063                       $3,188
   243                                       $0                           $0                        $0                           $0
   244                                     $550                           $0                        $0                           $0
   245                                       $0                           $0                      $500                       $1,500
   246                                       $0                           $0                    $2,500                       $7,503
   247                                       $0                           $0                    $3,549                           $0
   248                                       $0                           $0                        $0                           $0
   249                                       $0                           $0                        $0                           $0
   250                                   $5,552                           $0                        $0                           $0
   251                                   $4,316                           $0                        $0                           $0
   252                                       $0                           $0                        $0                           $0
   253                                   $9,366                           $0                        $0                           $0
   254                                  $14,457                           $0                        $0                           $0
   255                                   $3,418                           $0                        $0                           $0
   256                                  $21,665                           $0                        $0                           $0
   257                                       $0                           $0                        $0                           $0
   258                                       $0                           $0                        $0                           $0
   259                                     $300                           $0                      $965                         $965

   260                                   $1,226                           $0                        $0                           $0
   260                                     $965                           $0                        $0                           $0
   261                                       $0                     $150,000                    $1,673                     $153,347
   262                                       $0                           $0                        $0                           $0
   263                                 $104,369                           $0                        $0                           $0
   264                                       $0                           $0                        $0                           $0
   265                                       $0                           $0                        $0                           $0
   266                                       $0                      $85,000                    $1,826                      $85,000
   267                                   $2,338                           $0                        $0                           $0
   268                                     $201                           $0                      $999                         $999
   269                                   $4,457                           $0                        $0                           $0
   270                                     $724                           $0                    $1,809                       $3,618
   271                                       $0                           $0                        $0                           $0
   272                                       $0                           $0                        $0                           $0
   273                                       $0                           $0                        $0                           $0
   274                                       $0                           $0                        $0                           $0
   275                                     $868                           $0                    $1,462                       $1,462
   276                                     $630                           $0                    $1,889                       $3,779
   277                                   $1,087                           $0                        $0                           $0
   278                                       $0                           $0                        $0                           $0
   279                                       $0                           $0                        $0                           $0
   280                                       $0                           $0                    $1,309                       $2,618
   281                                   $7,667                           $0                        $0                           $0
   282                                 $150,337                     $150,000                        $0                     $150,337
   283                                       $0                $299,000 (LOC)                   $1,342                       $4,025
   284                                       $0                           $0                        $0                           $0
   285                                       $0                           $0                        $0                           $0
   286                                       $0                           $0                        $0                           $0
   287                                     $690                      $30,000                        $0                      $30,000
   288                                   $2,688                           $0                        $0                           $0
   289                                     $204                           $0                    $1,054                       $1,054
   290                                       $0                           $0                    $1,362                           $0
   291                                       $0                           $0                      $772                       $1,545
   292                                  $50,000                           $0                        $0                           $0
   293                                       $0                           $0                        $0                           $0
   294                                       $0                           $0                        $0                           $0
   295                                       $0                           $0                        $0                           $0
   296                                       $0                           $0                        $0                           $0
   297                                     $690                           $0                        $0                           $0
   298                                       $0                           $0                        $0                       $2,000
   299                                       $0                           $0                    $2,310                           $0
   300                                       $0                           $0                        $0                           $0
   301                                       $0                           $0                        $0                           $0
   302                                       $0                           $0                        $0                           $0
   303                                       $0                           $0                        $0                           $0
   304                                       $0                           $0                        $0                           $0
   305                                       $0                           $0                        $0                           $0
   306                                       $0                           $0                        $0                           $0
   307                                       $0                           $0                        $0                           $0
   308                                       $0                           $0                        $0                           $0
   309                                     $419                           $0                    $1,370                       $1,372
   310                                       $0                           $0                        $0                           $0
   311                                       $0                           $0                        $0                           $0
   312                                       $0                           $0                        $0                           $0
   313                                     $549                           $0                      $913                       $2,740
   314                                       $0                           $0                        $0                           $0
   315                                       $0                           $0                    $1,000                           $0
   316                                       $0                           $0                        $0                           $0
   317                                       $0                           $0                        $0                           $0
   318                                       $0                           $0                        $0                           $0
   319                                      $97                           $0                      $482                         $482
   320                                       $0                      $75,000                    $1,343                      $75,000
   321                                     $624                           $0                      $700                       $2,099
   322                                       $0                           $0                        $0                           $0
   323                                       $0                           $0                        $0                           $0
   324                                   $2,083                           $0                        $0                           $0
   325                                       $0                     $100,000                        $0                     $100,087
   326                                   $2,750                           $0                        $0                           $0
   327                                   $7,500                           $0                        $0                           $0
   328                                       $0                           $0                        $0                           $0
   329                                       $0                           $0                        $0                           $0
   330                                       $0                           $0                        $0                           $0
   331                                       $0                           $0                        $0                           $0

   332                                       $0                           $0                        $0                           $0
   332                                       $0                           $0                        $0                           $0
   333                                       $0                           $0                        $0                           $0
   334                                   $6,150                           $0                        $0                           $0
   335                                       $0                           $0                        $0                           $0
   336                                       $0                           $0                        $0                           $0
   337                                       $0                           $0                        $0                           $0
   338                                     $433                           $0                        $0                           $0
   339                                       $0                           $0                        $0                           $0
   340                                   $1,074                           $0                    $1,132                       $4,526
   341                                       $0                           $0                        $0                           $0
   342                                       $0                           $0                        $0                           $0
   343                                   $1,733                           $0                        $0                           $0
   344                                       $0                           $0                        $0                           $0
   345                                     $903                           $0                        $0                           $0
   346                                       $0                           $0                        $0                           $0
   347                                       $0                           $0                        $0                           $0
   348                                       $0                           $0                        $0                           $0

   349                                       $0                           $0                        $0                           $0
   349                                       $0                           $0                        $0                           $0
   350                                       $0                           $0                      $575                         $575
   351                                       $0                           $0                        $0                           $0
   352                                       $0                           $0                      $577                       $1,731
   353                                     $297                           $0                      $596                       $1,193
   354                                   $2,350                           $0                        $0                           $0
   355                                       $0                           $0                        $0                           $0
   356                                       $0                           $0                        $0                           $0
   357                                   $1,833                           $0                      $817                       $2,451
   358                                   $5,000                      $20,000                        $0                      $20,000
   359                                       $0                           $0                        $0                           $0
   360                                       $0                     $300,000                    $1,259                           $0
   361                                   $5,833                           $0                        $0                           $0
   362                                       $0                           $0                        $0                           $0
   363                                   $3,304                           $0                        $0                           $0
   364                                       $0                           $0                        $0                           $0
   365                                     $848                           $0                        $0                           $0
   366                                       $0                           $0                        $0                           $0
   367                                   $2,250                           $0                        $0                           $0
   368                                     $217                           $0                      $257                         $257
   369                                       $0                           $0                      $850                      $15,449
   370                                       $0                           $0                        $0                           $0
   371                                   $1,110                           $0                        $0                           $0
   372                                       $0                      $21,000                      $575                      $21,000
   373                                     $609                           $0                        $0                           $0
   374                                   $3,468                           $0                        $0                           $0
   375                                   $2,042                           $0                    $1,439                       $4,316
   376                                       $0                           $0                    $1,306                           $0
   377                                      $59                           $0                        $0                         $326
   378                                       $0                           $0                        $0                           $0
   379                                       $0                           $0                        $0                           $0
   380                                       $0                           $0                        $0                           $0
   381                                   $7,700                           $0                        $0                           $0
   382                                       $0                           $0                        $0                           $0
   383                                     $155                           $0                        $0                           $0
   384                                     $642                           $0                    $1,137                       $3,411
   385                                       $0                           $0                        $0                           $0
   386                                  $16,115                     $285,000                        $0                     $285,000
   387                                     $150                           $0                      $364                         $727
   388                                       $0                           $0                        $0                           $0
   389                                       $0                      $50,000                    $1,036                           $0
   390                                       $0                           $0                        $0                           $0
   391                                     $229                           $0                        $0                           $0
   392                                       $0                           $0                        $0                           $0
   393                                     $362                           $0                        $0                           $0
   394                                     $273                           $0                        $0                           $0
   395                                     $509                           $0                    $1,088                       $1,088
   396                                     $567                           $0                        $0                           $0
   397                                       $0                           $0                        $0                           $0
   398                                     $144                           $0                      $619                         $619
   399                                     $578                  $60,000 LOC                        $0                           $0
   400                                     $680                           $0                        $0                           $0
   401                                     $244                           $0                      $353                       $1,060
   402                                       $0                           $0                        $0                           $0
   403                                       $0                           $0                        $0                           $0
   404                                       $0                           $0                      $354                           $0
   405                                       $0                           $0                        $0                           $0
   406                                     $834                           $0                        $0                           $0
   407                                   $1,225                           $0                        $0                           $0
   408                                       $0                           $0                        $0                           $0
   409                                   $1,045                           $0                        $0                           $0
   410                                       $0                           $0                        $0                           $0
   411                                   $4,433                           $0                        $0                           $0
   412                                     $175                           $0                        $0                           $0
   413                                       $0                           $0                        $0                           $0
   414                                     $562                           $0                        $0                           $0
   415                                       $0                           $0                        $0                           $0
   416                                       $0                           $0                      $833                           $0
   417                                       $0                           $0                        $0                           $0
   418                                       $0                           $0                        $0                           $0
   419                                     $780                           $0                        $0                           $0
   420                                       $0                           $0                        $0                           $0
   421                                     $625                           $0                        $0                           $0
   422                                       $0                           $0                        $0                           $0
   423                                       $0                           $0                        $0                           $0

TOTALS AND WEIGHTED AVERAGES:        $9,812,156                  $47,590,294                  $339,742                  $21,738,589

 MORTGAGE                ENVIRONMENTAL                   INTEREST
 LOAN NO.                  INSURANCE                  ACCRUAL METHOD            SEASONING(24)
----------------------------------------------------------------------------------------------

                                                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
     1                        No                        Actual/360                   0
                                                        Actual/360                   1
     2                        No                        Actual/360                   1
     2                        No                        Actual/360                   1
                                                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
     3                        No                        Actual/360                   0
                                                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     4                        No                        Actual/360                   1
     5                        No                          30/360                     1
                                                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     6                        No                        Actual/360                   1
     7                        No                        Actual/360                   0
     8                        Yes                       Actual/360                   4
     9                        No                        Actual/360                   1
                                                        Actual/360                   5
    10                        No                        Actual/360                   5
    10                        No                        Actual/360                   5
    10                        No                        Actual/360                   5
    10                        No                        Actual/360                   5
    11                        No                        Actual/360                   0
    12                        No                        Actual/360                   0
    13                        No                        Actual/360                   2
    14                        No                        Actual/360                   0
                                                        Actual/360                   4
    15                        No                        Actual/360                   4
    15                        No                        Actual/360                   4
    15                        No                        Actual/360                   4
    16                        No                        Actual/360                   2
    17                        No                        Actual/360                   1
    18                        No                        Actual/360                   1
    19                        No                        Actual/360                   3
    20                        No                        Actual/360                   1
    21                        No                        Actual/360                   2
    22                        No                        Actual/360                   0
    23                        No                        Actual/360                   2
    24                        No                        Actual/360                   1
    25                        No                        Actual/360                   3
    26                        No                        Actual/360                   1
                                                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    27                        No                        Actual/360                   2
    28                        No                        Actual/360                   3
    29                        No                        Actual/360                   1
                                                        Actual/360                   2
    30                        No                        Actual/360                   2
    30                        No                        Actual/360                   2
    31                        No                        Actual/360                   2
    32                        No                        Actual/360                   2
                                                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    33                        No                        Actual/360                   3
    34                        No                        Actual/360                   1
    35                        No                        Actual/360                   4
    36                        No                        Actual/360                   4
    37                        No                        Actual/360                   2
    38                        No                        Actual/360                   0
    39                        No                        Actual/360                   0
    40                        No                        Actual/360                   1
    41                        No                        Actual/360                   2
    42                        No                          30/360                     2
    43                        No                        Actual/360                   1
    44                        No                        Actual/360                   1
    45                        No                        Actual/360                   1
    46                        No                        Actual/360                   1
    47                        No                        Actual/360                   2
                                                        Actual/360                   1
    48                        No                        Actual/360                   1
    48                        No                        Actual/360                   1
    48                        No                        Actual/360                   1
    48                        No                        Actual/360                   1
    48                        No                        Actual/360                   1
    48                        No                        Actual/360                   1
    49                        No                        Actual/360                   1
    50                        No                        Actual/360                   0
    51                        No                        Actual/360                   1
    52                        No                        Actual/360                   3
    53                        No                        Actual/360                   2
    54                        No                          30/360                     0
    55                        No                        Actual/360                   1
    56                        No                        Actual/360                   1
    57                        No                        Actual/360                   3
    58                        No                        Actual/360                   1
    59                        No                        Actual/360                   1
    60                        No                        Actual/360                   1
    61                        No                        Actual/360                   3
    62                        No                        Actual/360                   2
    63                        No                        Actual/360                   2
    64                        No                        Actual/360                   1
    65                        No                        Actual/360                   1
    66                        No                        Actual/360                   0
    67                        No                        Actual/360                   1
    68                        No                        Actual/360                   5
    69                        No                        Actual/360                   0
    70                        No                        Actual/360                   0
                                                        Actual/360                   2
    71                        No                        Actual/360                   2
    72                        No                        Actual/360                   2
    72                        No                        Actual/360                   2
    73                        No                        Actual/360                   0
    74                        No                        Actual/360                   2
    75                        No                        Actual/360                   3
    76                        No                        Actual/360                   0
    77                        No                        Actual/360                   2
    78                        No                        Actual/360                   2
    79                        No                        Actual/360                   0
    80                        No                        Actual/360                   1
    81                        No                        Actual/360                   1
    82                        No                        Actual/360                   1
                                                        Actual/360                   2
    83                        No                        Actual/360                   2
    83                        No                        Actual/360                   2
    84                        No                        Actual/360                   1
    85                        No                        Actual/360                   2
    86                        No                        Actual/360                   3
    87                        No                        Actual/360                   3
    88                        No                        Actual/360                   0
    89                        No                        Actual/360                   2
    90                        No                        Actual/360                   3
    91                        No                        Actual/360                   3
    92                        No                        Actual/360                   5
    93                        No                        Actual/360                   3
    94                        No                        Actual/360                   3
    95                        No                        Actual/360                   3
    96                        No                        Actual/360                   1
    97                        No                        Actual/360                   1
                                                        Actual/360                   5
    98                        No                        Actual/360                   5
    98                        No                        Actual/360                   5
    98                        No                        Actual/360                   5
    98                        No                        Actual/360                   5
    98                        No                        Actual/360                   5
    99                        No                        Actual/360                   0
    100                       No                        Actual/360                   2
    101                       No                        Actual/360                   0
    102                       No                        Actual/360                   2
    103                       No                        Actual/360                   2
    104                       No                        Actual/360                   4
    105                       No                        Actual/360                   2
    106                       No                        Actual/360                   1
    107                       No                        Actual/360                   2
    108                       No                        Actual/360                   1
                                                        Actual/360                   3
    109                       No                        Actual/360                   3
    110                       No                        Actual/360                   3
    111                       No                        Actual/360                   3
    112                       No                        Actual/360                   3
    113                       No                        Actual/360                   0
    114                       No                        Actual/360                   1
    115                       No                        Actual/360                   1
    116                       No                        Actual/360                   1
    117                       No                        Actual/360                   2
    118                       No                        Actual/360                   1
    119                       No                        Actual/360                   0
    120                       No                        Actual/360                   1
    121                       No                        Actual/360                   1
    122                       No                        Actual/360                   0
    123                       No                        Actual/360                   2
    124                       No                        Actual/360                   1
    125                       No                        Actual/360                   2
    126                       No                        Actual/360                   1
                                                        Actual/360                   5
    127                       No                        Actual/360                   5
    128                       No                        Actual/360                   5
    129                       No                        Actual/360                   1
    130                       No                        Actual/360                   1
    131                       No                        Actual/360                   1
    132                       No                        Actual/360                   3
    133                       No                        Actual/360                   1
    134                       No                        Actual/360                   3
    135                       No                        Actual/360                   2
    136                       No                        Actual/360                   1
    137                       No                        Actual/360                   2
    138                       No                        Actual/360                   3
    139                       No                        Actual/360                   2
    140                       No                        Actual/360                   2
    141                       No                        Actual/360                   1
    142                       No                        Actual/360                   2
    143                       No                        Actual/360                   2
    144                       No                        Actual/360                   2
                                                        Actual/360                   2
    145                       No                        Actual/360                   2
    146                       No                        Actual/360                   2
    147                       No                        Actual/360                   1
    148                       No                        Actual/360                   1
                                                        Actual/360                   2
    149                       No                        Actual/360                   2
    149                       No                        Actual/360                   2
    149                       No                        Actual/360                   2
    149                       No                        Actual/360                   2
                                                        Actual/360                   3
    150                       No                        Actual/360                   3
    150                       No                        Actual/360                   3
    151                       No                        Actual/360                   1
    152                       No                        Actual/360                   1
    153                       No                        Actual/360                   1
    154                       No                        Actual/360                   2
    155                       No                        Actual/360                   1
    156                       No                        Actual/360                   1
    157                       No                        Actual/360                   2
                                                        Actual/360                   2
    158                       No                        Actual/360                   2
    158                       No                        Actual/360                   2
    159                       No                        Actual/360                   1
    160                       No                        Actual/360                   2
    161                       No                        Actual/360                   0
    162                       No                        Actual/360                   3
    163                       No                        Actual/360                   0
    164                       No                        Actual/360                   3
    165                       No                        Actual/360                   3
                                                        Actual/360                   2
    166                       No                        Actual/360                   2
    166                       No                        Actual/360                   2
    166                       No                        Actual/360                   2
    167                       No                        Actual/360                   0
    168                       No                        Actual/360                   2
    169                       No                        Actual/360                   1
                                                        Actual/360                   1
    170                       No                        Actual/360                   1
    171                       No                        Actual/360                   0
    172                       No                        Actual/360                   1
    173                       No                        Actual/360                   4
                                                        Actual/360                   3
    174                       No                        Actual/360                   3
    175                       No                        Actual/360                   3
    176                       No                        Actual/360                   1
    177                       No                        Actual/360                   2
    178                       No                        Actual/360                   3
    179                       No                        Actual/360                   4
    180                       No                        Actual/360                   0
    181                       No                        Actual/360                   1
    182                       No                        Actual/360                   2
    183                       No                        Actual/360                   1
                                                        Actual/360                   3
    184                       No                        Actual/360                   3
    185                       No                        Actual/360                   3
                                                        Actual/360                   0
    186                       No                        Actual/360                   0
    186                       No                        Actual/360                   0
    187                       No                        Actual/360                   1
    188                       No                        Actual/360                   2
                                                        Actual/360                   1
    189                       No                        Actual/360                   1
    189                       No                        Actual/360                   1
    190                       No                        Actual/360                   2
    191                       No                        Actual/360                   3
    192                       No                        Actual/360                   2
    193                       No                        Actual/360                   1
    194                       No                        Actual/360                   4
    195                       No                        Actual/360                   3
    196                       No                        Actual/360                   1
    197                   Yes - Group                   Actual/360                   2
    198                       No                        Actual/360                   2
    199                       No                        Actual/360                   4
    200                   Yes - Group                   Actual/360                   2
    201                       No                        Actual/360                   4
    202                       No                        Actual/360                   2
    203                       No                        Actual/360                   0
    204                       No                        Actual/360                   2
    205                       No                        Actual/360                   2
    206                       No                        Actual/360                   1
    207                       No                        Actual/360                   0
    208                       No                        Actual/360                   1
    209                   Yes - Group                   Actual/360                   1
    210                       No                        Actual/360                   2
    211                       No                        Actual/360                   0
    212                       No                        Actual/360                   2
    213                       No                        Actual/360                   3
    214                       No                        Actual/360                   1
    215                       No                        Actual/360                   0
    216                   Yes - Group                   Actual/360                   2
    217                       No                        Actual/360                   1
    218                       No                        Actual/360                   5
    219                       No                        Actual/360                   6
    220                       No                        Actual/360                   3
    221                       No                        Actual/360                   2
    222                       No                        Actual/360                   0
    223                       No                        Actual/360                   2
    224                       No                        Actual/360                   2
    225                       No                        Actual/360                   1
    226                       No                        Actual/360                   1
    227                       No                        Actual/360                   3
    228                       No                        Actual/360                   16
    229                   Yes - Group                   Actual/360                   2
    230                       No                        Actual/360                   1
    231                       No                        Actual/360                   1
    232                       No                        Actual/360                   2
    233                       No                        Actual/360                   0
    234                       No                        Actual/360                   6
                                                        Actual/360                   4
    235                       No                        Actual/360                   4
    235                       No                        Actual/360                   4
    236                       No                        Actual/360                   1
    237                       No                        Actual/360                   3
    238                       No                        Actual/360                   3
    239                       No                        Actual/360                   4
    240                       No                        Actual/360                   0
                                                        Actual/360                   0
    241                       No                        Actual/360                   0
    241                       No                        Actual/360                   0
    241                       No                        Actual/360                   0
    241                       No                        Actual/360                   0
    242                       No                        Actual/360                   3
    243                       No                        Actual/360                   1
    244                       No                        Actual/360                   2
    245                       No                        Actual/360                   5
    246                       No                        Actual/360                   5
    247                       No                        Actual/360                   1
    248                       No                        Actual/360                   1
    249                       No                        Actual/360                   1
    250                       No                        Actual/360                   1
    251                       No                        Actual/360                   3
    252                   Yes - Group                   Actual/360                   3
    253                       No                        Actual/360                   4
    254                       No                        Actual/360                   5
    255                       No                        Actual/360                   2
    256                       No                        Actual/360                   9
    257                   Yes - Group                   Actual/360                   3
    258                       No                        Actual/360                   7
    259                       No                        Actual/360                   0
                                                        Actual/360                   2
    260                       No                        Actual/360                   2
    260                       No                        Actual/360                   2
    261                       No                        Actual/360                   2
    262                       No                        Actual/360                   0
    263                       No                        Actual/360                   1
    264                       No                        Actual/360                   2
    265                       No                        Actual/360                   4
    266                       No                        Actual/360                   3
    267                       No                        Actual/360                   3
    268                       No                        Actual/360                   1
    269                       No                        Actual/360                   1
    270                       No                        Actual/360                   2
    271                       No                        Actual/360                   0
    272                       No                        Actual/360                   5
    273                   Yes - Group                   Actual/360                   1
    274                   Yes - Group                   Actual/360                   1
    275                   Yes - Group                   Actual/360                   2
    276                       No                        Actual/360                   2
    277                   Yes - Group                   Actual/360                   2
    278                       No                        Actual/360                   2
    279                       No                        Actual/360                   2
    280                   Yes - Group                   Actual/360                   3
    281                       No                        Actual/360                   4
    282                   Yes - Group                   Actual/360                   4
    283                       No                        Actual/360                   3
    284                       No                        Actual/360                   2
    285                       No                        Actual/360                   1
    286                   Yes - Group                   Actual/360                   2
    287                       No                        Actual/360                   2
    288                       No                        Actual/360                   3
    289                   Yes - Group                   Actual/360                   2
    290                   Yes - Group                   Actual/360                   1
    291                   Yes - Group                   Actual/360                   3
    292                   Yes - Group                   Actual/360                   1
    293                       No                        Actual/360                   1
    294                   Yes - Group                   Actual/360                   4
    295                   Yes - Group                   Actual/360                   1
    296                   Yes - Group                   Actual/360                   3
    297                       No                        Actual/360                   1
    298                       No                        Actual/360                   1
    299                       No                        Actual/360                   2
    300                   Yes - Group                   Actual/360                   0
    301                       No                        Actual/360                   2
    302                       No                        Actual/360                   2
    303                       No                        Actual/360                   0
    304                   Yes - Group                   Actual/360                   3
    305                   Yes - Group                   Actual/360                   3
    306                       No                        Actual/360                   4
    307                       No                        Actual/360                   2
    308                       No                        Actual/360                   0
    309                       No                        Actual/360                   1
    310                       No                        Actual/360                   1
    311                       No                        Actual/360                   3
    312                   Yes - Group                   Actual/360                   4
    313                       No                        Actual/360                   3
    314                       No                        Actual/360                   2
    315                       No                        Actual/360                   1
    316                   Yes - Group                   Actual/360                   2
    317                   Yes - Group                   Actual/360                   3
    318                   Yes - Group                   Actual/360                   1
    319                       No                        Actual/360                   1
    320                       No                        Actual/360                   0
    321                       No                        Actual/360                   3
    322                   Yes - Group                   Actual/360                   1
    323                       No                        Actual/360                   1
    324                   Yes - Group                   Actual/360                   2
    325                   Yes - Group                   Actual/360                   2
    326                       No                        Actual/360                   2
    327                   Yes - Group                   Actual/360                   4
    328                       No                        Actual/360                   1
    329                       No                        Actual/360                   1
    330                   Yes - Group                   Actual/360                   4
    331                   Yes - Group                   Actual/360                   1
                                                        Actual/360                   1
    332                   Yes - Group                   Actual/360                   1
    332                   Yes - Group                   Actual/360                   1
    333                       No                        Actual/360                   1
    334                       No                        Actual/360                   4
    335                   Yes - Group                   Actual/360                   1
    336                       No                        Actual/360                   2
    337                       No                        Actual/360                   2
    338                   Yes - Group                   Actual/360                   2
    339                       No                        Actual/360                   3
    340                       No                        Actual/360                   4
    341                       No                        Actual/360                   3
    342                       No                        Actual/360                   0
    343                       No                        Actual/360                   3
    344                   Yes - Group                   Actual/360                   3
    345                       No                        Actual/360                   2
    346                   Yes - Group                   Actual/360                   4
    347                   Yes - Group                   Actual/360                   0
    348                       No                        Actual/360                   0
                                                        Actual/360                   0
    349                       No                        Actual/360                   0
    349                       No                        Actual/360                   0
    350                       No                        Actual/360                   1
    351                       No                        Actual/360                   1
    352                       No                        Actual/360                   4
    353                       No                        Actual/360                   2
    354                       No                        Actual/360                   4
    355                   Yes - Group                   Actual/360                   2
    356                   Yes - Group                   Actual/360                   3
    357                       No                        Actual/360                   3
    358                       No                        Actual/360                   5
    359                       No                        Actual/360                   2
    360                       No                        Actual/360                   3
    361                       No                        Actual/360                   4
    362                       No                        Actual/360                   1
    363                       No                        Actual/360                   3
    364                   Yes - Group                   Actual/360                   2
    365                       No                        Actual/360                   1
    366                   Yes - Group                   Actual/360                   2
    367                       No                        Actual/360                   3
    368                       No                        Actual/360                   1
    369                       No                        Actual/360                   29
    370                   Yes - Group                   Actual/360                   2
    371                       No                        Actual/360                   1
    372                       No                        Actual/360                   1
    373                       No                        Actual/360                   2
    374                       No                        Actual/360                   6
    375                       No                        Actual/360                   3
    376                       No                        Actual/360                   1
    377                       No                        Actual/360                   1
    378                   Yes - Group                   Actual/360                   1
    379                       No                        Actual/360                   3
    380                       No                        Actual/360                   3
    381                       No                        Actual/360                   11
    382                       No                        Actual/360                   1
    383                   Yes - Group                   Actual/360                   3
    384                   Yes - Group                   Actual/360                   3
    385                       No                        Actual/360                   2
    386                       No                        Actual/360                   2
    387                       No                        Actual/360                   2
    388                       No                        Actual/360                   1
    389                       No                        Actual/360                   0
    390                       No                        Actual/360                   1
    391                       No                        Actual/360                   1
    392                   Yes - Group                   Actual/360                   1
    393                       No                        Actual/360                   1
    394                       No                        Actual/360                   1
    395                   Yes - Group                   Actual/360                   2
    396                       No                        Actual/360                   5
    397                       No                        Actual/360                   2
    398                       No                        Actual/360                   1
    399                       No                        Actual/360                   2
    400                   Yes - Group                   Actual/360                   3
    401                       No                        Actual/360                   3
    402                       No                        Actual/360                   4
    403                   Yes - Group                   Actual/360                   2
    404                       No                        Actual/360                   1
    405                   Yes - Group                   Actual/360                   0
    406                   Yes - Group                   Actual/360                   2
    407                       No                        Actual/360                   3
    408                Yes - Individual                 Actual/360                   0
    409                       No                        Actual/360                   2
    410                       No                        Actual/360                   4
    411                       No                        Actual/360                   4
    412                       No                        Actual/360                   2
    413                   Yes - Group                   Actual/360                   2
    414                   Yes - Group                   Actual/360                   2
    415                       No                        Actual/360                   1
    416                   Yes - Group                   Actual/360                   1
    417                   Yes - Group                   Actual/360                   1
    418                   Yes - Group                   Actual/360                   2
    419                       No                        Actual/360                   2
    420                       No                        Actual/360                   2
    421                       No                        Actual/360                   2
    422                Yes - Individual                 Actual/360                   1
    423                Yes - Individual                 Actual/360                   3

TOTALS AND WEIGHTED AVERAGES:                                                        1

--------------------------------------------------------------------------------------------------------------------------------
                                                             PREPAYMENT CODE(25)
              ------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.       LO      DEF       DEF/YM1       DEF/YM      YM2      YM1       YM      5%      4%      3%      2%      1%    OPEN
--------------------------------------------------------------------------------------------------------------------------------

                                      29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
    1                                 29                             24                                                       7
               25       31                                                                                                    4
    2          25       31                                                                                                    4
    2          25       31                                                                                                    4
                                                   94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
    3                                              94                         24                                              2
               25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    4          25       33                                                                                                    2
    5          24                     91                              1                                                       4
               26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    6          26       10            77                                                                                      7
    7          24       89                                                                                                    7
    8          28                     90                                                                                      2
    9                                              88                         25                                              7
               29       94                                                                                                    4
   10          29       94                                                                                                    4
   10          29       94                                                                                                    4
   10          29       94                                                                                                    4
   10          29       94                                                                                                    4
   11          24       92                                                                                                    4
   12          24       89                                                                                                    7
   13          23                                                    61                                                      36
   14          24       93                                                                                                    3
               28       90                                                                                                    2
   15          28       90                                                                                                    2
   15          28       90                                                                                                    2
   15          28       90                                                                                                    2
   16          26                                                    90                                                       4
   17          25       92                                                                                                    3
   18          26       88                                                                                                    6
   19          27       89                                                                                                    4
   20          25       92                                                                                                    3
   21                                                                57                                                       3
   22          24       89                                                                                                    7
   23          26       91                                                                                                    3
   24          25       92                                                                                                    3
   25          27       90                                                                                                    3
   26          25       92                                                                                                    3
               26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   27          26       91                                                                                                    3
   28          27       89                                                                                                    3
   29          25       88                                                                                                    7
               26       90                                                                                                    4
   30          26       90                                                                                                    4
   30          26       90                                                                                                    4
   31          27       91                                                                                                    2
   32          26       90                                                                                                    4
               27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   33          27       90                                                                                                    3
   34          60                                                    56                                                       4
   35          28       89                                                                                                    3
   36                                                                71                                                      13
   37          26       91                                                                                                    3
   38          24       89                                                                                                    7
   39          25       92                                                                                                    3
   40          25       92                                                                                                    3
   41          26       91                                                                                                    3
   42          26                                                    34                                                      24
   43          25       92                                                                                                    3
   44          26       58                                                                                                   36
   45          25       88                                                                                                    7
   46          35                     81                                                                                      4
   47          26       91                                                                                                    3
               25       92                                                                                                    3
   48          25       92                                                                                                    3
   48          25       92                                                                                                    3
   48          25       92                                                                                                    3
   48          25       92                                                                                                    3
   48          25       92                                                                                                    3
   48          25       92                                                                                                    3
   49          25       91                                                                                                    4
   50          24       94                                                                                                    2
   51          25       91                                                                                                    4
   52          27       27                                                                                                    6
   53                                                                57                                                       3
   54          24                     92                                                                                      4
   55          25       92                                                                                                    3
   56          25       93                                                                                                    2
   57          23                                                                                     12      12      11      2
   58          26       91                                                                                                    3
   59          26       92                                                                                                    2
   60          25       91                                                                                                    4
   61          27       90                                                                                                    3
   62          26       87                                                                                                    7
   63          26       91                                                                                                    3
   64          25       91                                                                                                    4
   65          25       88                                                                                                    7
   66          24                     94                                                                                      2
   67                                                               118                                                       2
   68          29       87                                                                                                    4
   69          24       35                                                                                                   61
   70          24       93                                                                                                    3
               26       91                                                                                                    3
   71          26       91                                                                                                    3
   72          26       91                                                                                                    3
   72          26       91                                                                                                    3
   73          24       89                                                                                                    7
   74          26       91                                                                                                    3
   75          27       27                                                                                                    6
   76          24       89                                                                                                    7
   77          24                                                    84                                                      12
   78          26       91                                                                                                    3
   79          24       93                                                                                                    3
   80          25       92                                                                                                    3
   81          25       91                                                                                                    4
   82          25       93                                                                                                    2
               26       91                                                                                                    3
   83          26       91                                                                                                    3
   83          26       91                                                                                                    3
   84          25       93                                                                                                    2
   85          26       91                                                                                                    3
   86          27       89                                                                                                    4
   87          27       54                                                                                                    3
   88          24       59                                                                                                   37
   89          26       91                                                                                                    3
   90          27       90                                                                                                    3
   91          27       89                                                                                                    4
   92          29       87                                                                                                    4
   93          27                     29                                                                                      4
   94          27       90                                                                                                    3
   95          27       90                                                                                                    3
   96                                                               116                                                       4
   97          25       92                                                                                                    3
               29       88                                                                                                    3
   98          29       88                                                                                                    3
   98          29       88                                                                                                    3
   98          29       88                                                                                                    3
   98          29       88                                                                                                    3
   98          29       88                                                                                                    3
   99          24       92                                                                                                    4
   100         26                                                    92                                                       2
   101         24       47                                                                                                   25
   102         26       92                                                                                                    2
   103         26                     30                                                                                      4
   104         29                                                    89                                                       2
   105         26       21                                                                                                   13
   106         25       92                                                                                                    3
   107         27       90                                                                                                    3
   108         25       88                                                                                                    7
               28                                                    90                                                       2
   109         28                                                    90                                                       2
   110         28                                                    90                                                       2
   111         28                                                    90                                                       2
   112         23                                                    94                                                       3
   113         35       83                                                                                                    2
   114         26       92                                                                                                    2
   115         25       92                                                                                                    3
   116         25       92                                                                                                    3
   117         35       18                                                                                                    7
   118         25       92                                                                                                    3
   119         25                                                    93                                                       2
   120         25       93                                                                                                    2
   121         25       91                                                                                                    4
   122         25       92                                                                                                    3
   123         26       91                                                                                                    3
   124         25       92                                                                                                    3
   125         23                                                    95                                                       2
   126         25       91                                                                                                    4
               29       88                                                                                                    3
   127         29       88                                                                                                    3
   128         29       88                                                                                                    3
   129         25       92                                                                                                    3
   130         25       92                                                                                                    3
   131         25       92                                                                                                    3
   132         27       90                                                                                                    3
   133         25       83                                                                                                   12
   134         27       90                                                                                                    3
   135         26       91                                                                                                    3
   136         25       91                                                                                                    4
   137         26       91                                                                                                    3
   138         27       90                                                                                                    3
   139         27       91                                                                                                    2
   140         27       91                                                                                                    2
   141         25       93                                                                                                    2
   142         26       91                                                                                                    3
   143         26       91                                                                                                    3
   144         26       92                                                                                                    2
               26       91                                                                                                    3
   145         26       91                                                                                                    3
   146         26       91                                                                                                    3
   147         35       81                                                                                                    4
   148         25       92                                                                                                    3
               26       91                                                                                                    3
   149         26       91                                                                                                    3
   149         26       91                                                                                                    3
   149         26       91                                                                                                    3
   149         26       91                                                                                                    3
               27       89                                                                                                    4
   150         27       89                                                                                                    4
   150         27       89                                                                                                    4
   151         25       91                                                                                                    4
   152         25       92                                                                                                    3
   153         34       82                                                                                                    4
   154         23                                                    94                                                       3
   155         25       92                                                                                                    3
   156         23                                                    95                                                       2
   157         26       91                                                                                                    3
               26       91                                                                                                    3
   158         26       91                                                                                                    3
   158         26       91                                                                                                    3
   159         35       81                                                                                                    4
   160         26       91                                                                                                    3
   161         25       93                                                                                                    2
   162         27       90                                                                                                    3
   163         24       94                                                                                                    2
   164         27       90                                                                                                    3
   165         27       90                                                                                                    3
               47                                                    71                                                       2
   166         47                                                    71                                                       2
   166         47                                                    71                                                       2
   166         47                                                    71                                                       2
   167         24       59                                                                                                   37
   168         11                                                   106                                                       3
   169         23                                                    94                                                       3
               25       91                                                                                                    4
   170         25       91                                                                                                    4
   171         24       92                                                                                                    4
   172         25       92                                                                                                    3
   173         28       89                                                                                                    3
               27       90                                                                                                    3
   174         27       90                                                                                                    3
   175         27       90                                                                                                    3
   176         26       91                                                                                                    3
   177         26       91                                                                                                    3
   178         27       90                                                                                                    3
   179         28       86                                                                                                    6
   180         24       92                                                                                                    4
   181         25       92                                                                                                    3
   182         26       92                                                                                                    2
   183         25       92                                                                                                    3
               27       89                                                                                                    4
   184         27       89                                                                                                    4
   185         27       89                                                                                                    4
               35       81                                                                                                    4
   186         35       81                                                                                                    4
   186         35       81                                                                                                    4
   187         25       89                                                                                                    6
   188         26       91                                                                                                    3
               25       92                                                                                                    3
   189         25       92                                                                                                    3
   189         25       92                                                                                                    3
   190         26       91                                                                                                    3
   191         27       90                                                                                                    3
   192         26       90                                                                                                    4
   193         25       91                                                                                                    4
   194         23                                                    94                                                       3
   195         27       90                                                                                                    3
   196         25       92                                                                                                    3
   197         35       83                                                                                                    2
   198         27       90                                                                                                    3
   199                                                              116                                                       4
   200         35       83                                                                                                    2
   201         28       89                                                                                                    3
   202         26       31                                                                                                    3
   203         23       93                                                                                                    4
   204         26       91                                                                                                    3
   205         35       81                                                                                                    4
   206         25       93                                                                                                    2
   207         24       21                                                                                                    3
   208         26       92                                                                                                    2
   209         35       81                                                                                                    4
   210         26       91                                                                                                    3
   211         24       93                                                                                                    3
   212         26       91                                                                                                    3
   213         27                                                    54                                                       3
   214         25                                                    93                                                       2
   215         24       92                                                                                                    4
   216         35                     81                                                                                      4
   217         25       92                                                                                                    3
   218         29       87                                                                                                    4
   219         30       86                                                                                                    4
   220         27       87                                                                                                    6
   221         26       91                                                                                                    3
   222         24       92                                                                                                    4
   223         26       91                                                                                                    3
   224         26       91                                                                                                    3
   225         35                                                    82                                                       3
   226                                                              117                                                       3
   227         27       90                                                                                                    3
   228         40       76                                                                                                    4
   229         35       81                                                                                                    4
   230         25                                                    93                                                       2
   231         25       92                                                                                                    3
   232         26                                                    92                                                       2
   233         24                                                    92                                                       4
   234         30       86                                                                                                    4
               35       81                                                                                                    4
   235         35       81                                                                                                    4
   235         35       81                                                                                                    4
   236         35                                                    81                                                       4
   237         35                                                    82                                                       3
   238         27       90                                                                                                    3
   239         28       88                                                                                                    4
   240         24       93                                                                                                    3
               25       93                                                                                                    2
   241         25       93                                                                                                    2
   241         25       93                                                                                                    2
   241         25       93                                                                                                    2
   241         25       93                                                                                                    2
   242         27       90                                                                                                    3
   243         25                                                    93                                                       2
   244         26       90                                                                                                    4
   245         29       87                                                                                                    4
   246         29                                                    87                                                       4
   247         25       92                                                                                                    3
   248         26       91                                                                                                    3
   249         25       91                                                                                                    4
   250         23                                                    95                                                       2
   251         27       91                                                                                                    2
   252         35                     45                                                                                      4
   253         28       88                                                                                                    4
   254         29       87                                                                                                    4
   255         26       91                                                                                                    3
   256         33       83                                                                                                    4
   257         35                     81                                                                                      4
   258         31       86                                                                                                    3
   259         24       93                                                                                                    3
               26       91                                                                                                    3
   260         26       91                                                                                                    3
   260         26       91                                                                                                    3
   261         23                                                    94                                                       3
   262         23       93                                                                                                    4
   263         26       90                                                                                                    4
   264         26       91                                                                                                    3
   265         28       89                                                                                                    3
   266         28       90                                                                                                    2
   267         27       90                                                                                                    3
   268         25       92                                                                                                    3
   269         25       92                                                                                                    3
   270         26       91                                                                                                    3
   271         25       32                                                                                                    3
   272         29                     87                                                                                      4
   273         35       81                                                                                                    4
   274         35       81                                                                                                    4
   275         35                     81                                                                                      4
   276         26       91                                                                                                    3
   277         35       81                                                                                                    4
   278         26                     91                                                                                      3
   279         26                                                    92                                                       2
   280         27       89                                                                                                    4
   281         28       88                                                                                                    4
   282         35                     21                                                                                      4
   283         27       90                                                                                                    3
   284         26       90                                                                                                    4
   285         25       92                                                                                                    3
   286         35                     45                                                                                      4
   287         26       91                                                                                                    3
   288         27       90                                                                                                    3
   289         35       81                                                                                                    4
   290         35       21                                                                                                    4
   291         35       81                                                                                                    4
   292         25       91                                                                                                    4
   293                                                              117                                                       3
   294         35       81                                                                                                    4
   295         35       81                                                                                                    4
   296         35                     45                                                                                      4
   297         25       92                                                                                                    3
   298         26       91                                                                                                    3
   299         26       90                                                                                                    4
   300         35                     81                                                                                      4
   301         27       89                                                                                                    4
   302         23                                                    94                                                       3
   303         25       93                                                                                                    2
   304         35                     81                                                                                      4
   305         35                     45                                                                                      4
   306         35                     81                                                                                      4
   307         26       91                                                                                                    3
   308         24                                                    94                                                       2
   309         25       92                                                                                                    3
   310         25       91                                                                                                    4
   311         27       90                                                                                                    3
   312         35                     81                                                                                      4
   313         35                                                    82                                                       3
   314         11                                                   106                                                       3
   315         25                                                    93                                                       2
   316         35       81                                                                                                    4
   317         35                     45                                                                                      4
   318         35                     81                                                                                      4
   319         25       92                                                                                                    3
   320         24       93                                                                                                    3
   321         27       90                                                                                                    3
   322         35                     81                                                                                      4
   323                                                               58                                                       2
   324         35       81                                                                                                    4
   325         35                     81                                                                                      4
   326         35                                                    82                                                       3
   327         35       23                                                                                                    2
   328         25                                                    93                                                       2
   329         25                                                    93                                                       2
   330         35                     81                                                                                      4
   331         35       83                                                                                                    2
               35                                                    83                                                       2
   332         35                                                    83                                                       2
   332         35                                                    83                                                       2
   333         35       81                                                                                                    4
   334         28       88                                                                                                    4
   335         35       77                                                                                                    8
   336         26       91                                                                                                    3
   337                                                              118                                                       2
   338         35       81                                                                                                    4
   339         27                                                    53                                                       4
   340         28       89                                                                                                    3
   341         27                                                    55                                                       2
   342         24       92                                                                                                    4
   343         27       90                                                                                                    3
   344         35                     81                                                                                      4
   345         26       91                                                                                                    3
   346         35                     81                                                                                      4
   347         35       83                                                                                                    2
   348         35                                                    82                                                       3
               35       81                                                                                                    4
   349         35       81                                                                                                    4
   349         35       81                                                                                                    4
   350         25       92                                                                                                    3
   351         35                                                    82                                                       3
   352         35                     81                                                                                      4
   353         26       91                                                                                                    3
   354         28                                                    31               12      12      12      12      10      3
   355         35                     81                                                                                      4
   356         35       81                                                                                                    4
   357         27       90                                                                                                    3
   358         29       88                                                                                                    3
   359         14                                                   103                                                       3
   360         35                                                    82                                                       3
   361         28       89                                                                                                    3
   362         25       90                                                                                                    5
   363         27       90                                                                                                    3
   364         35                     81                                                                                      4
   365         25       92                                                                                                    3
   366         35                     81                                                                                      4
   367         27       90                                                                                                    3
   368         25       92                                                                                                    3
   369         35                      3                             18                                                       4
   370         35                     81                                                                                      4
   371         25       92                                                                                                    3
   372         35       81                                                                                                    4
   373         26       91                                                                                                    3
   374         30       87                                                                                                    3
   375         27       90                                                                                                    3
   376         25       92                                                                                                    3
   377         25       92                                                                                                    3
   378         35       21                                                                                                    4
   379         27       54                                                                                                    3
   380         27                                                    55                                                       2
   381         35       82                                                                                                    3
   382         25       92                                                                                                    3
   383         35       81                                                                                                    4
   384         35       81                                                                                                    4
   385         26       91                                                                                                    3
   386         35                     81                                                                                      4
   387         26       91                                                                                                    3
   388         35       81                                                                                                    4
   389         24       93                                                                                                    3
   390         25       92                                                                                                    3
   391         25       89                                                                                                    6
   392         35                     81                                                                                      4
   393         25       89                                                                                                    6
   394         25       92                                                                                                    3
   395         26       90                                                                                                    4
   396         29       87                                                                                                    4
   397         26       91                                                                                                    3
   398         25       92                                                                                                    3
   399         35                                                    82                                                       3
   400         35       81                                                                                                    4
   401         27       90                                                                                                    3
   402         28       89                                                                                                    3
   403         35       83                                                                                                    2
   404         25       92                                                                                                    3
   405         35                     81                                                                                      4
   406         35       81                                                                                                    4
   407         35                                                    82                                                       3
   408         35       21                                                                                                    4
   409         26       91                                                                                                    3
   410         28       89                                                                                                    3
   411         28       89                                                                                                    3
   412         26       91                                                                                                    3
   413         35       81                                                                                                    4
   414         35       81                                                                                                    4
   415         25                                                    93                                                       2
   416         35       81                                                                                                    4
   417         35                     81                                                                                      4
   418         35                     78                                                                                      7
   419         26       31                                                                                                    3
   420         26       91                                                                                                    3
   421         35                                                    82                                                       3
   422         35       81                                                                                                    4
   423         35       81                                                                                                    4

TOTALS AND WEIGHTED AVERAGES:

 MORTGAGE                           YM             ADMINISTRATIVE
 LOAN NO.                   FORMULA(26)             COST RATE (27)
------------------------------------------------------------------

                                   A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
     1                             A                        2.026
                                                            2.026
     2                                                      2.026
     2                                                      2.026
                                   B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
     3                             B                        3.026
                                                            2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     4                                                      2.026
     5                             C                        3.026
                                   D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     6                             D                        2.026
     7                                                      2.026
     8                             E                        2.026
     9                             F                        3.026
                                                            2.026
    10                                                      2.026
    10                                                      2.026
    10                                                      2.026
    10                                                      2.026
    11                                                      2.026
    12                                                      2.026
    13                             G                        2.026
    14                                                      2.026
                                                            3.026
    15                                                      3.026
    15                                                      3.026
    15                                                      3.026
    16                             H                        2.026
    17                                                      2.026
    18                                                      2.026
    19                                                      2.026
    20                                                      2.026
    21                             I                        3.026
    22                                                      2.026
    23                                                      2.026
    24                                                      2.026
    25                                                      2.026
    26                                                      7.026
                                                            6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    27                                                      6.026
    28                                                      2.026
    29                                                      2.026
                                                            2.026
    30                                                      2.026
    30                                                      2.026
    31                                                      2.026
    32                                                      6.026
                                                            2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    33                                                      2.026
    34                             I                        3.026
    35                                                      2.026
    36                             I                        3.026
    37                                                      2.026
    38                                                      2.026
    39                                                      2.026
    40                                                      2.026
    41                                                      2.026
    42                             M                       12.026
    43                                                      2.026
    44                                                      2.026
    45                                                      2.026
    46                             J                        3.026
    47                                                      2.026
                                                            2.026
    48                                                      2.026
    48                                                      2.026
    48                                                      2.026
    48                                                      2.026
    48                                                      2.026
    48                                                      2.026
    49                                                      2.026
    50                                                      3.026
    51                                                      2.026
    52                                                      7.026
    53                             I                        3.026
    54                             C                        3.026
    55                                                      2.026
    56                                                      3.026
    57                                                      2.026
    58                                                      2.026
    59                                                      2.026
    60                                                      3.026
    61                                                      2.026
    62                                                      3.026
    63                                                      2.026
    64                                                      2.026
    65                                                      2.026
    66                             I                        3.026
    67                             I                        3.026
    68                                                      2.026
    69                                                      2.026
    70                                                      2.026
                                                            2.026
    71                                                      2.026
    72                                                      2.026
    72                                                      2.026
    73                                                      2.026
    74                                                      2.026
    75                                                      7.026
    76                                                      2.026
    77                             K                        2.026
    78                                                      2.026
    79                                                      2.026
    80                                                      2.026
    81                                                      2.026
    82                                                      3.026
                                                           10.026
    83                                                     10.026
    83                                                     10.026
    84                                                      3.026
    85                                                      2.026
    86                                                      2.026
    87                                                      2.026
    88                                                      2.026
    89                                                      2.026
    90                                                      7.026
    91                                                      2.026
    92                                                      2.026
    93                             J                        3.026
    94                                                      2.026
    95                                                      7.026
    96                             I                        3.026
    97                                                      2.026
                                                            2.026
    98                                                      2.026
    98                                                      2.026
    98                                                      2.026
    98                                                      2.026
    98                                                      2.026
    99                                                     12.026
    100                            J                        3.026
    101                                                     2.026
    102                                                     3.026
    103                            J                        3.026
    104                            L                        2.026
    105                                                     3.026
    106                                                     2.026
    107                                                     2.026
    108                                                     2.026
                                   L                        7.026
    109                            L                        7.026
    110                            L                        7.026
    111                            L                        7.026
    112                            M                        2.026
    113                                                     3.026
    114                                                     7.026
    115                                                     2.026
    116                                                     8.026
    117                                                     3.026
    118                                                     2.026
    119                            L                        7.026
    120                                                     3.026
    121                                                     3.026
    122                                                     2.026
    123                                                     2.026
    124                                                     2.026
    125                            L                        7.026
    126                                                     7.026
                                                            2.026
    127                                                     2.026
    128                                                     2.026
    129                                                     2.026
    130                                                     6.026
    131                                                     2.026
    132                                                     7.026
    133                                                     2.026
    134                                                     7.026
    135                                                     2.026
    136                                                     2.026
    137                                                     2.026
    138                                                     2.026
    139                                                     2.026
    140                                                     5.026
    141                                                     3.026
    142                                                     2.026
    143                                                     2.026
    144                                                     3.026
                                                            2.026
    145                                                     2.026
    146                                                     2.026
    147                                                     3.026
    148                                                     7.026
                                                           10.026
    149                                                    10.026
    149                                                    10.026
    149                                                    10.026
    149                                                    10.026
                                                            2.026
    150                                                     2.026
    150                                                     2.026
    151                                                     2.026
    152                                                     2.026
    153                                                     2.026
    154                            M                        2.026
    155                                                     7.026
    156                            L                        2.026
    157                                                     2.026
                                                            2.026
    158                                                     2.026
    158                                                     2.026
    159                                                     3.026
    160                                                     2.026
    161                                                     2.026
    162                                                     2.026
    163                                                     3.026
    164                                                     2.026
    165                                                    10.026
                                   L                        7.026
    166                            L                        7.026
    166                            L                        7.026
    166                            L                        7.026
    167                                                     2.026
    168                            K                        2.026
    169                            K                        2.026
                                                            2.026
    170                                                     2.026
    171                                                     2.026
    172                                                     2.026
    173                                                     2.026
                                                            7.026
    174                                                     7.026
    175                                                     7.026
    176                                                     2.026
    177                                                     2.026
    178                                                     2.026
    179                                                     7.026
    180                                                     2.026
    181                                                     2.026
    182                                                     2.026
    183                                                     7.026
                                                            2.026
    184                                                     2.026
    185                                                     2.026
                                                            3.026
    186                                                     3.026
    186                                                     3.026
    187                                                     7.026
    188                                                    10.026
                                                            2.026
    189                                                     2.026
    189                                                     2.026
    190                                                    10.026
    191                                                     2.026
    192                                                     2.026
    193                                                     2.026
    194                            K                        2.026
    195                                                     7.026
    196                                                     2.026
    197                                                     3.026
    198                                                     7.026
    199                            N                        2.026
    200                                                     8.026
    201                                                     2.026
    202                                                     2.026
    203                                                     7.026
    204                                                     2.026
    205                                                     3.026
    206                                                     3.026
    207                                                    12.026
    208                                                     7.026
    209                                                     3.026
    210                                                     2.026
    211                                                     2.026
    212                                                     2.026
    213                            M                        2.026
    214                            P                        3.026
    215                                                     2.026
    216                            J                        3.026
    217                                                     2.026
    218                                                     2.026
    219                                                     2.026
    220                                                     2.026
    221                                                     2.026
    222                                                     2.026
    223                                                     2.026
    224                                                     2.026
    225                            K                        2.026
    226                            P                        3.026
    227                                                     2.026
    228                                                     3.026
    229                                                     3.026
    230                            P                        3.026
    231                                                     2.026
    232                            P                        3.026
    233                            P                        3.026
    234                                                     2.026
                                                            4.026
    235                                                     4.026
    235                                                     4.026
    236                            J                        3.026
    237                            K                        7.026
    238                                                     2.026
    239                                                     2.026
    240                                                     2.026
                                                            2.026
    241                                                     2.026
    241                                                     2.026
    241                                                     2.026
    241                                                     2.026
    242                                                     2.026
    243                            P                        3.026
    244                                                     2.026
    245                                                     2.026
    246                            O                        2.026
    247                                                     2.026
    248                                                     2.026
    249                                                     2.026
    250                            L                        2.026
    251                                                     2.026
    252                            J                        3.026
    253                                                     2.026
    254                                                     2.026
    255                                                     2.026
    256                                                     2.026
    257                            J                        8.026
    258                                                    12.026
    259                                                     8.026
                                                            2.026
    260                                                     2.026
    260                                                     2.026
    261                            K                        2.026
    262                                                     7.026
    263                                                     7.026
    264                                                    10.026
    265                                                     2.026
    266                                                     2.026
    267                                                     2.026
    268                                                     2.026
    269                                                     2.026
    270                                                     2.026
    271                                                     2.026
    272                            Q                        2.026
    273                                                     3.026
    274                                                     3.026
    275                            J                        3.026
    276                                                     2.026
    277                                                     3.026
    278                            K                        2.026
    279                            P                        3.026
    280                                                     3.026
    281                                                     2.026
    282                            J                        3.026
    283                                                     2.026
    284                                                     2.026
    285                                                     2.026
    286                            J                        3.026
    287                                                    10.026
    288                                                     2.026
    289                                                     3.026
    290                                                     5.526
    291                                                     3.026
    292                                                     3.026
    293                            P                        3.026
    294                                                     8.026
    295                                                     8.026
    296                            J                        3.026
    297                                                     2.026
    298                                                     7.026
    299                                                     2.026
    300                            J                        8.026
    301                                                     2.026
    302                            K                        2.026
    303                                                     2.026
    304                            J                        9.026
    305                            J                        3.026
    306                            J                        5.026
    307                                                     2.026
    308                            P                        3.026
    309                                                     2.026
    310                                                     2.026
    311                                                     2.026
    312                            J                        6.026
    313                            K                        2.026
    314                            K                        2.026
    315                            P                        3.026
    316                                                     4.026
    317                            J                        3.026
    318                            J                        8.026
    319                                                     2.026
    320                                                     2.026
    321                                                     2.026
    322                            J                        4.026
    323                            P                        3.026
    324                                                     3.026
    325                            J                        8.026
    326                            K                       12.026
    327                                                     3.026
    328                            P                        3.026
    329                            P                        3.026
    330                            J                        6.026
    331                                                     3.026
                                   J                        4.026
    332                            J                        4.026
    332                            J                        4.026
    333                                                     4.026
    334                                                     2.026
    335                                                     5.026
    336                                                     2.026
    337                            P                        3.026
    338                                                     3.026
    339                            P                        3.026
    340                                                     2.026
    341                            P                        3.026
    342                                                     2.026
    343                                                     2.026
    344                            J                       13.026
    345                                                     2.026
    346                            J                        8.026
    347                                                     4.026
    348                            K                       10.026
                                                            8.026
    349                                                     8.026
    349                                                     8.026
    350                                                     7.026
    351                            K                       10.026
    352                            J                        3.026
    353                                                     8.026
    354                            R                        2.026
    355                            J                        8.026
    356                                                     6.026
    357                                                     8.026
    358                                                     7.026
    359                            K                        2.026
    360                            K                        2.026
    361                                                     7.026
    362                                                     6.026
    363                                                     2.026
    364                            J                        3.026
    365                                                     2.026
    366                            J                        3.026
    367                                                    10.026
    368                                                     2.026
    369                            J                        3.026
    370                            J                        5.026
    371                                                     2.026
    372                                                     8.026
    373                                                     8.026
    374                                                     2.026
    375                                                     2.026
    376                                                     8.026
    377                                                     2.026
    378                                                     8.026
    379                                                     2.026
    380                            P                        3.026
    381                                                     2.026
    382                                                     2.026
    383                                                     4.026
    384                                                     3.026
    385                                                     2.026
    386                            J                        8.026
    387                                                     8.026
    388                                                     9.026
    389                                                     2.026
    390                                                     2.026
    391                                                     2.026
    392                            J                       12.026
    393                                                     2.026
    394                                                     2.026
    395                                                     3.026
    396                                                     2.026
    397                                                     2.026
    398                                                     8.026
    399                            K                       12.026
    400                                                     3.026
    401                                                     7.026
    402                                                     2.026
    403                                                    10.026
    404                                                     2.026
    405                            J                       14.026
    406                                                     3.026
    407                            K                        2.026
    408                                                    10.026
    409                                                     2.026
    410                                                     2.026
    411                                                    10.026
    412                                                     2.026
    413                                                    13.026
    414                                                     3.026
    415                            P                        3.026
    416                                                     3.026
    417                            J                       15.026
    418                            J                       12.026
    419                                                     2.026
    420                                                     2.026
    421                            K                        2.026
    422                                                    15.026
    423                                                    15.026

TOTALS AND WEIGHTED AVERAGES:                               2.764

FOOTNOTES TO APPENDIX II

1     "LaSalle", "MSMC", "PCF II", "RBC", "PMCF", "WFB" and "NatCity" denote
      LaSalle Bank National Association, Morgan Stanley Mortgage Capital Inc.,
      Principal Commercial Funding II, LLC, Royal Bank of Canada, Prudential
      Mortgage Capital Funding, LLC, Wells Fargo Bank, National Association and
      National City Bank, respectively.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
      Mortgage Loan Nos. 1, 2, 3, 4, 6, 10, 15, 27, 30, 33, 48, 72, 83, 98, 149,
      150, 158, 166, 186, 189, 235, 241, 260, 332 and 349 (Beacon Seattle & DC
      Portfolio, Tabor Center/U.S. Bank Tower, PDG Portfolio, New York City
      Apartment Portfolio, NewCrow Industrial Portfolio, Vista Ridge Portfolio,
      Ershig Mall Portfolio, River Ranch Retail Portfolio, Las Vegas Portfolio,
      Roiff Portfolio, Lenape Properties Portfolio, Walmart Crossed Portfolio,
      Flanders Portfolio, Dever Portfolio, Martin's Mobile Home Communities, NBP
      Portfolio, Woodforest Bank, CVS Portfolio, Village Inn Portfolio, Badger
      Portfolio, LifePort Portfolio, The Store All Family Storage Portfolio,
      Stronghold and Duraspin Portfolio, Prvitera Multifamily Portfolio and
      Security Self Storage Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 71-72, 109-111, 127-128, 145-146, 170-171 and 184-185 (Walmart
      Crossed Portfolio, Texas Retail Portfolio, Texas Self Storage Portfolio,
      Florida Self Storage Portfolio, Valley Storage Portfolio, BBRG Retail
      Portfolio and Kentucky Retail Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF
      DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

      With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio, the
      loan permits partial releases of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the
      Beacon DC & Seattle Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than
      1.45x, partial releases are permitted subject to payment of the greater of
      (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release. Please see Appendix IV for more details.

      With respect to Mortgage Loan No. 2, Tabor Center and U.S. Bank Tower, the
      loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to, (i) the
      DSCR of the remaining property is at least equal to or greater than the
      DSCR for the trailing 12 months preceding the release, (ii) payment of a release price of 110% of the allocated loan amount and (iii) the borrower may partially defease an amount equal to 110% of the amount allocated to the released property.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the loan allows for the release of one or more of the individual premises of the mortgaged property subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) no event of default exists under the related loan documents, (ii) the borrower has prepaid the unpaid principal balance of the mortgage loan in an amount equal to 110% of the mortgage loan amount allocated to the released premises, (iii) the DSCR for the individual premises then remaining subject to the mortgage shall be at least equal to the greater of (a) the
      DSCR for twelve months immediately preceding the closing of the loan, and
      (b) the DSCR for the then remaining individual premises (including the individual premises to be released) for the twelve months preceding the release of the individual premises, and (iv) the LTV ratio for the individual premises then remaining subject to the mortgage shall be less than the lesser of (a) the LTV ratio as of the closing of the loan and (b)
      the LTV ratio for the then remaining individual premises (including the individual premises to be released) immediately preceding the release of the individual premises.

      With respect to Mortgage Loan No. 6, NewCrow Industrial Portfolio, the
      loan permits the release of up to four properties (in the aggregate) on up to four separate occasions from the origination date through April 4, 2016 through partial prepayment or partial defeasance, subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred, (ii) the principal balance of the mortgage loan after the release must be at least $50,000,000, (iii) if the release is prior to April 5, 2010, no more that $25,000,000 of the original principal balance of the mortgage loan may be prepaid or defeased, (iv) a partial prepayment in the amount of 100% of the Allocated Loan Amount attributable to the release property must be paid for the first release,
      105% for the second release, and 110% for the third and fourth releases and for any individual release in the event that the Mortgage Loan has been assumed, (v) if the mortgage loan is to be partially prepaid, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010) or yield maintenance (based on the yield on the U.S. Treasury issues set forth in the loan documents, flat through April 5, 2010 and plus 0.50% thereafter) must be paid, (vi) the
      DSCR after the release (excluding the release property) may not be less than the greater of the DSCR (including the release property) prior to the release, 1.32x during the interest only period or 1.08x during the amortization period, provided, that the related borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, (vii) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the borrower is permitted to partially prepay the mortgage loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (iii) of this paragraph, and
      (viii) receipt of no downgrade letters from the rating agencies.

                                      II-1

      With respect to Mortgage Loan No. 10, Vista Ridge Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to: (i)
      partial defeasance of 115% of the loan amount allocated to the release property, (ii) the DSCR with respect to the remaining properties is equal to or greater than the lesser of (a) the DSCR of the entire property as of the closing date and (b) the DSCR of the entire property immediately preceding the partial defeasance, (iii) the LTV of the remaining properties may not exceed the greater of (x) the LTV as of the closing date and (y) the LTV immediately preceding the partial defeasance and (iv)
      no event of default shall have occurred.

      With respect to Mortgage Loan No. 13, ALOFT at The Glen Town Center, the
      loan allows the release of a maximum of two condominium units in either one (1) or two (2) separate release transactions subject to the satisfaction of certain conditions including, but not limited to: (i)
      partial prepayment of (a) 115% of the allocated loan amount if released during the period from March 1, 2009 to March 1, 2012, (b) 110% of the allocated loan amount if released during the period from March 1, 2012 to
      March 1, 2014 or (c) 100% of the allocated loan amount thereafter, together with any prepayment premium applicable to such partial prepayment based on the allocated loan amount; (ii) the DSCR of the remaining property is not less than the DSCR as of the closing date (iii) the LTV of the remaining property is not greater than the LTV of the property as of the closing date and (iv) no event of default shall have occurred and be continuing.

      With respect to Mortgage Loan No. 16, CLT Industrial Complex, the loan allows the release of up to five properties (in the aggregate) subject to the satisfaction of certain conditions, including but not limited to, (i)
      the partial payment of up to 115% of the allocated loan amount, together with prepayment consideration required by the note; (ii) the remaining properties' DSCR shall be the greater of (a) 1.20x, (b) the DSCR for 12 months prior to closing, or (c) the DSCR for the entirety of the property
      (including release parcels) for a 12 month period prior to release; (iii)
      none of the remaining properties shall be a single tenant property, and leases on the remaining properties shall have an average remaining lease term of 5 years.

      With respect to Mortgage Loan No. 27, River Ranch Retail Portfolio, the
      loan permits the release of one or more of the four separately improved parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) in the event the City Club property is not included in the property to be released, following the partial defeasance, (a) the gross monthly rental income of the City Club property shall not constitute more than 60% of the total gross monthly rental income of the remaining property and (b) the gross leaseable square footage of the City Club property shall not constitute more than 60% of the total leaseable square footage of the remaining property, (iv)
      following the partial defeasance, the DSCR of the remaining property is equal to the greater of (a) 1.20x and (b) the actual DSCR for the entire property as of the date immediately preceding the partial defeasance, and
      (v) following the release, the LTV shall not exceed 80%.

      With respect to Mortgage Loan No. 30, Las Vegas Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of
      110% of the allocated loan amount, (ii) the DSCR of the remaining property is at least equal to or greater than 1.25x and (iii) the LTV of the remaining property may not exceed 70%.

      With respect to Mortgage Loan No. 32, Parkway Place Assets, the loan permits the release of up to four particular parcels comprising the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or event that with notice, the passage of time and failure to cure will become an event of default exists, (ii) the borrower must defease an amount equal to 115% of the appraised value of the transferred property, (iii) the LTV following the release must not be greater than the lesser of (a) the LTV of the entire property as of the closing date and (b) the LTV of the entire property immediately preceding the release, and (iv) the DSCR of the loan following the release must not be less than the greater of (x) the DSCR of the entire property as of the closing date and (y) the DSCR of the entire property immediately preceding the release.

      With respect to Mortgage Loan No. 33, Roiff Portfolio, the loan permits the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining collateral is equal to the greater of (a) 1.25x and (b) the actual DSCR as of the date immediately preceding the date of the partial defeasance, and (iv) following the partial defeasance, the LTV of the remaining property may not exceed 73%.

      With respect to Mortgage Loan Nos. 71-72, Walmart Crossed Portfolio, the
      loan permits the release of a portion of the collateral, if certain conditions are met, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 125% of (1)
      the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) after giving effect to the release, the LTV, in the aggregate, for the property is no greater than the lesser of (a) the combined LTV of the Southlands District property and the Walmart Crossed Portfolio as of the closing date and (b)
      the combined LTV of the Southlands District property and the Walmart
      Crossed Portfolio as of the date immediately preceding the release, and
      (iv) after giving effect to the release, the combined DSCR of the
      Southlands District loan and the Walmart Crossed Portfolio loan is not less than the greater of (x) the combined DSCR for the Southlands District loan and the Walmart Crossed Portfolio loan as of the closing date, and
      (y) the combined DSCR for the Southlands District loan and the Walmart loan as of the date immediately preceding the release.

      With respect to Mortgage Loan Nos. 109-111, Texas Retail Portfolio, the
      loans allow the release of a loan from the cross-collateralization and the lien of the mortgage in connection with the sale of one or two of the mortgaged properties to an unrelated third party subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must prepay an amount equal to 100% of the amount allocated to the released property, together with yield maintenance if prior to the expiration of the prepayment lockout period, (ii) the DSCR of the remaining mortgaged properties is at least 1.30x and (iii) the LTV of the remaining properties is not greater than 70%. In addition, the cross-

                                      II-2

      collateralization and cross-default provisions may also be terminated in connection with the assumption of one of the mortgage loans by a new borrower, provided that (i) the DSCR of the property to be assumed and the remaining mortgaged properties is at least 1.30x and (ii)
      the LTV of the remaining properties is not greater than 70%, the LTV of the property is not greater than 70% and the ratio of the loan amount of the mortgaged property to be assumed to the acquisition cost is not greater than 70%.

      With respect to Mortgage Loan Nos. 127-128, Texas Self Storage Portfolio,
      the two loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) the borrower must defease an amount equal to 125%
      of the amount allocated to the released property, (ii) the DSCR with respect to the remaining property subsequent to the conveyance shall be equal to or greater than the greater of (x) 1.25x or (y) the combined DSCR as of the day immediately prior to the conveyance, (iii) the LTV will not exceed the lesser of (a) 75% or (b) that percentage of the combined fair market values of both properties, in each case as a percentage of the aggregate principal balances of both mortgage loans immediately preceding the proposed conveyance and (iv) no event of default or any event that, with the passage of time or the giving of notice would constitute an event of default.

      With respect to Mortgage Loan No. 143, A Storage Place I and II, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including, but not limited to, (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to
      125% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii)
      following the partial defeasance, the DSCR of the remaining property shall be equal to or greater than the greater of (a) 1.20x or (b) the DSCR for the entire property as of the date immediately preceding the date of such partial defeasance, and (iv) following the partial defeasance, the LTV shall not exceed the lesser of (x) 80% and (y) the LTV for the property immediately preceding such partial defeasance.

      With respect to Mortgage Loan Nos. 145-146, Florida Self Storage
      Portfolio, the two loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default shall exist, and (ii) the property not being released shall have achieved, for at least 3 consecutive months, an annualized underwritten cash flow of $211,634.

      With respect to Mortgage Loan No. 150, NBP Portfolio, the loan allows the release of a portion of the collateral, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the defeasance collateral shall be in an amount sufficient to yield payments equal to 115% of (1) the amount of monthly payments allocated to the release parcel and (2) all amounts required to be paid on the maturity date, (iii) following the partial defeasance, the DSCR of the remaining property is not less than the greater of (a) 1.50x and (b) the DSCR as of the date immediately preceding the partial defeasance, and (iv) the LTV of the remaining property is not greater than the lesser of (x) 60% and (y) the LTV as of the date immediately preceding the date of the partial defeasance.

      With respect to Mortgage Loan No. 154, Hurley / Ethan Office Park, the
      loan allows the release of either (but not both) parcel comprising the mortgaged property which secures the related mortgage loan subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default shall have occurred and be continuing, (ii) prepayment of
      110% of the allocated loan amount for the released property, (iii) after giving effect to the release, the LTV is no greater than the lesser of (a)
      the combined LTV as of closing date and (b) the combined LTV immediately preceding the release, and (iv) after giving effect to the release, the
      DSCR is not less than the greater of (x) the DSCR as of the closing date and (y) the DSCR immediately preceding the release.

      With respect to Mortgage Loan No. 166, CVS Portfolio, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, (i) prepayment of the allocated loan amount of the released property, together with any yield maintenance premium,
      (ii) only one property may be so released, (iii) Hook Super Rx, Inc., doing business as CVS, must remain the tenant at each of the Projects, and shall not be in default under its lease with respect to any property; (iv)
      all of the net proceeds of the sale (less the amount paid to prepay the loan) shall be deposited into a reserve account with the lender (the
      "Release Reserve"), and the amount in the Release Reserve must be at least
      10% of the allocated loan amount of the released property. In the event that the sale proceeds are not sufficient to fund the Release Reserve to that amount, the borrower must either (i) deposit funds into the Release
      Reserve sufficient to bring the balance therein to 10% of the allocated loan amount of the released property (such amount being the "Reserve
      Shortfall"), or (ii) deliver to the lender an acceptable Letter of Credit in the amount of the Reserve Shortfall; (d) the aggregate DSCR for the properties that continue to secure the loan (the "Remaining Properties")
      shall be not less than 1.25x. In the event the Remaining Properties cannot meet the required DSCR, the lender may prepay a portion of the principal amount of the loan sufficient to cause such DSCR requirement to be satisfied; (e) the ratio of the aggregate Allocated Loan Amount of the
      Remaining Properties to the value of the Remaining Properties shall be no greater than 75%, based on current MAI appraisals. In the event that the foregoing loan to value requirement is not satisfied, the borrower may prepay a portion of the principal amount of the loan sufficient to cause such requirement to be satisfied; and (f) the borrowers shall execute any and all amendments, modifications or restatements of the loan documents required by the lender in order to effect the foregoing and shall be responsible for all expenses, including without limitation the lender's legal fees and expenses, in connection therewith. "Allocated Loan Amount"
      shall mean for each property, the following amounts: Tipton - $1,907,820;
      Brazil - $1,830,429; and Edinburgh - $2,124,751.

      With respect to Mortgage Loan Nos. 174-175, BBRG Retail Portfolio, the two
      loans' cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) defeasance of the loan to be released, (ii)
      deposit with lender a cash sum equal to 5% of the outstanding principal balance of the note being defeased, (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the release, and (iv) the
      LTV for the remaining property must not be greater than the lesser of (x)
      the LTV of both properties as of the closing date and (y) the LTV of both properties as of the date immediately preceding the release. Additionally, in connection with an assumption of either loan, the two loans'
      cross-collateralization and cross-default provisions may be terminated subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing under the respective

                                      II-3

      loan documents, (ii) deposit with lender a cash sum equal to 5% of the outstanding principal balance of note being assumed, (iii) the DSCR for each property is not less than the greater of (a) the DSCR for each of the properties as of the closing date and (b) the DSCR for each of the properties as of the date immediately preceding the proposed assumption, and (iv) the LTV for each property on an individual basis is equal to or less than 80%.

      With respect to Mortgage Loan Nos. 184-185, Kentucky Retail Portfolio, the
      loans allow the release of a loan from the cross-collateralization and the lien of the mortgage subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance of 125% of the scheduled defeasance payments, (ii) the DSCR of the remaining collateral is at least equal to or greater than 1.20x and (iii) the LTV of the remaining collateral may not exceed 80%.

      With respect to Mortgage Loan No. 194, West Hills Plaza, the loan permits the release of a portion of the collateral (proposed lot 3, proposed lot
      4, proposed lot 5, proposed lot 6 and proposed lot 7), subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default or any event that, with the passage of time or the giving of notice, would constitute an event of default, (ii) the borrower must defease an amount equal to 125% of the amount allocated to the released property, (iii) the DSCR of the remaining collateral is not less than the greater of (a) 1.25x and (b) the DSCR of the entire property immediately prior to the release, and (iv) the LTV of the remaining collateral may not exceed the lesser of (a) 80% and (b) the LTV immediately prior to the release.

      With respect to Mortgage Loan No. 235, LifePort Portfolio, the loan allows the release of a portion of the collateral following the defeasance lockout period subject to the satisfaction of certain conditions including but not limited to, (i) partial defeasance in an amount equal to 120% of the allocated loan amount for the released property, (ii) following the release, the remaining property has a LTV of not more than 74.27%, (iii)
      following the release, the remaining property has a DSCR at least equal to or greater than 1.27x; and (iv) "no downgrade" confirmation from applicable rating agencies.

      With respect to Mortgage Loan No. 341, 500 Oak Grove Pkwy, the loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including but not limited to, (i) the DSCR of the remaining collateral is at least equal to or greater than 1.25x and (ii)
      the LTV of the remaining collateral may not exceed 75%.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the loan allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) payment of a fee in the amount of 1% of the allocated loan amount of the substituted property, (ii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the closing date) released by borrower in any twelve (12) month period shall not exceed ten percent (10%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iii) the aggregate fair market value of the substituted property (based upon the value set forth in the appraisal obtained as of the closing date) released by borrower during the term of the loan shall not exceed twenty percent (20%) of the aggregate fair market value of all of the individual properties securing the loan as of the closing date, (iv) after giving effect to the substitution, the DSCR
      (excluding the substituted property and including the substitute property)
      is not less than the greater of (a) the DSCR as of the closing date and
      (b) the DSCR as of the date immediately preceding the substitution
      (including the substituted property and excluding the substitute property)
      and (v) after giving effect to the substitution, the LTV is not greater than the lesser of (x) the LTV as of the closing date (based upon the value set forth in the appraisal obtained as of the closing date), and (y)
      the LTV immediately prior to the subject release.

      With respect to Mortgage Loan No. 6, NewCrow Industrial Portfolio, from
      March 14, 2007 through April 4, 2016, the borrower is permitted to substitute up to four of the mortgaged properties (in the aggregate, and only once per mortgaged property) on up to four separate occasions provided the following conditions, in addition to those set forth in the
      NewCrow Industrial Portfolio Loan documents, have been met: (i) no event of default has occurred; (ii) the total Allocated Loan Amounts of substituted mortgaged properties may not exceed $50,000,000; (iii) the substitute property must be an industrial property; (iv) the net operating income for the substituted property must be less than or equal to the net operating income of the substitute property; (v) the DSCR after the substitution (excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition
      (together with the applicable yield maintenance premium); (vi) the LTV after the substitution may not exceed the lesser of 70% or the LTV prior to the substitution (including the property to be substituted), provided, that the borrower is permitted to partially prepay the Mortgage Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (vii) receipt of no downgrade letters from the rating agencies; and (viii) an assumption has not occurred. For information regarding the Allocated Loan Amounts, see
      Appendix IV - Significant Loan Summaries -- NewCrow Industrial Portfolio
      in this Prospectus Supplement.

      With respect to Mortgage Loan No. 235, LifePort Portfolio, the loan allows a substitution of a fee interest in another property subject to the satisfaction of certain conditions including, but not limited to: (i) the
      LTV is no greater than 74.27% and (ii) the replacement property shall (1)
      have equal or greater appraised value, (2) have equal or better physical condition, (3) be a building substantially similar in size, use and quality to the substituted property; (4) have lease terms no less favorable than existing LifePort Lease; and (5) be in a location having similar or greater attributes as substituted property, including submarket strength, population and accessibility; (iii) the DSCR shall be at least equal to 1.27x; and (iv) delivery of "no downgrade" confirmation from applicable rating agencies.

      With respect to Mortgage Loan No. 408, Circle K - 1985 West Market,
      Akron-Mazeltov, the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property,
      (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility) than the release property.

                                      II-4

      With respect to Mortgage Loan No. 422, Circle K - 440 West Market, Akron,
      the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility)than the release property.

      With respect to Mortgage Loan No. 423, Circle K - Albuquerque, the loan allows a substitution of a fee interest in another property operated by the same tenant subject to the satisfaction of certain conditions including, but not limited to: (i) the value of the substitute property must be equal to or greater than the release property, (ii) no event of default and (iii) the location of the substitute property must have equal or better locational attributes (submarket strength, population and accessibility)than the release property.

3     The Cut-off Date is May 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in May 2007 were due on May 1, 2007, not the actual day on which such scheduled payments were due.

      With respect to Mortgage Loan No. 1 (referred to herein as the "Beacon
      Seattle & DC Portfolio Loan" and the "Beacon Seattle & DC Portfolio Pari
      Passu Loan"), the mortgage loan is comprised of a note with an outstanding principal balance as of the Cut-off Date of $775,000,000 that is secured by the mortgaged properties on a pari passu basis with several other notes
      (the "Beacon Seattle & DC Portfolio Companion Loan") that are not included in the trust. The Beacon Seattle & DC Portfolio Companion Loan had an
      outstanding principal balance as of the Cut-off Date of $1,925,000,000.
      The Beacon Seattle & DC Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Beacon Seattle & DC
      Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Beacon Seattle & DC
      Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
      NCF DSCR, NCF DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV
      and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Beacon Seattle & DC Portfolio Pari Passu
      Loan and the Beacon Seattle & DC Portfolio Companion Loan. Please see
      Appendix IV for more details with respect to collateral characteristics and historical NOI figures.

      With respect to Mortgage Loan No. 23, The Equitable Building, the
      $30,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $31,500,000. The B Note has an outstanding principal balance as of the Cut-off Date of $1,500,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 81.4% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.32x.

      With respect to Mortgage Loan No. 28, Farmers Insurance Office Complex -
      Simi Valley, the $25,620,000 loan represents the senior financing interest in a A/JuniorA/B note loan structure which totals $35,257,786. The Junior
      A Note has an outstanding principal balance as of the Cut-off Date of
      $4,200,000 and is not included in the trust. The B Note has an outstanding principal balance as of the Cut-off Date of $5,348,049 and is not included in the trust. The aggregate LTV of the mortgage loan, Junior Note A and B
      Note is 82.7% and the aggregate underwritten DSCR based on the debt of the mortgage loan, the Junior Note A and the B Note is 1.12x.

      With respect to Mortgage Loan No. 164, The Falls at Settler's Walk, the
      $6,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $6,380,000. The B Note has an outstanding principal balance as of the Cut-off Date of $380,000 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B
      Note is 83.9% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.27x.

      With respect to Mortgage Loan No. 1, Beacon Seattle & DC Portfolio Loan,
      the borrower has mezzanine financing in the amount of $205,000,000.

      With respect to Mortgage Loan No. 2, Tabor Center/US Bank Tower, the
      borrower has cross-collateralized and cross-defaulted mezzanine financing in the aggregate amount of $209,100,000.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the borrower has mezzanine financing in the amount of $34,000,000. The amount can be increased by up to $23,000,000 within the first two years of the loan term, provided the total mezzanine loan amount, combined with the senior loan amount is not greater than 90% LTV.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the borrower has mezzanine financing in the amount of $20,000,000.
      Additionally, the borrower has an unsecured obligation (on an annual basis during the term of the loan) to pay $50,000 annually to one guarantor and
      $100,000 to another guarantor annually in order to comply with the requirements of the laws of England and Wales.

      With respect to Mortgage Loan No. 13, Aloft at The Glen Town Center, the
      borrower is a party to a payment agreement with the Village of Glenview, pursuant to which agreement borrower agreed to pay an annual equity participation payment to the Village of Glenview from net operating income of the property. The borrower owes 36.54% of $12,750,000 ("Total
      Obligation"). Moreover, borrower owes 36.54% of $750,000 on August 16,
      2008 regardless of whether any net operating income is generated by the property. All such payments shall be applied to borrower's Total
      Obligation.

      With respect to Mortgage Loan No. 165, Best Western Windjammer Inn, the
      borrower has a junior loan in the amount of $1,000,000, which junior loan is unsecured and is subordinate to the mortgage loan.

                                      II-5

      With respect to Mortgage Loan No. 221, Shady Grove Cottages, the borrower has unsecured outstanding loans in the aggregate amount of $158,485 in favor of guarantor and guarantor's affiliates.

      With respect to Mortgage Loan No. 41, Best Western Sunset Plaza, the
      borrower has the right in the future to obtain secondary financing secured with a second priority lien on the property subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the aggregate LTV does not exceed 75%, (iii)
      the aggregate DSCR is not less than 1.40x, and (iv) the lender shall have approved the mezzanine loan documents, including the intercreditor agreement.

      With respect to Mortgage Loan No. 42, The Timbers Apartments - CA, the
      borrower has a one (1) time right in the future to obtain secured subordinate financing on the property subject to certain conditions, including, but not limited to: (i) the combined LTV cannot exceed 80%,
      (ii) the combined DSCR shall not be less than 1.05x, (iii) the lender shall have approved the subordinate loan documents and (iv) the lender shall have received "no downgrade" confirmation from the applicable rating agencies. Additionally, the borrower has a one (1) time right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the lender shall have approved in its reasonable discretion the mezzanine loan documents, (iii) the combined
      DSCR shall not be less than 1.05x, (iv) the combined LTV cannot exceed 85%
      and (v) the lender shall have received "no downgrade" confirmation in connection with the related mezzanine financing.

      With respect to Mortgage Loan No. 61, Pine Haven RV Resort, the borrower has the right in the future to obtain subordinate financing secured with a second priority lien on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 80%,
      (ii) the combined DSCR is not less than 1.45x and (iii) the property has generated and collected $2,100,000 of rental income in the last 12 months.

      With respect to Mortgage Loan No. 103, Volume Distributors Industrial, the
      borrower has the right in the future to obtain secured subordinate financing (in lieu of the borrower's owners' election of mezzanine financing) on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 67.9%; (ii) the aggregate actual DSCR is not less than 1.15x ; (iii) the junior lender shall be subject to the lender's reasonable approval; (iv) the junior loan documents, including subordination and standstill agreement, shall be acceptable to the lender; and (v) the lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related junior mortgage financing.

      With respect to Mortgage Loan No. 126, Shops of Heatherfields, the
      borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 60% and (ii) the combined
      DSCR is not less than 1.60x.

      With respect to Mortgage Loan No. 147, SAS Safety Corp Industrial, the
      borrower has a one-time right in the future to obtain secured subordinate financing (in lieu of the borrower's owners' election of mezzanine financing) on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 68%; (ii) the aggregate actual DSCR is not less than 1.15x (based on amortizing payments) and 0.82x (based on 10% mortgage constant); (iii) the junior lender shall be approved by lender; (iv) the junior loan documents, including a subordination and standstill agreement, shall be acceptable to the lender; and (v) the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related junior mortgage financing.

      With respect to Mortgage Loan No. 220, Grocery Outlet Mall, the borrower has the right in the future to obtain subordinate financing secured by a second lien on the property subject to certain conditions, including, but not limited to: (i) no default has occurred and is continuing, (ii) the combined LTV does not exceed 83% using a loan constant of 10.09%, (iii)
      the combined DSCR is not less than 0.83x, (iv) the subordinate financing is in a predetermined fixed amount of principal not exceeding $150,000.00 and is not a "participating" or "convertible" obligation and (v) the lender shall have received "no downgrade" confirmation from the applicable rating agencies.

      With respect to Mortgage Loan No. 252, A-American Inglewood, Prairie Ave.
      Storage Facility, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 72%; (ii) the aggregate DSCR is not less than 1.26x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v)
      if required by lender, lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 296, A-American Riverside, Hole Ave.,
      the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 69%; (ii) the aggregate
      DSCR is not less than 1.25x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv)
      lender approval of junior lender; and (v) if required by ender, lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 305, A-American Ridgecrest, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i)
      the aggregate LTV does not exceed 68%; (ii) the aggregate DSCR is not less than 1.28x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v) if required by lender, lender shall have received
      "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

                                      II-6

      With respect to Mortgage Loan No. 317, A-American Mill Street Self Storage
      Facility, the borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the aggregate LTV does not exceed 70%;
      (ii) the aggregate DSCR is not less than 1.27x; (iii) the junior lender shall have delivered junior loan documents with adequate senior lender protections and a subordination and standstill agreement acceptable to the lender; (iv) lender approval of junior lender; and (v) if required by lender, lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related financing.

      With respect to Mortgage Loan No. 3, PDG Portfolio, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than
      90%, (ii) the combined DSCR is not less than 1.00x, (iii) the current mezzanine financing on the property is no longer outstanding and (iv) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      equity owners of the borrower have the right in the future to obtain mezzanine financing on the property subject to certain conditions, including, but not limited to: (i) no event of default shall then exist,
      (ii) (a) the LTV of the loan prior to any mezzanine financing is not greater than 85%, and (b) the combined LTV is not greater than 90%, (iii)
      (x) the DSCR of the loan prior to any mezzanine financing is not less than
      1.20x and (y) the combined DSCR is not less than 1.10x, and (iv) the lender shall have received "no downgrade" confirmation in connection with the mezzanine loan.

      With respect to Mortgage Loan No. 7, Everett Mall Steadfast, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 8, City View Center, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 90% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 9, The Meridian, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than
      80%, (ii) the combined DSCR is not less than 1.10x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 10, Vista Ridge Portfolio, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV shall not exceed 85%, (ii) the combined DSCR is not less than
      1.10x, (iii) no event of default, nor any event which with notice or the passage of time or both constitute an event of default, shall have occurred and be continuing, (iv) the lender shall have approved in its reasonable discretion, the terms of the mezzanine loan documents and the mezzanine lender and (v) the lender shall have received "no downgrade"
      confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 13, ALOFT at The Glen Town Center,
      equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.10x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade" confirmation in connection with the proposed loan.

      With respect to Mortgage Loan No. 16, CLT Industrial Complex, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 18, Sheraton Imperial Hotel, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 65% and (ii) the combined DSCR is not less than 1.50x. In addition, the borrower has the right in the future to obtain unsecured financing for working capital purposes provided that, among other conditions, (i) the maximum principal amount outstanding at any time is
      $250,000 for a period not to exceed 24 months and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 22, Everett Mall Shopping Center Fox,
      the borrower has the right in the future to obtain unsecured subordinate financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 29, Escondido Gateway, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 36, Residence Inn Woburn, the borrower has the right in the future to obtain mezzanine financing on the property up to a maximum of three times provided that, among other conditions, (i)
      the combined LTV is not greater than 72.7%, (ii) the combined DSCR is not less than 1.20x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

                                      II-7

      With respect to Mortgage Loan No. 38, University Center, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 44, Misty Woods Apartments, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) receipt of no downgrade letters from the rating agencies.

      With respect to Mortgage Loan No. 45, Mesa Shores, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 46, Courtyard by Marriott - Shelton, CT,
      the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x (based on amortizing payments); (iii) the mezzanine lender shall be an institutional lender satisfying rating agency criteria; and (iv) the mezzanine loan documents, including an intercreditor agreement, shall be acceptable to the lender. With respect to Mortgage Loan No. 49, City Place
      Five, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including but not limited to: (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.20x.

      With respect to Mortgage Loan No. 49, City Place 5, the equity owners of the borrowers have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV shall not exceed 80%, (ii) the combined DSCR shall be equal to or greater than 1.20x, (iii) the lender shall have approved in its reasonable discretion the mezzanine loan documents and the mezzanine lender, (iv) such mezzanine loan shall be obtained for the benefit of the property or for property-related needs and (v) no event of default, nor any event which with notice or the passage of time or both would constitute an event of default.

      With respect to Mortgage Loan No. 56, 1450 Veterans Boulevard, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.07x and
      (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 58, Campus Courtyard, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 85% and (ii) the combined DSCR is not less than 1.10x.

      With respect to Mortgage Loan No. 62, Gateway at Centreport, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80%, (ii) the combined DSCR is not less than 1.05x and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 65, Escondido Valley Center, the
      borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 67, 28624 Witherspoon Parkway, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 75%, (ii) the combined DSCR is not less than 1.05x on a
      9% constant and (iii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

      With respect to Mortgage Loan No. 73, Union Plaza, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 76, Ken Caryl Safeway, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 86, The Robertson I & II, equity owners of the borrowers have the right in the future to obtain mezzanine financing subject to certain conditions, including but not limited to: (i)
      the combined LTV shall not exceed 92%, (ii) the combined DSCR is not less than 1.05x, (iii) no default or event of default shall have occurred and be continuing, (iv) the lender shall have approved in its reasonable discretion the terms of the mezzanine loan documents and the mezzanine lender and (v) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 88, A American Ingelwood, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.15x.

                                      II-8

      With respect to Mortgage Loan No. 108, Washington Point II, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 119, Lakewood City Center, the borrower has the right in the future to obtain unsecured financing on the property from affiliates of the borrower to finance capital improvements at the property, provided that, among other conditions, (i) the maximum amount is
      $243,000 and (ii) a subordination and standstill agreement is required..

      With respect to Mortgage Loan No. 130, Hampton Inn & Suites, Redding, the
      borrower has the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) no event of default under the loan documents has occurred, (ii) the lender shall have approved the mezzanine loan documents, (iii) the combined LTV is not greater than 85%, (iv) the combined DSCR is not less than 1.07x and (v)
      the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 133, Tourney Road Retail, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the aggregate LTV is not greater than 80%, (ii) the combined DSCR calculated based on a 30 year amortization period regardless of any actual interest only periods is not less than 1.25x, (iii) the combined DSCR calculated using a 9.25% debt service constant is not less than 0.95x, (iv) the lender shall have approved the mezzanine loan documents and (v) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 136, Addison Plaza, the borrower has the right in the future to obtain unsecured subordinated financing on the property from affiliates of the borrower provided that, among other conditions, (i) the maximum amount is $500,000 and (ii) a subordination and standstill agreement is required.

      With respect to Mortgage Loan No. 143, A Storage Place I & II, equity owners of the borrower have the right in the future to obtain mezzanine financing on the property subject to certain conditions, including, but not limited to: (i) the aggregate LTV is not greater than 85%, (ii) the combined DSCR is not less than 1.10x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade" confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 147, SAS Safety Corp Industrial, the
      borrower has a one-time right in the future to obtain mezzanine financing
      (in lieu of the borrower's election of secured subordinate financing) on the property subject to certain conditions, including but not limited to:
      (i) the aggregate LTV does not exceed 80%; (ii) the aggregate DSCR is not less than 1.15x (based on amortizing payments); (iii) the mezzanine lender shall be approved by the lender; (iv) the mezzanine loan documents, including an intercreditor agreement, shall be reasonably acceptable to the lender; and (v) the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related mezzanine financing.

      With respect to Mortgage Loan No. 167, A American El Cajon, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.15x.

      With respect to Mortgage Loan No. 206, Hampton Inn Waynesboro, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) aggregate LTV does not exceed 75%; (ii) aggregate DSCR is not less than 1.30x; (iii) the mezzanine lender shall satisfy qualified transferee criteria ((A) $750 million in total assets in name or under management, (B) except for pension advisory or fiduciary, $500 million of capital surplus or shareholder equity, and (C) being regularly engaged in business of making or owning commercial real estate loans or operating commercial real estate properties); (iv) the mezzanine intercreditor agreement shall be acceptable to lender and applicable rating agencies; (v) the lender shall have received "no downgrade" confirmation from applicable rating agencies in connection with the related mezzanine financing; and (vi) cash management shall thereafter apply.

      With respect to Mortgage Loan No. 352, 5335 Sterling Drive, the borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x; (iii) the mezzanine lender shall be an institutional lender satisfying rating agency criteria (the borrower is pre-approved as a mezzanine lender so long as there is no material adverse change to its financial condition since loan origination); and (iv) the mezzanine loan documents, including intercreditor agreement, shall be acceptable to lender.

      With respect to Mortgage Loan No. 354, Pecue Estates MHC, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to: (i) the combined LTV is not greater than 80%, (ii) the combined DSCR is not less than 1.20x, (iii) the lender shall have approved the mezzanine loan documents and (iv) the lender shall have received "no downgrade"
      confirmation in connection with the proposed mezzanine loan.

      With respect to Mortgage Loan No. 366, Wildwood Office Building, the
      borrower has the right in the future to obtain mezzanine financing on the property provided that, among other conditions, (i) the aggregate LTV does not exceed 75%; (ii) the aggregate DSCR is not less than 1.20x; (iii) the mezzanine lender shall be acceptable to the lender and applicable rating agencies (a Non-SPE Borrower is pre-approved as a mezzanine lender so long as there is no material adverse change to its financial condition since loan origination); (iv) the mezzanine loan documents, including intercreditor agreement, shall be reasonably acceptable to the lender and applicable rating agencies; and (v) if required by applicable pooling and servicing agreement, the lender shall have received "no downgrade"
      confirmation from applicable rating agencies in connection with the related mezzanine financing.

                                      II-9

      With respect to Mortgage Loan No. 399, Airport Business Park, equity owners of the borrower have the right in the future to obtain mezzanine financing subject to certain conditions, including, but not limited to:
      (i) the aggregate LTV is not greater than 80%, (ii) the aggregate DSCR is not less than 1.10x, (iii) the mezzanine loan documents, including the intercreditor agreement, shall be approved by lender and (iv) the lender shall have received "no downgrade" confirmation in connection with the related mezzanine financing.

4     The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV, Balloon LTV reflect current scheduled payments as of the Cut-off Date for all Mortgage Loans.
      The indicated NCF DSCR After Initial IO Period reflects scheduled payments after any applicable interest only periods.

5     With respect to Mortgage Loan No. 271, Midtown Center Mobile Home Park,
      the collateral consists of 80 pad sites, three single-family detached residences (one of which is used as a management office/laundry facility), and a 4,000 SF warehouse. All pad sites are occupied with trailers. Of the
      80 mobile homes, 58 are owned by the borrower and are rented out as apartments, the other 22 mobile homes are owned by third party tenants
      (who lease the pad site). The 58 Borrower-owned trailers are approximately
      88% leased and the 22 pad sites are 100% leased. Overall, 91.25% of the pad sites are leased as of 2/26/07. The Cut-Off Date Balance per Unit is calculated using the 80 pad site count.

6     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

7     With respect to Mortgage Loan No. 18, Sheraton Imperial Hotel, a portion of the mortgaged property is subject to a ground lease however, the ground lessor, an affiliate of the borrower, has granted a mortgage on its interest to the lender and subordinated its interest in the mortgaged property to the lien of the fee mortgage. As such, the interest of the lender in this Mortgage Loan has been characterized as a fee interest.

      With respect to Mortgage Loan No. 19, Fairgrounds Square Mall, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property. Lender did not attribute any economic value to that portion of the property that is subject to the ground lease.

      With respect to Mortgage Loan No. 52, 2000 & 2400 Oxford Drive, the
      related Mortgage Loan is secured by a leasehold interest; however, the fee interest is pledged as security for the subject loan, therefore the security interest is fee.

      With respect to Mortgage Loan No. 114, Colorado Cinema, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property; however, the portion of the subject property which is subject to a leasehold mortgage consists solely of the borrower's reversionary interest in a parking lot parcel adjacent to the main (fee mortgage)
      collateral parcel, which parking lot parcel was previously assigned by the borrower to the cinema tenant on the main (fee mortgage) parcel. The parking lot parcel is referred to as the Tiller Parcel in the borrower's ground lease of the main parcel to the cinema tenant, and the ground lease does not expressly require the parking provided by the Tiller Parcel. The leasehold mortgage on borrower's reversionary interest was not given value for underwriting purposes, but was taken by lender as additional collateral.

      With respect to Mortgage Loan No. 219, Holiday Inn Express - Fultondale,
      the related Mortgage Loan is secured by a leasehold interest in the subject property; however, the borrower or lender has the option to purchase the fee at lease maturity for $20,000 plus costs. The borrower escrowed $21,000 for the purchase.

      With respect to Mortgage Loan No. 224, Shelter Island Village, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property. Only a small portion of the property is subject to a ground lease and lender did not attribute any economic value to that portion of the property.

      With respect to Mortgage Loan No. 311, Country Inn & Suites Lumberton, the
      property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

      With respect to Mortgage Loan No. 316, Walgreen's - Lexington, the related
      Mortgage Loan is secured by a fee and leasehold interest in the subject property; however, the fee is not subordinated and the entirety of the mortgaged property is a leasehold interest. The latest expiration date of the leasehold interest is May 31, 2081 and the loan maturity date is March
      1, 2037.

8     With respect to Mortgage Loan No. 31, Santa Fe Ridge Apartments, the
      borrower will make interest only payment for the full term, but following the 56th payment date if certain net cash flow and LTV tests specified in the loan documents are not met, then, commencing with the sixty-first
      (61st) payment date, the monthly debt service payment will increase to a monthly debt service payment consistent with an amortizing loan (based on an amortization term of 30 years) and the portion of the monthly payment over and above the interest only payment will be retained in a reserve as additional security for the Mortgage Loan.

9     The "Grace Period" shown is grace period to charge late interest.

                                      II-10

10    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

11    With respect to Mortgage Loan No. 4, New York City Apartment Portfolio,
      the appraised value is based on stabilization of the subject property. The
      "as stabilized" value of $321,200,000 is conditioned upon income from the interest reserve and completion of secured renovations. A $5,000,000 reserve is in place for capital expenditures, and a $5,000,000 interest reserve is in place. The "as-is" value is $244,000,000.

      With respect to Mortgage Loan No. 54, Eastgate Crossing, the appraised value and LTV are based on a stabilized value of the subject property. The
      "as stabilized" value of $21,000,000 is conditional upon income from lease-up. A $5,950,000 letter of credit has been deposited as additional collateral which release is conditioned on maintaining a DSCR of at least
      1.15x. The "as-is" value is $19,700,000.

      With respect to Mortgage Loan No. 102, CenterPointe Office Center, the
      appraised value is based on stabilization of the subject property. The "as stabilized" value of $11,750,000 is conditional upon the completion of the tenant improvements for the Freedom Credit Union space. A $450,000 reserve was funded at closing that will be released upon the tenant being in occupancy, open for business and providing a clean estoppel. A general
      TI/LC reserve of $300,000 was also funded at loan closing. The "as-is"
      value is $10,050,000.

      With respect to Mortgage Loan No. 186, Village Inn Motel, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $3,550,000 is conditional upon replacement of the roof at the subject property. A $66,436 deferred maintenance reserve was funded at closing that will be released upon completion of roof replacement. The work must be completed by December 31, 2007. The "as-is"
      value is $3,485,000.

      With respect to Mortgage Loan No. 280, Sierra Trading Post, the appraised value is based on stabilization of the subject property. The "as stabilized" value of $4,600,000 is conditional upon completion of construction and Sierra Trading Post commencing rent payments. Loan will be full recourse to the borrower and guarantor until the tenant is in possession of the leased premises, is open for business and has commenced paying rent. The "as-is" value is $3,680,000.

      With respect to Mortgage Loan No. 364, TRI-County Shopping Center, the
      appraised value is based on stabilization of the subject property. The "as stabilized" value of $2,500,000 is conditional upon the property reaching a stabilized occupancy of 95%. A $26,600 reserve was funded at closing for
      Marble Slab, to be released upon tenant being in occupancy, open for business and providing a clean estoppel. Additionally, a $135,000 reserve was funded at closing for unit 114 that is currently vacant. Funds will be released once the space is leased with a tenant in physical occupancy, open for business, paying rent and providing a clean estoppel. The "as-is"
      value is $2,460,000.

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

13    For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

16    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18    "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

                                      II-11

19    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20    "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April
      2007.

21    "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

22    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23    "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of April 2007.

24    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

25    The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period.
      "DEF" represents defeasance. "DEF/YM" represents defeasance or yield maintenance. DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM3" represents the greater of yield maintenance and 3.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM"
      represents yield maintenance. "3.0%", "2.0%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

      With respect to Mortgage Loan No. 64, Gateway Medical Research Building,
      the borrower may partially prepay the Mortgage Loan, up to 33.33% of the original principal balance, subject to the greater of yield maintenance and 1.0%.

26    Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 18 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" ... and "R". Exceptions to formulas are shown below.
      Descriptions of these yield maintenance formulas are listed beginning on page II-14. Numerical references and sections refer back to the original loan documents.

27    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 -
      12, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                   Escrowed Holdback or
     Mtg.                                  Escrow or LOC       Letter of Credit Initial   Outside Date    Prepayment Premium
   Loan No.  Property Name              Release Conditions                       Amount   for Release         Provisions
------------------------------------------------------------------------------------------------------------------------------

       3     PDG Portfolio                       1                             $825,426    10/03/2007      Yield Maintenance
       7     Everett Mall Steadfast              2                           $8,000,000    04/01/2011     Greater of 5% of YM
      21     Camelback Executive Park            1                              $87,864    02/19/2008      Yield Maintenance
      21     Camelback Executive Park            1                              $87,020    02/19/2012      Yield Maintenance
      43     Quarry Pond                         3                           $2,000,000    03/08/2009             NAP
      51     Littlefield 57                      4                             $250,000    03/14/2010     Greater of 5% of YM
      53     Camelback Tower                     1                             $429,000    02/13/2008      Yield Maintenance
      54     Eastgate Crossing                   5                       $5,950,000 LOC       NAP          Yield Maintenance

                                      II-12

                                                                   Escrowed Holdback or
     Mtg.                                  Escrow or LOC       Letter of Credit Initial   Outside Date    Prepayment Premium
   Loan No.  Property Name              Release Conditions                       Amount   for Release         Provisions
------------------------------------------------------------------------------------------------------------------------------

      57     2100 West Loop                      6                           $1,429,000    06/30/2007     Greater of 5% of YM
      66     Spruce Tower                        7                       $2,750,000 LOC    04/01/2009      Yield Maintenance
     214     17015 Park Row                      8                         $158,000 LOC       NAP          Yield Maintenance
     226     Knollwood Apartments                1                              $37,500    06/30/2007      Yield Maintenance
     233     1515 West Fullerton Avenue          1                             $193,252    04/01/2008      Yield Maintenance
     291     The Shops at Maricopa Village       9                             $300,000    02/01/2009             NAP
     300     Centreport Business Center          10                             $50,000    08/02/2007     Greater of 1% or YM
     328     1000 North Kraemer Place            1                               $3,750    10/01/2007      Yield Maintenance
     364     TRI-County Shopping Center          11                            $135,000    02/01/2009     Greater of 1% or YM
     386     Super Storage - Macon, GA           12                            $285,000    02/27/2008     Greater of 1% or YM

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.    The borrower furnishes to the lender, not more frequently than quarterly, a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than
      1.20x based on actual payments (interest only). If the borrower is not eligible for release, impound amounts shall be retained as additional security, or in the event of borrower default, at lender's option, be applied to outstanding principal balance (including applicable prepayment charges).

3.    The borrower furnishes to the lender satisfactory evidence that the property is not less than 95% occupied considering only those tenants that have accepted their respective spaces, are in occupancy, open for business and paying full contractual rent with no existing free rent periods and that the lender has received a tenant estoppel stating that the tenant space has been completed, such tenant has occupied the tenant space and is open for business therein, has commenced the payment of rent and that there are no defaults under the lease (nor does there exist any event or conditions, which with the passage of time or the giving of notice, or both, could result in a default).

4.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a
      DSCR equal or greater than 1.20x and a maximum LTV of 80%. In the event of a principal paydown, principal and interest payments will re-set beginning
      May 1, 2012.

5.    The borrower furnishes to the lender a fully executed lease for the
      Circuit City space with specified terms, evidence of tenant occupancy, an estoppel certificate and evidence that the DSCR is equal to or greater than 1.15x.

6.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a
      DSCR equal to or greater than 1.00x and a maximum of LTV of 80%.

7.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, the lender's DSCR Test is satisfied, fully executed lease(s) acceptable to the lender, lessee's estoppel certificates, including among other things, the lessee's occupancy and unconditional acceptance of the improvements and the commencement of consecutive monthly rental payments, and a certificate of occupancy.

8.    The borrower furnishes to the lender satisfactory evidence that RTU, L.P.
      has shown positive and increasing income from operations and revenues before extraordinary items for three consecutive fiscal years.

9.    The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, overall occupancy reaches 90%, the DSCR is 1.24x assuming a 30-year amortization and the borrower furnishes to the lender a current estoppel.

10.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, receipt of a signed lease and estoppel that the tenant GEBCO is in occupancy, open for business and paying rent,

11.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, evidence that the vacant space known as unit 114 has been leased for a term of no less than 2 years at a rate of $19.00 psf, NNN, an executed lease and estoppel that the tenant is in occupancy, open for business and paying rent,

12.   The borrower furnishes to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, that the DSCR is 1.25x based on actual mortgage constant and 0.88x based on a 10% constant, and the EGI is at least $25,000 per month over the trailing 6-month period. If the borrower is not eligible for release, impound amounts shall be applied to related expenses and to outstanding principal balance (including applicable prepayment charge). Principal and interest payments are not re-set in event of pay-down.

                                      II-13

YIELD MAINTENANCE FORMULAS

A.    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Monthly Payment Date occurring in November 2011 determined by discounting such payments at the
      Discount Rate. As used in this definition, the term "Calculated Payments"
      shall mean the monthly payments of interest only which would be due on the
      Loan based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the related Interest Rate and (z) the Discount Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15 Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Monthly Payment Date occurring in November 2011. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall
      Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.    No privilege is reserved by Borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, commencing with the Payment Date occurring in April, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium (as defined below) or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan
      Documents. The "Make Whole Premium" shall mean an amount equal to a premium calculated as provided in subparagraphs (a) through (c) below:

      (a)   First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which has the closest maturity to the Maturity Date ("Primary
            Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond,
            Note or Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (b)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            Maturity Date.

      (c)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan Nos. 3, PDG Portfolio

C.    "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (A) one percent (1.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment
      Differential (as hereinafter defined) and payable on each Monthly Payment
      Date over the remaining original term of the Note and on the Maturity
      Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Monthly Payment Date and the Maturity Date. The term "Payment
      Differential" shall mean an amount equal to (i) the Interest Rate less the
      Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii)
      the principal sum outstanding under the Note being prepaid after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue
      (primary issue) with a maturity date closest to the Maturity Date, or (ii)
      the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      1.1.1 Voluntary Prepayments.

      (a)   Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.
      On the Prepayment Lockout Expiration Date, or on any Monthly Payment Date
      thereafter, Borrower may, at its option and upon thirty (30) days' prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon through the last calendar day in the Interest Period in which such prepayment occurs.

                                      II-14

      (b)   Notwithstanding anything contained in the foregoing to the contrary, following the Monthly Payment Date occurring in (1)April, 2009, Borrower may prepay the Outstanding Principal Balance in whole only, but not in part, together with the payment of the Yield Maintenance Premium and all other sums due under the Loan Documents. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon through the last calendar day in the Interest
      Period in which such prepayment occurs.

      Notes:

      With respect to Mortgage Loan No. 54, Eastgate Crossing, delete: "April"
      and insert: "May".

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 5, Layton Hills Mall

D.    The prepayment consideration will equal (A) in connection with a property release prior to the expiration of the prepayment lockout period or in connection with the assumption of an individual property, the greater of
      (A) 1.50% or (B) yield maintenance (based on the yield on the U.S.
      Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the notes; and (B) after the expiration of the prepayment lockout period, the greater of (A) 1.00% or
      (B) yield maintenance (based on the yield on the U.S. Treasury issue
      (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the notes plus 0.50%.

E.    "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
      Rate, when compounded semi-annually. As used in this definition, the term
      "Yield Maintenance Treasury Rate" shall mean the yield calculated by
      Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.    No privilege is reserved by Borrower to prepay the outstanding principal balance of this Note, in whole or in part, prior to the Maturity Date, except in strict accordance with the applicable provisions of the Loan
      Agreement. Notwithstanding the foregoing, on or after the date hereof, privilege is reserved, after giving thirty (30) days' prior written notice to Lender (provided, however, Borrower shall have the right to (a) cancel such notice by providing Lender with notice of cancellation five (5) days prior to such date, or (b) extend such date until a later date, upon reasonable notice to Lender in accordance with this paragraph 2, provided that in each case Borrower pays all reasonable costs and expenses actually incurred by Lender as a result of such cancellation or extension), to prepay in full, but not in part, the entire outstanding principal amount of the Loan Amount, all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents together with payment of an additional amount (the "Make Whole Premium") equal to a premium calculated as provided in subparagraphs (a) through (c) below:

      (A)   First, determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable U.S. Treasury Issue which has the closest maturity to the Maturity Date ("Primary
            Issue") published one week prior to the date of prepayment as set forth on the PX pages of Bloomberg (PX1-PX8) or a comparable source mutually agreeable to Borrower and Lender if the PX pages of
            Bloomberg are not available. In the event there is no market activity involving the Primary Issue at the time of prepayment,
            Lender shall choose a comparable Treasury Bond, Note or Bill
            ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      (B)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the first day of the Open Period) discounted at the
            Reinvestment Yield for the number of months remaining from the date of prepayment to the Open Period.

      (C)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding the foregoing, commencing with the Payment Date occurring in October, 2016 ("Open Period"), Borrower may prepay in whole, but not in part, the outstanding principal balance of the Loan Amount without payment of the Make Whole Premium or any other prepayment premium but upon payment of all accrued and unpaid interest thereon and all other amounts due and payable to Lender under the Loan Documents and if the date of prepayment is not a monthly Payment Date, Borrower shall simultaneously pay to Lender all interest

                                      II-15

      on the outstanding principal balance of the Loan that would have accrued at the Regular Interest Rate for the period commencing on (and including)
      the date of prepayment to and including the last day of the calendar month in which such prepayment occurs.

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 9, The Meridian.

G.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment, or
      (B) the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through March 1, 2014
      (including any balloon payment), determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by lender.

      "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15 - Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating March 1, 2014 (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the
      Treasury Rate).

      All percentages should be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

H.    From and after the Lockout Period Expiration Date, provided no Event of
      Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except as permitted by Section 5.6 of the Security
      Instrument), on a Monthly Payment Date only upon: (i) not less than 30 days and not more than 60 days prior written notice (the "Prepayment
      Notice") to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this
      Note to and including the Prepayment Date; (iii) payment of all other sums then due under this Note, the Security Instrument and the other Loan
      Documents and (iv) if the Prepayment Date occurs prior to the Monthly
      Payment Date which is three (3) months prior to the Maturity Date, payment of a prepayment consideration (the "Prepayment Consideration") in an amount equal to the greater of: (A) one (1%) percent of the principal amount of the Loan being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential and payable on each
      Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the Prepayment Date to each such Monthly Payment
      Date and the Maturity Date. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. If a Prepayment
      Notice is given by Borrower to Lender pursuant to this Article 5, the principal balance of this Note and the other sums required under this
      Article shall be due and payable on the Prepayment Date.

I.    "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
      published one week prior to the date of prepayment(1) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
      Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
      Issue") which the Lender reasonably deems to be similar to the Primary
      Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity(2) as the Note.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the(3)
      Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the(3) Maturity Date.

      (3)   Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      (4)   "Open Period" means the period beginning with the payment date in that month which is(5)(6) three months prior to the(3) Maturity Date.

                                      II-16

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open
      Period(7). From and after such date, provided there is no Event of
      Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.(8)

      (9)   In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open
      Period will require the payment of the Make Whole Premium.(10)

      NOTES:

      (1)   With respect to Mortgage Loan No. 67, 28624 Witherspoon Parkway, insert: "plus 50 basis points"

      (2)   With respect to Mortgage Loan No. 53, Camelback Tower; Mortgage Loan
            No. 21, Camelback Executive Park, Mortgage Loan No. 96, 2601
            Wilshire Boulevard: delete: "as the Note" and insert: "of the U.S.
            Treasury Issue as to the time remaining to the Anticipated Repayment
            Date in the Note."

      (3)   With respect to Mortgage Loan No. 36, Residence Inn Woburn; Mortgage
            Loan No. 53, Camelback Tower; Mortgage Loan No. 21, Camelback
            Executive Park; and Mortgage Loan No. 96, 2601 Wilshire Boulevard:
            delete: "Maturity Date" and insert: "Anticipated Repayment Date".

      (4)   With respect to Mortgage Loan No. 36, Residence Inn Woburn: delete:
            "Open Period" means the period beginning with the payment date in that month which is three months prior to the Maturity Date.

            Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open
            Period. From and after such date, provided there is no Event of
            Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

            In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium.

            insert: "Notwithstanding anything in this Section 2.1 (D) to the contrary, during the last twelve months prior to the Anticipated
            Repayment Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in
            (1) through (3) above.

            (E) Loan Prepayment.

                  (i)   Except as is expressly permitted in the Loan Documents
                        as it relates to casualty and Taking proceeds and as set
                        forth in (ii) below, Borrower shall not have the right
                        or privilege to prepay all or any portion of the unpaid
                        principal balance of the Note until the date which is
                        twelve months prior to the Anticipated Repayment Date.
                        From and after such date, provided that prior to the
                        Anticipated Repayment Date there is no Event of Default
                        and in any event, at any time after the Anticipated
                        Repayment Date, the principal balance of the Note may be
                        prepaid, at par, in whole but not in part, upon: (a) not
                        less than 15 days prior written notice to Lender
                        specifying the date on which prepayment is to be made,
                        which prepayment must occur no later than the fifth day
                        of any such month unless Borrower pays to Lender all
                        interest that would have accrued for the entire month in
                        which the Note is prepaid absent such prepayment. If
                        prepayment occurs on a date other than a scheduled
                        monthly payment date, Borrower shall make the scheduled
                        monthly payment in accordance with the terms of the
                        Note, regardless of any prepayment; (b) payment of all
                        accrued and unpaid interest on the outstanding principal
                        balance of the Note to and including the date on which
                        prepayment is to be made; and (c) payment of all other
                        Indebtedness then due under the Loan Documents. Lender
                        shall not be obligated to accept any prepayment of the
                        principal balance of the Note unless it is accompanied
                        by all sums due in connection therewith;

                  (ii)  In addition to the Loan prepayment rights set forth in paragraph 2.1 (E)(i) hereinabove, prior to the date
                        which is twelve months prior to the Anticipated
                        Repayment Date, Borrower may prepay the principal
                        balance

                                      II-17

                        of the Note, provided there is no Event of Default, in
                        whole but not in part, upon (a) not less than 15 days
                        prior to written notice to the Lender specifying the
                        date on which prepayment is to be made, which prepayment
                        must occur no later than the fifth day of any such month
                        unless Borrower pays to Lender all interest that would
                        have accrued for the entire month in which the Note is
                        prepaid, absent such prepayment. If prepayment occurs on
                        a date other than a scheduled monthly payment date,
                        Borrower shall make the scheduled monthly payment in
                        accordance wit the terms of the Note regardless of any
                        prepayment; (b) payment of all accrued and unpaid
                        interest on the outstanding principal balance of the
                        Note to and including the date on which prepayment is
                        made, (c) payment of all other Indebtedness then due
                        under the Loan Documents, and (d) payment of a Make
                        Whole Premium. Lender shall not be obligated to accept
                        any prepayment of the principal balance of the Note
                        unless it is accompanied by all sums due in connection
                        therewith.

                        Notwithstanding the above, partial prepayments (at par)
                        will be permitted pursuant to the Loan Documents as it
                        relates to casualty and Taking proceeds, and in the
                        event of any other partial prepayment, if any, the
                        Present Value of the Loan shall be calculated in
                        accordance with 2.1.D (2) above multiplied by the
                        fraction which results from dividing the amount of the
                        prepaid proceeds by the principal balance immediately
                        prior to prepayment. All partial prepayments shall be
                        made on a regular installment date and shell be first
                        applied to any payments in inverse order due and not
                        defer the due date of any payments.

      (5)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: delete: "three" and insert:
            "two".

      (6)   With respect to Mortgage Loan No. 66, Spruce Tower and Mortgage Loan
            No. 67, 28624 Witherspoon Parkway: delete: "three" and insert:
            "one".

      (7)   With respect to Mortgage Loan No. 66, Spruce Tower: insert: "subject to subparagraph (ii) below."

      (8)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: insert: "Borrower's right to prepay the unpaid principal balance in accordance with the terms of this Section 2.1(E)(i) will require the payment of the Make Whole
            Premium if such prepayment is prior to the Open Period."

      (9)   With respect to Mortgage Loan No. 53, Camelback Tower and Mortgage
            Loan No. 21, Camelback Executive Park: delete: "In addition,
            Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole Premium."

      (10)  With respect to Mortgage Loan No. 53, Camelback Tower, Mortgage Loan
            No. 21, Camelback Executive Park and Mortgage Loan No. 96, 2601
            Wilshire Boulevard: insert: "(ii) Following the Anticipated
            Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date,
            Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the
            Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection there with.
            Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 34, Crossings of Sandusky

                                      II-18

J.    Basic Charge.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

      (i)   an amount equal to 1% of the amount prepaid; or

      (ii)  an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by
            discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity
            Date) back to the prepayment date at a discount rate equal to the
            Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      Additional Charge.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      Exclusion.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-19

K.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B)
      the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the originally scheduled maturity date (including any balloon payment), determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less (y) the amount of the payment or proceeds received by lender.

      "Discount Rate" shall mean the rate which, when computed monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" shall mean the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 -
      Selected Interest Rates under the heading "U.S. Government
      Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the
      Treasury Rate).

      All percentages should be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

      With respect to Mortgage Loan Nos. 77, 168, 169, 194 and 261, the
      "Treasury Rate" shall mean the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 - Selected Interest
      Rates under the heading "U.S. Government Securities/Treasury Constant
      Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the maturity date
      (in the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate).

L.    The prepayment premium is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the "Payment Differential" and payable on each payment date over the remaining original term of the mortgage loan through and including the maturity date, discounted at the "Reinvestment Yield"
      for the number of months remaining as of the date of such prepayment to each such payment date and the maturity date.

      "Payment Differential" shall mean an amount equal to (i) the interest rate on the mortgage loan less the "Reinvestment Yield", divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

      "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue
      (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the mortgage loan, with each such yield being based on the bid price for such issue as published in the Wall Street
      Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                                      II-20

M.    Prepayment Consideration is equal to the greater of (A) 1% of the outstanding principal balance of the note on the date of prepayment or (B)
      the Yield Maintenance Amount.

      "Yield Maintenance Amount" shall mean an amount never less than zero equal to the present value of a series of "Monthly Amounts," assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the U.S. Securities Rate.

      "Monthly Amount" shall mean:

      A.    The Contract Rate,

            MINUS

      B.    As of the prepayment date, the Yield (the "U.S. Securities Rate"), as published by the federal reserve system in its "Statistical
            Release H. 15(519), Selected Interest Rates" under the caption "U.S.
            Government Securities/Treasury Constant Maturities," for a U.S.
            Government Security with a term equal to that remaining on the note on the prepayment date (which term maybe obtained by interpolating between the yields published for specific whole years),

            DIVIDED BY TWELVE (12) AND THE QUOTIENT THEREOF THEN MULTIPLIED BY

      C.    The amount prepaid on the prepayment date.

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

N.    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated
      Payments (hereinafter defined) from the Prepayment Date through the
      Maturity Date determined by discounting such payments at the Discount Rate
      (hereinafter defined). As used in this definition, the term "Prepayment
      Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this
      Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance
      Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

O.    The Prepayment Consideration shall equal an amount equal to the greater of
      (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date
      (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The
      "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-21

P.    1.   (1)(2)(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the
      Open Period. From and after such date, provided there is no Event of
      Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (3)(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.(4)

      (5)(iii) In addition to the Loan Prepayment rights set forth hereinabove, (6)after the Lockout Date (which is the earlier of the date which is two (2) years after the date of the Securitization Transaction
      (7)(as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the
      Open Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      2.    Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of
            Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, (8)the "Make Whole
            Premium".

            The Make Whole Premium shall be (8)the greater of one percent (1%)
            of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1)   Determine the "Reinvestment Yield." The Reinvestment Yield
            will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (9)Maturity Date as reasonably selected by
            Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury
            Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics (i.e., rate, remaining time to (10)maturity, yield).

            (2)   Calculate the "Present Value of the Loan." The Present Value
            of the Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (10)Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            (10)Maturity Date.

            (3)   Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (11)(12)one month prior to the (10)Maturity Date, no Make Whole
      Premium shall be payable.

      In the event any proceeds from a Casualty or Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make
      Whole Premium, provided no Event of Default then exists under the Loan
      Documents.

      Notes:

      (1)   With respect to Mortgage Loan No. 308, 5533 Walnut Street, delete:
            "(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the
            Open Period. From and after such date, provided there is no Event of
            Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

            (ii) "Securitization Transaction" shall mean: the sale,
            transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction.

      (2)   With respect to Mortgage Loan No. 337, CVS Drug Store and Mortgage
            Loan No. 323, 3420 East Shea Boulevard, insert: "Except as set forth in paragraph 2(A)(ii),"

                                      II-22

      (3)   With respect to Mortgage Loan No. 323, 3420 East Shea Boulevard, delete: "(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a
            Securitization Transaction."

      (4)   With respect to Mortgage Loan No. 279, 10016 South 51st Street and
            Mortgage Loan No. 415, 16201 Southwest 88 Street, insert: "(iii)
            Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of this Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If the scheduled monthly payment in accordance with the terms of this
            Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c)
            payment of all other Indebtedness then due under the Loan Documents.
            Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated
            Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of this Note. (iv)".

      (5)   With respect to Mortgage Loan No. 337, CVS Drug Store, delete: "In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is the earlier of the date which is two (2)
            years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period, Borrower may prepay the principal balance of this
            Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make
            Whole Premium. " insert: "Prior to the Open Period, Borrower may prepay the principal balance of this Note at any time, as set forth in the prceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium."

      (6)   With respect to Mortgage Loan No. 323, 3420 East Shea Boulevard,
            Mortgage Loan No. 293, Green Mountain Village Apartments and
            Mortgage Loan No. 226, Knollwood Apartments: delete: "after the
            Lockout Date (which is the earlier of the date which is two (2)
            years after the date of the Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but"

      (7)   With respect to Mortgage Loan No. 329, 1191 Hawk Circle and Mortgage
            Loan No. 328, 1000 N Kraemer Place, delete: "(as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)".

      (8)   With respect to Mortgage Loan No. 232, 7201 Canyon Drive and
            Mortgage Loan No. 214, 17015 Park Row, insert: "the lesser of: (a)
            the maximum amount which is allowed under Texas law limiting the amount of interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest, and (b) the".

      (9)   With respect to Mortgage Loan No. 279, 10016 South 51st Street, delete: "Maturity Date" and insert: "Anticipated Repayment Date"

      (10)  With respect to Mortgage Loan No. 279, 10016 South 51st Street and
            Mortgage Loan No. 415, 16201 Southwest 88 Street, delete: "Maturity
            Date" and insert: "Anticipated Repayment Date"

      (11)  With respect to Mortgage Loan No. 293, Green Mountain Village
            Apartments and Mortgage Loan No. 226, Knollwood Aparments, delete:
            "one" and insert: "two".

      (12)  With respect to Mortgage Loan No. 339, 4241 Brookhill Road and
            Mortgage Loan No. 233, 1515 West Fullerton Avenue, delete: "one" and insert: "three".

      The following loans do not have any exceptions to the standard language:

      Mortgage Loan No. 230, Sequim Riverbend Center
      Mortgage Loan No. 243, 9930 Colerain Avenue
      Mortgage Loan No. 315, Park Village
      Mortgage Loan No. 341, 500 Oak Grove Parkway
      Mortgage Loan No. 380, 450 Oak Grove Parkway

                                      II-23

Q.    "Yield Maintenance Premium" shall equal an amount equal to the greater of:

      (i) one percent (1%) of the remaining principal balance of this Note, or

      (ii) the product of:

            (A) the ratio of the principal amount being repaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by:

            (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less the amount of the outstanding principal balance of this Note on the
      Prepayment Date (after subtracting the scheduled principal payment on such
      Prepayment Date).

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

R.    Prepayment consideration is equal to: (i) from the expiration of the lockout period through the end of loan year 5, the greater of (a) the
      Yield Maintenance Amount or (b) 1.0% of the original principal balance of the note on the date of prepayment, (ii) during loan year 6, 5.0% of the outstanding principal balance of the note on the date of prepayment, (iii)
      during loan year 7, 4.0% of the outstanding principal balance of the note on the date of prepayment, (iv) during loan year 8, 3.0% of the outstanding principal balance of the note on the date of prepayment, (v)
      during loan year 9, 2.0% of the outstanding principal balance of the note on the date of prepayment and (vi) during loan year 10 until the 117th payment date,1.0% of the outstanding principal balance of the note on the date of prepayment.

      "Yield Maintenance Amount" means an amount, never less than zero, equal to
      (x) the present value of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date, discounted at the Treasury Rate (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
      less (y) the amount of the payment or proceeds received by Lender.

      "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

      "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading "U.S. Government Securities/Treasury
      Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity
      Date (in the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

      All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

                                      II-24

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE     MORTGAGE
LOAN NO.   LOAN SELLER   PROPERTY NAME                                       STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

                         New York City Apartment Portfolio Roll-Up
    4        LaSalle     122-126 East 103rd Street (I)                       122-126 East 103rd Street
    4        LaSalle     124-136 East 117th Street (I)                       124-136 East 117th Street
    4        LaSalle     231-235 East 117th Street (I)                       231-235 East 117th Street
    4        LaSalle     1571-1575 Lexington Avenue (I)                      1571-1575 Lexington Avenue
    4        LaSalle     1567-1569 Lexington Avenue (I)                      1567-1569 Lexington Avenue
    4        LaSalle     234-238 East 116th Street (I)                       234-238 East 116th Street
    4        LaSalle     233-237 East 111th Street (I)                       233-237 East 111th Street
    4        LaSalle     137-139 East 110th Street (I)                       137-139 East 110th Street
    4        LaSalle     244 East 117th Street (I)                           244 East 117th Street
    4        LaSalle     215 East 117th Street (I)                           215 East 117th Street
    4        LaSalle     204 East 112th Street (I)                           204 East 112th Street
    4        LaSalle     2371 Second Avenue (I)                              2371 Second Avenue
    4        LaSalle     411 East 118th Street (I)                           411 East 118th Street
    4        LaSalle     102 East 116th Street (I)                           102 East 116th Street
    4        LaSalle     102 East 103rd Street (I)                           102 East 103rd Street
    4        LaSalle     112 East 103rd Street (I)                           112 East 103rd Street
    4        LaSalle     311 East 109th Street (I)                           311 East 109th Street
    4        LaSalle     2171-2173 Third Avenue (I)                          2171-2173 Third Avenue
    4        LaSalle     413 East 114th Street (I)                           413 East 114th Street
    4        LaSalle     312 East 106th Street (I)                           312 East 106th Street
    4        LaSalle     118 East 103rd Street (I)                           118 East 103rd Street
    4        LaSalle     228 East 116th Street (I)                           228 East 116th Street
    4        LaSalle     216 East 118th Street (I)                           216 East 118th Street
    4        LaSalle     214 East 9th Street (I)                             214 East 9th Street
    4        LaSalle     411 East 114th Street (I)                           411 East 114th Street
    4        LaSalle     238 East 111th Street (I)                           238 East 111th Street
    4        LaSalle     154 East 106th Street (I)                           154 East 106th Street
    4        LaSalle     2156 Second Avenue (I)                              2156 Second Avenue
    4        LaSalle     328 East 106th Street (I)                           328 East 106th Street
    4        LaSalle     318 East 106th Street (I)                           318 East 106th Street
    4        LaSalle     319-321 East 115th Street (I)                       319-321 East 115th Street
    4        LaSalle     291 Pleasant Avenue (I)                             291 Pleasant Avenue
    4        LaSalle     103 East 102nd Street (I)                           103 East 102nd Street
    4        LaSalle     419 East 114th Street (I)                           419 East 114th Street
    4        LaSalle     417 East 114th Street (I)                           417 East 114th Street
    4        LaSalle     421 East 114th Street (I)                           421 East 114th Street
    4        LaSalle     423 East 114th Street (I)                           423 East 114th Street
   13        LaSalle     ALOFT at The Glen Town Center                       1801 Tower Drive
   17        LaSalle     Good Life MHC                                       3403 East Main Street
   20        LaSalle     Towerpoint MHC                                      4860 East Main Street
   24        LaSalle     Colonial Estates                                    1941 North Black Horse Pike
   31          PMCF      Santa Fe Ridge Apartments                           1415 N.W. Santa Fe Lane
                         Roiff Portfolio Roll-Up
   33        LaSalle     113 Beacon Street (II)                              113 Beacon Street
   33        LaSalle     722, 744, 776 Columbus Avenue (II)                  722, 744, 776 Columbus Avenue
   33        LaSalle     610 Columbus Avenue (II)                            610 Columbus Avenue
   33        LaSalle     50 Evergreen Street (II)                            50 Evergreen Street
   33        LaSalle     226 Parker Hill Avenue (II)                         226 Parker Hill Avenue
   33        LaSalle     216 & 218 Hemenway Street (II)                      216 & 218 Hemenway Street
   33        LaSalle     1742-1744 Washington Street (II)                    1742-1744 Washington Street
   33        LaSalle     480 Massachusetts Avenue (II)                       480 Massachusetts Avenue
   33        LaSalle     486 Massachusetts Avenue (II)                       486 Massachusetts Avenue
   33        LaSalle     55 South Huntington Avenue (II)                     55 South Huntington Avenue
   33        LaSalle     61 South Huntington Avenue (II)                     61 South Huntington Avenue
   33        LaSalle     28 South Huntington Avenue (II)                     28 South Huntington Avenue
   33        LaSalle     63 South Huntington Avenue (II)                     63 South Huntington Avenue
   42        LaSalle     The Timbers Apartments - CA                         550 Los Arbolitos Boulevard
   44          PMCF      Misty Woods Apartments                              101 Harlon Drive
   47        LaSalle     Shadow Creek Apartments                             7895 Shadow Creek Drive
   55        LaSalle     Royal Palm                                          2050 West Dunlap Avenue
   58          PMCF      Campus Courtyard                                    1541 Bulldog Lane
   62         PCFII      Gateway at Centreport                               14300 Statler Court
   78        LaSalle     Cobblestone Apartments                              7643 East 51st Street
   84         PCFII      Gateway Lakes Apartments                            3799 Gateway Lakes
   85        LaSalle     Campus Village Saginaw                              2207 Pierce Road
   87        LaSalle     Drexel Towers                                       4825 & 4917 South Drexel Boulevard
   89        LaSalle     Highpoint Park Apartments                           2270 Meadowlake Road
   106       LaSalle     The Timbers Apartments - SC                         315 Birchrun Drive
   115       LaSalle     Abbey Pointe Apartments                             1640 Tyrol Lane
   118       LaSalle     Whispering Pines                                    10 Pine Drive
   120        PCFII      Noble Park Apartments                               568 Carpenter Ridge
   129       LaSalle     Campus Place Apartments                             4274 & 4278 University Avenue
   131       LaSalle     Laurel Commons MHC                                  1001 Sage Avenue
                         Martin's Mobile Home Communities Portfolio Roll-Up
   149       LaSalle     Springview Mobile Home Park (III)                   Rte 9 East at Yountz Drive
   149       LaSalle     Whitestone MHP (III)                                Rte 11 N @ Brilliant Stone Drive
   149       LaSalle     Grapevine Village MHP (III)                         Grapevine Rd @ Vine Circle
   149       LaSalle     Oak Tree Estates (III)                              Rte 11 N @ Berkeley Station Road
   151       LaSalle     Forest Hills Townhomes                              5603 Farm Pond Lane
   164       LaSalle     The Falls at Settler's Walk                         10 Falls Boulevard
   168       LaSalle     Park View West Mobile Home Court                    5801 NW 114th Street (Hwy 141)
   169       LaSalle     Lakeside Terrace                                    618 State Route 303
                         Badger Portfolio Roll-Up
   189       LaSalle     Whispering Pines- Merrill (IV)                      2600 East Main Street
   189       LaSalle     Hickory Lane (IV)                                   1515 Vandenbroek Road
   196       LaSalle     Shelton Road Townhomes                              600 Shelton Road
   207       LaSalle     Argonaut Heights                                    213 Argonaut Drive
   217       LaSalle     Village Terrace                                     216 Mary Street
   218         MSMC      Woodridge I & II                                    500 Dovetree Drive
   221       LaSalle     Shady Grove Cottages                                921 Shady Grove Road
   226        PCFII      Knollwood Apartments                                15196 East Lousisana Drive
   236         WFB       San George Estates MH Community                     10 E. South Stage Rd.
   249         MSMC      Copper Country MHP and Mini-Storage                 500 North Main Street
   258       LaSalle     Central Gardens Apartments                          2361 South Park Road SW
   262    National City  Park Plaza                                          20 Park Street
   263         PMCF      Kendall Garden Apartments                           322 S. Kendall Avenue
   264       LaSalle     Valdosta Apartments                                 1314 Hastings Drive, 1501 Myrtle Street, 1490 Green
                                                                             Street
   267       LaSalle     Sun Lake Village Estates MHC                        4865 Lake Ontario Drive
   271         PMCF      Midtown Center Mobile Home Park(1)                  909 Chugach Way
   273         WFB       Sineath Mobile                                      9160 Wisteria Street
   274         WFB       Twin Palms Apartments                               1023 W. Duarte Road
   286         WFB       Van Ness Apartments                                 17450 Van Ness Ave
   292         WFB       Shamrock Apartments                                 1440 E College Way
   293        PCFII      Green Mountain Village Apartments                   12621 - 12651 West Mississippi Avenue
   318         WFB       Casa Bonita Apartments - Phoenix                    6615 & 6625 N. 17th Avenue
   324         WFB       Northland Village Apartments                        2625 N.E. 42nd St
   326       LaSalle     Sherwood Court Apartments                           4519 McPherson Avenue
   327         WFB       Cornerstone Village                                 3101 North Midland Drive
                         Privitera Multifamily Portfolio Roll-Up
   332         WFB       Privitera Multifamilty Portfolio - 160 West Main
                         Street and 12-14 Mount Pleasant (V)                 160 West Main Street and 12-14 Mount Pleasant
   332         WFB       Privitera Multifamilty Portfolio - 35 Fremont (V)   35 Fremont
   338         WFB       Michigan Heights MHC                                7745 Michigan Heights Court
   346         WFB       Spanish Flat Mobile Villa                           4312 Spanish Flat Loop Road
   354       LaSalle     Pecue Estates MHC                                   7550 East Pecue Lane
   361       LaSalle     Michigan Street Apartments                          2603, 2613, 2621 West Michigan Street and 530 North
                                                                             27th Street
   367       LaSalle     Southwind Apartments                                1061 Southwind Drive
   370         WFB       Ruhland Apartments                                  2703 Ruhland Avenue
   381       LaSalle     University Pointe Apartments                        944 East Haggard Avenue
   403         WFB       Theobald & King Apartments                          621 1st Street SW & 625 3rd Street SW
   406         WFB       Southview Villas & The Cambridge                    508, 605, & 609 19th Avenue SE & 3100 14th Street SW
   407       LaSalle     Kendall Village Townhomes 2                         208-216 N Kendall Avenue
   410       LaSalle     Meadowbrook Apartments                              2891 Olden Oak Lane
   411       LaSalle     Lakeside Village MHP, San Antonio                   5627 Sherry Street
   414         WFB       Country Manor                                       201 36th Avenue NE
   421       LaSalle     Village Estates MHP                                 2580 Holmes Road

                         Total/Weighted Averages:

MORTGAGE
LOAN NO.  COUNTY            CITY           STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE
--------------------------------------------------------------------------------------------------------------------------

    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
    4     New York          New York        NY      10029   Multifamily                     High Rise
   13     Cook              Glenview        IL      60025   Multifamily                     Garden
   17     Maricopa          Mesa            AZ      85213   Manufactured Housing Community  Manufactured Housing Community
   20     Maricopa          Mesa            AZ      85205   Manufactured Housing Community  Manufactured Housing Community
   24     Gloucester        Williamstown    NJ      08094   Manufactured Housing Community  Manufactured Housing Community
   31     Kitsap            Silverdale      WA      98383   Multifamily                     Garden

   33     Suffolk           Boston          MA      02116   Multifamily                     Low Rise
   33     Suffolk           Boston          MA      02120   Multifamily                     Low Rise
   33     Suffolk           Roxbury         MA      02118   Multifamily                     Low Rise
   33     Suffolk           Jamaica Plain   MA      02130   Multifamily                     Low Rise
   33     Suffolk           Roxbury         MA      02118   Multifamily                     Low Rise
   33     Suffolk           Boston          MA      02115   Multifamily                     Low Rise
   33     Suffolk           Roxbury         MA      02118   Multifamily                     Low Rise
   33     Suffolk           Roxbury         MA      02118   Multifamily                     Low Rise
   33     Suffolk           Roxbury         MA      02118   Multifamily                     Low Rise
   33     Suffolk           Jamaica Plain   MA      02130   Multifamily                     Low Rise
   33     Suffolk           Jamaica Plain   MA      02130   Multifamily                     Low Rise
   33     Suffolk           Boston          MA      02130   Multifamily                     Low Rise
   33     Suffolk           Jamaica Plain   MA      02130   Multifamily                     Low Rise
   42     San Diego         Oceanside       CA      92054   Multifamily                     Garden
   44     Wake              Cary            NC      27511   Multifamily                     Garden
   47     Butler            Hamilton        OH      45011   Multifamily                     Garden
   55     Maricopa          Phoenix         AZ      85021   Manufactured Housing Community  Manufactured Housing Community
   58     Fresno            Fresno          CA      93710   Multifamily                     Student Housing
   62     Tarrant           Fort Worth      TX      76155   Multifamily                     Garden
   78     Tulsa             Tulsa           OK      74145   Multifamily                     Garden
   84     Franklin          Grove City      OH      43123   Multifamily                     Garden
   85     Saginaw           Saginaw         MI      48604   Multifamily                     Student Housing
   87     Cook              Chicago         IL      60615   Multifamily                     High Rise
   89     Faulkner          Conway          AR      72032   Multifamily                     Garden
   106    Spartanburg       Spartanburg     SC      29301   Multifamily                     Garden
   115    San Joaquin       Stockton        CA      95207   Multifamily                     Garden
   118    Sullivan          Bloomingburg    NY      12721   Manufactured Housing Community  Manufactured Housing Community
   120    Franklin          Columbus        OH      43228   Multifamily                     Garden
   129    Grand Forks       Grand Forks     ND      58203   Multifamily                     Student Housing
   131    Berks             Reading         PA      19605   Manufactured Housing Community  Manufactured Housing Community

   149    Berkeley          Martinsburg     WV      25401   Manufactured Housing Community  Manufactured Housing Community
   149    Berkeley          Martinsburg     WV      25403   Manufactured Housing Community  Manufactured Housing Community
   149    Berkeley          Martinsburg     WV      25401   Manufactured Housing Community  Manufactured Housing Community
   149    Berkeley          Martinsburg     WV      25403   Manufactured Housing Community  Manufactured Housing Community
   151    Mecklenburg       Charlotte       NC      28212   Multifamily                     Garden
   164    Warren            Springboro      OH      45066   Multifamily                     Garden
   168    Polk              Grimes          IA      50111   Manufactured Housing Community  Manufactured Housing Community
   169    Portage           Streetsboro     OH      44241   Manufactured Housing Community  Manufactured Housing Community

   189    Lincoln           Merrill         WI      54452   Manufactured Housing Community  Manufactured Housing Community
   189    Outagamie         Little Chute    WI      54140   Manufactured Housing Community  Manufactured Housing Community
   196    Lee               Auburn          AL      36830   Multifamily                     Garden
   207    El Paso           El Paso         TX      79912   Multifamily                     Garden
   217    Jefferson         Johnson Creek   WI      53038   Manufactured Housing Community  Manufactured Housing Community
   218    Franklin          Galloway        OH      43119   Multifamily                     Garden
   221    Garland           Hot Springs     AR      71901   Multifamily                     Garden
   226    Arapahoe          Aurora          CO      80012   Multifamily                     Garden
   236    Jackson           Medford         OR      97501   Manufactured Housing Community  Manufactured Housing Community
   249    Gila              Globe           AZ      85501   Manufactured Housing Community  Manufactured Housing Community
   258    Jefferson         Birmingham      AL      35211   Multifamily                     Garden
   262    Providence        Johnston        RI      02919   Multifamily                     Garden
   263    Kalamazoo         Kalamazoo       MI      49006   Multifamily                     Student Housing
   264    Lowndes           Valdosta        GA      31601   Multifamily                     Garden
   267    Brevard           Cocoa           FL      32926   Manufactured Housing Community  Manufactured Housing Community
   271    Anchorage         Anchorage       AK     (99503)  Manufactured Housing Community  Manufactured Housing Community
   273    Berkeley          Ladson          SC      29456   Manufactured Housing Community  Manufactured Housing Community
   274    Los Angeles       Arcadia         CA      91007   Multifamily                     Garden
   286    Los Angeles       Torrance        CA      90504   Multifamily                     Garden
   292    Johnson           Olathe          KS      66062   Multifamily                     Garden
   293    Jefferson         Lakewood        CO      80228   Multifamily                     Garden
   318    Maricopa          Phoenix         AZ      85015   Multifamily                     Garden
   324    Clay              Kansas City     MO      64117   Multifamily                     Garden
   326    Saint Louis City  St. Louis       MO      63108   Multifamily                     Garden
   327    Midland           Midland         TX      79707   Multifamily                     Garden

   332    Middlesex         Marlborough     MA      01752   Multifamily                     Garden
   332    Middlesex         Arlington       MA      02474   Multifamily                     Garden
   338    Charlevoix        Charlevoix      MI      49720   Manufactured Housing Community  Manufactured Housing Community
   346    Napa              Napa            CA      94558   Manufactured Housing Community  Manufactured Housing Community
   354    East Baton Rouge  Baton Rouge     LA      70809   Manufactured Housing Community  Manufactured Housing Community
   361    Milwaukee         Milwaukee       WI      53233   Multifamily                     Garden
   367    Marion            Fairmont        WV      26554   Multifamily                     Garden
   370    Los Angeles       Redondo Beach   CA      90278   Multifamily                     Garden
   381    Alamance          Elon            NC      27244   Multifamily                     Student Housing
   403    Olmsted           Rochester       MN      55902   Multifamily                     Mid Rise
   406    Ward              Minot           ND      58701   Multifamily                     Garden
   407    Kalamazoo         Kalamazoo       MI      49006   Multifamily                     Student Housing
   410    Oakland           Auburn Hills    MI      48326   Multifamily                     Garden
   411    Bexar             San Antonio     TX      78242   Manufactured Housing Community  Manufactured Housing Community
   414    Ward              Minot           ND      58703   Multifamily                     Garden
   421    Washtenaw         Ypsilanti       MI      48198   Manufactured Housing Community  Manufactured Housing Community

                        CUT-OFF DATE
MORTGAGE  CUT-OFF DATE   BALANCE PER              MORTGAGE  ORIGINAL TERM  REMAINING TERM   ORIGINAL     REMAINING     NOI
LOAN NO.       BALANCE   UNIT OR PAD  NOTE DATE       RATE   TO MATURITY     TO MATURITY   AMORT. TERM  AMORT. TERM  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------

           195,000,000      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4      $15,108,608      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4      $14,505,927      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4      $10,889,836      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4      $10,120,897      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $9,497,433      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $8,853,187      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $7,127,548      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $7,107,488      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $6,899,667      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $6,855,649      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $6,359,332      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $6,266,860      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $6,213,856      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $5,944,251      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $5,375,938      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $5,320,225      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $5,299,443      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $5,091,621      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $4,696,761      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $4,239,555      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $4,217,859      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $4,052,515      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $3,657,655      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $3,325,141      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $3,242,012      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $3,200,448      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $3,054,973      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,764,023      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,618,548      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,618,548      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,410,727      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,140,559      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $2,078,213      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4       $1,288,492      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4         $893,632      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4         $831,285      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
    4         $831,285      $162,500  03/19/2007    5.800%       60              59            IO           IO        1.44
   13      $42,000,000      $232,044  02/09/2007    5.780%       120             118           IO           IO        1.25
   17      $36,000,000       $31,142  03/08/2007    5.700%       120             119           360          360       1.34
   20      $34,060,000       $30,575  03/08/2007    5.700%       120             119           360          360       1.35
   24      $28,888,000       $43,903  03/08/2007    5.700%       120             119           360          360       1.35
   31      $23,000,000       $95,833  02/21/2007    5.730%       120             118           IO           IO        1.43
           $22,072,049      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $3,972,969      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $3,752,248      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $2,648,646      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $2,648,646      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $1,765,764      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $1,324,323      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $1,324,323      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $1,103,602      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33       $1,103,602      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33         $662,161      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33         $662,161      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33         $662,161      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   33         $441,441      $162,294  02/01/2007    5.390%       120             117           360          357       1.39
   42      $19,750,000       $94,952  02/22/2007    6.080%       84              82            IO           IO        1.41
   44      $19,000,000       $52,778  03/29/2007    5.690%       120             119           360          360       1.33
   47      $18,500,000       $73,413  02/28/2007    5.620%       120             118           IO           IO        1.37
   55      $16,196,000       $30,501  03/08/2007    5.700%       120             119           360          360       1.38
   58      $15,000,000       $64,655  04/04/2007    5.593%       120             119           IO           IO        1.51
   62      $14,473,189       $19,936  02/01/2007    5.950%       120             118           360          358       1.53
   78      $11,800,000       $27,315  02/26/2007    5.740%       120             118           360          360       1.64
   84      $11,400,000       $45,238  03/12/2007    5.860%       120             119           IO           IO        1.55
   85      $11,400,000       $91,935  03/01/2007    5.620%       120             118           360          360       1.63
   87      $10,636,800       $78,212  01/30/2007    5.950%       84              81            360          360       1.47
   89      $10,418,977       $59,199  02/16/2007    5.500%       120             118           300          298       1.24
   106      $8,800,000       $48,087  03/06/2007    5.640%       120             119           IO           IO        1.45
   115      $8,400,000       $53,165  03/05/2007    5.790%       120             119           IO           IO        1.37
   118      $8,150,000       $47,941  03/08/2007    5.700%       120             119           360          360       1.38
   120      $8,100,000       $42,857  03/12/2007    5.810%       120             119           420          420       1.45
   129      $7,668,325       $64,986  03/30/2007    5.660%       120             119           300          299       1.32
   131      $7,616,000       $42,787  03/08/2007    5.700%       120             119           360          360       1.41
            $6,750,000       $19,853  02/13/2007    5.650%       120             118           360          360       2.03
   149      $2,440,738       $19,853  02/13/2007    5.650%       120             118           360          360       2.03
   149      $1,589,482       $19,853  02/13/2007    5.650%       120             118           360          360       2.03
   149      $1,430,534       $19,853  02/13/2007    5.650%       120             118           360          360       2.03
   149      $1,289,246       $19,853  02/13/2007    5.650%       120             118           360          360       2.03
   151      $6,600,000       $25,581  03/23/2007    5.675%       120             119           360          360       1.50
   164      $6,000,000       $95,238  01/31/2007    5.790%       120             117           360          360       1.49
   168      $5,783,468       $19,214  02/06/2007    5.740%       120             118           300          298       1.22
   169      $5,760,000       $26,301  03/14/2007    5.550%       120             119           360          360       1.52
            $5,200,000       $20,717  03/08/2007    5.700%       120             119           360          360       1.50
   189      $3,040,000       $20,717  03/08/2007    5.700%       120             119           360          360       1.50
   189      $2,160,000       $20,717  03/08/2007    5.700%       120             119           360          360       1.50
   196      $4,994,829       $45,824  03/20/2007    5.800%       120             119           360          359       1.49
   207      $4,625,000       $30,428  04/05/2007    6.270%       48              48            360          360       1.28
   217      $4,400,000       $36,667  03/08/2007    5.700%       120             119           360          360       1.49
   218      $4,376,936       $28,057  11/15/2006    5.620%       120             115           360          355       1.42
   221      $4,300,000       $59,722  02/28/2007    5.740%       120             118           360          360       1.55
   226      $4,208,000       $37,571  03/02/2007    5.880%       120             119           360          360       1.62
   236      $3,800,000       $21,714  03/30/2007    6.200%       120             119           360          360       1.53
   249      $3,500,000       $18,229  03/14/2007    5.780%       120             119           360          360       1.85
   258      $3,318,901       $15,956  09/07/2006    6.400%       120             113           300          293       1.32
   262      $3,250,000       $52,419  05/01/2007    6.040%       120             120           360          360       1.41
   263      $3,200,000       $24,806  03/29/2007    5.850%       120             119           360          360       1.56
   264      $3,193,990       $45,628  02/26/2007    5.880%       120             118           360          358       1.29
   267      $3,150,268       $16,846  01/31/2007    6.170%       120             117           360          357       1.43
   271      $3,000,000       $37,500  04/19/2007    6.180%      (60)            (60)          (300)        (300)     (1.33)
   273      $2,996,927       $19,588  03/21/2007    5.850%       120             119           360          359       1.24
   274      $2,996,832      $119,873  03/16/2007    5.690%       120             119           360          359       1.23
   286      $2,929,439      $101,015  02/28/2007    5.840%       84              82            360          358       1.26
   292      $2,795,966       $24,743  03/16/2007    6.010%       120             119           300          299       1.44
   293      $2,776,000       $34,700  03/02/2007    5.880%       120             119           360          360       1.64
   318      $2,350,000       $36,719  02/26/2007    6.155%       120             119           360          360       1.46
   324      $2,295,738       $22,957  02/23/2007    5.940%       120             118           360          358       1.44
   326      $2,295,535       $34,781  02/23/2007    5.730%       120             118           360          358       1.43
   327      $2,281,307       $19,011  12/12/2006    6.290%       60              56            360          356       1.51
            $2,197,876       $47,780  03/28/2007    6.160%       120             119           360          359       1.51
   332      $1,110,095       $47,780  03/28/2007    6.160%       120             119           360          359       1.51
   332      $1,087,781       $47,780  03/28/2007    6.160%       120             119           360          359       1.51
   338      $2,100,000       $20,192  02/09/2007    5.980%       120             118           360          360       1.54
   346      $2,000,000       $40,816  12/13/2006    5.800%       120             116           360          360       1.48
   354      $1,936,171       $13,732  12/22/2006    5.980%       120             116           360          356       1.23
   361      $1,892,187       $27,826  12/15/2006    5.870%       120             116           360          356       1.36
   367      $1,844,184       $51,227  01/23/2007    6.050%       120             117           360          357       1.32
   370      $1,776,690      $111,043  02/28/2007    5.925%       120             118           360          358       1.25
   381      $1,630,000       $67,917  06/01/2006    6.570%       120             109           360          360       1.41
   403      $1,367,534       $33,354  02/07/2007    6.070%       120             118           360          358       1.38
   406      $1,269,574       $35,266  02/22/2007    5.810%       120             118           360          358       1.31
   407      $1,246,070       $89,005  01/25/2007    6.050%       120             117           360          357       1.44
   410      $1,195,204        $6,036  12/11/2006    6.020%       120             116           360          356       2.95
   411      $1,193,396        $9,041  12/28/2006    6.360%       120             116           300          296       2.11
   414      $1,061,971       $44,249  02/22/2007    5.810%       120             118           360          358       1.43
   421        $997,486       $13,300  02/13/2007    6.460%       120             118           300          298       1.36

          $725,166,819                              5.774%       101             100           356          355       1.42x

                                                                                                       STUDIOS
                                                                                                --------------------
MORTGAGE    NCF       NCF POST IO    CUT-OFF DATE  BALLOON              UTILITIES                   NO. OF  AVG RENT
LOAN NO.  DSCR (X)  PERIOD DSCR (X)           LTV      LTV            PAID BY TENANT            UNITS/PADS   PER MO.
----------------------------------------------------------------------------------------------------------------------

           1.44           NAP               60.7%    60.7%
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1        $0
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      2      $810
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                     48      $894
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1      $736
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1      $593
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                     10      $975
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      2    $1,100
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1      $825
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1    $1,005
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      1      $875
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                     20      $964
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                     10      $917
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      4      $984
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      2    $1,045
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      0       NAP
    4      1.44           NAP               60.7%    60.7%            Electric, Gas                      2      $913
   13      1.24           NAP               74.3%    74.3%            Electric, Gas                      0       NAP
   17      1.32          1.10               80.0%    74.6%               Electric                        0       NAP
   20      1.33          1.10               75.7%    70.6%               Electric                        0       NAP
   24      1.33          1.11               80.0%    74.6%     Electric, Gas, Sewer, Water               0       NAP
   31      1.38           NAP               81.2%    81.2%     Electric, Gas, Sewer, Water               0       NAP
           1.36           NAP               72.8%    61.0%
   33      1.36           NAP               72.8%    61.0%    Electric, Sewer, Trash, Water              0       NAP
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water           0       NAP
   33      1.36           NAP               72.8%    61.0%    Electric, Sewer, Trash, Water              0       NAP
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water           1    $1,000
   33      1.36           NAP               72.8%    61.0%    Electric, Sewer, Trash, Water              1      $925
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water           0       NAP
   33      1.36           NAP               72.8%    61.0%            Electric, Heat                     0       NAP
   33      1.36           NAP               72.8%    61.0%    Electric, Sewer, Trash, Water              0       NAP
   33      1.36           NAP               72.8%    61.0%    Electric, Sewer, Trash, Water              0       NAP
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water          17      $698
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water           8      $880
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water          14      $673
   33      1.36           NAP               72.8%    61.0%  Electric, Gas, Sewer, Trash, Water           0       NAP
   42      1.37           NAP               66.9%    66.9%            Electric, Gas                      0       NAP
   44      1.24          1.03               79.8%    76.8%     Electric, Gas, Sewer, Water               0       NAP
   47      1.33           NAP               78.7%    78.7%                 None                          0       NAP
   55      1.36          1.13               74.3%    69.3%                 None                          0       NAP
   58      1.45           NAP               79.6%    79.6%               Electric                        0       NAP
   62      1.25           NAP               67.3%    57.3%               Electric                        0       NAP
   78      1.48          1.23               80.0%    72.1%            Electric, Gas                      0       NAP
   84      1.48           NAP               70.8%    70.8%     Electric, Gas, Sewer, Water               0       NAP
   85      1.58          1.30               79.7%    70.2%            Electric, Gas                      0       NAP
   87      1.42          1.19               79.4%    74.2%                 None                          0       NAP
   89      1.19           NAP               74.4%    57.1%  Electric, Gas, Sewer, Trash, Water           0       NAP
   106     1.38           NAP               80.0%    80.0%                 None                         21      $499
   115     1.32           NAP               76.7%    76.7%  Electric, Gas, Sewer, Trash, Water           0       NAP
   118     1.36          1.13               77.6%    72.4%         Electric, Gas, Trash                  0       NAP
   120     1.37          1.20               77.1%    73.6%        Electric, Sewer, Water                 0       NAP
   129     1.25           NAP               79.9%    61.4%            Electric, Gas                      0       NAP
   131     1.39          1.16               80.0%    74.6%            Electric, Gas                      0       NAP
           2.00          1.65               70.6%    63.5%
   149     2.00          1.65               70.6%    63.5%         Electric, Gas, Water                  0       NAP
   149     2.00          1.65               70.6%    63.5%         Electric, Gas, Water                  0       NAP
   149     2.00          1.65               70.6%    63.5%         Electric, Gas, Water                  0       NAP
   149     2.00          1.65               70.6%    63.5%         Electric, Gas, Water                  0       NAP
   151     1.33          1.10               77.6%    69.8%            Electric, Gas                      0       NAP
   164     1.45          1.21               78.9%    71.0%    Electric, Sewer, Trash, Water              0       NAP
   168     1.18           NAP               68.9%    53.2%                 None                          0       NAP
   169     1.49          1.22               77.8%    72.5%  Electric, Gas, Sewer, Trash, Water           0       NAP
           1.47          1.22               80.0%    74.6%
   189     1.47          1.22               80.0%    74.6%            Electric, Gas                      0       NAP
   189     1.47          1.22               80.0%    74.6%            Electric, Gas                      0       NAP
   196     1.40           NAP               78.7%    66.5%  Electric, Gas, Sewer, Trash, Water           0       NAP
   207     1.17           NAP               74.2%    70.8%     Electric, Gas, Sewer, Water               1      $475
   217     1.48          1.22               80.0%    74.6%  Electric, Gas, Sewer, Trash, Water           0       NAP
   218     1.29           NAP               76.8%    64.9%               Electric                        0       NAP
   221     1.47          1.23               75.4%    66.6%         Electric, Gas, Water                  0       NAP
   226     1.46          1.23               51.3%    46.3%     Electric, Gas, Sewer, Water               0       NAP
   236     1.50          1.28               54.3%    48.4%        Electric, Sewer, Water                 0       NAP
   249     1.80          1.50               64.8%    57.2%                 None                          0       NAP
   258     1.13           NAP               76.3%    60.6%     Electric, Gas, Sewer, Water               0       NAP
   262     1.34           NAP               68.7%    58.5%  Electric, Gas, Sewer, Trash, Water           0       NAP
   263     1.41          1.18               75.3%    70.4%            Electric, Gas                      1      $415
   264     1.21           NAP               79.8%    67.8%    Electric, Sewer, Trash, Water              0       NAP
   267     1.39           NAP               65.1%    55.7%  Electric, Gas, Sewer, Trash, Water           0       NAP
   271    (1.22)          NAP               75.5%    68.6%            Electric, Gas                      0       NAP
   273     1.20           NAP               79.9%    67.7%        Electric, Sewer, Water                 0       NAP
   274     1.20           NAP               65.9%    55.5%            Electric, Gas                      0       NAP
   286     1.20           NAP               68.9%    62.3%               Electric                        0       NAP
   292     1.32           NAP               55.9%    43.5%         Electric, Gas, Sewer                  4      $485
   293     1.50          1.26               63.2%    57.1%     Electric, Gas, Sewer, Water               0       NAP
   318     1.34          1.15               66.0%    59.9%                 None                          0       NAP
   324     1.29           NAP               74.1%    63.0%            Electric, Gas                      0       NAP
   326     1.33           NAP               79.2%    66.9%            Electric, Gas                     18      $449
   327     1.33           NAP               78.7%    74.2%               Electric                        0       NAP
           1.44           NAP               55.8%    47.7%
   332     1.44           NAP               55.8%    47.7%               Electric                        0       NAP
   332     1.44           NAP               55.8%    47.7%               Electric                        0       NAP
   338     1.50          1.27               67.7%    60.1%            Electric, Gas                      0       NAP
   346     1.45          1.21               63.5%    56.1%     Electric, Gas, Sewer, Water               0       NAP
   354     1.18           NAP               69.6%    59.4%               Electric                        0       NAP
   361     1.23           NAP               79.2%    67.3%                 None                          3      $345
   367     1.25           NAP               78.8%    67.3%               Electric                        0       NAP
   370     1.20           NAP               62.3%    53.0%               Electric                        0       NAP
   381     1.33          1.16               75.8%    68.1%                 None                          0       NAP
   403     1.27           NAP               77.0%    65.8%               Electric                        0       NAP
   406     1.20           NAP               79.8%    67.7%               Electric                        0       NAP
   407     1.39           NAP               73.3%    62.6%            Electric, Gas                      0       NAP
   410     2.30           NAP               43.9%    37.5%                 Gas                           0       NAP
   411     2.04           NAP               35.1%    27.7%  Electric, Gas, Sewer, Trash, Water           0       NAP
   414     1.34           NAP               79.8%    67.6%               Electric                        0       NAP
   421     1.32           NAP               70.2%    55.6%     Electric, Gas, Sewer, Water               0       NAP

           1.38x         1.30x              71.4%    67.3%

                1 BEDROOM             2 BEDROOM             3 BEDROOM             4 BEDROOM             5 BEDROOM
          --------------------  --------------------  --------------------  --------------------  --------------------
MORTGAGE      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF  AVG RENT
LOAN NO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.
----------------------------------------------------------------------------------------------------------------------

    4              2    $1,100          39    $1,188          45    $1,172           0       NAP           0       NAP
    4             25    $1,136          29    $1,311          18    $1,728           0       NAP           0       NAP
    4             23      $990          41    $1,035           5    $1,321           0       NAP           0       NAP
    4             22      $871          44    $1,003           0       NAP           0       NAP           0       NAP
    4             19    $1,079          46    $1,040           0       NAP           0       NAP           0       NAP
    4             23      $894          32    $1,017           0       NAP           0       NAP           0       NAP
    4              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
    4             21    $1,053          15    $1,168           0       NAP           0       NAP           0       NAP
    4             23    $1,035          18    $1,309           0       NAP           0       NAP           0       NAP
    4              0       NAP          20    $1,264          12    $1,315           0       NAP           0       NAP
    4              3      $791          25    $1,145           6    $1,299           0       NAP           0       NAP
    4             10      $908          17    $1,112           0       NAP           0       NAP           0       NAP
    4             23      $956          18    $1,235           0       NAP           0       NAP           0       NAP
    4             20    $1,101           1      $925           0       NAP           0       NAP           0       NAP
    4              6      $939          14    $1,022           8      $878           0       NAP           0       NAP
    4             13    $1,070          11    $1,087           6    $1,276           0       NAP           0       NAP
    4             17      $996          15    $1,080           2      $894           0       NAP           0       NAP
    4              0       NAP           0       NAP          16    $1,749           0       NAP           0       NAP
    4              9      $972          15    $1,128           1      $879           0       NAP           0       NAP
    4             14      $821          15    $1,054           0       NAP           0       NAP           0       NAP
    4             17      $884          12      $794           0       NAP           0       NAP           0       NAP
    4             10      $957          17      $988           0       NAP           0       NAP           0       NAP
    4              3    $1,808          10    $1,475           5    $1,835           0       NAP           0       NAP
    4              0       NAP           3    $3,275           0       NAP           0       NAP           0       NAP
    4              1    $1,300          19    $1,143           0       NAP           0       NAP           0       NAP
    4              7      $914          17      $989           0       NAP           0       NAP           0       NAP
    4              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
    4              0       NAP          12    $1,271           0       NAP           0       NAP           0       NAP
    4             10      $933           8    $1,078           1    $1,403           0       NAP           0       NAP
    4              6      $618           8    $1,096           2    $1,271           0       NAP           0       NAP
    4              5    $1,134          11    $1,109           0       NAP           0       NAP           0       NAP
    4              2      $772           4      $919           0       NAP           0       NAP           0       NAP
    4              1    $1,700           2    $2,200           8    $2,500           0       NAP           0       NAP
    4              1    $1,700           5      $808           0       NAP           0       NAP           0       NAP
    4              0       NAP           7      $721           0       NAP           0       NAP           0       NAP
    4              7      $845           1    $1,400           0       NAP           0       NAP           0       NAP
    4              1      $514           6      $654           0       NAP           0       NAP           0       NAP
   13             88    $1,795          93    $2,472           0       NAP           0       NAP           0       NAP
   17              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   20              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   24              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   31             24      $870         112    $1,013         104    $1,180           0       NAP           0       NAP

   33              9    $2,931           3    $5,287           1    $4,547           0       NAP           0       NAP
   33              0       NAP           3    $1,990           5    $2,450           7    $3,222           0       NAP
   33              0       NAP           0       NAP           0       NAP           6    $3,492           0       NAP
   33             11    $1,311          11    $1,496           0       NAP           0       NAP           0       NAP
   33              0       NAP          15    $1,362           0       NAP           0       NAP           0       NAP
   33              1    $1,500           1    $1,700           2    $3,725           1    $3,850           0       NAP
   33              0       NAP           2    $1,850           2    $2,500           0       NAP           0       NAP
   33              0       NAP           0       NAP           0       NAP           2    $4,300           1    $4,550
   33              0       NAP           0       NAP           0       NAP           2    $4,375           1    $4,550
   33              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   33              0       NAP           1    $1,950           0       NAP           0       NAP           0       NAP
   33              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   33              5    $1,120           0       NAP           1    $2,500           0       NAP           0       NAP
   42             48      $915         124    $1,116          36    $1,325           0       NAP           0       NAP
   44            162      $651         198      $807           0       NAP           0       NAP           0       NAP
   47            126      $752         126      $864           0       NAP           0       NAP           0       NAP
   55              0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   58             48      $658         184      $754           0       NAP           0       NAP           0       NAP
   62            648      $490          78      $670           0       NAP           0       NAP           0       NAP
   78            324      $373         108      $500           0       NAP           0       NAP           0       NAP
   84             22      $535         230      $637           0       NAP           0       NAP           0       NAP
   85              0       NAP          31    $1,014          33    $1,471          60    $1,688           0       NAP
   87             21      $948          69    $1,101          46    $1,210           0       NAP           0       NAP
   89             16      $543         160      $625           0       NAP           0       NAP           0       NAP
   106            42      $449          96      $596          24      $699           0       NAP           0       NAP
   115            86      $695          72      $825           0       NAP           0       NAP           0       NAP
   118             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   120            56      $518         133      $592           0       NAP           0       NAP           0       NAP
   129            25      $571          39      $795          48      $973           6    $1,313           0       NAP
   131             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP

   149             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   149             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   149             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   149             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   151            59      $449         132      $549          67      $661           0       NAP           0       NAP
   164            25      $889          26    $1,166          12    $1,480           0       NAP           0       NAP
   168             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   169             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP

   189             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   189             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   196            10      $570          64      $625          35      $718           0       NAP           0       NAP
   207            69      $497          71      $628          11      $815           0       NAP           0       NAP
   217             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   218            24      $461         132      $552           0       NAP           0       NAP           0       NAP
   221             0       NAP          72      $725           0       NAP           0       NAP           0       NAP
   226            40      $565          72      $683           0       NAP           0       NAP           0       NAP
   236             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   249             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   258            40      $340         168      $373           0       NAP           0       NAP           0       NAP
   262            31      $881          31    $1,010           0       NAP           0       NAP           0       NAP
   263            32      $465          96      $605           0       NAP           0       NAP           0       NAP
   264             0       NAP          62      $573           8      $725           0       NAP           0       NAP
   267             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   271             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   273             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   274             5    $1,200          18    $1,400           2    $1,700           0       NAP           0       NAP
   286            11    $1,100          15    $1,358           3    $1,600           0       NAP           0       NAP
   292            52      $540          57      $620           0       NAP           0       NAP           0       NAP
   293            60      $489          20      $594           0       NAP           0       NAP           0       NAP
   318            27      $625          37      $737           0       NAP           0       NAP           0       NAP
   324            36      $475          48      $633          16      $750           0       NAP           0       NAP
   326            30      $532          18      $625           0       NAP           0       NAP           0       NAP
   327            48      $325          72      $392           0       NAP           0       NAP           0       NAP

   332            12      $700          12      $805           0       NAP           0       NAP           0       NAP
   332            22      $845           0       NAP           0       NAP           0       NAP           0       NAP
   338             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   346             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   354             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   361            64      $415           1      $500           0       NAP           0       NAP           0       NAP
   367             0       NAP          36      $607           0       NAP           0       NAP           0       NAP
   370             4    $1,069          12    $1,328           0       NAP           0       NAP           0       NAP
   381             0       NAP          18      $930           6    $1,275           0       NAP           0       NAP
   403            39      $552           2      $700           0       NAP           0       NAP           0       NAP
   406             0       NAP          36      $547           0       NAP           0       NAP           0       NAP
   407             0       NAP           0       NAP           0       NAP          14    $1,500           0       NAP
   410            66      $563         132      $613           0       NAP           0       NAP           0       NAP
   411             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP
   414             1      $560          23      $640           0       NAP           0       NAP           0       NAP
   421             0       NAP           0       NAP           0       NAP           0       NAP           0       NAP

                6 BEDROOM            OTHER UNITS      TOTAL UNITS                      MANUFACTURED HOUSING COMMUNITY
          --------------------  --------------------  -----------            -------------------------------------------
MORTGAGE      NO. OF  AVG RENT      NO. OF  AVG RENT      NO. OF     NO. OF     NO. OF          AVG RENT OF        GROSS
LOAN NO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS  ELEVATORS  HOMESITES  HOMESITE PER MO. ($)      INCOME
------------------------------------------------------------------------------------------------------------------------

    4              0       NAP           4    Retail          90          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          72          0        NAP                  NAP          NAP
    4              0       NAP           1    Retail          70          0        NAP                  NAP          NAP
    4              0       NAP          10    Retail          76          0        NAP                  NAP          NAP
    4              0       NAP          10    Retail          76          0        NAP                  NAP          NAP
    4              0       NAP           6    Retail          63          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          48          0        NAP                  NAP          NAP
    4              0       NAP           4    Retail          40          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          41          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          32          0        NAP                  NAP          NAP
    4              0       NAP           2    Retail          37          0        NAP                  NAP          NAP
    4              0       NAP           4    Retail          32          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          41          0        NAP                  NAP          NAP
    4              0       NAP           1    Retail          32          0        NAP                  NAP          NAP
    4              0       NAP           2    Retail          30          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          30          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          36          0        NAP                  NAP          NAP
    4              0       NAP           2    Retail          18          0        NAP                  NAP          NAP
    4              0       NAP           2    Retail          28          0        NAP                  NAP          NAP
    4              0       NAP           1    Retail          30          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          30          0        NAP                  NAP          NAP
    4              0       NAP           3    Retail          31          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          18          0        NAP                  NAP          NAP
    4              0       NAP           4    Retail           7          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          20          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          24          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          20          0        NAP                  NAP          NAP
    4              0       NAP           1    Retail          13          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          19          0        NAP                  NAP          NAP
    4              0       NAP           1    Retail          17          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          16          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          16          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          11          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP          10          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP           9          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP           8          0        NAP                  NAP          NAP
    4              0       NAP           0       NAP           9          0        NAP                  NAP          NAP
   13              0       NAP           0       NAP         181          0        NAP                  NAP          NAP
   17              0       NAP           0       NAP       1,156          0      1,156                 $313   $4,327,382
   20              0       NAP           0       NAP       1,114          0      1,114                 $323   $4,267,014
   24              0       NAP           0       NAP         658          0        658                 $477   $3,651,650
   31              0       NAP           0       NAP         240          0        NAP                  NAP          NAP

   33              0       NAP           0       NAP          13          1        NAP                  NAP          NAP
   33              0       NAP           0       NAP          15          0        NAP                  NAP          NAP
   33              2    $4,450           0       NAP           8          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP          23          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP          16          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           5          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           4          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           3          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           3          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP          17          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           9          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP          14          0        NAP                  NAP          NAP
   33              0       NAP           0       NAP           6          0        NAP                  NAP          NAP
   42              0       NAP           0       NAP         208          0        NAP                  NAP          NAP
   44              0       NAP           0       NAP         360          0        NAP                  NAP          NAP
   47              0       NAP           0       NAP         252          0        NAP                  NAP          NAP
   55              0       NAP           0       NAP         531          0        531                 $407   $1,769,102
   58              0       NAP           0       NAP         232          0        NAP                  NAP          NAP
   62              0       NAP           0       NAP         726          0        NAP                  NAP          NAP
   78              0       NAP           0       NAP         432          0        NAP                  NAP          NAP
   84              0       NAP           0       NAP         252          0        NAP                  NAP          NAP
   85              0       NAP           0       NAP         124          0        NAP                  NAP          NAP
   87              0       NAP           0       NAP         136          4        NAP                  NAP          NAP
   89              0       NAP           0       NAP         176          0        NAP                  NAP          NAP
   106             0       NAP           0       NAP         183          0        NAP                  NAP          NAP
   115             0       NAP           0       NAP         158          0        NAP                  NAP          NAP
   118             0       NAP           0       NAP         170          0        170                 $558   $1,128,097
   120             0       NAP           0       NAP         189          0        NAP                  NAP          NAP
   129             0       NAP           0       NAP         118          0        NAP                  NAP          NAP
   131             0       NAP           0       NAP         178          0        178                 $404     $889,499

   149             0       NAP           0       NAP         133          0        133                 $235     $393,628
   149             0       NAP           0       NAP          78          0         78                 $265     $229,596
   149             0       NAP           0       NAP          66          0         66                 $260     $195,624
   149             0       NAP           0       NAP          63          0         63                 $269     $224,261
   151             0       NAP           0       NAP         258          0        NAP                  NAP          NAP
   164             0       NAP           0       NAP          63          0        NAP                  NAP          NAP
   168             0       NAP           0       NAP         301          0        301                 $294   $1,177,631
   169             0       NAP           0       NAP         219          0        219                 $288     $753,448

   189             0       NAP           0       NAP         147          0        147                 $558     $385,696
   189             0       NAP           0       NAP         104          0        104                 $275     $314,802
   196             0       NAP           0       NAP         109          0        NAP                  NAP          NAP
   207             0       NAP           0       NAP         152          0        NAP                  NAP          NAP
   217             0       NAP           0       NAP         120          0        120                 $325     $552,865
   218             0       NAP           0       NAP         156          0        NAP                  NAP          NAP
   221             0       NAP           0       NAP          72          0        NAP                  NAP          NAP
   226             0       NAP           0       NAP         112          0        NAP                  NAP          NAP
   236             0       NAP           0       NAP         175          0        175                 $360     $577,778
   249             0       NAP           0       NAP         192          0        192                 $241     $475,140
   258             0       NAP           0       NAP         208          0        NAP                  NAP          NAP
   262             0       NAP           0       NAP          62          0        NAP                  NAP          NAP
   263             0       NAP           0       NAP         129          0        NAP                  NAP          NAP
   264             0       NAP           0       NAP          70          0        NAP                  NAP          NAP
   267             0       NAP           0       NAP         187          0        187                 $237     $512,297
   271             0       NAP           0       NAP          80          0         80                 $596     $572,280
   273             0       NAP           0       NAP         153          0        153                 $244     $401,270
   274             0       NAP           0       NAP          25          0        NAP                  NAP          NAP
   286             0       NAP           0       NAP          29          0        NAP                  NAP          NAP
   292             0       NAP           0       NAP         113          0        NAP                  NAP          NAP
   293             0       NAP           0       NAP          80          0        NAP                  NAP          NAP
   318             0       NAP           0       NAP          64          0        NAP                  NAP          NAP
   324             0       NAP           0       NAP         100          0        NAP                  NAP          NAP
   326             0       NAP           0       NAP          66          0        NAP                  NAP          NAP
   327             0       NAP           0       NAP         120          0        NAP                  NAP          NAP

   332             0       NAP           0       NAP          24          0        NAP                  NAP          NAP
   332             0       NAP           0       NAP          22          0        NAP                  NAP          NAP
   338             0       NAP           0       NAP         104          0        104                 $280     $317,940
   346             0       NAP           0       NAP          49          0         49                 $471     $363,872
   354             0       NAP           0       NAP         141          0        141                 $213     $317,668
   361             0       NAP           0       NAP          68          0        NAP                  NAP          NAP
   367             0       NAP           0       NAP          36          0        NAP                  NAP          NAP
   370             0       NAP           0       NAP          16          0        NAP                  NAP          NAP
   381             0       NAP           0       NAP          24          0        NAP                  NAP          NAP
   403             0       NAP           0       NAP          41          1        NAP                  NAP          NAP
   406             0       NAP           0       NAP          36          0        NAP                  NAP          NAP
   407             0       NAP           0       NAP          14          0        NAP                  NAP          NAP
   410             0       NAP           0       NAP         198          0        NAP                  NAP          NAP
   411             0       NAP           0       NAP         132          0        132                 $244     $445,825
   414             0       NAP           0       NAP          24          0        NAP                  NAP          NAP
   421             0       NAP           0       NAP          75          0         75                 $300     $213,206

                              MULTIFAMILY WITH RETAIL OR COMMERCIAL SPACES
                              --------------------------------------------
MORTGAGE        GROSS INCOME       GROSS  GROSS INCOME FROM COMMERCIAL
LOAN NO.  FROM RV SITES ONLY      INCOME         OR RETAIL SPACES ONLY
--------------------------------------------------------------------------

    4                    NAP  $1,712,639                       $91,332
    4                    NAP  $1,644,322                           NAP
    4                    NAP  $1,234,419                           NAP
    4                    NAP  $1,147,256                       $65,100
    4                    NAP  $1,076,583                      $102,000
    4                    NAP  $1,003,554                       $65,400
    4                    NAP    $807,944                           NAP
    4                    NAP    $805,670                       $63,000
    4                    NAP    $782,113                           NAP
    4                    NAP    $777,123                           NAP
    4                    NAP    $720,863                       $36,876
    4                    NAP    $710,381                       $98,269
    4                    NAP    $704,373                           NAP
    4                    NAP    $673,812                       $25,800
    4                    NAP    $609,390                       $50,900
    4                    NAP    $603,075                           NAP
    4                    NAP    $600,719                           NAP
    4                    NAP    $577,162                      $120,240
    4                    NAP    $532,402                       $20,040
    4                    NAP    $480,575                       $18,000
    4                    NAP    $478,116                           NAP
    4                    NAP    $459,374                       $62,376
    4                    NAP    $414,614                           NAP
    4                    NAP    $376,922                      $224,100
    4                    NAP    $367,499                           NAP
    4                    NAP    $362,787                           NAP
    4                    NAP    $346,297                           NAP
    4                    NAP    $313,316                       $67,200
    4                    NAP    $296,826                           NAP
    4                    NAP    $296,826                       $26,400
    4                    NAP    $273,268                           NAP
    4                    NAP    $242,643                           NAP
    4                    NAP    $235,576                           NAP
    4                    NAP    $146,057                           NAP
    4                    NAP    $101,298                           NAP
    4                    NAP     $94,230                           NAP
    4                    NAP     $94,230                           NAP
   13                    NAP         NAP                           NAP
   17                    NAP         NAP                           NAP
   20                    NAP         NAP                           NAP
   24                    NAP         NAP                           NAP
   31                    NAP         NAP                           NAP

   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   33                    NAP         NAP                           NAP
   42                    NAP         NAP                           NAP
   44                    NAP         NAP                           NAP
   47                    NAP         NAP                           NAP
   55               $535,680         NAP                           NAP
   58                    NAP         NAP                           NAP
   62                    NAP         NAP                           NAP
   78                    NAP         NAP                           NAP
   84                    NAP         NAP                           NAP
   85                    NAP         NAP                           NAP
   87                    NAP         NAP                           NAP
   89                    NAP         NAP                           NAP
   106                   NAP         NAP                           NAP
   115                   NAP         NAP                           NAP
   118                   NAP         NAP                           NAP
   120                   NAP         NAP                           NAP
   129                   NAP         NAP                           NAP
   131                   NAP         NAP                           NAP

   149                   NAP         NAP                           NAP
   149                   NAP         NAP                           NAP
   149                   NAP         NAP                           NAP
   149                   NAP         NAP                           NAP
   151                   NAP         NAP                           NAP
   164                   NAP         NAP                           NAP
   168                   NAP         NAP                           NAP
   169                   NAP         NAP                           NAP

   189                   NAP         NAP                           NAP
   189                   NAP         NAP                           NAP
   196                   NAP         NAP                           NAP
   207                   NAP         NAP                           NAP
   217                   NAP         NAP                           NAP
   218                   NAP         NAP                           NAP
   221                   NAP         NAP                           NAP
   226                   NAP         NAP                           NAP
   236                   NAP         NAP                           NAP
   249                   NAP         NAP                           NAP
   258                   NAP         NAP                           NAP
   262                   NAP         NAP                           NAP
   263                   NAP         NAP                           NAP
   264                   NAP         NAP                           NAP
   267                   NAP         NAP                           NAP
   271               $99,000    $572,280                       $49,200
   273                   NAP         NAP                           NAP
   274                   NAP         NAP                           NAP
   286                   NAP         NAP                           NAP
   292                   NAP         NAP                           NAP
   293                   NAP         NAP                           NAP
   318                   NAP         NAP                           NAP
   324                   NAP         NAP                           NAP
   326                   NAP         NAP                           NAP
   327                   NAP         NAP                           NAP

   332                   NAP         NAP                           NAP
   332                   NAP         NAP                           NAP
   338                   NAP         NAP                           NAP
   346                   NAP         NAP                           NAP
   354               $22,680         NAP                           NAP
   361                   NAP         NAP                           NAP
   367                   NAP         NAP                           NAP
   370                   NAP         NAP                           NAP
   381                   NAP         NAP                           NAP
   403                   NAP         NAP                           NAP
   406                   NAP         NAP                           NAP
   407                   NAP         NAP                           NAP
   410                   NAP         NAP                           NAP
   411                   NAP         NAP                           NAP
   414                   NAP         NAP                           NAP
   421                   NAP         NAP                           NAP

Notes:

(1)  Midtown Center Mobile Home Park - There are 80 pad sites, and in addition, there are three single-family detached residences (one of which is used as a management office/laundry facility), and a 4,000 SF warehouse. All pad sites are occupied with trailers. Of the 80 mobile homes, 58 are owned by the Borrower and are rented out as apartments, the other 22 mobile homes are owned by third party tenants (who lease the pad site at $375/Pad/MO).
     The 58 Borrower-owned trailers are approximately 88% leased and the 22 pad sites are 100% leased. Overall, 91.25% of the pad sites are leased as of
     2/26/07. The appraiser concluded the following market rents: $99,000/YR
     ($375/Pad/MO) for the 22 pad sites; $473,280/YR ($680/Mobile Home/MO) for the 58 Borrower-owned mobile homes (including pad site) that are rented out as apartments; $15,600/YR for two of the single-family residences; $0 for the manager's single-family residence; and $33,600/YR for the warehouse.
     The Cut-Off Date Balance per Unit is calculated using the 80 pad site count.

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                 [4 PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                  [2 MAPS OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             MSMC
ORIGINAL BALANCE(1):              $775,000,000
CUT-OFF DATE BALANCE:             $775,000,000
SHADOW RATING (MOODY'S/S&P):      NAP / NAP
LOAN PURPOSE:                     Acquisition
FIRST PAYMENT DATE:               June 7, 2007
INTEREST RATE:                    5.797%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    May 7, 2012
EXPECTED MATURITY BALANCE:        $775,000,000
SPONSOR(S):                       Beacon Capital Partners, LLC / Beacon Capital
                                  Strategic Partners V, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Prepayment permitted with a penalty of the
                                  greater of 1% and Yield Maintenance.
                                  Defeasance permitted 2 years after full
                                  securitization. Prepayable without a premium
                                  from and after November 7, 2011.
LOAN PER SF(2):                   $308.60
UP-FRONT RESERVES:                TI/LC(3):        $18,200,095
ONGOING RESERVES:                 RE Tax:          Springing
                                  Insurance:       Springing
                                  TI/LC:           Springing
                                  Cap Ex:          Springing
                                  Other:           Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban & Suburban
LOCATION:                         See table below
YEAR BUILT/RENOVATED:             Various
PERCENT LEASED(4):                96.9%
SQUARE FOOTAGE:                   9,848,341
THE COLLATERAL:                   Interests in 20 properties located in Seattle,
                                  WA, Bellevue, WA, Washington, DC, and Northern
                                  Virginia, as described in the Loan section
                                  below
OWNERSHIP INTEREST:               Fee / Leasehold / Pledge
PROPERTY MANAGEMENT:              19 properties are managed by affiliates of the
                                  Sponsor. Washington Mutual Tower is managed by
                                  an affiliate of the Sponsor's joint venture
                                  partner
3RD MOST RECENT NOI (AS OF)(5):   $180,327,374     (2004)
2ND MOST RECENT NOI (AS OF)(5):   $189,399,017     (2005)
MOST RECENT NOI (AS OF)(5)(6):    $197,747,702     (TTM 10/31/2006)
U/W NET OP. INCOME(5):            $232,287,136
U/W NET CASH FLOW(5):             $217,631,010
U/W OCCUPANCY(4):                 94.6%
APPRAISED VALUE(7):               $4,453,034,000
CUT-OFF DATE LTV(8)(9):           68.2%
MATURITY DATE LTV(8)(9):          68.2%
DSCR(8)(9):                       1.25x
POST IO DSCR(8)(9):               NAP
--------------------------------------------------------------------------------

(1)  The subject $775,000,000 loan represents a 28.7% pari passu interest in a
     $2,700,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage amount plus existing debt with regard to the Cash Flow Properties.

(2)  Assuming the Beacon DC & Seattle Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the portfolio's
     Square Footage would total 7,624,482 and the Loan per SF would be $341.01.

(3)  Represents funds for tenant concessions and leasing costs that the Beacon
     DC & Seattle Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon DC & Seattle Portfolio
     Properties.

(4)  Percent Leased and U/W Occupancy numbers are based on the underwritten rent roll dated April 1, 2007, and reflect 100% interests in all 20 properties associated with the Beacon DC & Seattle Portfolio Loan.

(5)  All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
     Mutual Tower. The related borrower does not have a 100% ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing debt on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,042,012 and $198,385,887 respectively.
     If the Cash Flow Properties were released, U/W Net Operating Income and U/W
     Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(6)  Net Operating Incomes for the year ended December 31, 2006 and for the first quarter of 2007 are set forth in the Net Operating Income table below.

(7)  Appraised Value reflects a 62.8% ownership interest in Washington Mutual
     Tower and an accordingly prorated appraised value.

(8)  All LTV and DSCR numbers reflect a 62.8% ownership interest in Washington
     Mutual Tower and existing debt with regard to the Cash Flow Properties.

(9)  Assuming the Beacon DC & Seattle Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the corresponding
     LTV would be 75.7% and DSCR would be 1.12x.

                                      IV-3

THE BEACON DC & SEATTLE PORTFOLIO LOAN

     THE LOAN. The largest loan (the "Beacon DC & Seattle Portfolio Loan") as evidenced by a promissory note in the amount of $775,000,000 (the "Beacon DC &
Seattle Portfolio Note") is secured by (i) first mortgages or deeds of trust encumbering (a) 15 office properties on a fee basis and (b) one office property known as Key Center, located in Bellevue, WA, on a leasehold basis, (ii) with respect to one office property known as Market Square, located in Washington,
DC, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner and such borrower and (c) a covenant to deposit the related borrowers' cash flow from the property
(collectively, (i) and (ii) are the "Portfolio Properties") and (iii) a covenant to deposit the related borrowers' cash flows from three additional properties
(the "Cash Flow Properties") (together with the Portfolio Properties, the
"Beacon DC & Seattle Portfolio Properties").

     The Cash Flow Properties consist of (i) Washington Mutual Tower, located in
Seattle, WA, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account, (ii) Reston Town Center, located in
Reston, VA, and (iii) 1300 North Seventeenth Street, located in Arlington, VA.
With regard to Reston Town Center and 1300 North Seventeenth Street, the
respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
$339,177,299 of existing debt.

     All properties are located in the state of Washington, in Washington, DC, or in Northern Virginia. The Beacon DC & Seattle Portfolio Loan was originated on April 10, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. and two other lenders.

     THE BORROWER. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, DC general partnership
(collectively, the "Beacon DC & Seattle Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon DC & Seattle Portfolio Loan. The sponsors of the
Beacon DC & Seattle Portfolio Loan are Beacon Capital Partners, LLC and its
affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

     THE PROPERTY. The Beacon DC & Seattle Portfolio Properties consist of 20 office properties with a combined 9,848,341 square feet of space. The Beacon DC
& Seattle Portfolio Properties are 96.9% leased as of April 1, 2007.

     The following table presents certain information relating to the portfolio composition of the Beacon DC & Seattle Portfolio Loan:

                                             ALLOCATED LOAN  PROPERTY                               YEAR BUILT/
            PROPERTY            LOCATION        AMOUNT(1)      TYPE    OWNERSHIP INTEREST            RENOVATED               SF
----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Center           Seattle, WA      $310,721,015    Office           Fee                  1983 / NAP             944,141
Washington Mutual Tower(2)   Seattle, WA      $235,000,000    Office        Cash Flow               1988 / NAP           1,079,013
City Center Bellevue         Bellevue, WA     $146,015,218    Office           Fee                  1986 / NAP             465,765
Sunset North                 Bellevue, WA     $147,079,871    Office           Fee                  1999 / NAP             463,182
Plaza Center                 Bellevue, WA     $119,714,340    Office           Fee               1978 - 1983 / NAP         466,948
Eastgate Office Park         Bellevue, WA     $ 73,027,325    Office           Fee                  1985 / NAP             251,088
Lincoln Executive Center     Bellevue, WA     $ 67,428,037    Office           Fee               1984, 1986 / NAP          277,672
Plaza East                   Bellevue, WA     $ 39,668,190    Office           Fee                  1987 / NAP             148,952
Key Center                   Bellevue, WA     $158,278,446    Office        Leasehold               2000 / NAP             473,988
Lafayette Center             Washington, DC   $280,831,860    Office           Fee            1980, 1985, 1986 / 1993      711,495
Market Square(3)             Washington, DC   $417,186,336    Office   Pledge / Cash Flow           1991 / NAP             678,348
Army and Navy Building       Washington, DC   $ 50,078,133    Office           Fee                  1913 / 1987            102,822
Liberty Place                Washington, DC   $ 69,399,617    Office           Fee                  1991 / NAP             163,936
Reston Town Center(4)        Reston, VA       $130,000,000    Office        Cash Flow               1988 / NAP             764,103
1616 North Fort Meyer Drive  Arlington, VA    $110,408,482    Office           Fee                  1975 / NAP             294,521
1300 North Seventeenth
   Street(4)                 Arlington, VA    $ 75,000,000    Office        Cash Flow               1980 / NAP             380,743
Booz Allen Complex           McLean, VA       $236,826,194    Office           Fee         1983, 2001, 1980, 1999 / NAP    731,234
Polk & Taylor                Arlington, VA    $330,436,815    Office           Fee                  1970 / 2003            904,226
American Center              Vienna, VA       $ 83,594,994    Office           Fee                  1985 / NAP             329,695
11111 Sunset Hills Road      Reston, VA       $ 59,305,127    Office           Fee                  2000 / NAP             216,469

(1)  For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties'
     corresponding Allocated Loan Amounts. For the Cash Flow Properties, the
     amounts represented are the properties' release amounts, subject to the provisions set forth in the Release of Parcels section below.

(2)  Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. It is also encumbered by existing debt to a third party. The Beacon DC & Seattle Portfolio Loan is not secured by a fee interest in the property, but by collateral as described in the Loan section. The amount represented in the Allocated Loan
     Amount column is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
     $100,000,000, as described in the Release of Parcels section below.

                                      IV-4

(3)  Market Square is owned in fee by a joint venture in which the related borrower represents a 70% partnership interest. It is also encumbered by existing debt to the borrower, which debt has been pledged as collateral for the Beacon DC & Portfolio Loan. The Beacon DC & Seattle Portfolio Loan
     is not secured by a fee interest in the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

(4)  Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing debt to third parties. The Beacon DC & Seattle
     Portfolio Loan is not secured by a fee interest in the properties. The amounts represented in the Allocated Loan Amount column are the properties'
     release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of $100,000,000, as described in the Release of Parcels section below.

     The following table presents certain information relating to the historical leasing of the Beacon DC & Seattle Portfolio Properties:

                                  PERCENTAGE LEASED INFORMATION(1)
----------------------------------------------------------------------------------------------------
        PROPERTY                 2000    2001    2002    2003    2004    2005    2006   RENT ROLL(2)
----------------------------------------------------------------------------------------------------

Wells Fargo Center               97.4%   97.0%   98.4%   90.6%   83.3%   91.0%   94.7%      92.8%
Washington Mutual Tower          99.6%   99.6%   99.4%   98.7%   98.6%   98.1%   98.4%      96.9%
City Center Bellevue             95.5%   81.9%   75.7%   89.5%   94.5%   96.6%   95.9%      95.6%
Sunset North                     99.9%  100.0%  100.0%   98.1%   88.0%   98.0%  100.0%     100.0%
Plaza Center                     95.9%   87.9%   86.7%   81.7%   84.8%   87.6%   90.2%      95.8%
Eastgate Office Park             99.0%   97.6%   95.4%   76.5%   90.6%   92.6%   96.1%     100.0%
Lincoln Executive Center         95.7%   88.0%   86.9%   83.9%   86.1%   89.0%   90.6%      96.8%
Plaza East                       97.6%   79.2%   54.2%   71.2%   70.4%   89.0%   98.6%      91.5%
Key Center                       96.9%   98.8%   96.5%   99.2%   96.9%   99.5%   98.5%      97.9%
Lafayette Center                 98.8%   98.0%   92.9%   92.9%   92.3%   98.4%   95.0%      91.3%
Market Square                    98.1%   99.0%   99.3%   96.5%   97.5%   92.2%   94.0%      95.4%
Army and Navy Building           93.4%   85.3%   92.4%   92.6%   92.6%   94.3%   91.5%     100.0%
Liberty Place                   100.0%  100.0%  100.0%  100.0%   95.9%   95.9%  100.0%      99.4%
Reston Town Center              100.0%   99.4%   92.2%   93.5%   99.2%   99.7%   97.0%      98.3%
1616 North Fort Meyer Drive     100.0%  100.0%  100.0%   79.6%   93.1%   98.0%  100.0%      97.8%
1300 North Seventeenth Street   100.0%   98.5%   94.8%   82.6%   93.5%  100.0%   99.5%      99.4%
Booz Allen Complex              100.0%   99.4%   99.7%   99.9%  100.0%  100.0%  100.0%      99.5%
Polk & Taylor                   100.0%   71.5%   81.0%   60.8%   79.7%   99.6%   99.9%     100.0%
American Center                  96.4%   87.1%   67.5%   67.2%   73.8%   76.0%   92.9%      94.8%
11111 Sunset Hills Road         100.0%  100.0%  100.0%   84.9%   79.9%   88.1%  100.0%     100.0%

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

     The following table presents certain information relating to the historical total rents of the Beacon DC & Seattle Portfolio Properties:

                                      TOTAL GROSS RENT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------
          PROPERTY               2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
-----------------------------------------------------------------------------------------------------------

Wells Fargo Center              $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47      $26.31
Washington Mutual Tower         $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73      $31.53
City Center Bellevue            $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36      $24.15
Sunset North                    $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60      $26.36
Plaza Center                    $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76      $22.49
Eastgate Office Park            $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96      $21.55
Lincoln Executive Center        $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17      $22.27
Plaza East                      $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98      $22.17
Key Center                      $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19      $30.28
Lafayette Center                $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91      $42.67
Market Square                   $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20      $54.36
Army and Navy Building          $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47      $49.66
Liberty Place                   $44.33   $45.00   $ 0.00   $ 0.00   $49.00   $47.75   $49.31      $54.27
Reston Town Center              $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28      $39.49
1616 North Fort Meyer Drive     $ 0.00   $ 0.00   $27.75   $28.33   $28.83   $34.03   $36.00      $30.48
1300 North Seventeenth Street   $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08      $33.33
Booz Allen Complex              $ 0.00   $24.48   $21.68   $19.84   $42.50   $42.50   $ 0.00      $32.79
Polk & Taylor                   $ 0.00   $ 0.00   $ 0.00   $30.78   $30.78   $30.78   $30.00      $30.04
American Center                 $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66      $28.81
11111 Sunset Hills Road         $27.91   $ 0.00   $23.00   $23.00   $23.00   $26.38   $30.70      $26.73

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

                                      IV-5

     The following table presents certain information relating to the major tenants of the Beacon DC & Seattle Portfolio Loan:

                                                                                    % OF TOTAL     ANNUALIZED
                               CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/         TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)(1)      NRSF     NRSF   BASE RENT ($)     BASE RENT     ($PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton              --/--/--         714,237     7%   $ 21,376,474          8%           $29.93     Various(2)
GSA - Department of Defense     AAA/Aaa/AAA       554,294     6%   $ 17,854,320          6%           $32.21     Various(3)
Polk GSA                        AAA/Aaa/AAA       354,909     4%   $  8,956,668          3%           $25.24     Various(4)
Perkins Coie                     --/--/--         285,716     3%   $  8,868,398          3%           $31.04     Various(5)
Expedia                        --/Baa3/BBB-       265,713     3%   $  3,970,211          1%           $14.94     09/30/2009
Wells Fargo Bank NA             AA/Aa1/AA+        214,662     2%   $  5,861,101          2%           $27.30     Various(6)
Washington Mutual Bank            A/A2/A-         191,758     2%   $  6,568,730          2%           $34.26     Various(7)
Davis Wright Tremaine            --/--/--         169,533     2%   $  4,407,858          2%           $26.00     12/31/2018
XO Communications                --/--/--         167,495     2%   $  4,304,628          2%           $25.70     11/30/2007
Commodity Future                 --/--/--         161,785     2%   $   7,018452          3%           $43.38     09/30/2015
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          3,080,102    31%   $ 89,186,840         32%           $28.96
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP         6,458,372    66%   $190,938,436         68%           $29.56      Various
Vacant Space                        NAP           309,867     3%   $       0.00          0%           $ 0.00        NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(8)                       9,848,341   100%   $280,125,276        100%           $29.37
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Booz Allen Hamilton, 408,591 SF expire on 12/31/2010, 180,000 SF expire on 01/31/2012, and 125,646 SF expire on 06/30/2014.

(3)  For the GSA - Department of Defense, 4,977 SF expire on 07/31/2007, 524,867
     SF expire on 04/30/2008, and 24,450 SF expire on 11/30/2009.

(4)  For the Polk GSA, 41,410 SF expire on 05/31/2009, 60,380 SF expire on
     02/28/2010, 46,163 SF expire on 08/31/2010, 76,332 SF expire on 03/31/2014 and 130,624 SF expire on 03/31/2015.

(5)  For Perkins Coie, 10,546 SF expire on 07/31/2011, 272,046 SF expire on
     12/31/2011 and 3,124 SF expire on 12/31/2035.

(6)  For Wells Fargo Bank NA, 59,544 SF expire on 02/29/2008, 128,421 SF expire on 09/30/2008, 2,515 SF expire on 11/30/2008, 1,913 SF expire on
     11/30/2009, 7,018 SF expire on 11/30/2010, 15,075 SF expire on 03/31/2011 and 176 SF expire on 12/31/2035.

(7)  For Washington Mutual Bank, 3,569 SF expire on 05/31/2008, 7,086 SF expire on 02/28/2010 and 181,103 SF expire on 12/31/2010.

(8)  Total/Weighted Average rent per SF excludes vacant space.

     The following table presents certain information relating to the lease rollover of the Beacon DC & Seattle Portfolio Loan:

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE     CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant          112          $ 0.00            3%            3%               0%                  0%
     MTM              0          $ 0.00            0%            3%               0%                  0%
     2007           115          $27.23            7%           10%               6%                  6%
     2008           152          $30.81           14%           24%              16%                 22%
     2009           163          $25.73           13%           37%              11%                 33%
     2010           187          $26.94           17%           54%              17%                 50%
     2011           132          $31.58           10%           65%              12%                 61%
     2012            75          $29.11            7%           72%               7%                 69%
     2013            74          $27.36            7%           79%               7%                 76%
     2014            64          $30.59            7%           86%               8%                 83%
     2015            57          $33.90            8%           94%              10%                 93%
     2016            30          $41.76            4%           98%               5%                 98%
     2017             6          $38.57            0%           98%               0%                 98%
2018 & Beyond        42          $21.29            2%          100%               2%                100%

                                      IV-6

     The following tables present certain information relating to the historical
Net Operating Income results of the Beacon DC & Seattle Portfolio Properties:

                                         NET OPERATING INCOME
------------------------------------------------------------------------------------------------------
            PROPERTY                   2001          2002          2003          2004          2005
------------------------------------------------------------------------------------------------------

Washington Mutual Tower(1)         $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Market Square(2)                   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Reston Town Center(3)              $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4)   $ 7,544,643   $ 7,042,444   $ 6,893,756   $ 6,638,448   $ 8,580,337

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
     of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

                                                  NET OPERATING INCOME
------------------------------------------------------------------------------------------------------------------------
            PROPERTY                 1Q 2006       1Q 2007       TTM 10/06        2006         TTM 03/07         U/W
------------------------------------------------------------------------------------------------------------------------

Wells Fargo Center                 $ 4,226,437   $ 3,823,528   $ 15,474,857   $ 14,736,945   $ 14,334,036   $ 19,770,003
Washington Mutual Tower(1)         $ 4,327,781   $ 3,196,469   $ 17,004,496   $ 15,919,520   $ 14,788,209   $ 16,078,102
City Center Bellevue               $ 3,509,664   $ 2,043,796   $ 10,562,260   $ 10,221,829   $  8,755,961   $  9,856,098
Sunset North                       $ 2,267,063   $ 2,153,086   $  8,575,097   $  8,819,911   $  8,705,934   $  9,235,154
Plaza Center                       $ 1,481,715   $ 1,976,353   $  6,834,261   $  6,508,781   $  7,003,419   $  9,187,329
Eastgate Office Park               $   757,101   $   834,861   $  2,887,632   $  3,016,207   $  3,093,967   $  4,004,538
Lincoln Executive Center           $   966,130   $   922,832   $  3,183,144   $  3,523,447   $  3,480,149   $  4,360,093
Plaza East                         $   392,372   $   507,342   $  2,153,661   $  2,237,310   $  2,352,280   $  2,618,950
Key Center                         $ 2,549,048   $ 2,806,179   $  9,838,198   $ 10,992,380   $ 11,249,511   $ 11,838,738
Lafayette Center                   $ 4,266,839   $ 4,040,525   $ 16,104,255   $ 15,594,015   $ 15,367,700   $ 18,268,793
Market Square(2)                   $ 4,862,203   $ 6,140,006   $ 19,364,825   $ 18,729,016   $ 20,006,818   $ 26,180,226
Army and Navy Building             $   403,192   $   675,478   $  2,900,420   $  2,495,189   $  2,767,475   $  2,578,741
Liberty Place                      $   922,440   $ 1,081,290   $  4,327,320   $  4,618,507   $  4,777,357   $  5,531,542
Reston Town Center(3)              $ 5,011,711   $ 5,310,612   $ 21,711,497   $ 21,366,057   $ 21,664,959   $ 21,769,534
1616 North Fort Meyer Drive        $ 1,608,930   $   969,419   $  4,633,934   $  4,865,953   $  4,226,442   $  7,701,606
1300 North Seventeenth Street(4)   $ 2,366,966   $ 2,346,056   $  9,108,594   $  9,069,143   $  9,048,233   $ 11,226,415
Booz Allen Complex                 $ 3,946,806   $ 3,929,315   $ 15,405,541   $ 15,448,290   $ 15,430,798   $ 16,623,006
Polk & Taylor                      $ 5,232,204   $ 5,448,565   $ 20,383,775   $ 20,794,628   $ 21,010,989   $ 23,524,092
American Center                    $   642,333   $ 1,280,969   $  3,739,160   $  3,823,597   $  4,462,232   $  7,266,746
11111 Sunset Hills Road            $   674,461   $   756,493   $  3,554,775   $  3,296,475   $  3,378,506   $  4,667,430
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             $50,415,397   $50,243,174   $197,747,702   $196,077,199   $195,904,976   $232,287,136
------------------------------------------------------------------------------------------------------------------------

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of
Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the "Non-Provided Information").
The financial information with respect to such borrowers or the related properties set forth in the "Net Operating Income" table herein (other than under "U/W") and under "--Market Square Associates" was provided by the Beacon
DC & Seattle Portfolio Borrower. The Beacon DC & Seattle Portfolio Borrower did
not own the Beacon DC & Seattle Portfolio Properties during the foregoing periods. The Beacon DC & Seattle Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon DC & Seattle Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, "EOP/Blackstone"). The Depositor and its affiliates are not affiliated with the Beacon DC & Seattle Portfolio Borrower or
EOP/Blackstone and the Beacon DC & Seattle Portfolio Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the Non-Provided Information from the Beacon DC & Seattle Portfolio Borrower and have requested that the
Beacon DC & Seattle Portfolio Borrower request the information from
EOP/Blackstone. The Beacon DC & Seattle Portfolio Borrower has informed the
Depositor that the Beacon DC & Seattle Portfolio Borrower does not possess the
Non-Provided Information, and that EOP/Blackstone has informed the Beacon DC &
Seattle Portfolio Borrower that either EOP/Blackstone does not possess the
Non-Provided Information or the Non-Provided Information has not been located.

                                      IV-7

     MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the related borrower represents a
70% partnership interest and a non-affiliated party owns a 30% partnership interest. It is also encumbered by existing debt to the borrower, in the form of
(i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and
December 31, 2005, the balances of the mortgage loan were $154,041,348 and
$158,230,992 respectively, and the balances of the unsecured loan were
$103,100,945 and $85,141,825 respectively. The Beacon DC & Seattle Portfolio
Loan is secured by (a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage and unsecured loans. With regard to the entity that owns Market Square, Total Assets were $148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005
respectively. For the same time periods, (i) Net Losses were $8,398,185 and
$6,622,252 respectively, (ii) total Operating Revenues were $35,474,940 and
$33,724,342 respectively, (iii) Long Term Obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817 respectively and (iv) interest expenses paid to affiliates were $23,713,659 and
$21,653,336 respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return and (v) to the partners in accordance with their respective percentage interests, the percentage thus due to an affiliate of the borrower representing a 70% interest. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i)
in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return, (v) to the borrower in payment of certain unrecovered capital, (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement and (vii) to the partners in accordance with their respective percentage interests.

     ESCROWS AND RESERVES. At closing, the Beacon DC & Seattle Portfolio
Borrower deposited $18,200,095 to fund tenant concessions and leasing costs that the Beacon DC & Seattle Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon DC & Seattle Portfolio
Properties. Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums,
(iii) capital expenditures in 1/12 of the amount equivalent to $0.25 per leasable square foot at the Beacon DC & Seattle Portfolio Properties, (iv)
tenant concessions and leasing costs in 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon DC & Seattle Portfolio Properties and (v)
ground rent payable under the Key Center ground lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Beacon DC & Seattle Portfolio Loan.

     PROPERTY MANAGEMENT. The Beacon DC & Seattle Portfolio Properties are
managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April
10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers. Additional mezzanine debt is not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beacon DC
& Seattle Portfolio Loan represents a pari passu interest in a $2,700,000,000 total mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the Pooling and Servicing Agreement. In addition, the
Cash Flow Properties are currently encumbered by $339,177,299 of existing debt.

     RELEASE OF PARCELS. The Beacon DC & Seattle Portfolio Loan permits partial releases of the Portfolio Properties or of portions of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon DC & Seattle Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and
(ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release.

     The Beacon DC & Seattle Portfolio Loan permits partial releases of the Cash
Flow Properties (i) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii)
$75,000,000 for 1300 North Seventeenth Street and (ii) provided that after such prepayment and release, the DSCR for the Beacon DC & Seattle Portfolio Loan
(based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of (a) 1.08x and
(b) the DSCR immediately prior to such prepayment and release. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of

                                      IV-8

$100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

     TERRORISM COVERAGE. The Beacon DC & Seattle Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that such coverage is available and that the total annual premium payable by the Beacon DC & Seattle Portfolio Borrower does not exceed one and a half times the result of (i) the annual premium required to receive comprehensive all risk insurance on the Beacon DC & Seattle Portfolio
Properties, in the amount of their full replacement costs, as defined in the loan documents, and of business income insurance, as defined in the loan documents minus (ii) any premiums required to be paid for earthquake, flood and terrorism coverage.

     Certain additional information regarding the Beacon DC & Seattle Portfolio
Loan and the Beacon DC & Seattle Portfolio Properties is set forth on Appendix
II hereto.

--------------------------------------------------------------------------------

                                      IV-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-10

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

                                 [2 PHOTOS OMITTED]

                                     IV-11

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-12

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           MSMC
ORIGINAL BALANCE(1):            $300,000,000
CUT-OFF DATE BALANCE(1):        $300,000,000
SHADOW RATING (MOODY'S/S&P):    NAP / NAP
LOAN PURPOSE:                   Acquisition
FIRST PAYMENT DATE:             May 8, 2007
INTEREST RATE:                  5.620%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  April 8, 2012
EXPECTED MATURITY BALANCE(1):   $300,000,000
SPONSOR(S):                     A 93.39% / 6.61% joint venture between Morgan
                                Stanley Real Estate Special Situations Fund III,
                                L.P. and Callahan Denver Investment, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance in
                                whole or in part thereafter. Prepayable without
                                a premium from and after January 8, 2012
LOAN PER SF(1):                 $252.03
UP-FRONT RESERVES:              TI/LC:                  $7,868,319
                                Deferred Maintenance:   $78,750
                                Environmental:          $22,131
                                RE Tax:                 $709,445
ONGOING RESERVES:               Cap Ex:                 $24,799/month
                                RE Tax:                 $236,482/month
                                Insurance:              $19,115/month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTIES INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 2 assets
PROPERTIES TYPE:                Office
PROPERTIES SUB-TYPE:            Urban
LOCATION:                       Denver, CO
YEAR BUILT/RENOVATED:           Tabor Center: 1984/2000
                                U.S. Bank Tower: 1974/2001
PERCENT LEASED(1):              93.5%
SQUARE FOOTAGE:                 1,190,350
THE COLLATERAL:                 Tabor Center is a 30-story Class A office
                                building with a 3-story retail component
                                totaling 696,027 square feet. U.S. Bank Tower is
                                a 26-story Class A office building totaling
                                494,323 square feet. Both buildings are located
                                in the Denver, CO CBD.
OWNERSHIP INTEREST:             Fee / Leasehold
PROPERTY MANAGEMENT:            Callahan Management, LLC
3RD MOST RECENT NOI (AS OF):    $12,884,667             (2003)
2ND MOST RECENT NOI (AS OF):    $16,953,123             (2004)
MOST RECENT NOI (AS OF):        $16,927,080             (2005)
U/W NET OP. INCOME(1):          $19,444,611
U/W NET CASH FLOW(1):           $19,027,989
U/W OCCUPANCY(1):               95.0%
APPRAISED VALUE(1):             $389,600,000
CUT-OFF DATE LTV(1):            77.0%
MATURITY DATE LTV(1):           77.0%
DSCR(1):                        1.11x
POST IO DSCR(1):                NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  Percent Leased is based on the rent roll dated March 1, 2007.

THE TABOR CENTER & U.S. BANK TOWER LOAN

     THE LOAN. The second largest loan (the "Tabor Center & U.S. Bank Tower
Loan") as evidenced by four Promissory Notes (collectively, the "Tabor Center &
U.S. Bank Tower Note") is secured by a first priority Fee and Leasehold Deed of
Trust and Security Agreement (the "Tabor Center & U.S. Bank Tower Mortgage")
encumbering the borrowers' fee interest in a 538,943 square foot urban office building and 157,084 square foot retail center known as Tabor Center ( the
"Tabor Center Property") and the borrowers' leasehold interest in a 494,323 square foot urban office building known as U.S. Bank Tower (the "U.S. Bank Tower
Property" and, together with the Tabor Center Property the "Tabor Center & U.S.
Bank Tower Properties"), each of which is located in Denver, Colorado. The Tabor
Center & U.S. Bank Tower Loan was originated on March 29, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. The allocated loan amount with

                                     IV-13

respect to the Tabor Center Property is $200,000,000 and the allocated loan amount with respect to the U.S. Bank Tower Property is $100,000,000.

     THE BORROWER. The borrowers are CCP/MS SSIII Denver Tabor Center 1 Property
Owner LLC and CCP/MS SSIII Denver U.S. Bank Tower Property Owner LLC, each a
Delaware limited liability company (collectively, the "Tabor Center & U.S. Bank
Tower Borrower") that owns no material asset other than the Tabor Center & U.S.
Bank Tower Property and related interests. The Tabor Center & U.S. Bank Tower
Borrower is wholly-owned and controlled by a 93.39%/6.61% joint venture between
Morgan Stanley Real Estate Special Situations Fund III ("MS SSIII") and Callahan
Denver Investment, LLC. Morgan Stanley Real Estate Special Situations Fund III
is a $2.2Bn strategic real estate investment fund focused on delivering the best risk adjusted returns. The five principles of Callahan Capital Partners are
Timothy Callahan, Bill Treshman, Mike Colleran, Ross Satterwhite and Steve
Budorick who are all former executives and directors of Equity Office
Properties, Trizec Properties and/or Macquarie Office Trust. Timothy Callahan
served as the CEO and Director of Trizec Properties from 2002-2006. Previously, he was the CEO and President of Equity Office Properties from 1996-2002. Under
Callahan's leadership, Equity Office Properties went public in 1997, produced
8.5% annualized total returns and quadrupled in size through mergers and acquisitions.

     THE PROPERTY. The Tabor Center & U.S. Bank Tower Properties are located in
Denver, Colorado. The Tabor Center Property is located at 1200 17th Street, in lower downtown Denver and the U.S. Bank Tower Property is located at 950 17th
Street, in the central business district of downtown Denver. The Tabor Center
Property was constructed in 1984 and renovated in 2000. It consists of a 538,943 square foot, 30-story urban office building and a 157,084 square foot, 3-story retail center and includes a five-level underground garage. The U.S. Bank Tower was constructed in 1974 and renovated in 2001. It consists of a 494,323 square foot, 26-story urban office building and includes a two level underground garage.

     The Tabor Center & U.S. Bank Tower Borrower's interest in the U.S. Bank
Tower Property consists of a fee interest in two parcels of land, a leasehold interest under a ground lease (the "U.S. Bank Tower Parcel III Ground Lease") in one parcel of land and a leasehold interest under a sublease (the "U.S. Bank
Tower Sublease" and, together with the U.S. Bank Tower Parcel II Ground Lease, the "U.S. Bank Tower Ground Leases") in one parcel of land. The U.S. Bank Tower
Ground Leases each expire on May 30, 2062, with one renewal term of 60 years for so long as the building encroaches on the leased parcel. The annual rent under the U.S. Bank Tower Ground Leases is determined every 10 years based on the
"fair value" of the land only. According to an estoppel, the combined current annual rent under the U.S. Bank Tower Ground Leases is $182,500 per annum through July 3, 2010. The underlying lease with respect to the parcel subject to the U.S. Bank Tower Sublease and the related estoppel provide for recognition of the U.S. Bank Tower Sublease as a direct lease between the fee owner and the
Tabor Center & U.S. Bank Tower Borrower if the underlying lease is terminated for any reason.

                               ALLOCATED LOAN   PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
   PROPERTIES      LOCATION        AMOUNT         TYPE      INTEREST    RENOVATED     LEASED    UNITS
------------------------------------------------------------------------------------------------------

Tabor Center      Denver, CO    $200,000,000     Office       Fee       1984/2000     91.9%    696,027
U.S. Bank Tower   Denver, CO    $100,000,000     Office    Leasehold    1974/2001     95.8%    494,323

     The following table presents certain information relating to the major tenants at the Tabor Center Property:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Hogan & Hartson              --/--/--       60,763        9%        1,892,036         11%          $31.14       09/30/2016(2)
Rothgerber Johnson &
   Lyons, LLP                --/--/--       55,685        8%        1,575,710          9%          $28.30       08/31/2010
Snell & Wilmer               --/--/--       40,428        6%        1,365,497          8%          $33.78       01/31/2014(3)
Marsico Capital
   Management                --/--/--       41,236        6%        1,158,454          7%          $28.09       06/30/2014
Greenberg Traurig            --/--/--       37,216        5%          933,863          6%          $25.09       03/31/2011
Zone Enterprises             --/--/--       38,070        5%          741,249          4%          $19.47       09/30/2016
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     273,398       39%        7,666,809         45%          $28.04
-----------------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP         366,102       53%        9,247,794         55%          $25.26
Vacant Space                   NAP          56,527        8%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     696,027      100%      $16,914,603        100%          $24.30
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Hogan & Hartson has 15,940 SF expiring on 04/30/2009 and 44,823 SF expiring on 09/30/2016 in Tabor Center.

(3)  Snell & Wilmer has 144 SF expiring on 12/31/2007 and 40,284 SF expiring on
     01/31/2014 in Tabor Center.

                                     IV-14

     The following table presents certain information relating to the major tenants at the U.S. Bank Tower Property:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Encana Oil & Gas            --/Baa2/A-      94,542       19%        2,578,615         26%          $27.27        08/31/2008
U.S. Bank                   AA-/Aa2/AA     135,334       27%        2,332,373         23%          $17.23        12/31/2016
Otten Johnson                --/--/--       54,833       11%          910,001          9%          $16.60        12/31/2015
White Steele                 --/--/--       26,158        5%          609,828          6%          $23.31        04/30/2009
Global Crossing              --/--/--       24,281        5%          527,795          5%          $21.74        12/31/2012
Watson Wyatt                 --/--/--       22,444        5%          395,315          4%          $17.61        11/30/2014(2)
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     357,592       72%        7,353,926         73%          $20.57
------------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP        115,800       23%        2,675,452         27%          $23.10
Vacant Space                    NAP         20,931        4%
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     494,323      100%      $10,029,378        100%          $20.29
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Watson Wyatt has 3,095 SF expiring on 05/31/2011 and 19,349 SF expiring on
     11/30/2014 in U.S. Bank Tower.

                                                 LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                                                                                                         CUMULATIVE % OF
                                                   % OF TOTAL                                              TOTAL BASE
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %   % OF TOTAL BASE RENTAL   RENTAL REVENUES
    YEAR          ROLLING       PER SF ROLLING      ROLLING     OF SF ROLLING      REVENUES ROLLING          ROLLING
------------------------------------------------------------------------------------------------------------------------

   Vacant            38             $ 0.00             7%              7%                  0%                    0%
    2007             20             $19.36             4%             10%                  3%                    3%
    2008             14             $27.43             9%             20%                 11%                   15%
    2009             27             $25.91            12%             31%                 13%                   28%
    2010             22             $24.23            10%             42%                 11%                   39%
    2011             22             $25.42            10%             52%                 12%                   51%
    2012             13             $27.93             5%             57%                  6%                   57%
    2013              7             $27.50             2%             59%                  2%                   59%
    2014             14             $26.61            13%             72%                 15%                   75%
    2015              6             $17.15             5%             77%                  4%                   79%
    2016             26             $21.64            20%             97%                 19%                   98%
2017 & Beyond         5             $18.78             3%            100%                  2%                  100%

     ESCROWS AND RESERVES. The Tabor Center and U.S. Bank Tower Borrower
reserved upfront $7,868,319 for TI/LC expenses, $78,750 for deferred maintenance, $22,131 for environmental expenses and $709,445 for real estate taxes. The Tabor Center and U.S. Bank Tower Borrower is required to escrow monthly 1/12 of estimated annual real estate taxes and 1/12 of estimated annual insurance premiums. The Tabor Center and U.S. Bank Tower Borrower is also required to escrow monthly (i) $24,799 for annual capital expenditures approved by the lender and (ii) at least ten (10) days prior to each monthly payment date, an amount equal to the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Tabor Center and U.S. Bank Tower Loan. The lockbox will remain in place until the Tabor Center and U.S. Bank Tower Loan has been paid in full.

     PROPERTY MANAGEMENT. The Tabor Center and U.S. Bank Tower Property are
managed by Callahan Management LLC, which is an affiliate of the Tabor Center and U.S. Bank Tower Borrower and the Tabor Center and U.S. Bank Tower Loan's
sponsor. The management agreement is subordinate to the Tabor Center and U.S.
Bank Tower Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Cross-collateralized and cross-defaulted mezzanine financing, secured by ownership interest in the borrowers of these and other properties, in the aggregate amount of $209,100,000 was obtained by parent entities of the Tabor Center and U.S. Bank Tower Borrower and certain affiliates of such parent entities. Intercreditor agreements are in effect between the lender and the mezzanine loan lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Provided no event of default has occurred and remains uncured and provided the Tabor Center and U.S. Bank Tower Borrower desires to transfer one of the Tabor Center and U.S. Bank Tower Properties to an
unaffiliated third party in connection with an arm's length transaction, the
Tabor Center and U.S. Bank Tower Borrower has the right to obtain a release of such Tabor Center and

                                     IV-15

U.S. Bank Tower Property upon the satisfaction of certain conditions, including
(a) a DSCR for the property remaining subject to the lien of the mortgage and four additional properties owned by affiliates of the Tabor Center and U.S. Bank
Tower Borrower at least equal to the DSCR of such properties for the twelve months preceding the release and (b) (i) if the release is to occur on or after the permitted prepayment date, the payment of a release amount equal to the greater of 110% of the allocated loan amount and 82.5% of the net sales proceeds, or (ii) if the release is to occur prior to the permitted prepayment date, the partial defeasance of the Tabor Center and U.S. Bank Tower Loan pursuant to the terms of the related loan agreement.

     TERRORISM INSURANCE. The Tabor Center & U.S. Bank Tower Borrower is
required to obtain, in accordance with the related loan document, insurance against perils and acts of terrorism, provided such policy or endorsement is available, and that the total annual premium does not exceed one and one-half times the premium Borrower then pays with respect to Borrower's "all-risk"
coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk
Insurance Act of 2002 ("TRIA") is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), the lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIA (or such other program) as full compliance.

     Certain additional information regarding the Tabor Center & U.S. Bank Tower
Loan and the Tabor Center & U.S. Bank Tower Properties is set forth on Appendix
II hereto.

                                     IV-16

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                                 [4 PHOTOS OMITTED]

                                     IV-17

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE(1):           $212,000,000
CUT-OFF DATE BALANCE(1):       $212,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            June 1, 2007
INTEREST RATE:                 5.760%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 May 1, 2017
EXPECTED MATURITY BALANCE(1):  $212,000,000
SPONSOR(S):                    Richard J. Sodja; William M. Dutton IV
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Open to prepayment with Yield Maintenance
                               anytime. 2 years after the REMIC 'start-up' day,
                               prepayable with U.S. Treasury defeasance or the
                               payment of Yield Maintenance thereafter.
                               Prepayable without a premium from and after April
                               1, 2017.
LOAN PER SF(1):                $138.83
UP-FRONT RESERVES:             RE Tax:                 $188,793
                               Insurance:              $218,132
                               Deferred Maintenance:   $825,426
                               Maintenance:
                               Cap Ex:                 $2,225,253
                               Environmental:          $93,750
                               Other(2):               $18,291,950
ONGOING RESERVES:              Cap Ex(2):              $16,011/month
                               RE Tax:                 $188,793/month
                               Insurance:              $27,267/month
                               TI/LC(2):               Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 11 assets
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             10 Anchored & 1 Shadow Anchored
LOCATION:                      See table below
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED(3):             See table below
SQUARE FOOTAGE(3):             See table below
THE COLLATERAL:                11 anchored or shadowed anchored retail centers
OWNERSHIP INTEREST:            See table below
PROPERTY MANAGEMENT:           Vestar Property Management
3RD MOST RECENT NOI (AS OF):   NAP            (2004)
2ND MOST RECENT NOI (AS OF):   $5,943,362     (2005)
MOST RECENT NOI (AS OF):       $12,667,113    (2006)
U/W NET OP. INCOME(1):         $15,514,470
U/W NET CASH FLOW(1):          $15,051,416
U/W OCCUPANCY(1):              79.5%
APPRAISED VALUE(1):            $273,400,000
CUT-OFF DATE LTV(1):           77.5%
MATURITY DATE LTV(1):          77.5%
DSCR(1):                       1.22x
POST IO DSCR(1):               NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on the rent roll dated April 3, 2007.

THE PDG PORTFOLIO LOAN

     THE LOAN. The third largest loan (the "PDG Portfolio Loan") as evidenced by the Promissory Note (the "PDG Portfolio Note") is secured by a first priority fee or leasehold Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing encumbering eleven anchored or shadow anchored retail centers (the "PDG Portfolio Mortgage") containing a total of 1,280,868 square feet excluding ground leases known as the PDG Portfolio, located in the
MSA of Phoenix-Mesa-Scottsdale, Arizona (the "PDG Portfolio Property"). The PDG
Portfolio Loan was originated on April 3, 2007 by or on behalf of Principal
Commercial Funding II, LLC.

     THE BORROWER. The borrower is PDG America Shopping Centers, L.L.C. ("The
PDG Portfolio Borrower"). The PDG Portfolio Borrower is 100% owned by Richard J.
Sodja and William M. Dutton IV. Richard J. Sodja and William M. Dutton IV own
PDG America Properties, LLC, which is a commercial real estate development company specializing in the acquisition, investment and development of

                                     IV-19

retail centers in the Southwestern U.S. The PDG America Properties, LLC
portfolio currently contains over 3 million square feet of anchored retail product. Richard J. Sodja and William M. Dutton IV provide personal guarantees for all the PDG Portfolio Borrower's obligations.

     THE PROPERTY. The PDG Portfolio Property consists of 11 anchored and shadow anchored retail centers containing a total of 1,527,086 square feet in 69 buildings (including ground leases). The portfolio totals 1,280,868 square feet excluding ground leases. The properties are located within the
Phoenix-Mesa-Scottsdale, Arizona MSA. The cities the properties are located in include Phoenix, Glendale, Peoria, Mesa and Chandler.

                                     ALLOCATED                       OWNERSHIP       YEAR BUILT/          PERCENT   PARKING
      PROPERTY        LOCATION      LOAN AMOUNT       ANCHOR          INTEREST        RENOVATED            LEASED    SPACES    SF
------------------------------------------------------------------------------------------------------------------------------------

Arcadia Towne        Phoenix, AZ    $16,970,489          CVS            Fee        1966, 1977, 1988,        97.5%      244    69,680
Center                                                                                 2005 / 2005
Bethany Towne        Phoenix, AZ    $42,844,441       Wal-Mart          Fee        1977, 1979, 1998,        93.8%    1,464   288,190
Center                                                                             1999, 2004, 2005,
                                                                                        2007 /
                                                                                       2004-2007
Park Northern        Phoenix, AZ    $12,434,071        Safeway       Leasehold    1981, 1983, 1985 /        92.4%      964   111,795
                                                                                       2006-2007
Moon Valley Towne    Phoenix, AZ    $12,918,296    Fry's Food and       Fee        1984-1985, 1998 /        43.2%      531   102,679
Center                                                 Drug(1)                         2006-2007
Lone Mountain        Phoenix, AZ    $ 9,226,555      Tutor Time         Fee           2002 / NAP            80.0%      159    34,720
Landing
Metro Power Center   Phoenix, AZ    $22,299,305   Sports Authority      Fee      1991-1993 / 2004-2005      87.4%      822   174,888
Peoria Station       Peoria, AZ     $25,367,622        Safeway          Fee          1987, 2001 /           83.3%    1,108   181,676
                                                                                       2001-2004
Shea Plaza           Phoenix, AZ    $13,730,698        Basha's          Fee        1974 ,1986 / 1999       100.0%      384    88,953
Southern Sunset      Mesa, AZ       $14,909,086   Sports Authority      Fee           1973 / 2001           93.1%      708   197,127
Westporte Village    Glendale, AZ   $ 6,196,003       Wal-Mart          Fee           1986 / 2007           73.7%      400    86,122

Sun Village Fair     Chandler, AZ   $35,103,434    Fry's Food and       Fee           1987 / 2005           88.0%      885   191,256
                                                        Drug

(1)  The Moon Valley Towne Center is a shadow anchored property, therefore,
     Fry's Food and Drug is not part of the collateral of the loan.

     The following table presents certain information relating to the major tenants at the PDG Portfolio Property:

                          CREDIT RATING                                            % OF TOTAL    ANNUALIZED
                             (FITCH/         TENANT                 ANNUALIZED     ANNUALIZED     BASE RENT        LEASE
      TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.       AA/Aa2/AA        246,218       16%      $ 1,550,000        10%         $ 6.30      04/12/2025(2)
Fry's                     BBB/Baa2/BBB-       84,064        6%      $ 1,000,023         6%         $11.90       12/19/2016
Tutor Time Childcare         --/--/--         49,324        3%      $ 1,170,227         8%         $23.73      05/31/2028(3)
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       379,606       25%      $ 3,720,250        24%         $ 9.80
----------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           938,797       61%      $11,871,411        76%         $12.65         Various
Vacant Space                   NAP           208,683       14%      $      0.00         0%         $ 0.00           NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,527,086      100%      $15,591,661       100%         $11.83
----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Wal-Mart Stores, Inc. - 206,528 SF expires on 04/12/2025 and 39,690 SF expires on 07/31/2027.

(3)  Tutor Time Childcare - 11,835 SF expires on 05/31/2028, 25,737 SF expires on 02/28/2028 and 11,752 SF expires on 01/31/2026.

                                     IV-20

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            0          $ 0.00           14%            14%               0%                 0%
     2007            20          $16.47            3%            17%               5%                 5%
     2008            22          $11.17            9%            25%              10%                15%
     2009            22          $12.82            8%            34%              11%                25%
     2010            27          $18.83            7%            41%              12%                37%
     2011            31          $ 9.34           17%            57%              15%                53%
     2012            16          $16.87            3%            60%               5%                57%
     2013             1          $18.52            0%            60%               0%                57%
     2014             5          $ 9.86            4%            64%               4%                61%
     2015             2          $17.76            1%            65%               2%                63%
     2016             2          $12.31            6%            70%               7%                70%
2017 & Beyond        13          $10.52           30%           100%              30%               100%

     ESCROWS AND RESERVES. At closing the PDG Portfolio Borrower deposited
$10,875,917 for construction work, $5,697,033 as an occupancy reserve,
$1,419,000 as a specified repairs reserve, $2,225,253 for capital expenditures,
$825,426 for deferred maintenance, $300,000 for an estoppel reserve and $93,750 for environmental work as well as escrows for real estate taxes and insurance.
The PDG Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Additionally the PDG Portfolio Borrower is required to escrow $16,011 into a capital expenditure reserve per month until a cap of $1,000,000 is reached. Following the occurrence and during the continuation of an event of default, the borrower will be required to begin monthly TI/LC escrows of $80,000 per month.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
PDG Portfolio Loan.

     PROPERTY MANAGEMENT. The PDG Portfolio Property is managed by Vestar
Property Management. Vestar Property Management is a full service management company that offers the following services: Strategic Planning and Asset
Responsibility, Marketing Supervision, Leasing Oversight, Acquisition Due
Diligence and Disposition Services, Budgeting and Expense Control, Refinancing
Assistance, Construction Management, and In-house Legal and Accounting
Consultation. Vestar Property Management currently manages over 15.4 million square feet of retail product in Arizona and Southern California.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent companies of the PDG Portfolio Borrower, PDG-Dutton, LLC and PDG-Sodja, LLC,
have obtained mezzanine financing in the initial amount of $34,000,000. This mezzanine loan has the ability to increase to $57,000,000 within the first 2 years of the loan term provided that the combined debt of the mezzanine loan and the PDG Portfolio Loan does not exceed 90% LTV. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. If the existing mezzanine loan is no longer outstanding, the current PDG Portfolio Borrower may obtain new mezzanine financing subject to the satisfaction of certain conditions set forth in the mortgage documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.00x, (ii) the aggregate
LTV may not exceed 90% and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The PDG Portfolio Borrower may obtain a release of individual properties by making a partial prepayment of the loan in an amount equal to 110% of the related allocated loan amount, subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred and (ii) LTV will be equal to or less than the lesser of (a) the LTV immediately preceding the release and (b) the LTV as of the closing of loan, and the DSCR will be equal to or greater than the greater of (a) the DSCR immediately preceding such release and (b) the DSCR as of the closing of the loan.

     TERRORISM COVERAGE. The PDG Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism.

     Certain additional information regarding the PDG Portfolio Loan and the PDG
Portfolio Property is set forth on Appendix II hereto.

                                     IV-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-22

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                                 [4 PHOTOS OMITTED]

                                     IV-23

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-24

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           LaSalle
ORIGINAL BALANCE(1):            $195,000,000
CUT-OFF DATE BALANCE(1):        $195,000,000
SHADOW RATING (MOODY'S/S&P):    NAP / NAP
LOAN PURPOSE:                   Acquisition
FIRST PAYMENT DATE:             May 1, 2007
INTEREST RATE:                  5.800%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
EXPECTED MATURITY BALANCE(1):   $195,000,000
SPONSOR:                        Insureprofit Limited
INTEREST CALCULATION:           Actual/360
CALL PROTECTION(2):             Locked out until 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance
                                thereafter. Prepayable without a premium from
                                and after March 1, 2012.
LOAN PER UNIT(1):               $162,500.00
UP-FRONT RESERVES:              Insurance:              $564,971
                                Deferred Maintenance:   $61,875
                                Cap Ex(3):              $5,000,000
                                Interest Reserve(3):    $5,000,000
                                Environmental:          $64,000
                                Insurance Proceeds:     $264,806
ONGOING RESERVES:               RE Tax(3):              Springing
                                Insurance(3):           Springing
                                Cap Ex(3):              Springing
LOCKBOX:                        Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 37 assets
PROPERTY TYPE:                  Multifamily
PROPERTY SUB-TYPE:              High Rise
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           See table below
PERCENT LEASED(4):              97.8%
UNITS(5):                       1,200
THE COLLATERAL:                 37 multifamily properties
OWNERSHIP INTEREST(6):          Fee

PROPERTY MANAGEMENT:            Dawnay Day US Real Estate Management, LLC

3RD MOST RECENT NOI (AS OF):    $9,266,171     (12/31/2005)
2ND MOST RECENT NOI (AS OF):    $9,634,027     (12/31/2006)
MOST RECENT NOI (AS OF):        $10,408,298    (YTD Ann. 01/31/2007)
U/W NET OP. INCOME(1)(7):       $16,515,458
U/W NET CASH FLOW(1)(7):        $16,515,458
U/W OCCUPANCY(1):               95.0%
APPRAISED VALUE(1)(8):          $321,200,000
CUT-OFF DATE LTV(1)(8):         60.7%
MATURITY DATE LTV(1)(8):        60.7%
DSCR(1)(7):                     1.44x
POST IO DSCR(1):                NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  The New York City Apartment Portfolio Borrower may, at its option, provided no event of default has occurred and is continuing, prepay the New York
     City Apartment Portfolio Loan in part without payment of any prepayment fee or premium provided that (i) no more than 5% of the original principal amount of the New York City Apartment Portfolio Loan in any 12 month period may be prepaid and (ii) no more than 15% of the original principal amount of the New York City Apartment Portfolio Loan, in aggregate, during the term of the New York City Apartment Portfolio Loan may be prepaid.

(3)  See "Escrows and Reserves" for more details.

(4)  Percent Leased is based on the rent roll dated March 13, 2007.

(5)  Units include 1,142 residential units and 58 commercial units.

(6)  The property located at 214 East 9th Street is an 18-unit condominium building. The New York City Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

(7)  U/W Net Op. Income and U/W Net Cash Flow are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including the conversion of units from rent-stabilized units to de-regulated units.
     Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on U/W Net
     Op. Income, U/W Net Cash Flow and DSCR. The DSCR based on the annualized rent roll as of March 13, 2007 is 0.95x.

(8)  Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
     "As-Stabilized" appraised value as of February 1, 2010. The "As-Is"
     appraised value is $244,000,000 as of February 16, 2007, resulting in an
     "As-Is" Cut-off Date LTV and "As-Is" Maturity Date LTV of 79.9%.

                                     IV-25

THE NEW YORK CITY APARTMENT PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "New York City Apartment Portfolio
Loan") as evidenced by the Promissory Note is secured by a first priority fee
Amended and Restated Mortgage, Security Agreement and Fixture Filing encumbering the 1,200 unit portfolio known as New York City Apartment Portfolio, located in
New York, New York (the "New York City Apartment Portfolio Properties"). The New
York City Apartment Portfolio Loan was originated on March 19, 2007 by or on behalf of LaSalle Bank National Association.

     THE BORROWER. The borrowers under the New York City Apartment Portfolio
Loan are DDEH 291 Pleasant LLC, a Delaware limited liability company, and 26 affiliated limited liability companies, each of which is a special purpose entity (collectively, the "New York City Apartment Portfolio Borrower"). Each
entity owns no material asset other than the New York City Apartment Portfolio
Properties and all entities are jointly and severally liable for repayment of the New York City Apartment Portfolio Loan. The sponsor of the New York City
Apartment Portfolio Borrower is Insureprofit Limited, an entity formed under the laws of England and Wales.

     THE PROPERTY. The New York City Apartment Portfolio Properties are
comprised of 37 properties, which include 1,142 residential units and 58 commercial units, located in New York, New York. See table below for additional information about the New York City Apartment Portfolio Properties.

                                             ALLOCATED                    OWNERSHIP   YEAR BUILT/   PERCENT
           PROPERTY            LOCATION     LOAN AMOUNT   PROPERTY TYPE    INTEREST    RENOVATED     LEASED   UNITS
-------------------------------------------------------------------------------------------------------------------

122-126 East 103rd Street    New York, NY   $15,108,608    Multifamily       Fee      1910 / 2007     97.8%     90
124-136 East 117th Street    New York, NY   $14,505,927    Multifamily       Fee      1910 / 2007     98.6%     72
231-235 East 117th Street    New York, NY   $10,889,836    Multifamily       Fee      1910 / 2007     97.1%     70
1571-1575 Lexington Avenue   New York, NY   $10,120,897    Multifamily       Fee      1920 / 2007     97.4%     76
1567-1569 Lexington Avenue   New York, NY   $ 9,497,433    Multifamily       Fee      1920 / 2007    100.0%     76
234-238 East 116th Street    New York, NY   $ 8,853,187    Multifamily       Fee      1910 / 2007     98.4%     63
233-237 East 111th Street    New York, NY   $ 7,127,548    Multifamily       Fee      1900 / 2007     97.9%     48
137-139 East 110th Street    New York, NY   $ 7,107,488    Multifamily       Fee      1910 / 2007    100.0%     40
244 East 117th Street        New York, NY   $ 6,899,667    Multifamily       Fee      1950 / 2007    100.0%     41
215 East 117th Street        New York, NY   $ 6,855,649    Multifamily       Fee      1910 / 2007     96.9%     32
204 East 112th Street        New York, NY   $ 6,359,332    Multifamily       Fee      1910 / 2007    100.0%     37
2371 Second Avenue           New York, NY   $ 6,266,860    Multifamily       Fee      1900 / 2007     96.9%     32
411 East 118th Street        New York, NY   $ 6,213,856    Multifamily       Fee      1900 / 2007     97.6%     41
102 East 116th Street        New York, NY   $ 5,944,251    Multifamily       Fee      1900 / 2007    100.0%     32
102 East 103rd Street        New York, NY   $ 5,375,938    Multifamily       Fee      1910 / 2007    100.0%     30
112 East 103rd Street        New York, NY   $ 5,320,225    Multifamily       Fee      1910 / 2007    100.0%     30
311 East 109th Street        New York, NY   $ 5,299,443    Multifamily       Fee      1910 / 2007    100.0%     36
2171-2173 Third Avenue       New York, NY   $ 5,091,621    Multifamily       Fee      1900 / 2007     94.4%     18
413 East 114th Street        New York, NY   $ 4,696,761    Multifamily       Fee      1915 / 2007     96.4%     28
312 East 106th Street        New York, NY   $ 4,239,555    Multifamily       Fee      1920 / 2007    100.0%     30
118 East 103rd Street        New York, NY   $ 4,217,859    Multifamily       Fee      1910 / 2007    100.0%     30
228 East 116th Street        New York, NY   $ 4,052,515    Multifamily       Fee      1910 / 2007    100.0%     31
216 East 118th Street        New York, NY   $ 3,657,655    Multifamily       Fee      1900 / 2007    100.0%     18
214 East 9th Street          New York, NY   $ 3,325,141    Multifamily       Fee(1)   1900 / 2007    100.0%      7
411 East 114th Street        New York, NY   $ 3,242,012    Multifamily       Fee      1900 / 2007    100.0%     20
238 East 111th Street        New York, NY   $ 3,200,448    Multifamily       Fee      1905 / 2007    100.0%     24
154 East 106th Street        New York, NY   $ 3,054,973    Multifamily       Fee      1961 / 2007    100.0%     20
2156 Second Avenue           New York, NY   $ 2,764,023    Multifamily       Fee      1910 / 2007    100.0%     13
328 East 106th Street        New York, NY   $ 2,618,548    Multifamily       Fee      1940 / 2007    100.0%     19
318 East 106th Street        New York, NY   $ 2,618,548    Multifamily       Fee      1900 / 2007    100.0%     17
319-321 East 115th Street    New York, NY   $ 2,410,727    Multifamily       Fee      1910 / 2007    100.0%     16
291 Pleasant Avenue          New York, NY   $ 2,140,559    Multifamily       Fee      1910 / 2007     93.8%     16
103 East 102nd Street        New York, NY   $ 2,078,213    Multifamily       Fee      1910 / 2007      9.1%     11
419 East 114th Street        New York, NY   $ 1,288,492    Multifamily       Fee      1910 / 2007     80.0%     10
417 East 114th Street        New York, NY   $   893,631    Multifamily       Fee      1910 / 2007    100.0%      9
421 East 114th Street        New York, NY   $   831,285    Multifamily       Fee      1910 / 2007    100.0%      8
423 East 114th Street        New York, NY   $   831,285    Multifamily       Fee      1900 / 2007    100.0%      9

(1)  The property is an 18-unit condominium building. The New York City
     Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

     ESCROWS AND RESERVES. The New York City Apartment Portfolio Borrower is
required to escrow monthly 1/12 of annual real estate taxes and 1/12 of annual insurance premiums upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing, (ii) the New York City
Apartment Portfolio Borrower fails to pay all taxes or all insurance premiums
(as applicable) due with respect to the New York City Apartment Portfolio
Properties prior to the due date, or (iii) the DSCR falls below 1.15x. In addition, the New

                                     IV-26

York City Apartment Portfolio Borrower deposited $5,000,000 into a capital expenditure funds reserve account and is required to deposit $20,000 monthly into the capital expenditure funds reserve account upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing or
(ii) the balance of the capital expenditure funds reserve account is less than
$1,500,000. Lastly, $5,000,000 was deposited into an interest reserve account to fund debt service shortfalls for the New York City Apartment Portfolio Loan, and, provided no event of default has occurred and is continuing, to also fund debt service shortfalls for the Current Mezzanine Financing (as defined below).
In the event the balance of the interest reserve account equals zero at any time on or before March 31, 2010, the New York City Apartment Portfolio Borrower is
required to make a cash deposit or post a letter of credit in an amount equal to the dollar amount which, when subtracted from the outstanding principal balance of the New York City Apartment Portfolio Loan, would result in a DSCR of 1.20x.
In the event the DSCR exceeds 1.20x for two consecutive quarters, all funds in the interest reserve account shall be disbursed to the New York City Apartment
Portfolio Borrower.

     LOCKBOX AND CASH MANAGEMENT. The New York City Apartment Portfolio Borrower
is required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. Provided a Cash Management Period (as defined below) is not continuing, excess cash flow after payment of debt service and required reserves will be disbursed to the New York City Apartment Portfolio
Borrower. During the continuance of a Cash Management Period other than an event of default, excess cash flow after payment of debt service, required reserves, and operating expenses will be held as additional collateral for the New York
City Apartment Portfolio Loan. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing,
(ii) the property manger is bankrupt or insolvent until the emergence of the property manger from bankruptcy or insolvency or a replacement property manager reasonably acceptable to lender is appointed, or (iii) the DSCR is less than
1.10x for two consecutive quarters (a "DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters. The lockbox will be in place until the New York City
Apartment Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The New York City Apartment Portfolio Properties are
managed by Dawnay Day US Real Estate Management LLC ("Dawnay Day"), which is an affiliate of the New York City Apartment Portfolio Borrower. Dawnay Day operates in certain markets around the world and specializes in three main activities:
property investment and fund management, principal investments and financial services. As of May 2, 2007, Dawnay Day had gross assets in excess of $4 billion and a net worth in excess of $1.5 billion. The management agreement is subordinate to the New York City Apartment Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent company of the New
York City Apartment Portfolio Borrower, East Harlem Property Holdings LP, has
obtained mezzanine financing in the amount of $20,000,000 (the "Current
Mezzanine Financing"). An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Additionally, future mezzanine financing
("Future Mezzanine Financing") is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) the Future Mezzanine
Financing must close after March 19, 2009 and prior to March 1, 2011, (ii) the
Current Mezzanine Financing and New York City Apartment Portfolio Loan result in
(a) an aggregate LTV no greater than 85% and (b) an aggregate DSCR no less than
1.20x, (iii) the Current Mezzanine Financing, Future Mezzanine Financing, and
New York City Apartment Portfolio Loan result in (a) an aggregate LTV no greater than 90% and (b) an aggregate DSCR no less than 1.10x, (iv) the Future Mezzanine
Financing lender enters into an intercreditor agreement in form and substance acceptable to lender, and (v) a confirmation is received from the rating agencies that the incurrence of such Future Mezzanine Financing will not cause the rating on any class of certificates to be qualified, withdrawn, or downgraded.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     SUBSTITUTION OF PROPERTIES. The New York City Apartment Portfolio Borrower
may obtain a release of any of the New York City Apartment Portfolio Properties
from the New York City Apartment Portfolio Loan by simultaneously substituting one or more multifamily properties in place of a released property(s), subject to the satisfaction of certain conditions including, but not limited to: (i) the aggregate fair market value of the substituted property(s) in any 12 month period shall not exceed 10% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of
March 19, 2007, (ii) the aggregate fair market value of the substituted property(s) during the term of the New York City Apartment Portfolio Loan shall not exceed 20% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of March 19,
2007, (iii) the New York City Apartment Portfolio Borrower pays a fee in the amount of 1.0% of the allocated loan amount of the substituted property(s), (iv)
after giving effect to the substitution(s), the DSCR for the remaining New York
City Apartment Portfolio Properties including the substitute property(s) is not less than the greater of (1) the DSCR on March 19, 2007 for all of the New York
City Apartment Portfolio Properties or (2) the DSCR for the New York City
Apartment Portfolio Properties immediately prior to the substitution(s), (v)
after giving effect to the substitution(s), the LTV of the remaining New York
City Apartment Portfolio Properties is not greater than the lesser of (1) the
LTV on March 19, 2007 or (2) the LTV immediately prior to the subject substitution(s), (vi) the New York City Apartment Portfolio Borrower must obtain a written affirmation from the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (vii) the underwritten net operating income for the replacement property(s) does not show a downward trend over three consecutive years prior to a substitution(s).

     TERRORISM COVERAGE. The New York City Apartment Portfolio Borrower is
required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided, however, (A) so long as the
Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect (including any extensions), the lender will accept terrorism insurance that covers against
"covered acts" as defined by

                                     IV-27

TRIA and (B) the New York City Apartment Portfolio Borrower is only required to purchase terrorism insurance (1) that is commercially available, and (2) in an amount that may be purchased at a maximum cost equal to 150% of the cost of the comprehensive all risk insurance policy required to be maintained pursuant to the related loan documents (the "Capped Amount"). If the cost of such insurance is greater than the Capped Amount, the New York City Apartment Portfolio
Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for the Capped Amount.

     Certain additional information regarding the New York City Apartment
Portfolio Loan and the New York City Apartment Portfolio Properties is set forth on Appendix II hereto.

                                     IV-28

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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                                 [4 PHOTOS OMITTED]

                                     IV-29

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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-30

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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-31

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE:              $107,500,000
CUT-OFF DATE BALANCE:          $107,385,790
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            May 1, 2007
INTEREST RATE:                 5.658%
AMORTIZATION:                  360 months
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 1, 2017
EXPECTED MATURITY BALANCE:     $89,326,639
SPONSOR(S):                    CBL & Associates Properties, Inc.
INTEREST CALCULATION:          30/360
CALL PROTECTION:               Locked out until April 30, 2009 after which the
                               loan may be prepaid at the greater of Yield
                               Maintenance or 1% of the principal balance.
                               Additionally, beginning 2 years after the REMIC
                               "start-up" day, with U.S. Treasury Defeasance.
                               Prepayable without a premium from and after
                               January 1, 2017.
LOAN PER SF:                   $147.58
UP-FRONT RESERVES:             Deferred Maintenance(1):   See Below
ONGOING RESERVES:              Cap Ex(2):                 Springing
                               RE Tax(2):                 Springing
                               Insurance(2):              Springing
                               TI/LC(2):                  Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Layton, UT
YEAR BUILT/RENOVATED:          1980/1996 & 2000
PERCENT LEASED(3):             98.0%
SQUARE FOOTAGE:                727,623
THE COLLATERAL:                2-story Enclosed Super Regional Shopping Mall
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           CBL & Associates Properties, Inc.
3RD MOST RECENT NOI (AS OF):   $8,273,678    (2004)
2ND MOST RECENT NOI (AS OF):   $7,468,076    (2005)
MOST RECENT NOI (AS OF):       $7,890,895    (2006)
U/W NET OP. INCOME:            $8,841,485
U/W NET CASH FLOW:             $8,586,816
U/W OCCUPANCY:                 100.0%
APPRAISED VALUE:               $138,000,000
CUT-OFF DATE LTV:              77.8%
MATURITY DATE LTV:             64.7%
DSCR:                          1.15x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on the rent roll dated March 25, 2007.

THE LAYTON HILLS MALL LOAN

     THE LOAN. The fifth largest loan (the "Layton Hills Mall Loan") as evidenced by the Promissory Note (the "Layton Hills Mall Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Layton Hills Mall Mortgage") encumbering the
727,623 square foot regional shopping center known as Layton Hills Mall, located in Layton, Utah (the "Layton Hills Mall Property"). The Layton Hills Mall Loan
was originated on March 13, 2007 by or on behalf of Principal Commercial Funding
II, LLC.

     THE BORROWER. The borrower is Layton Hills Mall CMBS, LLC, a Delaware limited liability company (the "Layton Hills Mall Borrower") that owns no material asset other than the Layton Hills Mall Property and related interests.
The Layton Hills Mall Borrower is an indirect subsidiary of CBL & Associates
Properties, Inc. the sponsor of the Layton Hills Mall Loan. CBL & Associates
Properties, Inc. is a publicly traded REIT that owns, develops, redevelops, leases, acquires, expands, operates, and manages retail real estate properties.

     THE PROPERTY. The Layton Hills Mall Property is located in Layton, Utah, at
1076 Layton Hills Mall at the Hillfield Road interchange of Interstate 15. It is approximately 22 miles north of downtown Salt Lake City and 25 miles north of the Salt Lake City International Airport. The Layton Hills Mall Property was
originally constructed in 1980 and renovated in 1996 and 2000. It consists of a
727,623 square foot, two-story enclosed super regional mall. The Layton Hills
Mall Property is situated on approximately 74.84 acres and includes 4,605 parking spaces. The Layton Hills Mall Property is anchored by Macy's, J.C.
Penney's and Mervyn's.

                                     IV-32

                                             CREDIT RATING OF
                                              PARENT COMPANY                COLLATERAL   OPERATING COVENANT
   ANCHOR            PARENT COMPANY         (FITCH/MOODY'S/S&P)     GLA      INTEREST        EXPIRATION
-----------------------------------------------------------------------------------------------------------

Macy's        Federated Department Stores      BBB/Baa2/BBB       162,240       Yes          05/31/2015
J.C. Penney   J.C. Penney Company, Inc.        BBB/Baa3/BBB-       60,683       Yes          01/31/2012
Mervyn's      Mervyn's, LLC                      --/--/--          90,000        No          07/31/2010
-----------------------------------------------------------------------------------------------------------
TOTAL                                                             312,923
-----------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Layton Hills Mall Property:

                           CREDIT RATING                                          % OF TOTAL    ANNUALIZED
                              (FITCH/       TENANT                 ANNUALIZED     ANNUALIZED     BASE RENT      LEASE
       TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Tinseltown 7/ Movies 10       --/B3/B        65,729        9%       $  803,490        10%         $12.22      05/31/2017
Macy's                     BBB/Baa2/BBB     162,240       22%       $  512,653         7%         $ 3.16      05/31/2015
Big Lots                    --/--/BBB-       36,750        5%       $  385,875         5%         $10.50      11/30/2015
J.C. Penney                BBB/Baa3/BBB-     60,683        8%       $  166,878         2%         $ 2.75      01/31/2012
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      325,402       45%       $1,868,896        24%         $ 5.74
------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP         387,919       53%       $5,959,706        76%         $15.36        Various
Vacant Space                    NAP          14,302        2%       $     0.00         0%         $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      727,623      100%       $7,828,602       100%         $10.97
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           10          $ 0.00           2%             2%               0%                  0%
     2007            10          $13.73           4%             6%               5%                  5%
     2008             3          $ 9.44           4%            10%               4%                  9%
     2009            17          $14.03           8%            18%              10%                 19%
     2010            20          $10.10          18%            36%              17%                 36%
     2011            20          $27.00           6%            42%              14%                 50%
     2012             6          $ 6.32          10%            52%               6%                 56%
     2013             3          $24.94           1%            53%               1%                 57%
     2014             6          $19.90           3%            56%               6%                 64%
     2015             8          $ 5.85          30%            86%              16%                 80%
     2016             5          $21.60           3%            89%               5%                 85%
2017 & Beyond         6          $14.12          11%           100%              15%                100%

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a event of default, the Layton Hills Mall Borrower is required to (a) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; (b) deposit $5,184 monthly to a cap of $124,416 into a capital expenditure reserve account and (c) deposit $34,558 monthly to a cap of
$622,044, into a TI/LC reserve account. Additionally, CBL & Associates
Properties, Inc. has guaranteed the payment of the actual costs of the immediate repairs estimated at $197,444, but not to exceed $394,888.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Layton Hills Mall Loan.

     PROPERTY MANAGEMENT. The Layton Hills Mall Property is managed by CBL &
Associates Properties, Inc., which is an affiliate of the Layton Hills Mall
Borrower. The management agreement is subordinate to the Layton Hills Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed (other than a non-income producing parcel).

                                     IV-33

     TERRORISM COVERAGE. The Layton Hills Mall Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Layton Hills Mall Borrower does not exceed
(a) in the event a separate terrorism policy is obtained, $111,760, or (b) in the event that terrorism coverage is obtained under a blanket policy, the annual insurance premium attributable to said coverage and allocable to the subject property, $4,972. If the cost of such insurance is greater than $111,760 or
$4,972, as applicable, The Layton Hills Mall Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for said applicable amount. In lieu of providing terrorism insurance coverage, the Layton
Hills Mall Borrower may deliver a letter of credit equal to the amount of insurance coverage required by the loan documents, subject to the premiums limits in (a) and (b) above.

     Certain additional information regarding the Layton Hills Mall Loan and the
Layton Hills Mall Property is set forth on Appendix II hereto.

                                     IV-34

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
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                                     IV-35

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
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                                     IV-36

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
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--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PMCF
ORIGINAL BALANCE(1):              $100,000,000
CUT-OFF DATE BALANCE(1):          $100,000,000
SHADOW RATING (MOODY'S/S&P):      NAP / NAP
LOAN PURPOSE:                     Refinance
FIRST PAYMENT DATE:               May 5, 2007
INTEREST RATE:                    5.465%
AMORTIZATION:                     Interest only through April 5,
                                  2012. Principal and interest
                                  payments of $565,595.00 beginning
                                  May 5, 2012 through the maturity
                                  date.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    April 5, 2017
EXPECTED MATURITY BALANCE(1):     $92,984,919
SPONSOR(S):                       Lion Industrial Properties, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION(2):               Either (i) locked out until 25
                                  months after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance
                                  thereafter; or (ii) locked out
                                  until May 4, 2010, then prepayable
                                  with yield maintenance thereafter.
                                  Prepayable without a premium from
                                  and after October 5, 2016.

LOAN PER SF(1):                   $46.54
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Tax(3):             Springing
                                  Insurance(3):          Springing
                                  Cap Ex(3):             Springing
                                  TI/LC(3):              Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 9 assets
PROPERTY TYPE:                    Industrial
PROPERTY SUB-TYPE:                Flex Industrial
LOCATION:                         Commerce, CA
YEAR BUILT/RENOVATED:             See table below
PERCENT LEASED(4):                99.4%
SQUARE FOOTAGE:                   2,148,580
THE COLLATERAL:                   Nine industrial properties
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              CBRE Real Estate Services, Inc.
3RD MOST RECENT NOI (AS F):       $7,253,608            (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):      $8,469,329            (TTM 12/31/2005)
MOST RECENT NOI (AS OF):          $8,510,777            (TTM 12/31/2006)
U/W NET OP. INCOME(1):            $8,250,753
U/W NET CASH FLOW(1):             $7,311,142
U/W OCCUPANCY(1):                 87.7%
APPRAISED VALUE(1):               $153,400,000
CUT-OFF DATE LTV(1):              65.2%
MATURITY DATE LTV(1):             60.6%
DSCR(1):                          1.32x
POST IO DSCR(1):                  1.08x
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Release of Properties" for partial prepayment options during the lockout period.

(3)  See "Escrows and Reserves" for specific details.

(4)  Percent Leased is based on the rent roll dated January 31, 2007.

THE NEWCROW INDUSTRIAL PORTFOLIO LOAN

     THE LOAN. The sixth largest loan (the "NewCrow Industrial Portfolio Loan")
as evidenced by the Promissory Note and Loan Agreement is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing encumbering nine industrial properties that total 2,148,580 square feet known as the "NewCrow Industrial Portfolio", located in Commerce,
California (the "NewCrow Industrial Portfolio Properties"). The NewCrow
Industrial Portfolio Loan was originated on March 14, 2007 by or on behalf of
Prudential Mortgage Capital Funding, LLC.

     THE BORROWER. The borrower is LIT Commerce Distribution Center, LLC, a
Delaware limited liability company (the "NewCrow Industrial Portfolio Borrower")
that owns no material asset other than the NewCrow Industrial Portfolio
Properties and related interests. The NewCrow Industrial Portfolio Borrower is sponsored by Lion Industrial Properties, L.P. (the "Sponsor"), an operating company affiliated with

                                     IV-37

Lion Industrial Trust. Lion Industrial Trust is a private real estate investment trust that manages a portfolio of industrial properties. It owns over 55 million square feet of stabilized industrial real estate, several properties under development and land. As of the end of the third quarter 2006, Lion Industrial
Trust had assets of $3.1 billion and equity of $1.7 billion.

     THE PROPERTY. The NewCrow Industrial Portfolio Properties are comprised of nine adjacent industrial properties that total 2,148,580 square feet, all located in Commerce, California, approximately 10 miles southeast of downtown
Los Angeles. The NewCrow Industrial Portfolio Properties were all constructed in
1976 with the exception of Building 11, which was constructed in 1942. The
NewCrow Industrial Portfolio Properties are situated on approximately 73.33 acres and include 1,347 parking spaces. See the table below for additional information regarding the NewCrow Industrial Portfolio Properties:

                                                ALLOCATED LOAN                  OWNERSHIP   YEAR BUILT/  PERCENT
           PROPERTY                LOCATION         AMOUNT       PROPERTY TYPE   INTEREST   RENOVATED    LEASED       SF
--------------------------------------------------------------------------------------------------------------------------

Building 10, 5750 Peachtree      Commerce, CA     $15,449,804      Industrial      Fee       1976/NAP      99.8%   275,184
Building 11, 5804 E. Slauson     Commerce, CA     $19,687,094      Industrial      Fee       1942/NAP     100.0%   757,566
Building 12, 5900 E. Slauson     Commerce, CA     $13,428,944      Industrial      Fee       1976/NAP     100.0%   207,915
Building 14, 6000 E. Slauson     Commerce, CA     $ 9,778,357      Industrial      Fee       1976/NAP     100.0%   183,207
Building 15, 6100 E. Slauson     Commerce, CA     $14,015,645      Industrial      Fee       1976/NAP     100.0%   254,000
Building 18, 6200 E. Slauson     Commerce, CA     $ 5,606,258      Industrial      Fee       1976/NAP     100.0%   108,424
Building 19, 6101 Peachtree      Commerce, CA     $13,950,456      Industrial      Fee       1976/NAP     100.0%   249,630
Building 20, 5900-5990 Boxford   Commerce, CA     $ 4,889,179      Industrial      Fee       1976/NAP      80.7%    69,662
Building 21, 6200-6280           Commerce, CA     $ 3,194,263      Industrial      Fee       1976/NAP     100.0%    42,992
Peachtree

     The following table presents certain information relating to the major tenants at the NewCrow Industrial Portfolio Properties:

                                                                                     % OF TOTAL     ANNUALIZED
                            CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME           MOODY'S/S&P)      NRSF     % OF NRSF  BASE RENT ($)      BASE RENT   ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Sugar Foods Corporation        --/--/--       254,000       12%     $ 1,295,400          13%          $5.10       01/31/2015
SAP Trading, Inc.              --/--/--       251,050       12%     $ 1,024,284          10%          $4.08       07/31/2011
Mojave Foods Corporation       --/--/--       213,434       10%     $   998,880          10%          $4.68       09/30/2015
Springs Global US, Inc.        --/--/--       186,969        9%     $   986,616          10%          $5.28       02/29/2012
Azteca International, Inc.     --/--/--       270,222       13%     $   656,936           6%          $2.43       12/31/2008
Arden-MayFair, Inc.            --/--/--       131,621        6%     $   651,110           6%          $4.95       01/31/2011
Progressive Produce Corp.      --/--/--       106,418        5%     $   561,887           6%          $5.28       06/30/2010
TOTAL/WEIGHTED AVERAGE                      1,413,714       66%     $ 6,175,113          61%          $4.37
Other Tenants                     NAP         527,977       25%     $ 2,763,256          27%          $5.23        Various
Vacant Space(1)                   NAP         206,889       10%     $ 1,252,015          12%          $6.05          NAP
TOTAL/WEIGHTED AVERAGE                      2,148,580      100%     $10,190,385         100%          $4.74

(1)  Vacant Space shown above represents the underwritten vacant space. Due to near term rollover underwritten as vacant, this amount differs from the rent roll dated January 31, 2007, which showed an overall occupancy for the
     NewCrow Industrial Portfolio Properties of 99.4% and 13,854 square feet of vacant space.

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            6           $0.00          10%            10%                0%                 0%
     2007             5           $6.41           7%            17%                9%                 9%
     2008            10           $6.10          19%            36%               17%                26%
     2009             4           $5.82           6%            42%                6%                32%
     2010             2           $6.80           5%            47%                7%                38%
     2011             4           $5.87          18%            65%               19%                57%
     2012             3           $5.56          10%            75%               13%                70%
     2013             0           $0.00           0%            75%                0%                70%
     2014             0           $0.00           0%            75%                0%                70%
     2015             3           $4.82          22%            97%               26%                96%
     2016             1           $5.81           3%           100%                4%               100%
2017 & Beyond         0           $0.00           0%           100%                0%               100%

                                     IV-38

     ESCROWS AND RESERVES. During a Trigger Period (defined below) the NewCrow
Industrial Portfolio Borrower is required to deposit: (a) 1/12 of the estimated annual real estate taxes and insurance premiums monthly into a tax and insurance reserve; (b) $50,134 monthly into a TI/LC reserve; and (c) $27,166 monthly into a Capital Expenditures reserve. A Trigger Period will be in effect when (a) an event of default has occurred and is continuing with respect to the NewCrow
Industrial Portfolio Loan; or (b) the DSCR is below 1.10x, calculated based on the actual net operating income at the NewCrow Industrial Portfolio Properties divided by the actual debt service payable under the NewCrow Industrial
Portfolio Loan at the time (interest only or principal and interest, as applicable).

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
NewCrow Industrial Portfolio Loan. Prior to the commencement of a Trigger
Period, funds in the lockbox will sweep on a daily basis to the NewCrow
Industrial Portfolio Borrower. The lockbox will remain in place until the
NewCrow Industrial Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The NewCrow Industrial Portfolio Properties are
managed by CBRE Real Estate Services, Inc., which is an affiliate of the NewCrow
Industrial Portfolio Borrower. The management agreement is subordinate to the
NewCrow Industrial Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may obtain the release of up to four of the NewCrow Industrial Portfolio Properties (in the aggregate) on up to four separate occasions, through partial prepayment or partial defeasance, provided the following conditions, in addition to others stated in the NewCrow Industrial
Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial Portfolio Loan; (b) the remaining NewCrow
Industrial Portfolio Loan amount after the release must be at least $50,000,000;
(c) no more than $25,000,000 of the NewCrow Industrial Portfolio Loan amount may be prepaid or defeased prior to April 5, 2010; (d) the NewCrow Industrial
Portfolio Borrower must either partially prepay or partially defease the NewCrow
Industrial Portfolio Loanin the amount of 100% of the Allocated Loan Amount attributable to the release property for the first release, 105% of the
Allocated Loan Amount for the second release, and 110% of the Allocated Loan
Amount for the third and fourth releases or in the event an assumption has occurred; (e) for release without defeasance, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010)
or yield maintenance (based on the yield on the U.S. Treasury issue set forth in the NewCrow Industrial Portfolio Loan documents, flat through April 5, 2010, and plus 0.50% thereafter) must be paid; (f) the DSCR after the release (excluding the release property) may not be less than the greater of the DSCR (x) prior to the release (including the release property), (y) 1.32x during the interest only period or (z) 1.08x during the amortization period; provided, that the NewCrow
Industrial Portfolio Borrower is permitted to partially prepay the NewCrow
Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; (g) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; and (h) the lender must have received confirmation from each of the applicable rating agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

     SUBSTITUTION OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may substitute up to four of the NewCrow
Industrial Portfolio Properties (in the aggregate, and only once per property)
on up to four separate occasions provided the following conditions, in addition to those set forth in the NewCrow Industrial Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial
Portfolio Loan; (b) the total Allocated Loan Amounts of substituted NewCrow
Industrial Portfolio Properties may not exceed $50,000,000; (c) the substitute property must be an industrial property; (d) the net operating income for the property to be substituted must be less than or equal to the net operating income of the substitute property; (e) the DSCR after the substitution
(excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the
NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (f) the LTV after the substitution (excluding the property to be substituted) may not exceed the lesser of 70% or the LTV prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); and (g) the lender must have received confirmation from each of the applicable rating agencies to the effect that such substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

     TERRORISM INSURANCE. The NewCrow Industrial Portfolio Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of Terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the NewCrow Industrial Portfolio
Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $593,984 per annum.

     Certain additional information regarding the NewCrow Industrial Portfolio
Loan and the NewCrow Industrial Portfolio Properties is set forth on Appendix II hereto.

                                     IV-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-40

-------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                     IV-41

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-42

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-43

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER           RBC
ORIGINAL BALANCE:              $98,000,000
CUT-OFF DATE BALANCE:          $98,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            June 1, 2007
INTEREST RATE:                 5.480%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 May 1, 2017
EXPECTED MATURITY BALANCE:     $98,000,000
SPONSOR(S):                    Beacon Bay Holdings, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" day, with U.S. Treasury defeasance
                               thereafter. Prepayable without a premium from and
                               after Novermber 1, 2016.
LOAN PER SF:                   $190.60
UP-FRONT RESERVES:             TI/LC:                    $5,414,276
                               Earnout(1):               $8,000,000
                               Deferred Maintenance:     $38,075
                               Other (Rent Abatement):   $941,338
ONGOING RESERVES:              RE Tax:                   Springing
                               Insurance:                Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Everett, WA
YEAR BUILT/RENOVATED:          1970/2005
PERCENT LEASED(2):             88.0%
SQUARE FOOTAGE:                514,160
THE COLLATERAL(3):             514,160 square foot regional mall anchored by
                               Sears, Macy's, Borders, and Old Navy
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Steadfast Commercial Management
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   $3,362,613   (2005)
MOST RECENT NOI (AS OF):       $4,384,777   (2006)
U/W NET OP. INCOME:            $6,451,371
U/W NET CASH FLOW:             $6,250,964
U/W OCCUPANCY:                 72.9%
APPRAISED VALUE(4):            $129,200,000
CUT-OFF DATE LTV(4):           75.9%
MATURITY DATE LTV(4):          75.9%
DSCR:                          1.15x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  No earnout-related adjustments have been made for Net Op. Income, Net Cash
     Flow, LTVs or DSCRs.

(2)  Percent Leased is based on the rent roll dated 04/13/2007.

(3)  Macy's is not part of the collateral.

(4)  Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
     "As-Stabilized" appraised value as of June 9, 2008. The "As-Is" appraised value is $119,100,000 as of February 19, 2007, resulting in an "As-Is"
     Cut-off Date LTV and "As-Is" Maturity Date LTV of 82.3%.

THE EVERETT MALL STEADFAST LOAN

     THE LOAN. The seventh largest loan (the "Everett Mall Steadfast Loan") as evidenced by the Promissory Note (the "Everett Mall Steadfast Note") is secured by a first priority fee (Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing])(the "Everett Mall Steadfast Mortgage")
encumbering the 514,160 square foot regional shopping mall known as Everett Mall
Steadfast located in Everett, Washington (the "Everett Mall Steadfast
Property"). The Everett Mall Steadfast Loan was originated on April 18, 2007 by or on behalf of Royal Bank of Canada.

     THE BORROWER. The borrower is Steadfast Everett Mall, LLC, a Delaware limited liability company (the "Steadfast Everett Mall, LLC Borrower") that owns no material asset other than the Everett Mall Steadfast Property and related interests. Legal counsel to the Steadfast Everett Mall, LLC Borrower delivered a non-consolidation opinion in connection with the Everett Mall Steadfast loan.
The Steadfast Everett Mall, LLC Borrower is 29.18% owned by Rodney Emery. Beacon
Bay Holdings, LLC (the "Sponsor") has 48.02% ownership of Steadfast Everett
Mall, LLC, and will serve as the non-recourse guarantor.

                                     IV-44

     THE PROPERTY. The Everett Mall Steadfast Property is located in Everett,
Washington, at 1402 Everett Mall Way. The Everett Mall Steadfast Property is
located in a suburban retail corridor approximately 21 miles north of the
Seattle CBD. The Everett Mall Steadfast Property was originally constructed in
1970 and renovated in 2005. It consists of a 514,160 square foot, two-story enclosed mall. The Everett Mall Steadfast Property is situated on approximately
44.20 acres and includes 3,511 parking spaces. The Everett Mall Steadfast
Property is anchored by a Macys, Sears, Old Navy, and Borders. The Macys store is owned separately and is not part of the collateral for the Everett Mall
Steadfast Loan. One of the Property anchors, Sears, reported 2006 sales of
$197.74/SF, indicating occupancy costs of 1.58%. Regal Cinemas is not required to report sales. LA Fitness will open in August 2007.

                                                          CREDIT RATING OF                            OPERATING
                                                           PARENT COMPANY               COLLATERAL    COVENANT
     ANCHOR             PARENT COMPANY                  (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
---------------------------------------------------------------------------------------------------------------

Macy's              Federated Department Stores, Inc.        BBB/--/BBB       140,000        No      12/31/2017
Sears               Sears Holdings Corp.                     BB/--/BB         115,000       Yes      02/28/2009
Old Navy            Gap Inc.                                 BB+/--/B-         19,400       Yes      10/31/2015
Borders             Borders Group, Inc.                      --/--/--          22,185       Yes      01/31/2016
LA Fitness(1)       LA Fitness International, LLC            --/--/--          47,145       Yes      07/31/2022
Steve & Barry's(2)  Steve & Barry's,LLC                      --/--/--          78,283       Yes      07/31/2014
---------------------------------------------------------------------------------------------------------------
TOTAL                                                                         422,013
---------------------------------------------------------------------------------------------------------------

(1)  Tenant takes occupancy 08/01/2007.

(2)  Tenant takes occupancy 08/01/2007.

 The following table presents certain information relating to the major tenants at the Everett Mall Steadfast Property:

                           CREDIT                                 ANNUALIZED   % OF TOTAL     ANNUALIZED
                           RATING                                UNDERWRITTEN  ANNUALIZED    UNDERWRITTEN
                           (FITCH/                                BASE RENT    UNDERWRITTEN   BASE RENT       LEASE
      TENANT NAME       MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF      ($)        BASE RENT    ($ PER NRSF)  EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Regal Cineplex            --/--/BB-         64,815        13%     $  958,333        15%         $14.79    06/30/2021
LA Fitness                --/--/--          47,154         9%     $  858,600        13%         $18.21    07/31/2022
Steve & Barry's           --/--/--          78,283        15%     $  469,704         7%         $ 6.00    07/31/2014
Sears                     BB/--/B-         115,000        22%     $  360,000         5%         $ 3.13    02/28/2009
Borders                   --/--/--          22,185         4%     $  332,784         5%         $15.00    01/31/2016
Old Navy                  BB+/--/B-         19,400         4%     $  291,000         4%         $15.00    10/31/2015
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     346,837        67%     $3,270,421        50%         $ 9.43
---------------------------------------------------------------------------------------------------------------------
Other Tenants                NAP            94,566        18%     $3,303,709        50%         $34.94     Various
Vacant Space                 NAP            72,757        14%     $        0         0%         $    0       NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     514,160       100%     $6,574,130       100%         $14.89
---------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                            LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------
                             AVERAGE BASE  % OF TOTAL                   % OF TOTAL BASE   CUMULATIVE % OF
                # OF LEASES   RENT PER SF  SQUARE FEET   CUMULATIVE %    RENTAL REVENUES  TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING      ROLLING    OF SF ROLLING       ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant           0           $ 0.00        14%            14%              0%                  0%
     MTM             1           $ 0.00         0%            14%              0%                  0%
     2007            0           $ 0.00         0%            14%              0%                  0%
     2008           20           $33.24         5%            19%             13%                 13%
     2009           13           $ 8.01        27%            46%             17%                 30%
     2010            7           $40.06         1%            48%              4%                 34%
     2011            3           $34.24         1%            49%              3%                 38%
     2012            1           $ 0.00         0%            49%              1%                 38%
     2013            3           $24.28         1%            50%              3%                 41%
     2014            2           $ 6.44        16%            66%              8%                 49%
     2015            4           $24.21         5%            70%              9%                 57%
     2016            6           $21.38         6%            77%             11%                 68%
2017 & Beyond        7           $17.39        23%           100%             32%                100%

                                     IV-45

     ESCROWS AND RESERVES. Upon an event of default the Steadfast Everett Mall,
LLC Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. An initial up-front deposit of $941,338 was deposited for rent abatements and rent holdbacks. An initial up-front deposit of
$5,414,276 was deposited for tenant improvement costs, leasing commissions, and/or allowances other then rent abatements. Also, an up-front escrow of
$8,000,000 was deposited in connection with an earnout determination. On or before April 2011, but not more frequently than quarterly, the borrower may require the lender to redetermine the qualified loan amount (based on a DSCR of
1.20x), and the escrow is released to the extent the qualified loan amount exceeds $90,000,000. If the qualified loan amount as finally determined does not exceed $90,000,000, the escrow is retained by the lender as additional security for the loan.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Everett Mall Steadfast Property is managed by
Steadfast Commercial Management, which is an affiliate of the Sponsor's parent,
Steadfast Companies. Steadfast Commercial Management has an in-house property management team at the Everett Mall Steadfast Property. The management agreement is subordinate to the Everett Mall Steadfast Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine debt is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) approval by the lender and applicable rating agency of mezzanine lender, (ii) an aggregate LTV not greater than 85%, (iii) an aggregate
DSCR no less than 1.10x and (iv) the execution of an acceptable intercreditor agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM INSURANCE. The Steadfast Everett Mall, LLC Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism.

     Certain additional information regarding the "Everett Mall Steadfast" Loan and the "Everett Mall Steadfast" Property is set forth on Appendix II hereto.

                                     IV-46

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                     IV-47

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-48

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $81,000,000
CUT-OFF DATE BALANCE:          $81,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            February 8, 2007
INTEREST RATE:                 5.650%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 January 8, 2017
EXPECTED MATURITY BALANCE:     $81,000,000
SPONSOR(S):                    Thomas Klein
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of December 29, 2011
                               or 2 years after the REMIC "start-up" day. with
                               U.S. Treasury defeasance or the payment of the
                               greater of Yield Maintenance and 1% of the
                               principal balance thereafter. Prepayable without
                               a premium from and after December 8, 2016.
LOAN PER SF:                   $160.03
UP-FRONT RESERVES:             Master Lease RENT(1):   $1,496,801
ONGOING RESERVES:              Environmental(1):       $156,250, $67,500
                               Cap Ex:                 Springing
                               RE Tax:                 Springing
                               Insurance:              Springing
                               TI/LC:                  Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Garfield Heights, OH
YEAR BUILT/RENOVATED:          2006/NAP
PERCENT LEASED(2):             100.0%
SQUARE FOOTAGE:                506,141
THE COLLATERAL:                One-story regional shopping center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Coral Asset Management Company, LLC
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $6,147,851
U/W NET CASH FLOW:             $5,908,772
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $103,400,000
CUT-OFF DATE LTV:              78.3%
MATURITY DATE LTV:             78.3%
DSCR:                          1.27x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Property" and "Escrows and Reserves" for specific details.

(2)  Percent Leased is based on the rent roll dated March 13, 2007.

THE CITY VIEW CENTER LOAN

     THE LOAN. The eighth largest loan (the "City View Center Loan") as evidenced by the Promissory Note (the "City View Center Note") is secured by a first priority fee Mortgage and Security Agreement (the "City View Center
Mortgage") encumbering the 506,141 square foot regional mall known as City View
Center, located in Garfield Heights, Ohio (the "City View Center Property"). The
City View Center Loan was originated on December 29, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is City View Center, LLC, a Delaware limited liability company (the "City View Center Borrower") that owns no material asset other than the City View Center Property and related interests. The City View
Center Borrower is indirectly wholly-owned by Thomas Klein, the sponsor of the
City View Center Loan. Thomas Klein is a real estate developer, who owns and operates a portfolio of over 15 properties primarily located in Brooklyn, Monsey and Garnerville, New York. His portfolio includes multifamily, office and retail properties. Thomas Klein also owns one of the largest, upscale kosher grocery stores in the New York area, known as Rockland Kosher Supermarket.

     THE PROPERTY. The City View Center Property is located in Garfield Heights,
Ohio, which is approximately 8 miles southeast of the Cleveland CBD. The City
View Center Property began construction in 2006 and has been built in phases with the final lots expected to be

                                     IV-49

completed by mid-2007. The 506,141 square foot center consists of three buildings, a to-be-built multi-tenant building, four outparcels, and a ground lease for the 147,027 square foot Wal-Mart building, which can be expanded by an additional 61,784 square feet to a Super Wal-Mart beginning in 2011. The four retail buildings have a total of 345,383 square feet of space, and the four outlots include Applebee's, Chick-Fil-A, First Merit Bank, and Giant Eagle gas
station. There is space available on the parcel adjacent to the Giant Eagle for two other large box users (100,000+ square feet) where potential stores for Home
Depot and JC Penney may be built (not part of collateral). The six biggest anchors (by leased square feet) of the City View Center Property are Wal-Mart,
Giant Eagle Store, Dick's Sporting Goods, Inc., Jo-Ann Stores, Circuit City, and
Bed Bath & Beyond. The City View Center Property is situated on approximately 63 acres and includes 400 parking spaces.

     Pursuant to the purchase agreement with the City View Center Borrower, the previous owner of the City View Center Property is obligated to complete the construction of the outlot pads and certain retail buildings before, in the case of the pads, they are turned over to the tenants for them to construct their own buildings on the underlying land ground leased from the City View Center
Borrower. The previous owner has provided an escrow in an amount equal to
$2,150,875, representing 125% of estimated remaining completion costs, which escrow has been assigned to the lender. In addition, the previous owner has entered into a master lease with the City View Center Borrower that covers base rent as collateral and CAM reimbursements for certain vacant spaces for 12 months until the payment of full rent begins and certain other tenant spaces until tenants begin paying rent or until their initial co-tenancy requirements have been met. The master lease is secured by an escrow of $1,496,801, which has been assigned as collateral to the lender. A portion of the master lease rent escrow will be released to the City View Center Borrower monthly. In addition,
Thomas Klein, the sponsor of the City View Center Borrower, has provided a guaranty for the master lease.

     The City View Center Property was formerly utilized as a landfill. Prior to the current development, site excavating and grading activities were conducted, the landfill was capped and a methane gas extraction system was installed, and is being operated, in accordance with the Ohio EPA requirements. Prior elevated methane detection at the site was addressed and cured with no recurrence of the condition above system alarm levels. The previous owner is obligated, pursuant to the sale agreement with the City View Center Borrower ("Borrower"), to cure the violations at the site, including completing the remaining cap work at parcels currently under construction, that occurred before the sale. In addition, the Borrower has established an environmental reserve as set forth under "--Escrow and Reserves" as well as procured an Environmental Impairment
Liability ("EIL") insurance policy for a term of ten years with limits of
$10,000,000 per incident/aggregate with a $250,000 deductible, naming the Lender as an additional insured.

     The following table presents certain information relating to the major tenants at the City View Center Property:

                                                                                           % OF TOTAL     ANNUALIZED
                               CREDIT RATING                                ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/                                  UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($      LEASE
        TENANT NAME           MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT      PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Wal-Mart Store                   AA/Aa2/AA        147,027         29%       $1,594,037         24%          $10.84      01/31/2027
Giant Eagle Store                 --/--/--         79,381         16%       $1,135,148         17%          $14.30      09/30/2026
Dick's Sporting Goods, Inc.       --/--/--         47,663          9%       $  463,125          7%          $ 9.72      01/31/2022
Jo-Ann Stores                    --/Caa2/B-        35,274          7%       $  386,496          6%          $10.96      01/31/2017
Circuit City                      --/--/--         33,862          7%       $  507,930          8%          $15.00      01/31/2022
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            343,207         68%       $4,086,736         62%          $11.91
----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                       NAP           162,934         32%       $2,496,458         38%          $15.32        Various
Vacant Space                        NAP                 0          0%       $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            506,141        100%       $6,583,194        100%          $13.01
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     IV-50

                                               LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE % OF
                                    AVERAGE BASE    % OF TOTAL                     % OF TOTAL BASE      TOTAL BASE
                      # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE % OF   RENTAL REVENUES   RENTAL REVENUES
       YEAR             ROLLING        ROLLING       ROLLING        SF ROLLING         ROLLING           ROLLING
--------------------------------------------------------------------------------------------------------------------

      Vacant                0          $ 0.00           0%               0%               0%                 0%
Master Leased Space         3          $25.06           1%               1%               2%                 2%
       2007                 0          $ 0.00           0%               1%               0%                 2%
       2008                 0          $ 0.00           0%               1%               0%                 2%
       2009                 1          $18.00           1%               2%               1%                 3%
       2010                 1          $20.00           0%               2%               0%                 3%
       2011                 6          $18.90           3%               5%               5%                 8%
       2012                 0          $ 0.00           0%               5%               0%                 8%
       2013                 0          $ 0.00           0%               5%               0%                 8%
       2014                 0          $ 0.00           0%               5%               0%                 8%
       2015                 0          $ 0.00           0%               5%               0%                 8%
       2016                 6          $13.72          14%              19%              15%                23%
   2017 & Beyond           12          $12.44          81%             100%              77%               100%

     ESCROWS AND RESERVES. Upon the occurrence and continuance of an event of default under the loan documents, the City View Center Borrower is required to deposit (i) into a Tax and Insurance reserve monthly an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months and 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon expiration thereof, (ii) an amount equal to $0.25 per square foot monthly into a TI/LC reserve; and (iii) an amount equal to $0.15 per square foot monthly into a Cap Ex reserve. In the event that the City View Center Borrower receives a lease termination fee from any tenant, the City View Center Borrower shall promptly deposit such fee with the lender to be utilized for tenant improvements and leasing commissions. The City View
Center Borrower has collaterally assigned to the lender an escrow in an amount equal to $1,496,801 established in favor of the City View Center Borrower by the previous owner of the City View Center Property in connection with such previous owner's obligations under the master lease. See "--Property." In addition, the
City View Center Borrower has established two environmental reserves: (i)
$156,250 to be released on one-time basis once all prior violations are cured by the previous property owner, and (ii) $67,500 to be released on periodic basis for ongoing operation and maintenance costs at the City View Center Property with respect to environmental monitoring.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
City View Center Loan. The lockbox will be in place until the City View Center
Loan has been paid in full.

     PROPERTY MANAGEMENT. The City View Center Property is managed by Coral
Asset Management Company, LLC, which is not affiliated with the City View Center
Borrower. The management agreement is subordinate to the City View Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. None in place. The City View
Center Borrower is permitted to obtain a mezzanine loan subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the City View Center Loan will not result in a loan-to-value ratio greater than 90%, (ii) immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of the such mezzanine loan and the City
View Center Loan will not be less than 1.10x and (iii) a written confirmation from the Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM COVERAGE. Pursuant to the related loan documents, the City View
Center Borrower is required to use commercially reasonable efforts to obtain insurance against perils and acts of terrorism, consistent with those of prudent owners of real estate comparable to the City View Center Property.

     Certain additional information regarding the City View Center Loan and the
City View Center Property is set forth on Appendix II hereto.

                                     IV-51

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                                     IV-52

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                     IV-53

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-54

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE:              $71,000,000
CUT-OFF DATE BALANCE:          $71,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            May 1, 2007
INTEREST RATE:                 5.689%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 1, 2017
EXPECTED MATURITY BALANCE:     $71,000,000
SPONSOR(S):                    Institutional Mall Investors LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Open to prepayment with Yield Maintenance
                               anytime. Two years after the REMIC 'start-up'
                               day, prepayable with U.S. Treasury defeasance or
                               the payment of Yield Maintenance. Prepayable
                               without a premium from and after October 1, 2016.
LOAN PER SF:                   $454.20
UP-FRONT RESERVES:             None
ONGOING RESERVES:              TI/LC: Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single
                               Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Seattle, WA
YEAR BUILT/RENOVATED:          1996/NAP
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                156,318
THE COLLATERAL:                Two multi-story retail buildings
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           KG Investment Management
3RD MOST RECENT NOI (AS OF):   $5,250,943   (2004)
2ND MOST RECENT NOI (AS OF):   $5,142,899   (2005)
MOST RECENT NOI (AS OF):       $5,257,378   (2006)
U/W NET OP. INCOME:            $6,417,787
U/W NET CASH FLOW:             $6,314,616
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $109,000,000
CUT-OFF DATE LTV:              65.1%
MATURITY DATE LTV:             65.1%
DSCR:                          1.54x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated March 6, 2007.

THE MERIDIAN LOAN

     THE LOAN. The ninth largest loan (the "Meridian Loan") as evidenced by the
Promissory Note (the "Meridian Note") is secured by a first priority fee Deed of
Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
(the "Meridian Mortgage") encumbering two retail buildings containing 156,318 square foot known as The Meridian, located in Seattle, Washington (the "Meridian
Property"). The Meridian Loan was originated on March 6, 2007 by or on behalf of
Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is IMI Meridian LLC ("The Meridian Borrower").
The Meridian Borrower consists of Institutional Mall Investors LLC ("IMI") (99%)
and IMI Meridian Manager LLC (1%). Each entity is comprised of a joint venture between California Public Employees' Retirement System ("CalPERS"), with 99%
ownership, and MCA Mall Investors LLC (an affiliate of Miller Capital Advisory,
Inc.), with 1% ownership. IMI was formed in 2003 for the purpose of acquiring, owning, developing and managing dominant malls and lifestyle centers as part of
CalPERS' core real estate program and has a net worth of $1.3 billion.

     THE PROPERTY. The Meridian Property is located in Seattle, Washington, at
1500 6th Avenue, which is located in downtown Seattle, King County, Washington.
The Meridian Property is situated along the north side of Pike Street and is less than a 1/4 mile west of a full interchange with Interstate 5 via 7th Avenue and University Street. The Meridian Property consists of two adjacent multi-story retail buildings containing 156,318 square feet. The west building contains 58,971 square feet and consists of one street level, one underground

                                     IV-55

level and one upper level of retail space. The west building also contains a three level parking garage (294 spaces) above the retail portion. The east building contains 97,347 square feet of retail space situated on one ground level and two upper levels, along with three levels of mezzanine retail space.
The retail space is above six levels of an underground parking garage (405 spaces). The Meridian Property provides a total of 699 parking spaces with a ratio of 4.47/1,000 square feet. The Meridian Property was originally constructed in 1996.

     The following table presents certain information relating to the major tenants at the Meridian Property:

                           CREDIT RATING                                              % OF TOTAL    ANNUALIZED
                              (FITCH/                                   ANNUALIZED    ANNUALIZED    BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Regal Cinemas, Inc.          B-/B2/BB-         69,947         45%       $1,163,440        26%         $ 16.63     11/30/2016
Nike Retail Services         --/A2/A+          24,431         16%       $1,135,797        26%         $ 46.49     07/31/2011
(Niketown)
Sega GameWorks               --/--/--          27,400         18%       $  746,650        17%         $ 27.25     01/26/2017
Levi's Only                  BB-/B2/B          11,261          7%       $  521,235        12%         $ 46.29     01/31/2012
Tap House Grill Seattle      --/--/--          13,039          8%       $  312,936         7%         $ 24.00     05/30/2017
LLC
Fidelity Brokerage           --/Aa3/AA          7,755          5%       $  285,384         6%         $ 36.80     03/31/2010
Services
American Apparel             --/--/--           2,485          2%       $  275,000         6%         $110.66     04/30/2017
Retail, Inc.
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        156,318        100%       $4,440,441       100%         $ 28.41
----------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP                 0          0%       $     0.00         0%         $  0.00         NAP
Vacant Space                    NAP                 0          0%       $     0.00         0%         $  0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        156,318        100%       $4,440,441       100%         $ 28.41
----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                                                   % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       PER SF ROLLING      ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

    Vacant           0              $ 0.00             0%             0%               0%                  0%
     2007            0              $ 0.00             0%             0%               0%                  0%
     2008            0              $ 0.00             0%             0%               0%                  0%
     2009            0              $ 0.00             0%             0%               0%                  0%
     2010            1              $36.80             5%             5%               6%                  6%
     2011            1              $46.49            16%            21%              26%                 32%
     2012            1              $46.29             7%            28%              12%                 44%
     2013            0              $ 0.00             0%            28%               0%                 44%
     2014            0              $ 0.00             0%            28%               0%                 44%
     2015            0              $ 0.00             0%            28%               0%                 44%
     2016            1              $16.63            45%            73%              26%                 70%
2017 & Beyond        3              $31.09            27%           100%              30%                100%

     ESCROWS AND RESERVES. In the event Regal Cinemas (i) ceases to operate and fails to pay rent for two consecutive months or (ii) fails to exercise their renewal option, the Meridian Borrower will be required to deposit either cash or a letter of credit in the amount equal to the base rent of such lease for one year.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Meridian Loan.

     PROPERTY MANAGEMENT. The Meridian Property is managed by KG Investment
Management. KG Investment Management is a commercial real estate investment firm that focuses in the Pacific Northwest. KG Investment Management currently manages and leases approximately 2.5 million square feet of office, retail and industrial space throughout the Puget Sound. The management agreement is subordinate to the Meridian Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Meridian Borrower is
permitted to incur future mezzanine financing and partnership debt, subject to the satisfaction of certain conditions set forth in the loan documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.10x, (ii) the aggregate LTV may not exceed 80% and (iii)
the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

                                     IV-56

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not Allowed.

     TERRORISM COVERAGE. The Meridian Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Meridian Borrower does not exceed $41,932. If the cost of such insurance is greater than $41,932, The Meridian Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $41,932.

     Certain additional information regarding the Meridian Loan and the Meridian
Property is set forth on Appendix II hereto.

                                     IV-57

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                                     IV-58

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                     IV-59

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-60

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          LaSalle
ORIGINAL BALANCE(1):           $62,500,000
CUT-OFF DATE BALANCE(1):       $62,500,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 1, 2007
INTEREST RATE:                 6.040%
AMORTIZATION:                  Interest only through December 1, 2011.
                               Thereafter, principal and interest payments
                               beginning January 1, 2012, through ARD date.
ARD:                           July 1, 2017
HYPERAMORTIZATION:             After the ARD, the Interest Rate steps up to
                               8.040% with payments of principal and interest.
MATURITY DATE:                 December 1, 2036
EXPECTED BALANCE AT ARD(1):    $58,030,147
SPONSOR:                       John W. Boyd
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" day, with U.S. Treasury defeasance
                               thereafter. Prepayable without a premium from and
                               after April 1, 2017.
LOAN PER SF(1):                $128.50
UP-FRONT RESERVES:             TI/LC:                 $3,300,000
                               EMC Rent Escalation
                               Reserve(2):            $1,258,277
ONGOING RESERVES:              RE Tax:                $78,863
                               Insurance:             Springing
                               TI/LC(2):              Springing
                               Cap Ex:                $6,081
                               EMC Lake Vista III
                               Rollover Reserve(2):   Springing
                               EMC Lake Vista IV
                               Rollover Reserve(2):   Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 4 assets
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Lewisville, TX
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED(3):             96.7%
SQUARE FOOTAGE:                486,400
THE COLLATERAL:                Four 2-story office buildings
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           TIC Properties Management, LLC
3RD MOST RECENT NOI (AS OF):   $1,520,319    (12/31/2004)
2ND MOST RECENT NOI (AS OF):   $3,357,095    (12/31/2005)
MOST RECENT NOI (AS OF):       $2,785,385    (TTM 4/30/2006)
U/W NET OP. INCOME(1):         $5,549,656
U/W OCCUPANCY(1):              92.3%
APPRAISED VALUE(1):            $83,200,000
CUT-OFF DATE LTV(1):           75.1%
MATURITY DATE LTV(1):          69.7%
DSCR(1):                       1.43x
POST IO DSCR(1):               1.21x
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Escrows and Reserves" for more details.

(3)  Based on the rent roll dated May 1, 2007.

THE VISTA RIDGE PORTFOLIO LOAN

     THE LOAN. The tenth largest loan (the "Vista Ridge Portfolio Loan") as evidenced by the Promissory Note is secured by a first priority fee Deed of
Trust, Security Agreement and Fixture Filing encumbering four office buildings that total approximately 486,400 square feet, known as Vista Ridge Portfolio, all located in Lewisville, Texas (the "Vista Ridge Portfolio Properties"). The
Vista Ridge Portfolio Loan was originated on November 6, 2006 by or on behalf of
LaSalle Bank National Association.

     THE BORROWER. The borrower is TIC Lago Vista, LP a Delaware limited partnership and 35 tenant in common special purpose entities (collectively, the
"Vista Ridge Portfolio Borrower"). The Vista Ridge Portfolio Borrower owns no material assets other than the Vista Ridge Properties and all entities are jointly and severally liable for the repayment of the Vista Ridge Portfolio
Loan. The Vista Ridge

                                     IV-61

Portfolio Borrower is sponsored by John W. Boyd, the CEO of TIC Properties, LLC a company established to provide access to institutional quality real estate opportunities primarily, but not limited to, investors seeking suitable replacement property options when executing 1031 tax deferred exchanges.

     THE PROPERTY. The Vista Ridge Portfolio Properties are four contiguous office buildings located in Lewisburg, Texas at 700 - 850 N. State Highway 121
Bypass and known as Vista Ridge I, Vista Ridge II, Vista Ridge III and Vista
Ridge IV. The Vista Ridge Portfolio Properties are located within the Lake Vista
Office Park, approximately 21 miles northwest of Dallas. The Vista Ridge
Portfolio Properties were constructed between 2001 and 2007 and consist of approximately 486,400 square feet. The Vista Ridge Portfolio Properties are situated on approximately 40 acres and include approximately 2,288 parking spaces. Vista Ridge I is a multi-tenant building leased to three tenants. San
Antonio MTA, L.P. d/b/a Verizon Wireless is the largest tenant leasing approximately 89,609 square feet. The lease is guaranteed by Cellco Partnership.
Vista Ridge II is also a multi-tenant building leased to four tenants. Parago,
Inc. is the largest tenant, leasing approximately 63,721 square feet. Vista
Ridge III & IV are single tenant buildings and are both leased to EMC Mortgage
Corporation, a wholly owned subsidiary of The Bear Stearns Companies Inc.

                                                     ALLOCATED    PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
 PROPERTY                     LOCATION              LOAN AMOUNT     TYPE      INTEREST    RENOVATED     LEASED      SF
------------------------------------------------------------------------------------------------------------------------

Vista Ridge I     750 N. State Highway 121 Bypass   $15,625,000    Office       Fee        2001/NAP      97.1%   121,200
Vista Ridge II    700 N. State Highway 121 Bypass   $16,250,000    Office       Fee        2001/NAP      89.8%   121,200
Vista Ridge III   850 N. State Highway 121 Bypass   $15,000,000    Office       Fee        2005/NAP     100.0%   122,000
Vista Ridge IV    800 N. State Highway 121 Bypass   $15,625,000    Office       Fee        2007/NAP     100.0%   122,000

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            3          $ 0.00           3%              3%              0%                 0%
     2007             0          $ 0.00           0%              3%              0%                 0%
     2008             0          $ 0.00           0%              3%              0%                 0%
     2009             1          $17.50           3%              6%              4%                 4%
     2010             1          $17.62           5%             12%              7%                10%
     2011             1          $20.13           3%             15%              5%                15%
     2012             2          $17.50           3%             18%              4%                19%
     2013             1          $13.50          18%             37%             17%                37%
     2014             1          $14.00          13%             50%             13%                49%
     2015             0          $ 0.00           0%             50%              0%                49%
     2016             0          $ 0.00           0%             50%              0%                49%
2017 & Beyond         1          $14.37          50%            100%             51%               100%

     The following table presents certain information relating to the major tenants at the Vista Ridge Portfolio Properties:

                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME           MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

EMC Mortgage Corporation (2)       A+/A1/A+      244,000       50%       $3,505,840         51%          $14.37      06/30/2017
San Antonio MTA, L.P. d/b/a
   Verizon Wireless                 --/--/A       89,609       18%       $1,209,722         17%          $13.50      06/30/2013
Parago, Inc. (3)                   --/--/--       63,721       13%       $  892,094         13%          $14.00      11/30/2014
BEA Systems, Inc.                  --/--/--       25,842        5%       $  455,336          7%          $17.62      02/28/2010
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           423,172       87%       $6,062,992         88%          $14.33
-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                                     46,921       10%       $  863,776         12%          $18.41        Various
Vacant Space                                      16,307        3%       $        0          0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           486,400                 $6,926,768        100%          $14.73
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Tenant may terminate its lease at Vista Ridge III effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of
     $4,586,233. In addition, tenant may terminate its lease at Vista Ridge IV effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of $5,554,977.

(3)  Tenant may terminate its lease on October 21, 2009 by providing 180 days written notice and the payment of all unamortized TI/LCs and rent abatement.

                                     IV-62

     ESCROWS AND RESERVES. The Vista Ridge Portfolio Borrower is required to escrow monthly 1/12 of the estimated annual real estate taxes. The amounts shown as Ongoing Reserves for real estate taxes in the Loan Information Table above are current monthly collections. The Vista Ridge Portfolio Borrower is also required to escrow monthly 1/12 of the estimated insurance premiums due upon the occurrence of any of the following events: (i) the Vista Ridge Portfolio
Borrower fails to maintain current and effective insurance coverage with respect to the Vista Ridge Portfolio Properties, some or all of which may be provided by a blanket insurance policy or (ii) the Vista Ridge Portfolio Borrower fails to deliver certificates of insurance evidencing such insurance accompanied by evidence satisfactory to lender of payment of premiums due. Additionally, in the event the balance in the TI/LC reserve falls below $1,000,000 (the "Required
Balance"), the Vista Ridge Portfolio Borrower is required to make monthly deposits in the amount of $20,267 into the TI/LC reserve until such time as the
Required Balance is attained. In addition to the above mentioned Ongoing
Reserves, at closing, the Vista Ridge Portfolio Borrower deposited $1,258,277 into a reserve (the "EMC Rent Escalation Reserve"). So long as no event of default shall then exist, on each payment date through and including the payment date occurring on May 1, 2007, the lender shall release to the Vista Ridge
Portfolio Borrower equal portions of the funds in the EMC Rent Escalation
Reserve on each payment date, such that all funds in the EMC Escalation Reserve shall be released to the Vista Ridge Portfolio Borrower by June 1, 2007. Lastly,
if EMC Mortgage Corporation terminates the EMC Lake Vista III lease or EMC Lake
Vista IV lease, then the Vista Ridge Portfolio Borrower shall deposit $3,444,400 or $3,567,200, respectively into either an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve, as applicable. The amounts deposited shall be used for tenant improvements and leasing commission obligations related to either the EMC Lake Vista III or the EMC Lake Vista IV space, as applicable.
So long as no event of default shall then exist, funds in an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve (as applicable) will be disbursed to the Vista Ridge Portfolio Borrower in connection with re-tenanting of all or part of the EMC Lake Vista III and/or EMC Lake Vista IV space (as applicable) pursuant to the terms and conditions set forth in the loan documents.

     LOCKBOX AND CASH MANAGEMENT. The Vista Ridge Portfolio Borrower is required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. During a Cash Management Period (as defined below) (other than a
Cash Management Period triggered by an EMC Renewal Reserve Trigger Event) (as defined below) and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an excess cash reserve. During a Cash Management Period triggered solely by an EMC Renewal
Reserve Trigger Event and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an EMC renewal reserve. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing, (ii) the
Vista Ridge Portfolio Borrower and/or the property manager is bankrupt or insolvent until the emergence of the Vista Ridge Portfolio Borrower and/or property manager (as applicable) from bankruptcy or insolvency with no adverse consequence to lender or in the case of the property manager, a replacement property manager reasonably acceptable to lender is appointed within 60 days from the bankruptcy or insolvency, (iii) the DSCR for the immediately preceding
6 month period, annualized, is less than 1.10x for two consecutive quarters (a
"DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters, (iv) the occurrence of an EMC Renewal Reserve Trigger Event, until the occurrence of an
EMC Renewal Reserve Release Trigger Event (as defined below), or (v) failure of any TIC Mezzanine Borrower (as defined herein) to make its required payments under its respective TIC Mezzanine Loan (as defined herein), until repayment in full of such TIC Mezzanine Loan.

     An EMC Renewal Reserve Trigger Event occurs if on or before May 1, 2016,
Borrower does not provide evidence that EMC has renewed the EMC Lake Vista III lease and the EMC Lake Vista IV leases. An EMC Renewal Reserve Release Trigger
Event occurs when (A) EMC has renewed the EMC Lake Vista III lease, or one or more replacement tenants acceptable to lender have leased the EMC Lake Vista III space, in either case at a net annual rent of not less than $14.25 per square foot for a term of at least three (3) years, and (B) EMC has renewed the EMC
Lake Vista IV lease, or one or more replacement tenants acceptable to lender has leased the EMC Lake Vista IV space, in either case, at a net annual rent of not less than $14.62 per square foot for a term of at least three (3) years and on other terms and conditions set forth in the loan documents. The lockbox will remain in place until the Vista Ridge Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The Vista Ridge Portfolio Properties are managed by
TIC Properties Management, LLC, which is an affiliate of the Vista Ridge
Portfolio Borrower. The management agreement is subordinate to the Vista Ridge
Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The tenant-in-common special purpose entities are permitted to convey 100%, but not less, of their ownership interests in the Vista Ridge Portfolio Borrower to new special purpose entities
(collectively, "the TIC Mezzanine Borrowers") which may in turn pledge all or any portion of the TIC Mezzanine Borrowers' ownership interests in the tenant-in-common to secure a loan (all loans collectively, the "TIC Mezzanine
Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the TIC Mezzanine Loan and the Vista
Ridge Portfolio Loan will not exceed 85% of the fair market value of the Vista
Ridge Portfolio Properties; (ii) the debt service coverage ratio on the combined amount of the Vista Ridge Portfolio Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the lender shall enter into a subordination and intercreditor agreement reasonably acceptable to lender.

     RELEASE OF PARCELS. The Vista Ridge Portfolio Borrower may obtain a release of one or more Vista Ridge Portfolio Properties by partial defeasance of the
Vista Ridge Portfolio Loan subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the Vista Ridge Portfolio Borrower must defease an amount equal to 115% of the Vista Ridge Portfolio Loan amount allocated to the released property (s); (ii) the outstanding balance of the
Vista Ridge Portfolio Loan allocated to the Vista Ridge Portfolio Properties not being transferred ("Remaining Properties") to the aggregate fair market value of the Remaining Properties shall not exceed the greater of (a)

                                     IV-63

the LTV of the Vista Ridge Portfolio Loan on the closing date and (b) the LTV immediately preceding the partial defeasance; and (iii) the DSCR with respect to the Remaining Properties shall be equal to or greater than the lesser of (a) the
DSCR of the Vista Ridge Portfolio Loan at closing and (b) the DSCR of the Vista
Ridge Portfolio Loan immediately preceding the partial defeasance.

     TERRORISM COVERAGE. The Vista Ridge Portfolio Borrower is required, pursuant to the terms and conditions set forth in the loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is commercially available for properties similar to the Vista Ridge
Portfolio Properties and located in or around the region in which the Vista
Ridge Portfolio Properties are located.

     Certain additional information regarding the Vista Ridge Portfolio Loan and the Vista Ridge Portfolio Properties is set forth on Appendix II hereto.

                                     IV-64

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

Administrator:                      ABN AMRO ACCT:             Analyst:
Eric Lobo 312.904.6057   REPORTING PACKAGE TABLE OF CONTENTS   Patrick Gong 714.259.6253
eric.lobo@abnamro.com                                          patrick.gong@abnamro.com

Issue Id:                        MOR7IQ14

Monthly Data File
Name:               MOR7IQ14_200706_3.ZIP

                                                          Page(s)
                                                         ---------
Statements to Certificateholders                         Page 2
Cash Recon                                               Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Shortfall Summary Report                                 Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8
Mortgage Loan Characteristics                            Page 9-11
Delinquent Loan Detail                                   Page 12
Loan Level Detail                                        Page 13
Realized Loss Detail                                     Page 14
Collateral Realized Loss                                 Page 15
Appraisal Reduction Detail                               Page 16
Material Breaches Detail                                 Page 17
Historical Collateral Prepayment                         Page 18
Specially Serviced (Part I) - Loan Detail                Page 19
Specially Serviced (Part II) - Servicer Comments         Page 20
Summary of Loan Maturity Extensions                      Page 21
Rating Information                                       Page 22
Other Related Information                                Page 23

Closing Date:

First Payment Date:         15-Jun-2007

Rated Final Payment Date:

Determination Date:          8-Jun-2007

                             Trust Collection Period

                               5/2/2007 - 6/8/2007

                           PARTIES TO THE TRANSACTION

                    Depositor: Morgan Stanley Capital I Inc.

  Master Servicer: Capmark Finance Inc./Prudential Asset Resources, Inc./Wells
                                Fargo Bank, N.A.

                   Special Servicer: Centerline Servicing Inc.

Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Rating Services

        Trustee: The Bank of New York Trust Company, National Association

   Underwriter: Morgan Stanley & Co. Incorporated/LaSalle Financial Services,
Inc./Goldman, Sachs & Co./Greenwich Capital Markets, Inc./Merrill Lynch, Pierce,
           Fenner & Smith Incorporated/RBC Capital Markets Corporation

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                           www.etrustee.net
Servicer Web Site     www.capmark.com,www.prudential.com,www.wellsfargo.com
LaSalle Factor Line                                            800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:

            ORIGINAL     OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                               -----------------
                                                               Total P&I Payment
                                                               =================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                 0.00
Less Deferred Interest                     0.00
Less PPIS Reducing Scheduled Int           0.00
Plus Gross Advance Interest                0.00
Less ASER Interest Adv Reduction           0.00
Less Other Interest Not Advanced           0.00
Less Other Adjustment                      0.00
-----------------------------------------------
Total                                      0.00
-----------------------------------------------

UNSCHEDULED INTEREST:
Prepayment Penalties                       0.00
Yield Maintenance Penalties                0.00
Other Interest Proceeds                    0.00
-----------------------------------------------
Total                                      0.00
-----------------------------------------------

Less Fee Paid To Servicer                  0.00
Less Fee Strips Paid by Servicer           0.00

LESS FEES & EXPENSES PAID BY/TO SERVICER

Special Servicing Fees                     0.00
Workout Fees                               0.00
Liquidation Fees                           0.00
Interest Due Serv on Advances              0.00
Non Recoverable Advances                   0.00
Misc. Fees & Expenses                      0.00
-----------------------------------------------
Total Unscheduled Fees & Expenses          0.00
-----------------------------------------------
Total Interest Due Trust                   0.00
-----------------------------------------------

LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                0.00
Fee Strips                                 0.00
Misc. Fees                                 0.00
Interest Reserve Withholding               0.00
Plus Interest Reserve Deposit              0.00
-----------------------------------------------
Total                                      0.00
-----------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                0.00
Advanced Scheduled Principal               0.00
Scheduled Principal                        0.00

UNSCHEDULED PRINCIPAL:
Curtailments                               0.00
Prepayments in Full                        0.00
Liquidation Proceeds                       0.00
Repurchase Proceeds                        0.00
Other Principal Proceeds                   0.00
-----------------------------------------------
Total Unscheduled Principal                0.00
-----------------------------------------------
Remittance Principal                       0.00
Remittance P&I Due Trust                   0.00
Remittance P&I Due Certs                   0.00

                              POOL BALANCE SUMMARY

                        Balance   Count
---------------------------------------
Beginning Pool            0.00      0
Scheduled Principal       0.00      0
Unscheduled Principal     0.00      0
Deferred Interest         0.00
Liquidations              0.00      0
Repurchases               0.00      0
Ending Pool               0.00      0

                            Servicing Advance Summary

                      Amount
----------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees           0.00
Plus Fees Advanced for PPIS      0.00
Less Reduction for PPIS          0.00
Plus Delinquent Servicing Fees   0.00
-------------------------------------
Total Servicing Fees             0.00
-------------------------------------

                               CAP LEASE ACCRETION

Accretion Amt             0.00
Distributable Interest    0.00
Distributable Principal   0.00

                                  PPIS SUMMARY

Gross PPIS                         0.00
Reduced by PPIE                    0.00
Reduced by Shortfalls in Fees      0.00
Reduced by Other Amounts           0.00
PPIS Reducing Scheduled Interest   0.00
PPIS Reducing Servicing Fee        0.00
PPIS Due Certificate               0.00

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                      Principal   Interest
------------------------------------------
Prior Outstanding        0.00       0.00
Plus Current Period      0.00       0.00
Less Recovered           0.00       0.00
Less Non Recovered       0.00       0.00
Ending Outstanding       0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued
        -------------   Opening   Pass-Through   Certificate   Total Interest   Total Interest
Class   Method   Days   Balance       Rate         Interest       Additions       Deductions
----------------------------------------------------------------------------------------------

                                                             Remaining
        Distributable                      Current Period   Outstanding       Credit Support
         Certificate    Interest Payment     Shortfall       Interest     ----------------------
Class      Interest          Amount           Recovery       Shorfalls    Original   Current (1)
------------------------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                         Additions
                              ---------------------------------------------------------------
                                Prior     Interest
          Prior     Current   Interest     Accrual                                   Other
        Interest   Interest   Shortfall   on Prior    Prepayment      Yield        Interest
Class   Due Date   Due Date      Due      Shortfall    Premiums    Maintenance   Proceeds (1)
---------------------------------------------------------------------------------------------

                  Deductions
        ---------------------------------

                    Deferred &   Interest   Distributable   Interest
        Allocable    Accretion     Loss      Certificate     Payment
Class     PPIS       Interest     Expense     Interest       Amount
-------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
----------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                        Delinquency Aging Categories
               -------------------------------------------------------------------------------
               Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months   Foreclosure       REO
Distribution   --------------   ---------------   ----------------   -----------   -----------
    Date         #    Balance      #    Balance      #     Balance   #   Balance   #   Balance
----------------------------------------------------------------------------------------------

                        Special Event Categories (1)
               -----------------------------------------------
               Modifications   Specially Serviced   Bankruptcy
Distribution   -------------   ------------------   ----------
    Date         #   Balance      #       Balance   #  Balance
--------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

               Ending Pool (1)   Payoffs (2)    Penalties   Appraisal Reduct. (2)
Distribution   ---------------   -----------   ----------   ---------------------
    Date         #   Balance     #   Balance   #   Amount        #   Balance
---------------------------------------------------------------------------------

               Liquidations (2)   Realized Losses (2)   Remaining Term   Curr Weighted Avg.
Distribution   ----------------   -------------------   --------------   ------------------
    Date          #   Balance          #   Amount       Life               Coupon   Remit
-------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------

Average Schedule Balance        0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

Minimum Mortgage Interest Rate
Minimum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic        # of   Scheduled     % of
 Location        Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0          0       0.00%
--------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                     # of   Scheduled    % of
     Year           Loans    Balance    Balance   WAMM    WAC   PFY DSCR
------------------------------------------------------------------------
     2007             0         0        0.00%      0    0.00%    0.00
     2008             0         0        0.00%      0    0.00%    0.00
     2009             0         0        0.00%      0    0.00%    0.00
     2010             0         0        0.00%      0    0.00%    0.00
     2011             0         0        0.00%      0    0.00%    0.00
     2012             0         0        0.00%      0    0.00%    0.00
     2013             0         0        0.00%      0    0.00%    0.00
     2014             0         0        0.00%      0    0.00%    0.00
     2015             0         0        0.00%      0    0.00%    0.00
     2016             0         0        0.00%      0    0.00%    0.00
     2017             0         0        0.00%      0    0.00%    0.00
2018 & Greater        0         0        0.00%      0    0.00%    0.00
------------------------------------------------------------------------
                      0         0        0.00%
------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status     Servicer      Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date          Date     Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL

(1) :LEGEND :   A. IN GRACE PERIOD
                B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH
2. DELINQ. 2 MONTHS
3. DELINQUENT 3 + MONTHS
4. PERFORMING MATURED BALLOON
5. NON PERFORMING MATURED BALLOON
7. FORECLOSURE
9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement     Geo.   Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I        Amount      Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. In Grace Period
              B. Late Payment but < 1 month delinq

1. Delinquent 1 month
2. Delinquent 2 months
3. Delinquent 3+ months
4. Performing Matured Balloon
5. Non Performing Matured Ballon
7. Foreclosure
9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                                     Beginning
                Disclosure   Appraisal   Appraisal   Scheduled     Gross
    Period       Control #      Date       Value      Balance    Proceeds
-------------------------------------------------------------------------

-------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
-------------------------------------------------------------------------

                Gross Proceeds    Aggregate        Net        Net Proceeds
                   as a % of     Liquidation   Liquidation      as a % of     Realized
    Period      Sched. Balance    Expenses *     Proceeds    Sched. Balance     Loss
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
--------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                     Interest
                                                                                                   (Shortages)/
                         Beginning                      Prior Realized     Amounts Covered by    Excesses applied
                      Balance of the     Aggregate     Loss Applied to   Overcollateralization      to Realized
Prospectus                Loan at      Realized Loss     Certificates       and other Credit          Losses
    ID       Period     Liquidation       on Loans            A                    B                     C
-----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                         Additional
                  Modification          (Recoveries)/                                                  (Recoveries)/
             Adjustments/Appraisal   Expenses Applied to   Current Realized Loss   Recoveries of      Realized Losses
Prospectus    Reduction Adjustment     Realized Losses          Applied to         Realized Loss        applied to
    ID                 D                      E                Certificates*        paid as Cash   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
          A             Prior Realized Loss Applied to Certificates

          B             Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)

          C             Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss

          D             Adjustments that are based on principal haircut or
                        future interest foregone due to modification

          E             Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   Page 15 of 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                                     Remaining Term
Disclosure   Appraisal   Scheduled     AR     Current P&I          Note   Maturity   --------------
 Control#    Red. Date    Balance    Amount     Advance     ASER   Rate     Date     Life
---------------------------------------------------------------------------------------------------

                                              Appraisal
Disclosure   Property   Geographic          ------------
 Control#      Type      Location    DSCR   Value   Date
--------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
Control #     Balance      Date                      Description
--------------------------------------------------------------------------------

         Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance      Type      Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

                                             ----------------
                                CURRENT
                                CUMULATIVE
                                             ================

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                           Loan         Balance                               Remaining
Disclosure   Servicing    Status   -----------------               Maturity   ---------   Property     Geo.                   NOI
 Control #   Xfer Date   Code(1)   Schedule   Actual   Note Rate     Date     Life          Type     Location   NOI   DSCR   Date
---------------------------------------------------------------------------------------------------------------------------------

(1) Legend:   A. P&I Adv - in Grace Period
              B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month
2. P&I Adv - delinquent 2 months
3. P&I Adv - delinquent 3+ months
4. Mat. Balloon/Assumed P&I
5. Non Performing Mat. Balloon
7. Foreclosure
9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
Control #     Strategy    Comments
----------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]             MORGAN STANLEY CAPITAL I INC.
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 15-Jun-07
                                               SERIES 2007 IQ14                Payment Date:   15-Jun-07
                                                                               Prior Payment:        N/A
                                                                               Next Payment:   16-Jul-07
                                                                               Record Date:    31-May-07

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                            ------------------------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)    multifamily and/or commercial mortgage loans;

          2)    mortgage pass-through certificates or other mortgage backed securities;

          3)    direct obligations of the United States or other governmental agencies; or

          4)    any combination of 1-3, above.

      The certificates of any series may consist of one or more classes. A given class may:

          o     provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes in respect of distributions;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
                retirement of one or more other classes;

          o     provide for sequential distributions of principal; and

          o     provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE
RELATED PROSPECTUS SUPPLEMENT.

      If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

      Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o     the timing of interest and principal payments;

          o     applicable interest rates;

          o     information about the trust fund's assets;

          o     information about any credit support or cash flow agreement;

          o     the rating for each class of certificates;

          o     information regarding the nature of any subordination;

          o     any circumstance in which the trust fund may be subject to early termination;

          o     whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o     the aggregate principal amount of each class of certificates;

          o     information regarding any master servicer, sub-servicer or special servicer; and

          o     whether the certificates will be initially issued in definitive or book-entry form.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                            ------------------------

      Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     - ii -

                                     - iii -

                                     - iv -

                                      - v -

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.......  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...............  Each trust fund will consist primarily of one or more segregated pools of:

                                (1)   multifamily and/or commercial mortgage
                                      loans;

                                (2)   mortgage pass-through certificates or
                                      other mortgage backed securities;

                                (3)   direct obligations of the United States or
                                      other governmental agencies; or

                                (4)   any combination of 1-3 above.

                              as to some or all of the mortgage loans,
                              assignments of the leases of the related mortgaged
                              properties or assignments of the rental payments
                              due under those leases.

                              Each trust fund for a series of certificates may
                              also include:

                              o   insurance or guarantees for the loans, letters
                                  of credit, insurance policies and surety
                                  bonds, the establishment of one or more
                                  reserve funds or any combination of the
                                  foregoing; and

                              o   guaranteed investment contracts, interest rate
                                  exchange or interest rate swap, cap, floor or
                                  collar agreements or currency exchange or swap
                                  agreements.

                              RELEVANT PARTIES AND DATES

ISSUING ENTITY..............  The issuing entity with respect to each series will be a New York common law trust formed by the
                              depositor and containing the assets described in
                              this prospectus and specified in the related
                              prospectus supplement.

DEPOSITOR...................  Morgan Stanley Capital I Inc., a Delaware
                              corporation and a wholly-owned subsidiary of
                              Morgan Stanley.

MASTER SERVICER.............  Each master servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A master servicer may be an
                              affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER............  Each primary servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A primary servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

                                      - 1 -

SPECIAL SERVICER............  Each special servicer, if any, for each series of certificates will be named, or the circumstances
                              in accordance with which a special servicer will
                              be appointed will be described, in the related
                              prospectus supplement. A special servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.....................  The trustee for each series of certificates will be named in the related prospectus supplement.

OTHER PARTIES...............  If so specified in the prospectus supplement for a series, there may be one or more additional
                              parties to the related pooling and servicing
                              agreement, including, but not limited to, (i) a
                              paying agent, which will make payments and perform
                              other specified duties with respect to the
                              certificates, (ii) a certificate registrar, which
                              will maintain the register of certificates and
                              perform certain duties with respect to certificate
                              transfer, (iii) an authenticating agent, which
                              will countersign the certificates on behalf of the
                              trustee and/or (iv) a fiscal agent, which will be
                              required to make advances if the trustee fails to
                              do so when required.

SPONSOR.....................  The sponsor or sponsors for each series of certificates will be named in the related
                              prospectus supplement. The sponsor will initiate
                              the issuance of a series of certificates and will
                              sell mortgage loans to the depositor. If specified
                              in the related prospectus supplement, the sponsor
                              may be Morgan Stanley Mortgage Capital Inc., an
                              affiliate of the depositor.

SELLERS.....................  The seller or sellers of the mortgage loans or other assets will be named in the related
                              prospectus supplement. A seller may be an
                              affiliate of Morgan Stanley Capital I Inc. Morgan
                              Stanley Capital I Inc. will purchase the mortgage
                              loans or other assets, on or before the issuance
                              of the related series of certificates.

ORIGINATORS.................  If the mortgage loans or other assets have been originated by an entity other than the related
                              sponsor or loan seller, the prospectus supplement
                              will identify the related originator and set forth
                              certain information with respect thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.......  Each series of certificates will represent in the aggregate the entire beneficial ownership interest
                              in a trust fund consisting primarily of:

      (A) MORTGAGE ASSETS...  The mortgage loans and the mortgage backed securities, or one or the other, with respect to
                              each series of certificates will consist of a pool
                              of:

                              o   multifamily and/or commercial mortgage loans;

                              o   mortgage pass-through certificates or other
                                  mortgage backed securities evidencing
                                  interests in or secured by mortgage loans; or

                              o   a combination of mortgage loans and mortgage
                                  backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o   Morgan Stanley Capital I Inc. or any of its
                                  affiliates; or

                              o   unless the prospectus supplement so provides,
                                  any governmental agency or instrumentality or
                                  other person.

                                      - 2 -

                              The mortgage loans will be secured by first liens
                              or junior liens on, or security interests in:

                              o   residential properties consisting of five or
                                  more rental or cooperatively owned dwelling
                                  units; or

                              o   office buildings, shopping centers, retail
                                  stores, hotels or motels, nursing homes,
                                  hospitals or other health care-related
                                  facilities, mobile home parks, warehouse
                                  facilities, mini-warehouse facilities or
                                  self-storage facilities, industrial plants,
                                  congregate care facilities, mixed use
                                  commercial properties or other types of
                                  commercial properties.

                              Generally, the mortgage loans:

                              o   will be secured by properties located in any
                                  of the fifty states, the District of Columbia
                                  or the Commonwealth of Puerto Rico;

                              o   will have individual principal balances at
                                  origination of at least $25,000;

                              o   will have original terms to maturity of not
                                  more than 40 years; and

                              o   will be originated by persons other than
                                  Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following
                              payment terms:

                              o   Each mortgage loan may provide for no accrual
                                  of interest or for accrual of interest at a
                                  fixed or adjustable rate or at a rate that may
                                  be converted from adjustable to fixed, or vice
                                  versa, from time to time at the borrower's
                                  election. Adjustable mortgage rates may be
                                  based on one or more indices.

                              o   Each mortgage loan may provide for scheduled
                                  payments to maturity or payments that adjust
                                  from time to time to accommodate changes in
                                  the interest rate or to reflect the occurrence
                                  of certain events.

                              o   Each mortgage loan may provide for negative
                                  amortization or accelerated amortization.

                              o   Each mortgage loan may be fully amortizing or
                                  require a balloon payment due on the loan's
                                  stated maturity date.

                              o   Each mortgage loan may contain prohibitions on
                                  prepayment or require payment of a premium or
                                  a yield maintenance penalty in connection with
                                  a prepayment.

                              o   Each mortgage loan may provide for payments of
                                  principal, interest or both, on due dates that
                                  occur monthly, quarterly, semi-annually or at
                                  another interval as specified in the related
                                  prospectus supplement.

                                      - 3 -

      (B) GOVERNMENT
            SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of
                              the United States, agencies of the United States
                              or agencies created by government entities which
                              provide for payment of interest or principal or
                              both.

      (C) COLLECTION
            ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the
                              certificateholders. The person(s) designated in
                              the related prospectus supplement will, to the
                              extent described in this prospectus and the
                              prospectus supplement, deposit into this account
                              all payments and collections received or advanced
                              with respect to the trust fund's assets. The
                              collection account may be either interest-bearing
                              or non-interest-bearing, and funds may be held in
                              the account as cash or invested in short-term,
                              investment grade obligations.

      (D) CREDIT SUPPORT....  If the related prospectus supplement so specifies, one or more classes of certificates may be
                              provided with partial or full protection against
                              certain defaults and losses on a trust fund's
                              mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of
                              the following means:

                              o   subordination of one or more other classes of
                                  certificates,

                              o   cross-support provisions

                              o   loan insurance policies or guarantees,

                              o   letters of credit,

                              o   certificate insurance policies or surety
                                  bonds,

                              o   reserve fund or funds or

                              o   a combination thereof.

                              The related prospectus supplement will describe
                              the amount and types of credit support, the entity
                              providing the credit support, if applicable, and
                              related information. If a particular trust fund
                              includes mortgage backed securities, the related
                              prospectus supplement will describe any similar
                              forms of credit support applicable to those
                              mortgage backed securities.

      (E) CASH FLOW
            AGREEMENTS......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment
                              contracts pursuant to which moneys held in the
                              collection accounts will be invested at a
                              specified rate. The trust fund also may include
                              agreements (as described below) designed to reduce
                              the effects of interest rate or currency exchange
                              rate fluctuations on the trust fund's assets or on
                              one or more classes of certificates.

                              Agreements of this sort may include:

                              o   interest rate exchange or interest rate swap
                                  agreements,

                              o   interest rate cap, floor or collar agreements,

                                      - 4 -

                              o   currency exchange or swap agreements, or

                              o   other interest rate or currency agreements.
                                  Currency exchange or swap agreements might be
                                  included in a trust fund if some or all of the
                                  mortgage loans or mortgage backed securities,
                                  such as mortgage loans secured by mortgaged
                                  properties located outside the United States,
                                  are denominated in a non United States
                                  currency.

                              The related prospectus supplement will describe
                              the principal terms of any guaranteed investment
                              contract or other such agreement and provide
                              information with respect to the obligor. If a
                              particular trust fund includes mortgage backed
                              securities, the related prospectus supplement will
                              describe any guaranteed investment contract or
                              other agreements applicable to those mortgage
                              backed securities.

REPURCHASES AND
  SUBSTITUTIONS OF
  MORTGAGE ASSETS;
  ACQUISITION OF
  ADDITIONAL MORTGAGE
  ASSETS....................  If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I
                              Inc. a mortgage asset seller or another specified
                              person or entity may make or assign to or for the
                              benefit of one of our trusts various
                              representations and warranties, or may be
                              obligated to deliver to one of our trusts various
                              documents, in either case relating to some or all
                              of the mortgage assets transferred to that trust.
                              A material breach of one of those representations
                              and warranties or a failure to deliver a material
                              document may, under the circumstances described in
                              the related prospectus supplement, give rise to an
                              obligation to repurchase the affected mortgage
                              asset(s) out of the subject trust or to replace
                              the affected mortgage asset(s) with other mortgage
                              asset(s) that satisfy the criteria specified in
                              the related prospectus supplement or to reimburse
                              the related trust fund for any related losses. See
                              "Description of the Agreements--Assignment of
                              Assets--Repurchases" and "--Representations and
                              Warranties--Repurchases" herein.

                              In addition, if so specified in the related
                              prospectus supplement, if a mortgage loan backing
                              a series of certificates defaults, it may be
                              subject to a fair value purchase option or other
                              purchase option under the related pooling and
                              servicing agreement or another agreement, or may
                              be subject to a purchase option on the part of
                              another lender whose loan is secured by the
                              related real estate collateral or by a security
                              interest in the equity in the related borrower.
                              Further, if so specified in the related prospectus
                              supplement, a special servicer or other specified
                              party for a trust fund may be obligated to sell a
                              mortgage asset that is in default. See
                              "Description of the Agreements--Realization Upon
                              Defaulted Whole Loans" herein.

                              In general, the initial total principal balance of
                              the mortgage assets in a trust will equal or
                              exceed the initial total principal balance of the
                              related certificates. If the initial total
                              principal balance of the related mortgage assets
                              is less than the initial total principal balance
                              of any series, we may arrange an interim deposit
                              of cash or liquid investments with the trustee to
                              cover the shortfall. For the period specified in
                              the related prospectus supplement, following the
                              initial issuance of that series, we will be
                              entitled to obtain a release of the deposited cash
                              or investments in exchange for the deposit of a
                              corresponding amount of

                                      - 5 -

                              mortgage assets. If we fail to deliver mortgage
                              assets sufficient to make up the entire shortfall
                              within that specified period, any of the cash or
                              investments remaining on deposit with the related
                              trustee will be used to pay down the principal
                              balance of the related certificates, as described
                              in the related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, the related trustee may be authorized
                              or required to apply collections on the mortgage
                              assets underlying a series of offered certificates
                              to acquire new mortgage assets that conform to the
                              description of mortgage assets in this prospectus,
                              and satisfy the criteria set forth in the related
                              prospectus supplement.

                              If the subject securitization transaction involves
                              a prefunding or revolving period, then we will
                              indicate in the related prospectus supplement,
                              among other things, (i) the term or duration of
                              the prefunding or revolving period and for
                              prefunding periods, the amount of proceeds to be
                              deposited in the prefunding account and the
                              percentage of the mortgage asset pool represented
                              by those proceeds, (ii) for revolving periods, the
                              maximum amount of additional assets that may be
                              acquired during the revolving period, if
                              applicable, and the percentage of the mortgage
                              asset pool represented by those assets and (iii)
                              any limitation on the ability to add pool assets.

DISTRIBUTIONS ON
  CERTIFICATES..............  Each series of certificates will have the following characteristics:

                              o   if the certificates evidence an interest in a
                                  trust fund that includes mortgage loans, the
                                  certificates will be issued pursuant to a
                                  pooling agreement;

                              o   if the certificates evidence an interest in a
                                  trust fund that does not include mortgage
                                  loans, the certificates will be issued
                                  pursuant to a trust agreement;

                              o   each series of certificates will include one
                                  or more classes of certificates;

                              o   each series of certificates, including any
                                  class or classes not offered by this
                                  prospectus, will represent, in the aggregate,
                                  the entire beneficial ownership interest in
                                  the related trust fund;

                              o   each class of certificates being offered to
                                  you, other than certain stripped interest
                                  certificates, will have a stated principal
                                  amount; and

                              o   each class of certificates being offered to
                                  you, other than certain stripped principal
                                  certificates, will accrue interest based on a
                                  fixed, floating, variable or adjustable
                                  interest rate.

                              The related prospectus supplement will specify the
                              principal amount, if any, and the interest rate,
                              if any, for each class of certificates. In the
                              case of a floating, variable or adjustable
                              interest rate, the related prospectus supplement
                              will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured
                              by Morgan Stanley Capital I Inc. or any of its
                              affiliates. If the related prospectus supplement
                              so provides, the certificates may be insured or
                              guaranteed

                                      - 6 -

                              by an entity specified therein. Otherwise, the
                              certificates also will not be guaranteed or
                              insured by any governmental agency or
                              instrumentality or by any other person.

      (A) INTEREST..........  Each class of certificates offered to you, other than stripped principal certificates and certain
                              classes of stripped interest certificates, will
                              accrue interest at the rate indicated in the
                              prospectus supplement. Interest will be
                              distributed to you as provided in the related
                              prospectus supplement.

                              Interest distributions:

                              o   on stripped interest certificates may be made
                                  on the basis of the notional amount for that
                                  class, as described in the related prospectus
                                  supplement; and

                              o   may be reduced to the extent of certain
                                  delinquencies, losses, prepayment interest
                                  shortfalls, and other contingencies described
                                  in this prospectus and the related prospectus
                                  supplement.

      (B) PRINCIPAL.........  The certificates of each series initially will have an aggregate principal balance no greater
                              than the outstanding principal balance of the
                              trust fund's assets as of the close of business on
                              the first day of the month during which the trust
                              fund is formed, after application of scheduled
                              payments due on or before that date, whether or
                              not received. The related prospectus supplement
                              may provide that the principal balance of the
                              trust fund's assets will be determined as of a
                              different date. The principal balance of a
                              certificate at a given time represents the maximum
                              amount that the holder is then entitled to receive
                              of principal from future cash flow on the assets
                              in the related trust fund.

                              Unless the prospectus supplement provides
                              otherwise, distributions of principal:

                              o   will be made on each distribution date to the
                                  holders of the class or classes of
                                  certificates entitled to principal
                                  distributions, until the principal balances of
                                  those certificates have been reduced to zero;
                                  and

                              o   will be made on a pro rata basis among all of
                                  the certificates of a given class or by random
                                  selection, as described in the prospectus
                                  supplement or otherwise established by the
                                  trustee.

                              Stripped interest or interest-only certificates
                              will not have a principal balance and will not
                              receive distributions of principal.

ADVANCES....................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage
                              loan is delinquent and the master servicer
                              determines that an advance would be recoverable,
                              the master servicer will, in most cases, be
                              required to advance the shortfall. Neither Morgan
                              Stanley Capital I Inc. nor any of its affiliates
                              will have any responsibility to make those
                              advances.

                                      - 7 -

                              The master servicer:

                              o   will be reimbursed for advances from
                                  subsequent recoveries from the delinquent
                                  mortgage loan or from other sources, as
                                  described in this prospectus and the related
                                  prospectus supplement; and

                              o   will be entitled to interest on advances, if
                                  specified in the related prospectus
                                  supplement.

                              If a particular trust fund includes mortgage
                              backed securities, the prospectus supplement will
                              describe any advance obligations applicable to
                              those mortgage backed securities.

TERMINATION.................  The related prospectus supplement may provide for the optional early termination of the series of
                              certificates through repurchase of the trust
                              fund's assets by a specified party, under
                              specified circumstances.

                              The related prospectus supplement may provide for
                              the early termination of the series of
                              certificates in various ways, including:

                              o   optional early termination where a party
                                  identified in the prospectus supplement could
                                  repurchase the trust fund assets pursuant to
                                  circumstances specified in the prospectus
                                  supplement; and

                              o   termination through the solicitation of bids
                                  for the sale of all or a portion of the trust
                                  fund assets in the event the principal amount
                                  of a specified class or classes declines by a
                                  specified percentage amount on or after a
                                  specified date.

REGISTRATION OF
  CERTIFICATES..............  If the related prospectus supplement so provides, one or more classes of the certificates being
                              offered to you will initially be represented by
                              one or more certificates registered in the name of
                              Cede & Co., as the nominee of the Depository Trust
                              Company. If the certificate you purchase is
                              registered in the name of Cede & Co., you will not
                              be entitled to receive a definitive certificate,
                              except under the limited circumstances described
                              in this prospectus.

TAX STATUS OF THE
  CERTIFICATES..............  The certificates of each series will constitute either:

                              o   regular interests and residual interests in a
                                  trust treated as a real estate mortgage
                                  investment conduit--known as a REMIC--under
                                  Sections 860A through 860G of the Internal
                                  Revenue Code; or

                              o   interests in a trust treated as a grantor
                                  trust under applicable provisions of the
                                  Internal Revenue Code.

      (A) REMIC.............  The regular certificates of the REMIC generally will be treated as debt obligations of the
                              applicable REMIC for federal income tax purposes.
                              Some of the regular certificates of the REMIC may
                              be issued with original issue discount for federal
                              income tax purposes.

                              A portion or, in certain cases, all of the income
                              from REMIC residual certificates:

                              o   may not be offset by any losses from other
                                  activities of the holder of those
                                  certificates;

                                      - 8 -

                              o   may be treated as unrelated business taxable
                                  income for holders of the residual
                                  certificates of the REMIC that are subject to
                                  tax on unrelated business taxable income, as
                                  defined in Section 511 of the Internal Revenue
                                  Code; and

                              o   may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the
                              related prospectus supplement, the certificates
                              offered to you will be treated as:

                              o   assets described in section 7701(a)(19)(C) of
                                  the Internal Revenue Code; and

                              o   "real estate assets" within the meaning of
                                  sections 856(c)(4)(A) and 856(c)(5)(B) of the
                                  Internal Revenue Code.

      (B) GRANTOR TRUST.....  If no election is made to treat the trust fund relating to a series of certificates as a REMIC,
                              the trust fund will be classified as a grantor
                              trust and not as an association taxable as a
                              corporation for federal income tax purposes. If
                              the trust fund is a grantor trust, you will be
                              treated as an owner of an undivided pro rata
                              interest in the mortgage pool or pool of
                              securities and any other assets held by the trust
                              fund. In certain cases the certificates may
                              represent interests in a portion of a trust fund
                              as to which one or more REMIC elections, as
                              described above, are also made.

                              Investors are advised to consult their tax
                              advisors and to review "Federal Income Tax
                              Consequences" in this prospectus and the related
                              prospectus supplement.

ERISA CONSIDERATIONS........  If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as
                              amended--also known as ERISA, or Section 4975 of
                              the Internal Revenue Code, you should carefully
                              review with your legal advisors whether the
                              purchase or holding of certificates could give
                              rise to a transaction that is prohibited or is not
                              otherwise permissible under either statute.

                              In general, the related prospectus supplement will
                              specify that some of the classes of certificates
                              may not be transferred unless the trustee and
                              Morgan Stanley Capital I Inc. receive a letter of
                              representations or an opinion of counsel to the
                              effect that:

                              o   the transfer will not result in a violation of
                                  the prohibited transaction provisions of ERISA
                                  or the Internal Revenue Code;

                              o   the transfer will not cause the assets of the
                                  trust fund to be deemed "plan assets" for
                                  purposes of ERISA or the Internal Revenue
                                  Code; and

                              o   the transfer will not subject any of the
                                  trustee, Morgan Stanley Capital I Inc. or any
                                  servicer to additional obligations.

LEGAL INVESTMENT............  The related prospectus supplement will specify whether any classes of the offered certificates
                              will constitute "mortgage related securities" for
                              purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended. If your
                              investment activities are subject to legal
                              investment laws and regulations, regulatory
                              capital requirements, or

                                      - 9 -

                              review by regulatory authorities, then you may be
                              subject to restrictions on investment in the
                              offered certificates. You should consult your own
                              legal advisors for assistance in determining the
                              suitability of and consequences to you of the
                              purchase, ownership, and the sale of the offered
                              certificates.

RATING......................  At the date of issuance, each class of certificates of each series that are offered to
                              you will be rated not lower than investment grade
                              by one or more nationally recognized statistical
                              rating agencies.

                                     - 10 -

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
  MARKET MAY MAKE IT
  DIFFICULT FOR YOU TO
  RESELL YOUR
  CERTIFICATES..............  Secondary market considerations may make your certificates difficult to resell or less valuable
                              than you anticipated for a variety of reasons,
                              including:

                              o   there may not be a secondary market for the
                                  certificates;

                              o   if a secondary market develops, we cannot
                                  assure you that it will continue or will
                                  provide you with the liquidity of investment
                                  you may have anticipated. Lack of liquidity
                                  could result in a substantial decrease in the
                                  market value of your certificates;

                              o   the market value of your certificates will
                                  fluctuate with changes in interest rates;

                              o   the secondary market for certificates backed
                                  by residential mortgages may be more liquid
                                  than the secondary market for certificates
                                  backed by multifamily and commercial mortgages
                                  so if your liquidity assumptions were based on
                                  the secondary market for certificates backed
                                  by residential mortgages, your assumptions may
                                  not be correct;

                              o   certificateholders have no redemption rights;
                                  and

                              o   secondary market purchasers are limited to
                                  this prospectus, the related prospectus
                                  supplement and to the reports delivered to
                                  certificateholders for information concerning
                                  the certificates.

                              Morgan Stanley & Co. Incorporated currently
                              expects to make a secondary market in your
                              certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS
  MAY BE INSUFFICIENT TO
  ALLOW FOR REPAYMENT IN
  FULL ON YOUR
  CERTIFICATES .............  Unless the related prospectus supplement so specifies, the sole source of payment on your
                              certificates will be proceeds from the assets
                              included in the trust fund for each series of
                              certificates and any form of credit enhancement
                              specified in the related prospectus supplement.
                              You will not have any claim against, or security
                              interest in, the trust fund for any other series.
                              In addition, in general, there is no recourse to
                              Morgan Stanley Capital I Inc. or any other entity,
                              and neither the certificates nor the underlying
                              mortgage loans are guaranteed or insured by any
                              governmental agency or instrumentality or any
                              other entity.

                                     - 11 -

                              Therefore, if the trust fund's assets are
                              insufficient to pay you your expected return, in
                              most situations you will not receive payment from
                              any other source. Exceptions include:

                              o   loan repurchase obligations in connection with
                                  a breach of certain of the representations and
                                  warranties; and

                              o   advances on delinquent loans, to the extent
                                  the master servicer deems the advance will be
                                  recoverable.

                              Because some of the representations and warranties
                              with respect to the mortgage loans or mortgage
                              backed securities may have been made or assigned
                              in connection with transfers of the mortgage loans
                              or mortgage backed securities prior to the closing
                              date, the rights of the trustee and the
                              certificateholders with respect to those
                              representations or warranties will be limited to
                              their rights as assignees. Unless the related
                              prospectus supplement so specifies, neither Morgan
                              Stanley Capital I Inc., the master servicer nor
                              any affiliate thereof will have any obligation
                              with respect to representations or warranties made
                              by any other entity.

                              There may be accounts, as described in the related
                              prospectus supplement, maintained as credit
                              support. The amounts in these accounts may be
                              withdrawn, under conditions described in the
                              related prospectus supplement. Any withdrawn
                              amounts will not be available for the future
                              payment of principal or interest on the
                              certificates.

                              If a series of certificates consists of one or
                              more classes of subordinate certificates, the
                              amount of any losses or shortfalls in collections
                              of assets on any distribution date will be borne
                              first by one or more classes of the subordinate
                              certificates, as described in the related
                              prospectus supplement. Thereafter, those losses or
                              shortfalls will be borne by the remaining classes
                              of certificates, in the priority and manner and
                              subject to the limitations specified in the
                              related prospectus supplement.

PREPAYMENTS AND REPURCHASES
  MAY REDUCE THE YIELD ON
  YOUR CERTIFICATES ........  The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage
                              backed securities because prepayments affect the
                              average life of the certificates. Prepayments can
                              be voluntary, if permitted, and involuntary, such
                              as prepayments resulting from casualty or
                              condemnation, defaults and liquidations or
                              repurchases upon breaches of representations and
                              warranties. The investment performance of your
                              certificates may vary materially and adversely
                              from your expectation if the actual rate of
                              prepayment is higher or lower than you
                              anticipated.

                              Voluntary prepayments may require the payment of a
                              yield maintenance or prepayment premium.
                              Nevertheless, we cannot assure you that the
                              existence of the prepayment premium will cause a
                              borrower to refrain from prepaying its mortgage
                              loan nor can we assure you of the rate at which
                              prepayments will occur. Morgan Stanley Mortgage
                              Capital Inc., under certain circumstances, may be
                              required to repurchase a mortgage loan from the
                              trust fund if there has been a breach of a
                              representation or warranty. The repurchase price
                              paid will be passed through to you, as a
                              certificateholder, with the same effect as if the
                              mortgage loan had been prepaid in part or in full,
                              except that no

                                     - 12 -

                              prepayment premium or yield maintenance charge
                              would be payable. Such a repurchase may therefore
                              adversely affect the yield to maturity on your
                              certificates.

                              In a pool of mortgage loans, the rate of
                              prepayment is unpredictable as it is influenced by
                              a variety of factors including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the prevailing interest rates;

                              o   the availability of mortgage credit;

                              o   the applicable yield maintenance charges or
                                  prepayment premiums;

                              o   the servicer's ability to enforce those yield
                                  maintenance charges or prepayment premiums;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax, legal or other
                                  factors.

                              There can be no assurance that the rate of
                              prepayments will conform to any model described in
                              this prospectus or in the related prospectus
                              supplement.

                              Some of the certificates may be more sensitive to
                              prepayments than other certificates and in certain
                              cases, the certificateholder holding these
                              certificates may fail to recoup its original
                              investment. You should carefully consider the
                              specific characteristics of the certificates you
                              purchase, as well as your investment approach and
                              strategy. For instance, if you purchase a
                              certificate at a premium, a prepayment may reduce
                              the stream of interest payments you are entitled
                              to receive on your certificate and your actual
                              yield may be lower than your anticipated yield.
                              Similarly, if you purchase a certificate which
                              provides for the payment of interest only, or a
                              certificate which provides for the payment of
                              interest only after the occurrence of certain
                              events, such as the retirement of one or more
                              other classes of certificates of a series, you
                              will probably be extremely sensitive to
                              prepayments because a prepayment may reduce the
                              stream of interest payments you are entitled to
                              receive on your certificate.

IF PREPAYMENT PREMIUMS
  ARE NOT ENFORCED, YOUR
  CERTIFICATES MAY BE
  ADVERSELY AFFECTED........  The yield on your certificates may be less than anticipated because the prepayment premium or
                              yield maintenance required under certain
                              prepayment scenarios may not be enforceable in
                              some states or under federal bankruptcy laws.

                              o   Some courts may consider the prepayment
                                  premium to be usurious.

                                     - 13 -

                              o   Even if the prepayment premium is enforceable,
                                  we cannot assure you that foreclosure proceeds
                                  will be sufficient to pay the prepayment
                                  premium.

                              o   Although the collateral substitution
                                  provisions related to defeasance are not
                                  suppose to be treated as a prepayment and
                                  should not affect your certificates, we cannot
                                  assure you that a court will not interpret the
                                  defeasance provisions as requiring a
                                  prepayment premium; nor can we assure you that
                                  if it is treated as a prepayment premium, the
                                  court will find the defeasance income stream
                                  enforceable.

THE TIMING OF MORTGAGE LOAN
  AMORTIZATION MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES......  As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed
                              to concentration risks with respect to the
                              diversity of mortgaged properties, types of
                              mortgaged properties and number of borrowers.
                              Classes that have a later sequential designation
                              or a lower payment priority are more likely to be
                              exposed to these concentration risks than are
                              classes with an earlier sequential designation or
                              higher priority. This is so because principal on
                              the certificates will be payable in sequential
                              order, and no class entitled to a distribution of
                              principal will receive its principal until the
                              principal amount of the preceding class or classes
                              entitled to receive principal have been reduced to
                              zero.

RATINGS DO NOT GUARANTY
   PAYMENT..................  Any rating assigned by a rating agency to a class of certificates reflects the rating agency's
                              assessment of the likelihood that holders of the
                              class of certificates will receive the payments to
                              which they are entitled.

                              o   The ratings do not assess the likelihood that
                                  you will receive timely payments on your
                                  certificates.

                              o   The ratings do not assess the likelihood of
                                  prepayments, including those caused by
                                  defaults.

                              o   The ratings do not assess the likelihood of
                                  early optional termination of the
                                  certificates.

                              Each rating agency rating classes of a particular
                              series will determine the amount, type and nature
                              of credit support required for that series. This
                              determination may be based on an actuarial
                              analysis of the behavior of mortgage loans in a
                              larger group taking into account the appraised
                              value of the real estate and the commercial and
                              multifamily real estate market.

                              o   We cannot assure you that the historical data
                                  supporting the actuarial analysis will
                                  accurately reflect or predict the rate of
                                  delinquency, foreclosure or loss that will be
                                  experienced by the mortgage loans in a
                                  particular series.

                              o   We cannot assure you that the appraised value
                                  of any property securing a mortgage loan in a
                                  particular series will remain stable
                                  throughout the life of your certificate.

                                     - 14 -

                              o   We cannot assure you that the real estate
                                  market will not experience an overall decline
                                  in property values nor can we assure you that
                                  the outstanding balance of any mortgage loan
                                  in a particular series will always be less
                                  than the market value of the property securing
                                  the mortgage loan.

RATINGS DO NOT GUARANTY
  VALUE.....................  If one or more rating agencies downgrade certificates of a series, your certificate will
                              decrease in value. Because none of Morgan Stanley
                              Capital I Inc., the seller, the master servicer,
                              the trustee or any affiliate has any obligation to
                              maintain a rating of a class of certificates, you
                              will have no recourse if your certificate
                              decreases in value.

CASH FLOW FROM THE
  PROPERTIES MAY BE
  VOLATILE AND INSUFFICIENT
  TO ALLOW TIMELY PAYMENT
  ON YOUR CERTIFICATES .....  Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the
                              property. Therefore, the borrower's ability to
                              repay a mortgage loan depends primarily on the
                              successful operation of the property and the net
                              operating income derived from the property. Net
                              operating income can be volatile and may be
                              adversely affected by factors such as:

                              o   economic conditions causing plant closings or
                                  industry slowdowns;

                              o   an oversupply of available retail space,
                                  office space or multifamily housing;

                              o   changes in consumer tastes and preferences;

                              o   decrease in consumer confidence;

                              o   retroactive changes in building codes;

                              o   the age, design and construction quality of
                                  the property, including perceptions regarding
                                  the attractiveness, convenience or safety of
                                  the property;

                              o   the age, design, construction quality and
                                  proximity of competing properties;

                              o   increases in operating expenses due to
                                  external factors such as increases in heating
                                  or electricity costs;

                              o   increases in operating expenses due to
                                  maintenance or improvements required at the
                                  property;

                              o   a decline in the financial condition of a
                                  major tenant;

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants;

                              o   the concentration of a particular business
                                  type in a building;

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants; and

                              o   the property's "operating leverage."

                                     - 15 -

                              Operating leverage refers to the percentage of
                              total property expenses in relation to revenue,
                              the ratio of fixed operating expenses to those
                              that vary with revenue and the level of capital
                              expenditures required to maintain the property and
                              retain or replace tenants.

                              If a commercial property is designed for a
                              specific tenant, net operating income may be
                              adversely affected if that tenant defaults under
                              its obligations because properties designed for a
                              specific tenant often require substantial
                              renovation before it is suitable for a new tenant.
                              As a result, the proceeds from liquidating this
                              type of property following foreclosure might be
                              insufficient to cover the principal and interest
                              due under the loan.

                              It is anticipated that a substantial portion of
                              the mortgage loans included in any trust fund will
                              be nonrecourse loans or loans for which recourse
                              may be restricted or unenforceable. Therefore, if
                              a borrower defaults, recourse may be had only
                              against the specific property and any other assets
                              that have been pledged to secure the related
                              mortgage loan.

PROPERTY VALUE MAY BE
  ADVERSELY AFFECTED EVEN
  WHEN THERE IS NO CHANGE
  IN CURRENT OPERATING
  INCOME ...................  Various factors may adversely affect the value of the mortgaged properties without affecting the
                              properties' current net operating income. These
                              factors include among others:

                              o   changes in governmental regulations, fiscal
                                  policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o   the availability of refinancing; and

                              o   changes in interest rate levels or yields
                                  required by investors in income-producing
                                  commercial properties.

THE PROSPECTIVE PERFORMANCE
  OF THE COMMERCIAL AND
  MULTIFAMILY MORTGAGE LOANS
  INCLUDED IN EACH TRUST
  SHOULD BE EVALUATED
  SEPARATELY FROM THE
  PERFORMANCE OF THE
  MORTGAGE LOANS IN ANY OF
  OUR OTHER TRUSTS..........  While there may be certain common factors affecting the performance and value of
                              income-producing real properties in general, those
                              factors do not apply equally to all
                              income-producing real properties and, in many
                              cases, there are unique factors that will affect
                              the performance and/or value of a particular
                              income-producing real property. Moreover, the
                              effect of a given factor on a particular real
                              property will depend on a number of variables,
                              including but not limited to property type,
                              geographic location, competition, sponsorship and
                              other characteristics of the property and the
                              related mortgage loan. Each income-producing real
                              property represents a separate and distinct
                              business venture; and, as a result, each of the
                              multifamily and commercial mortgage loans included
                              in one of the depositor's trusts requires a unique
                              underwriting

                                     - 16 -

                              analysis. Furthermore, economic and other
                              conditions affecting real properties, whether
                              worldwide, national, regional or local, vary over
                              time. The performance of a pool of mortgage loans
                              originated and outstanding under a given set of
                              economic conditions may vary significantly from
                              the performance of an otherwise comparable
                              mortgage pool originated and outstanding under a
                              different set of economic conditions. Accordingly,
                              investors should evaluate the mortgage loans
                              underlying the offered certificates independently
                              from the performance of mortgage loans underlying
                              any other series of offered certificates.

                              As a result of the distinct nature of each pool of
                              commercial mortgage loans, and the separate
                              mortgage loans within the pool, this prospectus
                              does not include disclosure concerning the
                              delinquency and loss experience of static pools of
                              periodic originations by the sponsor of assets of
                              the type to be securitized (known as "static pool
                              data"). Because of the highly heterogeneous nature
                              of the assets in commercial mortgage backed
                              securities transactions, static pool data for
                              prior securitized pools, even those involving the
                              same asset types (e.g., hotels or office
                              buildings), may be misleading, since the economics
                              of the properties and terms of the loans may be
                              materially different. In particular, static pool
                              data showing a low level of delinquencies and
                              defaults would not be indicative of the
                              performance of this pool or any other pools of
                              mortgage loans originated by the same sponsor.
                              Therefore, investors should evaluate this offering
                              on the basis of the information set forth in the
                              related prospectus supplement with respect to the
                              mortgage loans, and not on the basis of any
                              successful performance of other pools of
                              securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-
  PRODUCING PROPERTIES MAY
  SECURE MORTGAGE LOANS
  UNDERLYING A SERIES OF
  CERTIFICATES AND EACH
  TYPE OF INCOME-PRODUCING
  PROPERTY MAY PRESENT
  SPECIAL RISKS.............  The mortgage loans underlying a series of certificates may be secured by numerous types of
                              multifamily and commercial properties. The
                              adequacy of an income-producing property as
                              security for a mortgage loan depends in large part
                              on its value and ability to generate net operating
                              income. The relative importance of any factor
                              affecting the value or operation of an
                              income-producing property will depend on the type
                              and use of the property, and the type and use of a
                              particular income-producing property may present
                              special risks. Additionally, many types of
                              commercial properties are not readily convertible
                              to alternative uses if the original use is not
                              successful or may require significant capital
                              expenditures to effect any conversion to an
                              alternative use.

THE OPERATION OF COMMERCIAL
  PROPERTIES IS DEPENDENT
  UPON SUCCESSFUL
  MANAGEMENT ...............  The successful operation of a real estate project depends upon the property manager's performance
                              and viability. The property manager is responsible
                              for:

                              o   responding to changes in the local market;

                                     - 17 -

                              o   planning and implementing the rental
                                  structure;

                              o   operating the property and providing building
                                  services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely
                                  fashion.

                              A good property manager, by controlling costs,
                              providing appropriate service to tenants and
                              seeing to the maintenance of improvements, can
                              improve cash flow, reduce vacancy, leasing and
                              repair costs and preserve building value. On the
                              other hand, management errors can, in some cases,
                              impair short-term cash flow and the long term
                              viability of an income-producing property.
                              Properties deriving revenues primarily from
                              short-term sources are generally more management
                              intensive than properties leased to creditworthy
                              tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no
                              representation or warranty as to the skills of any
                              present or future managers. Additionally, Morgan
                              Stanley Capital I Inc. cannot assure you that the
                              property managers will be in a financial condition
                              to fulfill their management responsibilities
                              throughout the terms of their respective
                              management agreements.

YOU SHOULD CONSIDER THE
  NUMBER OF MORTGAGE
  LOANS IN THE POOL ........  Assuming pools of equal aggregate unpaid principal balances, the concentration of default,
                              foreclosure and loss in a trust fund containing
                              fewer mortgage loans will generally be higher than
                              that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED AND
  YOUR SOURCE FOR
  REPAYMENTS IS LIMITED ....  Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans
                              will be entities created to own or purchase the
                              related commercial property. The borrowers are set
                              up this way, in significant part, to isolate the
                              property from the debts and liabilities of the
                              person creating the entity. In most cases, the
                              loan will represent a nonrecourse obligation of
                              the related borrower secured by the lien of the
                              related mortgage and the related lease
                              assignments. Even if the loan is recourse, the
                              borrower generally will not have any significant
                              assets other than the property or properties and
                              the related leases, which will be pledged to the
                              trustee. Therefore, payments on the loans and, in
                              turn, payments of principal and interest on your
                              certificates, will depend primarily or solely on
                              rental payments by the lessees. Those rental
                              payments will, in turn, depend on continued
                              occupancy by, or the creditworthiness of, those
                              lessees. Both continued occupancy and
                              creditworthiness may be adversely affected by a
                              general economic downturn or an adverse change in
                              the lessees' financial conditions.

                                     - 18 -

BORROWER MAY BE UNABLE TO
  REPAY THE REMAINING
  PRINCIPAL BALANCE ON ITS
  MATURITY DATE WHICH WOULD
  ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Some of the mortgage loans may not be fully amortizing over their terms to maturity and will
                              require substantial principal payments--i.e.,
                              balloon payments--at their stated maturity.
                              Mortgage loans with balloon payments involve a
                              greater degree of risk because a borrower's
                              ability to make a balloon payment typically will
                              depend upon its ability either to timely refinance
                              the loan or to timely sell the mortgaged property.
                              However, refinancing a loan or selling the
                              property will be affected by a number of factors,
                              including:

                              o   interest rates;

                              o   the borrower's equity in the property;

                              o   the financial condition and operating history
                                  of the borrower and the property;

                              o   tax laws;

                              o   renewability of operating licenses;

                              o   prevailing economic conditions and the
                                  availability of credit for commercial and
                                  multifamily properties;

                              o   with respect to certain multifamily properties
                                  and mobile home parks, rent control laws; and

                              o   with respect to hospitals, nursing homes and
                                  convalescent homes, reimbursement rates from
                                  private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
  LOSSES IF INSUFFICIENT
  FUNDS ARE AVAILABLE TO
  SATISFY ANY JUNIOR
  MORTGAGE LOANS ...........  If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by
                              junior mortgages. In the event of a liquidation,
                              satisfaction of a mortgage loan secured by a
                              junior mortgage will be subordinate to the
                              satisfaction of the related senior mortgage loan.
                              If the proceeds are insufficient to satisfy the
                              junior mortgage and the related senior mortgage,
                              the junior mortgage loan in the trust fund would
                              suffer a loss and the class of certificate you own
                              may bear that loss. Therefore, any risks of
                              deficiencies associated with first mortgage loans
                              will be even greater in the case of junior
                              mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special
                              servicer will be permitted, within prescribed
                              parameters, to extend and modify whole loans that
                              are in default or as to which a payment default is
                              imminent. Any ability to extend or modify may
                              apply, in particular, to whole loans with balloon
                              payments. In addition, a master servicer, a sub
                              servicer or a special servicer may receive a
                              workout fee based on receipts from, or proceeds
                              of, those whole loans. While any entity granting
                              this type of extension or

                                     - 19 -

                              modification generally will be required to
                              determine that the extension or modification is
                              reasonably likely to produce a greater recovery on
                              a present value basis than liquidation, there is
                              no assurance this will be the case. Additionally,
                              if the related prospectus supplement so specifies,
                              some of the mortgage loans included in the
                              mortgage pool may have been subject to workouts or
                              similar arrangements following prior periods of
                              delinquency and default.

TENANT BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely
                              affect the income produced by a mortgaged
                              property. Under the Bankruptcy Code, a tenant has
                              the option of assuming or rejecting any unexpired
                              lease. If the tenant rejects the lease, the
                              landlord's claim would be a general unsecured
                              claim against the tenant, absent collateral
                              securing the claim. The claim would be limited to
                              the unpaid rent reserved for the periods prior to
                              the bankruptcy petition or the earlier surrender
                              of the leased premises, which are unrelated to the
                              rejection, plus the greater of one year's rent or
                              15% of the remaining rent reserved under the
                              lease, but not more than three years' rent to
                              cover any rejection related claims.

BORROWER BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower
                              will stay the sale of the real property owned by
                              that borrower, as well as the commencement or
                              continuation of a foreclosure action. In addition,
                              if a court determines that the value of the
                              mortgaged property is less than the principal
                              balance of the mortgage loan it secures, the court
                              may prevent a lender from foreclosing on the
                              mortgaged property, subject to certain protections
                              available to the lender. As part of a
                              restructuring plan, a court also may reduce the
                              amount of secured indebtedness to the then-value
                              of the mortgaged property. Such an action would
                              make the lender a general unsecured creditor for
                              the difference between the then-value and the
                              amount of its outstanding mortgage indebtedness. A
                              bankruptcy court also may:

                              o   grant a debtor a reasonable time to cure a
                                  payment default on a mortgage loan;

                              o   reduce monthly payments due under a mortgage
                                  loan;

                              o   change the rate of interest due on a mortgage
                                  loan; or

                              o   otherwise alter the mortgage loan's repayment
                                  schedule.

                              Moreover, the filing of a petition in bankruptcy
                              by, or on behalf of, a junior lienholder may stay
                              the senior lienholder from taking action to
                              foreclose on the mortgaged property in a manner
                              that would substantially diminish the position of
                              the junior lien. Additionally, the borrower's
                              trustee or the borrower, as debtor-in-possession,
                              has certain special powers to avoid, subordinate
                              or disallow debts. In certain circumstances, the
                              claims of the trustee may be subordinated to
                              financing obtained by a debtor-in-possession
                              subsequent to its bankruptcy.

                                     - 20 -

                              Under the Bankruptcy Code, the lender will be
                              stayed from enforcing a borrower's assignment of
                              rents and leases. The Bankruptcy Code also may
                              interfere with the lender's ability to enforce
                              lockbox requirements. The legal proceedings
                              necessary to resolve these issues can be time
                              consuming and may significantly delay the receipt
                              of rents. Rents also may escape an assignment to
                              the extent they are used by the borrower to
                              maintain the mortgaged property or for other court
                              authorized expenses.

                              As a result of the foregoing, the lender's
                              recovery with respect to borrowers in bankruptcy
                              proceedings may be significantly delayed, and the
                              aggregate amount ultimately collected may be
                              substantially less than the amount owed.

SOPHISTICATION OF THE
  BORROWER MAY ADVERSELY
  AFFECT PAYMENT ON YOUR
  CERTIFICATES .............  In general, the mortgage loans will be made to partnerships, corporations or other entities
                              rather than individuals. This may entail greater
                              risks of loss from delinquency and foreclosure
                              than do single family mortgage loans. In addition,
                              the borrowers under commercial mortgage loans may
                              be more sophisticated than the average single
                              family home borrower. This may increase the
                              likelihood of protracted litigation or the
                              likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH
  COULD ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Although the prospectus supplement for a series of certificates will describe the credit support for
                              the related trust fund, the credit support will be
                              limited in amount and coverage and may not cover
                              all potential losses or risks. Use of credit
                              support will be subject to the conditions and
                              limitations described in the prospectus and in the
                              related prospectus supplement. Moreover, any
                              applicable credit support may not cover all
                              potential losses or risks. For example, credit
                              support may not cover fraud or negligence by a
                              mortgage loan originator or other parties.

                              A series of certificates may include one or more
                              classes of subordinate certificates, which may
                              include certificates being offered to you.
                              Although subordination is intended to reduce the
                              senior certificateholders' risk of delinquent
                              distributions or ultimate losses, the amount of
                              subordination will be limited and may decline
                              under certain circumstances. In addition, if
                              principal payments are made in a specified order
                              of priority, and limits exist with respect to the
                              aggregate amount of claims under any related
                              credit support, the credit support may be
                              exhausted before the principal of the certificate
                              classes with lower priority has been repaid.
                              Significant losses and shortfalls on the assets
                              consequently may fall primarily upon classes of
                              certificates having a lower payment priority.

                              The amount of any credit support supporting one or
                              more classes of certificates being offered to you,
                              including the subordination of one or more classes
                              will be determined on the basis of criteria
                              established by each pertinent rating agency. Those
                              criteria will be based on an assumed level of
                              defaults, delinquencies, other losses or other
                              factors. However, the loss experience on the
                              related mortgage loans or mortgage backed
                              securities may exceed the assumed levels. See
                              "Description of Credit Support."

                                     - 21 -

                              Regardless of the form of any credit enhancement,
                              the amount of coverage will be limited and, in
                              most cases, will be subject to periodic reduction,
                              in accordance with a schedule or formula. The
                              master servicer generally will be permitted to
                              reduce, terminate or substitute all or a portion
                              of the credit enhancement for any series of
                              certificates, if the applicable rating agency
                              indicates that the then current ratings will not
                              be adversely affected. A rating agency may lower
                              the ratings of any series of certificates if the
                              obligations of any credit support provider are
                              downgraded. The ratings also may be lowered if
                              losses on the related mortgage loans or MBS
                              substantially exceed the level contemplated by the
                              rating agency at the time of its initial rating
                              analysis. Neither Morgan Stanley Capital I Inc.,
                              the master servicer nor any of their affiliates
                              will have any obligation to replace or supplement
                              any credit enhancement, or to take any other
                              action to maintain any ratings of any series of
                              certificates.

INVESTORS IN SUBORDINATE
  CLASSES OF CERTIFICATES
  MAY BE SUBJECT TO DELAYS
  IN PAYMENT AND MAY NOT
  RECOVER THEIR INITIAL
  INVESTMENTS ..............  To the extent described in this prospectus, the subordinate certificateholders' rights to receive
                              distributions with respect to the assets to which
                              they would otherwise be entitled will be
                              subordinate to the rights of the senior
                              certificateholders and of the master servicer, if
                              the master servicer is paid its servicing fee,
                              including any unpaid servicing fees with respect
                              to one or more prior periods, and is reimbursed
                              for certain unreimbursed advances and unreimbursed
                              liquidation expenses. As a result, investors in
                              subordinate certificates must be prepared to bear
                              the risk that they may be subject to delays in
                              payment and may not recover their initial
                              investments.

                              The yields on the subordinate certificates may be
                              extremely sensitive to the loss experience of the
                              assets and the timing of any losses. If the actual
                              rate and amount of losses experienced by the
                              assets exceed the rate and amount assumed by an
                              investor, the yields to maturity on the
                              subordinate certificates may be lower than
                              anticipated.

DIFFICULTIES IN ENFORCEMENT
  OF LOAN PROVISIONS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the
                              maturity of the mortgage loan if the borrower
                              sells, transfers or conveys the related mortgaged
                              property or its interest in the mortgaged property
                              and debt-acceleration clauses, which permit a
                              lender to accelerate the loan upon a monetary or
                              non-monetary default by the borrower. These
                              clauses are generally enforceable. The courts of
                              all states will enforce clauses providing for
                              acceleration in the event of a material payment
                              default. The equity courts, however, may refuse to
                              enforce these clauses if acceleration of the
                              indebtedness would be inequitable, unjust or
                              unconscionable.

                              If the related prospectus supplement so specifies,
                              the mortgage loans will be secured by an
                              assignment of leases and rents. Pursuant to those
                              assignments, the borrower typically assigns its
                              right, title and interest as landlord under the
                              leases on the related mortgaged property and the
                              income derived from the leases to the lender as
                              further security for the

                                     - 22 -

                              related mortgage loan, while retaining a license
                              to collect rents as long as there is no default.
                              If the borrower defaults, the license terminates
                              and the lender is entitled to collect rents. These
                              assignments are typically not perfected as
                              security interests prior to actual possession of
                              the cash flows. Some state laws may require that
                              the lender take possession of the mortgaged
                              property and obtain judicial appointment of a
                              receiver before becoming entitled to collect the
                              rents. In addition, if bankruptcy or similar
                              proceedings are commenced by or in respect of the
                              borrower, the lender's ability to collect the
                              rents may be adversely affected. See "Legal
                              Aspects of the Mortgage Loans and the
                              Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
  MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Real property pledged as security for a mortgage loan may be subject to environmental risks. Under
                              federal law and the laws of certain states,
                              contamination of a property may give rise to a
                              lien on the property to assure the costs of
                              cleanup. In several states, this type of lien has
                              priority over the lien of an existing mortgage
                              against the property. Moreover, the presence of
                              hazardous or toxic substances, or the failure to
                              remediate the property, may adversely affect the
                              owner or operator's ability to borrow using the
                              property as collateral. In addition, under the
                              laws of some states and under CERCLA and other
                              federal law, a lender may become liable, as an
                              "owner operator," for costs of addressing releases
                              or threatened releases of hazardous substances
                              that require remedy at a property, if agents or
                              employees of the lender have become sufficiently
                              involved in the management or operations of the
                              borrower. Liability may be imposed even if the
                              environmental damage or threat was caused by a
                              prior owner.

                              Under certain circumstances, a lender also risks
                              this type of liability on foreclosure of the
                              mortgage. Unless the related prospectus supplement
                              specifies otherwise, neither the master servicer,
                              the sub-servicer nor the special servicer may
                              acquire title to a mortgaged property or take over
                              its operation unless the master servicer has
                              previously determined, based upon a report
                              prepared by a person who regularly conducts
                              environmental audits, that:

                              o   the mortgaged property is in compliance with
                                  applicable environmental laws, and there are
                                  no circumstances present at the mortgaged
                                  property for which investigation, testing,
                                  monitoring, containment, clean-up or
                                  remediation could be required under any
                                  federal, state or local law or regulation; or

                              o   if the mortgaged property is not in compliance
                                  with applicable environmental laws or
                                  circumstances requiring any of the foregoing
                                  actions are present, that it would be in the
                                  best economic interest of the trust fund to
                                  acquire title to the mortgaged property and
                                  take the actions as would be necessary and
                                  appropriate to effect compliance or respond to
                                  those circumstances.

                              See "Legal Aspects of the Mortgage Loans and
                              Leases--Environmental Legislation."

                                     - 23 -

IF YOU ARE SUBJECT TO ERISA,
  YOU MAY NOT BE ELIGIBLE
  TO PURCHASE
  CERTIFICATES .............  Generally, ERISA applies to investments made by employee benefit plans and transactions involving
                              the assets of those plans. Due to the complexity
                              of regulations governing those plans, prospective
                              investors that are subject to ERISA are urged to
                              consult their own counsel regarding consequences
                              under ERISA of acquisition, ownership and
                              disposition of the offered certificates of any
                              series.

THE INCOME TAX
  CONSIDERATIONS SHOULD
  IMPACT YOUR DECISION TO
  PURCHASE A REMIC RESIDUAL
  CERTIFICATE ..............  Except as provided in the prospectus supplement,
                              REMIC residual certificates are anticipated to
                              have "phantom income" associated with them. That
                              is, taxable income is anticipated to be allocated
                              to the REMIC residual certificates in the early
                              years of the existence of the related REMIC--even
                              if the REMIC residual certificates receive no
                              distributions from the related REMIC--with a
                              corresponding amount of losses allocated to the
                              REMIC residual certificates in later years.
                              Accordingly, the present value of the tax
                              detriments associated with the REMIC residual
                              certificates may significantly exceed the present
                              value of the tax benefits related thereto, and the
                              REMIC residual certificates may have a negative
                              "value."

                              Moreover, the REMIC residual certificates will, in
                              effect, be allocated an amount of gross income
                              equal to the non-interest expenses of the REMIC,
                              but those expenses will be deductible only as
                              itemized deductions, and will be subject to all
                              the limitations applicable to itemized deductions,
                              by holders of REMIC residual certificates that are
                              individuals. Accordingly, investment in the REMIC
                              residual certificates generally will not be
                              suitable for individuals or for certain
                              pass-through entities, such as partnerships or S
                              corporations, that have individuals as partners or
                              shareholders. In addition, REMIC residual
                              certificates are subject to restrictions on
                              transfer. Finally, prospective purchasers of a
                              REMIC residual certificate should be aware that
                              Treasury Department regulations do not permit
                              certain REMIC residual interests to be marked to
                              market.

REQUIRED CONSENT IN
  CONNECTION WITH SERVICING
  THE PROPERTIES MAY EFFECT
  THE TIMING OF PAYMENTS ON
  YOUR CERTIFICATES ........  Under certain circumstances, the consent or approval of the holders of a specified percentage
                              of the aggregate principal balance of all
                              outstanding certificates of a series or a similar
                              means of allocating decision-making will be
                              required to direct certain actions. The actions
                              may include directing the special servicer or the
                              master servicer regarding measures to be taken
                              with respect to some of the mortgage loans and
                              real estate owned properties and amending the
                              relevant pooling agreement or trust agreement. The
                              consent or approval of these holders will be
                              sufficient to bind all certificateholders of the
                              relevant series. See "Description of the
                              Agreements--Events of Default," "--Rights Upon
                              Event of Default," and "--Amendment."

                                     - 24 -

LITIGATION ARISING OUT OF
  ORDINARY BUSINESS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  There may be pending or threatened legal proceedings against the borrowers and managers of
                              the mortgaged properties and their respective
                              affiliates arising out of the ordinary business of
                              the borrowers, managers and affiliates. This
                              litigation could cause a delay in the payment on
                              your certificates. Therefore, we cannot assure you
                              that this type of litigation would not have a
                              material adverse effect on your certificates.

COMPLIANCE WITH THE
  AMERICANS WITH
  DISABILITIES ACT OF 1990
  MAY BE EXPENSIVE AND MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet
                              federal requirements related to access and use by
                              disabled persons. Borrowers may incur costs
                              complying with the Americans with Disabilities Act
                              of 1990. In addition, noncompliance could result
                              in the imposition of fines by the federal
                              government or an award of damages to private
                              litigants. These costs of complying with the
                              Americans with Disabilities Act of 1990 and the
                              possible imposition of fines for noncompliance
                              would result in additional expenses on the
                              mortgaged properties, which could have an adverse
                              effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-
  ENTRY, YOU WILL NOT BE
  RECOGNIZED AS A
  CERTIFICATEHOLDER BY THE
  TRUSTEE ..................  If the prospectus supplement so provides, one or more classes of the certificates offered to you
                              will be initially represented by one or more
                              certificates for each class registered in the name
                              of Cede & Co., the nominee for the Depository
                              Trust Company. If you purchase this type of
                              certificate:

                              o   your certificate will not be registered in
                                  your name or the name of your nominee;

                              o   you will not be recognized by the trustee as a
                                  certificateholder; and

                              o   you will be able to exercise your right as a
                                  certificateholder only through the Depository
                                  Trust Company and its participating
                                  organizations.

                              You will be recognized as a certificateholder only
                              if and when definitive certificates are issued.
                              See "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates."

                           _________________________

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                     - 25 -

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o     multifamily mortgage loans, commercial mortgage loans or both;

          o     mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o     direct obligations of the United States, agencies of the United
                States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
                non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing
                securities from which the right to payment of principal has been removed; or

          o     a combination of mortgage loans, mortgage backed securities and government securities.

      Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

      The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o     Multifamily Properties which are residential properties
                consisting of five or more rental or cooperatively owned
                dwelling units in high-rise, mid-rise or garden apartment
                buildings; or

          o     Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
                hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
                self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                     - 26 -

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                     - 27 -

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

      As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

      The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                     - 28 -

      The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values for income-producing properties may be based on:

          o     the recent resale value of comparable properties at the date of the appraisal;

          o     the cost of replacing the property;

          o     a projection of value based upon the property's projected net cash flow; or

          o     a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges for the following reasons:

          o     it is often difficult to find truly comparable properties that have recently been sold;

          o     the replacement cost of a property may have little to do with its current market value;

          o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
                capitalization rate;

          o     more than one of the appraisal methods may be used and each may produce significantly different results; and

          o     if a high Loan-to-Value Ratio accompanies a high Debt Service
                Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o     the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                     - 29 -

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
                mortgage loans, unless the related prospectus supplement
                provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o     the type of property securing the mortgage loans, e.g.,
                multifamily property or commercial property and the type of property in each category;

          o     the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o     the earliest and latest origination date and maturity date of the mortgage loans;

          o     the weighted average, by principal balance, of the Loan-to-Value
                Ratios at origination of the mortgage loans;

          o     the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o     the state or states in which most of the mortgaged properties are located;

          o     information with respect to the prepayment provisions, if any, of the mortgage loans;

          o     the weighted average Retained Interest, if any;

          o     with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment
                adjustments;

          o     the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o     information regarding the payment characteristics of the
                mortgage loans, including without limitation balloon payment and other amortization provisions.

                                     - 30 -

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Generally, the mortgage loans will:

          o     have individual principal balances at origination of not less than $25,000;

          o     have original terms to maturity of not more than 40 years; and

          o     provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus
                supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                     - 31 -

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o     the original and remaining term to stated maturity of the MBS, if applicable;

          o     whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o     the pass-through or bond rate of the MBS or formula for
                determining the rates, if any;

          o     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and
                subordination features;

          o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o     characteristics of the credit support, if any, such as
                subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
                Loans, the Underlying MBS or directly to the MBS;

          o     the terms on which the MBS or the related Underlying Mortgage
                Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o     the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o     the servicing fees payable under the MBS Agreement;

          o     the type of information in respect of the Underlying Mortgage
                Loans described under "--Mortgage Loans--Mortgage Loan
                Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o     the characteristics of any cash flow agreements that are
                included as part of the trust fund evidenced or secured by the
                MBS;

          o     whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
                Participants Trust Company;

          o     the market price of the MBS and the basis on which the market price was determined; and

          o     if the issuer of the MBS is required to file reports under the
                Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                     - 32 -

paragraph  and, in  particular,  will  disclose the  Underlying  Mortgage  Loans appropriately in light of the percentage of the aggregate  principal  balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o     the original and remaining terms to stated maturity of the government securities;

          o     whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o     the interest rates of the government securities or the formula to determine the rates, if any;

          o     the applicable payment provisions for the government securities;
                and

          o     to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                     - 33 -

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.

See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o     the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o     the effect, if any, of the prepayment of any mortgage loan or
                MBS on the pass-through rate of one or more classes of
                certificates; and

          o     whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                     - 34 -

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o     will correspond to the rate of principal payments on the assets in the related trust fund;

          o     is likely to be affected by the existence of Lockout Periods and
                Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o     is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
                Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                     - 35 -

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                     - 36 -

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

      A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

      It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                     - 37 -

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                           TOTAL MSMC LOANS
                                                    TOTAL MSMC LOANS       SECURITIZED WITH
 YEAR (APPROXIMATE AMTS                             SECURITIZED WITH        NON-AFFILIATED      TOTAL MSMC LOANS
    IN BILLIONS-$'S)        TOTAL MSMC LOANS*     AFFILIATED DEPOSITOR        DEPOSITOR           SECURITIZED
------------------------   -------------------   ----------------------   ------------------   ------------------

          2006                    16.9                    8.9                    1.9                  10.7
          2005                    12.9                    8.2                    1.5                   9.6
          2004                     7.7                    5.1                    1.3                   6.4
          2003                     6.4                    3.5                    1.3                   4.8

*     MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
      MSMC Loans Securitized includes loans in both public and private securitizations.

      MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                     - 38 -

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                     - 39 -

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                     - 40 -

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o     provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes of
                certificates in respect of distributions on the certificates;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o     provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o     provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
                Certificate component and a Stripped Interest Certificate
                component; or

          o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

      Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                     - 41 -

      If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

      Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.    the total amount of all cash on deposit in the related
                Certificate Account as of the corresponding Determination Date, exclusive of:

                o     all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                o     unless the related prospectus supplement provides
                      otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums,
                      Liquidation Proceeds, Insurance Proceeds and other
                      unscheduled recoveries received subsequent to the related
                      Due Period; and

                o     all amounts in the Certificate Account that are due or
                      reimbursable to Morgan Stanley Capital I Inc., the
                      trustee, an asset seller, a subservicer, a special
                      servicer, the master servicer or any other entity as
                      specified in the related prospectus supplement or that are payable in respect of certain expenses of the related
                      trust fund;

                                     - 42 -

          2.    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
                Account, including any net amounts paid under any Cash Flow
                Agreements;

          3.    all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.    if and to the extent the related prospectus supplement so
                provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          5.    if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
                Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

      In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                     - 43 -

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                     - 44 -

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

      With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                     - 45 -

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

      Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)   the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2)   the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of the distribution allocable to

            o   prepayment premiums and

            o   payments on account of Equity Participations;

      (4)   the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5)   the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6)   the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7)   the number and aggregate principal balance of Whole Loans in respect of which:

            o   one scheduled payment is delinquent,

            o   two scheduled payments are delinquent,

            o   three or more scheduled payments are delinquent and

            o   foreclosure proceedings have been commenced;

      (8)   with respect to each Whole Loan that is delinquent two or more months:

            o   the loan number thereof,

            o   the unpaid balance thereof,

            o   whether the delinquency is in respect of any balloon payment,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                     - 46 -

            o   if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o   whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o   whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o   if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9)   with respect to any Whole Loan liquidated during the related Due
            Period other than by payment in full:

            o   the loan number thereof,

            o   the manner in which it was liquidated and

            o   the aggregate amount of liquidation proceeds received;

      (10)  with respect to any Whole Loan liquidated during the related Due
            Period,

            o   the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o   the amount of any loss to certificateholders;

      (11)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o   the loan number of the related mortgage loan and

            o   the date of acquisition;

      (12)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o   the book value,

            o   the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o   the loan number of the related mortgage loan,

            o   the aggregate amount of sale proceeds,

            o   the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                Property or the related mortgage loan and

            o   the amount of any loss to certificateholders in respect of the related mortgage loan;

                                     - 47 -

      (14)  the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
            Distribution Date, separately identifying any reduction in the
            Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15)  the aggregate amount of principal prepayments made during the related Due Period;

      (16)  the amount deposited in the reserve fund, if any, on the
            Distribution Date;

      (17)  the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18)  the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
            Date;

      (19)  in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20)  in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
            Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21)  as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:

            o   default interest,

            o   late charges and

            o   assumption and modification fees collected during the related
                Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                     - 48 -

TERMINATION

      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o     the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
                foreclosure of any Whole Loan subject thereto and

          o     the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                     - 49 -

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o     Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a
                qualified successor, or

          o     Morgan Stanley Capital I Inc., at its option, elects to
                terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o     A Pooling Agreement will be used where the trust fund includes
                Whole Loans. The parties to a Pooling Agreement will be Morgan
                Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
                Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be
                appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and
                obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any
                servicer servicing Whole Loans directly.

          o     A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
                Morgan Stanley Capital I Inc. and a trustee. A manager or
                administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                     - 50 -

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o     in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o     in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
                MBS trustee, the pass-through or bond rate or formula for
                determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                     - 51 -

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o     the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
                Agreement;

          o     the existence of title insurance insuring the lien priority of the Whole Loan;

          o     the authority of the Warrantying Party to sell the Whole Loan;

          o     the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o     the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o     the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                     - 52 -

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying
Party of any breach of any representation or warranty made by it in respect of a
Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying
Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o     the Warrantying Party will be obligated to repurchase the Whole
                Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
                Purchase Price; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
                accordance with the standards described in the related
                prospectus supplement; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o     the accuracy of the information set forth therefor on the
                schedule of assets appearing as an exhibit to the related
                Agreement and

          o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                     - 53 -

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o     an account or accounts the deposits in which are insured by the
                Bank Insurance Fund or the Savings Association Insurance Fund of
                the FDIC, to the limits established by the FDIC, and the
                uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
                Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
                creditors of the institution with which the Certificate Account is maintained or

          o     otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

      Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      (1)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      (2)   all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation
            Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (3)   any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      (4)   any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies";

      (5)   any amounts representing prepayment premiums;

                                     - 54 -

      (6)   any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
            Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
            "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
            "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
            Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
            Interest; Servicing Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

      (10)  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      (12)  any other amounts required to be deposited in the Certificate
            Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

      Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each Distribution
            Date;

      (2)   to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
            Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole
            Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole
            Loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to
            Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation
            Proceeds and Insurance Proceeds collected on the particular Whole
            Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of
            Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
            Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
            Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                     - 55 -

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6)   to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
            "--Matters Regarding a Master Servicer and the Depositor";

      (8)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10)  unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12)  to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (14)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets;
            Repurchase" and "--Representations and Warranties; Repurchases" or
            otherwise;

      (18)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19)  to clear and terminate the Certificate Account at the termination of the trust fund.

                                     - 56 -

OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o     maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
                interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o     maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o     processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
                Due-on-Sale clause; attempting to cure delinquencies;

          o     inspecting and managing mortgaged properties under certain circumstances; and

          o     maintaining accounting records relating to the Whole Loans.
                Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
                responsible for filing and settling claims in respect of
                particular Whole Loans under any applicable instrument of Credit
                Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o     affect the amount or timing of any scheduled payments of
                principal or interest on the Whole Loan or

          o     in its judgment, materially impair the security for the Whole
                Loan or reduce the likelihood of timely payment of amounts due thereon.

                                     - 57 -

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o     in its judgment, a material default on the Whole Loan has
                occurred or a payment default is imminent and

          o     in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o     monitor any Whole Loan which is in default,

          o     contact the borrower concerning the default,

          o     evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o     initiate corrective action in cooperation with the borrower if cure is likely,

          o     inspect the mortgaged property, and

          o     take any other actions as are consistent with the Servicing
                Standard.

                                     - 58 -

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

      If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o     institute foreclosure proceedings,

          o     exercise any power of sale contained in any mortgage,

          o     obtain a deed in lieu of foreclosure, or

          o     otherwise acquire title to a mortgaged property securing the
                Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     if the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                     - 59 -

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o     the Internal Revenue Service grants an extension of time to sell the property or

          o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
                subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o     solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o     accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o     that the restoration will increase the proceeds to
                certificateholders on liquidation of the Whole Loan after
                reimbursement of the special servicer for its expenses and

          o     that the expenses will be recoverable by it from related
                Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                     - 60 -

      If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o     the replacement cost of the improvements less physical
                depreciation and

          o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                     - 61 -

time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                     - 62 -

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

                                     - 63 -

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

      The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o     specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
                prosecution of an enforcement action in respect of any specific
                Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
                Agreement;

          o     incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o     incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                     - 64 -

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1)   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2)   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
            Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
            Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3)   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I
            Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
            25% of the Voting Rights; and

      (4)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

      With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                     - 65 -

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o     exercise any of the powers vested in it by any Agreement;

          o     make any investigation of matters arising under any Agreement;
                or

          o     institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

      Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2)   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      (3)   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                     - 66 -

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

      (1)   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2)   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3)   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                     - 67 -

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

      If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under the Credit Support;

      (2)   any conditions to payment thereunder not otherwise described in this prospectus;

                                     - 68 -

      (3)   the conditions, if any, under which the amount of coverage under the
            Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

      (4)   the material provisions relating to the Credit Support; and

      (5)   information regarding the obligor under any instrument of Credit
            Support, including:

            o   a brief description of its principal business activities;

            o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o   its total assets, and its stockholders' or policyholders'
                surplus, if applicable, as of the date specified in the
                prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                     - 69 -

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                     - 70 -

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o     purport to be complete;

          o     purport to reflect the laws of any particular state; or

          o     purport to encompass the laws of all states in which the
                security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o     a borrower--the borrower and usually the owner of the subject property, and

          o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among

          o     a trustor--the equivalent of a mortgagor or borrower,

          o     a trustee to whom the mortgaged property is conveyed, and

          o     a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                     - 71 -

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o     a tenant's interest in a lease of land or improvements, or both,
                and

          o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o     the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o     the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                     - 72 -

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law --
of the filing of bankruptcy.

                                     - 73 -

   NON JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                     - 74 -

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o     the Internal Revenue Service grants an REO Extension, or

          o     It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third
                calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                     - 75 -

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

      The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                     - 76 -

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

      (1)   the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3)   if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4)   the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5)   the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6)   a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

      (7)   A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

      Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                     - 77 -

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o     assume the lease and retain it or assign it to a third party or

          o     reject the lease.

      If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                     - 78 -

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o     at the time there was at least one other general partner and the written provisions of the limited partnership permit the
                business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o     The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o     to receive rents, hazard insurance and condemnation proceeds,
                and

                                     - 79 -

          o     To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
                extinguish the junior lender's or junior beneficiary's lien.
                However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                     - 80 -

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o     a diminution in value of property securing any mortgage loan;

          o     limitation on the ability to foreclose against the property; or

          o     in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
                mortgaged property.

      Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                     - 81 -

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     If the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                     - 82 -

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

      Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o     the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o     the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
                Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

      In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o     the borrower may have difficulty servicing and repaying multiple loans;

                                     - 83 -

          o     if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o     if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o     the bankruptcy of a junior lender may operate to stay
                foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

      It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                     - 84 -

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o     for the interest rate, discount points and charges as are
                permitted in that state, or

          o     that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate,
                discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                     - 85 -

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin LLP or Cadwalader, Wickersham & Taft
LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited

                                     - 86 -

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

          o     certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o     certificates held by a real estate investment trust will
                constitute "real estate assets" within the meaning of Code
                Section 856(c)(5)(B); and

          o     interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
                856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o     "real estate assets" within the meaning of Code Section
                856(c)(5)(B);

          o     "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

          o     whether the income on the certificates is interest described in
                Code Section 856(c)(3)(B).

                                     - 87 -

      A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                     - 88 -

 Regular Certificates should consult their own tax
advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                     - 89 -

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o     adding (1) the present value at the end of the accrual period --
                determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                Assumption and (2) any payments included in the stated
                redemption price at maturity received during such accrual
                period, and

          o     subtracting from that total the adjusted issue price of the
                REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1)       the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
                REMIC Regular Certificateholder, who purchased the REMIC Regular
                Certificate at its issue price, less

      (2)       any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
                beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which
OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                     - 90 -

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o     the interest is unconditionally payable at least annually;

          o     the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o     interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
                "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                     - 91 -

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the period.

      For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                     - 92 -

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o     the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in
                Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate

                                     - 93 -

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                     - 94 -

      Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

      o     is not a "10-percent shareholder" within the meaning of Code Section
871(h)(3)(B) or, or a controlled foreign corporation described in Code Section
881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

      o     provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

      The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

      Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                     - 95 -

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, identifying
                information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o     the broker determines that the seller is an exempt recipient, or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                     - 96 -

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o     the income from the mortgage loans or MBS and the REMIC's other assets and

          o     the deductions allowed to the REMIC for interest and OID on the
                REMIC Regular Certificates and, except as described above under
                "--Taxation of Owners of REMIC Regular
                Certificates--Non-interest Expenses of the REMIC," other
                expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o     all bad loans will be deductible as business bad debts; and

          o     the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                     - 97 -

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                     - 98 -

      Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o     would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as
                ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o     is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o     3% of the excess of the individual's adjusted gross income over the applicable amount or

          o     80% of the amount of itemized deductions otherwise allowable for the taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o     may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
                Certificateholder;

          o     will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
                Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                     - 99 -

          o     is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
                Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                     - 100 -

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o     the disposition of a mortgage loan or MBS,

          o     the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

          o     the receipt of compensation for services, or

          o     gain from the disposition of an asset purchased with the
                payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o     a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o     Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

      such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     - 101 -

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                     - 102 -

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)   the United States, any State, possession or political
                subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)   any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                organization is subject to the tax on "unrelated business
                taxable income"; and

          (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o     a regulated investment company, real estate investment trust or common trust fund;

          o     a partnership, trust or estate; and

          o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     - 103 -

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o     an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the
                REMIC Residual Certificate as a nominee or agent for a
                disqualified organization, and

          o     a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
                Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o     the present value of the expected future distributions on the
                REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)   the transferor conducted, at the time of the transfer, a
                reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

          (2)   the transferee represents to the transferor that (i) it
                understands that, as the holder of the Noneconomic REMIC
                Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual
                Certificate to be attributable to a foreign permanent
                establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)   the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                (i)   the present value of the anticipated tax liabilities
                      associated with holding the Noneconomic REMIC Residual
                      Certificate does not exceed the sum of:

                      o     the present value of any consideration given to the
                            transferee to acquire the Noneconomic REMIC Residual
                            Certificate,

                      o     the present value of the expected future
                            distributions on the Noneconomic REMIC Residual
                            Certificate and

                                     - 104 -

                      o     the present value of the anticipated tax savings
                            associated with holding the Noneconomic REMIC
                            Residual Certificate as the REMIC generates losses.
                            For purposes of the computations under this "minimum
                            transfer price" alternative, the transferee is
                            assumed to pay tax at the highest rate of tax
                            specified in section 11(b)(1) of the Internal
                            Revenue Code (currently 35%) or, in certain
                            circumstances, the alternative minimum tax rate.
                            Further, present values generally are computed using
                            a discount rate equal to the short-term Federal rate
                            set forth in Section 1274(d) of the Internal Revenue
                            Code for the month of such transfer and the
                            compounding period used by the transferee; or

                (ii)  (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial
                      reporting purposes exceed $100 million and its net assets
                      for financial reporting purposes exceed $10 million, (b)
                      the transferee is an eligible corporation (as defined in
                      Treasury regulation Section 1.860E-1(c)(6)(i)) that makes
                      a written agreement that any subsequent transfer of the
                      interest will be to another eligible corporation in a
                      transaction which will also satisfy clauses (1) and (2)
                      above and this clause (3)(ii) and (c) the facts and
                      circumstances known to the transferor on or before the
                      date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be
                      paid. For purposes of clause (3)(ii)(c), if the amount of
                      consideration paid in respect of the residual interest is
                      so low that under any set of reasonable assumptions a
                      reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                      the transferor is deemed to know that the transferee
                      cannot or will not pay the taxes associated with the
                      residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                     - 105 -

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.        SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o     3% of the excess of adjusted gross income over the applicable amount and

          o     80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                     - 106 -

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o     A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
                representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential
                property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o     a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the
                mortgage loans or MBS will be considered "interest on
                obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust
                certificate are of a type described in that Code section; and

          o     A grantor trust certificate owned by a REMIC will represent
                "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                     - 107 -

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o     the total remaining market discount and

          o     A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o     the total remaining market discount and

                                     - 108 -

          o     A fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.        MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     - 109 -

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o     the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
                certificate was stripped or

          o     No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     - 110 -

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.    Grantor Trust Certificates Representing Interests in Loans Other
                Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o     adding (1) the present value at the end of the accrual
                period--determined by using as a discount factor the original yield to maturity of the respective component under the
                Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
                (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                    - 111 -

          o     subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.    Grantor Trust Certificates Representing Interests in Adjustable
                Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.        SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     - 112 -

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o     the holder entered the contract to sell the grantor trust
                certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o     the grantor trust certificate is part of a straddle;

          o     the grantor trust certificate is marketed or sold as producing capital gain; or

          o     other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.        NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.        INFORMATION REPORTING AND BACKUP WITHHOLDING

      The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     - 113 -

      If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o     the broker determines that the seller is an exempt recipient or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     - 114 -

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90 24, Exemption Application --- No. D 8019, 55
Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos.
D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o     the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
                & Co. Incorporated or any of its affiliates is the sole
                underwriter or the manager or co manager of the underwriting syndicate; and

          o     the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
                satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1)   The acquisition of the certificates by an ERISA Plan is on terms --
            including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                     - 115 -

      (2)   The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors
            Service, Inc. and Standard & Poor's Ratings Services, a division of
            The McGraw-Hill Companies, Inc.;

      (3)   The trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
            the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (5)   The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

          o     the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o     certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's
                acquisition of the Securities; and

          o     certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
                Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o     the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o     the Plan is not a plan with respect to which any member of the
                Restricted Group is the "plan sponsor" as defined in Section
                3(16)(B) of ERISA;

          o     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o     an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o     immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                     - 116 -

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o     that the certificates constitute "securities" for purposes of the Exemption and

          o     that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     - 117 -

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities"
and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     - 118 -

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     - 119 -

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     - 120 -

                    INCORPORATION OF INFORMATION BY REFERENCE

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     - 121 -

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     - 122 -

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                     - 123 -

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

      "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o     any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital
                I Inc., or to the master servicer, Morgan Stanley Capital I Inc.
                and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

          o     any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
                adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
                Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;
                and

          o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a)   interest-bearing securities;

      (b)   non-interest-bearing securities;

      (c)   originally interest-bearing securities from which coupons
representing the right to payment of interest have been removed; or

      (d)   interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                                     - 124 -

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "IRS" means the Internal Revenue Service.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

      "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily Loans" means the loans relating to the Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                     - 125 -

      "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

      "Non-U.S.Person" means any person who is not a U.S. Person.

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

                                     - 126 -

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

A.        the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B.        applicable law; and

C.        the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

       "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                     - 127 -

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o     Mortgage Loans

          o     MBS

          o     direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
                interest-bearing securities, (b) non-interest-bearing
                securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o     a combination of mortgage loans, MBS and government securities.

      "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                     - 128 -

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

      (b) the lesser of

          o     the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o     the sales price for that property; or

      (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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                 MORGAN STANLEY CAPITAL I INC. SERIES 2007-IQ14